UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

TLGY Acquisition Corporation

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
TLGY ACQUISITION CORPORATION

AND

PROSPECTUS FOR UP TO 68,287,395 SHARES OF CLASS A COMMON STOCK AND
11,500,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK
OF
STABLECOINX INC.

The board of directors of TLGY Acquisition Corporation, a Cayman Islands exempted company (“TLGY”), has unanimously approved and determined to be in the best interests of TLGY and its shareholders the business combination among TLGY, StablecoinX Assets Inc., a Delaware corporation (“SC Assets”), StablecoinX Inc., a Delaware corporation, (“StablecoinX”), StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of StablecoinX (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of StablecoinX (“Company Merger Sub”), in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement, dated as of July 21, 2025 (as amended on January 21, 2026 and as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, (1) SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and (2) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”). As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”), TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company.

Prior to the SPAC Merger, TLGY will redeem the TLGY Class A Ordinary Shares (as defined below) issued as part of the TLGY Units (as defined below) (the “Public Shares”) properly tendered for redemption in connection with the Business Combination pursuant to the TLGY Organizational Documents (as defined below) (the “Redemption”). In addition, prior to the SPAC Merger, (1) each issued and outstanding unit of TLGY (the “TLGY Units”) will be separated into its component parts, and (2) pursuant to the TLGY Organizational Documents and the Sponsor Support Agreement (as defined below) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of TLGY (each a “TLGY Class B Ordinary Share”), will convert automatically, on a one-for-one basis, into one Class A ordinary share, par value $0.0001 per share, of TLGY (each, a “TLGY Class A Ordinary Share” and, together with the TLGY Class B Ordinary Shares, the “TLGY Ordinary Shares”). In connection with the SPAC Merger, (1) each issued and outstanding TLGY Class A Ordinary Share (that was not redeemed pursuant to the Redemption) will be exchanged, on a one-for-one basis, for one share of Class A common stock, par value $0.0001 per share, of StablecoinX (the “StablecoinX Class A Common Stock”), and (2) each issued and outstanding whole warrant representing the right to purchase one TLGY Class A Ordinary Share (each, a “TLGY Warrant”) will become a warrant to acquire one share of StablecoinX Class A Common Stock (each, a “StablecoinX Warrant”).

In connection with the Business Combination, the TLGY Insiders (as defined below) have agreed to exchange all of their TLGY founder shares (the “Founder Shares”) and private placement warrants (the “Private Placement Warrants”) for (1) 3% of the total issued and outstanding shares of StablecoinX Class A Common Stock following the Company Merger, and (2) an equal number of shares of StablecoinX Class B Common Stock (as defined herein) (collectively, the “Retained Shares” and such exchange, the “Sponsors Securities Exchange”). Upon the Closing, the only outstanding StablecoinX Warrants will be the publicly traded StablecoinX Warrants.

Following the SPAC Merger and in connection with the Company Merger, (1) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class A Common Stock”) will be exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, and (2) each issued and outstanding share of Class B common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class B Common Stock”) will be exchanged, on a one-for-one basis for (a) one share of StablecoinX Class A Common Stock and (b) one share of Class B common stock, par value $0.0001 per share, of StablecoinX (the “StablecoinX Class B Common Stock” and, together with the shares of StablecoinX Class A Common Stock, the “StablecoinX Common

Stock”). The shares of StablecoinX Class A Common Stock will have no voting rights other than as required by applicable law until such time that no shares of StablecoinX Class B Common Stock remain outstanding. At such time, the shares of StablecoinX Class A Common Stock will have one vote per share. The shares of StablecoinX Class B Common Stock will have one vote per share. Holders of StablecoinX Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of StablecoinX Class A Common Stock held by them, to the extent there are any. Holders of StablecoinX Class B Common Stock will have no economic rights. The shares of StablecoinX Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements (as defined herein) and any restrictions pursuant to applicable laws. The shares of StablecoinX Class B Common Stock will not be listed or freely transferable.

Immediately following the Closing, (1) all StablecoinX Class A Common Stock will be held by (a) former holders of Public Shares (the “Public Shareholders”), (b) the TLGY Insiders, (c) the former holders of SC Assets Class B Common Stock (the “Sellers”), (d) the PIPE Investors (as defined below) and (e) the Ethena Foundation (“Ethena”) and (2) all StablecoinX Class B Common Stock will be held by (a) Ethena, (b) the TLGY Insiders, and (c) the Sellers. See “— Potential conflicts of interest in connection with the Business Combination” below and the section entitled “Description of StablecoinX’s Securities” for more information.

In connection with the Business Combination, StablecoinX, SC Assets, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) entered into an amended and restated collaboration agreement (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Collaboration Agreement”), pursuant to which, among other things, Ethena agreed to provide StablecoinX a right to participate in certain future offerings of the native protocol governance token of the Ethena Protocol (the “ENA Token”) made by it on terms no less favorable than other investors and to collaborate with StablecoinX on an ongoing basis to support the operation of StablecoinX’s infrastructure, staking and treasury activities of ENA Token and StablecoinX’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, StablecoinX agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change its principal business, acquire digital assets other than ENA Token, USDe and sUSDe or any other Ethena-related digital assets, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee (as defined below) and a majority of the holders to StablecoinX Class B Common Stock. Further, during the term of the Collaboration Agreement, StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. It was also agreed that StablecoinX will establish an investment committee (the “Investment Committee”) at the Closing, which will consist of one representative from StablecoinX, one representative from Ethena (the “Ethena Representative”) and one independent representative to be mutually agreed upon by the parties to the Collaboration Agreement. The Investment Committee will have authority over capital allocation decisions of StablecoinX, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of StablecoinX’s business, among other things. Ethena also agreed to take certain actions in connection with the PIPE (as defined below). Please see the section entitled “The Business Combination Proposal — Related Agreements — Collaboration Agreement.”

Concurrently with the execution of the Business Combination Agreement, TLGY, SC Assets, StablecoinX and Ethena entered into a contribution agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of locked ENA Token (the “Locked ENA Token”), valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger (the “ENA Contribution”), in exchange for shares of SC Assets Class B Common Stock. As a result of the ENA Contribution and the Company Merger, immediately following the Closing, Ethena will beneficially own a majority of the voting power of the outstanding shares of StablecoinX Common Stock. Please see the section entitled “The Business Combination Proposal — Related Agreements — Contribution Agreement.”

Concurrently with the execution of the Business Combination Agreement, TLGY, StablecoinX and SC Assets entered into subscription agreements with certain third-party investors (the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed, subject to the terms and conditions set forth therein, to purchase shares of SC Assets Class A Common Stock from SC Assets prior to the Company Merger (the “PIPE Shares”) in the aggregate amount of approximately $363 million, of which approximately $101 million will be paid in ENA Tokens (which amount includes the $60 million ENA Contribution) prior to the Company Merger and approximately $262 million was paid in cash, USDC or USDT (collectively, “Cash” and the aggregate PIPE proceeds paid in Cash thereunder, the “Initial Cash PIPE Proceeds”) on or prior to the date of such PIPE subscription agreements, in each case, in accordance with the terms of such subscription agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms, the “Initial PIPE Subscription Agreements”).

Concurrently with the execution of the Initial PIPE Subscription Agreements and to facilitate the transactions contemplated thereby, SC Assets, solely in its capacity as administrative agent (the “Initial PIPE Administrative Agent”) for the Initial PIPE Investors who paid Cash for their PIPE Shares (the “Initial Cash PIPE Investors”), and Ethena OpCo entered into a token purchase agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Initial Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell to SC Assets, solely in its capacity as Initial PIPE Administrative Agent, Locked ENA Token valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token at the signing of the Initial Token Purchase Agreement, in an aggregate amount equal to the Initial Cash PIPE Proceeds less up to $2.5 million of permitted transaction expenses (the “Permitted Transaction Expenses” and such net amount, the “Initial Net Cash PIPE Proceeds”), which Locked ENA Token was deposited by Ethena OpCo into a separate custodial account (the “Custodial Account”) established by the Initial PIPE Administrative Agent for the benefit of the Initial Cash PIPE Investors at Anchorage National Bank N.A. (“Anchorage”), with Anchorage serving as custodian (the “Custodian”), on or shortly after the date of the Initial Token Purchase Agreement (the “Initial Token Purchase Date”). The Locked ENA Token purchased pursuant to the Initial Token Purchase Agreement may not be transferred for a period of 48 months after the Initial Token Purchase Date, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Initial Token Purchase Date and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

On September 5, 2025, TLGY, SC Assets and StablecoinX entered into additional subscription agreements with certain investors, including Ethena OpCo and Guy Young, founder of Ethena Labs, S.A. (the “Additional PIPE Investors” and, together with the Initial PIPE Investors, the “PIPE Investors”), pursuant to which such Additional PIPE Investors agreed, subject to the terms and conditions set forth therein, to purchase PIPE Shares in the aggregate amount of approximately $530 million, of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the aggregate PIPE proceeds paid in cash thereunder, the “Additional Cash PIPE Proceeds” and, together with the Initial Cash PIPE Proceeds, the “Cash PIPE Proceeds”) on or prior to the date of such subscription agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms, the “Additional PIPE Subscription Agreements” and, together with the Initial PIPE Subscription Agreements, the “PIPE Subscription Agreements” and the transactions contemplated thereby, the “PIPE”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of StablecoinX Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, such Additional PIPE Investor will receive a portion of their PIPE Shares in the form of SC Assets Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining number of PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. Please see the section entitled “The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements.”

Concurrently with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated thereby, SC Assets, solely in its capacity as administrative agent (the “Additional PIPE Administrative Agent” and, together with the Initial PIPE Administrative Agent, the “Administrative Agent”) for the Additional PIPE Investors who paid Cash for their PIPE Shares (the “Additional Cash PIPE Investors” and, together with the Initial Cash PIPE Investors, the “Cash PIPE Investors”), and Ethena OpCo entered into a token purchase agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Additional Token Purchase Agreement” and, together with the Initial Token Purchase Agreement, the “Token Purchase Agreements”), pursuant to which, among other things, Ethena OpCo agreed to sell to SC Assets, solely in its capacity as Administrative Agent, Locked ENA Token valued at $0.29 per token, in an aggregate amount equal to the Additional Cash PIPE Proceeds less up to $16.0 million of Permitted Transaction Expenses (such net amount, the “Additional Net Cash PIPE Proceeds” and, together with the Initial Cash PIPE Proceeds, the “Net Cash PIPE Proceeds”), which Locked ENA Token was deposited by Ethena OpCo into a separate Custodial Account established by the Administrative Agent for the benefit of the Additional Cash PIPE Investors at Anchorage, with Anchorage serving as Custodian, on or shortly after the date of the Additional Token Purchase Agreement (the “Additional Token Purchase Date”). The Locked ENA Token purchased pursuant to the Additional Token Purchase Agreement may not be transferred for a period of 48 months after the Additional Token Purchase Date, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Additional Token Purchase Date and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. Please see the section entitled “The Business Combination Proposal — Related Agreements — Token Purchase Agreements.”

The TLGY Units, TLGY Class A Ordinary Shares and Public Warrants (as defined herein) are currently quoted on the OTC Markets Group Pink Limited (the “OTC Pink”) under the symbols “TLGUF”, “TLGYF” and “TLGWF”, respectively. Pursuant to the terms of the Business Combination Agreement, as a closing condition (subject to certain exceptions), the StablecoinX Class A Common Stock issued in connection with the Business Combination is to be approved for listing on Nasdaq (or another national securities exchange), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, the StablecoinX Class A Common Stock and Public Warrants (as defined herein) are intended to be listed, subject to Nasdaq approval, under the proposed symbols “USDE” and “USDEW”, respectively. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received from Nasdaq (or another national securities exchange) either confirmation of the listing of the StablecoinX Class A Common Stock and Public Warrants or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived or is subject to an exception and therefore the StablecoinX securities would not be listed on any nationally recognized securities exchange.

In connection with TLGY’s initial public offering (the “IPO”), TLGY Sponsors LLC (the “Former Sponsor”), and TLGY’s then current directors and executive officers entered into letter agreements to vote their TLGY Ordinary Shares in favor of the Business Combination Proposal (as defined herein). In connection with the Business Combination, the Former Sponsor, CPC Sponsor Opportunities I, LP (“CPCSO”), CPC Sponsor Opportunities I (Parallel), LP (“CPCSO Parallel” and, together with CPCSO, the “Current Sponsors” and collectively with the Former Sponsor, the “Sponsors”), the other holders of Founder Shares (the “Founder Shareholders”) and the other parties thereto (collectively, the “TLGY Insiders”), entered into an amended and restated sponsor support agreement with TLGY, SC Assets and StablecoinX (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Sponsor Support Agreement”), pursuant to which, among other things, each of the TLGY Insiders agreed to: (1) vote its TLGY Ordinary Shares in favor of all proposals being presented at the extraordinary general meeting, (2) not transfer any securities of TLGY held by it until the earlier of (a) the Closing and (b) the valid termination of the Sponsor Support Agreement, subject to certain exceptions as provided in the Sponsor Support Agreement or permitted by the Business Combination Agreement or other agreement in connection with the Transactions, (3) not redeem any TLGY Ordinary Shares held by it in connection with the Business Combination, and (4) immediately following the consummation of the SPAC Merger, complete the Sponsors Securities Exchange. None of the Sponsors, the Founder Shareholders or TLGY’s directors or officers received separate consideration for their waiver of redemption rights. The Founder Shares held by the Sponsors and the other Founder Shareholders will be excluded from the pro rata calculation used to determine the per-share Redemption Price. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the total outstanding TLGY Ordinary Shares and 100% of the outstanding Private Placement Warrants, which is sufficient to approve all the proposals at the extraordinary general meeting. Please see the section entitled “The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

Potential conflicts of interest in connection with the Business Combination:    There may be actual or potential material conflicts of interest between or among (i) the Sponsors, TLGY’s officers and directors, the Sellers, SC Assets’ officers and directors and (ii) unaffiliated security holders of TLGY. The potential conflicts of interest include, but are not limited to, the following: (i) SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, for the purpose of completing a business combination transaction with TLGY, (ii) in addition to any shares of

StablecoinX Common Stock to be issued to them in connection with the Sponsors Securities Exchange, in their roles as co-founders, shareholders and Chief Executive Officer and director and Chairman, respectively, of SC Assets, each of Young Cho and Edward Chen will receive approximately 323,750 shares of StablecoinX Class A Common Stock (representing an aggregate of approximately 0.57% of the economic value of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively) and approximately 323,750 shares of StablecoinX Class B Common Stock (representing an aggregate of approximately 4.8% of the voting power in StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively), in exchange for the approximately 323,750 shares of SC Assets Class B Common Stock held by them as of the date of this proxy statement/prospectus, and (iii) Young Cho is expected to serve as the Chief Financial Officer of StablecoinX, and Edward Chen is expected to serve as the Chief Executive Officer and Chairman of the StablecoinX Board, in each case following the Closing. These conflicts of interest may include a material conflict of interest arising in determining whether to proceed with the Business Combination, the compensation of TLGY’s directors and officers and the compensation of the Sponsors and the Sellers in connection with the Business Combination. See the section entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

The tables below present the estimated ownership for each of the named holders of shares of StablecoinX Class A Common Stock and Class B Common Stock, respectively, following the Business Combination (excluding the dilutive effect of Public Warrants), and the aggregate value of such shares to be received, in the No Redemption Scenario, the 50% Redemption Scenario, and the Maximum Redemption Scenario (each as described in more detail herein). In addition, there will be up to 11,500,000 Public Warrants outstanding following the Closing, which have an aggregate market value of approximately $6.3 million, based upon the closing price of $0.55 per Public Warrant on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information about these redemption scenarios and the assumptions underlying each one. See the section entitled “The Business Combination Proposal — Compensation Received by the Sponsors, their Affiliates and TLGY Directors and Executive Officers” for additional information with respect to the compensation to be received by the Sponsors and the other TLGY Insiders.

	Economic Ownership of StablecoinX Class A Common Stock
	Assuming No Redemptions(1)			Assuming 50% Redemptions(1)			Assuming Maximum Redemptions(1)
	Number of Shares	Percentage Ownership	Consideration	Number of Shares	Percentage Ownership	Consideration	Number of Shares	Percentage Ownership	Consideration
Sellers(2)	52,500	0.1%	$645,750	52,500	0.1%	$645,750.00	52,500	0.1%	$645,750.00
TLGY Public Shareholders	489,887	0.9%	6,025,610	244,944	0.4%	3,012,811	0	0.0%	—
Former Sponsor	365,378	0.6%	4,494,149	363,752	0.6%	4,474,150	362,127	0.6%	4,454,162
Directors and officers of TLGY prior to the Securities Transfer Transaction(3)	16,950	0.0%	208,485	16,872	0.0%	207,526	16,797	0.0%	206,603
Other TLGY Insiders	198,048	0.3%	2,435,990	197,169	0.3%	2,425,179	196,290	0.3%	2,414,367
Edward Chen (Current Sponsor)	1,242,384	2.2%	15,281,323	1,238,299	2.2%	15,231,078	1,234,214	2.2%	15,180,832
Current Directors and Officers of TLGY(4)	61,397	0.1%	755,183	61,126	0.1%	751,850	60,852	0.1%	748,480
Young Cho	466,965	0.8%	5,743,670	466,328	0.8%	5,735,834	465,691	0.8%	5,727,999
Guy Young	3,140,671	5.5%	38,630,253	3,140,671	5.6%	38,630,253	3,140,671	5.6%	38,630,253
Ethena(5)	4,325,582	7.6%	53,204,659	4,325,582	7.7%	53,204,659	4,325,582	7.7%	53,204,659
Initial PIPE Investors	21,850,876	38.5%	268,765,775	21,850,876	38.7%	268,765,775	21,850,876	38.9%	268,765,775
Additional PIPE Investors(6)	24,576,757	43.4%	302,294,111	24,576,757	43.5%	302,294,111	24,576,757	43.7%	302,294,111
Total Class A Common Shares at Closing	56,787,395	100.0%	$698,484,959	56,534,876	100.0%	$695,378,975	56,282,357	100.0%	$692,272,991

____________

*        Percentages may not sum to 100.0% due to rounding.

(1)      Consideration is estimated based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus.

(2)      Excludes shares held by Young Cho and Edward Chen.

(3)      Excludes shares held by Jin Goon Kim as the Former Sponsor.

(4)      Excludes shares held by Jin Goon Kim as the Former Sponsor and Young Cho.

(5)      Excludes 3,005,187 shares to be issued to Ethena Opco as an Additional PIPE Investor.

(6)      Excludes shares held by Guy Young as an Additional PIPE Investor.

	Voting Rights of StablecoinX Class B Common Stock
	Assuming No Redemptions(1)			Assuming 50% Redemptions(1)			Assuming Maximum Redemptions(1)
	Number of Class B Shares	Percentage Ownership	Consideration	Number of Class B Shares	Percentage Ownership	Consideration	Number of Class B Shares	Percentage Ownership	Consideration
Sellers(2)	52,500	0.8%	$0	52,500	0.8%	$0	52,500	0.8%	$0
TLGY Public Shareholders	—	—	—	—	—	—	—	—	—
Former Sponsor	365,378	5.4%	—	363,752	5.4%	—	362,127	5.4%	—
Directors and officers of TLGY prior to the Securities Transfer Transaction(3)	16,950	0.3%	—	16,872	0.3%	—	16,797	0.3%	—
Other TLGY Insiders	198,048	2.9%	—	197,169	2.9%	—	196,290	2.9%	—
Edward Chen (Current Sponsor)	1,242,384	18.5%	—	1,238,299	18.4%	—	1,234,214	18.4%	—
Current Directors and Officers of TLGY(4)	61,397	0.9%	—	61,126	0.9%	—	60,852	0.9%	—
Young Cho	466,965	6.9%	—	466,328	6.9%	—	465,691	6.9%	—
Guy Young	—	—	—	—	—	—	—	—	—
Ethena(5)	4,325,582	64.3%	—	4,325,582	64.4%	—	4,325,582	64.4%	—
Initial PIPE Investors	—	—	—	—	—	—	—	—	—
Additional PIPE Investors(6)	—	—	—	—	—	—	—	—	—
Total Class B Common Shares at Closing	6,729,204	100.0%	$0	6,721,628	100.0%	$0	6,714,053	100.0%	$0

____________

*        Percentages may not sum to 100.0% due to rounding.

(1)      The value of the shares of StablecoinX Class B Common Stock to be received by each holder is assumed to be $0.00 per share since such shares have no economic value.

(2)      Excludes shares held by Young Cho and Edward Chen.

(3)      Excludes shares held by Jin Goon Kim as the Former Sponsor.

(4)      Excludes shares held by Jin Goon Kim as the Former Sponsor and Young Cho.

(5)      Excludes 3,005,187 shares to be issued to Ethena Opco as an Additional PIPE Investor.

(6)      Excludes shares held by Guy Young as an Additional PIPE Investor.

Compensation of the Sponsors and their respective affiliates in connection with the Business Combination:    It is expected that the Former Sponsor will receive at the Closing (1) in the No Redemption Scenario, 365,378 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock, (2) in the 50% Redemption Scenario, 363,752 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock and (3) in the Maximum Redemption Scenario, 362,127 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock, in each case, in exchange for the 233,914 Founder Shares and 7,318,675 Private Placement Warrants it will hold prior to the SPAC Merger. The Former Sponsor acquired such Founder Shares for an aggregate purchase price of $25,000 in connection with the IPO, and such Private Placement Warrants for $1.00 per warrant for an initial aggregate purchase price of $11,259,500 in connection with the IPO.

It is expected that the Current Sponsors will receive at the Closing (1) in the No Redemption Scenario, 918,634 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock, (2) in the 50% Redemption Scenario, 914,549 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock and (3) in the Maximum Redemption Scenario, 910,464 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock, in each case, in exchange for the 3,071,316 Founder Shares and 3,251,180 Private Placement Warrants it will hold prior to the SPAC Merger, which it acquired from the Former Sponsor for an aggregate purchase price of $1.00.

The securities issued to the Sponsors may result in a material dilution of the equity interests of non-redeeming holders of the TLGY Class A Ordinary Shares sold in the IPO (“Public Shareholders”). See the sections entitled “Dilution”, “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” and “Information About TLGY — Executive and Director Compensation” and the risk factors entitled “Risks Relating to the Business Combination and TLGY — StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares” and “Risks Relating to the Business Combination and TLGY — TLGY’s shareholders who do not redeem their Public Shares will have a reduced economic ownership and no voting interest after the Business Combination and will exercise less influence over management” for additional information.

No compensation of any kind, including finder’s and consulting fees, have been paid or will be paid to the Sponsors, or any of their respective affiliates, for services rendered in connection with the completion of the Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The reimbursement of expenses and advances and the securities issued to the Sponsors may result in a material dilution of the equity interests of non-redeeming Public Shareholders. See “Dilution”, “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” and “Information About TLGY — Executive and Director Compensation”.

This proxy statement/prospectus covers (1) up to 68,287,395 shares of StablecoinX Class A Common Stock shares that are to be issued or may be issuable (including (a) up to 2,193,509 shares of StablecoinX Class A Common Stock in exchange of the TLGY Class A Ordinary Shares in the SPAC Merger and Sponsor Securities Exchange, (b) up to 54,593,886 shares of StablecoinX Class A Common Stock in exchange of the shares of SC Assets Common Stock in the Company Merger (including up to 49,568,304 shares of StablecoinX Class A Common Stock to be issued to the PIPE Investors, 700,000 shares of StablecoinX Class A Common Stock to be issued to the Sellers and 4,325,582 shares of StablecoinX Class A Common Stock to be issued to Ethena), and (c) up to 11,500,000 shares of StablecoinX Class A Common Stock issuable upon the exercise of the Public Warrants), and (2) up to 11,500,000 Public Warrants.

TLGY will hold an extraordinary general meeting (the “extraordinary general meeting”) to consider matters relating to the Business Combination at, 11:00 a.m., Eastern Time, on March 10, 2026 at the offices of Perkins Coie LLP located at 1155 Avenue of the Americas, New York, New York 10036, and virtually via live webcast at https://www.cstproxy.com/tlgyacquisition/2026. For the purposes of Cayman Islands law and the TLGY Organizational Documents, the physical location of the extraordinary general meeting will be at the offices of Perkins Coie LLP at 1155 Avenue of the Americas, New York, New York 10036. You or your proxyholder will be able to attend and vote at the extraordinary general meeting in-person or online by visiting and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the extraordinary general meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

If you have any questions or need assistance voting your TLGY Ordinary Shares, please contact Okapi Partners LLC, our proxy solicitor, by calling (844) 203-3605 (toll free), or banks and brokers can call collect at (212) 297-0720, or by emailing info@okapipartners.com. The notice of the extraordinary general meeting and the proxy statement/prospectus relating to the Business Combination will be available at https://www.cstproxy.com/tlgyacquisition/2026.

For terms used in this notice but not otherwise defined herein, please refer to the Frequently Used Terms section of this proxy statement/prospectus.

This proxy statement/prospectus provides shareholders of TLGY with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of TLGY. It also contains or references information about TLGY, SC Assets and StablecoinX and certain related matters. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. In particular, when you consider the recommendation regarding these proposals by the board of directors of TLGY, you should keep in mind that the Sponsors and TLGY’s directors and officers have interests in the Business Combination that are different from, in addition to and/or may conflict with, your interests as a shareholder. As a result, the Sponsors, Young Cho, Edward Chen, and TLGY’s other officers and directors and/or their affiliates will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating TLGY. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion of these considerations. You should also carefully consider the risk factors described under the heading “Risk Factors” beginning on page 23 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated February 17, 2026, and is first being mailed to TLGY’s shareholders on or about February 17, 2026.

TLGY ACQUISITION CORPORATION
4001 Kennett Pike, Suite 302
Wilmington, DE 19807

NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON MARCH 10, 2026

TO THE SHAREHOLDERS OF TLGY ACQUISITION CORPORATION:

You are cordially invited to attend the extraordinary general meeting (the “extraordinary general meeting”) of TLGY Acquisition Corporation, a Cayman Islands exempted company (“TLGY”), to be held at 11:00 a.m., Eastern Time, on March 10, 2026 at the offices of Perkins Coie LLP located at 1155 Avenue of the Americas, New York, New York 10036, and virtually via live webcast at https://www.cstproxy.com/tlgyacquisition/2026.

The extraordinary general meeting will be held for the following purposes:

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of July 21, 2025 (as amended on January 21, 2026 and as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among TLGY, StablecoinX Assets Inc., a Delaware corporation (“SC Assets”), StablecoinX Inc., a Delaware corporation, (“StablecoinX”), StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of StablecoinX (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of StablecoinX (“Company Merger Sub”), pursuant to which, among other things, (1) SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and (2) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company, and the transactions contemplated thereby, as more fully described in the accompanying proxy statement/prospectus. At the Closing, StablecoinX will have two classes of shares outstanding (1) StablecoinX Class A Common Stock (as defined herein), which will have no voting rights other than as required by applicable law and as provided in the StablecoinX Certificate of Incorporation and which will be listed for trading and will be freely transferable, subject to certain restrictions, and (2) StablecoinX Class B Common Stock (as defined herein), which will have one vote per share and no economic rights. We refer to this proposal as the “Business Combination Proposal”. A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A-1, as amended by Annex A-2.

Proposal No. 2 — The SPAC Merger Proposal — To consider and vote upon a proposal to approve, by special resolution, assuming the Business Combination Proposal is approved and adopted, the SPAC Merger and the Plan of Merger, as contemplated by the Business Combination Agreement, pursuant to which, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company and each issued and outstanding Class A ordinary share of TLGY, par value $0.0001 per share (“TLGY Class A Ordinary Shares”), will be exchanged for one share of Class A Common Stock, par value $0.0001 per share, of StablecoinX (“StablecoinX Class A Common Stock”). We refer to this proposal as the “SPAC Merger Proposal” and, together with the Business Combination Proposal, the “Condition Precedent Proposals”. A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B;

Proposal No. 3 — The Advisory Organizational Documents Proposals — To consider and vote, on a non-binding advisory basis, upon eight separate proposals to approve the following material differences between the Amended and Restated Memorandum and Articles of Association of TLGY (as amended, the “TLGY Organizational Documents”) and the amended and restated certificate of incorporation (the “StablecoinX Charter”) and amended and restated bylaws of StablecoinX (the “StablecoinX Bylaws” and together with the StablecoinX Charter, the “StablecoinX Organizational Documents”), in each case, to be in effect at the Closing, substantially in the forms attached to this proxy statement/prospectus as Annexes C and D, respectively (we refer to these proposals collectively as the “Advisory Organizational Documents Proposals”):

•        Proposal 3A:    changes to the share capital;

•        Proposal 3B:    changes to the voting power of the shares of common stock;

•        Proposal 3C:    changes related to limiting the ability of stockholders to act by written consent;

•        Proposal 3D:    the change from an unclassified classified board of directors to a classified board;

•        Proposal 3E:    changes requiring a supermajority vote to amend certain provisions of the StablecoinX Charter;

•        Proposal 3F:    changes requiring a supermajority vote to amend the StablecoinX Bylaws;

•        Proposal 3G:    changes to the removal of directors; and

•        Proposal 3H:    the removal of provisions specific to blank check and special purpose acquisition companies.

Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate either of the Mergers or any other transaction contemplated by the Business Combination Agreement or the related agreements. We refer to this proposal as the “Adjournment Proposal”.

These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.

Only holders of record of the TLGY Class A Ordinary Shares and the Class B ordinary shares, par value $0.0001 per share, of TLGY (“TLGY Class B Ordinary Shares” and, collectively with the TLGY Class A Ordinary Shares, the “TLGY Ordinary Shares”), at the close of business on February 4, 2026 (the “Record Date”) are entitled to notice of and to have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

TLGY may not consummate the Business Combination unless the Business Combination Proposal and the SPAC Merger Proposal are approved by the shareholders at the extraordinary general meeting. Pursuant to the TLGY Organizational Documents, the approval of the SPAC Merger Proposal requires a special resolution, being the affirmative vote of holders of a majority of at least two-thirds of the TLGY Ordinary Shares who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

The approval of each of the Business Combination Proposal and the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at an extraordinary general meeting, vote at the extraordinary general meeting.

The approval of each of the Advisory Organizational Documents Proposals does not require the passing of a resolution under the TLGY Organizational Documents or Cayman Islands law. Notwithstanding this, the TLGY Board is asking TLGY shareholders to vote on each of the Advisory Organizational Documents Proposals on a non-binding advisory basis, being a non-binding advisory resolution passed by a simple majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Although the TLGY Board is asking TLGY shareholders to approve each of the Advisory Organizational Documents Proposals on the non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on each of the Advisory Organizational Documents Proposals, the StablecoinX Charter and StablecoinX Bylaws will take effect upon the Closing if the Condition Precedent Proposals are approved.

The accompanying proxy statement/prospectus and proxy card are being provided to TLGY’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, all of TLGY’s shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “Risk Factors” beginning on page 23 of the accompanying proxy statement/prospectus.

Potential conflicts of interest in connection with the Business Combination:    There may be actual or potential material conflicts of interest between or among (i) the Sponsors, TLGY’s officers and directors, the Sellers, SC Assets’ officers and directors and (ii) unaffiliated security holders of TLGY. The potential conflicts of interest include, but are not limited to, the following: (i) SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, for the purpose of completing a business combination transaction with TLGY, (ii) in addition to any shares of StablecoinX Common Stock to be issued to them in connection with the Sponsors Securities Exchange, in their roles as co-founders, shareholders and Chief Executive Officer and director and Chairman, respectively, of SC Assets, each of Young Cho and Edward Chen will receive approximately 323,750 shares of StablecoinX Class A Common Stock (representing an aggregate of approximately 0.57% of the economic value of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) and approximately 323,750 shares of StablecoinX Class B Common Stock (representing an aggregate of approximately 4.8% of the voting rights of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token), in exchange for the approximately 323,750 shares of SC Assets Class B Common Stock held by them as of the date of this proxy statement/prospectus, and (iii) Young Cho is expected to serve as the Chief Executive Officer and/or Chief Financial Officer of StablecoinX, and Edward Chen is expected to serve as the Chief Executive Officer and Chairman of the StablecoinX Board, in each case following the Closing. These conflicts of interest may include a material conflict of interest arising in determining whether to proceed with the Business Combination, the compensation of TLGY’s directors and officers and the compensation of the Sponsors and the Sellers in connection with the Business Combination. See the section entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

After careful consideration, the board of directors of TLGY (the “TLGY Board”) has unanimously approved and determined to be in the best interests of TLGY and its shareholders the Business Combination and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal and “FOR” all other proposals presented to TLGY’s shareholders in the accompanying proxy statement/prospectus. In addition, the TLGY Board received an opinion from Scalar LLC as to the fairness, from a financial point of view, of the consideration to be received by certain TLGY shareholders in connection with the Business Combination, a copy of which is attached hereto as Annex M. When you consider the recommendation of these proposals by the TLGY Board, you should keep in mind that TLGY Sponsors LLC (the “Former Sponsor”), CPC Sponsor Opportunities I, LP (“CPCSO”), CPC Sponsor Opportunities I (Parallel), LP (“CPCSO Parallel” and, together with CPCSO, the “Current Sponsors” and collectively with the Former Sponsor, the “Sponsors”) and TLGY’s directors and officers, and/or their affiliates, have interests in the Business Combination that may conflict with your interests as a shareholder. As a result, the Sponsors, Young Cho, Edward Chen and TLGY’s other officers and directors, and/or their affiliates, will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating TLGY. See the section of the accompanying proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion of these considerations.

In connection with the Business Combination, certain related agreements have been or will be entered into on or prior to the closing of the Business Combination, including the Collaboration Agreement, the Contribution Agreement, The Sponsor Support Agreement, the Seller Support Agreement, the PIPE Subscription Agreements, the Token Purchase Agreements, the Amended and Restated Registration Rights Agreement and the Lock-Up Agreement (each as defined in the accompanying proxy statement/prospectus). See “The Business Combination Proposal — Related Agreements” and “Certain Relationships and Related Person Transactions” in the accompanying proxy statement/prospectus for more information.

Pursuant to the TLGY Organizational Documents, a holder of Public Shares (as defined below) (a “Public Shareholder”) may request to redeem all or a portion of such holder’s Public Shares for cash if the Business Combination is consummated. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)     (a) hold TLGY Class A Ordinary Shares sold in the IPO (as defined below), whether they were purchased in the IPO as part of the TLGY Units (as defined in the accompanying proxy statement/prospectus) or thereafter in the open market (the “Public Shares”) or (b) hold Public Shares through TLGY Units and elect to separate your TLGY Units into the underlying Public Shares and Public Warrants (as defined in the accompanying proxy statement/prospectus) prior to exercising your redemption rights with respect to the Public Shares;

(ii)    submit a written request to Continental Stock Transfer & Trust Company (“Continental”), TLGY’s transfer agent, in which you (i) request to exercise your redemption rights with respect to all or a portion of your Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(iii)   deliver your share certificates for Public Shares (if any) along with other applicable redemption forms to Continental, physically or electronically through The Depository Trust Company.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on March 6, 2026 (two business days prior to the initially scheduled date of the extraordinary general meeting) in order for their Public Shares to be redeemed.

Holders of TLGY Units must elect to separate the TLGY Units into the underlying Public Shares and Public Warrants prior to exercising their redemption rights with respect to the Public Shares. If Public Shareholders hold their TLGY Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the TLGY Units into the underlying Public Shares and Public Warrants, or if a holder holds TLGY Units registered in its own name, the holder must contact Continental directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to TLGY in order to validly exercise its redemption rights. Public Shareholders may elect to redeem Public Shares regardless of if or how they vote in respect of the Business Combination Proposal, and regardless of whether they hold Public Shares on the Record Date. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank.

If a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, and TLGY initiates the redemption of Public Shares in connection with the Business Combination (the “Redemption”) pursuant to the TLGY Organizational Documents, TLGY will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of the IPO (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination (the “Redemption Price”). For illustrative purposes, as of the Record Date, this would have amounted to approximately $13.05 per Public Share. Prior to exercising redemption rights, Public Shareholders should verify the market price of the TLGY Class A Ordinary Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. TLGY cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in our securities when our shareholders wish to sell their shares. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests, which is two business days prior to the initially scheduled date of the extraordinary general meeting, and, thereafter, with TLGY’s consent. If a Public Shareholder delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that TLGY instruct Continental to return the shares (physically or electronically). The holder can make such request by contacting Continental, at the address or email address listed in the accompanying proxy statement/prospectus. See “Extraordinary General Meeting of TLGY — Redemption Rights” of the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

In connection with TLGY’s initial public offering (the “IPO”), TLGY Sponsors LLC (the “Former Sponsor”), and TLGY’s then current directors and executive officers entered into letter agreements to vote their TLGY Ordinary Shares in favor of the Business Combination Proposal (as defined herein). Further, in connection with the Business Combination, the Former Sponsor, CPC Sponsor Opportunities I, LP (“CPCSO”), CPC Sponsor Opportunities I (Parallel), LP (“CPCSO Parallel” and, together with CPCSO, the “Current Sponsors” and collectively with the Former Sponsor, the “Sponsors”), the other holders of Founder Shares (as defined in the accompanying proxy statement/prospectus and the holders of such shares, the “Founder Shareholders”) and the other parties thereto (collectively, the “TLGY Insiders”), entered into an amended and restated sponsor support agreement with TLGY, SC Assets and StablecoinX (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Sponsor Support Agreement”), pursuant to which, among other things, each of the TLGY Insiders agreed to: (1) vote its TLGY Ordinary Shares in favor of all proposals being presented at the extraordinary general meeting; (2) not transfer any securities of TLGY held by it until the earlier of (a) the Closing and (b) the valid termination of the Sponsor Support Agreement, subject to certain exceptions as provided in the Sponsor Support Agreement or permitted by the Business Combination Agreement or other agreement in connection with the Transactions; (3) not redeem any TLGY Ordinary Shares held by it in connection with the Business Combination; and (4) immediately following the consummation of the SPAC Merger, exchange all of the Founder Shares (as defined herein) and Private Placement Warrants (as defined herein), in each case, held by them, for (1) 3% of the total issued and outstanding shares of StablecoinX Class A Common Stock following the Company Merger, in the aggregate, and (2) an equal number of shares of StablecoinX Class B Common Stock (as defined herein) (the “Sponsors Securities Exchange” and such shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock to be issued in the Sponsors Securities Exchange, the “Retained Shares”). Following the Closing, the only outstanding StablecoinX Warrants will be the publicly traded StablecoinX Warrants. None of the Sponsors, the Founder Shareholders or TLGY’s directors or officers or other TLGY Insiders received separate consideration for their waiver of redemption rights. The Founder Shares held by the TLGY Insiders will be excluded from the pro rata calculation used to determine the per-share Redemption Price. As of the Record Date, the TLGY Insiders owned approximately 3% of the total outstanding TLGY Ordinary Shares and 100% of the outstanding Private Placement Warrants, which is sufficient to approve all the proposals at the extraordinary general meeting. A copy of the Sponsor Support Agreement is attached to this proxy statement/prospectus as Annex I. Please see the section entitled “The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

In connection with the Business Combination, StablecoinX, SC Assets, the Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“Ethena OpCo”) entered into an amended and restated collaboration agreement (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Collaboration Agreement”), pursuant to which, among other things, Ethena agreed to provide StablecoinX a right to participate in certain future offerings of the native protocol governance token of the Ethena Protocol (the “ENA Token”) made by it on terms no less favorable than other investors and to collaborate with StablecoinX on an ongoing basis to support the operation of StablecoinX’s infrastructure, staking and treasury activities of ENA Token and StablecoinX’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, StablecoinX agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change its principal business, acquire digital assets other than ENA Token, USDe and sUSDe or any other Ethena-related digital assets, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee (as defined below) and a majority of the holders to StablecoinX Class B Common Stock. Further, during the term of the Collaboration Agreement, StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. It was also agreed that StablecoinX will establish an investment committee (the “Investment Committee”) at the Closing, which will consist of one representative from StablecoinX, one representative from

Ethena (the “Ethena Representative”) and one independent representative to be mutually agreed upon by the parties to the Collaboration Agreement. The Investment Committee will have authority over capital allocation decisions of StablecoinX, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of StablecoinX’s business, among other things. Ethena also agreed to take certain actions in connection with the PIPE (as defined below). A copy of the Collaboration Agreement is attached to this proxy statement/prospectus as Annex E. Please see the section entitled “The Business Combination Proposal — Related Agreements — Collaboration Agreement.”

Concurrently with the execution of the Business Combination Agreement, TLGY, SC Assets, StablecoinX and Ethena entered into a contribution agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of locked ENA Token (the “Locked ENA Token”), valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger (the “ENA Contribution”), in exchange for shares of SC Assets Class B Common Stock. As a result of the ENA Contribution and the Company Merger, immediately following the Closing, Ethena will beneficially own a majority of the voting power of the outstanding shares of StablecoinX Common Stock (as defined in the accompanying proxy statement/prospectus). A copy of the Contribution Agreement is attached to this proxy statement/prospectus as Annex F. Please see the section entitled “The Business Combination Proposal — Related Agreements — Contribution Agreement.”

In addition, concurrently with the execution of the Business Combination Agreement, TLGY, StablecoinX and SC Assets entered into subscription agreements with certain third-party investors (the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed, subject to the terms and conditions set forth therein, to purchase shares of SC Assets Class A Common Stock from SC Assets prior to the Company Merger (the “PIPE Shares”) in the aggregate amount of approximately $363 million, of which approximately $101 million will be paid in ENA Tokens (which amount includes the $60 million ENA Contribution) prior to the Company Merger and approximately $262 million was paid in cash, USDC or USDT (collectively, “Cash” and the aggregate PIPE proceeds paid in Cash thereunder, the “Initial Cash PIPE Proceeds”) on or prior to the date of such PIPE subscription agreements, in each case, in accordance with the terms of such subscription agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms the “Initial PIPE Subscription Agreements”). The form of Initial PIPE Subscription Agreement is attached to this proxy statement/prospectus as Annex G-1.

Concurrently with the execution of the Initial PIPE Subscription Agreements and to facilitate the transactions contemplated thereby, SC Assets, solely in its capacity as administrative agent (the “Initial PIPE Administrative Agent”) for the Initial PIPE Investors who paid Cash for their PIPE Shares (the “Initial Cash PIPE Investors”), and Ethena OpCo entered into a token purchase agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Initial Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell to SC Assets, solely in its capacity as Initial PIPE Administrative Agent, Locked ENA Token valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token at the signing of the Initial Token Purchase Agreement, in an aggregate amount equal to the Initial Cash PIPE Proceeds less up to $2.5 million of permitted transaction expenses (the “Permitted Transaction Expenses” and such net amount, the “Initial Net Cash PIPE Proceeds”), which Locked ENA Token was deposited by Ethena OpCo into a separate custodial account (the “Custodial Account”) established by the Administrative Agent for the benefit of the Initial Cash PIPE Investors at Anchorage National Bank N.A. (“Anchorage”), with Anchorage serving as custodian (the “Custodian”), on or shortly after the date of the Initial Token Purchase Agreement (the “Initial Token Purchase Date”). The Locked ENA Token purchased pursuant to the Initial Token Purchase Agreement may not be transferred for a period of 48 months after the Initial Token Purchase Date, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Initial Token Purchase Date and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. A copy of the Initial Token Purchase Agreement is attached to this proxy statement/prospectus as Annex H-1.

On September 5, 2025, TLGY, SC Assets and StablecoinX entered into additional subscription agreements with certain investors, including Ethena OpCo and Guy Young, founder of Ethena Labs, S.A. (the “Additional PIPE Investors” and, together with the Initial PIPE Investors, the “PIPE Investors”), pursuant to which such Additional PIPE Investors agreed, subject to the terms and conditions set forth therein, to purchase PIPE Shares in the aggregate amount of approximately $530 million, of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the aggregate PIPE proceeds paid in cash thereunder, the “Additional Cash PIPE Proceeds” and, together with the Initial Cash PIPE Proceeds, the “Cash PIPE Proceeds”) on or prior to the date of such subscription agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms, the “Additional PIPE Subscription Agreements” and, together with the Initial PIPE Subscription Agreements, the “PIPE Subscription Agreements” and the transactions contemplated thereby, the “PIPE”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of StablecoinX Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, such Additional PIPE Investor will receive a portion of their PIPE Shares in the form of SC Assets Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining number of PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. Forms of the Additional PIPE Subscription Agreements are attached to this proxy statement/prospectus as Annex G-2, G-3 and G-4. Please see the section entitled “The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements.”

Concurrently with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated thereby, SC Assets, solely in its capacity as administrative agent (the “Additional PIPE Administrative Agent” and, together with the Initial PIPE Administrative Agent, the “Administrative Agent”) for the Additional PIPE Investors who paid Cash for their PIPE Shares (the “Additional Cash PIPE Investors” and, together with the Initial Cash PIPE Investors, the “Cash PIPE Investors”), and Ethena OpCo entered into a token purchase agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Additional Token Purchase Agreement” and, together with the Initial Token Purchase Agreement, the “Token Purchase Agreements”), pursuant to which, among other things, Ethena OpCo agreed to sell to SC Assets, solely in its capacity as Administrative Agent, Locked ENA Token valued at $0.29 per token, in an aggregate amount equal to the Additional Cash PIPE Proceeds less up to $16.0 million of Permitted Transaction Expenses (such net amount, the “Additional Net Cash PIPE Proceeds” and, together with the Initial Net Cash PIPE Proceeds, the “Net Cash PIPE Proceeds”), which Locked ENA Token was deposited by Ethena OpCo into a separate Custodial Account established by the Administrative Agent for the benefit of the Additional Cash PIPE Investors at Anchorage, with Anchorage serving as Custodian, on or shortly after the date of the Additional Token Purchase Agreement (the “Additional Token Purchase Date”). The Locked ENA Token purchased pursuant to the Additional Token Purchase Agreement may not be transferred for a period of 48 months after the Additional Token Purchase Date, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Additional Token Purchase Date and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. A copy of the Additional Token Purchase Agreement is attached to this proxy statement/prospectus as Annex H-2. Please see the section entitled “The Business Combination Proposal — Related Agreements — Token Purchase Agreements.”

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by TLGY’s shareholders of the Condition Precedent Proposals, (ii) the consummation of the Business Combination not being prohibited by applicable law, (iii) the effectiveness of the registration statement of which the accompanying proxy statement/prospectus forms a part, (iv) the shares of StablecoinX Class A Common Stock having been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”), the New York Stock Exchange or another national stock exchange, subject to notice of issuance, and (v) the PIPE having been fully funded in accordance with the PIPE Subscription Agreements. The obligations of the parties to consummate (or cause to be consummated) the Business Combination are also subject to, among other things, (i) Ethena having completed the ENA Contribution in accordance with the Contribution Agreement, (ii) the completion of the purchase of the Locked ENA Tokens from Ethena OpCo in accordance with the terms of the Token Purchase Agreements, (iii) the Collaboration Agreement being in full force and effect and (iv) the Token Purchase Agreements being in full force and effect.

The tables below present the estimated ownership for each of the named holders of shares of StablecoinX Class A Common Stock and Class B Common Stock, respectively, following the Business Combination (excluding the dilutive effect of Public Warrants), and the aggregate value of such shares to be received, in the No Redemption Scenario, the 50% Redemption Scenario, and the Maximum Redemption Scenario (each as described in more detail herein). In addition, there will be up to 11,500,000 Public Warrants outstanding following the Closing, which have an aggregate market value of approximately $6.3 million, based upon the closing price of $0.55 per Public Warrant on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information about these redemption scenarios and the assumptions underlying each one. See the section entitled “The Business Combination Proposal — Compensation Received by the Sponsors, their Affiliates and TLGY Directors and Executive Officers” for additional information with respect to the compensation to be received by the Sponsors and the other TLGY Insiders.

	Economic Ownership of StablecoinX Class A Common Stock
	Assuming No Redemptions			Assuming 50% Redemptions			Assuming Maximum Redemptions
	Number of Shares	Percentage Ownership	Consideration(1)	Number of Shares	Percentage Ownership	Consideration(1)	Number of Shares	Percentage Ownership	Consideration(1)
Sellers(2)	52,500	0.1%	$645,750	52,500	0.1%	$645,750.00	52,500	0.1%	$645,750.00
TLGY Public Shareholders	489,887	0.9%	6,025,610	244,944	0.4%	3,012,811	0	0.0%	—
Former Sponsor	365,378	0.6%	4,494,149	363,752	0.6%	4,474,150	362,127	0.6%	4,454,162
Directors and officers of TLGY prior to the Securities Transfer Transaction(3)	16,950	0.0%	208,485	16,872	0.0%	207,526	16,797	0.0%	206,603
Other TLGY Insiders	198,048	0.3%	2,435,990	197,169	0.3%	2,425,179	196,290	0.3%	2,414,367
Edward Chen (Current Sponsor)	1,242,384	2.2%	15,281,323	1,238,299	2.2%	15,231,078	1,234,214	2.2%	15,180,832
Current Directors and Officers of TLGY(4)	61,397	0.1%	755,183	61,126	0.1%	751,850	60,852	0.1%	748,480
Young Cho	466,965	0.8%	5,743,670	466,328	0.8%	5,735,834	465,691	0.8%	5,727,999
Guy Young	3,140,671	5.5%	38,630,253	3,140,671	5.6%	38,630,253	3,140,671	5.6%	38,630,253
Ethena(5)	4,325,582	7.6%	53,204,659	4,325,582	7.7%	53,204,659	4,325,582	7.7%	53,204,659
Initial PIPE Investors	21,850,876	38.5%	268,765,775	21,850,876	38.7%	268,765,775	21,850,876	38.9%	268,765,775
Additional PIPE Investors(6)	24,576,757	43.4%	302,294,111	24,576,757	43.5%	302,294,111	24,576,757	43.7%	302,294,111
Total Class A Common Shares at Closing	56,787,395	100.0%	$698,484,959	56,534,876	100.0%	$695,378,975	56,282,357	100.0%	$692,272,991

____________

*        Percentages may not sum to 100.0% due to rounding.

(1)      Consideration is estimated based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus.

(2)      Excludes shares held by Young Cho and Edward Chen.

(3)      Excludes shares held by Jin Goon Kim as the Former Sponsor.

(4)      Excludes shares held by Jin Goon Kim as the Former Sponsor and Young Cho.

(5)      Excludes 3,005,187 shares to be issued to Ethena Opco as an Additional PIPE Investor.

(6)      Excludes shares held by Guy Young as an Additional PIPE Investor.

	Voting Rights of StablecoinX Class B Common Stock
	Assuming No Redemptions			Assuming 50% Redemptions			Assuming Maximum Redemptions
	Number of Class B Shares	Percentage Ownership	Consideration(1)	Number of Class B Shares	Percentage Ownership	Consideration(1)	Number of Class B Shares	Percentage Ownership	Consideration(1)
Sellers(2)	52,500	0.8%	$0	52,500	0.8%	$0	52,500	0.8%	$0
TLGY Public Shareholders	—	—	—	—	—	—	—	—	—
Former Sponsor	365,378	5.4%	—	363,752	5.4%	—	362,127	5.4%	—
Directors and officers of TLGY prior to the Securities Transfer Transaction(3)	16,950	0.3%	—	16,872	0.3%	—	16,797	0.3%	—
Other TLGY Insiders	198,048	2.9%	—	197,169	2.9%	—	196,290	2.9%	—
Edward Chen (Current Sponsor)	1,242,384	18.5%	—	1,238,299	18.4%	—	1,234,214	18.4%	—
Current Directors and Officers of TLGY(4)	61,397	0.9%	—	61,126	0.9%	—	60,852	0.9%	—
Young Cho	466,965	6.9%	—	466,328	6.9%	—	465,691	6.9%	—
Guy Young	—	—	—	—	—	—	—	—	—
Ethena(5)	4,325,582	64.3%	—	4,325,582	64.4%	—	4,325,582	64.4%	—
Initial PIPE Investors	—	—	—	—	—	—	—	—	—
Additional PIPE Investors(6)	—	—	—	—	—	—	—	—	—
Total Class B Common Shares at Closing	6,729,204	100.0%	$0	6,721,628	100.0%	$0	6,714,053	100.0%	$0

____________

*        Percentages may not sum to 100.0% due to rounding.

(1)      The value of the shares of StablecoinX Class B Common Stock to be received by each holder is assumed to be $0.00 per share since such shares have no economic value.

(2)      Excludes shares held by Young Cho and Edward Chen.

(3)      Excludes shares held by Jin Goon Kim as the Former Sponsor.

(4)      Excludes shares held by Jin Goon Kim as the Former Sponsor and Young Cho.

(5)      Excludes 3,005,187 shares to be issued to Ethena Opco as an Additional PIPE Investor.

(6)      Excludes shares held by Guy Young as an Additional PIPE Investor.

The TLGY Units (as defined in the accompanying proxy statement/prospectus), TLGY Class A Ordinary Shares and Public Warrants (as defined in the accompanying proxy statement/prospectus) are currently quoted on the OTC Markets Group Pink Limited (the “OTC Pink”) under the symbols “TLGUF”, “TLGYF” and “TLGWF”, respectively. As noted above, pursuant to the terms of the Business Combination Agreement, as a closing condition, (subject to certain exceptions), TLGY is required to cause the StablecoinX Class A Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq (or another national securities exchange), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, StablecoinX Class A Common Stock and the Public Warrants, which will become warrants to purchase one share of StablecoinX Class A Common Stock in accordance with its terms in connection with the SPAC Merger (“StablecoinX Warrants”), are intended to be listed, subject to Nasdaq approval, under the proposed symbols “USDE” and “USDEW”, respectively. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received from Nasdaq (or another national securities exchange) either confirmation of the listing of the StablecoinX Class A Common Stock and StablecoinX Warrants or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived or is subject to an exception and therefore the StablecoinX securities would not be listed on any nationally recognized securities exchange.

For terms used in this notice but not otherwise defined herein, please refer to the Frequently Used Terms section of the accompanying proxy statement/prospectus.

Your vote is very important.    Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting or any adjournment thereof. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved by the shareholders at the extraordinary general meeting, and if the other conditions to closing are satisfied or waived. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the other Condition Precedent Proposal. The Advisory Organizational Documents Proposals are conditioned upon the approval of the Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO CONTINENTAL THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND DELIVER YOUR PUBLIC SHARES TO CONTINENTAL, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS ABANDONED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE EXTRAORDINARY GENERAL MEETING — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

On behalf of the TLGY Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
/s/ Young Cho
Young Cho
Chief Executive Officer and Executive Director

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated February 17, 2026, and is first being mailed to shareholders on or about February 17, 2026.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we”, “us”, “our”, and “TLGY” refer to TLGY Acquisition Corporation, which is an exempted company incorporated under the laws of the Cayman Islands.

In this document:

“50% Redemption Scenario” means the redemption scenario assuming that holders of 244,943 Public Shares, or approximately 50% of the currently outstanding Public Shares, exercise redemption rights with respect to such shares for their pro rata share of the funds in the Trust Account. The 50% Redemption Scenario Assumes that the fair market value of ENA Token at Closing is $0.2169 per token, the fair value of ENA Token on January 26, 2026, which is based on the 30-day VWAP of ENA Tokens ending January 26, 2026.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into by and among TLGY, SC Assets, the Sponsors, and certain other parties thereto upon the completion of the Business Combination. A form of the Amended and Restated Registration Rights Agreement in substantially the form it will be executed in connection with the Closing is attached to this proxy statement/prospectus as Annex K.

“Additional Cash PIPE Investors” means those Additional PIPE Investors who paid Cash for their PIPE Shares.

“Additional Cash PIPE Proceeds” means the aggregate PIPE proceeds paid by the Additional PIPE Investors in Cash.

“Additional Net Cash PIPE Proceeds” means an amount equal to the Additional Cash PIPE Proceeds less the applicable Permitted Transaction Expenses.

“Additional PIPE Investors” means those investors who participated in the PIPE pursuant to the Additional PIPE Subscription Agreements, including Ethena OpCo and Guy Young, the founder of Ethena Labs, S.A.

“Additional PIPE Subscription Agreements” means the subscription agreements, dated as of September 5, 2025, for the purchase of SC Assets Class A Common Stock consummated prior to the Closing.

“Additional Token Purchase Date” means the date of the Additional Token Purchase Agreement.

“Additional Token Purchase Agreement” means the Token Purchase Agreement, dated September 5, 2025, by and between Ethena OpCo and SC Assets, a copy of which is attached hereto as Annex H-2.

“Adjournment Proposal” means the proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate either of the Mergers or any other transaction contemplated by the Business Combination Agreement or the related agreements.

“Administrative Agent” means SC Assets, solely in its capacity as administrative agent for the PIPE Investors who paid Cash for their PIPE Shares.

“Advisory Organizational Documents Proposals” means collectively the eight separate proposals to approve, on a non-binding advisory basis, certain material differences between the TLGY Organizational Documents and the StablecoinX Organizational Documents to be in effect at the Closing.

“Anchorage” means Anchorage National Bank N.A.

“ASC” means Accounting Standards Codification.

“ASU” means Accounting Standards Update.

“Baird” means Robert W. Baird & Co. Incorporated.

“Business Combination” means, collectively, the Mergers, the ENA Contribution, the PIPE and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 21, 2025, by and among TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub, as amended on January 21, 2026, and as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A-1, as amended by Annex A-2.

“Business Combination Proposal” means the proposal to be considered at the extraordinary general meeting to approve the Business Combination Agreement and the transactions contemplated thereby.

“Cash” means, for purposes of the PIPE, cash, USDC or USDT, collectively.

“Cash PIPE Investors” means those PIPE Investors who paid Cash for their PIPE Shares.

“Cash PIPE Proceeds” means the aggregate PIPE proceeds paid by the PIPE Investors in Cash.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date the Closing occurs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collaboration Agreement” means the Amended and Restated Collaboration Agreement, dated as of September 5, 2025, by and among Ethena, Ethena OpCo, StablecoinX and SC Assets.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Company Merger” means the merger in which Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company.

“Company Merger Sub” means StablecoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of StablecoinX.

“Condition Precedent Proposals” mean the Business Combination Proposal and the SPAC Merger Proposal.

“Continental” means Continental Stock Transfer & Trust Company.

“Contribution Agreement” means the Contribution Agreement, dated as of July 21, 2025, by and among TLGY, SC Assets, StableCoinX and Ethena.

“CPCSO” means CPC Sponsor Opportunities I, LP.

“CPCSO Parallel” means CPC Sponsor Opportunities I (Parallel), LP.

“Current Sponsors” means CPCSO and CPCSO Parallel.

“Custodial Account” means a custodial account established by the Administrative Agent for the benefit of the applicable Cash PIPE Investors at Anchorage serving as Custodian.

“Custodian” means Anchorage serving as custodian of the Custodial Account.

“D&O Indemnified Party” means any individual who, at or prior to the Closing, was a director, officer, employee or agent of TLGY, SC Assets, StablecoinX, SPAC Merger Sub, or Company Merger Sub, as the case may be, or who, at the request of TLGY, SC Assets, StablecoinX, SPAC Merger Sub, or Company Merger Sub, as the case may be, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators).

“Deferred Underwriting Fees” means $8,650,000 in underwriting fees payable to Mizuho, as representative of the underwriters of the TLGY IPO, which fees were payable upon the completion of the initial business combination, but were subsequently waived by Mizuho, as representative of such underwriters.

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Schedules” means the disclosure schedules to the Business Combination Agreement.

“DTC” means The Depository Trust Company.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Effective Time” means the effective time of the Mergers.

“ENA Contribution” means the transaction in which Ethena agreed, pursuant to the terms of the Contribution Agreement, to contribute $60 million of ENA Token, valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger.

“Ethena Labs” means Ethena Labs, S.A., a Portuguese company limited by shares.

“ENA Token” means the native protocol governance token of the Ethena Protocol.

“Ethena” or “Ethena Foundation” means the Ethena Foundation.

“Ethena OpCo” means Ethena OpCo Ltd.

“Ethena Protocol” means the blockchain-based protocol and off-chain architecture and related systems for ENA Token.

“Ethena Representative” means the representative from Ethena to be elected to the StablecoinX Investment Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Amendment” means the proposal to extend the date by which TLGY must complete the Business Combination or another initial business combination to the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) presented to and approved by TLGY’s shareholders at the Extension Meeting, as more fully described in the Definitive Proxy Statement on Schedule 14A filed by TLGY on April 11, 2025.

“Extension Meeting” means the extraordinary general meeting of shareholders of TLGY held on April 15, 2025, to, among other things, amend the TLGY Organizational Documents then in effect to extend the date by which TLGY must consummate the Business Combination or another initial business combination to the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date).

“extraordinary general meeting” means the extraordinary general meeting of TLGY’s shareholders, to be held at 11:00 a.m., Eastern Time on March 10, 2026 at the offices of Perkins Coie LLP at 1155 Avenue of the Americas, New York, New York 10036 and virtually at https://www.cstproxy.com/tlgyacquisition/2026, and any adjournments or postponements thereof.

“Fairness Opinion” means the written opinion of Scalar dated July 20, 2025, delivered to the TLGY Board, a copy of which is attached as Annex M hereto.

“FASB” means the Financial Accounting Standards Bureau.

“Former Sponsor” means TLGY Sponsors LLC, a Delaware limited liability company.

“Founder Shares” means, prior to the SPAC Merger, the TLGY Class B Ordinary Shares initially issued to the Former Sponsor as in a private placement prior to the closing of the IPO, and the TLGY Class A Ordinary Shares issued upon conversion thereof and thereafter, the shares of StablecoinX Class A Common Stock for which such shares are exchanged in connection with the SPAC Merger. As of the date of this proxy statement/prospectus, the TLGY Insiders hold an aggregate of 5,444,900 Founder Shares, consisting of 5,344,700 TLGY Class A Ordinary Shares and 105,000 TLGY Class B Ordinary Shares.

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“Founder Shareholders” means the holders of Founder Shares.

“GAAP” means U.S. generally accepted accounting principles.

“Initial Cash PIPE Investors” means those Initial PIPE Investors who paid Cash for their PIPE Shares.

“Initial Cash PIPE Proceeds” means the aggregate PIPE proceeds paid by the Initial PIPE Investors in Cash.

“Initial Net Cash PIPE Proceeds” means an amount equal to the Initial Cash PIPE Proceeds less the applicable Permitted Transaction Expenses.

“Initial PIPE Investors” means those certain third-party investors who participated in the PIPE pursuant to the Initial PIPE Subscription Agreements.

“Initial PIPE Subscription Agreements” means the subscription agreements, dated as of July 21, 2025, for the purchase of SC Assets Class A Common Stock consummated prior to the Closing.

“Initial Token Purchase Date” means the date of the Initial Token Purchase Agreement.

“Initial Token Purchase Agreement” means the Token Purchase Agreement, dated July 21, 2025, by and between Ethena OpCo and SC Assets, a copy of which is attached hereto as Annex H-1.

“Interim Period” means the period beginning on the Signing Date and ending on the earlier of the termination of the Business Combination Agreement or the Closing Date.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means TLGY’s initial public offering of the TLGY Units, Public Shares and Public Warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on November 30, 2021 (SEC File No. 333-260242). On December 8, 2021, TLGY completed the sale of 23,000,000 TLGY Units, including the issuance of 3,000,000 TLGY Units as a result of the underwriters’ exercise of their over-allotment option, in its initial public offering.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Letter Agreement” means the letter agreement, dated November 30, 2021, by and among TLGY, its directors and officers and the Sponsors containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Warrants, indemnification of the Trust Account, voting obligations, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

“Locked ENA Token” means the locked ENA Token sold to SC Assets by Ethena OpCo and valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token at the signing of the Token Purchase Agreements.

“Maximum Redemption Scenario” means the redemption scenario assuming that holders of 489,887 Public Shares, or 100% of the currently outstanding Public Shares, exercise redemption rights with respect to such shares for their pro rata share of the funds in the Trust Account. The Maximum Redemption Scenario Assumes that the fair market value of ENA Token at Closing is $0.2169 per token, the fair value of ENA Token on January 26, 2026, which is based on the 30-day VWAP of ENA Tokens ending January 26, 2026.

“Mergers” means the SPAC Merger and Company Merger.

“Mizuho” means Mizuho Securities USA LLC, the representative of the underwriters in the TLGY IPO.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Net Cash PIPE Proceeds” means the Initial Net Cash PIPE Proceeds and the Additional Net Cash PIPE Proceeds.

“No Redemption Scenario” means the redemption scenario assuming that no holders of Public Shares, or 0% of the currently outstanding Public Shares, exercise redemption rights with respect to such shares for their pro rata share of the funds in the Trust Account. The No Redemption Scenario Assumes that the fair market value of ENA Token at Closing is $0.2169 per token, the fair value of ENA Token on January 26, 2026, which is based on the 30-day VWAP of ENA Tokens ending January 26, 2026.

“OTC Pink” means OTC Markets Group Pink Limited.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Permitted Transaction Expenses” means up to an aggregate amount of $18.5 million in transaction expenses in connection with the PIPE, which amount will be held in the applicable Custodial Accounts until the Closing in accordance with the terms of the PIPE Subscription Agreements.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“PIPE” means the transactions contemplated by the PIPE Subscription Agreements.

“PIPE Investors” means those investors who participated in the PIPE pursuant to the PIPE Subscription Agreements.

“PIPE Shares” means the shares of SC Assets Class A Common Stock sold to the PIPE Investors in the PIPE.

“PIPE Subscription Agreements” means the subscription agreements for the purchase of SC Assets Class A Common Stock consummated prior to the Closing.

“Plan of Merger” means the plan of merger to be filed with the Registrar of Companies of the Cayman Islands to effect the SPAC Merger, a copy of the form of which is attached hereto as Annex B.

“Private Placement Warrants” means the 11,259,500 TLGY Warrants, each exercisable for one TLGY Class A Ordinary Share at $11.50 per share, initially purchased by the Former Sponsor for an aggregate purchase price of $11,259,500, or $1.00 per warrant, in a private placement that closed simultaneously with the IPO. In connection with the Securities Transfer Transaction, the Current Sponsors acquired an aggregate of 3,940,825 Private Placement Warrants from the Former Sponsor for an aggregate purchase price of $1.00. Each of the outstanding Private Placement Warrants will become a StablecoinX Warrant following the SPAC Merger.

“Public Shareholders” means the holders of Public Shares.

“Public Shares” means the TLGY Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO as part of the TLGY Units or thereafter in the open market).

“Public Warrants” means, prior to the SPAC Merger, the TLGY Warrants included in the TLGY Units sold in the IPO (whether they were purchased in the IPO as part of the TLGY Unit or thereafter in the open market), each of which will become a StablecoinX Warrant following the SPAC Merger.

“Public Warrant Holders” means the holders of the Public Warrants.

“Record Date” means February 4, 2026.

“Redemption” means the redemption of TLGY’s Public Shares properly tendered for redemption in connection with the Business Combination pursuant to the TLGY Organizational Documents.

“Redemption Price” means an amount equal to the price at which each TLGY Class A Ordinary Share may be redeemed pursuant to the Redemption, which price will be the per-share price, equal to a pro rata portion of the aggregate amount on deposit in the Trust Account (as equitably adjusted for stock splits, subdivision, stock dividends, combinations, recapitalizations and the like after the Closing) as of two business days prior to the completion of the Business Combination, calculated in accordance with the terms of the TLGY Organizational Documents, payable upon the Redemption of Public Shares.

“Related Agreements” means the Collaboration Agreement, the Contribution Agreement, the PIPE Subscription Agreements, the Token Purchase Agreements, the Sponsor Support Agreement, the Seller Support Agreement, the Amended and Restated Registration Rights Agreement, and the Lock-Up Agreements.

“Retained Shares” means the (a) shares of StablecoinX Class A Common Stock in an amount equal to 3% of the total number of outstanding shares of StablecoinX Class A Common Stock following the Company Merger, in the aggregate, and (ii) an equal number of shares of StablecoinX Class B Common Stock, in each case, to be issued to the Founder Shareholders and holders of Private Placement Warrants in connection with the Sponsors Securities Exchange.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SC Assets” means StablecoinX Assets Inc., a Delaware corporation, prior to the Closing.

“SC Assets Board” means the board of managers of SC Assets.

“SC Assets Common Stock” means collectively, the SC Assets Class A Common Stock and the SC Assets Class B Common Stock.

“SC Assets Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of SC Assets.

“SC Assets Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of SC Assets.

“SC Assets Lock-Up Holders” means the Sellers.

“Scalar” means Scalar LLC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Transfer Agreement” means the agreement, by and among TLGY, the Former Sponsor, TLGY Sponsors LLC, the Current Sponsors and the other parties thereto, pursuant to which (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms) the Current Sponsors purchased an aggregate of (i) 3,542,305 Founder Shares from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY, and (ii) 3,940,825 Private Placement Warrants from the Former Sponsor, for total consideration of $1.00. The transactions contemplated by the Securities Transfer Agreement are referred to as the “Securities Transfer Transaction.”

“Sellers” means the current holders of shares of SC Assets Class B Common Stock.

“Shareholder Proposals” means, collectively, (a) the Business Combination Proposal, (b) the SPAC Merger Proposal, (c) the Advisory Organizational Documents Proposals, and (d) the Adjournment Proposal, if presented.

“Signing Date” means July 21, 2025, the date of the Business Combination Agreement.

“SPAC Merger” means the merger in which SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company.

“SPAC Merger Sub” means StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of StablecoinX.

“SPAC Merger Proposal” means the proposal to be considered at the extraordinary general meeting to approve the SPAC Merger.

“Sponsors” means, collectively, the Former Sponsor and the Current Sponsors.

“Sponsor Support Agreement” means the amended and restated sponsor support agreement, dated September 5, 2025, by and among TLGY, SC Assets, StablecoinX and the other parties thereto, as it may be amended and supplemented from time to time. A copy of the Sponsor Support Agreement is attached to this proxy statement/prospectus as Annex I.

“Sponsors Securities Exchange” means the surrender and transfer to StablecoinX for cancellation of the Founder Shares and the Private Placement Warrants, immediately following the SPAC Merger, in exchange for the Retained Shares, in accordance with the terms of the Sponsor Support Agreement.

“StablecoinX” means StablecoinX, Inc.

“StablecoinX Board” means the board of directors of StablecoinX subsequent to the Closing.

“StablecoinX Bylaws” mean the amended and restated bylaws of StablecoinX to be in effect following the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex D.

“StablecoinX Certificate of Incorporation” or “StablecoinX Charter” means the amended and restated certificate of incorporation of StablecoinX to be in effect following the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex C.

“StablecoinX Class A Common Stock” means the Class A common stock of StablecoinX, par value $0.0001 per share.

“StablecoinX Class B Common Stock” means the Class B common stock of StablecoinX, par value $0.0001 per share.

“StablecoinX Common Stock” means, collectively, the StablecoinX Class A Common Stock and the StablecoinX Class B Common Stock.

“StablecoinX Organizational Documents” means the StablecoinX Certificate of Incorporation and the StablecoinX Bylaws.

“StablecoinX Warrant” means a warrant to acquire one (1) share of StablecoinX Class A Common Stock deemed issued upon conversion of a TLGY Warrant.

“TLGY” means TLGY Acquisition Corporation.

“TLGY Board” means the board of directors of TLGY.

“TLGY Class A Ordinary Shares” means the Class A ordinary shares of TLGY, par value $0.0001 per share.

“TLGY Class B Ordinary Shares” means the Class B ordinary shares of TLGY, par value $0.0001 per share.

“TLGY Insiders” means, collectively the Former Sponsor, the Current Sponsors, the other Founder Shareholders and the other parties to the Sponsor Support Agreement.

“TLGY Ordinary Shares” means, collectively, the TLGY Class A Ordinary Shares and the TLGY Class B Ordinary Shares.

“TLGY Organizational Documents” means TLGY’s Amended and Restated Memorandum and Articles of Association adopted by special resolution passed on October 14, 2021 and effective on November 30, 2021, as amended from time to time.

“TLGY Sponsors LLC” means TLGY Holdings LLC.

“TLGY Units” means the units sold in the IPO (including pursuant to the overallotment option), each consisting of one TLGY Class A Ordinary Share and one-half of one Public Warrant.

“TLGY Warrant” means a redeemable warrant exercisable for one (1) TLGY Class A Ordinary Share, which includes the Private Placement Warrants and the Public Warrants. Each of the TLGY Warrants will become a StablecoinX Warrant following the SPAC Merger.

“Token Purchase Date” means the date of the applicable Token Purchase Agreement.

“Token Purchase Agreements” means the Initial Token Purchase Agreement and the Additional Token Purchase Agreement.

“trading day” means a day on which shares of StablecoinX Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of StablecoinX Class A Common Stock are then traded.

“Transactions” means, collectively, the Business Combination and the other transactions contemplated by the Transaction Documents.

“Transaction Documents” means each of the agreements and instruments contemplated by the Business Combination Agreement or otherwise related to the transactions contemplated by the Business Combination Agreement and such other agreements or instruments contemplated by the Business Combination Agreement, in each case, that was executed and delivered on the date of the Business Combination Agreement or will be executed and delivered on or prior to the date of Closing by a holder of shares of SC Assets, SC Assets, StablecoinX, TLGY, the Sponsors and/or any of their respective affiliates, including the Related Agreements.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code, as promulgated by the U.S. Department of Treasury from time to time.

“Trust Account” means the trust account of TLGY, which holds the remaining net proceeds from the IPO and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of November 30, 2021, by and between TLGY and Continental (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms).

“Warrant Agreement” means the Warrant Agreement, dated as of November 30, 2021, between TLGY and Continental, which governs the outstanding TLGY Warrants (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms). The Warrant Agreement will be assigned to and assumed by StablecoinX in connection with the Closing.

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MARKET AND INDUSTRY DATA

TLGY and SC Assets are responsible for the disclosure contained in this proxy statement/prospectus. Information contained in this proxy statement/prospectus concerning the market and the industry in which SC Assets competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by SC Assets based on such sources and SC Assets’ knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. Neither TLGY nor SC Assets have independently verified this third-party information. The industry in which SC Assets operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the sections of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors — Risks Related to the Business Combination and TLGY” and “Risk Factors — Risks Related to StablecoinX and SC Assets’ Business and Industry” and elsewhere in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for TLGY’s, SC Assets’ and StablecoinX’s respective businesses, and the timing for and ability of TLGY and SC Assets to complete the Business Combination. These statements are based on the beliefs and assumptions of the management of TLGY and SC Assets. Although TLGY and SC Assets believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither TLGY nor SC Assets can assure you that either will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this proxy statement/prospectus and in any document incorporated by reference in this proxy statement/prospectus may include, for example, statements about TLGY and SC Assets prior to the Business Combination and StablecoinX and SC Assets following the Business Combination, including:

•        the ability to realize the benefits expected from the Business Combination;

•        the ability to consummate the Business Combination;

•        the ability to obtain and/or maintain the listing of the StablecoinX Class A Common Stock and the Public Warrants on Nasdaq following the Business Combination;

•        the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•        the future financial performance of StablecoinX and SC Assets following the Business Combination;

•        StablecoinX’s and SC Assets’ ability to retain or recruit, or to effect changes required in, their respective officers, key employees or directors following the Business Combination;

•        StablecoinX’s and SC Assets’ ability to comply with laws and regulations applicable to its business; and

•        expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and TLGY’s and SC Assets’ management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of TLGY, SC Assets and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing TLGY’s or SC Assets’ management teams’ views as of any subsequent date. Neither TLGY nor SC Assets undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•        the fact that SC Assets and StablecoinX have no history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;

•        the fact that SC Assets and StablecoinX may not be able to generate positive cash flow from its expected future business operations;

•        there may be time delays, unforeseen expenses, increased capital costs, and other complications;

•        operating in a highly competitive industry;

•        general economic uncertainty;

•        the volatility of the market price of ENA;

•        any failure by management to manage growth properly that could negatively impact SC Assets’ and StablecoinX’s business;

•        failure to retain or recruit required officers, key personnel or directors;

•        inability to access debt capital when otherwise necessary or advisable;

•        impacts of force majeure events;

•        that SC Assets has generated negative operating cash flows and may experience negative cash flow from operations in the future;

•        failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

•        the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which SC Assets operates or will operate in the future;

•        international, national or local economic, social or political conditions that could adversely affect SC Assets, StablecoinX and their business;

•        the effectiveness of SC Assets’ and StablecoinX’s internal controls and its corporate policies and procedures;

•        any infringement of the intellectual property rights of third parties;

•        failure to adequately protect intellectual property rights;

•        issue with information technology systems, including cyber threats, disruption, damage and failure; and

•        use of resources and management attention related to the requirements of being a public company in the United States.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF TLGY

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to TLGY’s shareholders. TLGY urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the Business Combination and the voting procedures for the extraordinary general meeting, which will be held at 11:00 a.m., Eastern Time, on March 10, 2026, at the offices of Perkins Coie LLP located at 1155 Avenue of the Americas, New York, New York 10036, and virtually via live webcast at https://www.cstproxy.com/tlgyacquisition/2026. To participate in the extraordinary general meeting online, visit and enter the 12 digit control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the extraordinary general meeting, as described in this proxy statement/prospectus.

Q.     Why am I receiving this proxy statement/prospectus?

A.     TLGY shareholders are being asked to consider and vote upon, among other proposals, the Business Combination Proposal, which is a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination. Pursuant to the terms of the Business Combination Agreement, pursuant to which, among other things, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX, and StablecoinX will become a publicly traded company, as more fully described elsewhere in this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal” for more detail.

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A-1, as amended by Annex A-2, which is incorporated by reference into this proxy statement/prospectus, and you are encouraged to read it in its entirety.

In connection with the completion of the Business Combination, TLGY will provide its Public Shareholders the opportunity to redeem their Public Shares in accordance with the TLGY Organizational Documents. In addition, prior to the SPAC Merger, each TLGY Unit will be separated into its component parts and, pursuant to the TLGY Organizational Documents, each TLGY Class B Ordinary Share will convert automatically, on a one-for-one basis, into a TLGY Class A Ordinary Share. Immediately thereafter and in connection with the SPAC Merger, (i) each issued and outstanding TLGY Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of StablecoinX Class A Common Stock; and (ii) each issued and outstanding TLGY Warrant will automatically become a StablecoinX Warrant in accordance with its terms. See the section of this proxy statement/prospectus entitled “The SPAC Merger Proposal” for additional information.

THE VOTE OF PUBLIC SHAREHOLDERS IS IMPORTANT. PUBLIC SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF TLGY AND SC ASSETS, CAREFULLY AND IN ITS ENTIRETY.

Q.     What proposals are shareholders of TLGY being asked to vote upon?

A.     At the extraordinary general meeting, TLGY is asking holders of TLGY Ordinary Shares to consider and vote upon:

•        The Business Combination Proposal;

•        The SPAC Merger Proposal;

•        The Advisory Organizational Documents Proposals; and

•        The Adjournment Proposal, if presented.

If TLGY’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could be terminated and the Business Combination may not be consummated. See the sections of this proxy statement/prospectus entitled “The Business Combination Proposal” and “The SPAC Merger Proposal”.

TLGY will hold the extraordinary general meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting. Shareholders of TLGY should read it carefully.

The TLGY Insiders, including the Sponsors, have agreed to vote all the Founder Shares and any Public Shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares, which is sufficient to approve all the proposals at the extraordinary general meeting. See the question and answer below entitled “How do the TLGY Insiders intend to vote their TLGY Ordinary Shares?” for additional information. After careful consideration, the TLGY Board has determined that each of (a) the Business Combination Proposal, (b) the SPAC Merger Proposal, (c) the Advisory Organizational Documents Proposals, and (d) and the Adjournment Proposal, if presented, are in the best interests of TLGY and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TLGY’s officers and the Sponsors have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion of these considerations.

Q.     Are the proposals conditioned on one another?

A.     Each of the Business Combination Proposal and the SPAC Merger Proposal are Condition Precedent Proposals and the Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the other Condition Precedent Proposal. The Advisory Organizational Documents Proposals are conditioned upon the approval of the Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

As noted above, if TLGY’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could be terminated and the Business Combination may not be consummated. See the sections of this proxy statement/prospectus entitled “The Business Combination Proposal” and “The SPAC Merger Proposal”.

Q.     Why is TLGY proposing the Business Combination?

A.     TLGY was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses or entities.

SC Assets is a newly-formed infrastructure software and services business supporting the Ethena ecosystem, which may include operating validator infrastructure on the proposed Converge network, if and when it launches, deploying a decentralized verifier network (a “DVN”) or similar service, or other technical or operational support for networks or protocols that utilize ENA Token. Based on TLGY’s due diligence investigations of the Ethena ecosystem and the digital asset industry more broadly, including, but not limited to, increased demand from traditional capital market participants to access the Ethena ecosystem and the increased demand for digital dollar alternatives, the TLGY Board believes that the Business Combination with SC Assets is in the best interests of TLGY and its shareholders. See “The Business Combination Proposal — The TLGY Board’s Reasons for the Approval of the Business Combination” of this proxy statement/prospectus for additional information.

Although the TLGY Board believes that the Business Combination with SC Assets presents a unique business combination opportunity and is in the best interests of TLGY and its shareholders, the TLGY Board did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — The TLGY Board’s Reasons for the Approval of the Business Combination”, of this proxy statement/prospectus as well as in the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to StablecoinX and SC Assets’ Business and Industry”.

Q.     What will TLGY shareholders receive in connection with the Business Combination?

A.     Pursuant to the Business Combination Agreement, prior to the SPAC Merger, (1) each TLGY Unit will be separated into its component parts, and (2) each TLGY Class B Ordinary Share issued and outstanding will be automatically converted into one TLGY Class A Ordinary Share. Immediately following such conversion, in connection with the SPAC Merger, (a) each TLGY Class A Ordinary Share issued and outstanding immediately prior to the SPAC Merger will automatically convert into one share of StablecoinX Class A Common Stock, and (b) each TLGY Warrant will automatically become a StablecoinX Warrant on substantially the same terms as the TLGY Warrants in accordance with its terms.

Immediately following the consummation of the SPAC Merger, the TLGY Insiders have agreed to exchange the Founder Shares and Private Placement Warrants held by them for the Retained Shares. Following the Closing, the only outstanding StablecoinX Warrants will be the publicly traded StablecoinX Warrants.

At the Closing, StablecoinX will have two classes of shares outstanding: (1) StablecoinX Class A Common Stock, which will have no voting rights other than as required by applicable law and as provided in the StablecoinX Certificate of Incorporation and which will be listed for trading and will be freely transferable, subject to certain restrictions, and (2) StablecoinX Class B Common Stock, which will one vote per share and no economic rights. See the question and answers below entitled “What equity stakes will the Public Shareholders, the TLGY Insiders, the PIPE Investors, the Sellers and Ethena have in StablecoinX immediately after the consummation of the Business Combination?”, “What voting stake will current TLGY shareholders hold in StablecoinX immediately after the consummation of the Business Combination?” and “How will the Business Combination affect my TLGY Class A Ordinary Shares, TLGY Warrants and TLGY Units?” for additional information.

Q.     What will the Sellers receive in connection with the Business Combination?

A.     In connection with the Company Merger, (1) each then issued and outstanding share of SC Assets Class A Common Stock will be exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, and (2) each then issued and outstanding share of SC Assets Class B Common Stock will be exchanged, on a one-for-one basis for (a) one share of StablecoinX Class A Common Stock and (b) one share of StablecoinX Class B Common Stock.

Q.     What equity stakes will the Public Shareholders, the TLGY Insiders, the PIPE Investors, the Sellers and Ethena have in StablecoinX immediately after the consummation of the Business Combination?

A.     The post-Closing share ownership of StablecoinX under (1) the No Redemptions Scenario, (2) the 50% Redemptions Scenario and (3) the Maximum Redemptions Scenario, excluding the dilutive effect of the Public Warrants, would be as follows:

	Economic Interests in StablecoinX(1)
	No Redemptions(2)		50% Redemption(3)		Maximum Redemption(4)
	Shares(5)%		Shares(5)%		Shares(5)%
Public Shareholders	489,887	0.9%	244,944	0.4%	0	0.0%
TLGY Insiders	1,703,622	3.0%	1,696,046	3.0%	1,688,471	3.0%
PIPE Investors	49,568,304	87.3%	49,568,304	87.7%	49,568,304	88.1%
Sellers(6)	700,000	1.2%	700,000	1.2%	700,000	1.2%
Ethena(7)	4,325,582	7.6%	4,325,582	7.7%	4,325,582	7.7%
Total*	56,787,395	100.0%	56,534,876	100.0%	56,282,357	100.0%

____________

*        Percentages may not sum to 100.0% due to rounding.

(1)      Economic interests reflect the number of shares of StablecoinX Class A Common Stock to be held by each holder at Closing. Shares of StablecoinX Class B Common Stock will have no economic value. Share ownership presented under each redemptions scenario in the tables above are only presented for illustrative purposes. TLGY cannot predict how many Public Shareholders will exercise their right to have their Public Shares redeemed for cash. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. As such, the ownership percentages of current TLGY shareholders may also differ from the presentation above if the actual redemptions are different from these assumptions. See “Risk Factors — Risks Related to the Business Combination and TLGY — The ability of TLGY’s Public Shareholders to exercise redemption rights with respect to a large number of its Public Shares may not allow it to complete the Business Combination or optimize the capital structure of StablecoinX and may increase the probability that the Business Combination would be unsuccessful and that you will have to wait for liquidation in order to redeem your shares”.

(2)      This scenario assumes that no Public Shares are redeemed, which is a redemptions scenario that could occur.

(3)      Assumes that 50% of Public Shareholders, or those holding 244,943 Public Shares, will exercise their redemption rights for an aggregate payment of approximately $3.1 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemption scenario that could occur.

(4)      Assumes that all of Public Shareholders, or those holding 489,887 Public Shares, will exercise their redemption rights for an aggregate payment of approximately $6.2 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemption scenario that could occur.

(5)      Assumes that the fair market value of ENA Token at Closing is $0.2169 per token, the fair value of ENA Token ending January 26, 2026. The number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders in accordance with the terms of the Sponsor Support Agreement will be 3% of the total outstanding StablecoinX Class A Common Stock outstanding at Closing. The number of shares of StablecoinX Common Stock to be issued to the PIPE Investors and Ethena in accordance with the terms of the PIPE Subscription Agreement and the Contribution Agreement, respectively, will vary based on the difference between the fair market value of ENA Token at the signing of the applicable agreement and the fair market value of ENA Token at the Closing. Neither TLGY nor SC Assets can predict what the fair market value of ENA Token will be at Closing. As a result, the number of shares StablecoinX Common Stock to be issued in connection with the Business Combination may differ from the amounts presented in the tables above. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the question and answer below entitled “How will the number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders, PIPE Investors and Ethena in connection with the Business Combination be impacted by changes in the price of ENA Tokens?” and the section entitled “The Business Combination Proposal — Related Agreements” for additional information. See also the risk factors entitled “Risks Relating to the Business Combination and TLGY — StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares” and “Risks Relating to the Business Combination and TLGY — TLGY’s shareholders who do not redeem their Public Shares will have a reduced economic ownership and no voting interest after the Business Combination and will exercise less influence over management” for additional information.

(6)      The number of shares of StablecoinX Class A Common Stock does not include any shares of StablecoinX Class A Common Stock to be issued to Young Cho or Edward Chen as TLGY Insiders.

(7)      The number of shares of StablecoinX Class A Common Stock does not include the 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

The following table illustrates the potential dilutive effect of the Public Warrants (in all scenarios) assuming all Public Warrants are exercised:

	Economic Interests in StablecoinX(1)
	No Redemptions(2)		50% Redemption(3)		Maximum Redemption(4)
	Shares(5)%		Shares(5)%		Shares(5)%
Public Shareholders	489,887	0.9%	244,944	0.4%	0	0.0%
Public Warrant Holders	11,500,000	16.8%	11,500,000	16.9%	11,500,000	17.0%
TLGY Insiders	1,703,622	2.5%	1,696,046	2.5%	1,688,471	2.5%
PIPE Investors	49,568,304	72.7%	49,568,304	72.8%	49,568,304	73.1%
Sellers(6)	700,000	1.0%	700,000	1.0%	700,000	1.0%
Ethena(7)	4,325,582	6.3%	4,325,582	6.4%	4,325,582	6.4%
Total*	68,287,395	100.0%	68,034,876	100.0%	67,782,357	100.0%

____________

*        Percentages may not sum to 100.0% due to rounding.

(1)     Economic interests reflect the number of shares of StablecoinX Class A Common Stock to be held by each holder at Closing. Shares of StablecoinX Class B Common Stock will have no economic value. Share ownership presented under each redemptions scenario in the tables above are only presented for illustrative purposes. TLGY cannot predict how many Public

Shareholders will exercise their right to have their Public Shares redeemed for cash. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. As such, the ownership percentages of current TLGY shareholders may also differ from the presentation above if the actual redemptions are different from these assumptions. See “Risk Factors — Risks Related to the Business Combination and TLGY — The ability of TLGY’s Public Shareholders to exercise redemption rights with respect to a large number of its Public Shares may not allow it to complete the Business Combination or optimize the capital structure of StablecoinX and may increase the probability that the Business Combination would be unsuccessful and that you will have to wait for liquidation in order to redeem your shares”.

(2)      This scenario assumes that no Public Shares are redeemed, which is a redemptions scenario that could occur.

(3)      Assumes that 50% of Public Shareholders, or those holding 244,943 Public Shares, will exercise their redemption rights for an aggregate payment of approximately $3.1 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemption scenario that could occur.

(4)      Assumes that all of Public Shareholders, or those holding 489,887 Public Shares, will exercise their redemption rights for an aggregate payment of approximately $6.2 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemption scenario that could occur.

(5)      Assumes that the fair market value of ENA Token at Closing is $0.2169 per token, the fair value of ENA Token ending January 26, 2026. The number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders in accordance with the terms of the Sponsor Support Agreement will be 3% of the total outstanding StablecoinX Class A Common Stock outstanding at Closing. The number of shares of StablecoinX Common Stock to be issued to the PIPE Investors and Ethena in accordance with the terms of the PIPE Subscription Agreement and the Contribution Agreement, respectively, will vary based on the difference between the fair market value of ENA Token at the signing of the applicable agreement and the fair market value of ENA Token at the Closing. Neither TLGY nor SC Assets can predict what the fair market value of ENA Token will be at Closing. As a result, the number of shares StablecoinX Common Stock to be issued in connection with the Business Combination may differ from the amounts presented in the tables above. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the question and answer below entitled “How will the number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders, PIPE Investors and Ethena in connection with the Business Combination be impacted by changes in the price of ENA Tokens?” and the section entitled “The Business Combination Proposal — Related Agreements” for additional information. See also the risk factors entitled “Risks Relating to the Business Combination and TLGY — StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares” and “Risks Relating to the Business Combination and TLGY — TLGY’s shareholders who do not redeem their Public Shares will have a reduced economic ownership and no voting interest after the Business Combination and will exercise less influence over management” for additional information.

(6)      The number of shares of StablecoinX Class A Common Stock does not include any shares of StablecoinX Class A Common Stock to be issued to Young Cho or Edward Chen as TLGY Insiders.

(7)      The number of shares of StablecoinX Class A Common Stock does not include the 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

Q.     What voting stake will current TLGY shareholders hold in StablecoinX immediately after the consummation of the Business Combination?

A.     StablecoinX will have two classes of shares outstanding at the Closing, shares of StablecoinX Class A Common Stock, which will have no voting rights other than as required by applicable law and the StablecoinX Certificate of Incorporation, and shares of StablecoinX Class B Common Stock, which will have one vote per share. With respect to the voting rights of the shares of StablecoinX Class A Common Stock, the StablecoinX Certificate of Incorporation provides that, except as expressly required by a nonwaivable provision of the DGCL, holders of shares of StablecoinX Class A Common Stock will not be entitled to vote on any matter, including the election of directors, until such time as no share of StablecoinX Class B Common Stock remains outstanding, at which time, each share of StablecoinX Class A Common Stock will automatically be entitled to one vote on all matters submitted to a vote of stockholders. Holders of StablecoinX Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of StablecoinX Class A Common Stock held by them, to the extent there are any, whereas holders of StablecoinX Class B Common Stock will have no economic rights. In addition, the shares of StablecoinX Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements (as defined herein) and any restrictions pursuant to applicable laws, while the shares of StablecoinX Class B Common Stock will not be listed or freely transferable. See the section entitled “Description of StablecoinX’s Securities” for additional information.

Immediately following the completion of the Business Combination, (1) all shares of StablecoinX Class A Common Stock will be held by (a) the Public Shareholders, (b) the TLGY Insiders, (c) the Sellers, (d) the PIPE Investors and (e) Ethena and (2) all shares of StablecoinX Class B Common Stock will be held only by (a) Ethena, (b) the TLGY Insiders, and (c) the Sellers. Assuming the fair market value of ENA Token at Closing of $0.2169 per token, the fair value of ENA Token ending January 26, 2026, it is expected that, in each of the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, (1) Ethena will own approximately 4,325,582 shares of StablecoinX Class B Common Stock, representing approximately 64.4% of the voting power, (2) the TLGY Insiders will own an aggregate of approximately 1,703,622 shares of StablecoinX Class B Common Stock, representing approximately 25.2% of the voting power, and (3) the Sellers will own an aggregate of 700,000 shares of StablecoinX Class B Common Stock, representing approximately 10.4% of the voting power, in each case, of the capital stock of StablecoinX. Public Shareholders and the PIPE Investors will have no voting power in StablecoinX immediately following the Closing. See the question and answer below entitled “How will the number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders, PIPE Investors and Ethena in connection with the Business Combination be impacted by changes in the price of ENA Tokens?” and the section entitled “The Business Combination Proposal — Related Agreements” for additional information.

Q:     Will StablecoinX be a “controlled company” under the rules of Nasdaq upon the Closing?

A:     Yes. Upon the consummation of the Business Combination, in each of the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, it is expected that the Ethena Foundation will own approximately 64.4% of the issued and outstanding shares of StablecoinX Class B Common Stock. Accordingly, upon the consummation of the Business Combination, the Ethena Foundation will hold approximately 64.4% of the voting power of StablecoinX’s capital stock, and, as a result, StablecoinX will be considered a “controlled company” under the rules of Nasdaq. For so long as StablecoinX remains a controlled company under that definition, it is permitted to elect to rely on certain exemptions from corporate governance rules. As a result, investors may not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements. StablecoinX’s status as a controlled company could cause its securities to be less attractive to certain investors or otherwise adversely affect the trading price. See the risk factors entitled “StablecoinX expects to qualify as a controlled company under applicable securities exchange rules and expects to avail itself of applicable exemptions from the corporate governance requirements thereof,” and “Because StablecoinX will be a “controlled company” under The Nasdaq Stock Market listing standards, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies” for additional information.

Q.     How will the number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders, PIPE Investors and Ethena in connection with the Business Combination be impacted by changes in the price of ENA Tokens through the Closing?

A.     The number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders in accordance with the terms of the Sponsor Support Agreement will be 3% of the total outstanding StablecoinX Class A Common Stock outstanding at Closing. The number of shares of StablecoinX Common Stock to be issued to the PIPE Investors and Ethena in accordance with the terms of the PIPE Subscription Agreement and the Contribution Agreement, respectively, will vary based on the difference between the fair market value of ENA Token at the signing of the applicable agreement and the fair market value of ENA Token at the Closing. A 10% increase or decrease in the fair market value of ENA Token at Closing will have no material impact on the relative holdings of each of the holders of StablecoinX Common Stock at Closing. Neither TLGY nor SC Assets can predict what the fair market value of ENA Token will be at Closing. As a result, the number of shares StablecoinX Common Stock to be issued in connection with the Business Combination may differ from the amounts presented in this proxy statement/prospectus. See the section entitled “The Business Combination Proposal — Related Agreements” and the risk factors entitled “Risks Relating to the Business Combination and TLGY — StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares” and “Risks Relating to the Business Combination and TLGY — TLGY’s shareholders who do not redeem their Public Shares will have a reduced economic ownership and no voting interest after the Business Combination and will exercise less influence over management” for additional information.

Q.     How has the announcement of the Business Combination affected the trading price of the TLGY Class A Ordinary Shares?

A.     On July 18, 2025, the last trading date prior to the public announcement of the Business Combination, TLGY Units, TLGY Class A Ordinary Shares and Public Warrants closed at $14.99, $14.90 and $0.42, respectively. As of September 26, 2025, the last practicable trading day immediately prior to the initial filing date of this proxy statement/prospectus, the closing price for each TLGY Unit, TLGY Class A Ordinary Share and Public Warrant was $16.50, $13.00 and $1.20 respectively.

Q.     Will TLGY obtain new financing in connection with the Business Combination?

A.     In connection with the Business Combination, TLGY, StablecoinX and SC Assets have entered into PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed, subject to the terms and conditions of their respective PIPE Subscription Agreements, to purchase an aggregate of approximately $893 million of PIPE Shares from SC Assets prior to the Company Merger, of which approximately $349 million will be paid in ENA Token (including the $60 million ENA Contribution) prior to the Company Merger, and approximately $544 million was paid in Cash on or prior to the date of the applicable PIPE Subscription Agreement, in each case, in accordance with the terms of the PIPE Subscription Agreements. TLGY is not currently contemplating obtaining new financing in connection with the Business Combination, however, this may change prior to the Closing. Any such additional agreements will be publicly disclosed in a timely manner through a press release or a Current Report on Form 8-K. For additional information, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Related Agreements — PIPE Subscription Agreements”.

Q.     How will the Business Combination affect my TLGY Class A Ordinary Shares, TLGY Warrants and TLGY Units?

A.     Immediately prior to the SPAC Merger, (1) each TLGY Unit will be separated into its component parts, and (2) pursuant to the TLGY Organizational Documents and the Sponsor Support Agreement, each TLGY Class B Ordinary Share issued and outstanding will be automatically converted into one TLGY Class A Ordinary Share. Immediately following such conversion, in connection with the SPAC Merger, (a) each TLGY Class A Ordinary Share issued and outstanding immediately prior to the SPAC Merger will automatically convert, on a one-for-one basis, into a share of StablecoinX Class A Common Stock, and (b) each TLGY Warrant will be automatically converted into a StablecoinX Warrant on substantially the same terms as the TLGY Warrants.

The shares of StablecoinX Class A Common Stock will have no voting rights other than as required by applicable law until such time that no shares of StablecoinX Class B Common Stock remain outstanding. At such time, the shares of StablecoinX Class A Common Stock will have one vote per share. Holders of StablecoinX Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of StablecoinX Class A Common Stock held by them, to the extent there are any. In addition, the shares of StablecoinX Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements and any restrictions pursuant to applicable laws. See the question and answers above entitled “What equity stakes will the Public Shareholders, the TLGY Insiders, the PIPE Investors, the Sellers and Ethena have in StablecoinX immediately after the consummation of the Business Combination?” and “What voting stake will current TLGY shareholders hold in StablecoinX immediately after the consummation of the Business Combination?” for additional information.

Q.     Do I have redemption rights?

A.     If you are a Public Shareholder, you have the right to request that we redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. If you wish to exercise your redemption rights, please see the answer to the next question: “How do I exercise my redemption rights?”.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other Person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The TLGY Insiders have agreed to waive their redemption rights with respect to all of the Founder Shares in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the Redemption Price.

Q.     How do I exercise my redemption rights?

A.     If you are a Public Shareholder and wish to exercise your right to redeem the Public Shares, you must:

(a)     (i) hold Public Shares or (ii) hold Public Shares through TLGY Units and elect to separate your TLGY Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(b)    submit a written request to Continental, in which you (i) request to exercise your redemption rights with respect to all or a portion of your Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(c)     deliver your share certificates for Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on March 6, 2026 (two business days before the initial scheduled date of the extraordinary general meeting) in order for their Public Shares to be redeemed.

Holders of TLGY Units must elect to separate the TLGY Units into the underlying Public Shares and Public Warrants prior to exercising their redemption rights with respect to the Public Shares. If Public Shareholders hold their TLGY Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the TLGY Units into the underlying Public Shares and Public Warrants, or if a holder holds TLGY Units registered in its own name, the holder must contact Continental directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to TLGY in order to validly exercise its redemption rights. The address of Continental is listed under the question “Who can help answer my questions?” of this proxy statement/prospectus.

Public Shareholders will be entitled to request that their Public Shares be redeemed for the Redemption Price. For illustrative purposes, as of the Record Date, this would have amounted to approximately $13.05 per issued and outstanding Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of TLGY’s creditors, if any, which could have priority over the claims of the Public Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote, how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to Public Shareholders electing to redeem their Public Shares will be distributed promptly after the consummation of the Business Combination.

Any request for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with TLGY’s consent. Furthermore, if a holder of a Public Share delivers its share certificates (if any) along with the redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that TLGY permit the withdrawal of the request for redemption and instruct Continental, to return the share certificates (physically or electronically). The holder can make such request by contacting Continental, at the address or email address listed in this proxy statement/prospectus.

Any corrected or changed written exercise of redemption rights must be received by Continental at least two business days prior to the initial scheduled date of the extraordinary general meeting. No request for redemption will be honored unless the holder’s certificates for Public Shares (if any) along with the redemption forms have been delivered (either physically or electronically) to Continental, at least two business days prior to the initial scheduled date of the extraordinary general meeting.

If a Public Shareholder properly makes a request for redemption and the certificates for Public Shares (if any) along with the redemption forms are delivered as described above, then, if the Business Combination is consummated, TLGY will redeem the Public Shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. If the Business Combination is abandoned, the Public Shares will be returned to the respective holder, broker or bank.

If you are a Public Shareholder and you exercise your redemption rights, such exercise will not result in the loss of any Public Warrants that you may hold.

Q.     If I am a Public Warrant Holder, can I exercise redemption rights with respect to my Public Warrants?

A.     No. The Public Warrant Holders have no redemption rights with respect to such securities.

TLGY cannot assure the Public Warrant Holders that they will be able to sell their Public Warrants in the open market as there may not be sufficient liquidity in such securities when Public Warrant Holders wish to sell their Public Warrants. Further, while the level of redemptions of Public Shares will not directly change the value of the warrants because the warrants will remain outstanding regardless of the level of redemptions, as redemptions of Public Shares increase, a holder of Public Warrants following the Closing who exercises such warrants will ultimately own a greater interest in StablecoinX because there would be fewer shares outstanding overall.

Q.     What are the material U.S. federal income tax consequences of the exercise of the redemption rights?

A.     The U.S. federal income tax consequences of exercising redemption rights with respect to your Public Shares depends on your particular facts and circumstances. It is possible that you may be treated as selling your shares and, as a result, recognize capital gain or capital loss. It is also possible that the Redemption may be treated as a distribution for U.S. federal income tax purposes. You may also be subject to complex “passive foreign investment company” rules of the Code, which may further impact the U.S. federal income tax consequence of the Redemption to you. Whether the Redemption qualifies for sale treatment with respect to you will depend largely on the total number of TLGY Ordinary Shares you are treated as owning before and after the Redemption (including any shares that you are deemed to constructively own as a result of owning TLGY Warrants (including Public Warrants)) relative to all issued and outstanding TLGY Ordinary Shares both before and after the Redemption. For a more complete discussion of the U.S. federal income tax consequences of an exercise of redemption rights, see the section entitled “Material U.S. Federal Income Tax Considerations — The Redemption”.

Q.     What are the material U.S. federal income tax consequences of the Mergers?

A.     It is intended that the Mergers, taken together and as part of an integrated transaction, will be treated as transactions governed by Section 351(a) of the Code. Assuming the Mergers so qualify, you generally should not recognize gain or loss for U.S. federal income tax purposes on the receipt of solely shares of StablecoinX Common Stock issued in the Mergers. However, the Closing of the Business Combination is not conditioned on the receipt of an opinion of counsel or a ruling from the IRS that the Mergers will qualify as transactions governed by Section 351(a) of the Code, none of TLGY, SC Assets, and StablecoinX intends to request an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Mergers, and there can be no assurance that such an opinion of counsel or a ruling from the IRS can or will be obtained. Consequently, no assurance can be given that the Mergers will qualify as transactions governed by Section 351(a) of the Code, that the IRS will not challenge such qualification or that a court would not sustain such a challenge. Moreover, regardless of whether the Mergers qualify as transactions governed by Section 351(a) of the Code, it is possible that you may recognize gain if your Public Warrants convert into StablecoinX Warrants pursuant to the SPAC Merger. You may also be subject to complex “passive foreign investment company” rules of the Code, which may further impact the U.S. federal income tax consequences of the Mergers to you. TLGY has received a legal opinion from Perkins Coie LLP, its tax counsel, with respect to these matters. For a more complete description of the material U.S. federal income tax consequences of the Mergers, including such consequences if the Mergers do not qualify as transactions governed by Section 351(a) of the Code, see the section entitled “Material U.S. Federal Income Tax Considerations — The Mergers”.

Q.     What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A.     Following the closing of the IPO (including exercise in full of the over-allotment option by the underwriters of the IPO), an amount equal to $234,600,000 ($10.20 per TLGY Unit) of the net proceeds from the IPO and the sale of the Private Placement Warrants was placed in the Trust Account. As of the Record Date, funds in the Trust Account totaled $6,390,792.86 and were comprised entirely of cash, U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (a) the completion of a business combination (including the Closing), (b) the redemption of all of the Public Shares if TLGY is unable to complete a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) and (c) the redemption of any Public Shares properly tendered in connection with a shareholder vote to amend the TLGY Organizational Documents (A) to modify the substance or timing of TLGY’s obligation to redeem 100% of the Public Shares in connection with its initial business combination or if it does not complete a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, subject to applicable law.

In connection with the Business Combination, the funds deposited in the Trust Account will be released to pay holders of Public Shares who properly exercise their redemption rights; to pay transaction fees and expenses associated with the Business Combination; and for working capital and general corporate purposes of StablecoinX following the Business Combination, to the extent any funds remain after payment of redemption rights. See the section of this proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus — Sources and Uses for the Business Combination”.

Q.     Did the TLGY Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.     Yes. The TLGY Board received the Fairness Opinion from Scalar as to the fairness, from a financial point of view, to the TLGY shareholders (other than the Sponsors and their affiliates and the PIPE Investors (collectively the “Excluded Shareholders”)) of the consideration to be received in the Business Combination by such TLGY shareholders, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described under the subsection “The Business Combination Proposal — Opinion of the TLGY Financial Advisor” and Annex M attached hereto.

Q.     What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.     Our Public Shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. In addition, the Business Combination is not subject to a minimum cash condition. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shares are reduced as a result of redemptions by Public Shareholders.

In the event of significant redemptions, with fewer Public Shares and Public Shareholders, StablecoinX may not be able to meet the listing standards for Nasdaq or another national securities exchange and even if it was able to meet such listing standards, the trading market for StablecoinX Class A Common Stock may not be liquid.

The table below presents the Trust Account value per share to a Public Shareholder that elects not to redeem its shares across a range of varying redemption scenarios.

As of September 30, 2025
Trust Account Value	$6,210,376.00
Total Public Shares	489,887
Trust Account Value per Public Share	$12.68
	No Redemptions(1)	50% Redemptions(2)	Maximum Redemptions(3)
Redemptions ($)	$0.00	$3,105,188.00	$6,210,376.00
Redemptions (Shares)	0	244,944	489,887
Deferred Underwriting Fees(4)	$0.00	$0.00	$0.00
Cash left in the Trust Account post redemptions less deferred underwriting fees	$6,210,376.00	$3,105,188.00	$0.00
Public Shares post redemptions	489,887	244,943	0
Remaining Trust Proceeds Per Public Share	$12.68	$12.68	$0.00

____________

(1)      This scenario assumes that no Public Shares are redeemed, which is a redemptions scenario that could occur.

(2)      This scenario assumes that 244,943 Public Shares, or 50% of the Public Shares, are redeemed for an aggregate payment of approximately $3.1 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemptions scenario that could occur.

(3)      This scenario assumes that 489,887 Public Shares, or all of the Public Shares, are redeemed for an aggregate payment of approximately $6.2 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemptions scenario that could occur.

(4)      See the section entitled “Information about TLGY — IPO Underwriters’ Deferred Underwriting Fee Waiver” for additional information.

(5)      The underwriters in our IPO, of which Mizuho served as the representative, agreed to defer $8,650,000 in underwriting fees payable, which fees are payable upon the completion of our initial business combination. In May 2024, we entered into a waiver with Mizuho, pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 Founder Shares it received as compensation in connection with the IPO. We believe that Mizuho was acting as the representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees.

Furthermore, to the extent that Public Shareholders redeem their Public Shares in connection with the Business Combination, their Public Warrants will remain issued and outstanding notwithstanding the redemption of their Public Shares. Following the SPAC Merger, all of the TLGY Warrants will become StablecoinX Warrants, and following the Sponsors Securities Exchange, the only StablecoinX Warrants outstanding will be Public Warrants.

For information on the relative economic ownership levels of holders of StablecoinX equity securities following the Business Combination under varying redemption scenarios and the fully diluted relative ownership levels of holders of StablecoinX equity securities following the Business Combination under varying redemption scenarios, see the question entitled “What equity stakes will the Public Shareholders, the TLGY Insiders, the PIPE Investors, the Sellers and Ethena have in StablecoinX immediately after the consummation of the Business Combination?” For information on the relative voting levels of the holders of StablecoinX equity securities following the Business Combination, see the question entitled “What voting stake will current TLGY shareholders hold in StablecoinX immediately after the consummation of the Business Combination?”

Q.     What conditions must be satisfied to complete the Business Combination?

A.     The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions. Certain conditions, including shareholder approvals, compliance with applicable law, and effectiveness of the registration statement of which this proxy statement/prospectus forms a part, may not be waived. Other conditions may be waived only by the party for whose benefit the condition exists, as described in the section entitled “Business Combination Proposal — Closing Conditions.” The closing conditions include, without limitation: (i) the adoption and/or approval, as applicable, by TLGY’s shareholders of the Condition Precedent Proposals, (ii) the consummation of the Business Combination not being prohibited by applicable law, (iii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, (iv) the shares of StablecoinX Class A Common Stock having been approved for listing on Nasdaq, the New York Stock Exchange or another national stock exchange, subject to notice of issuance, and (v) the PIPE having been fully funded in accordance with the PIPE Subscription Agreements. The obligations of the parties to consummate (or cause to be consummated) the Business Combination are also subject to, among other things, (i) Ethena having completed the ENA Contribution in accordance with the Contribution Agreement, (ii) the completion of the purchase of the Locked ENA Tokens from Ethena OpCo in accordance with the terms of the Token Purchase Agreements, (iii) the Collaboration Agreement being in full force and effect, and (iv) the Token Purchase Agreements being in full force and effect. If any of the conditions to the Closing have not been satisfied or waived by the date that is nine months from the date of the Business Combination Agreement (or April 21, 2026), either TLGY or SC Assets may terminate the Business Combination Agreement by written notice to the other party. We cannot assure you as to whether these conditions will be satisfied or waived. For more information about conditions to the consummation of the Business Combination, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Business Combination Agreement”.

Q.     When do you expect the Business Combination to be completed?

A.     It is currently expected that the Business Combination will be consummated in the first quarter of 2026. This date depends, among other things, on the approval of the proposals to be put to TLGY shareholders at the extraordinary general meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by TLGY’s shareholders at the extraordinary general meeting and TLGY elects to adjourn the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Mergers or any other Transaction. For a description of the conditions for the completion of the Business Combination, see “The Business Combination Proposal — Business Combination Agreement” of this proxy statement/prospectus.

Q.     What happens if the Business Combination is not consummated?

A.     If TLGY is not able to complete the Business Combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) and is not able to complete another business combination by such date, in each case, as such date may be extended pursuant to the TLGY Organizational Documents, TLGY will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the TLGY Warrants may be worthless.

Q.     Following the Business Combination, will StablecoinX’s securities trade on a stock exchange?

A.     Yes. TLGY intends to apply to list the StablecoinX Class A Common Stock and StablecoinX Warrants on Nasdaq under the proposed symbols “USDE” and “USDEW”, respectively, upon the Closing. Pursuant to the terms of the Business Combination Agreement, as a closing condition (subject to certain exceptions), TLGY is required to cause the StablecoinX Class A Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq (or another national securities exchange), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received from Nasdaq (or another national securities exchange) either confirmation of the listing of the StablecoinX Class A Common Stock and StablecoinX Warrants or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived or is subject to an exception and therefore the StablecoinX securities would not be listed on any nationally recognized securities exchange.

The TLGY Units outstanding as of immediately prior to the SPAC Merger will, as a result of the SPAC Merger, automatically be canceled and each holder thereof will receive one share of StablecoinX Class A Common Stock and one-half of one StablecoinX Warrant, for each TLGY Unit. As a result, the TLGY Units will no longer trade as separate securities following the Closing.

Q.     Do I have appraisal or dissent rights in connection with the Business Combination?

A.     Under the Companies Act, minority shareholders have a right to dissent to a merger and if they so dissent, they are entitled to be paid the fair market value of their shares, which if necessary, may ultimately be determined by the court. Therefore, TLGY’s shareholders have a right to dissent to the SPAC Merger. In addition, Public Shareholders are entitled to exercise their right of redemption as set forth in the subsection entitled “Extraordinary General Meeting of TLGY — Redemption Rights” and the TLGY Board has determined that the redemption amount payable to TLGY Public Shareholders who exercise such redemption rights represents the fair value of those TLGY Ordinary Shares. SC Assets’s shareholders do not have appraisal rights in connection with the Business Combination under the DGCL. Please see the subsection entitled “Extraordinary General Meeting of TLGY — Appraisal or Dissent Rights” for more information.

Q.     What do I need to do now?

A.     TLGY urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or warrant holder. TLGY’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.     How do I vote?

A.     If you are a holder of record of TLGY Ordinary Shares on the Record Date for the extraordinary general meeting, you may vote in person (including virtually) at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your shares in “street name”, which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person, obtain a valid proxy from your broker, bank or nominee.

Q.     If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?

A.     No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name”. If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote”. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

Q.     When and where will the extraordinary general meeting be held?

A.     The extraordinary general meeting will be held at 11:00 a.m., Eastern time, on March 10, 2026 at the offices of Perkins Coie LLP located at 1155 Avenue of the Americas, New York, New York 10036, and virtually via live webcast at https://www.cstproxy.com/tlgyacquisition/2026.

Q.     Who is entitled to vote at the extraordinary general meeting?

A.     TLGY has fixed February 4, 2026 as the Record Date for the extraordinary general meeting. If you were a shareholder of TLGY at the close of business on the Record Date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his or her shares if he or she is present in person (including virtually) or is represented by proxy at the extraordinary general meeting.

Q.     How many votes do I have?

A.     TLGY shareholders are entitled to one vote at the extraordinary general meeting for each TLGY Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the extraordinary general meeting, there were 5,939,587 TLGY Ordinary Shares issued and outstanding, of which 489,887 were issued and outstanding Public Shares.

The TLGY Insiders, including the Sponsors, have agreed to vote all the Founder Shares and any Public Shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares. See the question and answer below entitled “How do the TLGY Insiders intend to vote their TLGY Ordinary Shares?” for additional information.

Q.     What constitutes a quorum?

A.     A quorum of TLGY shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of one-third of the issued and outstanding TLGY Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the Record Date for the extraordinary general meeting, 1,979,862 TLGY Ordinary Shares would be required to achieve a quorum.

Q.     What vote is required to approve each proposal at the extraordinary general meeting?

A.     Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

SPAC Merger Proposal — The approval of the SPAC Merger Proposal requires a special resolution under the Companies Act, being the affirmative vote of holders of a majority of at least two-thirds of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Advisory Organizational Documents Proposals — The approval of each of the Advisory Organizational Documents Proposals does not require the passing of a resolution under the TLGY Organizational Documents or Cayman Islands law. Notwithstanding this, the TLGY Board is asking TLGY shareholders to vote on each of the Advisory Organizational Documents Proposals on a non-binding advisory basis, being a non-binding advisory resolution passed by a simple majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Although the TLGY Board is asking TLGY shareholders to approve each of the Advisory Organizational Documents Proposals on the non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on each of the Advisory Organizational Documents Proposals, the StablecoinX Charter and StablecoinX Bylaws will take effect upon the Closing if the Condition Precedent Proposals are approved.

Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

The TLGY Insiders, including the Sponsors, have agreed to vote all the Founder Shares and any Public Shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares. See the question and answer below entitled “How do the TLGY Insiders intend to vote their TLGY Ordinary Shares?” for additional information.

Q.     What are the recommendations of the TLGY Board?

A.     The TLGY Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of TLGY’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the SPAC Merger Proposal, “FOR” the approval of each of the Advisory Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal, if presented to the extraordinary general meeting.

The TLGY Board, after careful consideration, determined that the Business Combination is in the best interests of TLGY and its shareholders, and approved, among other things, the Business Combination Agreement, the Business Combination and the other agreements and transactions contemplated thereby. See the subsection entitled “The Extraordinary General Meeting — Recommendation of the Board” for more information.

For a description of the TLGY Board’s reasons for the approval of the Business Combination and the unanimous recommendation of the TLGY Board, see the subsection entitled “The Business Combination Proposal — The TLGY Board’s Reasons for the Approval of the Business Combination”.

When you consider the recommendation of the TLGY Board in favor of approval of these proposals, you should keep in mind that the Sponsors and TLGY’s directors and officers have interests in the Business Combination that are different from, in addition to and/or may conflict with, the interests of unaffiliated TLGY shareholders. Please see the subsection entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

Q.     How do the TLGY Insiders intend to vote their TLGY Ordinary Shares?

A.     The Sponsors, and the other TLGY Insiders, have agreed to vote all the Founder Shares and any Public Shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the Record Date, the TLGY Insiders owned an aggregate of 5,444,900 TLGY Ordinary Shares, representing approximately 91.67% of the issued and outstanding TLGY Ordinary Shares. As a result, no additional shares would need to be voted in favor of the Business Combination in order to approve the Business Combination Proposal or the SPAC Merger Proposal. To the extent that the Current Sponsors or our executive officers purchase Public Shares in compliance with the requirements of Rule 14e-5 under the Exchange Act, such shares would not be voted in favor of approving the Business Combination. See “— May the Sponsors or TLGY directors, officers, advisors or any of their respective affiliates purchase Public Shares in connection with the Business Combination?” below for additional information.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TLGY’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

Q.     Do the Sponsors and TLGY’s directors and officers have interests in the Business Combination that differ from or are in addition to the interests of TLGY’s shareholders generally?

A.     Yes. The Sponsors and TLGY’s officers and directors have interests in the Business Combination that are different from, in addition to and/or may conflict with, the interests of TLGY’s shareholders generally. These interests include, but are not limited to, the following: (i) SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, for the purpose of completing a business combination transaction with TLGY, (ii) in addition to any shares of StablecoinX Common Stock to be issued to them in connection with the Sponsors Securities Exchange, in their role as co-founders, shareholders and Chief Executive Officer and director and Chairman, respectively, of SC Assets, each of Young Cho and Edward Chen will receive approximately 323,750 shares of StablecoinX Class A Common Stock (representing an aggregate of approximately 0.57% of the economic value of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) and approximately 323,750 shares of StablecoinX Class B Common Stock (representing an aggregate of approximately 4.8% of the voting rights of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token), in exchange for the approximately 323,750 shares of SC Assets Class B Common Stock held by them as of the date of this proxy statement/prospectus, and (iii) Young Cho is expected to serve as the Chief Executive Officer and/or Chief Financial Officer of StablecoinX, and Edward Chen is expected to serve as the Chief Executive Officer and Chairman of the StablecoinX Board, in each case following the Closing. The TLGY Board was aware of and considered these interests, among other matters, in approving the Business Combination Agreement and the Business Combination, and in determining to recommend that TLGY’s shareholders vote in favor of the Business Combination Agreement and the Business Combination. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for more information.

Q.     Who are the Sponsors?

A.     TLGY Sponsors LLC, a Cayman Islands limited liability company, which we refer to in this proxy statement/prospectus as the “Former Sponsor”, was formed prior to the IPO for the purpose of acting as the sponsor of TLGY. The Former Sponsor made an initial investment of $25,000 on June 17, 2021, to cover certain pre-IPO expenses, in exchange for the issuance of 5,750,000 Founder Shares, or approximately $0.0043 per share. In connection with the consummation of the IPO, we completed the private sale of an aggregate of 11,259,500 Private Placement Warrants to the Former Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $11,259,500. Jin-Goon Kim, the current Chairman of TLGY and former CEO of TLGY, is the manager of TLGY Holdings LLC, which is the manager of the Former Sponsor, and controls all of the securities held by the Former Sponsor.

On April 16, 2024, TLGY, the Former Sponsor, the Current Sponsors and the other parties thereto entered into a Securities Transfer Agreement, pursuant to which, at a closing held on June 19, 2024, the Current Sponsors, for an aggregate purchase price of $1.00, purchased (i) 3,542,305 Founder Shares from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY, and (ii) 3,940,825 Private Placement Warrants from the Former Sponsor. Edward Chen, one of the co-founders and Chairman of SC Assets and a Seller in the Business Combination, is the managing partner of Carnegie Park Capital LLC, which is the manager of each of the Current Sponsors. As such, Edward Chen is the beneficial owner of all of the securities held by the Current Sponsors.

For information about conflicts of interest with respect to the Sponsors, see “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”. For information about the compensation of the Sponsors and TLGY’s officers and directors, see “Information About TLGY — Executive and Director Compensation”. For information about the securities owned by the Sponsors, including transfer restrictions and required forfeitures, see “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”.

Q.     May the Sponsors or TLGY directors, officers, advisors or any of their respective affiliates purchase Public Shares in connection with the Business Combination?

A.     In connection with the vote of TLGY shareholders to approve the proposed Business Combination, the Sponsors, TLGY management or TLGY’s advisors and any of their respective affiliates may privately negotiate to purchase Public Shares from Public Shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. The Sponsors, TLGY management or TLGY’s advisors and any of their respective affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such Public Shares or during a restricted period under Regulation M under the Exchange Act or other federal securities laws. Such a purchase could include a contractual acknowledgement that such TLGY shareholder, although still the record holder of such Public Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Any Public Shares purchased by the Sponsors, TLGY management or TLGY’s advisors or any of their respective affiliates would not be voted in favor of approving the Business Combination. In the event that the Sponsors, TLGY management or TLGY’s advisors or any of their respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. In addition, the Sponsors, TLGY management and TLGY’s advisors or any of their respective affiliates would waive any redemption rights with respect to any Public Shares that they purchase in any such privately negotiated transactions. Any such privately negotiated purchases may be effected at purchase prices that are no higher than the per share pro rata portion of the Trust Account. See the section entitled “Extraordinary General Meeting of TLGY — Potential Purchases of Public Shares” for more information.

Q.     What happens if I sell my TLGY Ordinary Shares before the extraordinary general meeting?

A.     The Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Public Shares after the Record Date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the extraordinary general meeting but the transferee, and not you, will have the ability to redeem such shares, so long as such transferee takes the required steps to elect to redeem such shares at least two business days prior to scheduled date of the extraordinary general meeting.

Q.     How can I vote my shares without attending the extraordinary general meeting?

A.     If you are a shareholder of record of our TLGY Ordinary Shares as of the close of business on the Record Date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card or at the extraordinary general meeting. Please note that if you are a beneficial owner of TLGY Ordinary Shares, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting will be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. Shareholders may send a later-dated, signed proxy card to TLGY’s Chief Executive Officer at TLGY’s address set forth below so that it is received by TLGY’s Chief Executive Officer prior to the vote at the extraordinary general meeting (which is scheduled to take place on March 10, 2026) or attend the extraordinary general meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to TLGY’s Chief Executive Officer, which must be received by TLGY’s Chief Executive Officer prior to the vote at the extraordinary general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q.     What happens if I fail to take any action with respect to the extraordinary general meeting?

A.     If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a stockholder and/or warrant holder of StablecoinX. If you fail to take any action with respect to the extraordinary general meeting and the Business Combination is not approved, you will remain a shareholder and/or warrant holder of TLGY. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your Public Shares in connection with the Business Combination, so long as you take the required steps to elect to redeem your shares at least two business days prior to the initially scheduled date of the extraordinary general meeting pursuant to the procedures described in this proxy statement/prospectus.

Q.     What happens if I vote against the Business Combination Proposal?

A.     If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the requisite shareholder approval described in this proxy statement/prospectus, then the Business Combination Proposal will be approved and, assuming the approval of the other Condition Precedent Proposals and the satisfaction or waiver of the other conditions to the closing of the Business Combination, the Business Combination will be consummated in accordance with the terms of the Business Combination Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the requisite vote at the extraordinary general meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination Proposal, we may continue to try to complete a business combination with a different target business the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). If we fail to complete an initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date), then we will be required to liquidate and dissolve the Trust Account by returning then-remaining funds in the Trust Account to the Public Shareholders.

Q.     What should I do with my share certificates, warrant certificates or unit certificates?

A.     Public Shareholders must complete the procedures for electing to redeem their Public Shares, including the delivery of their Public Shares, in the manner described above prior to 5:00 p.m., Eastern Time, on March 6, 2026 (two business days before the initial scheduled date of the extraordinary general meeting) in order for their Public Shares to be redeemed.

TLGY Warrant holders should not submit the certificates relating to their warrants. Public Shareholders who do not elect to have their Public Shares redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their Public Shares.

Upon the SPAC Merger, holders of TLGY Units, TLGY Class A Ordinary Shares (including holders of TLGY Class B Ordinary Shares that have their TLGY Class B Ordinary Shares automatically converted into TLGY Class A Ordinary Shares pursuant to the TLGY Organizational Documents and the Sponsor Support Agreement immediately prior to the SPAC Merger) and TLGY Warrants will receive shares of StablecoinX Class A Common Stock and StablecoinX Warrants, as the case may be, without needing to take any action and, accordingly, such holders should not submit any certificates relating to their TLGY Units, TLGY Class A Ordinary Shares (unless such holder elects to redeem the Public Shares in accordance with the procedures set forth above), or TLGY Warrants.

Q.     What should I do if I receive more than one set of voting materials?

A.     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your TLGY Ordinary Shares.

Q.     Who will solicit and pay the cost of soliciting proxies for the extraordinary general meeting?

A.     TLGY will pay the cost of soliciting proxies for the extraordinary general meeting. TLGY has engaged Okapi Partners LLC to assist in the solicitation of proxies for the extraordinary general meeting. TLGY has agreed to pay Okapi Partners LLC a fee of $9,000, plus disbursements for their role as proxy solicitor in connection with the extraordinary general meeting. TLGY will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions, and will reimburse such parties for their expenses in forwarding soliciting materials to beneficial owners of TLGY Class A Ordinary Shares and in obtaining voting instructions from those owners. TLGY’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.     Where can I find the voting results of the extraordinary general meeting?

A.     The preliminary voting results are expected to be announced at the extraordinary general meeting. TLGY will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four business days after the extraordinary general meeting.

Q.     Who can help answer my questions?

A.     If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Tel: (844) 203-3605 (toll-free) or
(212) 297-0720 (banks and brokers can call collect)
Email: info@okapipartners.com

You also may obtain additional information about TLGY from documents filed with the SEC by following the instructions in the section of this proxy statement/prospectus entitled “Where You Can Find More Information”.

If you are a Public Shareholder and you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your Public Shares (either physically or electronically) to the Transfer Agent prior to the redemption deadline date set forth in this proxy statement/prospectus in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your Public Shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Email: SPACredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus, but does not contain all of the information that may be important to you. To better understand the proposals to be considered at the extraordinary general meeting, including the Business Combination Proposal, whether or not you plan to attend such meetings, we urge you to read this proxy statement/prospectus (including the Annexes and the other documents referred to herein) carefully, including the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 23. See also the section of this proxy statement/prospectus entitled “Where You Can Find More Information”.

Parties to the Business Combination

TLGY

TLGY Acquisition Corporation is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

In December 2021, TLGY consummated its IPO of 23,000,000 TLGY Units. Each TLGY Unit was sold at a price of $10.00 per TLGY Unit, generating gross proceeds of $230,000,000. Each TLGY Unit consists of one TLGY Class A Ordinary Share and one-half of one Public Warrant, with each whole Public Warrant entitling the holder thereof to purchase one TLGY Class A Ordinary Share for $11.50 per share. Each TLGY Unit also originally included a contingent right to receive at least one-fourth of one redeemable warrant following the redemptions associated with TLGY’s initial business combination; however, all such contingent rights were detached from the TLGY Units and cancelled in April 2025. An aggregate of $234,600,000 of the gross proceeds from the IPO and the private placement of Private Placement Warrants with the Former Sponsor (or $10.20 per TLGY Unit) was deposited into the Trust Account in connection with the IPO.

On April 16, 2024, TLGY, the Former Sponsor, TLGY Holdings LLC, the holding company of the Former Sponsor, the Current Sponsors and the other parties thereto, entered into a Securities Transfer Agreement, pursuant to which, at the closing on June 19, 2024, the Current Sponsors, for an aggregate purchase price of $1.00, purchased (i) 3,542,305 Founder Shares from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY, and (ii) 3,940,825 Private Placement Warrants from the Former Sponsor.

The TLGY Organizational Documents provide that it has until the outside date to complete an initial business combination (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). See the section entitled “Information about TLGY” for additional information.

TLGY’s securities are quoted on the OTC Pink under the ticker symbols “TLGYF”, “TLGUF” and “TLGWF”. TLGY’s principal executive offices are located at 4001 Kennett Pike, Suite 302, Wilmington, DE 19807 and its phone number is (302) 803-6849.

StablecoinX

StablecoinX is a Delaware corporation incorporated on July 7, 2025, and has no existing business currently. StablecoinX was formed solely to participate in the Business Combination and will be the public company after the Closing. StablecoinX’s corporate offices are located at 6160 Warren Parkway, Suite 100, Frisco, TX 75034 and StablecoinX’s phone number is (302) 803-6849.

SC Assets

SC Assets is a Delaware corporation incorporated on June 30, 2025, and has no existing business currently. SC Assets was formed solely to participate in the Business Combination and, once operational, we intend to provide infrastructure software and related services within the Ethena ecosystem, which may include operating validator infrastructure on the proposed Converge network, if and when it launches, deploying a DVN or similar service, or other technical or operational support for networks or protocols that utilize ENA Token. While ENA Tokens will constitute a significant portion of our treasury following the closing of the Business Combination, we expect to generate revenue primarily from such infrastructure software and services and not from market price appreciation of ENA Tokens. As noted above, as part of the infrastructure software and services we may provide to the Ethena ecosystem, we intend to operate a validator business for ENA Tokens on the proposed Converge network, a planned collaboration between Ethena and Securitize, if and when it becomes available. The failure of the Converge network to launch, or material delays in its launch, could prevent us from deploying a validator business as currently planned, which could materially and adversely impact our business, results of operations and financial condition. See the section entitled “Risk Factors — Risks Related to StablecoinX and SC Assets’ Business and Industry” for additional information.

SC Assets’ corporate offices are located at 6160 Warren Parkway, Suite 100, Frisco, TX 75034 and SC Assets’ phone number is (302) 803-6849.

SPAC Merger Sub

SPAC Merger Sub is a wholly-owned subsidiary of StablecoinX and was formed solely for the purpose of effectuating the Business Combination. SPAC Merger Sub was formed on July 7, 2025 as a Delaware limited liability company. SPAC Merger Sub owns no material assets and does not operate any business.

The mailing address of SPAC Merger Sub’s principal executive office is 6160 Warren Parkway, Suite 100, Frisco, TX 75034. After the consummation of the Business Combination, its principal executive offices will be that of StablecoinX.

Company Merger Sub

Company Merger Sub is a wholly-owned subsidiary of StablecoinX and was formed solely for the purpose of effectuating the Business Combination. Company Merger Sub was incorporated on July 7, 2025 as a Delaware corporation. Company Merger Sub owns no material assets and does not operate any business.

The mailing address of Company Merger Sub’s principal executive office is 6160 Warren Parkway, Suite 100, Frisco, TX 75034. After the consummation of the Business Combination, its principal executive offices will be that of StablecoinX.

The Proposals to be Submitted at the Extraordinary General Meeting

The Business Combination Proposal

As discussed in this proxy statement/prospectus, TLGY is asking its shareholders to approve the Business Combination Proposal by ordinary resolution and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, as amended by Annex A-2, and the transactions contemplated thereby. The Business Combination Agreement provides for, among other things, subject to the terms of the Business Combination Agreement, TLGY merging with and into SPAC Merger Sub, with SPAC Merger Sub surviving as a wholly-owned subsidiary of StablecoinX and Company Merger Sub merging with and into SC Assets, with SC Assets surviving as a wholly-owned subsidiary of StablecoinX, resulting in a combined company whereby TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company, as more fully described elsewhere in this proxy statement/prospectus. After consideration of the factors identified and discussed in the section of this proxy statement/prospectus entitled “The Business Combination Proposal — The TLGY Board’s Reasons for the Approval of the Business Combination”, the TLGY Board concluded that the Business Combination met the evaluation criteria for an initial business combination disclosed in the prospectus for the IPO.

Organizational Structure

The following diagrams illustrate in simplified terms the current structure of TLGY, SC Assets and StablecoinX as well as the expected structure of StablecoinX immediately following the Closing. The shares of StablecoinX Class A Common Stock will have no voting rights other than as required by applicable law and the StablecoinX Certificate of Incorporation and the shares of StablecoinX Class B Common Stock will have one vote per share. Holders of StablecoinX Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of StablecoinX Class A Common Stock held by them, to the extent there are any. Holders of StablecoinX Class B Common Stock will have no economic rights. In addition, the shares of StablecoinX Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements (as defined herein) and any restrictions pursuant to applicable laws. The shares of StablecoinX Class B Common Stock will not be listed or freely transferable.

Simplified Pre-Combination Structure

The following diagram illustrates in simplified terms the expected structure of StablecoinX immediately following the Closing. The percentages shown reflect the economic interests in StablecoinX on a combined basis, assuming no additional redemptions. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation” for additional assumptions used in calculating such percentages.

Simplified Post-Combination Structure (Assuming No Redemptions)

____________

(1)      The number of shares of StablecoinX Class A Common Stock does not include the 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by TLGY’s shareholders of the Condition Precedent Proposals, (ii) the consummation of the Business Combination not being prohibited by applicable law, (iii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, (iv) the shares of StablecoinX Class A Common Stock having been approved for listing on Nasdaq, the New York Stock Exchange or another national stock exchange, subject to notice of issuance, and (v) the PIPE having been fully funded in accordance with the PIPE Subscription Agreements. The obligations of the parties to consummate (or cause to be consummated) the Business Combination are also subject to, among other things, (i) Ethena having completed the ENA Contribution in accordance with the Contribution Agreement, (ii) the completion of the purchase of the Locked ENA Tokens from Ethena OpCo in accordance with the terms of the Token Purchase Agreements, (iii) the Collaboration Agreement being in full force and effect, and (iv) the Token Purchase Agreements being in full force and effect. For further details, see “The Business Combination Proposal — Business Combination Agreement”.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. For additional information, see “The Business Combination Proposal — Related Agreements”.

Collaboration Agreement

In connection with the Business Combination, StablecoinX, SC Assets, Ethena and Ethena OpCo entered into the Collaboration Agreement, pursuant to which, among other things, Ethena agreed to provide StablecoinX a right to participate in certain future offerings of ENA Token made by it on terms no less favorable than other investors and to collaborate with StablecoinX on an ongoing basis to support the operation of StablecoinX’s infrastructure, staking and treasury activities of ENA Token and StablecoinX’s public advocacy for the Ethena Protocol within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, StablecoinX agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol including (a) proof-of-stake services for Converge; (b) holding ENA Tokens and other Ethena-related digital assets as a treasury reserve; (c) acting as a strategic public advocate for Ethena within the traditional finance ecosystem, including research, investor relations and conference participation; and (d) acting as a potential liquidity provider for Ethena-related token holders as approved by the Investment Committee. There are currently no separate agreements in place governing such products and services. StablecoinX also agreed that it would not change its principal business, acquire digital assets other than ENA Token, USDe and sUSDe or any other Ethena-related digital assets, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to StablecoinX Class B Common Stock. Further, during the term of the Collaboration Agreement,StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. It was also agreed that StablecoinX would establish an Investment Committee at the Closing, which will consist of one representative from StablecoinX, one representative from Ethena and one independent representative to be mutually agreed upon by the parties to the Collaboration Agreement. The Investment Committee will have authority over capital allocation decisions of StablecoinX, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of StablecoinX’s business.

In addition, the parties to the Collaboration Agreement agreed to take various actions in connection with and in furtherance of the transactions contemplated by the PIPE Subscription Agreements, including, but not limited to (i) using the Net Cash PIPE Proceeds to purchase Locked ENA Tokens from Ethena OpCo in accordance with the terms of the applicable Token Purchase Agreement, and Ethena OpCo agreed to deposit such Locked ENA Token into the applicable Custodial Account, (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Token held in the applicable Custodial Account in an amount equal to equal to (x) the applicable Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit as of the applicable PIPE Subscription Agreements reference date (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Token to StablecoinX in the event that the Closing occurs and (iv) the parties agreed to provide joint instructions to the Custodian to effectuate each of the foregoing transactions. The initial term of the Contribution Agreement is five years and will automatically renew for successive one-year periods unless Ethena delivers written notice of non-renewal within 90 days of the end of the term. If the Contribution Agreement is terminated, the Ethena Representative will resign from the Investment Committee and the board of directors of StablecoinX and Ethena will forfeit any shares of StablecoinX Class B Common Stock then held by it for no consideration.

Contribution Agreement

Concurrently with the execution of the Business Combination Agreement, TLGY, SC Assets, StablecoinX and Ethena entered into the Contribution Agreement, pursuant to which Ethena agreed to contribute $60 million of Locked ENA Token, valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger, in exchange for shares of SC Assets Class B Common Stock. As a result of the ENA Contribution and the Company Merger, immediately following the Closing, Ethena will beneficially own a majority of the voting power of the outstanding shares of StablecoinX Common Stock.

PIPE Subscription Agreements

On July 21, 2025 and September 5, 2025, TLGY, SC Assets and StablecoinX entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to make a private investment in SC Assets by purchasing the PIPE Shares prior to the Company Merger in the aggregate amount of approximately $893 million, of which approximately $349 million will be paid in ENA Tokens (including the $60 million ENA Contribution) prior to the Company Merger, and approximately $544 million was paid in Cash on or prior to the date of the applicable PIPE Subscription Agreements, in each case, pursuant to the terms of the applicable PIPE Subscription Agreements. To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of StablecoinX Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, such Additional PIPE Investor will receive a portion of their PIPE Shares in the form of SC Assets Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining number of PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date.

In accordance with the terms of the applicable Token Purchase Agreement (as described below), promptly after the date of the applicable PIPE Subscription Agreements, the Net Cash PIPE Proceeds, were used to purchase the Locked ENA Token from Ethena OpCo, which Locked ENA Tokens were deposited into the applicable Custodial Account established for the benefit of the applicable Cash PIPE Investors, with Anchorage serving as Custodian. The Locked ENA Token and the applicable Permitted Expense Amount will be held in the applicable Custodial Account until the earlier of (i) the Closing and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements in accordance with their terms.

As soon as reasonably practicable following the Closing, the Locked ENA Tokens and the Permitted Expense Amount (net of any fees and expenses related to the applicable Custodial Account) will be released from the Custodial Account and transferred to an account designated by the SC Assets and StablecoinX. In the event that the Closing does not occur prior to the earlier of such date and time as the Business Combination Agreement and/or the PIPE Subscription Agreement is terminated in accordance with their terms, unless otherwise agreed to by the parties, Ethena will promptly (but in no event later than two business days thereafter) unlock a portion of the Locked ENA Token held in the applicable Custodial Account in an amount equal to the ENA Return Amount, and SC Assets and Ethena OpCo will jointly instruct the Custodian to release, in no event later than four business days after such termination date, the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the applicable Custodial Account), on a pro rata basis, to the applicable Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly (but in no event later than four business days after such termination date) returned to such PIPE Investor.

Token Purchase Agreements

Concurrently with the execution and delivery of the applicable PIPE Subscription Agreements and to facilitate the transactions contemplated thereby, SC Assets, solely in its capacity as Administrative Agent for the Initial Cash PIPE Investors and the Additional Cash PIPE Investors, as applicable, and Ethena OpCo entered into the Token Purchase Agreements, pursuant to which, among other things, Ethena OpCo agreed to sell to SC Assets, solely in its capacity as Administrative Agent, (i) with respect to the Initial Token Purchase Agreement, the Locked ENA Token valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token at the signing of the Initial Token Purchase Agreement, in an aggregate amount equal to the Initial Net Cash PIPE Proceeds, and (ii) with respect to the Additional Token Purchase Agreement, the Locked ENA Token valued at $0.29 per token, in an aggregate amount equal to the Additional Net Cash PIPE Proceeds, in each case, which Locked ENA Token was deposited by Ethena OpCo into the applicable Custodial Account shortly after the applicable Token Purchase Date. The Locked ENA Token may not be transferred for a period of 48 months after the applicable Token Purchase Date, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the applicable Token Purchase Date and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Sponsor Support Agreement

In connection with the Business Combination, TLGY, SC Assets, StablecoinX and the TLGY Insiders entered into the Sponsor Support Agreement, pursuant to which (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms), among other things, each of the TLGY Insiders agreed to: (1) vote its TLGY Ordinary Shares in favor of all proposals being presented at the extraordinary general meeting; (2) not transfer any securities of TLGY held by it until the earlier of (a) the Closing and (b) the valid termination of the Sponsor Support Agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms), subject to certain exceptions as provided in the Sponsor Support Agreement or permitted by the Business Combination Agreement or other agreement in connection with the Transactions; (3) not to redeem any TLGY Ordinary Shares held by it in connection with the Business Combination; and (4) immediately following the consummation of the SPAC Merger, complete the Sponsors Securities Exchange.

Seller Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, StablecoinX, TLGY, SC Assets and a Seller entered into the Seller Support Agreement, pursuant to which, among other things, such Seller agreed to vote in favor of the adoption and approval of the Business Combination Agreement, the related documents to which SC Assets is a party and the Transactions.

Lock-Up Agreements

Concurrently with the Closing and each Sponsor will enter into Lock-Up Agreements with StablecoinX, pursuant to which each Seller and each Sponsor will agree that the shares of StablecoinX Class A Common Stock received by each Seller and each Sponsor will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions. The shares of StablecoinX Class A Common Stock held by each Seller and each Sponsor will be locked up until the earlier of (i) six months after the date of the Closing and (ii) the date on which TLGY consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of StablecoinX stock for cash, securities or other property.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, each Founder Shareholder, each Seller, Ethena, TLGY and StablecoinX shall enter into the Amended and Restated Registration Rights Agreement, pursuant to which StablecoinX will (i) assume the registration obligations of TLGY under such registration rights agreement, with such rights applying to the shares of StablecoinX Class A Common Stock and (ii) provide registration rights with respect to the resale of shares of StablecoinX Class A Common Stock held by Ethena, each Founder Shareholder and each Seller.

We estimate that holders of an aggregate of 6,729,204 shares of StablecoinX Class A Common Stock will be entitled to registration rights immediately following the Closing, representing approximately 11.85% of the total issued and outstanding shares of StablecoinX Class A Common Stock following the Business Combination.

The SPAC Merger Proposal

Assuming the Business Combination Proposal is approved and adopted, TLGY is asking its shareholders to approve by special resolution the SPAC Merger and the Plan of Merger, as contemplated by the Business Combination Agreement, pursuant to which, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company and each issued and outstanding TLGY Class A Ordinary Share, will be exchanged for one share of StablecoinX Class A Common Stock. We refer to this proposal as the “SPAC Merger Proposal” and, together with the Business Combination Proposal, the “Condition Precedent Proposals”. A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B.

The TLGY Board has unanimously approved the SPAC Merger Proposal. For additional information, see the section entitled “The SPAC Merger Proposal” of this proxy statement/prospectus.

The Advisory Organizational Documents Proposals

Assuming the Business Combination Proposal and the SPAC Merger Proposal are approved and adopted, TLGY is asking its shareholders to approve, on a non-binding advisory basis, certain material differences between the TLGY Organizational Documents and the StablecoinX Organizational Documents to be in effect at the Closing. We refer to these eight separate proposals collectively as the “Advisory Organizational Documents Proposals”. Copies of the StablecoinX Charter and StablecoinX Bylaws are attached to this proxy statement/prospectus as Annexes C and D, respectively.

The TLGY Board has unanimously approved the Advisory Organizational Documents Proposals. For additional information, see the section entitled “The Advisory Organizational Documents Proposals” of this proxy statement/prospectus.

The Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the extraordinary general meeting to authorize TLGY to consummate the Business Combination (because any of the Condition Precedent Proposals have not been approved (including as a result of the failure of any other cross-conditioned Condition Precedent Proposals to be approved), the TLGY Board may submit a proposal to the shareholders to approve by way of an ordinary resolution the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Mergers or any other Transaction.

For additional information, see the section of this proxy statement/prospectus entitled “The Adjournment Proposal”.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held on March 10, 2026 at 11:00 a.m., Eastern time, at the offices of Perkins Coie LLP at 1155 Avenue of the Americas, New York, New York 10036, and virtually via live webcast at https://www.cstproxy.com/tlgyacquisition/2026. Shareholders may attend and vote in person or by visiting https://www.cstproxy.com/tlgyacquisition/2026 and entering the control number found on their proxy card, voting instruction form or notice they previously received. The purpose of the extraordinary general meeting is to consider and vote on the Business Combination Proposal, the SPAC Merger Proposal, the Advisory Organizational Documents Proposals and the Adjournment Proposal.

Registering for the Extraordinary General Meeting

Any shareholder wishing to attend the extraordinary general meeting virtually should pre-register for the extraordinary general meeting at https://www.cstproxy.com/tlgyacquisition/2026. To register for the extraordinary general meeting, please follow these instructions as applicable to the nature of your ownership of TLGY Shares:

•        If your shares are registered in your name with Continental and you wish to attend the extraordinary general meeting virtually, go to, enter the 12-digit control number included on your proxy card or notice of the extraordinary general meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the extraordinary general meeting you will need to log back into the extraordinary general meeting site using your control number. Pre-registration is recommended, but is not required in order to attend virtually.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other nominee) who wish to attend the extraordinary general meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the online extraordinary general meeting. After contacting Continental, a beneficial holder will receive an e-mail prior to the extraordinary general meeting with a link and instructions for entering the extraordinary general meeting online. Beneficial shareholders should contact Continental at least five business days prior to the extraordinary general meeting date in order to ensure access.

Voting Power; Record Date

TLGY’s shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned TLGY Ordinary Shares at the close of business on February 4, 2026, which is the Record Date for the extraordinary general meeting. Shareholders will have one vote for each TLGY Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. TLGY Warrants do not have voting rights. At the close of business on the Record Date, there were 5,939,587 TLGY Ordinary Shares outstanding, of which 489,887 were Public Shares, with the rest being Founder Shares held by the TLGY Insiders.

Quorum and Vote of TLGY Shareholders

A quorum of TLGY shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of one-third of the issued and outstanding shares entitled to vote at the extraordinary general meeting are represented in person or by proxy (which would include presence at the extraordinary general meeting). Abstentions, while considered present for purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

As of the Record Date for the extraordinary general meeting, 1,979,862 TLGY Ordinary Shares would be required to achieve a quorum.

The TLGY Insiders, including the Sponsors, have agreed to vote all the Founder Shares and any Public Shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares. As a result, no additional shares would need to be voted in favor of the Business Combination in order to approve the Business Combination Proposal or the SPAC Merger Proposal.

The extraordinary general meeting require the following votes:

•        Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

•        SPAC Merger Proposal — The approval of the SPAC Merger Proposal requires a special resolution, being the affirmative vote of holders of a majority of at least two-thirds of the TLGY Ordinary Shares who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

•        Advisory Organizational Documents Proposals — The approval of each of the Advisory Organizational Documents Proposals does not require the passing of a resolution under the TLGY Organizational Documents or Cayman Islands law. Notwithstanding this, the TLGY Board is asking TLGY shareholders to vote on each of the Advisory Organizational Documents Proposals on a non-binding advisory basis, being a non-binding advisory resolution passed by a simple majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Although the TLGY Board is asking TLGY shareholders to approve each of the Advisory Organizational Documents Proposals on the non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on each of the Advisory Organizational Documents Proposals, the StablecoinX Charter and StablecoinX Bylaws will take effect upon the Closing if the Condition Precedent Proposals are approved.

•        Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Redemption Rights

Pursuant to the TLGY Organizational Documents, a Public Shareholder may request to redeem all or a portion of its Public Shares for cash in connection with the completion of the Business Combination. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)     (i) hold Public Shares or (ii) hold Public Shares through TLGY Units and elect to separate your TLGY Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(b)    submit a written request to Continental, in which you (i) request to exercise your redemption rights with respect to all or a portion of your Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(c)     deliver your share certificates for Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on March 6, 2026 (two business days before the initial scheduled date of the extraordinary general meeting) in order for their Public Shares to be redeemed.

Holders of TLGY Units must elect to separate the TLGY Units into the underlying Public Shares and Public Warrants prior to exercising their redemption rights with respect to the Public Shares. If Public Shareholders hold their TLGY Units in an account at a brokerage firm or bank, such Public Shareholders must notify their broker or bank that they elect to separate the TLGY Units into the underlying Public Shares and Public Warrants, or if a holder holds TLGY Units registered in its own name, the holder must contact Continental directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to TLGY in order to validly exercise its redemption rights. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is abandoned, the Public Shares will be returned to the respective holder, broker or bank. If the Redemption is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers the certificates for its shares (if any) along with the redemption forms to Continental, TLGY will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. For illustrative purposes, as of the Record Date, this would have amounted to approximately $13.05 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See the section of the proxy statement/prospectus entitled “Extraordinary General Meeting of TLGY — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other Person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The TLGY Insiders, including the Sponsors, have agreed to, among other things, vote in favor of all proposals being presented at the extraordinary general meeting, regardless of how the Public Shareholders vote. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares.

Holders of the Public Warrants will not have redemption rights with respect to the Public Warrants.

Appraisal or Dissent Rights

Under the Companies Act, minority shareholders have a right to dissent to a merger and if they so dissent, they are entitled to be paid the fair market value of their shares, which if necessary, may ultimately be determined by the court. Therefore, TLGY’s shareholders have a right to dissent to the SPAC Merger. In addition, Public Shareholders are entitled to exercise their right of redemption as set forth in the subsection entitled “Extraordinary General Meeting of TLGY — Redemption Rights” and the TLGY Board has determined that the redemption amount payable to TLGY Public Shareholders who exercise such redemption rights represents the fair value of those TLGY Ordinary Shares. SC Assets’s shareholders do not have appraisal rights in connection with the Business Combination under the DGCL. Please see the subsection entitled “Extraordinary General Meeting of TLGY — Appraisal or Dissent Rights” for more information.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. TLGY has engaged Okapi Partners LLC to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the extraordinary general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section of this proxy statement/prospectus entitled “Extraordinary General Meeting of TLGY — Revoking Your Proxy”.

Interests of Certain TLGY’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the TLGY Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsors and TLGY’s directors and officers have interests in such Shareholder Proposals that are different from, in addition to and/or may conflict with, those of the TLGY shareholders generally. Further, TLGY’s officers and directors have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, which are set forth in more detail in the section titled “Other Information Related to TLGY — Conflicts of Interest”. We believe there were no such opportunities that were not presented as a result of the existing fiduciary or contractual obligations of our officers and directors to other entities. The TLGY Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and Business Combination Agreement and in recommending to our shareholders that they vote in favor of the proposals to be presented at the extraordinary general meeting, including the Business Combination Proposal. TLGY shareholders should take these interests into account in deciding whether to approve the proposals to be presented at the extraordinary general meeting, including the Business Combination Proposal. These interests include, among other things:

•        Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, are co-founders, shareholders and serve as the Chief Executive Officer and director and Chairman, respectively, of SC Assets. Young Cho and Edward Chen formed SC Assets solely for the purpose of SC Assets completing a business combination with TLGY. Each of Young Cho and Edward Chen currently own approximately 323,750 shares of SC Assets Class B Common Stock (representing approximately 93% of the outstanding shares of SC Assets Common Stock, in the aggregate), which will be exchanged for approximately 323,750 shares of StablecoinX Class A Common Stock (representing an aggregate of approximately 0.57% of the economic value of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) and approximately 323,750 shares of StablecoinX Class B Common Stock (representing an aggregate of approximately 4.8% of the voting rights of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) in the Company Merger.

•        Our Former Sponsor purchased 5,750,000 Founder Shares for $25,000, or approximately $0.0043 per share, in a private placement prior to the consummation of the IPO. Jin-Goon Kim, the current Chairman of TLGY and former CEO of TLGY, is the manager of TLGY Holdings LLC, which is the manager of the Former Sponsor, and controls all of the securities held by the Former Sponsor. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors, purchased 3,542,305 Founder Shares and 3,940,825 Private Placement Warrants from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY for an aggregate purchase price of $1.00. Edward Chen, Chairman and co-founder of SC Assets and a Seller in the Business Combination, is the managing partner of Carnegie Park Capital LLC, which is the manager of each of the Current Sponsors. As such, Edward Chen is the beneficial owner of all of the securities held by the Current Sponsors. For their role as a director of TLGY, each of the current independent directors of TLGY are entitled to receive an aggregate of 20,000 Founder Shares from the Current Sponsors, which shares will be distributed to them prior to the SPAC Merger. In addition, for his role as Chief Executive Officer of TLGY, Young Cho is entitled to receive 479,231 Founder Shares and 394,083 Private Placement Warrants, and for his role as Chief Financial Officer of TLGY, Jonathan Kwong is entitled to receive 146,268 Founder Shares and 147,781 Private Placement Warrants, in each case, from the Current Sponsors, which will be distributed to them prior to the SPAC Merger. In accordance with the terms of the Sponsor Support Agreement, the Sponsors, the current directors and officers of TLGY and the other TLGY Insiders, will surrender and transfer to StablecoinX for cancellation, the 5,449,700 Founder Shares held by them in the aggregate, in exchange for 92.6873% of the total Retained Shares at the Closing. Such Retained Shares, if unrestricted and freely tradable, would have had an aggregate market value of approximately $21.0 million (in the No Redemption Scenario), $20.9 million (in the 50% Redemption Scenario) and $20.8 million (in the Maximum Redemption Scenario), in each case, based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given such shares of StablecoinX Class A Common Stock will be subject to lock-up restrictions, we believe such shares have less value.

•        Our Former Sponsor purchased 11,259,500 Private Placement Warrants for $11,259,500, or $1.00 per Private Placement Warrant, in private placements that closed simultaneously with the IPO. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors purchased 3,940,825 Private Placement Warrants from the Former Sponsor, along with 3,542,305 Founder Shares, for an aggregate purchase price of $1.00. In accordance with the terms of the Sponsor Support Agreement, immediately following the SPAC Merger, all of the Private Placement Warrants held by the Sponsors and the other TLGY Insiders will be surrendered and transferred to StablecoinX for cancellation in exchange for 7.3127% of the total Retained Shares at the Closing. Nevertheless, if such Private Placement Warrants were to be outstanding following the Business Combination and if they were unrestricted and freely tradable, such Private Placement Warrants would have had an aggregate market value of approximately $6.2 million based upon the closing price of $0.55 per Public Warrant on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        Given the differential in the purchase price that each of the TLGY Insiders paid for the Founder Shares as compared to the price of the TLGY Class A Ordinary Shares included in the TLGY Units sold in the IPO, the TLGY Insiders may earn a positive rate of return on its investment even if the shares of StablecoinX Class A Common Stock trade below $10.00 per share and the Public Shareholders experience a negative rate of return following the Closing. Accordingly, the economic interests of the TLGY Insiders diverge from the economic interests of Public Shareholders because the TLGY Insiders will realize a gain on their respective investment from the completion of any business combination while Public Shareholders will realize a gain only if the post-closing trading price exceeds $10.00 per share.

•        Our Sponsors will lose their entire investment in us if we do not complete a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). If we do not consummate a business combination by such date, as promptly as reasonably possible but not more than ten business days thereafter, TLGY will redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the TLGY Warrants may be worthless. In such event, the TLGY Ordinary Shares owned by the TLGY Insiders would be worthless because following the redemption of the Public Shares, we would likely have few, if any, net assets and because the TLGY Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to such shares if we fail to complete a business combination within the required period.

•        The TLGY Insiders, including the Sponsors and TLGY’s officers and directors have agreed not to redeem any of the Founder Shares or TLGY Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination.

•        If the Trust Account is liquidated, the Former Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•        The appointment of Young Cho, the Chief Executive Officer and Executive Director of TLGY and Chief Executive Officer of SC Assets, as the Chief Financial Officer of StablecoinX at the Closing, and Edward Chen, the managing partner of the managing member of the Current Sponsors and the Chairman of SC Assets, as the Chief Executive Officer and Chairman of the StablecoinX Board at the Closing. As such, in the future each such person may receive any cash fees, stock options or stock awards that the StablecoinX Board determines to pay to its officers and directors.

•        Our existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy for a period of six (6) years after the Business Combination.

•        In connection with the Closing, our Sponsors, officers and directors would be entitled to the repayment of any outstanding working capital and extension loans and advances that have been made to TLGY. If we do not complete an initial business combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. As of the date of this proxy statement/prospectus, approximately $3.4 million was outstanding under such working capital loans and approximately $2.6 million was outstanding under such extension loans, of which an aggregate of $2.9 million is owed to the Former Sponsor and an aggregate of $3.1 million is owed to the Current Sponsors. In addition, $22,750 is owed to Jonathan Kwong, our current Chief Financial Officer, for advisory services provided by him to TLGY prior to the June 2024 Securities Transfer Transaction.

•        Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, our Sponsors, our officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by TLGY from time to time, made by our Sponsors or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. As of the date of this proxy statement/prospectus, no reimbursable out-of-pocket expenses were outstanding.

•        Pursuant to the Amended and Restated Registration Rights Agreement, TLGY’s officers and directors, and the Sponsors and their members will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the StablecoinX Class A Common Stock held by such parties following the consummation of the Business Combination.

As a result of the foregoing interests, the Sponsors and TLGY’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders. In the aggregate, the Sponsors have approximately $66.9 million at risk that depends upon the completion of a business combination. Such amount consists of, with respect to the Former Sponsor: (a) approximately $12.1 million representing the value of the Founder Shares currently held by the Former Sponsor (based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), (b) $11,259,500 representing the value of the Private Placement Warrants purchased by the Former Sponsor (using the $1.00 per warrant purchase price), (c) an aggregate of approximately $1,217,000 outstanding under the Working Capital Loans (as defined herein), and (d) approximately $1,695,000 outstanding under the Extension Promissory Notes (as defined herein); and, with respect to the Current Sponsors: (a) approximately $37.5 million representing the value of the Founder Shares currently held by the Current Sponsors (based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), (b) $1.00 representing the value of the Private Placement Warrants purchased by the Current Sponsors (using the $1.00 per warrant purchase price), (c) approximately $2,200,000 outstanding under the Working Capital Loans (as defined herein), and (d) approximately $920,500 outstanding under the Extension Promissory Notes.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals.

The financial and personal interests of the Sponsors, as well as TLGY’s directors and officers, may have influenced their motivation in identifying and selecting StablecoinX as a business combination target, completing an initial business combination with StablecoinX and influencing the operation of the business following the initial business combination. In considering the recommendations of the TLGY Board to vote for the Shareholder Proposals, its shareholders should consider these interests.

For additional information, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

Compensation Received by the Sponsors, their Affiliates and TLGY Directors and Executive Officers

Set forth below is a summary of the amount of compensation and securities received or to be received by the Sponsors, their affiliates and TLGY’s directors, officers and their affiliates in connection with the Business Combination and related transactions, assuming the No Redemption Scenario.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
Jin-Goon Kim
As Former Sponsor and beneficial owner of securities held by other entities controlled by Mr. Kim	284,401 shares of StablecoinX Class A Common Stock and 284,401 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 981,548 Founder Shares, which the Former Sponsor initially purchased for an aggregate of $25,000.
	80,977 shares of StablecoinX Class A Common Stock and 80,977 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 7,318,675 Private Placement Warrants, which the Former Sponsor initially purchased for an aggregate of $7,318,675 (or $1.00 per warrant).
	Repayment for outstanding Working Capital Loans.	Approximately $1,217,000.
	Repayment for outstanding Extension Promissory Notes.	Approximately $1,695,000.
Edward Chen
As Current Sponsors	882,663 shares of StablecoinX Class A Common Stock and 882,663 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 3,071,316 Founder Shares, which the Current Sponsors purchased from the Former Sponsor (along with the 3,251,180 Private Placement Warrants) for a total of $1.00.
	35,971 shares of StablecoinX Class A Common Stock and 35,971 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 3,251,180 Private Placement Warrants, which the Current Sponsors purchased from the Former Sponsor (along with the 3,071,316 Founder Shares) for a total of $1.00.
	Repayment for outstanding Working Capital Loans.	Approximately $2,200,000.
	Repayment for outstanding Extension Promissory Notes.	Approximately $920,500.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
As a Seller	Approximately 323,750 shares of StablecoinX Class A Common Stock and 323,750 shares of StablecoinX Class B Common Stock following the Company Merger.	Exchange of approximately 323,750 shares of SC Assets Class B Common Stock held by Mr. Chen. Mr. Chen is also the beneficial owner of all of the securities owned by the Current Sponsors.
Young Cho
As TLGY CEO	138,855 shares of StablecoinX Class A Common Stock and 138,855 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 479,231 Founder Shares, which Mr. Cho is entitled to receive from the Current Sponsors for his role as Chief Executive Officer of TLGY.
	4,360 shares of StablecoinX Class A Common Stock and 4,360 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 394,083 Private Placement Warrants, which Mr. Cho is entitled to receive from the Current Sponsors for his role as Chief Executive Officer of TLGY.
As a Seller	Approximately 323,750 shares of StablecoinX Class A Common Stock and 323,750 shares of StablecoinX Class B Common Stock following the Company Merger.	Exchange of approximately 323,750 shares of SC Assets Class B Common Stock held by Mr. Cho.
Jonathan Kwong
As TLGY CFO	42,380 shares of StablecoinX Class A Common Stock and 42,380 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 146,268 Founder Shares, which Mr. Kwong is entitled to receive from the Current Sponsors for his role as Chief Financial Officer of TLGY.
	1,635 shares of StablecoinX Class A Common Stock and 1,635 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 147,781 Private Placement Warrants, which Mr. Kwong is entitled to receive from the Current Sponsors for his role as Chief Financial Officer of TLGY.
	Payment for advisory services rendered prior to the Securities Transfer Transaction.	$22,750
Each of: Christina Favilla, Enrique Klix and Niraj Javeri
As a TLGY Independent Director	5,794 shares of StablecoinX Class A Common Stock and 5,794 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 20,000 Founder Shares, which each person is entitled to receive from the Current Sponsors for his or her service on the TLGY Board.
Officers and Directors

Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Services in connection with identifying, investigating and completing an initial business combination.

Economic Ownership of StablecoinX

Upon consummation of the Business Combination, the post-Closing share economic ownership of StablecoinX under (1) the No Redemptions Scenario, (2) the 50% Redemptions Scenario, and (3) the Maximum Redemptions Scenario, excluding the dilutive effect of Public Warrants, would be as follows:

	Economic Interests in StablecoinX(1)
	No Redemptions(2)		50% Redemption(3)		Maximum Redemption(4)
	Shares(5)%		Shares(5)%		Shares(5)%
Public Shareholders	489,887	0.9%	244,944	0.4%	0	0.0%
TLGY Insiders	1,703,622	3.0%	1,696,046	3.0%	1,688,471	3.0%
PIPE Investors	49,568,304	87.3%	49,568,304	87.7%	49,568,304	88.1%
Sellers(6)	700,000	1.2%	700,000	1.2%	700,000	1.2%
Ethena(7)	4,325,582	7.6%	4,325,582	7.7%	4,325,582	7.7%
Total*	56,787,395	100.0%	56,534,876	100.0%	56,282,357	100.0%

Potential sources of dilution:
Public Warrants	11,500,000	20.3%	11,500,000	20.3%	11,500,000	20.4%

____________

*        Percentages may not sum to 100.0% due to rounding. The percentages shown for the potential sources of dilution reflect the percentage of the total shares for the applicable scenario without including the issuance of such additional shares in each respective case.

(1)      Economic interests reflect the number of shares of StablecoinX Class A Common Stock to be held by each holder at Closing. Shares of StablecoinX Class B Common Stock will have no economic value. Share ownership presented under each redemptions scenario in the tables above are only presented for illustrative purposes. TLGY cannot predict how many Public Shareholders.

(2)      This scenario assumes that no Public Shares are redeemed, which is a redemptions scenario that could occur.

(3)      Assumes that 50% of Public Shareholders, or those holding 244,943 Public Shares, will exercise their redemption rights for an aggregate payment of approximately $3.1 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemption scenario that could occur.

(4)      Assumes that all of Public Shareholders, or those holding 489,887 Public Shares, will exercise their redemption rights for an aggregate payment of approximately $6.2 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemption scenario that could occur.

(5)      Assumes that the fair market value of ENA Token at Closing is $0.2169 per token, the fair value of ENA Token ending January 26, 2026. The number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders in accordance with the terms of the Sponsor Support Agreement will be 3% of the total outstanding StablecoinX Class A Common Stock outstanding at Closing. The number of shares of StablecoinX Common Stock to be issued to the PIPE Investors and Ethena in accordance with the terms of the PIPE Subscription Agreement and the Contribution Agreement, respectively, will vary based on the difference between the fair market value of ENA Token at the signing of the applicable agreement and the fair market value of ENA Token at the Closing. Neither TLGY nor SC Assets can predict what the fair market value of ENA Token will be at Closing. As a result, the number of shares of StablecoinX Common Stock to be issued in connection with the Business Combination may differ from the amounts presented in the tables above. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the question and answer below entitled “How will the number of shares of StablecoinX Common Stock to be issued to the TLGY Insiders, PIPE Investors and Ethena in connection with the Business Combination be impacted by changes in the price of ENA Tokens?” and the section entitled “The Business Combination Proposal — Related Agreements” for additional information. See also the risk factors entitled “Risks Relating to the Business Combination and TLGY — StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares” and “Risks Relating to the Business Combination and TLGY — TLGY’s shareholders who do not redeem their Public Shares will have a reduced economic ownership and no voting interest after the Business Combination and will exercise less influence over management” for additional information.

(6)      The number of shares of StablecoinX Class A Common Stock does not include any shares of StablecoinX Class A Common Stock to be issued to Young Cho or Edward Chen as TLGY Insiders.

(7)      The number of shares of StablecoinX Class A Common Stock does not include the 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

Voting Rights of StablecoinX

StablecoinX will have two classes of shares outstanding at the Closing, shares of StablecoinX Class A Common Stock, which will have no voting rights other than as required by applicable law and the StablecoinX Certificate of Incorporation, and shares of StablecoinX Class B Common Stock, which will have one vote per share. With respect to the voting rights of the shares of StablecoinX Class A Common Stock, the StablecoinX Certificate of Incorporation provides that, except as expressly required by a nonwaivable provision of the DGCL, holders of shares of StablecoinX Class A Common Stock will not be entitled to vote on any matter, including the election of directors, until such time as no share of StablecoinX Class B Common Stock remains outstanding, at which time, each share of StablecoinX Class A Common Stock will automatically be entitled to one vote on all matters submitted to a vote of stockholders. Holders of StablecoinX Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of StablecoinX Class A Common Stock held by them, to the extent there are any, whereas holders of StablecoinX Class B Common Stock will have no economic rights. In addition, the shares of StablecoinX Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements (as defined herein) and any restrictions pursuant to applicable laws, while the shares of StablecoinX Class B Common Stock will not be listed or freely transferable. See the section entitled “Description of StablecoinX’s Securities” for additional information.

Immediately following the completion of the Business Combination, (1) all shares of StablecoinX Class A Common Stock will be held by (a) the Public Shareholders, (b) the TLGY Insiders, (c) the Sellers, (d) the PIPE Investors and (e) Ethena and (2) all shares of StablecoinX Class B Common Stock will be held only by (a) Ethena, (b) the TLGY Insiders, and (c) the Sellers. Assuming the fair market value of ENA Token at Closing of $0.2169 per token, the fair value of ENA Token ending January 26, 2026, it is expected that (1) Ethena will own approximately 4,325,582 shares of StablecoinX Class B Common Stock, representing approximately 64.4% of the voting power, (2) the TLGY Insiders will own an aggregate of approximately 1,703,622 shares of StablecoinX Class B Common Stock, representing approximately 25.2% of the voting power, and (3) the Sellers will own an aggregate of 700,000 shares of StablecoinX Class B Common Stock, representing approximately 10.4% of the voting power, in each case, of the capital stock of StablecoinX. Public Shareholders and the PIPE Investors will have no voting power in StablecoinX immediately following the Closing. See the section entitled “The Business Combination Proposal — Related Agreements” for additional information.

Dilution

The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself).

	No Redemptions(1)		50% Redemption(2)		Maximum Redemption(3)
	Total Shares	Tangible Book Value Per Share	Total Shares	Tangible Book Value Per Share	Total Shares	Tangible Book Value Per Share
Balance as of September 30, 2025 (unadjusted)	5,939,587	$(4.67)	5,939,587	$(4.67)	5,939,587	$(4.67)
Accretion (Dilution) of TLGY Shareholders assuming the Redemption of Shares	0	$0.00	(244,944)	$(0.75)	(489,887)	$(1.56)
Balance assuming the Redemption of Shares	5,939,587	$(4.67)	5,694,644	$(5.41)	5,449,700	$(6.23)
Accretion (Dilution) of TLGY assuming the cash settlement of remaining transaction expenses(4)	0	$(1.13)	0	$(1.18)	0	$(1.24)
Balance assuming the cash settlement of remaining transaction expenses	5,939,587	$(5.80)	5,694,644	$(6.59)	5,449,700	$(7.46)

	No Redemptions(1)		50% Redemption(2)		Maximum Redemption(3)
	Total Shares	Tangible Book Value Per Share	Total Shares	Tangible Book Value Per Share	Total Shares	Tangible Book Value Per Share

Initial offering price of TLGY		$10.00		$10.00		$10.00
Pro forma net tangible book value per share from dilutive securities and other related events, excluding the Business Combination		$(5.80)		$(6.59)		$(7.46)
Dilution to non-redeeming shareholders		$(15.80)		$(16.59)		$(17.46)

____________

(1)      This scenario assumes that no Public Shares are redeemed, which is a redemptions scenario that could occur.

(2)      This scenario assumes that 244,943 Public Shares, or 50% of the Public Shares, are redeemed for an aggregate payment of approximately $3.1 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemptions scenario that could occur.

(3)      This scenario assumes that 489,887 Public Shares, or all of the Public Shares, are redeemed for an aggregate payment of approximately $6.2 million (based on the estimated per-share redemption price of approximately $12.68 per share) from the Trust Account based on funds in the Trust Account as of September 30, 2025, which is a redemptions scenario that could occur.

(4)      Includes the settlement of approximately $6.7 million of TLGY transaction expenses, of which $0 has been accrued and $0 has been paid as of September 30, 2025.

Regulatory Matters

TLGY is not aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “The Business Combination Proposal — Business Combination Agreement — Closing Conditions — Conditions to the Obligations of Each Party”. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Recommendation to Shareholders of TLGY

The TLGY Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of TLGY and TLGY’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the SPAC Merger Proposal, “FOR” the approval of each of the Advisory Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal, if presented to the extraordinary general meeting.

The TLGY Board, after careful consideration, determined that the Business Combination is fair in the best interests of TLGY and its shareholders, and approved, among other things, the Business Combination Agreement, the Business Combination and the other agreements and transactions contemplated thereby. See the subsection entitled “The Extraordinary General Meeting — Recommendation of the Board” for more information.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsors and TLGY’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

Background of the Business Combination

TLGY’s management and its advisors surveyed the landscape of potential acquisition opportunities for acquisition targets. Following the Securities Transfer Transaction, TLGY’s new management team engaged in detailed discussions with ten (excluding SC Assets) potential targets. TLGY management ultimately decided not to pursue such alternate targets, and instead focus its efforts on SC Assets. The terms of the Business Combination Agreement are the result of negotiations between the representatives of TLGY, SC Assets and Ethena, which occurred between March 2025 and July 2025. For more information, see “The Business Combination Proposal — Background of the Business Combination”.

The TLGY Board’s Reasons for the Approval of the Business Combination

Before reaching its unanimous decision on July 20, 2025, the TLGY Board consulted with its management team, legal counsel and other advisors. The TLGY Board considered a variety of factors in connection with its evaluation of the Business Combination in approving and recommending the transaction to the TLGY shareholders. In light of the complexity of those factors, the TLGY Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Different individual members of the TLGY Board may have given different weight to different factors in their evaluation of the Business Combination.

Further, the prospectus for the IPO identified the general criteria and guidelines that TLGY believed would be important in evaluating prospective target businesses, although TLGY also indicated it may enter into a business combination with a target business that does not meet these criteria and guidelines. The TLGY Board considered these criteria in its evaluation of SC Assets, which include (i) SC Assets’ capabilities of operating infrastructure software and services, including its validator-based business model, (ii) SC Assets’ management team, (iii) SC Assets’ long-term partnership with the Ethena Foundation, (iv) SC Assets’ potential to scale such that the profit contribution from existing business offsets fixed costs and is prepared to reinvest in high return on capital opportunities, (v) review of due diligence investigation of the Ethena ecosystem and the digital asset industry more broadly and valuation analyses, (vi) review of other business combination opportunities reasonably available to TLGY and (vii) review of selected public companies.

In addition, the TLGY Board also reviewed the tokenomics of the crypto assets within the Ethena ecosystem, specifically the ENA Token, which serves as the governance token of the Ethena Protocol and the digital asset upon which StablecoinX’s digital asset treasury strategy is based, USDe, a synthetic digital dollar backed by delta-hedged collateral, sENA and sUSDe, staked versions of these assets designed to accrue value and rewards through protocol and staking activities, and USDtb, a fiat-backed stablecoin created by Ethena that is pegged to the U.S. Dollar and primarily backed by BlackRock’s USD Institutional Digital Liquidity Fund (BUIDL). In particular, the TLGY Board noted the interrelationship between these assets, specifically that the growth of USDe and USDtb circulation may drive revenue for the Ethena Protocol and its related ecosystem, of which the ENA Token is a part. The TLGY Board also considered the volatility of ENA Tokens, which have traded between approximately $0.19 and $1.52 since their initial issuance in April 2024, and the development risks associated with the proposed Converge network, which has not yet launched and may never do so. See “Information About SC Assets — Industry and Market Overview — Overview of the Ethena Ecosystem and Tokenomics” for additional information.

The TLGY Board also obtained a Fairness Opinion in connection with its determination of whether to pursue the terms of the Business Combination (including the consideration to be received by the TLGY shareholders (other than the Excluded Shareholders). See the section entitled “The Business Combination — Opinion of the TLGY Financial Advisor” and Annex M attached hereto for more information a description of the TLGY Board’s reasons for the approval of the Business Combination and the unanimous recommendation of the TLGY Board, see the subsection entitled “The Business Combination Proposal — The TLGY Board’s Reasons for the Approval of the Business Combination”.

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (i) assuming that none of the outstanding Public Shares are redeemed in connection with the Business Combination (the “No Redemption Scenario”), (ii) assuming that 50% of the outstanding Public shares are redeemed in connection with the Business Combination (the “50% Redemption Scenario”) and (ii) assuming that all of the outstanding Public Shares are redeemed in connection with the Business Combination (the “Maximum Redemption Scenario”). For an illustration of the number of shares and percentage interests outstanding under each scenario see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”.

No Redemption Scenario

Sources of Funds		Uses
SC Assets Equity Rollover(1)	$7,000,000	SC Assets Equity Rollover(1)	$7,000,000
TLGY’s Cash and Investments in Trust Account	6,210,376	Cash to Balance Sheet(2)	13,124,013
PIPE Investment(4)	832,504,847	Estimated Transaction Expenses(3)	6,731,896
Ethena Investment(5)	60,000,000	Repayment of Convertible Promissory Notes – Current Sponsors and Former Sponsor(6)	5,889,325
Historic SC Assets and TLGY Cash and Cash Equivalents	400,340	Investment in ENA Token(7)	873,370,329
Total Sources	$906,115,563	Total Uses	$906,115,563

____________

(1)      Represents the aggregate value of shares issued to SC Assets stockholders at a deemed value of $10.00 per unit, which per-unit value may change based on the redemption price (which change would result in either a decrease or increase in the total number of shares SC Assets stockholders will receive). Assumes $7.0 million of StablecoinX Common Stock issued to current SC Assets stockholders. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(2)      The actual amount of cash will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination.

(3)      Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination.

(4)      Represents (a) the value of ENA Tokens, as defined in the PIPE Agreements, and (b) $18.5 million in cash, received from PIPE Investors. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(5)      Represents value of ENA Tokens, as defined in the Contribution Agreement, received from Ethena. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(6)      Represents repayment of Extension Promissory Notes and Working Capital Loans to current and Former Sponsor.

(7)      Represents the fair value, as of January 26, 2026, of ENA Tokens received from PIPE Investors less payment of $0.6 million of nonrecurring financial advisory transaction costs in ENA Tokens. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

50% Redemption Scenario

Sources of Funds		Uses
SC Assets Equity Rollover(1)	$7,000,000	SC Assets Equity Rollover(1)	$7,000,000
TLGY’s Cash and Investments in Trust Account	3,105,188	Cash to Balance Sheet(2)	10,018,825
PIPE Investment(4)	832,504,847	Estimated Transaction Expenses(3)	6,731,896
Ethena Investment(5)	60,000,000	Repayment of Convertible Promissory Notes – Current Sponsors and Former Sponsor(6)	5,889,325
Historic SC Assets and TLGY Cash and Cash Equivalents	400,340	Investment in ENA Token(7)	873,370,329
Total Sources	$903,010,375	Total Uses	$903,010,375

____________

(1)      Represents the aggregate value of shares issued to SC Assets stockholders at a deemed value of $10.00 per unit, which per-unit value may change based on the redemption price (which change would result in either a decrease or increase in the total number of shares SC Assets stockholders will receive). Assumes $7.0 million of StablecoinX Common Stock issued to current SC Assets stockholders. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(2)      The actual amount of cash will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination.

(3)      Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination.

(4)      Represents (a) the value of ENA Tokens, as defined in the PIPE Agreements, and (b) $18.5 million in cash, received from PIPE Investors. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(5)      Represents value of ENA Tokens, as defined in the Contribution Agreement, received from Ethena. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(6)      Represents repayment of Extension Promissory Notes and Working Capital Loans to the Sponsors.

(7)      Represents the fair value, as of January 26, 2026, of ENA tokens received from PIPE Investors less payment of $0.6 million of nonrecurring financial advisory transaction costs in ENA Tokens. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Maximum Redemption Scenario

Sources of Funds		Uses
SC Assets Equity Rollover(1)	$7,000,000	SC Assets Equity Rollover(1)	$7,000,000
TLGY’s Cash and Investments in Trust Account	0	Cash to Balance Sheet(2)	6,913,637
PIPE Investment(4)	832,504,847	Estimated Transaction Expenses(3)	6,731,896
Ethena Investment(5)	60,000,000	Repayment of Convertible Promissory Notes – Current Sponsors and Former Sponsor(6)	5,889,325
Historic SC Assets and TLGY Cash and Cash Equivalents	400,340	Investment in ENA Token(7)	873,370,329
Total Sources	$899,905,187	Total Uses	$899,905,187

____________

(1)      Represents the aggregate value of shares issued to SC Assets stockholders at a deemed value of $10.00 per unit, which per-unit value may change based on the redemption price (which change would result in either a decrease or increase in the total number of shares SC Assets stockholders will receive). Assumes $7.0 million of StablecoinX Common Stock issued to current SC Assets stockholders. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(2)      The actual amount of cash will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination.

(3)      Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination.

(4)      Represents (a) the value of ENA Tokens, as defined in the PIPE Agreements, and (b) $18.5 million in cash, received from PIPE Investors. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(5)      Represents value of ENA Tokens, as defined in the Contribution Agreement, received from Ethena. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

(6)      Represents repayment of Extension Promissory Notes and Working Capital Loans to the Sponsors.

(7)      Represents the fair value, as of January 26, 2026, of ENA tokens received from PIPE Investors less payment of $0.6 million of nonrecurring financial advisory transaction costs in ENA Tokens. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Material U.S. Federal Income Tax Considerations

For a description of material U.S. federal income tax consequences of the Redemption, the Mergers, and the ownership and disposition of shares of StablecoinX Common Stock, see the section entitled “Material U.S. Federal Income Tax Considerations”.

Summary Risk Factors

In evaluating the proposals to be presented at the extraordinary general meeting, shareholders should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 23. In particular, such risks include, but are not limited to, the following:

Risks Related to the Business Combination and TLGY

•        Directors and officers of TLGY have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.

•        The TLGY Insiders, including the Sponsors, have entered into the Sponsor Support Agreement with StablecoinX, TLGY and SC Assets to vote in favor of the Business Combination, regardless of how TLGY’s Public Shareholders vote.

•        You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your Public Shares or Public Warrants, potentially at a loss.

•        There is no assurance that TLGY’s due diligence will reveal all material risks that may be present with regard to SC Assets. Subsequent to the consummation of the Business Combination, StablecoinX may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the share price of its securities, which could cause you to lose some or all of your investment.

•        The ability of TLGY’s Public Shareholders to exercise redemption rights with respect to a large number of its Public Shares may not allow it to complete the Business Combination or optimize the capital structure of StablecoinX and may increase the probability that the Business Combination would be unsuccessful and that you will have to wait for liquidation in order to redeem your shares.

•        Even if TLGY consummates the Business Combination, there can be no assurance that its Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.

•        The terms of the TLGY Warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding Public Warrants.

•        The market price of StablecoinX Class A Common Stock may decline as a result of the Business Combination.

•        The Mergers may cause you to recognize gain or loss for U.S. federal income tax purposes.

Risks Related to StablecoinX and SC Assets’ Business and Industry

•        SC Assets has no operating history and has not yet produced any revenues, which make it difficult to evaluate StablecoinX’s business and future prospects, and StablecoinX may not be able to achieve or maintain profitability in any given period.

•        Our business will be significantly dependent on the performance, adoption, and credibility of our ecosystem partners, including the Ethena Foundation and its associated assets. The loss of, or a significant decrease in support from, the Ethena Foundation and its associated assets, could have a material adverse effect on our business, financial condition and results of operations.

•        Our ENA Token acquisition strategy exposes us to various risks associated with ENA Token.

•        StablecoinX’s operating results, revenue and expenses may significantly fluctuate, including due to the highly volatile nature of ENA Token and other digital assets, which could have an adverse effect on the market price of shares of StablecoinX Class A Common Stock.

•        Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact StablecoinX’s business.

Risks Related to Our Relationship with the Ethena Foundation, its Products and the Ethena Protocol

•        Our business will be centered on supporting the Ethena ecosystem through infrastructure software and related services and holding and acquiring its products, including ENA Token. Our dependence on the Ethena Foundation will create concentration risk, and, as a result, a deterioration in our relationship or the Ethena Foundation’s support for a competing business or digital asset treasury strategy company could materially harm our business.

•        The long-term value of ENA Token is uncertain because its current utility is limited.

•        Stablecoins such as USDe face significant competitive and regulatory challenges that could undermine their success and, in turn, the value of ENA Token.

Risks Related to Government Regulation and Legal Compliance

•        ENA Token and other digital assets are novel assets, which will expose StablecoinX to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect StablecoinX’s financial position, operations and prospects.

•        As is the case for nearly all digital assets, ENA Token’s status as a product that may potentially be deemed to be offered and sold as a “security” in any relevant jurisdiction, as well as the status of ENA Token-related products and services that we may engage in, including validator operations, staking and other protocol participation activities, is subject to regulatory uncertainty, and if StablecoinX is unable to properly characterize such products or services, StablecoinX may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect StablecoinX’s business, operating results and financial condition.

•        StablecoinX will not be subject to the same legal and regulatory obligations, including certain compliance and reporting obligations intended to protect investors, that apply to investment companies such as mutual funds and exchange traded funds, or to obligations applicable to investment advisers.

Risks Related to Being a Public Company

•        The market price of StablecoinX Class A Common Stock may be volatile and decline materially as a result of volatility in ENA Token or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.

•        StablecoinX will be an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make StablecoinX Class A Common Stock less attractive to investors.

•        StablecoinX may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm StablecoinX’s business, financial condition and operating results.

Risks Related to Ownership of StablecoinX’s Securities

•        We cannot be certain that an active trading market for shares of StablecoinX Class A Common Stock will develop or be sustained after the Business Combination, and following the completion of the Business Combination, its share price may fluctuate significantly as a result of numerous factors beyond StablecoinX’s control.

•        Because StablecoinX will be a “controlled company” under The Nasdaq Stock Market listing standards, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

•        The dual class structure of StablecoinX Common Stock will have the effect of concentrating voting power with the Ethena Foundation, which will eliminate an investor’s ability to influence the outcome of important transactions, including a change in control.

RISK FACTORS

You should carefully consider all of the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Shareholder Proposals described in this proxy statement/prospectus. The use of “we” and “our” shall generally means TLGY, with respect to periods prior to the Business Combination and StablecoinX after the Business Combination. The use of “we”, “our”, or the “Company”, with respect to SC Assets’ business (or StablecoinX’s) after the Business Combination, shall generally refer to SC Assets before the Business Combination or StablecoinX after the Business Combination, respectively.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, the Company’s business, financial condition and results of operations. If any of the events described below occur, the Company’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Company’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of TLGY and SC Assets.

Risks Related to the Business Combination and TLGY

Directors and officers of TLGY have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.

When you consider the recommendation of the TLGY Board in favor of approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus, you should keep in mind that TLGY’s Sponsors and the other Founder Shareholders, including TLGY’s directors and executive officers, have interests in such proposals that are different from, or in addition to (which may conflict with), those shareholders of TLGY generally.

These interests include, among other things, the interests listed below:

•        Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, are co-founders, shareholders and serve as the Chief Executive Officer and director and Chairman, respectively, of SC Assets. Young Cho and Edward Chen formed SC Assets solely for the purpose of SC Assets completing a business combination with TLGY. Each of Young Cho and Edward Chen currently own approximately 323,750 shares of SC Assets Class B Common Stock (representing approximately 93% of the outstanding shares of SC Assets Common Stock, in the aggregate), which will be exchanged for approximately 323,750 shares of StablecoinX Class A Common Stock (representing an aggregate of approximately 0.57% of the economic value of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) and approximately 323,750 shares of StablecoinX Class B Common Stock (representing an aggregate of approximately 4.8% of the voting rights of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) in the Company Merger.

•        Our Former Sponsor purchased 5,750,000 Founder Shares for $25,000, or approximately $0.0043 per share, in a private placement prior to the consummation of the IPO. Jin-Goon Kim, the current Chairman of TLGY and former CEO of TLGY, is the manager of TLGY Holdings LLC, which is the manager of the Former Sponsor, and controls all of the securities held by the Former Sponsor. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors, purchased 3,542,305 Founder Shares and 3,940,825 Private Placement Warrants from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY for an aggregate purchase price of $1.00. Edward Chen, Chairman and co-founder of SC Assets and a Seller in the Business Combination, is the managing partner of Carnegie Park Capital LLC, which is the manager of each of the Current Sponsors. As such, Edward Chen is the beneficial owner of all of the securities held by the Current Sponsors. For their role as a director of TLGY, each of the current independent directors of TLGY are entitled to receive an aggregate of 20,000 Founder Shares from the Current Sponsors, which shares will be distributed to them prior to the SPAC Merger. In addition, for his role as Chief Executive Officer of TLGY, Young Cho is entitled to receive 479,231 Founder Shares and 394,083 Private Placement Warrants, and for his role as Chief Financial Officer of TLGY, Jonathan Kwong is entitled to receive 146,268 Founder Shares and 147,781 Private Placement Warrants, in each case, from the Current Sponsors, which will be distributed to them prior to the SPAC Merger. In accordance with the terms of the Sponsor Support Agreement, the Sponsors, the current directors and officers of TLGY and the other TLGY Insiders, will surrender and transfer to StablecoinX for cancellation, the 5,449,700 Founder Shares held by them in the aggregate, in exchange for 92.6873% of the total Retained Shares at the Closing. Such Retained Shares, if unrestricted and freely tradable, would have had an aggregate market value of approximately $21.0 million (in the No Redemption Scenario), $20.9 million (in the 50% Redemption Scenario) and $20.8 million (in the Maximum Redemption Scenario), in each case, based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given such shares of StablecoinX Class A Common Stock will be subject to lock-up restrictions, we believe such shares have less value.

•        Our Former Sponsor purchased 11,259,500 Private Placement Warrants for $11,259,500, or $1.00 per Private Placement Warrant, in private placements that closed simultaneously with the IPO. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors purchased 3,940,825 Private Placement Warrants from the Former Sponsor, along with 3,542,305 Founder Shares, for an aggregate purchase price of $1.00. In accordance with the terms of the Sponsor Support Agreement, immediately following the SPAC Merger, all of the Private Placement Warrants held by the Sponsors and the other TLGY Insiders will be surrendered and transferred to StablecoinX for cancellation in exchange for 7.3127% of the total Retained Shares at the Closing. Nevertheless, if such Private Placement Warrants were to be outstanding following the Business Combination and if they were unrestricted and freely tradable, such Private Placement Warrants would have had an aggregate market value of approximately $6.2 million based upon the closing price of $0.55 per Public Warrant on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        Given the differential in the purchase price that each of the TLGY Insiders paid for the Founder Shares as compared to the price of the TLGY Class A Ordinary Shares included in the TLGY Units sold in the IPO, the TLGY Insiders may earn a positive rate of return on its investment even if the shares of StablecoinX Class A Common Stock trade below $10.00 per share and the Public Shareholders experience a negative rate of return following the Closing. Accordingly, the economic interests of the TLGY Insiders diverge from the economic interests of Public Shareholders because the TLGY Insiders will realize a gain on their respective investment from the completion of any business combination while Public Shareholders will realize a gain only if the post-closing trading price exceeds $10.00 per share.

•        Our Sponsors will lose their entire investment in us if we do not complete a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). If we do not consummate a business combination by such date, as promptly as reasonably possible but not more than ten business days thereafter, TLGY will redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the TLGY Warrants may be worthless. In such event, the 5,444,900 TLGY Ordinary Shares owned by the TLGY Insiders would be worthless because following the redemption of the Public Shares, we would likely have few, if any, net assets and because the TLGY Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to such shares if we fail to complete a business combination within the required period.

•        The TLGY Insiders, including the Sponsors and TLGY’s officers and directors have agreed not to redeem any of the Founder Shares or TLGY Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination.

•        If the Trust Account is liquidated, the Former Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•        The appointment of Young Cho, the Chief Executive Officer and Executive Director of TLGY and Chief Executive Officer of SC Assets, as the Chief Financial Officer of StablecoinX at the Closing, and the appointment of Edward Chen, the managing partner of the managing member of the Current Sponsors and the Chairman of SC Assets, as the Chief Executive Officer and Chairman of the StablecoinX Board at the Closing. As such, in the future each such person may receive any cash fees, stock options or stock awards that the StablecoinX Board determines to pay to its officers and directors.

•        Our existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy for a period of six (6) years after the Business Combination.

•        In connection with the Closing, our Sponsors, officers and directors would be entitled to the repayment of any outstanding working capital and extension loans and advances that have been made to TLGY. If we do not complete an initial business combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. As of the date of this proxy statement/prospectus, approximately $3.4 million was outstanding under such working capital loans and approximately $2.6 million was outstanding under such extension loans, of which an aggregate of $2.9 million is owed to the Former Sponsor and an aggregate of $3.1 million is owed to the Current Sponsors. In addition, $22,750 is owed to Jonathan Kwong, our current Chief Financial Officer, for advisory services provided by him to TLGY prior to the June 2024 Securities Transfer Transaction.

•        Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, our Sponsors, our officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by TLGY from time to time, made by our Sponsors or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. As of the date of this proxy statement/prospectus, no reimbursable out-of-pocket expenses were outstanding.

•        Pursuant to the Amended and Restated Registration Rights Agreement, TLGY’s officers and directors, and the Sponsors and their members will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the StablecoinX Class A Common Stock held by such parties following the consummation of the Business Combination.

As a result of the foregoing interests, the Sponsors and TLGY’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders. In the aggregate, the Sponsors have approximately $66.9 million at risk that depends upon the completion of a business combination. Such amount consists of, with respect to the Former Sponsor: (a) approximately $12.1 million representing the value of the Founder Shares currently held by the Former Sponsor (based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), (b) $11,259,500 representing the value of the Private Placement Warrants purchased by the Former Sponsor (using the $1.00 per warrant purchase price), (c) an aggregate of approximately $1,217,000 outstanding under the Working Capital Loans, and (d) approximately $1,695,000 outstanding under the Extension Promissory Notes; and, with respect to the Current Sponsors: (a) approximately $37.5 million representing the value of the Founder Shares currently held by the Current Sponsors (based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), (b) $1.00 representing the value of the Private Placement Warrants purchased by the Current Sponsors (using the $1.00 per warrant purchase price), (c) approximately $2,200,000 outstanding under the Working Capital Loans and (d) approximately $920,500 outstanding under the Extension Promissory Notes. See the section entitled “Business Combination Proposal — Interests of TLGY’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

In addition, TLGY has not adopted a policy that expressly prohibits its directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by TLGY or in any transaction to which TLGY is a party or has an interest. TLGY does not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by TLGY. Accordingly, such persons or entities may have a conflict between their interests and TLGY’s.

The personal and financial interests of the Sponsors and the other Founder Shareholders, as well as TLGY’s directors and executive officers, may have influenced their motivation in identifying and selecting SC Assets as a business combination target, completing an initial business combination with SC Assets and influencing the operation of the business following the consummation of the Business Combination. In considering the recommendations of the TLGY Board to vote for the proposals, its shareholders should consider these interests.

The TLGY Insiders, including the Sponsors, have entered into the Sponsor Support Agreement with StablecoinX, TLGY and SC Assets to vote in favor of the Business Combination, regardless of how TLGY’s Public Shareholders vote.

Unlike other blank check companies in which the founder shareholders agree to vote their shares in accordance with the majority of the votes cast by the Public Shareholders in connection with an initial business combination, the TLGY Insiders, including the Sponsors and other Founder Shareholders, pursuant to the Sponsor Support Agreement, have agreed, among other things, to vote all of their Founder Shares and other Public Shares in favor of all the proposals being presented at the extraordinary general meeting, including the Business Combination Proposal and the transactions contemplated thereby (including the Transactions). As of the date of this proxy statement/prospectus, the TLGY Insiders own an aggregate of 91.67% of TLGY’s issued and outstanding ordinary shares. If only a minimum quorum of TLGY Ordinary Shares, constituted by the holders of one-third of outstanding shares, is present at the extraordinary general meeting, TLGY would not need any of the Public Shares to be voted in favor of the Business Combination Proposal in order for it to be approved (provided that consummation of the Transactions is conditioned upon, among other things, approval of the Condition Precedent Proposals). Accordingly, the agreement by TLGY’s Founder Shareholders to vote in favor of each of the proposals at the extraordinary general meeting will increase the likelihood that TLGY will receive the requisite shareholder approval for the Business Combination and the transactions contemplated thereby.

The fairness opinion obtained by the TLGY Board will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion.

Scalar has provided a fairness opinion to the TLGY Board stating that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on review undertaken, and other matters considered by Scalar in preparing such opinion, the Consideration (as defined in such opinion) to be paid by TLGY to the Public Shareholders pursuant to the Transaction Documents (as defined in such opinion) is fair from a financial point of view to the Public Shareholders (for purposes of such opinion and this summary, other than the Sponsors, their respective affiliates, and the PIPE Investors, which we refer to collectively as the Excluded Parties), without giving effect to any impact of the Transactions on any particular Public Shareholder other than in its capacity as a Public Shareholder.

The TLGY Board has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from Scalar, and the TLGY Board does not expect to receive an updated fairness opinion prior to the completion of the Transactions.

The opinion does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion, including changes in the operations and prospects of TLGY or the SC Assets, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of TLGY and SC Assets and on which the fairness opinion was based, and that may alter the value of TLGY and SC Assets or the prices of the TLGY Class A Ordinary Shares or the shares of SC Assets Class A Common Stock prior to consummation of the Transactions. The value of the TLGY Class A Ordinary Shares and the SC Assets Class A Common Stock has fluctuated since, and could be materially different from its value as of, the date of Scalar’s opinion, and Scalar’s opinion does not address the prices at which the Public Shares, TLGY Class B Ordinary Shares, or other securities or financial instruments of or relating to TLGY may trade. For example, the closing price of the TLGY Class A Ordinary Shares on July 21, 2025, the day after the date of the Scalar opinion, was $16.05 per share and on January 26, 2026, the most recent practicable day prior to the filing of this proxy statement/prospectus was $12.30 per share. The opinion does not speak as of the time the Transactions will be completed or as of any date other than the date of such opinion. TLGY does not anticipate asking Scalar to update Scalar’s opinion, and Scalar does not have an obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events that may have occurred or may occur after the date of the opinion. See the section entitled “The Business Combination Proposal — Opinion of the TLGY Financial Advisor” for additional information.

If the conditions to Closing contained in the Business Combination Agreement are not met or waived, the Business Combination may not occur.

Even if the Business Combination Agreement is approved by the shareholders of TLGY, the Closing is still subject to the satisfaction or waiver of the other closing conditions in the Business Combination. Certain conditions, including shareholder approvals, compliance with applicable law, and effectiveness of the registration statement of which this proxy statement/prospectus forms a part, may not be waived. Other conditions may be waived only by the party for whose benefit the condition exists, as described in the section entitled “Business Combination Proposal — Closing Conditions.” The closing conditions include, without limitation (i) the adoption and/or approval, as applicable, by TLGY’s shareholders of the other Condition Precedent Proposals, (ii) the consummation of the Business Combination not being prohibited by applicable law, (iii) the effectiveness of the registration statement of which the accompanying proxy statement/prospectus forms a part, (iv) the shares of StablecoinX Class A Common Stock having been approved for listing on Nasdaq, the New York Stock Exchange or another national stock exchange, subject to notice of issuance, and (v) the PIPE having been fully funded in accordance with the PIPE Subscription Agreements. For a list of the material closing conditions contained in the Business Combination Agreement, see the section entitled “Business Combination Proposal — Closing Conditions.” TLGY and the parties to the Business Combination Agreement may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived by the applicable parties, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause TLGY and StablecoinX to each lose some or all of the intended benefits of the Business Combination.

Additionally, even if the Business Combination Agreement is approved by the shareholders of TLGY, the Business Combination Agreement may be terminated under certain circumstances prior to the Closing, including, but not limited to, (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a governmental authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to Closing, (v) by SC Assets if the TLGY Board publicly changes its recommendation with respect to the Business Combination Agreement and Transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or SC Assets if the Extraordinary General Meeting is held and TLGY Shareholder Approval is not received. For further details, see “The Business Combination Proposal — Termination of the Business Combination Agreement.” Further, satisfying the conditions to, and the completion of, the Business Combination may take longer and could cost more than TLGY expects. Any delay or additional costs incurred in connection with completing the Business Combination could materially affect the benefits that TLGY expects to achieve from the Business Combination.

If TLGY does not complete the Business Combination, TLGY could be subject to various risks, including:

•        the parties may be liable for damages to one another under certain circumstances pursuant to the terms and conditions of the Business Combination Agreement;

•        negative reactions from the financial markets, including declines in the price of the TLGY Class A Ordinary Shares due to the fact that current prices may reflect a market assumption that the Business Combination will be completed; and

•        the attention of TLGY management will have been diverted to the Business Combination rather than the pursuit of other opportunities in respect of an initial business combination.

TLGY may change or waive one or more of the terms of, or conditions to, the Business Combination, and the exercise of TLGY’s directors’ and executive officers’ discretion in agreeing to such changes may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in TLGY’s shareholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require TLGY to agree to amend the Business Combination Agreement, to consent to certain actions taken by SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub or to waive one or more of the conditions to the Business Combination and/or rights that TLGY is entitled to under the Business Combination Agreement. Such events could arise because of a request by SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on the business of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub and would entitle TLGY to terminate the Business Combination Agreement. In any of such circumstances, it would be at TLGY’s discretion, acting through the TLGY Board, to grant its consent or waive those conditions or rights. The existence of financial and personal interests of one or more of the directors or executive officers described in the preceding risk factors may result in a conflict of interest on the part of such director(s) or executive officer(s) between what he, she or they may believe is best for TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, TLGY does not believe there will be any changes or waivers that TLGY’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, TLGY will circulate a new or amended proxy statement/prospectus and resolicit TLGY’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

TLGY will not have any right to make damage claims against SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub for the breach of any representation, warranty or covenant made by SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub in the Business Combination Agreement.

The Business Combination Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the Closing, except for certain fraud claims and those covenants contained therein that by their terms apply or are to be performed in whole or in part after the Closing. Accordingly, there are no remedies available to TLGY with respect to any breach of the representations, warranties, covenants or agreements of SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub after the Closing, and, as a result, TLGY will have no remedy available to it if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub at the time of the Business Combination (except, in limited instances, for certain fraud claims and those covenants contained therein that by their terms apply or are to be performed in whole or in part after the Closing).

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, each of TLGY, SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub can refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Business Combination, even if such change could be said to have a material adverse effect on TLGY, SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub, including the following events (except, in some cases, where the change has a disproportionate effect on a party):

•        changes generally affecting the economy, financial or securities markets;

•        changes (including changes in law) or general conditions in the industry in which the party operates;

•        changes in the price or trading volume of ENA Token;

•        changes in GAAP (or the authoritative interpretation of GAAP); or

•        natural disasters, terrorism, war (whether or not declared), escalation of hostilities or geopolitical changes.

Furthermore, TLGY, SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, TLGY’s share price may suffer.

StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

StablecoinX may issue additional shares of StablecoinX Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness, and issuances under an equity incentive plan. In addition, the number of shares of StablecoinX Common Stock to be issued to the PIPE Investors in accordance with the PIPE Subscription Agreements, to Ethena in accordance with the Contribution Agreement and to the TLGY Insiders in accordance with the Sponsor Support Agreement will increase or decrease based on the difference between the fair market value of ENA Token at the time of signing of the respective agreements and the fair market value of ENA Token at the Closing, in each case, calculated in accordance with the terms of the respective agreements. To the extent the fair market value of ENA Token continues to increase relative to the fair market value at the signing of the relevant agreement, then more shares of StablecoinX Common Stock will be issued at Closing and your ownership interests may be significantly diluted. As a result of the issuance of any such additional shares of StablecoinX Class A Common Stock or other equity securities of equal or senior rank, your proportionate ownership interest in StablecoinX will decrease or the market price of your shares of StablecoinX Class A Common Stock may decline.

Past performance by our management team, our advisors and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in StablecoinX.

Information regarding our management team, our advisors and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team, our advisors and their respective affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to successfully identify a suitable candidate for our initial business combination, that we will be able to provide positive returns to our shareholders, or of any results with respect to any initial business combination we may consummate. You should not rely on the historical experiences of our management team, our advisors and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or as indicative of every prior investment by each of the members of our management team, our advisors or their respective affiliates. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

TLGY cannot assure you that its diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to SC Assets’ business, including any material omissions or misstatements contained in the Registration Statement or this proxy statement/prospectus relating to the Business Combination, than an investor in an underwritten initial public offering.

Even though TLGY conducted due diligence on the Ethena ecosystem and the digital assets industry more broadly, this diligence may not have surfaced all material issues with SC Assets, it may not be possible to uncover all material issues through a customary amount of due diligence, and factors outside of SC Assets’ and outside of TLGY’s or StablecoinX’s control may later arise.

Additionally, the scope of due diligence conducted in conjunction with the Business Combination may be different than would typically be conducted in the event SC Assets pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to investors for any material misstatement or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any of these material misstatements or omissions, there are no underwriters of the StablecoinX Common Stock that will be issued pursuant to the Business Combination and thus no corresponding right of action is available to investors in the Business Combination for any material misstatement or omissions in the Registration Statement or this proxy statement/prospectus. Therefore, as an investor in the Business Combination, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges, as described above, that could have a significant negative effect on StablecoinX’s financial condition, results of operations and the share price of StablecoinX Class A Common Stock, which could cause you to lose some or all of your investment without certain recourse against any underwriter that may be available in an underwritten public offering.

TLGY’s Organizational Documents waive the doctrine of corporate opportunity.

TLGY’s Organizational Documents provide that TLGY renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of TLGY and such opportunity is one TLGY is legally and contractually permitted to undertake and would otherwise be reasonable for TLGY to pursue, and to the extent the director or officer is permitted to refer that opportunity to TLGY without violating another legal obligation. TLGY believes there were no such corporate opportunities that were not presented as a result of these provisions in its Organizational Documents, but TLGY cannot assure you that this provision did not impact its search for a business combination target.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect TLGY’s business, including its ability to negotiate and complete its initial business combination, and results of operations.

TLGY is subject to laws and regulations enacted by national, regional and local governments. In particular, TLGY will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on TLGY’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on TLGY’s business, including its ability to negotiate and complete its initial business combination, and results of operations.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete the Business Combination or another initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete the Business Combination, or any other initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business is to identify and complete an initial business combination, such as the Business Combination, and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

In 2024, the SEC provided guidance that the determination of whether a SPAC, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, TLGY was formed for the purpose of completing an initial business combination with one or more businesses, such as the Business Combination with SC Assets. Since our inception, our business has been and will continue to be focused on identifying and completing the Business Combination with SC Assets, or another initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the Trust Account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the Trust Account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the TLGY Organizational Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the Trust Account to our Public Shareholders as part of our redemption of the Public Shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete the Business Combination or any other initial business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Trust Account. In which case, our investors would not be able to realize the potential benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our Warrants would expire worthless. For illustrative purposes, in connection with the liquidation of our Trust Account, our Public Shareholders may receive only approximately $13.05 per Public Share, which is based on estimates as of the Record Date, or less in certain circumstances, and our warrants may expire worthless. Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the Trust Account were invested in the assets discussed above, there is a risk that we could be deemed an investment company and subject to the Investment Company Act based on the length of time such funds are invested in such assets.

We may not be able to complete the Business Combination, or another initial business combination, since such initial business combination may be subject to regulatory review and approval requirements, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

The Business Combination or another initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. businesses. Among other things, CFIUS is empowered to (i) require parties to certain transactions subject to CFIUS jurisdiction to make mandatory filings, (ii) charge filing fees related to CFIUS filings (voluntary or mandatory), and (iii) self-initiate national security reviews of foreign direct and indirect investments in U.S. businesses if the parties to the transaction choose not to file voluntarily. In the case that CFIUS determines an investment to present risks to U.S. national security, CFIUS has the power to require mitigation measures with respect to the transaction or recommend that the President of the United States block the transaction if the parties do not voluntarily abandon it. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and its implementing regulations that became effective on February 13, 2020, further includes investments that do not result in control of a U.S. business by a foreign person but afford foreign investors certain information or governance rights in certain U.S. businesses that have a nexus to “critical technologies”, “critical infrastructure” and/or “sensitive personal data”.

The Current Sponsors are Delaware-organized entities and the majority of its economic interests are owned by U.S. citizens. Accordingly, we do not believe that either of the Current Sponsors is a “foreign person” as defined in the CFIUS regulations. We are organized in the Cayman Islands and may be deemed a foreign person by CFIUS. It is also possible that non-U.S. persons could be involved in the Business Combination or another initial business combination (e.g., as existing shareholders of a target company or as PIPE investors), which may increase the risk that our initial business combination becomes subject to regulatory review, including review by CFIUS. As such, an initial business combination with a U.S. business or foreign business with U.S. subsidiaries that we may wish to pursue may be subject to CFIUS review. If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, require mitigation measures with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval. This may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have any foreign ownership issues. In addition, certain businesses may be subject to rules or regulations that limit or impose additional requirements with respect to foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, the TLGY Warrants may be worthless.

If you or a “group” of shareholders are deemed to hold in excess of 15% of the Public Shares, you may lose the ability to redeem all such shares in excess of 15% of our Public Shares.

The TLGY Organizational Documents provide that a Public Shareholder, together with any affiliate of such shareholder or any other Person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares, which we refer to as the “Excess Shares”, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete the Business Combination. And as a result, you will continue to hold that number of Public Shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your Public Shares or Public Warrants, potentially at a loss.

Our Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest of: (i) our completion of an initial business combination, and then only in connection with those Public Shares that such shareholder properly elected to redeem, subject to the limitations and on the conditions described herein; (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend our TLGY Organizational Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our Public Shares if we are unable to complete an initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date), subject to applicable law and as further described herein. In no other circumstances will Public Shareholders have any right or interest of any kind in the Trust Account. Holders of Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the Public Warrants. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or Public Warrants, potentially at a loss.

A Public Shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account may not put such shareholder in a better future economic position.

The price at which a stockholder may be able to sell its shares of StablecoinX Class A Common Stock in the future following the completion of the Business Combination (or shares received or retained in connection with any alternative business combination) is not determinable as of the date of this proxy statement/prospectus. Certain events following the consummation of the Business Combination may cause an increase in StablecoinX’s share price and may result in a lower value realized now than a Public Shareholder might realize in the future had the shareholder redeemed their Public Shares. Similarly, if a Public Shareholder does not redeem their Public Shares, the shareholder will bear the risk of ownership of StablecoinX Class A Common Stock after the consummation of the Business Combination, and a stockholder may not be able to sell its StablecoinX Class A Common Stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Public Shareholder should consult, and rely solely upon, the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

The net cash available to StablecoinX from the Trust Account and the financings described in this proxy statement/prospectus in respect of each Public Share that is not redeemed will be materially less than the price per share ascribed in the Business Combination Agreement to the shares of StablecoinX Class A Common Stock to be issued to the Sellers.

In recent litigation following the closing of other “deSPAC” transactions, plaintiffs have alleged that it was a material omission for the SPAC not to have disclosed in its proxy statement/prospectus that the “net cash per public share” of the SPAC was materially below the price per share ascribed to the combined company’s shares to be issued to the target shareholders in the business combination. While such litigation has been brought against Delaware SPACs in Delaware courts (and TLGY is a Cayman Islands exempted company), and without acknowledging the relevance of the net cash per share information or the merits of any such claim, Public Shareholders should be aware that the net cash available to StablecoinX from the Trust Account and the financings described in this proxy statement/prospectus in respect of each Public Share that is not redeemed will be materially less than the price per share ascribed in the Business Combination Agreement to the shares of StablecoinX Class A Common Stock to be issued to the Sellers due to the expenses attributable to TLGY and dilution from the shares of StablecoinX Class A Common Stock that will be issued upon conversion of the Founder Shares.

For illustrative purposes, using an assumed Redemption Price of approximately $12.68 per share, (1) under the No Redemptions Scenario, such amount would be equal to $0.22 per share, which is the quotient of (a) $12.7 million, which is the TLGY Closing Cash in the No Redemptions Scenario, including (i) approximately $6.2 million in cash from the Trust Account (as of September 30, 2025, assuming no redemptions), plus (ii) approximately $18.5 million of cash funded pursuant to the PIPE Investments, less (iii) the repayment (if applicable) of promissory notes to the Sponsors of approximately $5.9 million, less (iv) the amount of estimated transaction expenses of approximately $6.1 million, divided by (b) 56,787,395 shares of StablecoinX Class A Common Stock, which is the sum of (i) 489,887 (which is the number of Public Shares outstanding assuming no redemptions), plus (ii) 49,568,304 (which is the total estimated number of PIPE Shares), plus (iii) 1,703,622 (which is the estimated number of Founder Shares that will remain outstanding upon the Closing, held by the Sponsor and other TLGY Insiders, (iv) 4,325,582 (which is the estimated number of shares to be issued to Ethena pursuant to the Contribution Agreement), plus (v) 700,000 (which is the number of shares to be issued to the Sellers) and (2) under the Maximum Redemptions Scenario, such amount would be equal to $0.12 per share, which is the quotient of (a) $6.5 million, which is the TLGY Closing Cash in the Maximum Redemptions Scenario, including (i) approximately $0.0 million in cash remaining in the Trust Account (after redemptions of $6.2 million under the Maximum Redemptions Scenario), plus (ii) approximately $18.5 million of cash funded pursuant to the PIPE Investments, less (iii) the repayment (if applicable) of promissory notes to the Sponsors of approximately $5.9 million, less (iv) the amount of estimated transaction expenses of approximately $6.1 million, divided by (b) 56,282,357, which is the sum of (i) 0 (which is the number of Public Shares outstanding assuming maximum redemptions), plus (ii) 49,568,304 (which is the total estimated number of PIPE Shares), (iii) 1,688,471 (which is the estimated number of Founder Shares that will remain outstanding upon the Closing, held by the Sponsor and other TLGY Insiders), (iv) 4,325,582 (which is the estimated number of Shares to be issued to Ethena pursuant to the Contribution Agreement), plus (v) 700,000 (which is the number of shares to be issued to the Sellers). In either case, such “net cash per public share” would be less than the $10.00 price per share ascribed to the StablecoinX Class A Common Stock to be issued to the Sellers in the Business Combination Agreement. This calculation does not take into account that, upon Closing, SC Assets will be part of StablecoinX along with the cash from the Trust Account and PIPE Investment, and all stockholders of StablecoinX, not just the Public Shareholders, will bear the dilutive impact of the transaction expenses and the shares held by the Sponsor.

For additional information, including calculations of the net cash available from the Trust Account per Public Share and calculations of the net tangible book value per share see the sections of this proxy statement/prospectus entitled “Questions and Answers For Shareholders of TLGY — What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?” and “Summary of the Proxy Statement/Prospectus — Dilution”.

If a Public Shareholder fails to receive notice of our offer to redeem the Public Shares in connection with the Business Combination, or fails to comply with the procedures for submitting or tendering its Public Shares, such Public Shares may not be redeemed.

Pursuant to the TLGY Organizational Documents, a Public Shareholder may request to redeem all or a portion of its Public Shares for cash in connection with the completion of the Business Combination. Public Shareholders may demand. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)     (i) hold Public Shares or (ii) hold Public Shares through TLGY Units and elect to separate your TLGY Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(b)    submit a written request to Continental in which you (i) request to exercise your redemption rights with respect to all or a portion of your Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(c)     deliver your share certificates for Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on March 6, 2026 (two business days before the initially scheduled date of the extraordinary general meeting) in order for their Public Shares to be redeemed. Any Public Shareholders who fails to properly elect to redeem their Public Shares and deliver their Public Shares in the manner described above will not be entitled to have her or his shares redeemed. See the section entitled “Extraordinary General Meeting of TLGY — Redemption Rights” for the procedures to be followed if you wish to have your Public Shares redeemed for cash.

If we are unable to consummate the Business Combination or another initial business combination by the date required in the TLGY Organizational Documents, the Public Shareholders may be forced to wait beyond such date before redemption from our Trust Account.

If we are unable to consummate the Business Combination or another initial business combination by the date required in the TLGY Organizational Documents, the proceeds then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable), will be used to fund the redemption of our Public Shares, as further described herein. Any redemption of Public Shareholders from the Trust Account will be effected automatically by function of the TLGY Organizational Documents prior to any voluntary winding up. If we are required to wind-up, liquidate the Trust Account and distribute such amount therein, pro rata, to our Public Shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the end of the completion window before the redemption proceeds of our Trust Account become available to them, and they receive the return of their pro rata portion of the proceeds from our Trust Account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate the Business Combination or another initial business combination prior thereto and only then in cases where investors have properly sought to redeem their Public Shareholders. Only upon our redemption or any liquidation will Public Shareholders be entitled to distributions if we are unable to complete the Business Combination or another initial business combination.

There is no assurance that TLGY’s due diligence will reveal all material risks that may be present with regard to SC Assets. Subsequent to the consummation of the Business Combination, StablecoinX may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the share price of its securities, which could cause you to lose some or all of your investment.

TLGY cannot assure you that the due diligence conducted in relation to the Ethena ecosystem and the digital assets industry more broadly has identified all material issues or risks associated therewith, Ethena’s business or the industry in which it competes, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of TLGY’s control will not later arise. As a result of these factors, TLGY may incur additional costs and expenses and StablecoinX may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if TLGY’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on StablecoinX’s financial condition and results of operations and could contribute to negative market perceptions about its securities of StablecoinX. Accordingly, any shareholders of TLGY who choose to remain StablecoinX stockholders following the Business Combination could suffer a reduction in the value of their shares and warrants. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by TLGY’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

TLGY may be targeted by securities actions and derivative suits that could result in substantial costs and may delay or prevent the consummation of the Business Combination.

Securities actions and derivative suits are often brought against public companies that have entered into Business Combination Agreements. Even if the lawsuits are without merit, defending against them could result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on TLGY’s liquidity and financial condition, or could result in equitable relief, such as an injunction prohibiting completion of the Business Combination. Any such judgment may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect TLGY’s and SC Assets’ respective business, financial condition, and results of operation.

TLGY’s independent registered public accounting firm’s report for TLGY contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

TLGY has incurred and expects to continue to incur costs in pursuit of its financing and acquisition plans. TLGY cannot assure you that its plans to raise capital or to complete an initial business combination will be successful. These factors, among others, raise substantial doubt about TLGY’s ability to continue as a going concern if TLGY fails to complete its initial business combination within the next 12 months. The financial statements of TLGY contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to continue as a going concern.

StablecoinX will incur increased costs as a result of being a public company.

As a privately held company, SC Assets has not been required to comply with certain corporate governance and financial reporting practices required of a publicly traded company. As a publicly traded company, StablecoinX will incur significant legal, accounting, and other expenses that SC Assets was not required to incur in the past, particularly after it is no longer an “emerging growth company.” In addition, new and changing laws, regulations, and standards relating to corporate governance and public disclosure, including changing regulations of the SEC and Nasdaq, have created uncertainty for public companies and have increased the costs and the time that the StablecoinX Board and management must devote to compliance. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert StablecoinX management’s attention from implementing its growth strategy, which could negatively affect StablecoinX’s business, results of operations, and financial condition.

StablecoinX expects to qualify as a controlled company under applicable securities exchange rules and expects to avail itself of applicable exemptions from the corporate governance requirements thereof.

StablecoinX expects to qualify as a “controlled company” as defined under the Nasdaq rules, or any other national securities exchange on which its shares may be listed, since Ethena will beneficially own more than 50% of its total voting power. For so long as SC Assets remains a controlled company under this definition, it is also permitted to elect to rely on certain exemptions from corporate governance rules. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. For example, SC Assets expects to utilize the exemption that controlled companies are not required to have a board that is composed of a majority of “independent directors,” as defined under the rules of Nasdaq.

TLGY’s shareholders who do not redeem their Public Shares will have a reduced economic ownership and no voting interest after the Business Combination and will exercise less influence over management.

Upon the issuance of StablecoinX Class A Common Stock in connection with the Business Combination, the economic ownership percentage of Public Shareholders who do not redeem their Public Shares will be diluted, including due to the issuance of the shares of StablecoinX Class A Common Stock to the PIPE Investors, Ethena, the Sellers and the TLGY Insiders. The percentage of StablecoinX Class A Common Stock that will be owned by Public Shareholders as a group will vary based on several factors, including the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination and the fair market value of ENA Token at the Closing which will impact the number of shares that will be issued in accordance with the terms of the PIPE Subscription Agreement, the Contribution Agreement and the Sponsor Support Agreement. To illustrate the potential economic ownership percentages of Public Shareholders under different redemption levels, based on the number of issued and outstanding TLGY Ordinary Shares on January 26, 2026, and based on the number of shares of StablecoinX Class A Common Stock expected to be issued in the Business Combination in various scenarios, non-redeeming Public Shareholders, as a group, will own (assuming the fair market value of ENA Tokens at the Closing is $0.2169 per token):

•        in the No Redemption Scenario, 0.9% of StablecoinX Class A Common Stock expected to be outstanding immediately after the Business Combination;

•        in the 50% Redemptions Scenario, 0.4% of StablecoinX Class A Common Stock expected to be outstanding immediately after the Business Combination; or

•        in the Maximum Redemption Scenario, 0.0% of StablecoinX Class A Common Stock expected to be outstanding immediately after the Business Combination.

The economic ownership percentage with respect to StablecoinX following the Business Combination does not take into account the following potential issuances of securities, which will result in further dilution to Public Shareholders who do not redeem their Public Shares:

•        the issuance of up to 11,500,000 shares upon exercise of the Public Warrants at a price of $11.50 per share;

•        if the Sponsors, or TLGY’s officers, directors or their affiliates make any working capital loans prior to the closing of the Business Combination, they may convert up to $1,500,000 of those loans into 1,500,000 warrants at a price of $1.00 per warrant; and

•        if the Sponsors, or TLGY’s officers, directors or their affiliates make any Extension Loans (namely, loans made to extend the time period for consummating the Business Combination) prior to the closing of the Business Combination, they may convert up to $3,000,000 of those loans into 3,000,000 warrants at a price of $1.00 per warrant.

Further, because the Public Shareholders will receive only shares of StablecoinX Class A Common Stock in exchange for the TLGY Class A Ordinary Shares held by them in the SPAC Merger, which are non-voting shares, the Public Shareholders will have no votes per share held by them for so long as any shares of StablecoinX Class B Common Stock remain outstanding. As a result, until such time the Public Shareholders, as a group, will have no influence on the board of directors, management and policies of StablecoinX, which is less than they now have on the board of directors, management and policies of TLGY.

TLGY is dependent upon its executive officers and directors and their departure could adversely affect TLGY’s ability to operate and to consummate the initial business combination. Additionally, TLGY’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on TLGY’s ability to complete the initial business combination.

TLGY’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. TLGY believes that its success depends in part on the continued service of its executive officers and directors, at least until the completion of the Business Combination. TLGY does not have an unemployment agreement with, or key-man insurance on the life of, any of its directors or executive officers. The unexpected loss of the services of one or more of TLGY’s directors or executive officers could have a detrimental effect on TLGY and the ability to consummate the Business Combination. In addition, TLGY’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of TLGY’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation, and TLGY’s directors also serve as officers and directors for other entities. If TLGY’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to TLGY’s affairs, which may have a negative impact on TLGY’s ability to consummate the Business Combination.

StablecoinX’s future success depends in part on recruiting and retaining key personnel. The loss of key personnel or the hiring of ineffective personnel after the Business Combination could negatively impact the operations and profitability of StablecoinX.

StablecoinX’s ability to be successful after the Closing will be dependent upon the efforts of its key personnel. It is currently anticipated that Young Cho, the Chief Executive Officer of TLGY and SC Assets, will be the Chief Financial Officer of StablecoinX, and Edward Chen, the managing partner of the managing member of the Current Sponsors and Chairman of SC Assets, will be the Chief Executive Officer and Chairman of the StablecoinX Board, in each case, at Closing and other key personnel of TLGY may potentially remain with StablecoinX in senior management or advisory positions following the Business Combination. In addition to other challenges they may face, such individuals may be unfamiliar with the digital asset and cryptocurrency industry, which could cause StablecoinX’s management to have to expend time and resources helping them become familiar with such industry. StablecoinX cannot assure you that it will be successful in integrating and retaining such key personnel, or in identifying and recruiting additional key individuals StablecoinX determines may be necessary following the Business Combination.

TLGY’s key personnel may negotiate employment or consulting agreements with StablecoinX in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

It is currently expected that Young Cho, the Chief Executive Officer of TLGY and SC Assets, will be the Chief Financial Officer of StablecoinX after the completion of the Business Combination and Edward Chen, the managing partner of the managing member of the Current Sponsors and Chairman of SC Assets will serve as the Chief Executive Officer and Chairman of the StablecoinX Board at Closing. Messrs. Cho and Chen and other key personnel of TLGY may be able to remain with StablecoinX after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of StablecoinX for services they would render to StablecoinX after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, TLGY believes the ability of such individuals to remain with StablecoinX after the completion of the Business Combination will not be the determining factor in their decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of TLGY’s key personnel will work with StablecoinX after the consummation of the Business Combination. TLGY cannot assure you that any of its key personnel will have senior management or advisory positions with StablecoinX. See also “— Directors and officers of TLGY have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.”

The unaudited pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what StablecoinX’s actual financial position or results of operations would have been had the Business Combination been completed at or as of the dates incurred.

TLGY and SC Assets currently operate as separate companies and have had no prior history as a combined entity, and TLGY’s and SC Assets’ operations have not previously been managed on a combined basis. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of StablecoinX. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from TLGY’s and SC Assets’ historical financial statements and certain adjustments and assumptions have been made regarding StablecoinX after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of StablecoinX.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect StablecoinX’s financial condition or results of operations following the Closing. Any potential decline in StablecoinX’s financial condition or results of operations may cause significant variations in StablecoinX’s stock price.

The ability of TLGY’s Public Shareholders to exercise redemption rights with respect to a large number of its Public Shares may not allow it to complete the Business Combination or optimize the capital structure of StablecoinX and may increase the probability that the Business Combination would be unsuccessful and that you will have to wait for liquidation in order to redeem your shares.

At the time of entering into the Business Combination Agreement, TLGY did not know how many shareholders may exercise their redemption rights, and therefore, TLGY needed to structure the transaction based on its expectations as to the number of shares that will be submitted for redemption. The consummation of the Business Combination is conditioned upon, among other things, (i) the receipt of the TLGY shareholder approval of the Condition Precedent Proposals, (ii) the consummation of the Transactions not being prohibited by applicable law, (iii) effectiveness of the Registration Statement, (iv) the shares of StablecoinX Class A Common Stock having been approved for listing on Nasdaq, the New York Stock Exchange or another national stock exchange, subject to notice of issuance, (v) the PIPE having been fully funded in accordance with the PIPE Subscription Agreements, (vi) Ethena having completed the ENA Contribution in accordance with the Contribution Agreement, (vii) the completion of the purchase of the Locked ENA Tokens from Ethena OpCo in accordance with the terms of the Token Purchase Agreements, (viii) the Collaboration Agreement being in full force and effect and (ix) the Token Purchase Agreements being in full force and effect. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated. For further details, see “Business Combination Proposal — Closing Conditions” and “— Termination.”

If the Business Combination does not close, you would not receive your pro rata portion of the Trust Account until TLGY liquidates the Trust Account or consummates an alternative initial business combination (beyond any extension periods currently included in the TLGY Organizational Documents) or certain other corporate actions as set forth in the TLGY Organizational Documents. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time TLGY’s shares may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with TLGY’s redemption until TLGY liquidates, consummates an alternative initial business combination (beyond any extension periods current included in the TLGY Organizational Documents) or takes certain other actions set forth in the TLGY Organizational Documents.

TLGY’s Sponsors and the other Founder Shareholders, as well as TLGY’s directors, executive officers, advisors and their respective affiliates may elect to purchase Public Shares prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and may make it more difficult for StablecoinX to obtain the listing of its StablecoinX Class A Common Stock at Closing.

TLGY’s Sponsors and the other Founder Shareholders, as well as TLGY’s directors, officers, advisors or their respective affiliates may purchase Public Shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. For additional information, see “Extraordinary General Meeting of TLGY — Potential Purchases of Public Shares”.

In the event that any of the Sponsors, other Founder Shareholders, TLGY’s directors, officers or advisors or any of their respective affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of any such purchases of Public Shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of Public Shares may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, it could reduce the number of publicly held shares of StablecoinX Class A Common Stock after the Closing and the number of beneficial holders of StablecoinXs securities at Closing may be reduced, possibly making it more difficult to obtain the quotation, listing or trading of StablecoinXs securities on a national securities exchange at Closing.

If third parties bring claims against TLGY, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by Public Shareholders may be less than $10.20 per share (which was the per share amount initially deposited into the Trust Account at the IPO).

TLGY’s placing of funds in the Trust Account may not protect those funds from third-party claims against TLGY. Although TLGY has and will continue to seek to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses or other entities with which TLGY does business execute agreements with TLGY waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against its assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, its management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to TLGY than any alternative.

Examples of possible instances where TLGY may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with TLGY and will not seek recourse against the Trust Account for any reason. Upon redemption of TLGY’s Public Shares, if TLGY is unable to complete its business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with its business combination, TLGY will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per share redemption amount received by Public Shareholders could be less than the $10.20 per share initially held in the Trust Account, due to claims of such creditors. In order to protect the amounts held in the Trust Account, the Former Sponsor has agreed to be liable to TLGY if and to the extent any claims by a vendor for services rendered or products sold to TLGY, or a prospective target business with which TLGY has discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under its indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act. Moreover, even in the event that an executed waiver is deemed to be unenforceable against a third party, the Former Sponsor will not be responsible to the extent of any liability for such third party claims. TLGY has not independently verified whether the Former Sponsor has sufficient funds to satisfy its indemnity obligations and TLGY has not asked the Former Sponsor to reserve for such indemnification obligations. Therefore, TLGY cannot assure you that the Former Sponsor would be able to satisfy those obligations. None of TLGY’s officers will indemnify TLGY for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Additionally, if TLGY is forced to file an insolvency case or an involuntary insolvency case is filed against TLGY which is not dismissed, or if TLGY otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in its insolvent estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any insolvency claims deplete the Trust Account, TLGY may not be able to return to its Public Shareholders $10.20 per share (which was the offering price in its IPO).

TLGY’s directors may decide not to enforce the indemnification obligations of the Former Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and the

Former Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, its independent directors would determine whether to take legal action against the Former Sponsor to enforce its indemnification obligations. While TLGY currently expects that its independent directors would take legal action on its behalf against the Former Sponsor to enforce its indemnification obligations to TLGY, it is possible that its independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If TLGY’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to its Public Shareholders may be reduced below $10.20 per share.

TLGY may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

TLGY has agreed to indemnify its founder, officers and directors and the Current Sponsors to the fullest extent permitted by law. However, its founder, officers and directors and the Current Sponsors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by TLGY only if (i) TLGY has sufficient funds outside of the Trust Account or (ii) TLGY consummates an initial business combination. TLGY obligation to indemnify its founder, officers and directors may discourage shareholders from bringing a lawsuit against its founder, officers or directors or the Current Sponsors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against its founder, officers and directors and the Current Sponsors, even though such an action, if successful, might otherwise benefit TLGY and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent TLGY pays the costs of settlement and damage awards against its founder, officers and directors and the Current Sponros pursuant to these indemnification provisions.

In the event TLGY distributes the proceeds in the Trust Account to its Public Shareholders and subsequently files an insolvency petition or an involuntary insolvency petition is filed against TLGY that is not dismissed, a court may seek to recover such proceeds, and TLGY and the TLGY Board may be exposed to claims of punitive damages.

If, after TLGY distributes the proceeds in the Trust Account to its Public Shareholders, TLGY files an insolvency petition or an involuntary insolvency petition is filed against TLGY that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a court could seek to recover all amounts received by its shareholders. In addition, the TLGY Board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing it and TLGY to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. TLGY cannot assure you that claims will not be brought against TLGY for these reasons.

If, before distributing the proceeds in the Trust Account to TLGY’s Public Shareholders, TLGY files an insolvency petition or an involuntary insolvency petition is filed against TLGY that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of its shareholders and the per share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to TLGY’s Public Shareholders, TLGY files an insolvency petition or an involuntary insolvency petition is filed against TLGY that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in TLGY’s insolvent estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any insolvency claims deplete the Trust Account, the per share amount that would otherwise be received by TLGY’s shareholders in connection with its liquidation may be reduced.

TLGY’s shareholders may be held liable for claims by third parties against TLGY to the extent of distributions received by them upon redemption of their shares.

If TLGY is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, TLGY was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by its shareholders. Furthermore, TLGY’s directors may be viewed as having breached their fiduciary duties to TLGY or its creditors and/or may have acted in bad faith, and thereby exposing themselves and its company to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against TLGY for these reasons. TLGY and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of the Trust Account while TLGY was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of KYD$15,000 which equates to US$18,292.68 and to imprisonment for five years in the Cayman Islands.

TLGY is and StablecoinX will be an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if StablecoinX takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies.

StablecoinX is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and StablecoinX may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in StablecoinX’s periodic reports and proxy statements, and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, StablecoinX’s shareholders may not have access to certain information they may deem important. StablecoinX could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if the market value of the StablecoinX Class A Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case StablecoinX would no longer be an emerging growth company as of the following December 31. StablecoinX cannot predict whether investors will find its securities less attractive because StablecoinX will rely on these exemptions. If some investors find StablecoinX’s securities less attractive as a result of its reliance on these exemptions, the trading prices of its securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. StablecoinX has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, StablecoinX, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of its financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, TLGY is and StablecoinX will initially be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. StablecoinX will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the StablecoinX Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of the StablecoinX Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent StablecoinX takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for TLGY to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing a business combination.

The fact that TLGY is a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on TLGY as compared to other public companies. SC Assets is not a public reporting company required to comply with Section 404 of the Sarbanes-Oxley Act and StablecoinX management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to StablecoinX after the Business Combination. If TLGY is not able to implement the requirements of Section 404, including any additional requirements once TLGY is no longer an emerging growth company, in a timely manner or with adequate compliance, TLGY may not be able to assess whether its internal controls over financial reporting are effective, which may subject TLGY to adverse regulatory consequences and could harm investor confidence and the market price of StablecoinX Class A Common Stock. Additionally, once TLGY is no longer an emerging growth company, TLGY will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting.

Future sales, or the perception of future sales, by StablecoinX or its stockholders in the public market following the Business Combination could cause the market price for StablecoinX Class A Common Stock to decline.

Upon completion of the Business Combination, sales of a substantial number of shares of StablecoinX Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of StablecoinX Class A Common Stock.

It is anticipated that, upon completion of the Business Combination, (i) the Sellers will own, collectively, approximately 1.2%, 1.2% and 1.2% of the outstanding StablecoinX Class A Common Stock assuming the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, respectively, (ii) TLGY Insiders will own approximately 3.0%, 3.0% and 3.0% of the outstanding StablecoinX Class A Common Stock assuming the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, respectively, (iii) TLGY Public Shareholders will own, collectively, approximately 0.9%, 0.4% and 0.0% of the outstanding StablecoinX Class A Common Stock assuming the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, respectively, (iv) the PIPE Investors will own, collectively, approximately 87.3%, 87.7% and 88.1% of the outstanding StablecoinX Class A Common Stock assuming the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, respectively, and (v) Ethena will own, collectively, approximately 7.6%, 7.7% and 7.7% of the outstanding StablecoinX Class A Common Stock assuming the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, respectively. These percentages assume that all TLGY warrants to purchase StablecoinX Class A Common Stock that will be outstanding immediately following the Closing have not been exercised. If the actual facts are different than these assumptions, the ownership percentages in StablecoinX will be different.

Although the Sponsors and certain of the Sellers will be subject to certain restrictions regarding the transfer of StablecoinX Class A Common Stock, these shares may be sold after the expiration or early termination of the respective applicable lock-ups under the Sponsor Support Agreements and the Lock-Up Agreements. StablecoinX intends to file one or more registration statements shortly after the Closing of the Business Combination to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of StablecoinX Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

In the future, StablecoinX may also issue its securities in connection with investments or acquisitions. The amount of shares of StablecoinX Class A Common Stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of StablecoinX Class A Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to StablecoinX stockholders.

SC Assets’ directors, executive officers and principal stockholders will continue to have substantial control over the combined company after the consummation of the Business Combination, which could limit StablecoinX’s ability to influence the outcome of key transactions, including a change of control.

Upon the consummation of the Business Combination, Young Cho, SC Assets’ Chief Executive Officer and Edward Chen, SC Assets’ Chairman and their affiliates will own 1,709,349 shares of StablecoinX Class B Common Stock, or approximately 25.4% of the outstanding voting shares of StablecoinX Class B Common Stock, after giving effect to the Business Combination (in the No Redemptions Scenario). As a result, these stockholders will be able to exercise a relatively significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of Transactions, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to StablecoinX’s interests.

This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of StablecoinX, could deprive StablecoinX’s stockholders of an opportunity to receive a premium for their common stock as part of a sale of StablecoinX and might ultimately affect the market price of StablecoinX Class A Common Stock.

Certain TLGY Warrants are accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of the StablecoinX Class A Common Stock.

On April 12, 2021, the SEC Staff issued the SEC Staff Statement, wherein the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to being treated as equity. Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing TLGY Warrants. In light of the issues raised in the SEC Staff Statement, and pursuant to the guidance in ASC 815, Derivatives and Hedging, TLGY determined that its warrants should be classified as derivative liabilities measured at fair value on its balance sheet, with any changes in fair value to be reported each period in earnings on TLGY’s statement of operations.

As a result of the recurring fair value measurement, TLGY’s financial statements may fluctuate quarterly, based on factors that are outside of TLGY’s control. Due to the recurring fair value measurement, TLGY expects it will recognize non-cash gains or losses on TLGY Warrants each reporting period and that the amount of such gains or losses could be material.

StablecoinX may redeem a warrant holder’s unexpired warrants prior to their exercise at a time that may be disadvantageous to such warrant holder, thereby making its warrants worthless.

StablecoinX has the ability to redeem outstanding StablecoinX Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of StablecoinX Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date StablecoinX sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by StablecoinX, StablecoinX may exercise its redemption right even if StablecoinX is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder to: (i) exercise its warrants and pay the exercise price at a time when it may be disadvantageous for such warrant holder to do so; (ii) sell its warrants at the then-current market price when a warrant holder might otherwise wish to hold its warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of a warrant holder’s warrants. None of the private placement units will be redeemable by TLGY so long as they are held by their initial purchasers or their permitted transferees.

A warrant holder may only be able to exercise its Public Warrants on a “cashless basis” under certain circumstances, and if a warrant holder does so, such warrant holder will receive fewer StablecoinX Class A Common Stock from such exercise than if a warrant holder were to exercise such warrants for cash.

The TLGY warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the StablecoinX Class A Common Stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the TLGY warrant agreement; (ii) if StablecoinX has so elected and the StablecoinX Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act; and (iii) if StablecoinX has so elected and it calls the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering all of the warrants for that number of StablecoinX Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of StablecoinX Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the StablecoinX Class A Common Stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the StablecoinX Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. As a result, you would receive fewer shares of StablecoinX Class A Common Stock from such exercise than if you were to exercise such warrants for cash.

Even if TLGY consummates the Business Combination, there can be no assurance that its Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding Public Warrants is $11.50 per share. There can be no assurance that such warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its TLGY Warrants, which could limit the ability of TLGY Warrant holders to obtain a favorable judicial forum for disputes with TLGY.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against TLGY arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that TLGY irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. TLGY will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of its warrants shall be deemed to have notice of and to have consented to the forum provisions in its Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of TLGY’s Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such TLGY Warrant holder. No holder of TLGY securities can waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with TLGY, which may discourage such lawsuits. Additionally, this choice-of-forum provision may result in increased costs for a warrant holder bringing a claim. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, TLGY may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of its management and board of directors.

The terms of the TLGY Warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding Public Warrants.

The TLGY Warrants were issued pursuant to the Warrant Agreement between Continental, as warrant agent, and TLGY. The Warrant Agreement provides that the terms of the TLGY Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. TLGY or StablecoinX may amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants to effect any change thereto, including to increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of TLGY or StablecoinX purchasable upon exercise of a warrant.

There can be no assurance that the shares of StablecoinX Class A Common Stock and StablecoinX Warrants issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing. If StablecoinX’s securities are not listed on a national securities exchange, it could limit investors’ ability to make transactions in StablecoinX’s securities and subject StablecoinX to additional trading restrictions.

TLGY intends to apply to list the shares of StablecoinX Class A Common Stock and StablecoinX Warrants on Nasdaq under the proposed symbols “USDE” and “USDEW”, respectively, upon the Closing. Pursuant to the terms of the Business Combination Agreement, as a closing condition (subject to certain exceptions), TLGY is required to cause the StablecoinX Class A Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq (or another national securities exchange), subject only to official notice of issuance, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received from Nasdaq (or another national securities exchange) either confirmation of the listing of the StablecoinX Class A Common Stock and StablecoinX Warrants or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived or is subject to an exception and therefore the StablecoinX securities would not be listed on any nationally recognized securities exchange.

In addition, whether or not StablecoinX’s securities are listed on a national securities exchange, an active trading market for StablecoinX’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In connection with the Business Combination, in order to continue to maintain the listing of TLGY’s securities on Nasdaq (or another national securities exchange), TLGY will be required to demonstrate compliance with Nasdaq’s (or another national securities exchange) initial listing requirements. TLGY will apply to have StablecoinX’s securities listed on Nasdaq (or another national securities exchange) upon consummation of the Business Combination. TLGY cannot assure you that TLGY will be able to meet all listing requirements. Even if StablecoinX’s securities are listed on Nasdaq (or another national securities exchange), StablecoinX may be unable to maintain the listing of its securities in the future.

If StablecoinX fails to meet the listing requirements and Nasdaq does not list its securities on its exchange, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub would not be required to consummate the Business Combination. In the event that SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub elect to waive this condition, and the Business Combination is consummated without StablecoinX’s securities being listed on Nasdaq or on another national securities exchange, StablecoinX could face significant material adverse consequences, including:

•        a limited availability of market quotations for StablecoinX’s securities;

•        reduced liquidity for StablecoinX’s securities;

•        a determination that StablecoinX Class A Common Stock is a “penny stock” which will require brokers trading in StablecoinX Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for StablecoinX’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If StablecoinX’s securities were not listed on Nasdaq (or another national securities exchange), such securities would not qualify as covered securities and StablecoinX would be subject to regulation in each state in which StablecoinX offers its securities because states are not preempted from regulating the sale of securities that are not covered securities.

An active, liquid trading market for StablecoinX’s securities may not develop, which may limit your ability to sell such securities.

Although TLGY intends to apply to list the StablecoinX Class A Common Stock and StablecoinX Warrants on Nasdaq under the ticker symbols “USDE” and “USDEW,” respectively, an active trading market for such securities may never develop or be sustained following the consummation of the Business Combination. The initial valuation of $10.00 per share may not be indicative of the market price of StablecoinX Class A Common Stock that will prevail in the open market after the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither TLGY nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of StablecoinX Class A Common Stock and StablecoinX warrants. The market price of StablecoinX Class A Common Stock may decline below $10.00 per share, and you may not be able to sell your StablecoinX Class A Common Stock at or above $10.00 per share, or at all. An inactive market may also impair StablecoinX’s ability to raise capital to continue to fund operations.

The market price of StablecoinX Class A Common Stock may decline as a result of the Business Combination.

The market price of StablecoinX Class A Common Stock may decline as a result of the Business Combination for a number of reasons including if:

•        the price of ENA Token declines or the reputation of and/or demand for investment in the Ethena ecosystem diminishes;

•        investors react negatively to the prospects of StablecoinX’s business and the prospects of the Business Combination;

•        the effect of the Business Combination on StablecoinX’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•        StablecoinX does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

Reports published by analysts, including projections in those reports that differ from StablecoinX’s actual results, could adversely affect the price and trading volume of its common shares.

Securities research analysts may establish and publish their own periodic projections for StablecoinX following consummation of the Business Combination. These projections may vary widely and may not accurately predict the results StablecoinX actually achieves. StablecoinX’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on StablecoinX downgrades its stock or publishes inaccurate or unfavorable research about its business, StablecoinX’s share price could decline. If one or more of these analysts ceases coverage of StablecoinX or fails to publish reports on StablecoinX regularly, StablecoinX’s share price or trading volume could decline. While TLGY expects research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of StablecoinX, the market price and volume for StablecoinX Class A Common Stock could be adversely affected. See also “— If securities or industry analysts do not publish research or reports about StablecoinX’s business or publish negative reports, the market price of StablecoinX Class A Common Stock could decline.”

StablecoinX’s stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

Following the Business Combination, fluctuations in the price of StablecoinX’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of StablecoinX. Accordingly, the valuation ascribed to StablecoinX in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. The trading price of the StablecoinX securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond StablecoinX’s control. Any of the factors listed below could have a material adverse effect on StablecoinX’s securities and the StablecoinX securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of StablecoinX’s securities may not recover and may experience a further decline.

Factors affecting the trading price of StablecoinX’s securities may include:

•        actual or anticipated fluctuations in the price of ENA Token;

•        negative changes in the reputation or popularity of Ethena and/or the Ethena ecosystem, including as a result of competition;

•        actual or anticipated fluctuations in TLGY’s or Ethena’s financial results or the financial results of companies perceived to be similar to TLGY or Ethena;

•        changes in the market’s expectations about StablecoinX’s operating results;

•        success of StablecoinX’s or Ethena’s competitors;

•        operating results failing to meet the expectations of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning StablecoinX or ENA Token or the industry in which StablecoinX or Ethena operates in general;

•        operating and stock price performance of other companies that investors deem comparable to StablecoinX;

•        investor perceptions of the investment opportunities associated with StablecoinX Class A Common Stock relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by StablecoinX or third parties, including Ethena;

•        changes in laws and regulations affecting StablecoinX’s or Ethena’s business;

•        commencement of, or involvement in, litigation involving StablecoinX or Ethena or their respective affiliates;

•        guidance, if any, that StablecoinX provides to the public, any changes in this guidance or StablecoinX’s failure to meet this guidance;

•        changes in StablecoinX’s capital structure, such as future accumulation of ENA Token or other digital assets, issuances of securities or the incurrence of debt;

•        the development and sustainability of an active trading market for StablecoinX Class A Common Stock;

•        the volume of shares of StablecoinX Class A Common Stock available for public sale;

•        any major change in the board or management of StablecoinX or Ethena;

•        sales of substantial amounts of StablecoinX Class A Common Stock by its directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of StablecoinX’s securities irrespective of its operating performance, including any negative changes to the digital asset and cryptocurrency industries. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to StablecoinX or the market for digital assets generally or ENA specifically could depress its stock price regardless of StablecoinX’s business, prospects, financial conditions or results of operations. A decline in the market price of StablecoinX’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

StablecoinX does not intend to pay cash dividends for the foreseeable future.

Following the Business Combination, StablecoinX currently intends to retain its future earnings, if any, to finance the further development and expansion of its business, including accumulating additional ENA, and does not intend to pay cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of

StablecoinX’s Board and will depend on its financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.

Because StablecoinX does not anticipate paying any cash dividends on its capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

TLGY has never declared or paid cash dividends on its capital stock. StablecoinX currently intends to retain all of its future earnings, if any, to finance the growth and development of its business, including to accumulate additional ENA. In addition, the terms of any future debt agreements may preclude StablecoinX from paying dividends. As a result, capital appreciation, if any, of StablecoinX Class A Common Stock will be your sole source of gain for the foreseeable future.

TLGY is subject to, and StablecoinX will be subject to, changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both TLGY’s costs and the risk of non-compliance and will increase both StablecoinX’s costs and the risk of non-compliance.

TLGY is and StablecoinX will be subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. TLGY’s efforts to comply with new and changing laws and regulations have resulted in, and StablecoinX’s efforts to comply with new and changing laws and regulations likely will result in, increased general and administrative expenses and a diversion of management time and attention.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to StablecoinX’s disclosure and governance practices. If StablecoinX fails to address and comply with these regulations and any subsequent changes, StablecoinX may be subject to penalty and its business may be harmed.

During the pendency of the Business Combination, TLGY will not be able to solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, or enter into a business combination with another party because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.

During the pendency of the Business Combination, TLGY will not be able to enter into a business combination with another party because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement, in part because of the inability of the TLGY Board to change its recommendation in connection with the Business Combination except in limited circumstances. Except in limited circumstances where the TLGY Board determines in good faith, after consultation with its outside legal counsel, that in response to an intervening event, the failure to change its recommendation would be result in a breach of its fiduciary duties, the Business Combination Agreement does not permit the TLGY Board to change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify its recommendation in favor of adoption of the Proposals.

Certain covenants in the Business Combination Agreement impede the ability of TLGY to make acquisitions or complete certain other transactions pending completion of the Business Combination. As a result, TLGY may be at a disadvantage to its competitors during that period. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Business Combination Agreement due to the passage of time during which these provisions have remained in effect.

StablecoinX’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause StablecoinX to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the StablecoinX Class A Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the StablecoinX board of directors’ attention and resources from StablecoinX’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to StablecoinX’s future, adversely affect its relationships with suppliers, service providers and customers and make it more difficult to attract and retain qualified personnel. Also, StablecoinX may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters.

Further, StablecoinX’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

StablecoinX will need, but may be unable to obtain, funding following the consummation of the Business Combination on satisfactory terms, which could dilute StablecoinX’s stockholders and investors, or impose burdensome financial restrictions on its business.

In the future, StablecoinX intends to rely on revenues generated from operations to fund all of the cash requirements of its activities. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to StablecoinX, if at all. Any debt financing or other financing of securities senior to StablecoinX Class A Common Stock will likely include financial and other covenants that will restrict its flexibility. Any failure to comply with these covenants may cause an event of default and acceleration of the obligation to pay the debt, which would have a material adverse effect on StablecoinX’s business, prospects, financial condition and results of operations and StablecoinX could lose its existing sources of funding and impair its ability to secure new sources of funding. There can be no assurance that StablecoinX will be able to generate any further investor interest in its securities or other types of funding, in which case investors would likely lose the entirety of their investment in StablecoinX.

The Mergers may cause you to recognize gain or loss for U.S. federal income tax purposes.

It is intended that the Mergers, taken together and as part of an integrated transaction, will be treated as transactions governed by Section 351(a) of the Code. However, the Closing of the Business Combination is not conditioned on the receipt of an opinion of counsel or a ruling from the IRS that the Mergers will qualify as transactions governed by Section 351(a) of the Code, none of TLGY, SC Assets, and StablecoinX intends to request an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Mergers, and there can be no assurance that such an opinion of counsel or a ruling from the IRS can or will be obtained. Consequently, no assurance can be given that the Mergers will qualify as transactions governed by Section 351(a) of the Code, that the IRS will not challenge such qualification or that a court would not sustain such a challenge. If the Mergers do not qualify as transactions governed by Section 351(a) of the Code, you generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the sum of the fair market values (determined as of the Closing Date) of the shares of StablecoinX Common Stock and the StablecoinX Warrants (if any) received by you pursuant to the Mergers and (2) your aggregate adjusted tax basis in the Public Shares, shares of SC Assets Common Stock, and/or Public Warrants, as applicable, surrendered in exchange therefor. Moreover, regardless of whether the Mergers qualify as transactions governed by Section 351(a) of the Code, it is possible that you may recognize gain if your Public Warrants convert into StablecoinX Warrants pursuant to the SPAC Merger. You may also be subject to complex “passive foreign investment company” rules of the Code, which may further impact the U.S. federal income tax consequences of the Mergers to you. For a more complete description of the material U.S. federal income tax consequences of the Mergers, including such consequences if the Mergers do not qualify as transactions governed by Section 351(a) of the Code, see the section entitled “Material U.S. Federal Income Tax Considerations — The Mergers”.

Risks Related to StablecoinX and SC Assets’ Business and Industry

SC Assets has no operating history and has not yet produced any revenues, which make it difficult to evaluate StablecoinX’s business and future prospects, and StablecoinX may not be able to achieve or maintain profitability in any given period.

SC Assets was incorporated as a Delaware corporation on June 30, 2025. SC Assets has no operating history. While ENA Tokens will constitute a significant portion of our treasury, StablecoinX expects to generate revenue primarily from infrastructure software and services and not from market price appreciation of ENA Tokens. SC Assets’ lack of operating history also makes it difficult to accurately forecast the future results of operations, which depend on numerous factors, including StablecoinX’s ability to operate, maintain and grow its infrastructure business, which may include validator and decentralized verification services, and the market size and growth opportunities within the Ethena ecosystem.

StablecoinX’s initial business strategy depends in part on its ability to raise capital to continue to acquire additional ENA Token. StablecoinX cannot guarantee its ability to raise additional capital, or that such capital will be on favorable terms, which may adversely impact our business. See “StablecoinX’s ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. StablecoinX’s failure to raise capital when needed could harm its business, operating results and financial condition.”

StablecoinX’s ability to generate income initially will largely be dependent on raising capital to acquire additional ENA Token and, over time, earning fees or other consideration from infrastructure software and services. StablecoinX expects to establish a sizable initial reserve of ENA Token through the consummation of the PIPE and ENA Contribution and, as promptly as possible after the Closing, commence its infrastructure software and services business, including operating a validator on the proposed Converge network (or, if it is not then operational, the Ethereum network or another network supporting the Ethena Protocol) and deploying a decentralized verifier network (“DVN”) supporting the Ethena ecosystem. StablecoinX’s business strategy may not be realized as quickly as hoped, or even at all. Further, even if we achieve growth, in future periods, that growth could slow or decline for a number of reasons, including, but not limited to, ENA Token price volatility, increased competition, digital coins that compete with and may result in a decline in utilization of ENA Token or that replace ENA Token, our inability to develop, improve or effectively scale our business, including our validator operations, our DVN, or our ENA Token treasury, changes in government regulation or network-level parameters or StablecoinX’s failure, for any reason, to continue to take advantage of growth opportunities.

Market opportunity estimates and growth forecasts for stablecoins generally and the Ethena ecosystem, including ENA Tokens and the successful launch of the proposed Converge network or other validation opportunities in the Ethena ecosystem utilizing ENA Token, more specifically are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. There is no assurance that any estimates driving ENA Token acquisition strategies will accurately reflect any particular level of revenue or growth prospects for StablecoinX.

We will encounter risks and difficulties as described in this section. If we do not manage these risks successfully, our business may be adversely impacted. If StablecoinX’s assumptions regarding these risks and uncertainties and its future growth are incorrect or change adversely, or if StablecoinX does not address these risks successfully, StablecoinX’s operating and financial results could differ materially from its expectations, and its business could suffer. If our revenue growth rate, when we are at a revenue generation stage, were to decline significantly or become negative, it could adversely affect our operating results and financial condition. If we are not able to achieve or maintain positive cash flow from operations, or if the price of ENA Token declines significantly, our business may be adversely impacted and we may require additional financing, which may not be available on favorable terms or at all, may restrict the distribution of dividends or other payments to shareholders, or may be dilutive to our shareholders.

StablecoinX may not be able to successfully execute its business strategies.

A significant part of StablecoinX’s strategy involves the acquisition and holding of ENA Token, however:

•        our acquisition strategy is susceptible to various risks associated with ENA Token, including significant price volatility;

•        we may compete with others to acquire ENA Token, and as competition increases, decreased availability or increased acquisition prices could result despite our ongoing Collaboration Agreement with Ethena;

•        we may experience difficulty in anticipating the timing, pricing and availability of ENA Token acquisitions;

•        we may not be able to obtain additional financing, on favorable terms or at all, to finance any of our potential ENA Token acquisitions or working capital needs;

•        we may not be able to meet the technical, economic, governance or other requirements necessary to participate in the proposed Converge validator network or other validation or infrastructure software and service opportunities within the Ethena ecosystem that utilize ENA Token, including requirements applicable to DVNs or other technical service providers; and

•        we may not be able to generate sufficient cash or digital assets to execute our ENA Token acquisition or infrastructure software and service strategies.

The occurrence of any of these factors could adversely affect our ENA Token acquisition strategy. In addition, StablecoinX may use the ENA Tokens in its treasury as collateral in connection with its validator operations, DVN services, or other infrastructure software and services with the Ethena ecosystem. Its ability to operate and maintain any validator or infrastructure business and to earn rewards or fees therefrom is subject to significant operational, technical, regulatory and market risks. If we are unable to execute our strategies successfully, our business, financial condition, and results of operations could be materially and adversely affected.

Our success depends on the continued growth, development, and adoption of blockchain networks on which we may operate infrastructure software and services and the broader Ethena ecosystem, which growth remains uncertain.

The Ethena Protocol is a decentralized finance (“DeFi”) protocol that currently operates on the Ethereum blockchain network. Ethena has indicated an intention to migrate its existing DeFi ecosystem to Converge, a proposed new blockchain network designed to support and advance “institutional DeFi” and tokenized assets developed jointly by Ethena Labs and Securitize. As currently contemplated, Converge is expected to differ from Ethereum by utilizing a semi-centralized, permissioned validator framework, including having a security council validator set for emergency interventions, expected to be known as the Converge Validator Network (the “CVN”). If launched, participation in the CVN is expected to require validators or participants to stake ENA Token, either directly or through delegation, and may entitle participants to a share of protocol transaction fees or other rewards. We may seek to participate in the CVN or provide validator or other infrastructure software and services within the Ethena ecosystem, including deploying a DVN or other providing technical support functions. Converge has not yet launched, and there can be no assurance that it will launch at all, that it will launch as currently contemplated, or that it will achieve adoption. Blockchain networks, including Ethereum, Converge and other networks within the Ethena ecosystem, remain in the early stages of development. There can be no assurance that such networks will (i) successfully launch or continue operating as contemplated, (ii) achieve or maintain market acceptance or (iii) remain technologically or economically viable. Diminished user or developer activity, adverse regulatory developments, security breaches, governance failures, or protocol abandonment could result in decreased transaction activity, reduced rewards or fees, or diminished demand for infrastructure software and services, which could materially and adversely affect our business.

Furthermore, the success of any validator, DVN, or other infrastructure software and services we may offer, as well as our digital asset treasury strategy, is closely tied to broader trends in blockchain-based DeFi protocols, tokenized assets, and on-chain transaction activity. If these sectors fail to mature, experience declining engagement or face regulatory or technological barriers, the demand for our products and services may not materialize as expected and our business prospects could be materially and adversely affected.

The success of our validator business depends in large part on the launch and operation of the Converge network, and any delay, failure to launch, or changes in anticipated procedures and policies could materially and adversely affect our business.

As part of the infrastructure software and services we may provide to the Ethena ecosystem, we intend to operate a validator business for ENA Tokens on the proposed Converge network, a planned collaboration between Ethena and Securitize, if and when it becomes available. The launch of the Converge network, however, has been delayed beyond its original targeted launch date of the second quarter of 2025 and, as of the date of this proxy statement/prospectus, has not yet launched and no committed launch date or definitive timeline has been publicly provided, as the parties have indicated that further work remains on scope, technical design, operational model, and coordination. Public statements also indicate that the parties may modify, delay, or discontinue Converge, and that any launch would be subject to business and commercial evaluation, internal approvals, third-party dependencies, and applicable legal, regulatory, and compliance considerations. Consequently, there can be no assurance that it will launch prior to the Closing, or that it will launch at all. The failure of the Converge network to launch, or material delays in its launch, could prevent us from deploying a validator business as currently planned, which could materially and adversely impact our business, results of operations and financial condition.

Even if the Converge network launches, there is no assurance that the network’s procedures, technical requirements, governance mechanisms, participation criteria or economic policies will operate as currently anticipated. If the Converge network does not launch, it is possible that ENA Tokens may not be staked at all or that other tokens may need to be used to support validator operations on networks other than the Converge network, that staking terms may differ significantly from current expectations, or that network participation rules may be subject to modification or revision.

Any such changes could materially increase our costs, reduce the rewards associated with validator operations, impose technical or operational barriers that make it difficult or impossible for us to participate as a validator, or otherwise result in outcomes materially less favorable than currently anticipated.

Further, because our validator operations will largely depend on the technical features, policies, and procedures of the Converge network, which remain subject to ongoing development and may evolve over time, there can be no assurance that our validator business will be commercially viable, scalable, or sustainable once launched. In addition, any unanticipated changes or disruptions relating to the Converge network could require us to materially revise our validator strategy, including staking other tokens in unanticipated ways or on different networks or not staking ENA Token at all, or could prevent us from participating in validator operations altogether.

As a result, our validator business is subject to significant uncertainty and our ability to generate revenues or achieve profitability from validator operations is uncertain and our business may be materially and adversely affected.

The blockchain validation, staking and infrastructure software and services industry is highly competitive and subject to rapid technological change, and we may be unable to compete effectively.

As part of the infrastructure software and services we provide to support the Ethena ecosystem, we intend to operate validator nodes for the Ethena Protocol as part of the CVN, if and when it becomes operational, using the ENA Token we accumulate through our digital asset treasury strategy and our ongoing relationship with the Ethena Foundation as potential collateral. At the Closing, we expect to hold an aggregate of approximately 3.03 billion ENA Tokens in our treasury, of which 2.3 billion, or approximately 76% of our total ENA Token holdings, will be Locked ENA Tokens. Our total ENA Token holdings are expected to represent approximately 39.4% of the 7.69 billion ENA Tokens currently in circulating supply and approximately 20% of the 15 billion ENA Tokens currently in existence as of the date of this proxy statement/prospectus. Of the 7.69 billion ENA Tokens currently in circulating supply, approximately 55% were initially subject to lock-up and unlock on the following schedule: (i) 25% unlocked on March 5, 2025 and (ii) after March 5, 2025, such ENA Tokens unlock subject to a three-year linear monthly vesting schedule. All such ENA Tokens will be unlocked and feely transferable as of March 5, 2028. In accordance with the terms of the Token Purchase Agreements, the Locked ENA Tokens held by us will be subject to transfer restrictions and a vesting (unlock) schedule for a period of 48 months after the applicable Token Purchase Date. Subject to certain conditions, such Locked ENA Tokens will be unlocked as follows: (i) 25% of the Locked ENA Tokens will be unlocked on the 12 month anniversary of the applicable Token Purchase Date and (ii) the remaining 75% will be unlocked in 36 equal monthly installments thereafter. Upon unlocking, such ENA Tokens may become eligible for transfer, which could increase the circulating supply of ENA Tokens. While Ethena does not currently have plans to issue additional ENA Tokens beyond the 15 billion currently in existence, if it were to decide to mint additional ENA Tokens it would do so through a controlled inflationary minting mechanism built into the underlying ENA Token contract, which is the blockchain-based smart contract that defines the creation, ownership, transferability and other operational features of ENA Tokens (the “ENA Token Contract”). The ENA Token Contract provides that additional ENA Tokens may be minted only under the following conditions: (i) the aggregate number of ENA Tokens minted in any minting event may not exceed 10% of the then-outstanding ENA Token supply (the “inflation rate”), (ii) no minting may occur unless at least one year has elapsed since the prior minting event; and (iii) minting may be effected solely by the owner of the ENA Token Contract, which is Ethena. Any such minting could result in dilution to existing ENA Token holders, including StablecoinX. The ENA Token Contract does not include any built-in automatic burn or deflationary mechanism beyond standard, user-initiated token burns. Any ENA Token holder may voluntarily burn ENA Tokens by transferring them to an irretrievable address, such as a “zero address”; however, the ENA Token Contract does not impose any protocol-enforced transaction fee, burn mechanism, transaction tax or other automatic supply reduction tied to network usage or transfers.

While we expect to hold a significant portion of the currently outstanding ENA Tokens in our treasury, we expect to be only one of several validators or other infrastructure providers to operate on the Ethena Protocol. As a result, we will face competition from a range of market participants, including new and incumbent validators (including those currently operating on the Ethena Protocol), centralized and decentralized crypto exchanges, DeFi protocols, vertically integrated staking providers, infrastructure-as-a-service companies, and, in some cases, the blockchain foundations or communities themselves. Many of our competitors may have significantly greater resources, longer operating histories, and deeper technical capabilities than we do. Competitive pressures may require us to lower our fees, invest aggressively in technology or security infrastructure, or otherwise engage in practices that could reduce our margins or impair our financial performance. Additionally, technological changes or shifts in validator incentives or other operational procedures, such as fee reductions, changes in consensus mechanisms, or increased centralization, may adversely impact our ability to operate our business and offer competitive services.

We may be disadvantaged in competing with larger validators due to the economic structure of proof-of-stake networks.

PoS networks, like the Ethereum, the anticipated Converge networks and other potential validation opportunities in the Ethena ecosystem utilizing ENA Token, utilize an efficient consensus mechanism that relies on validators staking their digital assets to secure the network in exchange for a chance of getting to validate a new transaction, update the blockchain, and earn a reward. PoS networks generally favor validators with larger staking balances, as a greater amount of staked assets may increase the likelihood of being selected to validate these blocks and earn rewards. This description, however, reflects general PoS mechanics and the specific design, validator selection criteria, reward structures and economic parameters of the Converge network or any other network on which we may operate validator infrastructure have not been finalized as of the date of this proxy statement/prospectus.

To participate in the CVN or other validation opportunities in the Ethena ecosystem utilizing ENA Token, validators are expected to be required to stake ENA Token. We intend to operate our validator business using the ENA Token in our treasury as collateral for our validator operations. We initially plan to accumulate the ENA Token in our treasury through the PIPE and ENA Contribution at Closing and after the Closing, through purchases of additional discounted ENA Token from the Ethena Foundation under the terms of the Collaboration Agreement, as well as through accumulations resulting from our staking efforts and potential protocol transaction fees earned through the CVN or other validation opportunities in the Ethena ecosystem utilizing ENA Token. Although we expect to own approximately 20% of the total ENA Token currently in existence at Closing and despite our anticipated pathways to accumulate additional ENA Token thereafter, as a new entrant with no operating history, we may struggle to accumulate or attract sufficient stake or delegation to compete effectively with more established validators. This could limit our participation in block production, reduce our staking rewards or other protocol fees, or diminish our validator-related revenues, any of which could materially and adversely affect our business, financial condition and results of operations.

We may be materially affected by declining staking yields, validator economics, or adverse changes to consensus mechanisms across the blockchain networks we support.

Any revenue we generate from validator or infrastructure operations will depend on protocol-level parameters, including network usage, reward schedules, fees, slashing penalties, and validator set limitations, which may change without notice and are often governed by decentralized governance processes. Because the Ethena Protocol currently operates on the Ethereum blockchain, any future staking or validator-related use of ENA Token would be subject to the policies of Ethereum or any successor network, including Converge, if and when launched.

If such policies provide for reduced rewards, increased operating costs, higher slashing risks, or reduced network activity, or if consensus mechanisms are modified or replaced, the economics of validator or infrastructure operations could become unfavorable or obsolete. Any such developments could materially and adversely affect our business, financial condition and results of operations.

Our validator and infrastructure business may be subject to slashing penalties or loss of funds due to validator misbehavior, downtime, or software vulnerabilities.

Our validator and infrastructure operations may be exposed to “slashing” risk, a punitive mechanism built into many PoS networks designed to discourage validator misbehavior or failures that could compromise network security or performance. On-chain, slashing is implemented automatically by the protocol and can occur if a validator engages in malicious or negligent behavior, such as signing conflicting blocks (known as double signing), failing to meet network uptime or performance requirements or otherwise violating consensus rules. When a slashing condition is triggered (similar to a liquidation event in traditional finance), a predefined portion of the offending validator’s stake (akin to collateral) is automatically confiscated. The amount slashed and how it is handled (e.g., whether it is burned, redistributed, or both) depends on the network’s policies. Slashing may also result in a validator being removed from the designated validator set.

If and when we operate validator infrastructure for networks within the Ethena ecosystem, including the proposed Converge network, which is currently the only network planned to support staking of ENA Tokens with slashing mechanisms, ENA Token may be required to be staked as collateral and may be subject to slashing mechanisms. Although no slashing penalties have been applied to ENA Tokens to date because the proposed Converge Network has not yet launched and no validators are currently active, future slashing events on Converge or other networks or protocols that incorporate ENA Token staking could occur and would be governed by the applicable network’s on-chain rules, which may vary and are subject to change. Any slashing event could result in the loss of a substantial portion of our staked ENA Token, including tokens owned or delegated to us by third parties. In addition, technical bugs, cyberattacks, misconfigurations, or failures of third-party service providers (e.g., cloud infrastructure providers or automation tools) could expose us to slashing events or validator downtime. Any such losses could result in reputational damage or reduced trust from ecosystem participants, and have a material adverse effect on our business, financial condition and results of operations.

Our business operations may involve running validator nodes and providing related infrastructure software for blockchain networks, including those associated with third-party staking ecosystems. Unpredictable governance decisions or operational failures in such networks could have a material negative impact on our financial condition, results of operations, and business prospects.

Our business operations may involve running validator nodes and providing related infrastructure software and services for third-party blockchain networks and staking ecosystems, including the proposed Converge network, the DVN or other validation or infrastructure software and service opportunities within the Ethena ecosystem that utilize ENA Token, as well as potentially other supported networks. These activities may require us to stake ENA Tokens or other digital assets as collateral and expose us to risks outside of our direct control. Staked tokens are typically locked in smart contracts, and vulnerabilities in the underlying blockchain protocol, validator software, or smart contract code could result in slashing, penalties or the permanent loss of staked ENA Token or other assets. Any such event could materially impair the value of our digital asset treasury and reduce our ability to earn validator rewards or fees from infrastructure software and services.

Validator operations are also subject to the governance processes of third-party blockchain protocols, many of which are administered through decentralized governance frameworks. Governance decisions, including changes to validator selection criteria, staking or service rewards, protocol fees, or security parameters, may be unpredictable and may be influenced by a small number of large stakeholders. Any governance outcome that is misaligned with our interests, or that disadvantages validators or infrastructure providers in networks such as the DVN or other Ethena-related protocols could materially impact the profitability and sustainability of our validator and infrastructure operations. See “— We have limited ability to influence the governance of the Ethena Protocol, and future changes may negatively impact our business.”

In addition, third-party blockchain networks regularly implement protocol upgrades or changes that require validators and infrastructure providers to adapt their technical systems on short notice. Failure to implement required updates or configuration changes in a timely and secure manner could result in downtime, penalties, or removal from the validator sets or service programs. Furthermore, we could experience reputational harm from controversies or operational failures affecting the broader Ethena ecosystem or its participants, even if we are not directly responsible.

Despite our efforts to monitor governance developments, maintain robust security practices, and adapt to network changes, our validator and infrastructure operations remain subject to risks inherent in third-party blockchain protocols. Any loss of staked ENA Token, exclusion from the validator sets or infrastructure programs, or adverse governance or operational developments within the proposed Converge network, the DVN or other supported networks could materially and adversely affect our business, financial condition, and results of operations.

Our validator and infrastructure software and service business will be built on third-party technology. Any failure of that technology or related services could have a material adverse effect on our business, financial condition, and results of operations.

Our validator business and related infrastructure software and services are expected to rely initially on licensed technology and intellectual property that are critical to our blockchain infrastructure operations and strategic initiatives. We have a perpetual non-exclusive royalty-free software license with an entity owned by our Chief Technology Officer to use its proprietary Node-as-a-Service (“NaaS”) platform software. We intend to use the NaaS platform software as the foundation to build our validator business and infrastructure operations, which we expect to host and operate on StablecoinX’s own infrastructure to ensure StablecoinX maintains control over the development and scalability of such operations. We will also rely on a managed services agreement with another entity owned by our Chief Technology Officer for IT support and infrastructure management. Because our validator and infrastructure operations depend heavily on third-party and affiliated technology and services, we may face additional operational and governance risks.

Any failure in the systems upon which our operations rely, whether due to software defects, hardware failures, cybersecurity incidents, or failures by third-party service providers, could lead to downtime, service interruptions, or loss of functionality. Such events could impair our ability to validate transactions, provide infrastructure software and services, or generate rewards or fees and may subject us to “slashing” or other penalties if a network determines we failed to meet required performance standards. Because our validator and infrastructure operations may be collateralized with ENA Tokens staked from our treasury or delegated to us from third parties, operational failures could result not only in lost revenue but also in the permanent loss of staked ENA Token, materially reducing the value of our digital asset holdings.

Although we hold a perpetual license to use the NaaS platform software, we may nonetheless be dependent on continued access to technical expertise, updates, maintenance, and support from affiliated or third-party service providers. If these relationships were terminated, disrupted, or became subject to disputes, or if key personnel were to become unavailable, we may be unable to transition to alternative technologies or service providers on a timely or cost-effective basis, or at all.

Our ability to be selected to validate blocks, participate in infrastructure programs such as the DVN, or attract third parties to delegate assets to us may depend on our reputation for reliability and security. Even temporary disruptions could harm our reputation, impair customer and ecosystem trust, and limit our ability to attract additional validation or infrastructure opportunities. A severe or prolonged failure of our validation infrastructure or third-party services upon which we rely could materially and adversely affect our business, financial condition, and results of operations.

Our business will be significantly dependent on the performance, adoption, and credibility of our ecosystem partners, including the Ethena Foundation and its associated assets. The loss of, or a significant decrease in support from, the Ethena Foundation and its associated assets, could have a material adverse effect on our business, financial condition and results of operations.

Following the Closing, we intend to pursue a crypto-native treasury and infrastructure software and services business that involves partnering with the Ethena Foundation, which supports the Ethena Protocol and whose affiliates issue tokens, including but not limited to, ENA Token, sENA, and sUSDe. Since we currently plan to hold, utilize ENA Tokens and provide infrastructure software and services primarily in connection with protocols within the Ethena ecosystem, our business will be significantly dependent on the performance, adoption, and credibility of the Ethena Foundation and its associated assets. Our financial exposure to Ethena-related assets, whether through direct holdings, staking, yield-generating activities, infrastructure software and services or other ecosystem participation, could expose us to heightened volatility, regulatory scrutiny, and operational or reputational risk. Any material adverse developments affecting the Ethena ecosystem, including security breaches, loss of user confidence, failures or perceived failures of protocol mechanisms, regulatory enforcement action, governance disputes, strategic shifts or other reputational harm, could materially and adversely affect the value of our digital asset holdings, the demand for our infrastructure software and services, and our business more broadly.

Although we expect to hold a substantial amount of ENA Token, the native governance token of the Ethena Protocol, the Ethena Protocol is governed through decentralized mechanisms and, despite our substantial holdings, we may have limited ability to influence strategic, technical or operational decisions that materially affect the assets and protocols on which our business depends. See “— We have limited ability to influence the governance of the Ethena Protocol, and future changes may negatively impact our business.” In addition, the Ethena Foundation or other ecosystem participants may support, prioritize, or partner with other infrastructure software and service providers or pursue strategies that diverge from our interests. Any such developments could reduce the role we play within the ecosystem, diminish incentives, delegation, or support available to us, or otherwise adversely affect our ability to generate revenue from Ethena-related infrastructure software and services.

We intend to provide infrastructure software and services within the Ethena ecosystem, which may include operating validator infrastructure on the proposed Converge network, if and when it launches, deploying a DVN or similar service, or other technical or operational support for networks or protocols that utilize ENA Token. Our ability to provide such software and services, and to derive revenue from them, will depend in significant part on our relationship with the Ethena Foundation and other ecosystem participants, as well as on our ability to meet technical, operational, and performance expectations established by the relevant protocols or stakeholders.

Any failure to meet the expectations of the Ethena Foundation, protocol governance participants, or other stakeholders within the Ethena Protocol could result in loss of support, delegation, incentives or other forms of participation, the termination or non-renewal of the Collaboration Agreement with the Ethena Foundation, or our exclusion from certain infrastructure software or services opportunities. Any such developments could materially reduce or eliminate revenue we may derive from Ethena-related infrastructure software and services and could impair our ability to execute our business strategy. If we are unable to offset lost revenue by accumulating ENA Token from other sources or supporting other protocols or offering alternative services, we may be required to scale back or discontinue certain operations, which could have a material adverse effect on our business, financial condition, and results of operations. See also “— Our business will be centered on supporting the Ethena ecosystem through infrastructure software and related services and holding and acquiring its products, including ENA Token. Our dependence on the Ethena Foundation will create concentration risk, and, as a result, a deterioration in our relationship or the Ethena Foundation’s support for a competing business or digital asset treasury strategy company could materially harm our business.”

Our ENA Token acquisition strategy exposes us to various risks associated with ENA Token.

Our ENA Token acquisition strategy exposes us to various risks associated with the Ethena ecosystem and ENA Token, including the following:

ENA Token is a highly volatile asset. The trading price of ENA Token has traded between an all-time high of approximately $1.52 per token and an all-time low of approximately $0.16 per token in January 2026. As of January 26, 2026, the price of ENA Token was approximately $0.1686 per token with approximately $102.3 million of ENA Token traded in the prior 24 hours. Volatility may continue in the future and historical trends could reverse dramatically. See “— The market price of StablecoinX Class A Common Stock may be volatile and decline materially as a result of volatility in ENA Token or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.” See also “— We may suffer losses due to abrupt and erratic market movements.”

ENA Tokens do not pay interest, dividends or other returns and we can only generate cash from our ENA Token holdings if we sell our ENA Token or implement strategies to create income streams or otherwise generate cash by using our ENA Token holdings, for example, through earning staking rewards on our ENA Token treasury or earning protocol-related transaction fees. Even if we are successful in earning such rewards they are expected to be paid in the form of additional ENA Token and not cash. If we are unable to create additional income streams or otherwise generate cash from our ENA Token holdings we may be forced to sell some of our ENA Tokens for cash to cover our cash-based expenses, which could impact our holdings.

Our ENA Token holdings may significantly impact our financial results and in turn may impact the market price of the shares of StablecoinX Class A Common Stock. If we continue to increase our overall holdings of ENA Token relative to the other parts of our business in the future, our ENA Token holdings will have an even greater impact on our financial results and the market price of the shares of StablecoinX Class A Common Stock. In accordance with the terms of the Collaboration Agreement, we have agreed that our principal business will be to provide infrastructure, staking and other products and services to the Ethena Protocol, including, but not limited to, holding ENA Tokens and other Ethena-related digital assets as part of our digital asset treasury reserve. We have also agreed that we will not acquire any digital assets other than ENA Tokens and Ethena-related digital assets without the prior approval of our Investment Committee (one member of which will be a representative from Ethena) and the holders of the majority of StablecoinX Class B Common Stock. Further, during the term of the Collaboration Agreement, StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. The concentration of our ENA Token holdings and the operating constraints imposed by the Collaboration Agreement and the Investment Committee will limit the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our ENA Token acquisition strategy. See “— The market price of StablecoinX Class A Common Stock may be volatile and decline materially as a result of volatility in ENA Token or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.” See also “— We may suffer losses due to abrupt and erratic market movements.”

Our ENA Token acquisition strategy has not been tested by us to date. While certain issuers have operating histories that involve digital asset acquisition strategies that may be comparable to the one StablecoinX intends to execute, including those focused on acquiring other digital assets, these have not been tested over an extended period of time or under different market conditions. We will continuously examine the risks and rewards of our ENA Token acquisition strategy. Some investors and other market participants may disagree with our ENA Token acquisition strategy or actions we undertake to implement it. If ENA Token prices were to decrease or our ENA Token acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations and the market price of shares of StablecoinX Class A Common Stock may be materially adversely impacted. See also “— A significant decrease in the market value of our ENA Token holdings, or a sustained discount of the trading price of StablecoinX Class A Common Stock to the value of our ENA Token holdings, could adversely affect our ability to raise capital or satisfy our financial obligations.”

Our ENA Token acquisition strategy will expose us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes the inability or refusal of a counterparty to perform for any reason, including because of a deterioration in the counterparty’s financial condition and liquidity. Custodians, or other counterparties, might fail to perform in accordance with the terms of current or future agreements with them, which could result in a loss of ENA Token, a loss of the opportunity to generate funds, or other losses. For example, we currently have an agreement with Anchorage pursuant to which Anchorage has agreed to hold the Locked ENA Tokens we purchased pursuant to the terms of the Token Purchase Agreements in segregated Custodial Accounts, for which Anchorage is serving as custodian (see the section entitled “Information about SC Assets — Competitive Strengths — Custodial Accounts with Anchorage” for more information on our arrangements with Anchorage and how we selected them to serve as custodian). A loss of any of the Locked ENA Token held in the Custodial Accounts could impact our ability to consummate the Business Combination and operate our validator business after the Closing and could also exposes us to litigation. Although we plan to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the ENA Token in custody accounts at U.S.-based, custodians that service institutions and negotiating contractual arrangements intended to establish that our property interest in custodially-held ENA Token is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. While any custodians we use are expected to be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held ENA Token will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. If our custodially-held ENA Token were nevertheless considered to be the property of our custodians’ estates, and in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such ENA Token. This may ultimately result in the loss of the value related to some or all of such ENA Token. Even if we are able to prevent our ENA Token from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our ENA Token held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of the shares of StablecoinX Class A Common Stock.

Our primary counterparty risk with respect to our ENA Token is expected to be custodian performance obligations under the custody arrangements we have entered into and will enter into in the future. Additionally, our validator business relies on third-party technology and managed services. If we pursue any strategies to create third-party income streams or otherwise generate other funds using our ENA Token holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our ENA Token or our third-party technology service providers, could have a material adverse effect on our business, prospects, financial condition and operating results. See “SC Assets currently faces and, following the Closing, StablecoinX will face, risks relating to the custody of its ENA Token, including the loss or destruction of private keys required to access our ENA Token and cyberattacks or other data loss relating to our ENA Token. If SC Assets, StablecoinX or its third-party service providers, including Anchorage, experience a security breach or cyberattack and unauthorized parties obtain access to SC Assets’ or StablecoinX’s ENA Token, or if SC Assets’ or StablecoinX’s private keys are lost or destroyed, or other similar circumstances or events occur, including the ability to reverse engineer private keys, SC Assets or StablecoinX may lose some or all of its ENA Token and its financial condition and results of operations could be materially adversely affected.”

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price and use of ENA Token. For example, a series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. These include: (i) the filings for bankruptcy protection by Three

Arrows Capital, Celsius Network, Voyager Digital, BlockFi Lending, Core Scientific, FTX Trading, Alameda Research and Genesis Global Capital; (ii) the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Silicon Valley Bank, Signature Bank and Silvergate Bank; (iii) the potential of SEC enforcement actions; (iv) the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry; and (v) the filing and subsequent settlements of lawsuits by the New York Attorney General against Galaxy Digital Holdings, Genesis Global Capital, Genesis’ parent company Digital Currency Group, Inc., and former partner Gemini Trust Company. Bankruptcies, closures, liquidations and other events may impact our access to ENA Token and could negatively impact the adoption rate and use of ENA Token. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price and use of ENA Token, limit the availability to us of financing collateralized by ENA Token or create or expose additional counterparty risks.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of and use cases for, digital assets, market perception of digital assets and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict. See “— ENA Token and other digital assets are novel assets, which will expose StablecoinX to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect StablecoinX’s financial position, operations and prospects.”

StablecoinX’s operating results, revenue and expenses may significantly fluctuate, including due to the highly volatile nature of ENA Token and other digital assets, which could have an adverse effect on the market price of shares of StablecoinX Class A Common Stock.

Our operating results will be dependent on the broader Ethena ecosystem and the price of ENA Token. Due to the rapidly evolving nature of digital assets and the volatile price of ENA Token, which has experienced and continues to experience significant price fluctuations, we expect that our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and developments affecting the broader Ethena ecosystem. We expect that our operating results will fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•        fluctuations in the price of ENA Token, of which we will have significant holdings, and in which we expect we will continue to make significant purchases and announcements about our transactions in ENA Token;

•        regulatory, commercial, technical and governance developments related to the Ethena ecosystem and any networks, protocols, or infrastructure software and services within that ecosystem that utilize ENA Token, including the proposed Converge network if and when it launches;

•        investor perception of StablecoinX, including as compared to other investment vehicles that provide economic exposure to digital assets, including ENA Token;

•        changes in the legislative or regulatory environment or actions by U.S. or non-U.S. governments or regulators, including fines, orders or consent decrees;

•        regulatory changes or scrutiny that impact our ability to offer, expand or monetize infrastructure software and services or other products consistent with our strategy;

•        pricing, demand for, or temporary suspension, delay, or modification of products or services we may seek to offer in the future;

•        investments we may make in the development of infrastructure software and services, technology, personnel, and sales and marketing;

•        market conditions of, and overall sentiment toward the Ethena ecosystem, ENA Token, and digital assets generally, including negative publicity, media or social media coverage, or sentiment driven by events relating to the digital assets industry, such as concerns regarding the use of digital assets to evade sanctions or facilitate illicit activity, high profile regulatory or enforcement actions, bankruptcies, insolvencies of major industry participants, or environmental concerns associated with certain digital asset activities;

•        the fact that ENA Token holdings have been and may continue to be concentrated among several large ENA Token holders (which may include us), with the largest ENA Token wallets believed to hold, in aggregate, a significant percentage of the ENA Token in circulation. Such concentrated ENA Token holdings may permit large holders of ENA Token or persons or entities that control multiple wallets that collectively hold a significant number of ENA Token, acting alone or in coordination with others, to manipulate the price of ENA Token by restricting or expanding the supply of ENA Token. The concentration of ENA Token holdings, and susceptibility to movements by such holders, may also erode investor confidence in ENA Token;

•        investment and trading activities, such as (i) digital asset trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of digital assets, such as Bitcoin, by large holders; and (iii) actual or perceived manipulation of the spot or derivative markets for digital assets, including ENA Token;

•        macroeconomic conditions, including interest rates, inflation and central banking policies;

•        regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of ENA Token, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•        the development and introduction of existing and new products and services by our competitors;

•        competition from other digital assets or protocols that exhibit better speed, security, scalability or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•        a decrease in the price of other digital assets, including other stablecoins, such as the temporary or total loss of value of the stablecoins Terra USD, USDT and USDC in recent years, including to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of ENA Token or adversely affect investor confidence in digital assets generally or the Ethena ecosystem more specifically;

•        disruptions, failures, unavailability or interruptions in service of centralized and decentralized trading venues for ENA Token could significantly impair ENA Token’s liquidity reduce trading volumes and negatively impact market confidence for such token;

•        the development and introduction of new products and services by us;

•        our ability to control costs, including our operating expenses incurred to grow and expand our validator business and other operations and to remain competitive;

•        system failure, outages or interruptions, including with respect to our validator business, our ENA Token custodian and our platforms, including those due to third-party actions;

•        our lack of control over decentralized or third-party blockchains and networks that may experience downtime, cyber-attacks, critical failures, errors, bugs, corrupted files, data losses or other similar software failures, outages, breaches and losses;

•        breaches of security or privacy;

•        the transfer or perceived transfer of substantial amounts of ENA Token from wallets attributed to Guy Young, the founder of Ethena Labs S.A.;

•        transaction congestion and fees associated with processing transactions on the proposed Converge network or any other network validation opportunities in the Ethena ecosystem utilizing ENA Token;

•        developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing or new applications of current knowledge in these fields, that could result in the cryptography used by the Ethereum, the propose Converge network or any other network validation opportunities in the Ethena ecosystem utilizing ENA Token, becoming insecure or ineffective;

•        legal, commercial and regulatory uncertainty regarding ENA Token and other digital assets due to their novelty, see “— ENA Token and other digital assets are novel assets, which will expose StablecoinX to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect StablecoinX’s financial position, operations and prospects”;

•        changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict and the broadening of the Israel-Hamas conflict to other countries in the Middle East;

•        our ability to establish and maintain any future partnerships, collaborations, joint ventures or strategic alliances with third parties; and

•        our ability to attract and retain talent.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term.

In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in such market. In particular, future trading prices in shares of StablecoinX Class A Common Stock may reflect market dynamics that are not connected to valuation methods commonly associated with operating companies in similar industries or with companies engaged predominantly in passive investments in ENA Token or other commodities, such as ETFs. Equity market capitalizations of other such companies are often in excess of stockholders’ equity calculated in accordance with GAAP, and in excess of valuations that might traditionally be expected based on their operating performances, cash flows and net assets. Investors may therefore be unable to assess the value of the shares of StablecoinX Class A Common Stock or evaluate the risks of an investment in us using traditional or commonly used enterprise valuation methods. We cannot predict how these dynamics may evolve over time, or whether or how long they may last. These market and industry factors may significantly harm the market price of shares of StablecoinX Class A Common Stock, regardless of our actual operating performance.

A significant decrease in the market value of our ENA Token holdings, or a sustained discount of the trading price of StablecoinX Class A Common Stock to the value of our ENA Token holdings, could adversely affect our ability to raise capital or satisfy future financial obligations.

As part of our ENA Token strategy, we may decide to raise additional capital to acquire additional ENA Tokens or fund our working capital requirements, or support our infrastructure business and related operations. Such financings may be in the form of equity or debt. If our businesses do not generate cash flow in future periods sufficient to satisfy our financial obligations, including any debt and other financial obligations, we may also seek to fund such obligations using equity or debt financings. Our ability to obtain financing may depend on a number of factors, including the market value of our ENA Token holdings, investor sentiment and the general public perception of ENA Token and the Ethena ecosystem, our strategy and our value proposition. Accordingly, a significant decline in the market value of our ENA Token holdings, a negative shift in investor sentiment toward ENA Token or our business, or a sustained trading discount of the shares of StablecoinX Class A Common Stock relative to the value of our ENA Token holdings could materially impair our ability to raise capital on acceptable terms, or at all. Even if our ENA Token holdings retain substantial market value, investors may ascribe limited or no incremental value to those holdings in valuing our equity due to concerns regarding dilution, operating losses, regulatory uncertainty, execution risk, or other factors. As a result, shares of StablecoinX Class A Common Stock may not serve as an effective financing currency. These risks could be exacerbated if ENA Token is trading below its carrying value on our most recent balance sheet or below our cost basis. Because ENA Token is expected to constitute a substantial part of our balance sheet, if we are unable to generate revenue from our anticipated infrastructure software and services or other operations, or are unable to secure equity or debt financing in a timely manner and on favorable terms, we may be required to sell ENA Token to meet our liquidity needs or satisfy our financial obligations. Any such sale could occur at unfavorable prices or during periods of market volatility and could have a material adverse effect on our operating results and financial condition, and future prospects.

Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our ENA Token in amounts and at prices sufficient to satisfy our financial obligations, including our debt service obligations, could cause us to default under such obligations. Any default on our indebtedness may have a material adverse effect on our financial condition.

StablecoinX will operate in a highly competitive environment and will compete against companies and other entities with similar strategies, including other digital asset infrastructure software and service providers, validator operators and companies with significant holdings of digital assets, and StablecoinX’s business, operating results and financial condition may be adversely affected if StablecoinX is unable to compete effectively.

The digital assets industry is highly innovative, rapidly evolving and characterized by competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. We expect competition to further intensify in the future. We will compete against a number of companies operating both within the United States and abroad, including entities focused on traditional financial services and those focused on ENA Token-based or Ethena ecosystem-related products and services. Our competition will include entities with greater financial resources, longer operating histories, broader customer bases, and greater brand recognition than we have. Our main competition falls into the following categories:

•        digital asset infrastructure software and service providers, including companies that operate validator infrastructure, DVNs, staking services, infrastructure software or other technical or operational services for networks or protocols within the Ethena ecosystem, which may include other businesses operating on the proposed Converge network, if and when launched;

•        traditional financial firms that have entered the ENA Token or Ethena-related digital asset market and offer products or services that provide exposure to ENA Tokens or similar assets targeted at current or prospective market participants;

•        financial technology providers that do not focus on ENA Token or the Ethena ecosystem and may attempt to position themselves as a lower-risk or more established alternatives to our future products and services;

•        companies with significant ENA Token holdings or other Ethena-related digital asset holdings; and

•        companies focused on the ENA Token or broader digital asset market, some of which operate outside of local rules and regulations or in jurisdictions with less stringent regulatory requirements, potentially enabling them to adapt more quickly to market trends and to develop new products and services.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results and financial condition could be adversely affected.

The range of options available to investors to gain exposure to ENA Token or other Ethena-related digital assets may expand in the future, and other companies may choose to establish digital asset treasury strategies focused on ENA Token or other similar assets. If investors choose to gain such exposure through other companies with significant ENA Token holdings, rather than through an investment in StablecoinX Class A Common Stock, our business, operating results and financial condition may be adversely affected.

Investors may in the future view StablecoinX Class A Common Stock as an alternative to an investment in an exchange-traded product (“ETP”) that provides direct exposure to ENA Token. If spot ENA Token ETPs are approved and become available, investors may choose to purchase shares of such products instead of our stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to ENA Token that is generally not subject to federal income tax at the entity level as we may be, or the other risks that may affect other parts of our business. Additionally, unlike a spot ENA Token ETP, we (i) do not seek for our shares of StablecoinX Class A Common Stock to passively track the value of the underlying ENA Token we hold on a one-for-one basis as our operations involve validator activities and other business risks, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, and (iii) are not required to provide daily transparency as to our ENA Token holdings or our daily net asset value. Furthermore, broker-dealer recommendations of complex or non-traditional ETPs may be subject to additional scrutiny, which would not apply to recommendations of our Class A Common Stock. Depending on how we are perceived in comparison to ETPs and other vehicles that provide economic exposure to ENA Token, such as futures-based ETFs, leveraged ENA Token products, or similar instruments offered internationally, our shares may trade at a premium or discount relative to the value of our ENA Token holdings.

As a result, the approval and availability of spot ENA Token ETPs or other similar investment vehicles could materially and adversely affect the demand for, and market price of, StablecoinX Class A Common Stock.

We may suffer losses due to abrupt and erratic market movements.

Our stock price, operations and financial condition will be sensitive to fluctuations in the value of the underlying digital assets we expect to hold and utilize in our business, including ENA Token and/or other tokens issued by Ethena’s affiliates, including sENA, sUSDe and/or other stablecoins. Market prices for these assets have historically exhibited substantial volatility and may continue to do so in the future. As part of our strategic treasury operations and with the approval of our Investment Committee, we may hold or allocate capital to other assets. ENA Token and other digital assets issued by Ethena’s affiliates may become more volatile and less liquid in a very short period of time. A sharp decline in the market value of these tokens, including a loss of peg by stablecoins or the collapse of token prices, could lead to material write-downs, impaired liquidity, and loss of investor confidence in our financial strategy. In addition, market-wide fluctuations in value or the loss of investor confidence in digital assets, or other macroeconomic trends impacting the digital asset industry more generally, could have an impact on the value of the digital assets we hold and invest in. Such losses may be exacerbated to the extent we engage in yield-generating strategies that involve smart contracts, protocol risk, or other forms of economic participation.

In addition, as previously discussed, a series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. See “The market price of StablecoinX Class A Common Stock may be volatile and decline materially as a result of volatility in ENA Token or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.” These bankruptcies, closures, liquidations and other events have created significant volatility in the markets for cryptocurrency. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future could result in market prices being subject to erratic and abrupt market movement, which could harm our business.

If we were to attempt to monetize the ENA Token we hold on our balance sheet, such price volatility could lead to trading losses, impacting our financial position. Furthermore, such volatility could impact the overall value of our business and cause volatility in the price of our stock. Furthermore, the trading volume of ENA Token typically increases during periods of extreme volatility. Such volume increases can lead to extreme pressures on trading platforms and infrastructure that can lead to inadvertent suspension of services across parts of the platforms or the entire platforms, and we may experience outages. Outages can lead to increased service expense, can cause reputational damage, result in inquiries and actions by regulators, and can lead to other damages for which we may be responsible, any of which could harm our business.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of ENA Token and adversely affect StablecoinX’s business.

Because a substantial portion of our assets will be concentrated in ENA Token as part of our treasury strategy, the emergence or growth of competing digital assets or stablecoins could materially adversely affect our financial condition. Digital assets backed by private or public sector entities, including governments, financial institutions, or consortiums, may gain broader adoption or regulatory acceptance, which could reduce demand for ENA Token.

Additionally, central banks in some countries have explored or started to introduce digital forms of legal tender. For example, China’s central bank digital currency project was made available to consumers in January 2022, and governments including the United States, the European Union, and Israel have been discussing the potential creation of new central bank digital currencies. Whether or not they incorporate blockchain or similar technology, central bank digital currencies, as legal tender in the issuing jurisdiction, could also compete with, or replace, ENA Token and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of ENA Token to decrease, which could have a material adverse effect on our business, prospects, financial condition and operating results.

If interest rates rise or yield opportunities in external DeFi protocol or traditional finance (“TradFi”) become more attractive, our treasury strategy may underperform or become unsustainable.

Our digital asset treasury strategy is designed to generate yield through activities such as staking, liquidity provision, arbitrage and other protocol-based economic participation. A significant portion of the ENA Token held in our treasury may be used as collateral or otherwise locked to support our validator operations or other infrastructure software and services. These activities are highly sensitive to prevailing interest rates, changes in market structure, shifts in risk appetite, the relative attractiveness of yields in DeFi protocols or TradFi, and shifts in risk appetite across markets.

If interest rates rise or alternative yield opportunities, whether in DeFi or TradFi, become more attractive relative to the returns generated by our strategy, our treasury operations may underperform or become unsustainable. Additionally, locking digital assets as collateral for staking may reduce our flexibility to reallocate capital in response to changing market conditions, potentially increasing opportunity costs or exposing us to elevated counterparty or protocol-specific risks. Any sustained decline in staking rewards or protocol-based yields, or increased competition for yield-generating opportunities, may materially and adversely affect our financial performance and liquidity.

We expect that a significant portion of the ENA Tokens in our digital asset treasury will be subject to lock-up restrictions and limited liquidity, increasing our exposure to valuation volatility and impairing our ability to monetize or rebalance the portfolio.

We expect that a substantial portion of our ENA Token holdings will be subject to contractual lock-up restrictions, preventing us from transferring or liquidating those tokens for a defined period of time. As a result, our exposure to ENA Token price fluctuations may be magnified, as we will be unable to adjust our position in response to adverse market conditions. Even after lock-up periods expire, secondary trading in ENA Token may be limited, fragmented across centralized and decentralized exchanges, and subject to significant volatility given ENA Token’s relatively recent issuance, concentrated ownership, and speculative trading activity.

These constraints may impair our ability to actively manage our digital asset treasury, including rebalancing our portfolio, hedging exposures, or accessing liquidity when needed. In the event of adverse price movements, protocol changes, or market disruptions, we may be unable to divest or hedge our ENA Token exposure in a timely or cost-effective manner. As a result, our financial condition, capital flexibility, and ability to pursue strategic opportunities may be materially and adversely affected, particularly during periods of stress or uncertainty in the digital asset markets.

StablecoinX’s ENA Token holdings will be less liquid than its cash and cash equivalents and may not be able to serve as a source of liquidity for StablecoinX.

After the Closing, a substantial part of StablecoinX’s assets will be the ENA Token it holds in its digital asset treasury. Historically, the market for digital assets, including ENA Token, have been characterized by significant volatility in price, limited liquidity and trading volumes, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our ENA Token at favorable prices or at all. As a result, our ENA Token holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, ENA Token held by custodians, including our custodians, does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans, bonds or other capital raising transactions collateralized by our unencumbered ENA Token or otherwise generate funds using our ENA Token holdings, including in particular during times of market instability or when the price of ENA Token has declined significantly. If we are unable to sell our ENA Token, enter into additional capital raising transactions using unencumbered ENA Token as collateral, or otherwise generate funds using our ENA Token holdings, or if we are forced to sell our ENA Token at a significant loss, in order to meet our debt obligations, or our working capital requirements, our business and financial condition could be negatively impacted.

In addition, companies operating in the cryptocurrency sector have historically faced challenges in securing and maintaining banking relationships. Some financial institutions remain hesitant to provide services to businesses engaged in digital asset activities due to regulatory uncertainty, compliance concerns, and perceived risks associated with digital assets. This reluctance could limit our ability to access essential banking services, process transactions, or efficiently convert digital assets to fiat currency. If financial institutions restrict or discontinue banking services for crypto-related businesses, it could disrupt our operations and negatively impact our liquidity and financial position.

SC Assets currently faces and, following the Closing, StablecoinX will face, risks relating to the custody of its ENA Token, including the loss or destruction of private keys required to access our ENA Token and cyberattacks or other data loss relating to our ENA Token. If SC Assets, StablecoinX or its third-party service providers, including Anchorage, experience a security breach or cyberattack and unauthorized parties obtain access to SC Assets’ or StablecoinX’s ENA Token, or if SC Assets’ or StablecoinX’s private keys are lost or destroyed, or other similar circumstances or events occur, including the ability to reverse engineer private keys, SC Assets or StablecoinX may lose some or all of its ENA Token and its financial condition and results of operations could be materially adversely affected.

SC Assets deposited the Locked ENA Token it purchased pursuant to the Token Purchase Agreements, and, following the Closing, StablecoinX expects to continue to hold its ENA Tokens in segregated accounts with Anchorage, which is a regulated custodian that has duties to safeguard the private keys associated with the digital wallets holding such ENA Token, at least initially. Under the Custody Agreements with Anchorage, Anchorage retains exclusive control of the private keys associated with the digital wallets in which our ENA Token are held, and neither SC Assets nor StablecoinX has possession of, or direct access to, such private keys. Generally, custodial services contracts do not restrict the ability to reallocate ENA Token among custodians. However, in light of the significant amount of ENA Token we will hold, we may seek to engage additional custodians to achieve a greater degree of diversification in the custody of our ENA Token as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our ENA Token, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable or take other measures to custody our ENA Token, and our ability to seek a greater degree of diversification in the use of custodial services could be materially adversely affected.

Anchorage, through its parent company, maintains a commercial crime insurance policy, which is intended to cover the loss of digital assets through theft, robbery, burglary, as well as third party computer and funds transfer fraud, subject to its terms and conditions. Based on information provided by Anchorage, such insurance coverage is in an aggregate amount of approximately $100 million and applies to assets at all times when held at Anchorage, with no distinction between hot and cold storage. The insurance maintained by Anchorage is shared among all of its customers, is not specific to StablecoinX, and may not be available or sufficient to protect StablecoinX from any or all possible losses or sources of losses.

Insurance to cover losses of our current and future ENA Token holdings will likely only cover a small fraction of the value of the entirety of the ENA Token holdings, and there can be no guarantee that such insurance may be obtained or maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our ENA Token. Moreover, our use of custodians exposes us to the risk that the ENA Token our custodians will hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such ENA Token. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we will maintain related to our ENA Token.

Furthermore, we rely on Anchorage and, in the future may rely on other third-party custodians, to safeguard the private keys associated with our ENA Tokens, and any failure by such custodians to adequately protect those private keys could result in the loss of some or all of our ENA Tokens. Although we have entered into custody arrangements intended to protect our digital assets, we do not control the security systems or operational practices of our custodians and are subject to the risks associated with their custody frameworks, including cybersecurity incidents, operational failures, or insolvency proceedings. For a more detailed description of our arrangement with Anchorage, including the manner in which private keys are stored and protected, see the section entitled “Information about SC Assets — Competitive Strengths — Custodial Account with Anchorage”.

In addition, we cannot provide assurance that our digital wallets, or the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack or other security incident. The ENA Token, the blockchain ledger on which it operates and related blockchain technologies have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities, any of which could result in the loss of, or unauthorized access to, our digital assets.

Security breaches and cyberattacks are of particular concern with respect to our ENA Token. ENA Token and other blockchain-based cryptocurrencies and the entities that provide services to participants in the ENA Token ecosystem have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities. Although the Ethena Protocol itself has not yet been hacked to our knowledge, there have been some phishing attempts by hackers to deceive Ethena users. For example, in September 2024 hackers created a malicious fake version of Ethena’s website (ethena.fi) to trick users into connecting their wallets to the malicious site so that they could drain their wallet. The team at Ethena took swift action to warn users not to connect to the malicious site and confirmed that the core protocol was not compromised. In March 2024, scammers created a fake ENA Token on the BNB Chain following the announcement of the launch of ENA Token on the Binance Launchpool. While this was not a security breach nor a vulnerability on the Ethena Protocol, the scam led to a loss of about 480 BNB tokens from unsuspecting users who bought the fake ENA Token. A successful security breach or cyberattack could result in:

•        a partial or total loss of our ENA Token in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our ENA Token;

•        harm to our reputation and brand;

•        improper disclosure of data and violations of applicable data privacy and other laws; or

•        significant regulatory scrutiny, investigations, fines, penalties and other legal, regulatory, contractual and financial exposure;

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Ethena ecosystem or in the use of the proposed Converge network or any other network validation opportunities in the Ethena ecosystem utilizing ENA Token to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to digital assets, are increasing in frequency, persistence and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties may attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Any such security breach or cyberattack could result in slashing penalties for misbehavior or downtime, vulnerabilities in staking protocols or custody systems, attacks on validator infrastructure (such as denial-of-service or key exfiltration), and exploits or bugs in the underlying blockchain network or smart contract code. Any such event could result in partial or total loss of staked assets, prolonged service outages, reputational harm, or legal liability.

Further, threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time or until launched against a target and we may not be able to implement adequate preventative measures. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital asset industry, including third-party services on which we rely, could materially and adversely affect our business.

Our ENA-related treasury activities and infrastructure software and services may be adversely affected by fraud, manipulation, and other abusive practices in ENA trading markets.

While we anticipate that we will, at least initially, acquire most of our additional ENA Token after the Closing directly from the Ethena Foundation in accordance with the terms of the Collaboration Agreement, we may, in the ordinary course of our business acquire ENA Tokens through centralized and decentralized trading venues. Unlike traditional securities exchanges, many of these venues are subject to limited regulation, oversight, and transparency. As a result, trading in ENA Tokens may be more susceptible to fraud and market manipulation.

Digital asset markets have historically experienced practices such as wash trading, spoofing, pump-and-dump schemes, and front-running, which can distort reported trading volumes, mislead market participants, and artificially influence token prices. These practices may be especially prevalent in tokens with relatively limited trading history and liquidity, such as ENA Token. Because ENA Token’s market capitalization and trading volume are significantly smaller than those of larger digital assets such as Bitcoin or Ethereum, even small amounts of manipulative activity could have an outsized effect on the price of ENA Token.

Further, front-running and other manipulative trading strategies have been documented in decentralized exchange environments, where bots exploit knowledge of pending transactions by paying higher gas fees to execute ahead of other participants. Such practices could increase volatility and adversely impact our ability to acquire or dispose of ENA Token at desired prices. In addition, the concentration of ENA Token holdings among a limited number of participants, including early ecosystem contributors, may further increase the risk that a single market participant or group of participants could significantly influence ENA Token’s trading price.

Any fraud, manipulation, or perceived lack of market integrity in the market for ENA Token, or in any network, protocol, or infrastructure service within the Ethena ecosystem that relies on or utilizes ENA Token, could adversely affect investor confidence in ENA Token and the Ethena ecosystem more broadly, reduce liquidity, and depress the market price of ENA Token. A sustained decline in the price or perceived integrity of ENA Token could negatively affect the value of our ENA holdings, reduce demand for or the economics of our infrastructure software and services, and adversely impact the market price for StablecoinX Class A Common Stock. To the extent our infrastructure operations involve staking, validation, verification, or other ENA-based economic participation, significant price declines, volatility, or market disruptions could reduce rewards, increase the risk of penalties or slashing, and materially harm our business, financial condition, and results of operations.

Our custodians have limited insurance protection which exposes us and our shareholders to the risk of loss of our ENA Token for which no person is liable.

We do not expect to maintain insurance coverage for our ENA Token holdings outside of the limited insurance policies that our custodians carry for client wallets. Therefore, a loss may be suffered with respect to our ENA Token that is not covered by insurance and for which no person is liable in damages, which could adversely affect our operations and, consequently, an investment in us. Our future custodians may maintain certain insurance coverage of such types and amounts as they assert to be commercially reasonable for their custodial services provided under our custody agreements with them, including certain commercial crime insurance of limited aggregate principal amount which covers losses stemming from fraud, security breach, hack and asset theft. However, such insurance coverage may be insufficient to protect us against all losses of our ENA Token holdings held in custody with our custodians, whether or not stemming from security breaches, cyberattacks or other types of unlawful activity. Therefore, a loss may be suffered with respect to our ENA Token that is not covered by insurance and for which no person is liable in damages, which could adversely affect our operations and, consequently, an investment in us.

We face other risks related to our ENA Token focused treasury reserve business model.

Our ENA Token focused treasury reserve business model exposes us to various risks, including the following:

•        ENA Token and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our ENA Token focused treasury strategy subjects us to enhanced regulatory oversight.

•        Changes in political administration may not guarantee a favorable regulatory environment for ENA Token.

•        Regulatory changes could impact our ability to operate validators or receive rewards.

•        Regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations.

•        Potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities.

•        Future SEC actions or court decisions could classify ENA Token as a security, potentially leading to being determined to be an unregistered investment company, which could lead to penalties, forced unwinding of transactions or lawsuits alleging violations of U.S. securities law.

•        Our operations may be subject to enhanced scrutiny and compliance requirements if ENA Token is classified as a security in the future.

•        If our ENA Token holdings and infrastructure activities are deemed to meet the definition of an “investment company” under the Investment Company Act of 1940, we could face compliance obligations or enforcement actions.

•        Uncertainty around ENA Token’s regulatory status may impact our ability to list on certain exchanges.

•        Increased regulatory focus on blockchains beyond ENA Token and Ethereum could result in new compliance requirements.

See also “— Risks Related to Government Regulation and Legal Compliance”.

Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact StablecoinX’s business.

The tax treatment of ENA Tokens and other digital assets is subject to significant uncertainty and evolving guidance from U.S. federal, state, and local tax authorities, as well as non-U.S. tax authorities. Changes in tax laws, regulations, or interpretations could have a material impact on StablecoinX’s business, including its ability to acquire, hold, or dispose of ENA Tokens in a tax-efficient manner. For example, future legislation or regulatory guidance could result in the imposition of new or increased taxes on the acquisition, holding, or transfer of ENA Tokens, or could require StablecoinX to report additional information to tax authorities. In addition, differences in the tax treatment of digital assets across jurisdictions could create compliance challenges and increase StablecoinX’s administrative and operational costs. Any adverse developments in the tax treatment of digital assets could reduce the attractiveness of StablecoinX’s business model, increase its tax liabilities, and negatively affect its financial results and the value of StablecoinX Common Stock.

Risks Related to Our Relationship with the Ethena Foundation, its Products and the Ethena Protocol

Our business will be centered on supporting the Ethena ecosystem through infrastructure software and related services and holding and acquiring its products, including ENA Token. Our dependence on the Ethena Foundation will create concentration risk, and, as a result, a deterioration in our relationship or the Ethena Foundation’s support for a competing business or digital asset treasury strategy company could materially harm our business.

We expect our business to focus on providing infrastructure software and related services in support of the Ethena ecosystem, which may include operating validator infrastructure for networks associated with the Ethena ecosystem, including Converge, deploying a DVN to support the Ethena ecosystem, and providing other technical, staking, or ecosystem support services. A substantial portion of our strategic roadmap and treasury strategy relies on a close working relationship with the Ethena Foundation, the entity behind the Ethena Protocol and associated products issued by its affiliates such as ENA, sENA, and sUSDe. This includes the support and discounted acquisition opportunities under our ongoing Collaboration Agreement as well as technical integration, potential delegation of stake, and strategic alignment in market positioning. However, our strategic partnership with the Ethena Foundation may offer no assurances that the Ethena Foundation will remain supportive of our infrastructure operations or treasury activities. The Ethena Foundation may choose to shift strategic priorities, reallocate support to other infrastructure partners, endorse competing validator or infrastructure entities with more scale, brand recognition, or operational history, or support or collaborate with other digital asset treasury companies that pursue similar objectives to ours. In such cases, we may lose access to co-development opportunities, delegation, ecosystem incentives, or other forms of support. A breakdown in the relationship — whether due to governance disputes, misalignment of commercial goals, or regulatory constraints — could damage our market credibility, reduce the effectiveness of our infrastructure software and services, and undermine the value of our Ethena-linked asset holdings. In addition, because the Ethena Foundation is expected to hold a controlling voting interest in StablecoinX, its strategic priorities for the Ethena ecosystem may influence the corporate decision-making of StablecoinX, even where those priorities do not align with the interests of its public stockholders. This concentration of risk may result in adverse financial and reputational consequences for our company. See also “— Our business will be significantly dependent on the performance, adoption, and credibility of our ecosystem partners, including the Ethena Foundation and its associated assets. The loss of, or a significant decrease in support from, the Ethena Foundation and its associated assets, could have a material adverse effect on our business, financial condition and results of operations.”

Furthermore, unlike a public company or regulated financial institution, the Ethena Foundation is not subject to governance, reporting, or disclosure obligations that would provide us with visibility into its operations, financial condition, or compliance practices. As a result, we have limited visibility into its operations, financial condition, compliance practices, and decision-making processes. Undisclosed vulnerabilities, operational deficiencies, or governance disputes within the Ethena Foundation could have unforeseen consequences for the Ethena Protocol and, by extension, our business and ENA Token holdings. If the Ethena Foundation were to disband, become inactive, or cease maintaining the protocol — whether due to regulatory action, funding shortfalls, or internal conflicts — we could be left dependent on unsupported infrastructure. This could impair our validator operations, reduce the utility of ENA Token, and materially diminish the value of our digital asset treasury. Because our validator business and treasury strategy are designed to align with the Ethena ecosystem, any disruption in the Ethena Foundation’s operations could materially and adversely affect our business, financial condition, and results of operations.

We have limited ability to influence the governance of the Ethena Protocol, and future changes may negatively impact our business.

Although we expect to hold a large amount of ENA Tokens at least initially, which confer governance rights, we will not control the governance of the Ethena Protocol. Protocol parameters, including collateral requirements, staking rewards, validator eligibility, treasury policies, and fee structures, are determined by decentralized processes and community vote. There is no assurance that future governance decisions will align with our interests or support the continued success of our validator business, infrastructure software and services or treasury strategy.

Changes to governance parameters could reduce staking rewards, eliminate validator or infrastructure incentives, modify slashing or participation requirements, or alter treasury or fee policies in ways that undermine the value of our ENA Token holdings or the economics of our infrastructure operations. Further, governance outcomes may be disproportionately influenced by larger token holders or other aligned stakeholders, including entities affiliated with or supportive of the Ethena ecosystem, and we may have limited ability to influence or block proposals that harm our interests. Governance disputes, contentious proposals, or protocol changes could also result in network instability, fragmentation, or forks, which could reduce adoption of the Ethena Protocol, impair validator participation, or negatively affect the value of ENA Tokens. Any such developments could materially impair our operations, validator profitability, infrastructure revenues or the long-term value of our ENA Token holdings.

The long-term value of ENA Token is uncertain because its current utility is limited.

ENA Tokens currently function primarily as a governance tool for the Ethena Protocol and do not carry intrinsic revenue, dividend, or ownership rights. Its long-term value is speculative and depends on the successful development of expanded use cases, such as staking rewards, incentive mechanisms, or other ecosystem-driven utilities. If the Ethena community fails to expand its utility, demand for ENA Token could stagnate, undermining its market value and the value of our treasury holdings.

A governance proposal was submitted by Wintermute Trading Ltd. (“Wintermute”), an Ethena ecosystem stakeholder and algorithmic trading firm focused on digital assets, suggesting that certain protocol revenue could be directed toward ENA holders through an as-yet undefined mechanism. Specifically, the Wintermute proposal introduces a potential mechanism which, if approved and activated through protocol governance, would direct a portion of the revenue generated by the Ethena Protocol for the benefit of holders of sENA in some fashion, which has yet to be defined (the “Wintermute Proposal”). The Ethena Protocol Risk Committee (the “Risk Committee”) subsequently published parameters that could, if met, trigger implementation of such a mechanism. However, the mechanics of this program have not been publicly communicated, and the program remains discretionary and may be modified, delayed, or never implemented. As a result, we cannot rely on any buyback, burn, or similar mechanism to support the value of ENA Token. Any decline in ENA Token’s long-term utility or perceived value could materially reduce the effectiveness of our treasury strategy and adversely affect our financial condition.

The success and stability of USDe is critical to the Ethena ecosystem, and any actual or perceived failures could materially harm our business.

The success of the Ethena ecosystem depends on the adoption and stability of USDe, a synthetic stablecoin issued by an affiliate of Ethena Labs and backed by delta-hedged strategies using perpetual futures contracts. The Ethena Protocol’s reliance on perpetual contracts exposes it to funding risks and any prolonged periods of negative funding rates could deplete the reserve fund, reduce protocol revenue, and undermine confidence in USDe. Although historical data suggests negative funding periods are often short-lived, there is no guarantee that extreme or sustained funding pressures would not threaten USDe’s peg and destabilize the ecosystem.

The Ethena Protocol also uses liquid staked tokens (“LSTs”), such as stETH, as collateral for its derivatives positions. If the value of an LST materially diverges from its underlying asset, exchanges may forcibly liquidate positions, causing realized losses for the protocol. A severe depeg of an LST or a critical smart contract vulnerability in an LST asset could impair collateral value, force hedging unwinds, and reduce confidence in the stability of USDe.

In addition, the Ethena Protocol relies on Off-Exchange Settlement (“OES”) providers to custody its backing assets and centralized exchanges to execute derivatives trades. Failures or insolvency of a custodian, or a sudden failure of an exchange, could prevent the protocol from hedging its positions or meeting redemption demands. Any loss of funds or prolonged disruption in these systems could damage the stability of USDe and, by extension, the value of ENA.

If USDe were to fail to maintain its intended $1.00 value or if its trading price were to materially deviate from that value on one or more exchanges, whether due to funding stresses, collateral depegs, custodial failures, exchange-related issues or broader market loss of confidence, the credibility of the Ethena ecosystem could be significantly impaired. For example, on October 10, 2025, amid a broader market sell-off and deleveraging, USDe traded at a temporary discount to $1.00 on certain centralized venues. Post-event analyses indicates the deepest dislocation was largely confined to a single centralized exchange’s USDe/USDT market (reported intraday low of approximately $0.65), and attribute the magnitude of that move primarily to that exchange’s venue-specific pricing/oracle and collateral risk-management configuration (including reliance on its own order book for pricing), rather than any downtime in Ethena’s mint/redeem mechanism or evidence of impairment of reserves. Such exchange-level disruptions, even when the protocol is functioning as designed, may be perceived by market participants as a failure, potentially harming market confidence in USDe, which could in turn impact USDe’s trading price in the future. Both real failures, such as a true peg break, and perceived failures, such as exchange-level disruptions, could materially and adversely affect the value of USDe and, consequently, the value of ENA Token and our related business. Because the value of ENA Token is closely tied to the viability and perceived stability of USDe, any actual or perceived failure of USDe could directly and materially impair our ENA Token treasury holdings and adversely impact our infrastructure software and services business.

Stablecoins such as USDe face significant competitive and regulatory challenges that could undermine their success and, in turn, the value of ENA Token.

The market for stablecoins is intensely competitive. USDe competes with established issuers such as USDC and USDT, which benefit from scale, liquidity, and institutional trust, as well as with emerging products like yield-bearing tokens and potential bank-issued stablecoins. If USDe fails to achieve significant adoption among institutional or retail users, its credibility may diminish, undermining confidence in the Ethena ecosystem and the value of ENA Token.

Stablecoins also face heightened regulatory scrutiny. USDe, as a synthetic stablecoin reliant on derivatives, presents novel risks that may cause regulators to classify it as a security, derivative, or other regulated instrument. Any such classification could limit its use, distribution, or exchange support. In addition, negative publicity affecting stablecoins generally, or adverse events involving major stablecoins such as USDT or USDC, could spill over into the Ethena ecosystem and reduce demand for USDe.

Intense competition, adverse regulatory developments, or negative market sentiment affecting stablecoins could materially undermine USDe’s role in the Ethena ecosystem, reduce confidence in ENA Token’s long-term value, and negatively affect our business, financial condition, and results of operations.

Risks Related to Government Regulation and Legal Compliance

ENA Token and other digital assets are novel assets, which will expose StablecoinX to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect StablecoinX’s financial position, operations and prospects.

ENA Token is the governance token for the Ethena Protocol that exists as an ERC-20 token currently on the Ethereum blockchain and derives its value largely from the success of the Ethena Protocol and its products, including but not limited to, sUSDe. While ENA Token itself is not designed to function as a payment stablecoin, its value is indirectly linked to the adoption and performance of such products. ENA Token and other digital assets are relatively novel and have been the source of much regulatory uncertainty, resulting in differing definitional outcomes without a single unifying statement, which subjects them to significant uncertainty that could adversely impact their price.

ENA Token and other digital assets and related products and services are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. Certain governments have prohibited certain digital asset activities or have severely curtailed the use of digital assets by prohibiting the acceptance of payment in digital assets, such as Bitcoin, for consumer transactions and barring banking institutions from accepting deposits of digital assets. Other nations, however, allow digital assets to be used and traded without restriction. In some jurisdictions, such as in the United States, digital assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. There is a risk that relevant authorities in any jurisdiction may impose more onerous regulation on digital assets, including ENA Token, for example banning its use, regulating its operation, or otherwise changing its regulatory treatment. For example, the SEC has not indicated whether or not ENA Token itself is a security, but has stated that related activities such as liquid staking, yield programs, or validator services may in some cases involve securities offerings. Because our validator business will involve staking ENA Token, we could face heightened scrutiny.

Recent SEC staff statements, including the August 2025 Statement on Certain Liquid Staking Activities, provide limited guidance on when staking arrangements might fall outside the scope of the securities laws. However, these statements are not binding rules or regulations, and any deviation from the fact patterns described, including the use of ENA Token as staking collateral to operate validator nodes, could result in our activities being deemed securities offerings.

The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that may introduce a cost of compliance, or have a material impact on our business model, and therefore our financial performance and shareholder returns, and/or adversely affects the price of ENA Token. The U.S. federal government, states, regulatory agencies and foreign countries have recently enacted and may also enact additional new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of ENA Token or digital assets generally, the ability of individuals or institutions such as us to own or transfer ENA Token or other digital assets, and/or the competitive landscape for our products and services. For example:

•        On January 23, 2025, President Trump signed an Executive Order to promote the growth and use of digital assets, blockchain technology and related technologies across all sectors of the economy. Among other things, the Executive Order established a working group comprised of representatives from key federal agencies, tasked with developing a federal regulatory framework for digital assets and evaluating measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. On July 30, 2025, the working group published a report on strengthening American leadership in digital financial technology, which recommended several regulatory and legislative proposals to advance the Executive Order. The Executive Order also instructed the U.S. Department of Treasury, the SEC, and other relevant agencies to identify regulations, guidance, documents, orders and other items affecting the digital asset sector and submit recommendations for what should be rescinded, modified or, to the extent applicable, adopted into regulations. Additionally, it revoked President Biden’s prior Executive Order from March 9, 2022, relating to cryptocurrencies, and all policies, directives and guidance issued pursuant to that Executive Order, including the Department of the Treasury’s framework for international engagement on digital assets issued on July 7, 2022 and the White House framework for digital asset development released on September 16, 2022. The establishment of a new working group within the National Economic Council to propose a federal regulatory framework for digital assets could lead to significant changes in market structure, oversight, consumer protection and risk management. The evolving regulatory environment may pose challenges to our operations, particularly if new regulations introduce additional compliance costs or restrict certain activities.

•        There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets, including certain legislation to establish a federal supervisory framework for payment stablecoins. With respect to stablecoins, on July 17, 2025, the U.S. Congress passed the Guiding and Establishing National Innovation for U.S. Stablecoins Act (“GENIUS Act”), which was signed into law by President Trump on July 18, 2025. The GENIUS Act introduces the first federal regulatory framework for payment stablecoins, addressing consumer protection, financial stability, national security and anti-money laundering compliance, and establishes prudential requirements for the issuance, reserve backing and supervision of U.S.-dollar-pegged stablecoins. However, it is not yet in effect and certain provisions depend on final implementing regulations, which are to be issued by the primary federal stablecoin regulators. As a result, we may be subject to certain regulatory requirements and restrictions. This may implicate new costs for us and our management may have to devote increased time and attention to regulatory matters or change aspects of our business. Additionally, the regulatory treatment of fiat-backed stablecoins across other jurisdictions remains uncertain.

•        Increased regulation may also result in limitations on the use cases of digital assets, including ENA Token. In addition, regulatory developments may require us to comply with certain existing and new regulatory regimes, such as if any of our activities cause us to be deemed a “money service business” under the regulations promulgated by the Financial Crimes Enforcement Network of the United States under the authority of the U.S. Bank Secrecy Act, including those that would require us to implement certain anti-money laundering programs, submit certain reports to Financial Crimes Enforcement Network of the United States and maintain certain records. In connection with our operations and digital asset treasury activities, we intend to implement and maintain policies, procedures and internal controls designed to promote compliance with applicable anti-money laundering (“AML”), counter-terrorist financing and economic sanctions laws and regulations, to the extent such requirements are applicable to our activities. These measures are expected to include, among other things, risk-based assessments of our activities and counterparties, procedures designed to identify and mitigate illicit finance risks, monitoring of applicable sanctions lists, and the use of third-party service providers where appropriate to support transaction screening and compliance functions. However, the application of AML and sanctions laws to digital asset activities remains evolving and, in certain cases, unclear, and there can be no assurance that our policies and procedures will be deemed sufficient by regulators or will prevent all violations of applicable laws.

•        In addition to the stablecoin legislation, the U.S. Congress has continued to take steps towards enacting legislation regarding the digital assets market structure. For instance, on July 17, 2025, the U.S. House of Representatives passed the Digital Asset Market Clarity Act (“CLARITY Act”), which, if ultimately enacted, would allocate jurisdiction between the SEC and CFTC with respect to digital assets and create a market-structure framework for digital commodities. The bill also seeks to resolve regulatory ambiguity regarding the meaning of “security” and “commodity” and is now awaiting Senate action. The U.S. federal banking agencies have revoked prior guidance that restricted the ability of financial institutions to engage in digital asset related activities. On March 7, 2025, the Office of the Comptroller of the Currency (“OCC”) issued a letter rescinding its previous guidance that required national banks and federal savings associations to receive prior written non-objection before engaging in crypto-asset-related activities, and reaffirmed these institutions are permitted to provide crypto-asset custody, hold stablecoin reserves and use distributed ledger and stablecoins to engage in payment activities. On March 28, 2025, the Federal Deposit Insurance Corporation (“FDIC”) issued a letter rescinding a previous letter from 2022 that required prior notification from FDIC-supervised institutions that wanted to engage in crypto-related activities, and confirmed that such institutions may engage in certain permissible digital assets-related activities, if they adequately manage the associated risks (including market and liquidity, operational and cybersecurity and anti-money laundering risks). On April 24, 2025, the Board of Governors of the Federal Reserve System of the United States (“Board of Governors of the Federal Reserve”) announced that it had withdrawn previous guidance that required state member banks to provide advance notification and, in certain cases, obtain nonobjections to engage in certain crypto-asset and dollar-token activities. In July 2025, the OCC, the Board of Governors of the Federal Reserve, and the FDIC issued a statement for banking organizations regarding the safekeeping of digital assets, which focused on how existing laws, regulations and risk management principles apply to such activities, and signaled additional progress in the increasing regulatory clarity for digital assets by key financial regulators in the United States. As a result of these regulatory changes, competition on the offering of certain of our products and services may increase, potentially impacting our revenue, as well as the market price of ENA Token and in turn may adversely affect the market price of StablecoinX Class A Common Stock. On May 7, 2025, the OCC issued a letter confirming that national banks and federal savings associations may provide and outsource cryptocurrency custody and execution services on behalf of customers. See also “StablecoinX will operate in a highly competitive environment and will compete against companies and other entities with similar strategies, including other digital asset infrastructure software and service providers, validator operators and companies with significant holdings of digital assets, and StablecoinX’s business, operating results and financial condition may be adversely affected if StablecoinX is unable to compete effectively.”

•        The U.S. federal banking agencies have enhanced the supervision of novel activities conducted by banking organizations, especially following the failures of Silicon Valley Bank, Signature Bank and Silvergate Bank in March 2023, which were entities perceived as integral to the digital asset ecosystem, causing a number of digital asset industry participants to struggle to find banks willing to work with them. Reports have also suggested that U.S. regulatory agencies, including the Department of the Treasury, may have advised financial institutions to approach crypto-related clients with caution. While some policymakers and industry participants have argued that this activity constituted a coordinated effort to limit banking access to crypto companies, regulators have not publicly confirmed such an initiative. Congressional hearings continue to explore the extent to which government influence may have contributed to banking challenges for crypto businesses. While recent regulatory developments suggest a more measured approach to crypto-related banking services, as discussed above, and shifts on risk management practices signaling that debanking of digital asset industry participants without individualized risk assessments would not be supported, there is no guarantee that similar measures will not be reintroduced in the future. If banking restrictions tighten due to a shift in U.S. regulatory priorities, the digital asset ecosystem could face challenges in securing banking relationships, which could impact digital asset liquidity, market stability, operational security and institutional adoption, all of which could negatively affect the digital assets market and therefore the value of digital assets.

•        On September 8, 2022, the White House Office of Science and Technology Policy issued a report in coordination with other federal agencies relating to the climate and energy implications of digital assets, such as Bitcoin which rely on energy intensive proof-of-work consensus mechanisms, in the United States. It is unclear how or if the directives set forth in this report will be implemented given the change in administration. In addition to the United States, other governments or governmental bodies globally have introduced or are contemplating environmental and energy legislative and regulatory changes in response to the increasing focus on power consumption required to operate large-scale data centers. A changing legislative environment could create economic and regulatory uncertainty for our business because the industries in which we operate, with their high energy demand, could become targets for future environmental and energy regulations.

•        On April 14, 2023, the SEC re-opened the comment period for its proposal to amend the definition of “exchange” under Exchange Act Rule 3b-16 to encompass trading and communication protocol systems for digital asset securities and trading systems that use distributed ledger or blockchain technology, including both so-called “centralized” and “decentralized” trading systems. On June 12, 2025 the SEC issued a notice to withdraw this proposal. If the SEC seeks to adopt a similar proposal in the future, the new definition would have a sweeping impact on digital asset trading venues and other digital asset industry participants.

•        On January 21, 2025, the SEC announced that then-Acting SEC Chairman Mark Uyeda “launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets.” The task force is focused on helping the SEC “draw clear regulatory lines, provide realistic paths to registration, craft sensible disclosure frameworks and deploy enforcement resources judiciously.” While the SEC has formed the crypto task force to provide clarity on the application of the federal securities laws to the digital asset market and to recommend practical policy measures that aim to foster innovation and protect investors, the task force has only recently begun. Additionally, on April 4, 2025, the SEC issued a statement concluding that “covered stablecoins” do not involve the offer or sale of securities within the meaning of the Securities Act or Exchange Act. While it provided a definition of what is a “covered stablecoin,” it is still unclear how this determination would affect non-covered stablecoins, and how it would interact with other proposed bills and regulations proposed by other agencies.

•        On April 8, 2025, CFTC Acting Chairman Caroline Pham directed CFTC Staff, pursuant to Executive Order 14219, to deprioritize actions involving violations of registration requirements under the Commodity Exchange Act unless there is evidence that the non-registrant knew of the registration requirement and violated it willfully. The CFTC’s deprioritization of such enforcement actions, including against unregistered intermediaries who offer derivatives trading on digital assets, could add risk to the digital asset ecosystem.

•        The European Union’s Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and provision of services in relation to digital assets, like ENA Token, became effective in June 2023, with various requirements phasing into effect through 2024. MiCA regulates the authorization requirement for and supervision of crypto-asset service providers, as well as crypto-asset issuers, offerors and persons seeking admission to trading of digital assets in the European Union. In addition, MiCA also requires the European Commission (i) to provide a report on the environmental impact of digital assets and (ii) based upon such report, introduce measures that might be warranted to mitigate the adverse impacts on the environment of technologies employed in markets in digital assets like the consensus mechanisms, such as mandatory minimum sustainability standards for consensus mechanisms, including the proof-of-work consensus mechanisms on which certain digital asset blockchains, like Bitcoin, is based.

•        In November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer and clearing agency, which the SEC agreed to dismiss on March 3, 2025. Additionally, individual states have the ability to file similar lawsuits on the grounds of violations of state securities laws. For example, the Oregon state attorney general filed a lawsuit against Coinbase, Inc. in April 2025, for alleged violations of Oregon state securities law, and there have been similar claims against other digital asset industry participants at a state level.

•        Firms engaging in crypto-asset activities in the U.K. must currently be registered with the Financial Conduct Authority (the “FCA”) under the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (“MLRs”), and are subject to various requirements and obligations as a result. The marketing of digital assets is also restricted and may only be conducted by firms that are authorized by the FCA or registered under the MLRs. The FCA has also introduced rules prohibiting the marketing and sale of derivatives and exchange-traded notes that reference certain types of digital assets to retail customers in the UK, although it now plans to remove the ban on the marketing and sale of exchange-traded notes. The UK regulatory framework for digital assets continues to evolve rapidly, and firms operating in this space face an increasingly complex and restrictive compliance landscape. The FSMA 2023 established a framework to bring certain crypto-asset activities, including issuance and trading, within the UK’s financial regulatory perimeter. Detailed rules relating to the regime are still under consultation by His Majesty’s Treasury and the FCA. In April 2025, His Majesty’s Treasury published draft legislation to bring a wide range of crypto-asset activities within the scope of the UK’s regulatory perimeter, including operating a crypto-asset trading venue, providing custody services and dealing in digital assets. The FCA is also consulting on various elements of its forthcoming crypto-asset regime, including in respect of the issuance of stablecoins, the custody of digital assets and prudential requirements for crypto-asset businesses. The final rules are expected to come into force in phases from late 2025 into 2026.

•        In June 2023, the SEC filed a complaint against Coinbase, Inc. charging it with operating as an unregistered securities exchange, broker and clearing agency, and for the unregistered offer and sale of securities in connection with its staking-as-a-service program. Recently, in February 2025, the SEC announced the filing of a joint stipulation with Coinbase, Inc and Coinbase Global Inc. to dismiss the civil enforcement action against their crypto platform.

•        In November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, the CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

•        In China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country. Other jurisdictions, including Egypt, Morocco and the Dominican Republic have also made the use of certain digital assets, like Bitcoin, illegal. If the use of ENA Token is made illegal in any jurisdictions, particularly where ENA Token is currently traded in heavy volumes, the available market for ENA Token may contract. Additionally, if another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of ENA Token. As a result, the markets and opportunities discussed herein may not reflect the markets and opportunities available to us in the future.

While the current administration has expressed support regarding the development and use of digital assets and the U.S. recently enacted the GENIUS Act, the specific regulatory frameworks, including the potential adoption of the CLARITY Act, are still to be developed. The exact timeline and impact of these efforts on our business is uncertain, and there is uncertainty regarding enforcement actions by several U.S. agencies involving digital asset issuers and trading platforms. Additionally, it is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or the impact of any such additional authorities, including the authority that Congress has already granted to the banking agencies under the GENIUS Act. It is also not possible to predict how additional legislation, regulation or other form of regulatory or supervisory oversight, such as the implementing regulations under the GENIUS Act or any Senate amendments to the CLARITY Act, might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and ENA Token specifically.

We cannot be certain as to how future regulatory developments will impact the treatment of digital assets generally and ENA Token and any other digital assets we may hold in particular under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of ENA Token or any other digital assets we may hold and materially and adversely impact our business. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of ENA Token and any other digital assets we may hold or expect to hold at such time and in turn adversely affect the market price of StablecoinX Class A Common Stock.

Moreover, the risks of engaging in an ENA Token acquisition strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The novelty of ENA Token may increase the risk of employee or service provider misconduct or error, which may adversely impact the business of StablecoinX. Employee or service provider misconduct or error could subject us to legal liability, financial losses and regulatory sanctions and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, failing to supervise other employees or service providers, improperly using confidential information, as well as improper trading activity. Employee or service provider errors could expose us to the risk of material losses even if the errors are detected. Moreover, the risk of employee or service provider error or misconduct may be even greater for novel ENA Token products and services which we may offer in the future. It is not always possible to deter misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found to have not met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties, restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity and seriously damage our reputation. Our employees, or any contractors and agents we may contract with, could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper trading activities could affect our brand and reputation.

The growth of the digital assets industry in general, and the use and acceptance of ENA Token and any other digital assets we may hold in particular, may also impact the price of such tokens and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of ENA Tokens and any other digital assets we may hold may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to such tokens, institutional demand for such token as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for such tokens as a means of payment and the availability and popularity of alternatives to such tokens. Even if the adoption of ENA Token and any other digital assets we may hold grows in the near or medium-term, there is no assurance that usage of such tokens will continue to grow over the long-term. In addition, private actors that are wary of ENA Token or the regulatory concerns associated with ENA Token may take further actions that may have an adverse effect on our business or the market price of StablecoinX Class A Common Stock.

Because ENA is an ERC-20 token that exists solely as a record on the Ethereum blockchain, a variety of technical factors related to Ethereum could impact the security, functionality, and price of ENA Token. For example, malicious attacks on the Ethereum network, vulnerabilities in the ENA smart contracts, unexpected changes to Ethereum’s proof-of-stake consensus mechanism, or hard “forks” of Ethereum into multiple blockchains could undercut the integrity of ENA Token and negatively affect its price. Advances in digital computing, including quantum computing, could also compromise cryptographic protections underlying Ethereum and ENA Token. The liquidity of ENA Token may also be reduced, and its public perception harmed, if financial institutions were to deny or limit banking services to businesses that hold ENA Token, provide ENA-related services, or accept ENA Token as payment. In addition, liquidity of ENA Token could be adversely affected if changes in applicable laws or regulatory requirements impair the ability of exchanges and trading venues to support ENA Token or other digital assets.

The regulatory environment for digital assets in the United States and globally remains highly uncertain and is evolving rapidly. Policymakers are only beginning to develop a comprehensive regulatory framework for digital assets and there is uncertainty regarding how different types of tokens should be classified and regulated. As a result, StablecoinX may face challenges in adapting to proposed or newly enacted laws and regulations, which could materially and adversely affect its business, financial condition and operations.

As digital assets have grown in popularity and market size, various U.S. federal, state and local and foreign governmental organizations, as well as consumer agencies and public advocacy groups, have increasingly scrutinized the operations of digital asset protocols, users and platforms. Areas of focus have included how digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises and evade sanctions. In addition, the safety and soundness of platforms and other service providers that hold digital assets for users have drawn regulatory and public attention. These concerns have led to calls for heightened regulatory oversight, and new laws and regulations.

Unlike traditional financial institutions, which have cultivated long-standing relationships with policymakers and regulators, participants in the digital asset industry, including those involved in the Ethereum ecosystem on which Ethena currently depends, are relatively new to the U.S. legislative and regulatory landscape. While engagement with policymakers and regulators has begun, it is still at a relatively nascent stage and may be insufficient to influence future legislation and regulation. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that adversely affect the cryptoeconomy or digital asset platforms. Consequently, StablecoinX may be disproportionately impacted by such developments, potentially restricting its ability to hold or transact in ENA Tokens or otherwise operate or innovate. Additionally, any future political activities to further our mission may be perceived unfavorably by investors and the public and have an adverse impact on our brand and reputation.

In addition, regulators and enforcement agencies are paying increased attention to whether tokens such as ENA Token should be classified as securities, commodities, or otherwise regulated financial instruments. If ENA Token were determined to be a security, or if our business were determined to involve regulated activities such as operating an investment company or money services business, we could become subject to significant additional regulatory requirements or penalties.

As noted above, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illicit activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to ongoing war between Russia and Ukraine. If we are found to have purchased any of our ENA Token from bad actors that have used ENA Token to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in ENA Token by us may be restricted or prohibited.

Regulatory scrutiny has intensified following the collapse of several major industry participants, including FTX Trading Ltd. in November 2022, which has been cited as a catalyst for increased regulatory and enforcement focus on the digital assets industry and certain market participants and practices. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting ENA Token, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant compliance and other costs on StablecoinX, significantly limit our ability to hold and transact in ENA Token or materially reduce the value of StablecoinX’s ENA Token holdings.

As is the case for nearly all digital assets, ENA Token’s status as a product that may potentially be deemed to be offered and sold as a “security” in any relevant jurisdiction, as well as the status of ENA Token-related products and services that we may engage in, including validator operations, staking and other protocol participation activities, is subject to regulatory uncertainty, and if StablecoinX is unable to properly characterize such products or services, StablecoinX may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect StablecoinX’s business, operating results and financial condition.

The SEC and its staff have taken the position that a range of digital assets, as well as products and services related to digital assets, may fall within the definition of an investment contract that is offered or sold as a “security” under the U.S. federal securities laws. In connection with our business and treasury strategy, we expect to hold ENA Tokens and may engage in ENA Token-related activities, including operating validator nodes, participating in staking or delegation arrangements, receiving staking or protocol rewards, and providing infrastructure software and services that support the Ethena ecosystem. Each of these activities involves the use of ENA Tokens in ways that have not been the subject of definitive regulatory guidance.

The legal test for determining whether any given digital asset, product or service that is offered and sold is an investment contract was set forth in the 1946 U.S. Supreme Court case SEC v. W.J. Howey Co. and requires a highly complex, fact-driven analysis. Accordingly, whether ENA Tokens themselves, or any ENA Token-related product or service that we may engage in, would ultimately be deemed to be offered or sold as a security is uncertain and difficult to predict, notwithstanding any conclusions we may draw based on our internal, risk-based assessments. Further, even if ENA Tokens themselves are not determined to be securities, certain ENA Token-related activities — such as staking, validator operations, delegation, lending, reward or yield-generating programs, or the provision of services that facilitate such activities — could be deemed to constitute securities offerings or to involve regulated intermediaries under applicable securities laws.

Recent SEC staff statements, including the August 2025 Statement on Certain Liquid Staking Activities, provide limited guidance on when staking arrangements might fall outside the scope of the securities laws. In particular, the SEC indicated that the liquid staking activities described in the statement do not involve the offer and sale of securities where the service provider’s role is purely administrative or ministerial, no yield is guaranteed, and receipt tokens do not carry rights beyond representing the staked asset. However, these statements are not binding rules or regulations, and any deviation from the described conditions, including the use of staking collateral to run validators, the issuance of derivative or “receipt” tokens, or the exercise of discretion in managing staked assets, could result in such activities being viewed as securities offerings. Because our business model contemplates holding ENA Tokens in our treasury and potentially operating validator nodes or otherwise participating in protocol-level activities using those ENA Tokens, our ENA Token-related products and services may attract regulatory scrutiny, and there can be no assurance that such activities would not be deemed to involve the offer or sale of securities under U.S. federal or state law or the laws of other jurisdictions.

As is the case for nearly all digital assets, the SEC has not taken a position on whether ENA Tokens are securities, and other regulators have adopted differing and evolving approaches to the classification of digital assets and related activities. As a result, ENA Tokens or ENA Token-related products and services may be treated as securities or regulated activities in some jurisdictions but not others. Any enforcement action by the SEC or another regulatory authority, or any court decision asserting that ENA Tokens or any ENA Token-related product or service constitutes a security or securities offering, would likely have an immediate material adverse impact on the value of ENA Tokens and on our business, operating results and financial condition. Further, regulatory approaches to digital assets vary significantly across jurisdictions, with some foreign jurisdictions adopting broad classifications that may treat digital assets or related activities as securities, while others have adopted narrower or evolving frameworks. As a result, ENA Tokens or ENA Token-related products and services may be deemed securities or regulated activities in certain jurisdictions but not others. Future legislative, regulatory or judicial developments could alter the classification of ENA Tokens or related products and services and materially increase our compliance costs and operational complexity.

Regardless of our conclusions on this topic, we could in the future be subject to legal or regulatory action in the event the SEC or a state or a foreign regulatory authority were to assert, or a court were to determine, that either ENA Token itself or a product or service that we may offer or sell in the future related to ENA Token, such as staking, lending or reward programs, could be viewed a “security” under applicable laws. There can be no assurance that we will properly characterize over time any given ENA Token product or service that is offered and sold as a security or non-security, or that the SEC, foreign regulatory authority or a court having final determinative authority on the topic, if the question was presented to it, would agree with our assessment. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, legislative developments, facts and developments in technology.

If an applicable regulatory authority or a court, in either case having final determinative authority on the topic, were to determine that a product or service that is offered or sold by us in the future is a security, we would not be able to offer such product or service until we are able to do so in a legally compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that a product or service that is offered or sold constitutes a security may result in us ceasing to offer that product or service, and may also result in us determining that it is advisable to cease offering products and services entirely, that have similar characteristics to the product or service that was alleged or determined to be a security. Alternatively, we may determine to continue to offer certain future products or services even if the SEC or another regulator alleges that the product or service is offered or sold as a security, pending a final judicial determination as to that product or service’s proper characterization, and the fact that we waited for a final judicial determination would generally not preclude penalties or sanctions against us for our having previously made that product or service available without registering that product or service with the SEC. As such, we could be subject to judicial or administrative sanctions for failing to offer or sell the product or service in compliance with the registration requirements, or for acting as a broker, dealer or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines and disgorgement, criminal liability, and reputational harm. Additionally, the SEC has brought and may in the future bring enforcement actions against other cryptoeconomy participants and their product offerings and services that may cause us to modify or discontinue a product offering or service. If we were to modify or discontinue any future product offering or service for any reason, our decision may be unpopular with users, may reduce our ability to attract and retain customers (especially if similar products or services continue to be offered by our competitors), and may adversely affect our business, operating results and financial condition.

If ENA Token or any other digital assets we hold or utilize are classified as a “security” by regulators, it could lead to StablecoinX falling within the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), which would subject it to additional regulation and could adversely affect its business as well as the market price of ENA Token and the market price of shares of StablecoinX Class A Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that StablecoinX will be an “investment company,” as such term is defined in the 1940 Act, at or following the Closing and, as of the date of this proxy statement/prospectus, it does not intend to register as an “investment company” under the 1940 Act.

While the SEC has not stated a view as to whether ENA Token is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that ENA Token or any other digital assets we may hold or interact with is a security, either retroactively or prospectively, could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in such digital assets exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We plan to monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If ENA Token or any other digital assets we may hold or interact with is determined to be a security for purposes of the federal securities laws, we may decide to take steps to reduce our holdings of such digital assets as a percentage of our total assets. These steps may include, among others, selling such digital assets that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our ENA Token at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. In addition, we may be determined to be in violation of the Securities Act or the Exchange Act for failing to register as an issuer, broker, or dealer, or for offering securities without a valid exemption. This could result in enforcement proceedings, rescission rights for counterparties, or reputational harm — even if the classification is disputed or later overturned. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If ENA Token is determined to be a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of ENA Token and in turn adversely affect the market price of StablecoinX Class A Common Stock.

StablecoinX will not be subject to the same legal and regulatory obligations, including certain compliance and reporting obligations intended to protect investors, that apply to investment companies such as mutual funds and exchange traded funds (“ETFs”), or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors.

We believe we are currently not subject to, and subsequent to the Business Combination, will not be subject to, and do not otherwise voluntarily comply with, these laws and regulations. Consequently, shareholders of StablecoinX do not have the regulatory protections provided to shareholders in registered and regulated investment companies, which, for example, require such companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, StablecoinX may in the future decide to hold or trade in commodity futures contracts in order to hedge its ENA Token holdings. A futures contract, which is a type of derivative, is subject to the risk of loss caused by unanticipated market movements, which are potentially unlimited. In addition, there may at times be an imperfect correlation between the movement in the prices of futures contracts and the value of their underlying instruments or indexes, and there may at times not be a liquid secondary market for certain futures contracts leading to the possible inability to sell or close out a futures contract at the desired time or price. Commodity futures are regulated by the Commodity Exchange Act, as administered by the CFTC. We do not believe that we are a commodity pool for purposes of the Commodity Exchange Act. Consequently, shareholders will not have the regulatory protections provided to shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

This means, among other things, that the execution of or changes to our ENA Token acquisition and management strategy, our use of leverage, the manner in which our ENA Token is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our ENA Token acquisition strategy would require the approval of the StablecoinX Investment Committee, no shareholder or regulatory approval would be necessary. Consequently, the StablecoinX Investment Committee has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our ENA Token holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding ENA Token.

The accounting treatment of our digital assets are likely to have significant accounting impacts, including volatility of our results. If financial accounting standards undergo significant changes, our operating results could fluctuate.

In December 2023, the FASB issued ASU 2023-08, which is effective for fiscal years beginning after December 15, 2024. Since Ethena will be a related party for accounting purposes of StablecoinX at Closing, ENA Tokens will not fall within the scope of ASU 2023-08 and will be accounted for under the intangible assets model wherein they will be subject to ongoing evaluation for impairment. If impaired, ENA Token holdings may result in the reduction of the carrying value in our statement of financial position as well as the recognition of impairment losses in net income in each applicable reporting period. Any future digital assets not issued by Ethena may fall under the scope of ASU 2023-08 and may be required to be measured at fair value in our statement of financial position, and to recognize related gains and losses from changes in fair value in net income for applicable reporting periods. ASU 2023-08 may also require us to provide certain interim and annual disclosures. Future impairment losses on ENA Tokens as well as the application of ASU 2023-08 to potential future in-scope digital assets could have a material impact on our financial results in future periods, including the volatility of our financial results, and affect the carrying value of our ENA Token and other digital assets on our balance sheet, and it could also have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of shares of StablecoinX Class A Common Stock.

Additionally, on March 31, 2022, the staff of the SEC issued Staff Accounting Bulletin (“SAB”) No. 121 (“SAB 121”), which represented a significant change regarding how a company safeguarding digital assets held for its platform users reports such digital assets on its balance sheet and required retrospective application as of January 1, 2022. In January 2025, the staff of the SEC issued SAB No. 122 (“SAB 122”), which rescinds the previously-issued interpretive guidance included within SAB 121.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of and use cases for, digital assets, market perception of digital assets and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict. Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change our accounting methods and may retroactively affect previously reported results and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and our business, operating results and financial condition.

Our compliance and risk management methods might not be effective, particularly in connection with our infrastructure software and services, including validator operations, DVN services and digital asset treasury strategy.

Our ability to comply with complex and evolving laws, regulations, and rules applicable to digital asset businesses, including those relating to securities, commodities, money transmission, staking, validation, cross-chain messaging, and other blockchain infrastructure activities, depends heavily on the establishment and maintenance of robust legal, compliance, audit, and reporting systems, as well as our ability to attract and retain qualified compliance and risk management personnel. Although we expect to devote significant resources to developing policies and procedures to identify, monitor, and manage our risks, there can be no assurance that these policies and procedures will always be effective or sufficient.

Our risk management systems must address unique risks associated with providing infrastructure software and services, which may include operating validator nodes, operating or supporting DVNs or other cross-chain infrastructure, maintaining our digital asset treasury and managing our ENA Tokens or other digital assets as staking collateral. These risks include, among others, slashing penalties, validator or verifier downtime, service interruptions, cybersecurity incidents, private key compromise, smart contract vulnerabilities, oracle failures, cross-chain message exploits and failures or delays in transaction validation or verification. Failures in monitoring, configuration, software deployment or system performance, whether caused by internal processes, human error, or third-party service providers, could result in loss of digital assets, reduced staking rewards or service fees, contractual or reputational harm, or diminished demand for our infrastructure software and services. Our digital asset treasury strategy also exposes us to market, liquidity, and counterparty risks, which may be exacerbated during periods of market stress and may not be adequately mitigated by our current controls. In addition, certain infrastructure software and services we may provide could require us to interact with multiple blockchain networks, protocols, or counterparties, increasing the complexity of compliance and risk oversight and the likelihood that controls may fail or prove insufficient.

Like many digital asset businesses, our risk management policies and procedures will rely on a combination of technical safeguards and human supervision that are subject to error, failure, or circumvention. Some of our methods may be discretionary and based on internally developed models, observed historical market behavior, or standard industry practices, which may not adequately anticipate or prevent losses, particularly in extreme or unprecedented market conditions. Our testing and quality control practices may also fail to detect deficiencies before they result in material harm.

In addition, we may adjust our risk management policies and procedures to allow for an increased risk tolerance in pursuit of yield or growth opportunities, expanded infrastructure software or service revenues. Such adjustments could expose us to the risk of greater losses, which could materially adversely affect our business, financial condition, and results of operations.

Risks Related to Being a Public Company

The market price of StablecoinX Class A Common Stock may be volatile and decline materially as a result of volatility in ENA Token or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.

The trading price of StablecoinX Class A Common Stock has been historically volatile and following the completion of the Business Combination is likely to continue to be volatile. The stock market has recently experienced and in the future may experience extreme volatility. This volatility has often been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of StablecoinX Class A Common Stock at an attractive price due to a number of factors such as the following:

•        StablecoinX’s operating and financial performance and prospects;

•        risk of StablecoinX’s credit rating being downgraded;

•        StablecoinX’s quarterly or annual earnings or those of other companies in its industry compared to market expectations;

•        conditions that impact demand for StablecoinX’s future products and/or services;

•        future announcements concerning StablecoinX’s business, its customers’ businesses or its competitors’ businesses;

•        the public’s reaction to StablecoinX’s press releases or other public announcements and filings with the SEC;

•        the market’s reaction to StablecoinX’s reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

•        the size of StablecoinX’s public float;

•        volatility in ENA Token, StablecoinX’s principal asset;

•        the control over StablecoinX by the Ethena Foundation, which results in StablecoinX being expected to qualify as a “controlled company” under securities exchange rules, and may create conflicts of interest between StablecoinX and the Ethena Foundation;

•        coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•        market and industry perception of StablecoinX’s success, or lack thereof, in pursuing its strategy;

•        strategic actions by StablecoinX or its competitors, such as acquisitions or restructurings;

•        changes in laws or regulations which adversely affect StablecoinX’s industry or StablecoinX;

•        privacy and data protection laws, privacy or data breaches, or the loss of data;

•        changes in StablecoinX’s accounting standards, policies, guidance, interpretations or principles;

•        changes in StablecoinX’s senior management or key personnel;

•        issuances, exchanges or sales, or expected issuances, exchanges or sales of shares of StablecoinX Class A Common Stock;

•        changes in StablecoinX’s dividend policy;

•        the lack of voting rights;

•        failure by StablecoinX to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions or a change in regulations or enforcement policies that adversely affects our operations;

•        adverse resolution of new or pending investigation, regulatory action or litigation against StablecoinX; and

•        changes in general market, economic and political conditions in the United States and other global economies or financial markets, including those resulting from inflation and related monetary policy in response to inflation, natural disasters, terrorist attacks, acts of war and responses to such events.

Broad market and industry factors may materially reduce the market price of StablecoinX Class A Common Stock, regardless of StablecoinX’s operating performance. In addition, price volatility may be greater if the public float and trading volume of StablecoinX Class A Common Stock is low. As a result, you may suffer a loss on your investment.

The share price of StablecoinX Class A Common Stock may be exposed to additional risks because our business will become a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and StablecoinX expects that increased focus to continue. StablecoinX may be subject to increased scrutiny by the SEC and other government agencies on holders of StablecoinX securities as a result, which could adversely affect the price of StablecoinX Class A Common Stock.

A substantial part of StablecoinX’s assets following the Business Combination will be its ENA Token holdings and cash and cash equivalents from the proceeds of the Business Combination and the PIPE not invested in ENA Token. Although StablecoinX is expected to have certain other operations, StablecoinX will depend on such retained cash and cash equivalents to pay its expenses and other obligations.

Upon consummation of the Business Combination, a substantial part of StablecoinX’s assets will be its ENA Token holdings and cash and cash equivalents from the proceeds of the Business Combination and the PIPE not invested in ENA Token. While StablecoinX plans to generate revenue through its infrastructure software and services, including its validator business, DVN services and staking rewards, as well as active management of its ENA Token holdings, these business strategies are subject to risks as described in this section. StablecoinX’s ability to pay taxes and operating expenses, as well as its debt service obligations in the future, if any, will be largely dependent upon the financial results and cash flows resulting from its business strategies. There can be no assurance that StablecoinX will generate sufficient cash flow from its operations, or that applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, will permit the sale of ENA Token in order to fund working capital needs. StablecoinX may default on contractual obligations or have to borrow additional funds. In the event that StablecoinX is required to borrow additional funds, it could adversely affect StablecoinX’s liquidity and subject it to additional restrictions imposed by lenders. If StablecoinX enters into additional financing or other agreements in the future, StablecoinX cannot make assurances that these agreements will be on favorable terms or that they will not restrict the distribution of dividends or other payments to shareholders.

StablecoinX’s ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. StablecoinX’s failure to raise capital when needed could harm its business, operating results and financial condition.

StablecoinX cannot be certain if it will generate sufficient cash thorough its infrastructure software and services business or the active management of its ENA Token holdings to fund future operations or growth of its business. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, StablecoinX may be forced to sell all or a portion of its ENA Token holdings to raise capital and if it is unable to do so, StablecoinX may be unable to invest in future growth opportunities, which could harm StablecoinX’s business, operating results and financial condition. StablecoinX may from time to time issue notes in order to further its ENA Token acquisition strategy. If StablecoinX incurs any debt, the debt holders could also have rights senior to holders of StablecoinX Common Stock to make claims on StablecoinX’s assets. The terms of any debt could restrict StablecoinX’s operations, including its ability to pay dividends on the shares of StablecoinX Class A Common Stock. As a result, StablecoinX shareholders bear the risk of future issuances of debt securities reducing the value of the shares of StablecoinX Class A Common Stock.

The issuance of additional shares or convertible securities by StablecoinX could make it difficult for another company to acquire StablecoinX, may dilute the ownership of StablecoinX shareholders and could adversely affect the price of StablecoinX Class A Common Stock.

StablecoinX may obtain additional financing and may issue additional shares and/or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity and/or preferred shares.

Issuing additional shares of StablecoinX Common Stock, other equity securities, and/or securities convertible into equity may dilute the economic and voting rights of StablecoinX’s then existing shareholders, reduce the market price of outstanding shares of StablecoinX Class A Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit StablecoinX’s ability to pay dividends to the holders of shares of StablecoinX Class A Common Stock. The potential issuance of additional securities may delay or prevent a change in control of us, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our securities, including StablecoinX Class A Common Stock. StablecoinX’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing or nature of its future offerings. As a result, holders of shares of StablecoinX Class A Common Stock bear the risk that StablecoinX’s future offerings and exercise of any options under any stock option plans that StablecoinX may implement may reduce the market price of StablecoinX Class A Common Stock and dilute their percentage ownership. See the section entitled “Description of StablecoinX Securities.”

Future resales of StablecoinX Class A Common Stock after the consummation of the Business Combination may cause the market price of StablecoinX’s securities to drop significantly, even if StablecoinX’s business is doing well.

The Lock-Up Agreements to be entered into at Closing provide that after the consummation of the Business Combination and subject to certain exceptions, the StablecoinX Common Stock received by the Sellers and certain TLGY Insiders will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions, as described in the section “The Business Combination Proposal — Related Agreements — Lock-Up Agreements.”

However, following the expiration of such lock-up, the Sellers and the TLGY Insiders will not be restricted from selling shares of StablecoinX Common Stock held by them, other than as restricted by applicable securities laws. Although the shares of StablecoinX Common Stock held by Ethena are not subject to contractual lock-up restrictions, Ethena will be restricted from selling its shares of StablecoinX Common Stock by applicable securities laws, as an “affiliate” of StablecoinX. In addition, pursuant to the Related Agreements, StablecoinX will agree to register for resale, pursuant to Rule 415 under the Securities Act, shares of StablecoinX Class A Common Stock that are held by the TLGY Insiders, the Sellers and Ethena. Pursuant to the Related Agreements, such parties will have customary registration rights, including demand and piggy-back rights.

As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of StablecoinX Class A Common Stock and the market price of StablecoinX Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

StablecoinX will incur significant costs post-Business Combination as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.

StablecoinX will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. StablecoinX will incur significant costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and related rules implemented by the SEC and Nasdaq, or any other national securities exchange on which it may list its securities. StablecoinX expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although StablecoinX is currently unable to estimate these costs with any degree of certainty. StablecoinX is expected to need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses. These laws and regulations could make it more difficult or costly for StablecoinX to obtain certain types of insurance, including directors’ and officers’ liability insurance, and StablecoinX may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for StablecoinX to attract and retain qualified persons to serve on the StablecoinX Board or board committees or as executive officers. Furthermore, if StablecoinX is unable to satisfy its obligations as a public company, it could be subject to delisting of its StablecoinX Class A Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

StablecoinX’s management team may not have experience managing and operating a U.S. public company.

The management team of StablecoinX after the Closing has not yet been fully determined and it is possible that certain members of the team may not have experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Its transition to being a U.S. public company subjects StablecoinX to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from StablecoinX’s senior management and could divert their attention away from the day-to-day management of its business. StablecoinX may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for StablecoinX to achieve the level of accounting standards required of a public company may require costs greater than expected. To support its operations as a U.S. public company, StablecoinX plans to recruit additional qualified employees or external consultants with relevant experience, which will increase its operating costs in future periods. Should any of these factors materialize, StablecoinX’s business, financial condition and results of operations could be adversely affected.

If StablecoinX is unable to maintain an effective system of internal controls and compliances, its business and reputation could be adversely affected.

Although StablecoinX plans to manage regulatory compliance by monitoring and evaluating its internal controls to ensure that it is in compliance with all relevant statutory and regulatory requirements, there can be no assurance that deficiencies in its internal controls and compliances will not arise, or that it will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in its internal controls, in a timely manner or at all. StablecoinX cannot assure that there will be no instances of inadvertent non-compliances with statutory requirements, which may subject it to regulatory action, including monetary penalties, which may adversely affect its business and reputation. See also “Our compliance and risk management methods might not be effective, particularly in connection with our infrastructure software and services, including validator operations, DVN services and digital asset treasury strategy.”

StablecoinX’s possible failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it following consummation of the Business Combination could have a material adverse effect on its business, financial condition, results of operations, cash flow and prospects.

Section 404 of the Sarbanes-Oxley Act will require StablecoinX to evaluate the effectiveness of its internal control over financial reporting as of the end of each fiscal year, including a management report assessing the effectiveness of its internal control over financial reporting beginning with its first Annual Report on Form 10-K for the year in which the Business Combination is consummated. Additionally, once StablecoinX ceases to be an emerging growth company, its independent registered accounting firm will also be required to attest to the effectiveness of its internal control over financial reporting in each Annual Report on Form 10-K to be filed with the SEC. StablecoinX may in the future identify material weaknesses or significant deficiencies that it may be unable to remedy before the requisite deadline for those reports. StablecoinX’s ability to comply with the annual internal control reporting requirements will depend on the effectiveness of its financial reporting and data systems and controls across its company. StablecoinX expects these systems and controls to involve significant expenditures and to become increasingly complex as its business grows. To effectively manage this complexity, StablecoinX will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm its operating results and cause it to fail to meet its financial reporting obligations or result in material misstatements in its financial statements, which could adversely affect our business and reduce the market price of StablecoinX Class A Common Stock.

StablecoinX will be an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make StablecoinX Class A Common Stock less attractive to investors.

StablecoinX will qualify as an “emerging growth company,” as defined in the JOBS Act. While StablecoinX remains an emerging growth company, it will be permitted to and plans to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (i) an exemption from compliance with the auditor attestation requirement in the assessment of StablecoinX’s internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation arrangements in StablecoinX’s periodic reports, registration statements and proxy statements, and (iv) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, the information StablecoinX provides will be different than the information that is available with respect to other public companies that are not emerging growth companies.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as StablecoinX is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

StablecoinX cannot predict whether investors will find StablecoinX Class A Common Stock less attractive if it relies on these exemptions. If some investors find StablecoinX Class A Common Stock less attractive as a result, there may be a less active trading market for StablecoinX Class A Common Stock. The market price of StablecoinX Class A Common Stock may be more volatile.

StablecoinX expects to remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Business Combination, (2) in which StablecoinX has total annual gross revenue of at least $1.235 billion, or (3) in which StablecoinX is deemed to be a large accelerated filer, which means the market value of StablecoinX Common Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which StablecoinX has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

StablecoinX may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm StablecoinX’s business, financial condition and operating results.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits with respect to a variety of matters, including employment, consumer protection, advertising and securities. In addition, we may from time to time become subject to, government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

•        substantial payments to satisfy judgments, fines or penalties;

•        substantial outside counsel, advisor and consultant fees and costs;

•        substantial administrative costs, including arbitration fees;

•        additional compliance and licensure requirements;

•        loss or non-renewal of then-existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

•        loss of productivity and high demands on employee time;

•        criminal sanctions or consent decrees;

•        termination of certain employees, including members of our executive team;

•        barring of certain employees from participating in our business in whole or in part;

•        orders that restrict our business or prevent us from offering certain products or services;

•        changes to our business model and practices;

•        an inability to deliver on our strategy;

•        delays to planned transactions, product launches or improvements; and

•        damage to our brand and reputation.

Regardless of the outcome, any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

Risks Related to Ownership of StablecoinX’s Securities

We cannot be certain that an active trading market for shares of StablecoinX Class A Common Stock will develop or be sustained after the Business Combination, and following the completion of the Business Combination, its share price may fluctuate significantly as a result of numerous factors beyond StablecoinX’s control.

There is currently no public market for shares of StablecoinX Class A Common Stock. StablecoinX anticipates that trading of its Class A common stock will begin on the first trading day after the Closing. However, StablecoinX cannot guarantee that an active trading market for its Class A common stock will develop or be sustained after the Business Combination, nor can StablecoinX predict the prices at which its Class A common stock may trade after the Business Combination.

The market price of shares of StablecoinX Class A Common Stock may decline or fluctuate significantly due to a number of factors, many of which may be beyond StablecoinX’s control, including:

•        actual or anticipated fluctuations in the price of ENA, USDe or sUSDe;

•        actual or anticipated fluctuations in StablecoinX’s operating results;

•        the operating and trading price performance of comparable companies or digital assets;

•        changes in the StablecoinX Board or management;

•        changes in StablecoinX’s capital structure, such as changes to its treasury strategy or future issuances of debt or equity securities;

•        changes in reputation concerning the digital assets held byStablecoinX;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        fluctuation of interest rates, exchange rates, taxes, inflationary pressure;

•        changes in the regulatory and legal environment under which StablecoinX operates; and

•        other macroeconomic events or factors, including those resulting from pandemics or other public health crises, war, incidents of terrorism or responses to these events.

Over the past several years, the stock market has experienced extreme price and volume fluctuations and companies have been experiencing volatility in the market price of their securities which are unrelated or disproportionate to their operating results. Shareholders have instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against StablecoinX could result in substantial costs, divert management’s attention and resources and harm its business, financial condition and results of operations.

StablecoinX does not expect to pay any cash dividends for the foreseeable future.

StablecoinX currently intends to use future earnings to grow its business and accumulate additional digital assets. As a result, StablecoinX does not expect to pay any cash dividends for the foreseeable future. All decisions regarding the payment of dividends by StablecoinX will be made in the sole discretion of the StablecoinX Board from time to time in accordance with applicable law. There can be no assurance that StablecoinX will have sufficient surplus under applicable law to be able to pay any dividends at any time in the future. This may result from extraordinary cash expenses, funding of capital expenditures or increases in reserves. If StablecoinX does not pay dividends, the price of shares of StablecoinX Class A Common Stock that you receive in the Business Combination must appreciate for you to receive a gain on your investment. This appreciation may not occur. Further, you may have to sell some or all of your shares of StablecoinX Class A Common Stock in order to generate cash flow from your investment.

If securities or industry analysts do not publish research or reports about StablecoinX’s business or publish negative reports, the market price of StablecoinX Class A Common Stock could decline.

The trading market for StablecoinX Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about StablecoinX, StablecoinX’s business. StablecoinX may be unable or slow to attract research coverage and if one or more analysts cease coverage of StablecoinX, the price and trading volume of StablecoinX’s securities would likely be negatively impacted. If any of the analysts that may cover StablecoinX change their recommendation regarding StablecoinX’s securities adversely, or provide more favorable relative recommendations about StablecoinX’s competitors, the price of StablecoinX’s securities would likely decline. If any analyst that may cover StablecoinX ceases covering StablecoinX or fails to regularly publish reports on StablecoinX, it could lose visibility in the financial markets, which could cause the price or trading volume of StablecoinX’s securities to decline. If one or more of the analysts who cover StablecoinX downgrades StablecoinX Class A Common Stock or if StablecoinX’s reporting results do not meet their expectations, the market price of StablecoinX Class A Common Stock could decline. Moreover, the market price of StablecoinX Class A Common Stock may decline after the Business Combination if StablecoinX does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial analysts, or the effect of the Business Combination on StablecoinX’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of StablecoinX Common Stock following the consummation of the Business Combination may experience a loss as a result of a decline in the market price of StablecoinX Class A Common Stock. In addition, a decline in the market price of StablecoinX Class A Common Stock following the consummation of the Business Combination could adversely affect StablecoinX’s ability to issue additional securities and to obtain additional financing in the future.

Future sales of shares by the Ethena Foundation or other significant StablecoinX shareholders could cause the price of shares of StablecoinX Class A Common Stock to drop significantly.

The Ethena Foundation is expected to have a controlling financial interest in StablecoinX and will have approximately 64.4% of the voting interest of StablecoinX upon the Closing in each of the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario. If the Ethena Foundation or other significant shareholders sell or indicate an intention to sell substantial amounts of their shares of StablecoinX Class A Common Stock in the public market, the trading price of the shares of StablecoinX Class A Common Stock could decline,

Because StablecoinX will be a “controlled company” under The Nasdaq Stock Market listing standards, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of directors of StablecoinX is held by an individual, a group or another company, StablecoinX will qualify as a “controlled company” under The Nasdaq Stock Market listing requirements. Following the completion of the Business Combination, the Ethena Foundation will control a majority of the voting power of our outstanding capital stock. As a result, StablecoinX will be a “controlled company” under The Nasdaq Stock Market listing standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

The Ethena Foundation may have its interests in StablecoinX diluted due to future equity issuances or its own actions in selling shares of StablecoinX Class A Common Stock, in each case, which could result in a loss of the “controlled company” exemption under The Nasdaq Stock Market listing rules. StablecoinX would then be required to comply with those provisions of The Nasdaq Stock Market listing requirements.

The dual class structure of StablecoinX Common Stock will have the effect of concentrating voting power with the Ethena Foundation, which will eliminate an investor’s ability to influence the outcome of important transactions, including a change in control.

Shares of StablecoinX Class B Common Stock will have 1 vote per share, while shares of StablecoinX Class A Common Stock will have no votes per share for so long as any shares of StablecoinX Class B Common Stock remain outstanding. Upon the consummation of the Business Combination, in each of the No Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, it is expected that the Ethena Foundation will own approximately 64.4% of the issued and outstanding shares of StablecoinX Class B Common Stock. Accordingly, upon the consummation of the Business Combination, the Ethena Foundation will hold approximately 64.4% of the voting power of StablecoinX’s capital stock and will be able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. The Ethena Foundation may have interests that differ from yours, including interests related to growth, stability, or strategic direction of the Ethena ecosystem, and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of StablecoinX, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of StablecoinX, and might ultimately affect the market price of shares of StablecoinX Class A Common Stock. See “Our business will be centered on supporting the Ethena ecosystem through infrastructure software and related services and holding and acquiring its products, including ENA Token. Our dependence on the Ethena Foundation will create concentration risk, and, as a result, a deterioration in our relationship or the Ethena Foundation’s support for a competing business or digital asset treasury strategy company could materially harm our business” for additional information about our relationship with Ethena. For information about our dual class structure, see the section titled “Description of StablecoinX Securities.”

We cannot predict the impact StablecoinX’s dual class structure may have on the stock price of StablecoinX Class A Common Stock.

We cannot predict whether StablecoinX’s dual class structure will result in a lower or more volatile market price of StablecoinX Class A Common Stock or in adverse publicity or other adverse consequences. Certain stock index providers exclude or limit the ability of companies with multi-class share structures from being added to certain of their indices. In addition, several stockholder advisory firms and large institutional investors oppose the use of multi-class share structures. As a result, the multi-class structure of our common stock may (i) make us ineligible for inclusion in certain indices and may discourage such indices from selecting us for inclusion, notwithstanding our automatic termination provision, (ii) cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure, and (iii) result in large institutional investors not purchasing shares of StablecoinX Class A Common Stock. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make shares of StablecoinX Class A Common Stock less attractive to other investors. As a result, the market price of shares of StablecoinX Class A Common Stock could be adversely affected.

EXTRAORDINARY GENERAL MEETING OF TLGY

General

TLGY is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the TLGY Board for use at the extraordinary general meeting and at any adjournment or postponement thereof. This proxy statement/prospectus provides TLGY shareholders with information they need to know to be able to vote or direct their vote to be cast at the extraordinary general meeting.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held at 11:00 a.m., New York City time, on March 10, 2026 at the offices of Perkins Coie LLP located at 1155 Avenue of the Americas, New York, New York 10036, or virtually via live webcast at https://www.cstproxy.com/tlgyacquisition/2026.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, TLGY is asking holders of TLGY Ordinary Shares to consider and vote upon:

•        the Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A-1, as amended by Annex A-2;

•        the SPAC Merger Proposal (together with the Business Combination Proposal, the “Condition Precedent Proposals”). A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B;

•        each of the Advisory Organizational Documents Proposals; and

•        the Adjournment Proposal.

The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved by the shareholders at the extraordinary general meeting, and if the other conditions to closing are satisfied or waived. Each of the Condition Precedent Proposals is cross-conditioned on the approval of the other. The Advisory Organizational Documents Proposals are conditioned upon the approval of the Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

Recommendation of the TLGY Board

The TLGY Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interest of TLGY’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the SPAC Merger Proposal, “FOR” the approval of each of the Advisory Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal, if presented to the extraordinary general meeting.

For a description of the TLGY Board’s reasons for the approval of the Business Combination and the unanimous recommendation of the TLGY Board, see the subsection entitled “The Business Combination Proposal — The TLGY Board’s Reasons for the Approval of the Business Combination”.

When you consider the recommendation of the TLGY Board in favor of approval of these proposals, you should keep in mind that, aside from their interests as shareholders, the Sponsors and TLGY’s directors and officers have interests in the Business Combination that are different from, in addition to and/or may conflict with, the interests of unaffiliated TLGY shareholders. Please see the subsection entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

Record Date; Who is Entitled to Vote

TLGY shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned TLGY Ordinary Shares at the close of business on February 4, 2026, which is the “Record Date” for the extraordinary general meeting. Shareholders will have one vote for each TLGY Ordinary Share owned at the close of business on the Record Date on each Shareholder Proposal on which such TLGY Ordinary Share is entitled to vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. TLGY Warrants do not have voting rights. As of the close of business on the Record Date for the extraordinary general meeting, there were 5,939,587 TLGY Ordinary Shares issued and outstanding, of which 8.25% were issued and outstanding Public Shares.

The TLGY Insiders, including the Sponsors, have agreed to, among other things, vote in favor of the Business Combination, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any TLGY Ordinary Shares held by them. None of the Sponsors, the Founder Shareholders, TLGY’s directors or officers, or any of the other TLGY Insiders received separate consideration for their waiver of redemption rights. The Founder Shares held by the TLGY Insiders, including the Sponsors, will be excluded from the pro rata calculation used to determine the per-share Redemption Price. As of the Record Date, the TLGY Insiders, including the Sponsors, owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. TLGY believes all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Proxies relating to “street name” shares that are returned to TLGY but marked by brokers as “not voted” are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

Quorum and Vote of TLGY Shareholders

A quorum of TLGY shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of one-third of the issued and outstanding shares entitled to vote at the extraordinary general meeting are represented in person or by proxy (which would include presence at the extraordinary general meeting). Abstentions, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

As of the Record Date for the extraordinary general meeting, 1,979,862 TLGY Ordinary Shares would be required to achieve a quorum.

The Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposal. Therefore, if the other Condition Precedent Proposal is not approved, the Business Combination Proposal will have no effect, even if approved by holders of TLGY Ordinary Shares.

The approval of the SPAC Merger Proposal requires a special resolution under the Companies Act, being the affirmative vote of holders of a majority of at least two-thirds of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. The SPAC Merger Proposal is conditioned on the approval of the other Condition Precedent Proposal. Therefore, if the other Condition Precedent Proposal is not approved, the SPAC Merger Proposal will have no effect, even if approved by holders of TLGY Ordinary Shares.

The approval of each of the Advisory Organizational Documents Proposals does not require the passing of a resolution under the TLGY Organizational Documents or Cayman Islands law. Notwithstanding this, the TLGY Board is asking TLGY shareholders to vote on each of the Advisory Organizational Documents Proposals on a non-binding advisory basis, being a non-binding advisory resolution passed by a simple majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Although the TLGY Board is asking TLGY shareholders to approve each of the Advisory Organizational

Documents Proposals on the non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on each of the Advisory Organizational Documents Proposals, the StablecoinX Charter and StablecoinX Bylaws will take effect upon the Closing if the Condition Precedent Proposals are approved. The Advisory Organizational Documents Proposals are conditioned upon the approval of the Condition Precedent Proposals.

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the TLGY Shares who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. The Adjournment Proposal is not conditioned upon any other proposal.

Each of the TLGY Insiders, including the Sponsors, have agreed to vote all the Founder Shares and any Public Shares they may hold in favor of all the proposals being presented at the extraordinary general meeting. As of the Record Date, the TLGY Insiders owned approximately 91.67% of the issued and outstanding TLGY Ordinary Shares. As a result, no additional shares would need to be voted in favor of the Business Combination in order to approve the Business Combination Proposal or in favor of the SPAC Merger to approve the SPAC Merger Proposal.

Voting Your Shares

Each TLGY Ordinary Share that you own in your name entitles you to one vote on each Shareholder Proposal on which such TLGY Ordinary Share is entitled to vote. Your proxy card shows the number of TLGY Ordinary Shares that you own.

If you are a record owner of your shares, there are two ways to vote your TLGY Ordinary Shares at the extraordinary general meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the TLGY Board “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the SPAC Merger Proposal, “FOR” the approval of each of the Advisory Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal, if presented to the extraordinary general meeting. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

You Can Attend the Extraordinary General Meeting and Vote During the Meeting.

•        You can attend the extraordinary general meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above.

•        If your shares are registered in your name with Continental and you wish to attend the extraordinary general meeting virtually, go to, enter the 12-digit control number included on your proxy card or notice of the extraordinary general meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the extraordinary general meeting you will need to log back into the extraordinary general meeting site using your control number. Pre-registration is recommended but is not required in order to attend virtually.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the extraordinary general meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting Continental, a beneficial holder will receive an e-mail prior to the extraordinary general meeting with a link and instructions for entering the extraordinary general meeting. Beneficial shareholders should contact Continental at least five (5) business days prior to the extraordinary general meeting date in order to ensure access.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person or online and your shares are held in “street name”, you must obtain a legal proxy from your broker, bank or nominee. That is the only way TLGY can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a TLGY shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        sending another proxy card with a later date;

•        notifying Young Cho, Chief Executive Officer of TLGY, in writing before the extraordinary general meeting that you have revoked your proxy; or

•        attending the extraordinary general meeting in person or virtually, revoking your proxy, and voting as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions about Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your TLGY Ordinary Shares, you may call Okapi Partners LLC, our proxy solicitor, by calling (844) 203-3605 (toll free), or banks and brokers can call collect at (212) 297-0720, or by emailing info@okapipartners.com.

Redemption Rights

Pursuant to the TLGY Organizational Documents, a Public Shareholder may request to redeem all or a portion of its Public Shares for cash in connection with the completion of the Business Combination. As a Public Shareholder, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)     (i) hold Public Shares or (ii) hold Public Shares through TLGY Units and elect to separate your TLGY Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(b)    submit a written request to Continental, in which you (i) request to exercise your redemption rights with respect to all or a portion of your Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Public Shares and provide your legal name, phone number and address; and

(c)     deliver the certificates for your Public Shares (if any) along with the redemption forms to Continental, physically or electronically through DTC.

Public Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on March 6, 2026 (two business days before the initial scheduled date of the extraordinary general meeting) in order for their Public Shares to be redeemed.

The election to exercise redemption rights will occur prior to the SPAC Merger. For the purposes of the TLGY Organizational Documents, the exercise of redemption rights will be treated as an election to have such Public Shares redeemed for cash and references in this proxy statement/prospectus to “redemption” or “redeeming” will be interpreted accordingly.

Public Shareholders may elect to redeem all or a portion of the Public Shares held by them, regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is abandoned, the Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption rights to redeem all or a portion of the Public Shares that it holds and timely delivers the certificates for its shares (if any) along with the redemption forms to Continental, TLGY will redeem such Public Shares for the Redemption Price, a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

For illustrative purposes, as of the Record Date, this would have amounted to approximately $13.05 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares.

Holders of TLGY Units must elect to separate the TLGY Units into the underlying Public Shares and Public Warrants prior to exercising their redemption rights with respect to the Public Shares. If Public Shareholders hold their TLGY Units in an account at a brokerage firm or bank (i.e. in “street name”), such Public Shareholders must notify their broker or bank that they elect to separate the TLGY Units into the underlying Public Shares and Public Warrants, or if a holder holds TLGY Units registered in its own name, the holder must contact Continental directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself to TLGY in order to validly exercise its redemption rights. If you hold the shares in “street name”, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s deposit withdrawal at custodian (“DWAC”) system. Continental will typically charge the tendering broker $100 and it would be up to the broker to decide whether to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their Public Shares.

Any request for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with TLGY’s consent. Furthermore, if a holder of a Public Share delivers its share certificates (if any) along with the redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that TLGY permit the withdrawal of the redemption request and instruct Continental to return the certificate (physically or electronically). The holder can make such request by contacting Continental at the address or email address listed in this proxy statement/prospectus.

Any corrected or changed written exercise of redemption rights must be received by Continental prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for redemption will be honored unless the holder’s Public Shares have been delivered (either physically or electronically) to Continental at least two business days prior to the initial scheduled date of the extraordinary general meeting.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The TLGY Insiders, including the Sponsors, have agreed to, among other things, vote in favor of the Business Combination and waive their redemption rights in connection with the consummation of the Business Combination with respect to any TLGY Ordinary Shares held by them. None of the Sponsors, Founder Shareholders, directors or officers received separate consideration for their waiver of redemption rights. The Founder Shares held by the Sponsors, Founder Shareholders, officers and directors will be excluded from the pro rata calculation used to determine the per-share Redemption Price. As of the Record Date, the Sponsors and Founder Shareholders owned approximately 91.75% of the issued and outstanding TLGY Ordinary Shares.

Holders of the TLGY Warrants will not have redemption rights with respect to the TLGY Warrants.

The closing price of the Public Shares on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus, was $12.30. As of the Record Date, funds in the Trust Account totaled $6,390,792.86 and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, or approximately $13.05 per issued and outstanding Public Share.

Prior to exercising redemption rights, Public Shareholders should verify the market price of the Public Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. TLGY cannot assure its shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their Public Shares.

Appraisal or Dissent Rights

Under the Companies Act, minority shareholders have a right to dissent to a merger and if they so dissent, they are entitled to be paid the fair market value of their shares, which if necessary, may ultimately be determined by the court. Therefore, TLGY’s shareholders have a right to dissent to the SPAC Merger. In addition, Public Shareholders are entitled to exercise their right of redemption as set forth above and the TLGY Board has determined that the redemption amount payable to TLGY Public Shareholders who exercise such redemption rights represents the fair value of those TLGY Ordinary Shares. SC Assets’s shareholders do not have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

TLGY is soliciting proxies on behalf of the TLGY Board. This solicitation is being made by mail but also may be made by telephone or in person. TLGY and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. TLGY will file with the SEC all scripts and other electronic communications as proxy soliciting materials. TLGY will bear the cost of the solicitation.

TLGY has engaged Okapi Partners LLC to assist in the solicitation process and will pay Okapi Partners LLC a fee of $9,000, plus disbursements.

TLGY will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. TLGY will reimburse them for their reasonable expenses.

TLGY Shareholders

As of the Record Date, there were 5,939,587 TLGY Ordinary Shares issued and outstanding, which include the 5,444,900 Founder Shares held by the TLGY Insiders, and the 489,887 Public Shares. As of the Record Date, there was outstanding an aggregate of 22,759,500 TLGY Warrants, which included the 11,259,500 Private Placement Warrants held by the TLGY Insiders, and 11,500,000 Public Warrants.

Potential Purchases of Public Shares

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material non-public information regarding TLGY or its securities, TLGY’s officers and directors and/or their affiliates may enter into a written plan to purchase TLGY’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time at or prior to the extraordinary general meeting, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Condition Precedent Proposals or not redeem their Public Shares. They have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions; however, certain parties have entered into forward purchase and non-redemption agreements in connection with the Extension Meeting as disclosed elsewhere in this proxy statement/prospectus. None of the funds in the Trust Account will be used to purchase Public Shares or warrants in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the Condition Precedent Proposals or (2) increase the amount of cash available to StablecoinX following the Business Combination. Any such purchases of our securities may result in the completion of the Business Combination which may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of TLGY and StablecoinX securities may be reduced and the number of beneficial holders of TLGY and StablecoinX securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates anticipate that they may identify the securityholders with whom they may pursue privately negotiated transactions by either the securityholders contacting TLGY or SC Assets directly or by TLGY’s receipt of redemption requests submitted by securityholders (in the case of Public Shares) following the mailing of the proxy materials in connection with the Business Combination.

The Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will select which securityholders to purchase securities from based on the negotiated price and number of securities and any other factors that they may deem relevant, and will be restricted from purchasing securities if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. To the extent that the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates purchase Public Shares in compliance with the requirements of Rule 14e-5 under the Exchange Act, such shares would not be voted in favor of approving the Business Combination.

The Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates were to purchase Public Shares or warrants, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        this proxy statement/prospectus discloses the possibility that the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates may purchase Public Shares or warrants from Public Shareholders outside the redemption process, along with the purpose of such purchases;

•        if the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates were to purchase Public Shares from Public Shareholders, they would do so at a price no higher than the Redemption Price;

•        this proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will not be voted in favor of approving the Business Combination;

•        the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we will disclose in a Form 8-K, before the extraordinary general meeting, the following material items:

•        the amount of securities purchased outside of the redemption offer by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates, along with the purchase price;

•        the purpose of the purchases by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates;

•        the impact, if any, of the purchases by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates on the likelihood that the Business Combination will be approved;

•        the identities of the security holders who sold to the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates; and

•        the number of Public Shares for which TLGY has received redemption requests pursuant to its redemption offer.

THE BUSINESS COMBINATION PROPOSAL

Business Combination Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A-1, as amended by Annex A-2, to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties thereto made to each other as of the date of the Business Combination Agreement and/or other specific dates. The assertions and obligations embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “Disclosure Schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about TLGY, SC Assets, or any other matter.

Structure of the Business Combination

On July 21, 2025, TLGY entered into the Business Combination Agreement with SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub, pursuant to which, (1) SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company, and (2) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, and the documents related thereto, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company.

The following diagram illustrates in simplified terms the current structure of TLGY, SC Assets and StablecoinX.

Simplified Pre-Combination Structure

The following diagram illustrates in simplified terms the expected structure of StablecoinX immediately following the Closing. The percentages shown reflect the economic interests in StablecoinX on a combined basis, assuming no additional redemptions. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation” for additional assumptions used in calculating such percentages.

Simplified Post-Combination Structure (Assuming No Redemptions)

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(1)      The number of shares of StablecoinX Class A Common Stock does not include the 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

Exchange of Securities

Pursuant to the Business Combination Agreement, prior to the Effective Time, (1) each TLGY Unit will be separated into its component parts, and (2) pursuant to the TLGY Organizational Documents and the Sponsor Support Agreement, each TLGY Class B Ordinary Share issued and outstanding will be automatically converted into one TLGY Class A Ordinary Share.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, immediately following such conversion and in connection with the SPAC Merger:

(i)     each issued and outstanding TLGY Class A Ordinary Share will be exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, following which, all such TLGY Class A Ordinary Shares will cease to be outstanding and will automatically be canceled and shall cease to exist and the holders of TLGY Class A Ordinary Shares outstanding immediately prior to the SPAC Merger will cease to have any rights with respect to such shares, except as provided herein or by law;

(ii)    each then issued and outstanding whole Public Warrant (including those resulting from the Unit Separation) and Private Placement Warrant will automatically become one warrant to purchase StablecoinX Class A Common Stock, in each case, in accordance with its terms; and

(iii)   each issued and outstanding TLGY Class A Ordinary Share in respect to which the holder thereof has validly exercised redemption rights pursuant to and in accordance with the terms of the TLGY Organizational Documents (and not waived, withdrawn or otherwise lost such rights), will automatically be canceled and shall cease to exist and shall thereafter represent only the right to receive a pro rata share of the Redemption Amount in accordance with the terms of the TLGY Organizational Documents.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, immediately following the SPAC Merger and the consummation of the PIPE and the ENA Contribution, and in connection with the Company Merger:

(i)     each issued and outstanding share of SC Assets Class A Common Stock will be exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, following which, all such shares of SC Assets Class A Common Stock will cease to be outstanding and will automatically be canceled and will cease to exist and the holders of the shares of SC Assets Class A Common Stock outstanding immediately prior to the Company Merger shall cease to have any rights with respect to such shares, except as provided herein or by law; and

(ii)    each issued and outstanding share of SC Assets Class B Common Stock shall be exchanged, on a one-for-one basis, for (a) one share of StablecoinX Class A Common Stock and (b) one share of StablecoinX Class B Common Stock, following which, all such shares of SC Assets Class B Common Stock will cease to be outstanding and will automatically be canceled and will cease to exist and the holders of the shares of SC Assets Class B Common Stock outstanding immediately prior to the Company Merger will cease to have any rights with respect to such shares, except as provided herein or by law.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of the parties, certain of which are qualified by materiality and material adverse effect and knowledge and, as applicable, are further modified and limited by the Disclosure Schedules. The representations and warranties of TLGY are also qualified by information included in TLGY’s public filings, filed or submitted to the SEC on or prior to the date of the Business Combination Agreement (subject to certain exceptions contemplated by the Business Combination Agreement).

Representations and Warranties of SC Assets

The Business Combination Agreement contains representations and warranties of SC Assets relating to, among other things, proper organization and standing, authorization, binding agreement, capitalization, governmental approvals, no conflict, compliance with laws, absence of certain changes, company activities, title to assets, certain business practices, the PIPE Subscription Agreements, finders and brokers, information supplied, independent investigation, and taxes and tax returns, and that there are no additional representations or warranties.

Representations and Warranties of TLGY

The Business Combination Agreement contains representations and warranties of TLGY relating to, among other things, proper organization and standing, authorization, binding agreement, government approvals, non-contravention, capitalization, SEC filings and financial statements, internal controls, legal proceedings, orders, permits, absence of certain changes, compliance with laws, taxes and tax returns, employee matters, benefit plans, properties, material contracts, transactions with affiliates, finders and brokers, certain business practices, insurance, independent investigation, information supplied, the Trust Account and that there are no additional representations and warranties.

Representations and Warranties of StablecoinX, SPAC Merger Sub and Company Merger Sub

The Business Combination Agreement contains representations and warranties of StablecoinX, SPAC Merger Sub and Company Merger Sub relating to, among other things, proper organization and standing, authorization, binding agreement, governmental approvals, no conflict, capitalization, finders and brokers, information supplied, independent investigation and that there are no additional representations or warranties.

Material Adverse Effect

Under the Business Combination Agreement, certain of the representations and warranties of the parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Business Combination Agreement, “Material Adverse Effect” means, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (ii) the ability of such person or any of its subsidiaries to consummate the Transactions, in each case, subject to certain customary exceptions.

Survival of Representations and Warranties

Except as expressly provided the Business Combination Agreement or in the case of a fraud claim against a person, none of the representations and warranties, covenants, obligations or other agreements in the Business Combination Agreement or in any other certificate, statement or instrument delivered pursuant to the

Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, will survive the Closing (and there will be no liability after the Closing in respect thereof), except for those covenants and agreements contained therein that by their terms expressly apply in whole or in part after at or after the Closing, and then only in respect to any breaches occurring at or after the Closing.

Covenants and Agreements

SC Assets has made covenants relating to, among other things, conduct of business, annual and interim financial statements, no trading, and notification of certain matters.

TLGY has made covenants relating to, among other things, conduct of business, TLGY public filings, the Trust Account, and TLGY shareholder approval.

Conduct of Business of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub

Each of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub has agreed that from the date of the Business Combination Agreement through the earlier of the termination of the Business Combination Agreement or the Closing (the “Interim Period”), subject to certain specified exceptions, it shall, subject to certain specified exceptions, including as set forth on the Disclosure Schedules delivered by SC Assets or as consented to by TLGY in writing (which consent will not be unreasonably withheld, conditioned or delayed):

•        only engage in activities relating to the initial organization and commencement of its respective operations;

•        comply in all material respects with all laws applicable to it and its respective businesses and assets; and

•        take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its respective business organizations, and to preserve the possession, control and condition of its respective material assets.

During the Interim Period, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub also agreed not to, subject to certain specified exceptions, including as set forth on the Disclosure Schedules delivered by SC Assets or as consented to by TLGY in writing (which consent will not be unreasonably withheld, conditioned or delayed):

•        amend, waive or otherwise change, in any respect, its Organizational Documents;

•        amend, waive or otherwise change, in any respect, or terminate the Sponsor Support Agreement;

•        authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

•        split, subdivide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•        incur, create, assume, prepay, repay or otherwise become liable for any indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any person (other than advancement of expenses to employees in the ordinary course of business);

•        sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

•        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        enter into any agreement, understanding or arrangement with respect to the voting of equity securities of SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub;

•        take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Business Combination Agreement;

•        enter into, amend, waive or terminate (other than terminations in accordance with their terms) any material transaction with any related person (as defined in the Business Combination Agreement) (other than compensation and benefits and advancement of expenses);

•        make, change or rescind any material election relating to taxes, settle any action relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

•        authorize or agree to do any of the foregoing actions.

Conduct of Business of TLGY

TLGY has agreed that during the Interim Period, subject to certain specified exceptions, including as set forth on the Disclosure Schedules delivered by TLGY or as consented to by StablecoinX in writing (which consent will not be unreasonably withheld, conditioned or delayed) it shall:

•        conduct its businesses, in all material respects, in the ordinary course of business consistent with past practice;

•        comply with all laws applicable to TLGY, and its businesses, assets and employees; and

•        take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organizations.

During the Interim Period, TLGY also agreed not to, subject to certain specified exceptions, including as set forth on the Disclosure Schedules delivered by TLGY or as consented to by SC Assets in writing (which consent will not be unreasonably withheld, conditioned or delayed):

•        amend, waive or otherwise change, in any respect, its Organizational Documents, other than as may be required to extend the time with which it has to complete an initial business combination;

•        authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

•        split, subdivide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•        incur, create, assume, prepay, repay or otherwise become liable for any indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any person (other than the advancement of expenses to employees in the ordinary course of business);

•        make, change or rescind any material election relating to taxes, settle any action relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

•        amend, waive or otherwise change the Trust Agreement;

•        amend or otherwise modify, terminate, waive or assign or delegate (as applicable) any right or obligation under any SPAC Material Contract (as defined in the Business Combination Agreement) (other than amendments or other modifications, terminations, waivers, assignments or delegations of or with respect to contracts with related persons otherwise governed by Section 7.3(b)(viii) of the Business Combination Agreement) or enter into any new contract that would be a SPAC Material Contract;

•        other than drawings on the SPAC Loans (as defined in the Business Combination Agreement) or as expressly required by the Sponsor Support Agreement, enter into, renew, amend, waive or terminate (other than terminations in accordance with their terms) any contracts, arrangements or transactions with any related person, including any ancillary document to which SPAC or any related person is a party;

•        fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•        establish any subsidiary or enter into any new line of business;

•        revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting SPAC’s outside auditors;

•        waive, release, assign, settle or compromise any action (including any action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC) not in excess of $250,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any actions, liabilities or obligations, unless such amount has been reserved in the SPAC financials;

•        acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, company, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

•        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the SPAC Merger);

•        voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate other than pursuant to the terms of a contract (a) in existence as of the date of the Business Combination Agreement and disclosed to StablecoinX (including in the SEC Reports (as defined in the Business Combination Agreement)) or (b) entered into in the ordinary course of business or in accordance with the interim operating covenants of the Business Combination Agreement during the Interim Period;

•        sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

•        take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Business Combination Agreement; or

•        authorize or agree to do any of the foregoing actions.

Joint Covenants of SC Assets and StablecoinX

Pursuant to the Business Combination Agreement, each of SC Assets and StablecoinX has agreed, among other things, to:

•        as soon as practicable following the date of the Business Combination Agreement, but in no event later than September 4, 2025, deliver to TLGY the audited and/or reviewed financial statements of SC Assets and StablecoinX (including, in each case, any related notes thereto), that are required for the initial filing of the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder. Such financial statements shall fairly present the financial position and results of operations of SC Assets and StablecoinX, as applicable, as of the dates or for the periods indicated, in accordance with GAAP. The financial statements, if required to be audited, shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor;

•        as soon as reasonably practicable following the end of each three-month quarterly period of each fiscal year (other than the last three-month period), and in any event no later than forty five (45) days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, SC Assets and StablecoinX shall deliver to TLGY the unaudited consolidated financial statements of SC Assets and StablecoinX, as applicable, consisting of the consolidated balance sheet of SC Assets and StablecoinX, as applicable as of the end of such three-month period (and most recent year end), and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the year to date period of such fiscal year for such fiscal quarter (subject to normal and recurring year-end adjustments and the absence of footnotes);

•        as soon as reasonably practicable following the end of each fiscal year, but in no event later than ninety (90) days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, SC Assets and StablecoinX shall deliver to TLGY the audited consolidated financial statements of SC Assets and StablecoinX, consisting of the consolidated audited balance sheet of SC Assets or StablecoinX, as applicable, as of the end of such fiscal year (and prior fiscal year), and the related audited consolidated income statement, changes in shareholder equity and statement of cash flows for the fiscal year then ended (and prior two fiscal years or such shorter period as SC Assets has been in existence). Such audited financial statements shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor and shall fairly present the financial position and results of operations of SC Assets or StablecoinX, as applicable, as of the dates and for the periods indicated, in accordance with GAAP.

Covenants of TLGY

Pursuant to the Business Combination Agreement, TLGY has agreed, among other things, to:

•        During the Interim Period, (i) keep current and timely file all of the public filings required to be filed by it with the SEC under the Exchange Act and the Securities Act and otherwise comply in all material respects with applicable securities laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the TLGY Class A Ordinary Shares on the OTC Pink; provided, that the parties acknowledge and agree that from and after the Closing, the parties intend to list on Nasdaq only the shares of StablecoinX Class A Common Stock, and (ii) reasonably cooperate with StablecoinX to cause the shares of StablecoinX Class A Common Stock to be issued in connection with the Mergers to be approved for listing on Nasdaq as of the Closing Date;

•        Upon satisfaction or waiver of the conditions to Closing set forth in the Business Combination Agreement and provision of notice thereof to Continental (which notice TLGY shall provide to Continental in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, at the Closing, TLGY shall (i) cause any documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered and (ii) cause Continental to, and Continental shall thereupon be obligated to, (x) pay as and when due all amounts payable to former TLGY shareholders pursuant to the Redemption and (y) pay all remaining amounts, less the fees and costs incurred by Continental in accordance with the Trust Agreement, then available in the Trust Account in accordance with the Business Combination Agreement; and

•        Prior to the Effective Time, TLGY shall obtain and StablecoinX shall fully pay the premium for a “tail” insurance policy under TLGY’s existing insurance policy for the benefit of TLGY’s directors and officers and the Sponsors that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”), on terms substantially equivalent to and in any event not less favorable in the aggregate tha TLGY’s existing coverage (or, if substantially equivalent insurance coverage is unavailable, the best available coverage), except that in no event shall StablecoinX be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium currently payable by TLGY with respect to such current policy; provided, that, if the annual premium of such insurance coverage exceeds such amount, TLGY shall be obligated to obtain a “tail” insurance policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers with the same or better credit rating as TLGY’s current insurance provider. StablecoinX and its subsidiaries shall, for a period of six (6) years after the Effective Time, maintain the D&O Tail Insurance in effect and shall continue to honor the obligations thereunder and timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance after the Closing.

Covenants of SC Assets

Pursuant to the Business Combination Agreement, SC Assets has agreed, among other things, to:

•        Use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms and conditions described therein, including maintaining in effect the PIPE Subscription Agreements, and exercising its right to specifically enforce the PIPE Subscription Agreements pursuant to the terms thereof.

Joint Covenants of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub

In addition, each of SC Assets, TLGY, StablecoinX, SPAC Merger Sub and Company Merger Sub has agreed, among other things:

•        During the Interim Period, in order to induce the other parties to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, each of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub shall not, and shall cause its representatives to not, without the prior written consent of TLGY, directly or indirectly, (i) solicit, assist, initiate, continue or facilitate the making, submission or announcement of, or intentionally encourage, any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any person or group at any time relating to an Alternative Transaction (as defined in the Business Combination Agreement) (an “Acquisition Proposal”), (ii) furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, assets, liabilities, financial condition, prospects or employees to any person or group (other than a party to the Business Combination Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any person or group with respect to, or that is intended or could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third person from, or waive any provision of, any confidentiality agreement to which such party is a party;

•        Each of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub shall notify the other parties as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such party or any of its representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such party or its affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, subject to applicable confidentiality restrictions. Each party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each party shall, and shall cause its representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any person with respect to any Acquisition Proposal and shall, and shall direct its representatives to, cease and terminate any such solicitations, discussions or negotiation;

•        While it is in possession of such material nonpublic information, each of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub has agreed not purchase or sell any securities of TLGY (other than pursuant to the Transactions), communicate such information to any third party, take any other action with respect to TLGY in violation of such laws, or cause or encourage any third party to do any of the foregoing;

•        During the Interim Period, each of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub shall give prompt notice to the other parties if such party or its affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its affiliates under the Business Combination Agreement in any material respect; (b) receives any notice or other communication in writing from any third party (including any governmental authority) alleging (i) that the consent of such third party is or may be required in connection with the Transactions contemplated by the Business Combination Agreement or (ii) any non-compliance with any law by such party or its affiliates; (c) receives any notice or other communication from any governmental authority in connection with the Transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in the Business Combination Agreement not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any action against such party or any of its affiliates, or any of their respective properties or assets, or, to the knowledge of such party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such party or of its affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached;

•        Subject to the terms and conditions of the Business Combination Agreement, each of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub shall use its reasonable best efforts, and shall cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate the Transactions contemplated by the Business Combination Agreement (including the receipt of all applicable consents of, or termination of all applicable waiting periods by, governmental authorities) and to comply as promptly as practicable with all requirements or conditions of governmental authorities applicable to the Transactions contemplated by the Business Combination Agreement;

•        Each of SC Assets and TLGY and will use its reasonable best efforts to cause the registration statement of which this proxy statement/prospectus forms a part to comply with the rules and regulations promulgated by the SEC, to have the registration statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the registration statement effective as long as is necessary to consummate the transactions contemplated by the Business Combination Agreement;

•        Each of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of TLGY, the Sponsors, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and TLGY, SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub, in each case as in effect on the date of the Business Combination, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, StablecoinX shall cause the Organizational Documents of StablecoinX, TLGY, SC Assets, SPAC Merger Sub and Company Merger Sub to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of the Business Combination Agreement in the Organizational Documents of TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub, to the extent permitted by applicable law.

Closing Conditions

The consummation of the Business Combination Agreement is conditioned upon the satisfaction or waiver, to the extent permitted by law, by the applicable parties to the Business Combination Agreement of the conditions set forth below. Certain of these conditions, including required shareholder approvals, the absence of any law or order that would prevent or prohibit the consummation of the Business Combination, the receipt of all necessary government consents, and the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, may not be waived. All other conditions may be waived only by the party or parties for whose benefit such conditions are included in the Business Combination Agreement, as described below. Therefore, unless these conditions are waived (to the extent such waiver is permitted by applicable law) by the applicable parties to the Business Combination Agreement, the Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provisions of the Business Combination Agreement.

Conditions to the Obligations of Each Party

The consummation of the Business Combination is conditioned upon the satisfaction or waiver (where applicable) of certain customary closing conditions by each of the parties, including among other things:

•        The approval of each of the Condition Precedent Proposals will have been obtained.

•        No governmental authority will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and which has the effect of making the transactions or agreements contemplated by the Business Combination Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by the Business Combination Agreement.

•        The registration statement of which this proxy statement/prospectus forms a part will have been declared effective under the Securities Act by the SEC and will remain effective as of the Closing.

•        The shares of StablecoinX Class A Common Stock to be issued in connection with the Business Combination will be conditionally approved for listing upon the Closing on Nasdaq or another national exchange reasonably acceptable to StablecoinX, TLGY, the Sellers and Ethena, subject only to notice of issuance.

•        The PIPE Investors shall have fully funded the PIPE Investments in accordance with the Business Combination Agreement and their respective PIPE Subscription Agreements.

•        Ethena shall have completed the ENA Contribution in accordance with the Business Combination Agreement and the Contribution Agreement, and the applicable ENA Tokens shall have been placed into the Custodial Account.

•        Ethena OpCo shall have completed the Locked ENA Token Sale in accordance with the Business Combination Agreement and the Token Purchase Agreements, and the applicable ENA Tokens shall have been placed into the Custodial Account.

•        The Collaboration Agreement executed by the parties thereto concurrently with the Business Combination Agreement shall be in full force and effect and shall not have been amended, revoked, rescinded or otherwise repudiated by Ethena or any of its affiliates.

•        The Token Purchase Agreements executed by the parties thereto concurrently with the Business Combination Agreement shall be in full force and effect and shall not have been amended, revoked, rescinded or otherwise repudiated by Ethena OpCo or any of its affiliates.

•        The waiting period (and any extensions thereof) applicable to the consummation of the Transactions under any applicable antitrust laws shall have expired and all other necessary consents of any governmental authority shall have been obtained, made or expired, as applicable.

Conditions to the Obligations of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub

The obligations of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub to consummate and effect the Business Combination is subject to the satisfaction or waiver of each of the following additional conditions at or prior to the Closing, any one or more of which may be waived in writing exclusively by SC Assets:

•        All of the representations and warranties of TLGY set forth in the Business Combination Agreement will be true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties will have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

•        TLGY will have performed in all material respects all of its respective obligations and complied in all material respects with all of their respective agreements and covenants under the Business Combination Agreement to be performed or complied with by them on or prior to the Closing Date.

•        No Material Adverse Effect will have occurred with respect to TLGY since the date of the Business Combination Agreement that is continuing.

•        Each of the covenants of the Sponsors required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects and the Sponsor Support Agreement shall remain in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by any Sponsor or any of their affiliates.

Conditions to the Obligations of TLGY

The obligations of TLGY to consummate and effect the Business Combination are subject to the satisfaction or waiver of each of the following additional conditions at or prior to the Closing, any one or more of which may be waived in writing exclusively by TLGY.

•        All of the representations and warranties of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub set forth in the Business Combination Agreement will be true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties will have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

•        Each of SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub will have performed in all material respects all of its obligations and complied in all material respects with all of the agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date.

•        No Material Adverse Effect will have occurred with respect to the SC Assets or StablecoinX since the date of the Business Combination Agreement.

Termination; Effectiveness

SC Assets and TLGY will be able to terminate the Business Combination Agreement by mutual written consent. Additionally, either SC Assets or TLGY would be able to terminate the Business Combination Agreement:

•        by written notice if any of the conditions to the Closing set forth in the Business Combination Agreement have not been satisfied or waived by April 21, 2026 (the “Outside Date”); provided, however, the right to terminate the Business Combination Agreement will not be available to a party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Business Combination Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

•        by written notice if a governmental authority of competent jurisdiction will have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement, and such order or other action has become final and non-appealable; provided, however, that the right to terminate the Business Combination Agreement will not be available to either SC Assets or TLGY if the failure by it or its affiliates to comply with any provision of the Business Combination Agreement has been a substantial cause of, or substantially resulted in, such action by such governmental authority;

SC Assets would be able to terminate the Business Combination Agreement:

•        if the TLGY Board modifies its recommendation that shareholders vote “FOR” each of the Condition Precedent Proposals.

TLGY would be able to terminate the Business Combination Agreement:

•        if (i) there has been a breach by SC Assets, StablecoinX, SPAC Merger Sub or Company Merger Sub of any of their respective representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of such parties will have become untrue or inaccurate, in any case, which would result in a failure of certain specified conditions set forth in the Business Combination Agreement to be satisfied (treating the Closing Date for such purposes as the date of the Business Combination Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to SC Assets or (B) five (5) Business Days prior to the Outside Date; provided, that TLGY will not have the right to terminate the Business Combination Agreement pursuant to the Business Combination Agreement if at such time TLGY is in material uncured breach of the Business Combination Agreement.

Waiver and Amendments

At any time prior to Closing, any party to the Business Combination Agreement may, by approval by their respective board of directors or other officers or persons duly authorized (a) extend the time for the performance of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties (of the other non-affiliated party hereto) that are contained in the Business Combination Agreement or (c) waive compliance by the non-affiliated other parties hereto with any of the agreements or conditions contained in the Business Combination Agreement. The Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by TLGY, StablecoinX and SC Assets.

Expenses

None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful breaches of the Business Combination Agreement or for fraud claims prior to termination. Notwithstanding the foregoing, TLGY will also bear all fees, costs and expenses incurred by any party in connection the filing of the Registration Statement with the SEC and submitting a listing application for StablecoinX Class A Common Stock to Nasdaq.

Related Agreements

This section describes the Related Agreements, but does not purport to describe all of the terms thereof.    The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The full text of the Related Agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Shareholders of TLGY and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

Collaboration Agreement

In connection with the Business Combination, StablecoinX, SC Assets, Ethena and Ethena OpCo entered into the Collaboration Agreement, pursuant to which, among other things, Ethena agreed to provide StablecoinX a right to participate in certain future offerings of ENA Token made by it on terms no less favorable than other investors and to collaborate with StablecoinX on an ongoing basis to support the operation of StablecoinX’s infrastructure, staking and treasury activities of ENA Token and StablecoinX’s public advocacy for the Ethena Protocol within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, StablecoinX agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol including (a) proof-of-stake services for Converge; (b) holding ENA Tokens and other Ethena-related digital assets as a treasury reserve; (c) acting as a strategic public advocate for Ethena within the traditional finance ecosystem, including research, investor relations and conference participation; and (d) acting as a potential liquidity provider for Ethena-related token holders as approved by the Investment Committee. There are currently no separate agreements in place governing such products and services. StablecoinX also agreed that it would not change its principal business, acquire digital assets other than ENA Token, USDe and sUSDe or any other Ethena-related digital assets, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to StablecoinX Class B Common Stock. Further, during the term of the Collaboration Agreement, StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. It was also agreed that StablecoinX would establish an Investment Committee at the Closing, which will consist of one representative from StablecoinX, the Ethena Representative and one independent representative to be mutually agreed upon by the parties to the Collaboration Agreement. The Investment Committee will have authority over capital allocation decisions of StablecoinX, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of StablecoinX’s business.

In addition, the parties to the Collaboration Agreement agreed to take various actions in connection with and in furtherance of the transactions contemplated by the PIPE Subscription Agreements, including, but not limited to (i) using the Net Cash PIPE Proceeds to purchase Locked ENA Tokens from Ethena OpCo in accordance with the terms of the applicable Token Purchase Agreement, and Ethena OpCo agreed to deposit such Locked ENA Token into the applicable Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Token held in the applicable Custodial Account in an amount equal to the ENA Return Amount, (iii) the parties agreed to release the Locked ENA Token to StablecoinX in the event that the Closing occurs and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions. The initial term of the Contribution Agreement is five years and will automatically renew for successive one-year periods unless Ethena delivers written notice of non-renewal within 90 days of the end of the term. If the Contribution Agreement is terminated, the Ethena Representative will resign from the Investment Committee and the board of directors of StablecoinX and Ethena will forfeit any shares of StablecoinX Class B Common Stock then held by it for no consideration.

The Collaboration Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

Contribution Agreement

Concurrently with the execution of the Business Combination Agreement, TLGY, SC Assets, StablecoinX and Ethena entered into the Contribution Agreement, pursuant to which Ethena agreed to contribute $60 million of Locked ENA Token, valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger, in exchange for shares of SC Assets Class B Common Stock. As a result of the ENA Contribution and the Company Merger, immediately following the Closing, Ethena will beneficially own a majority of the voting power of the outstanding shares of StablecoinX Common Stock.

The number of shares of SC Assets Class B Common Stock to be issued to Ethena in consideration of the ENA Contribution shall be calculated as follows: the number of shares of SC Assets Class B Common Stock (the “Contribution Shares”) shall be equal to (A) the amount of the ENA Contribution, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value on the date of the Contribution Agreement and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in the Contribution Agreement), which shares will, upon consummation of the Company Merger, be exchanged, on a one-for-one basis, for shares of StablecoinX Class A Common Stock and shares of StablecoinX Class B Common Stock.

The Contribution Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date.

PIPE Subscription Agreements

On July 21, 2025 and September 5, 2025, TLGY, SC Assets and StablecoinX entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to make a private investment in SC Assets by purchasing the PIPE Shares prior to the Company Merger in the aggregate amount of approximately $893 million, of which approximately $349 million will be paid in ENA Tokens (including the $60 million ENA Contribution) prior to the Company Merger, and approximately $544 million was paid in Cash on or prior to the date of the applicable PIPE Subscription Agreements, in each case, pursuant to the terms of the applicable PIPE Subscription Agreements. To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to exceed the Beneficial Ownership Limitation, then, such Additional PIPE Investor will receive a portion of their PIPE Shares in the form of SC Assets Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a Pre-Funded Warrant to purchase the remaining number of PIPE Shares. The Pre-Funded Warrant is exercisable at any time after the original issuance date.

In accordance with the terms of the applicable Token Purchase Agreement (as described below), promptly after the date of the applicable PIPE Subscription Agreements, the Net Cash PIPE Proceeds, were used to purchase the Locked ENA Token from Ethena OpCo, which Locked ENA Tokens were deposited into the Custodial Account established for the benefit of the applicable Cash PIPE Investors, with Anchorage serving as Custodian. The Locked ENA Token and the applicable Permitted Expense Amount will be held in the applicable Custodial Account until the earlier of (i) the Closing and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements in accordance with their terms.

As soon as reasonably practicable following the Closing, the Locked ENA Tokens and the Permitted Expense Amount (net of any fees and expenses related to the applicable Custodial Account) will be released from the Custodial Account and transferred to an account designated by the SC Assets and StablecoinX. In the event that the Closing does not occur prior to the earlier of such date and time as the Business Combination Agreement and/or the PIPE Subscription Agreement is terminated in accordance with their terms, unless otherwise agreed to by the parties, Ethena will promptly (but in no event later than two business days thereafter) unlock a portion of the Locked ENA Token held in the applicable Custodial Account in an amount equal to the ENA Return Amount, and SC Assets and Ethena OpCo will jointly instruct the Custodian to release, in no event later than four business days after such termination date, the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the applicable Custodial Account), on a pro rata basis, to the applicable Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly (but in no event later than four business days after such termination date) returned to such PIPE Investor.

The number of PIPE Shares to be issued to each PIPE Investor will be calculated as follows: the total purchase price paid by such PIPE Investor, divided by (B)(x) $10.00 per share, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined in the applicable PIPE Subscription Agreement) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in the applicable PIPE Subscription Agreement).

The closing of the PIPE is contingent upon the satisfaction of all closing conditions to consummate the Transactions and the PIPE Investors’ consent to any amendments, modifications or waivers to the terms of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits of the PIPE Investors, among other customary closing conditions.

Pursuant to the PIPE Subscription Agreements, TLGY and StablecoinX have agreed to use commercially reasonable efforts to cause the shares of StablecoinX Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered on the registration statement of which this proxy statement/prospectus forms a part. To the extent that any such shares of StablecoinX Class A Common Stock are unable to be included therein, StablecoinX has agreed to certain obligations to register and maintain the registration of the PIPE Shares, including that, within 30 calendar days after the Closing, StablecoinX will file with the SEC (at StablecoinX’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and StablecoinX shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended to 90 calendar days if the SEC reviews and comments on the registration statement.

The PIPE Subscription Agreements and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) 12 months after the signing of the Initial PIPE Subscription Agreements or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by the PIPE Subscription Agreements will not be are not consummated as of the Closing Date.

Token Purchase Agreements

Concurrently with the execution and delivery of the applicable PIPE Subscription Agreements and to facilitate the transactions contemplated thereby, SC Assets, solely in its capacity as Administrative Agent for the Initial Cash PIPE Investors and the Additional Cash PIPE Investors, as applicable, and Ethena OpCo entered into the Token Purchase Agreements, pursuant to which, among other things, Ethena OpCo agreed to sell to SC Assets, solely in its capacity as Administrative Agent, (i) with respect to the Initial Token Purchase Agreement, the Locked ENA Token valued at $0.21056 per token, which represents a 30% discount to the fair market value of $0.3008 per token at the signing of the Initial Token Purchase Agreement, in an aggregate amount equal to the Initial Net Cash PIPE Proceeds, and (ii) with respect to the Additional Token Purchase Agreement, the Locked ENA Token valued at $0.29 per token, in an aggregate amount equal to the Additional Net Cash PIPE Proceeds, in each case, which Locked ENA Token was deposited by Ethena OpCo into the applicable Custodial Account shortly after the applicable Token Purchase Date. The Locked ENA Token may not be transferred for a period of 48 months after the applicable Token Purchase Date, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the applicable Token Purchase Date and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Sponsor Support Agreement

In connection with the Business Combination, TLGY, SC Assets, StablecoinX and the TLGY Insiders entered into an amended and restated sponsor support agreement (as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Sponsor Support Agreement”), pursuant to which, among other things, each of the TLGY Insiders agreed to: (1) vote its TLGY Ordinary Shares in favor of all proposals being presented at the extraordinary general meeting; (2) not transfer any securities of TLGY held by it until the earlier of (a) the Closing and (b) the valid termination of the Sponsor Support Agreement, subject to certain exceptions as provided in the Sponsor Support Agreement or permitted by the Business Combination Agreement or other agreement in connection with the Transactions; (3) not to redeem any TLGY Ordinary Shares held by it in connection with the Business Combination; and (4) immediately following the consummation of the SPAC Merger, exchange the Founder Shares and Private Placement Warrants, in each case, held by it, for (1) 3% of the total issued and outstanding shares of StablecoinX Class A Common Stock following the Company Merger, in the aggregate, and (2) an equal number of shares of StablecoinX Class B Common Stock. In connection with the Sponsors Securities Exchange, 92.6873% of the total Retained Shares will be issued in respect of the exchanged Founder Shares and the remaining 7.3127% of the Retained Shares will be issued in respect of the exchanged Private Placement Warrants.

Seller Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, StablecoinX, TLGY, SC Assets and a Seller entered into the Seller Support Agreement, pursuant to which, among other things, such Seller agreed to vote in favor of the adoption and approval of the Business Combination Agreement, the related documents to which SC Assets is a party and the Transactions.

The Seller Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

Lock-Up Agreements

Concurrently with the Closing and each Sponsor will enter into Lock-Up Agreements with StablecoinX, pursuant to which each Seller and each Sponsor will agree that the shares of StablecoinX Class A Common Stock received by each Seller and each Sponsor will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions. The shares of StablecoinX Class A Common Stock held by each Seller and each Sponsor will be locked up until the earlier of (i) six months after the date of the Closing and (ii) the date on which TLGY consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of StablecoinX stock for cash, securities or other property.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, each Founder Shareholder, each Seller, Ethena, TLGY and StablecoinX shall enter into the Amended and Restated Registration Rights Agreement, pursuant to which StablecoinX will (i) assume the registration obligations of TLGY under such registration rights agreement, with such rights applying to the shares of StablecoinX Class A Common Stock and (ii) provide registration rights with respect to the resale of shares of StablecoinX Class A Common Stock held by Ethena, each Founder Shareholder and each Seller.

We estimate that holders of an aggregate of 6,729,204 shares of StablecoinX Class A Common Stock will be entitled to registration rights immediately following the Closing, representing approximately 11.85% of the total issued and outstanding shares of StablecoinX Class A Common Stock following the Business Combination.

Background of the Business Combination

The terms of the merger are the result of negotiations between TLGY, SC Assets, the Ethena Foundation, and their respective representatives. The following is a summary of the key meetings and events that led to the signing of the Business Combination Agreement. This summary does not purport to catalogue every conversation among the parties or their representatives.

TLGY is a blank check company incorporated in May 2021 as a Cayman Islands exempted company to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. We initially focused our search on the global biopharmaceutical or technology-enabled business-to-consumer industries, however, due to challenging market conditions, we refined our search to focus on businesses with the following characteristics: (i) innovative and leading-edge technology with breakthrough potential, (ii) strong value proposition and significant potential to fuel sustainable and profitable growth, (iii) low minimum cash requirement with existing PIPE anchor, and (iv) business that appreciate TLGY’s SPAC structure and value add potential from the expertise of our officers, directors, and advisors.

In December, 2021, we consummated our initial public offering of 23,000,000 units at $10.00 per unit, generating gross proceeds of $230,000,000. Each unit consisted of (i) one TLGY Class A Ordinary Share, (ii) one-half of one Public Warrant, and (iii) a contingent right to receive at least one-fourth of one redeemable warrant following the initial business combination redemption time.

Prior to the consummation of the IPO, neither TLGY nor anyone on its behalf had any substantive discussions, formal or otherwise, with respect to a potential business combination transaction between TLGY and any third party.

As discussed elsewhere in this proxy statement/prospectus, on April 16, 2024, TLGY, the Former Sponsor, the Current Sponsors and the other parties thereto, entered into a Securities Transfer Agreement, pursuant to which, at a closing held on June 19, 2024, the Current Sponsors, for an aggregate purchase price of $1.00, purchased (i) 3,542,305 Founder Shares from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY, and (ii) 3,940,825 Private Placement Warrants from the Former Sponsor. After the completion of the IPO through the closing of the Securities Transfer Transaction, TLGY’s prior management (“Prior TLGY Management”) sought potential candidates for a business combination. During this search process, representatives of TLGY regularly updated and received input from prior members of the TLGY Board (“Prior TLGY Board Members”) on the status of the search process. Certain Prior Board Members were regular participants in the ongoing meetings and discussions with representatives of several potential target opportunities.

Prior TLGY Management was led by Jin-Goon Kim (the current Chairman of TLGY), a former partner of TPG Capital and a former CEO of industry leaders in Asia, including Dell Korea and Li Ning, along with co-presidents Dr. Theron E. Odlaug and Steven Norman who have helped run, build, and invest in leading public and private companies in the global healthcare and technology-enabled consumer sectors, respectively. Mr. Kim served as the Chief Executive Officer of TLGY until the consummation of the Securities Transfer Transaction and Messrs. Odluaug and Norman served as co-presidents of TLGY until their resignation on April 19, 2023 and March 28, 2024, respectively.

Terminated Business Combination with Verde Bioresins, Inc.

Prior to the closing of the Securities Transfer Transaction, the Prior TLGY Board Members approved the execution of an agreement and plan of merger with Verde Bioresins, Inc. (“Verde”), which was executed on June 21, 2023 (as amended, the “Verde Merger Agreement”). In light of unfavorable market conditions resulting in the inability for the parties to secure necessary financing (including a PIPE) on reasonable terms, on March 18, 2024, the parties to the transaction agreed to terminate the Merger Agreement and related agreements. Following the termination of the Verde Merger Agreement, Former TLGY Management continued to evaluate other possible business combination targets until their respective resignations from the company.

Following the termination of the Verde Merger Agreement and the consummation of the Securities Transfer Agreement, all of the Prior TLGY Management team and Prior TLGY Board Members resigned except for Jin-Goon Kim who resigned from his role as Chief Executive Officer but remained on as Chairman and Donghyun Han, who stayed on as a director of TLGY until his resignation in December 2024.

Search for a Target Business

Subsequent to the Securities Purchase Transaction, TLGY under the Current Sponsors reviewed ten targets other than SC Assets. TLGY’s new management and board reviewed and engaged with numerous potential targets across various sectors. These included:

•        Company A:    Prior to the execution of the Securities Transfer Agreement and in his ordinary business as an investor, Edward Chen, the managing partner of Carnegie Park Capital LLC (“Carnegie”), which is the manager of each of the Current Sponsors, was introduced to a potential opportunity with Company A, a social media video platform focused on promoting free speech, by Vikas Desai, who was appointed as a director and the Chief Executive Officer of TLGY after the Securities Transfer Transaction. On July 30, 2024, TLGY entered into a non-binding letter of intent (“LOI”) with Company A for a transaction that if consummated, would result in Company A merging with TLGY with the combined entity being publicly listed for trading on a major stock exchange in the United States. Following extensive due diligence review of Company A, which uncovered some inconsistencies in Company A’s visitor metrics, the parties agreed to mutually terminate the letter of intent on September 13, 2024.

•        Company B:    In December 2024, Young Cho, then a director of TLGY, introduced a potential opportunity with Company B, a privately-held Canadian bitcoin miner. Following an introductory call on December 6, 2024, the parties agreed to continue conversations regarding a potential business combination transaction. On January 7, 2025, Company B informed TLGY that it would no longer pursue a transaction with the company and would instead focus on a Canadian listing.

•        Company C:    On December 23, 2024, TLGY management held an introductory call with Company C, a private company in the staffing industry. TLGY signed a non-disclosure agreement (“NDA”) was signed with Company C on January 8, 2025, and a virtual data room (“VDR”) was made available to TLGY on January 20, 2025. The TLGY team attempted to conduct meaningful due diligence on Company C in February and March 2025, but were unable to do so due to the lack of cooperation from Company C. In light of this, TLGY terminated discussions with Company C.

•        Company D and Company E:    On January 7, 2025, a prior advisor to TLGY introduced Mr. Chen to Company D, a publicly traded biotech company, to discuss a three-way transaction involving a reverse merger of a subsidiary of Company E, another publicly traded biotech company, into Company D, together with a concurrent merger with TLGY. The intent of such a transaction was to use TLGY’s cash in trust as a potential source of funding for the transaction. Mr. Chen subsequently discussed the opportunity with Mr. Cho, who by that time was the Chief Executive Officer of TLGY, and on January 13, 2025, TLGY entered into a non-binding LOI with Company D outlining the terms for a three-way transaction, such that Company D could use it to present a proposal to Company E. Company E ultimately decided not to pursue the transaction and discussions with Company D terminated.

•        Company F:    On January 9, 2025, TLGY management, through an advisor of Carnegie’s, was introduced to Company F, a private company pursing municipal-scale water-energy solutions. Following an introductory call and the execution of an NDA on January 13, 2025, TLGY requested to speak with the company’s project financing sources as part of its due diligence. Following such conversations, TLGY terminated discussions after concluding it was unlikely Company F would be able to attain financing in the timeframe needed for TLGY to complete an initial business combination.

•        Company G:    On January 15, 2025, Mr. Cho was introduced to the Chief Executive Officer of Company G, a privately-held centralized derivatives crypto-exchange, to explore a potential business combination transaction. After an introductory meeting on January 16, 2025, Company G provided TLGY with a financial statement overview on January 21, 2025. On January 24, 2025, TLGY communicated a proposed valuation for Company H at $6 billion, inclusive of a $2 billion earn-out. On January 27, 2025, Company G’s Chief Executive Officer told TLGY they were still considering various options, including theirs. On March 4, 2025, Company G’s Chief Executive Officer informed TLGY that Company G would be pursuing a different path and would no longer be considering a transaction with them.

•        Company H:    On February 13, 2025, Mr. Cho initiated discussions with Company H, a publicly traded digital asset management firm listed in Europe, about a potential transaction with TLGY that would result in Company H or a subsidiary of Company H being listed on a U.S. exchange. Discussions included utilizing a subsidiary of Company H to implement a digital asset treasury strategy. Following a meeting between TLGY and Company H on February 20, 2025, on February 22, 2025 the parties executed an NDA. During the following month, the parties discussed potential issues related to creating a digital asset treasury company, including potential regulatory considerations. On April 2, 2025, Company H’s representatives informed TLGY that its principals were no longer interested in a deSPAC transaction.

•        Company I:    On February 21, 2025, representatives of Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“Cohen”) made an unsolicited introduction between TLGY and Company I, a publicly listed company in Europe seeking a U.S. listing. After a meeting with Company I management on February 28, 2025, TLGY delivered a non-binding LOI to Company I on March 3, 2025, which provided a proposed valuation of $1.5 billion for Company I. Company I did not respond to the non-binding LOI and no additional discussions with them took place.

On January 8, 2025, Mr. Cho introduced Mr. Chen over email to the founder of Company J, a private U.S.-based crypto-native venture capital firm, to discuss potentially taking Company J public through a deSPAC transaction. The parties agreed to find time to meet to discuss the opportunity in person.

On January 13, 2025, Mr. Cho and Mr. Chen met with the founder of Company J in Company J’s offices. The parties discussed taking Company J public through a deSPAC transaction. The parties also discussed the possibility of pursuing a similar digital asset treasury strategy by merging TLGY with a validator business Company J had been incubating, and raising third-party capital to fund the purchases of locked tokens from a crypto foundation. Company J’s founder suggested that he could reach out to a number of foundations on TLGY’s behalf to explore such a transaction. On January 17, 2025, an NDA was signed between TLGY and Company J to facilitate such further discussions.

From late January to February 2025, Mr. Cho, Mr. Chen and the founder of Company J held numerous meetings and discussions to explore a potential transaction to create a digital asset treasury company. Key negotiating points included the valuation of Company J’s validator business, potential regulatory issues, transaction timing and costs, and which crypto foundations to approach. During these discussions, Mr. Chen expressed the view that Company J’s validator business should not be valued at more than $20 million given its pre-revenue status and that any higher valuation would likely be viewed unfavorably by PIPE investors who would view such a valuation as dilutive to their underlying digital asset treasury exposure. The founder of Company J, however, viewed the valuation as too low given Company J’s growth expectations for its validator business. The parties also discussed transaction costs and which party would bear such costs if the transaction fell through and other strategies for a potential transaction.

To advance discussions, on February 4, 2025, TLGY proposed to Company J that the parties create a new digital asset treasury company through the merger of TLGY and Company J’s validator business and valued Company J’s validator business at $40 million, comprising $20 million upfront and $20 million in earnouts, with a $100 million PIPE to fund locked token purchases.

Over the course of the month, Company J provided updates to TLGY regarding its outreach to various crypto foundations, including Foundation A, the foundation representing a Layer-1 blockchain platform Company J had a significant investment in, and Foundation B, the foundation representing a Layer-1 blockchain platform tied to a popular messaging platform, to gauge interest in a digital asset treasury transaction. Company J delayed making introductions between TLGY and these foundations as they preferred to negotiate terms directly with the foundations.

On February 28, 2025, Mr. Chen met with the founder of Company J to express frustration on the lack of progress on the proposed transaction. As discussions with Company J stalled, TLGY began engaging directly with potential foundation partners.

On March 18, 2025, Joshua Yang, an advisor to Carnegie, introduced Mr. Chen to the Chief Financial Officer of Company K, a large centralized crypto-exchange. On March 24, 2025, Mr. Chen, Mr. Yang and the Chief Financial Officer of Company K held a conference call to discuss the digital asset treasury strategy and the potential to use TLGY as the listing vehicle. The call ended with the Chief Financial Officer of Company K offering to make introductions to various foundations he thought could be potential partners.

On March 25, 2025, the Chief Financial Officer of Company K introduced Mr. Chen and Mr. Yang to Guy Young, the founder of Ethena Labs, S.A. (“Ethena Labs”), which serves as a service provider to the Ethena Foundation.

On March 27, 2025, an introductory meeting was held between Mr. Cho, Mr. Chen, Mr. Yang, and Steven Shi, Head of Institutional Growth and Zach Rosenberg, General Counsel, as representatives of Ethena Labs, where the parties discussed the potential benefits of a digital asset treasury strategy for the Ethena Foundation and the Ethena ecosystem. Ethena Labs made clear at this meeting that any future discussions with representatives of Ethena Labs, as a service provider to the Ethena Foundation, would ultimately be on a basis in which the Ethena Foundation management team would need to be consulted and approve, including, among other things, the terms and conditions of the digital asset treasury strategy transaction structure and the terms of the Related Agreements, negotiated by representatives of Ethena Labs. Following a series of calls between March 31 and April 1, 2025, the parties continued to discuss high level transaction structure, the legal and regulatory issues to consider, the feasibility of governance rights and equity ownership of the digital asset treasury company by the Ethena Foundation, and the timing of a joint public announcement if the parties were to sign an LOI. In order to expedite discussions, TLGY sent the Ethena Foundation an NDA, which was subsequently executed on April 1, 2025, along with an initial draft of a non-binding LOI.

On April 1, 2025, Mr. Cho, and Mr. Chen held a conference call with the founder of Company J to discuss the opportunity with the Ethena Foundation, with TLGY expressing that if Company J wanted to participate in the transaction as the operating company, terms between Company J and TLGY would need to be finalized quickly. The parties discussed the proposed terms that TLGY had provided Company J on February 4, 2025 and some lingering issues that both sides had with such terms, including the valuation for the validator business and which party would bear the risk of paying transaction costs if the transaction were to terminate.

Shortly after the April 1, 2025 call with Company J, Mr. Cho and Mr. Chen discussed over the phone the interaction with Company J. Mr. Chen expressed concern that Company J remained non-committal towards a transaction and was indirectly requiring TLGY to bear the entire transaction risk. They also discussed alternative transactions which would potentially result in less dilution to Public Shareholders than a deal with Company J, including creating their own validator business that could serve as a potential business combination target. It was concluded that the TLGY team should prioritize securing a non-binding LOI with the Ethena Foundation, and continue discussions with Company J and other node validator operators to either acquire a validator or partner and create a new entity.

On April 2, 2025, TLGY sent an initial draft of a non-binding LOI to the Ethena Foundation. The non-binding LOI contemplated TLGY merging with a validator business to be identified and the Ethena Foundation entering into a 5-year partnership agreement with the combined company that would include, among other things, the Ethena Foundation contributing up to $100 million of ENA Token priced at a 50% discount to the spot price of ENA at transaction closing, an ongoing right of first refusal (“ROFR”) to participate in any future discounted token sale by the Ethena Foundation, subject to a mutually agreed cap, and for any capital raised through a PIPE to be able to be used to acquire ENA Token from the Ethena Foundation at the same 50% discount. From a governance perspective,

TLGY would retain the ability to nominate all members of the board of the combined company, and a dual class share structure would be implemented to allow the Current Sponsors and their affiliates to retain voting control of the combined company. The non-binding LOI also contemplated a 90-day exclusivity period.

Between April 3 and April 9, 2025, the parties continued to negotiate the terms of the non-binding LOI. Key points included the size of the discount with respect to the locked ENA tokens purchase, replacing the ROFR with a right of participation (“ROP”) for future token sales, and changes to the governance rights whereby the Ethena Foundation would retain majority voting rights. Given TLGY’s desire to announce an LOI in advance of its upcoming extension meeting to be held on April 15, 2025, the parties agreed to defer the decision on certain commercial items including the size of the locked ENA Token purchase discount, whether and how much equity in the combined company the Ethena Foundation would purchase, and whether Ethena would have any representation on the combined company’s board.

On April 8, the TLGY Board met to discuss the proposed transaction with the Ethena Foundation. At the meeting the TLGY Board unanimously approved entering into the non-binding LOI.

The non-binding LOI was executed on April 9, 2025 and on April 10, 2025, TLGY filed a Form 8-K announcing that it had entered into such non-binding LOI with the Ethena Foundation.

Following the announcement, Mr. Cho and Mr. Chen each received a message from the founder of Company J asking if the public disclosure of the non-binding LOI with the Ethena Foundation meant the opportunity for Company J to be a party to the transaction was no longer available. Edward Chen responded that now that the non-binding LOI with the Ethena Foundation was signed, TLGY would be looking to advance discussions on identifying a node validator as the target to the transaction. Mr. Chen, however, noted that some of the lingering issues around structuring from their previous discussions remained and that Company J would have to accept TLGY’s proposed terms in order for their discussions to continue. The founder of Company J responded that such a proposal was not a structure that Company J could entertain and discussions between Company J and TLGY formally ended on April 11, 2025. In light of discussions ending with Company J, TLGY planned to increase its engagement with other node validator operators to either acquire a validator or partner and create a new entity.

On April 15, 2025, TLGY held its extension meeting at which all proposals were approved, including a proposal to amend the TLGY Organizational Documents to extend the time the company had to complete an initial business combination by up to an additional 12 months

On April 17, 2025, Mr. Cho, Mr. Chen, and representatives of Ethena Labs (Mr. Shi and Mr. Rosenberg) met to discuss the outcome of the extension meeting. TLGY also updated Ethena Labs on their conversations with Company J and that representatives of TLGY and Carnegie had begun conversations with several node validation providers as potential partners to create a new validator business that Mr. Cho and Mr. Chen would principally capitalize and own. TLGY and Ethena Labs discussed potential white-label node validation providers. TLGY and Ethena Labs also discussed next steps with respect to the outstanding commercial issues that had not been finalized when they signed the initial LOI, with Ethena Labs indicating that the Ethena Foundation needed more time to consider the open points.

On April 22, 2025, Mr. Rosenberg of Ethena Labs emailed Mr. Cho and Mr. Chen advising that Ethena Labs had had further conversations with the Ethena Foundation’s legal counsel, Ropes & Gray LLP (“Ropes”) regarding the open commercial points and that Ropes would reach out to TLGY’s legal counsel, Perkins Coie LLP (“Perkins”) to discuss further. Later that day, Ropes and Perkins held a preliminary call to discuss the transaction, including the expected timeline to closing given that the potential target operating business could be a newly formed validator business, and the pathway to listing the combined company’s securities on Nasdaq in light of the fact that TLGY’s securities were then trading on the OTC Markets.

On April 25, 2025, through a mutual acquaintance, Mr. Chen was introduced to Ahmed J. Aly, the owner of Flow Labs, a node validator operator. Mr. Chen discussed with Mr. Aly the opportunity to partner and create a new node validator business using Flow Labs’ technology. During these conversations, Mr. Aly suggested that Flow Labs’ parent entity, Schulz von Jacob Ltd. (“SVJ”), may be willing to provide a software license to its node validation software in exchange for equity in the newly formed validator business. Mr. Aly also suggested that, if necessary, Flow Labs could enter into an arrangement to provide management services for the validators. The parties agreed to stay in contact and continue the conversation after discussions with the Ethena Foundation advanced.

On May 2, 2025, Mr. Chen met with Mr. Young of Ethena Labs at an industry conference in Dubai to discuss the status of the transaction with TLGY. During the meeting, Mr. Young of Ethena Labs noted that the Ethena Foundation could not accept a discount greater than 30-35% on the locked token purchase from the Ethena Foundation, and asked if TLGY would be amenable to a transaction in that range. Mr. Chen said he would bring the topic up with Mr. Cho but noted that the parties needed to make a greater effort to advance discussions given the time that had lapsed since the initial execution of the non-binding LOI. In a subsequent call with Mr. Cho after the meeting, both Mr. Chen and Mr. Cho agreed that TLGY could accept a discount of 30-35%, which was subsequently communicated to Ethena labs and the Ethena Foundation.

On May 2, 2025, through May 21, 2025, TLGY, Ethena Labs and TLGY’s and the Ethena Foundation’s and their respective legal counsels continued to discuss the transaction, including the combined company’s path to a Nasdaq listing.

On May 7, 2025, following the TLGY Board’s discussion and approval of its Form 10-Q, the TLGY Board held an executive session at which Mr. Cho provided the TLGY Board with a detailed update on the progress of the negotiations with Ethena Labs, and the Ethena Foundation including Mr. Chen’s recent meeting with Mr. Young of Ethena Labs. Mr. Cho also updated the Board that Mr. Cho and Mr. Chen were in discussions with various node validator service providers to potentially partner and stand up a new validator business that could serve as the merger target.

On May 8, 2025, Mr. Cho and Mr. Chen held a call with Mr. Aly to further discuss the potential to purchase a software license for SVJ’s node validation software and what a managed services agreement might entail. At the end of the call, Mr. Aly agreed to send a proposal that provided a detailed operational and cost plan for Mr. Cho and Mr. Chen to consider.

On May 21, 2025, Ethena Labs, on behalf of the Ethena Foundation, outlined a proposal to TLGY for the remaining key commercial terms that were outstanding. Between May 21, 2025 and May 28, 2025, the parties negotiated these remaining key commercial terms including:

•        Sponsor Economics:    Ethena Labs proposed that the TLGY Insiders forfeit 90% of their Founder Shares with 5% being retained at the Closing and the remaining 5% subject to price-based earnout hurdles of $15 and $20 per share after the Closing and forfeit all of their Private Placement Warrants. In exchange for such forfeitures, the TLGY Insiders would have the right to receive an additional 3 million shares subject to KPI-based earnout hurdles linked to ENA Token per share growth metrics. Ethena Labs also proposed that any shares received by the TLGY Insiders at Closing would be subject to a 6-month lockup with no early release mechanism. TLGY countered with a proposal for the forfeiture of 90% of the Founder Shares held by the TLGY Insiders, with the full 10% retained being available at Closing, and the possibility to retain more Founder Shares based on the size of the PIPE. TLGY agreed to the forfeiture of all of the Private Placement Warrants but proposed that such warrants should be exchanged for approximately 2 million of additional earnout shares at Closing. TLGY also proposed that the earnout shares be split into two buckets, with 50% being subject to KPI-based earnout hurdles, as previously suggested, and the remaining 50% being subject to price-based hurdles based on a 200%, 300%, 400% and 500% increase in the price of ENA Token. TLGY agreed to Ethena Lab’s proposed lockup restrictions. After several rounds of negotiation, the parties agreed to a transaction structure whereby the TLGY Insiders would forfeit 90% of their Founder Shares with the remaining 10% available at Closing and the ability to retain additional Founder Shares based on size of the PIPE. The TLGY Insiders would also forfeit all of their Private Placement Warrants. In exchange for such forfeitures, the TLGY Insiders would receive a total of up to 3.6 million earnout shares, with 50% being tied to KPI-based hurdles, and 50% being tied to share-price hurdles. All shares received by the TLGY Insiders would be subject to a 6-month lockup restriction.

•        TLGY Public Shareholder Dilution and SC Assets Valuation:    Ethena Lab’s proposal did not initially specify a value for SC Assets, the to be formed node validator company to be acquired. Based on TLGY’s review of other recent node validator acquisitions, which were in the $5 to $10 million range, TLGY proposed valuing SC Assets at $7 million, resulting in approximately 6.6% dilution to public shareholders, assuming no redemptions and a contemplated $100 million PIPE. TLGY also considered recently announced digital asset treasury company transactions with Nasdaq and NYSE-listed companies that generally offered higher valuations to the sponsors who facilitated the crypto strategy for the listed company. Examples included a bitcoin treasury strategy company announced on May 12, 2025, that allocated $25 million in value to the sponsors, resulting in approximately 4.5% dilution to PIPE and public shareholders, and a Solana treasury strategy company announced on April 21, 2025 that allocated its sponsors a 1.75% annual asset management fee on the $100 million in capital it raised, which TLGY estimated had a net present value of $17.5 million, resulting in approximately 16.9% dilution to PIPE and public shareholders. Ethena Labs indicated that it thought the SC Assets valuation was too high and TLGY responded that it believed the $7 million value was fair given the dollar valuations from the recent transactions noted above as well as TLGY’s recent negotiations with Company J where they required at least $20 million upfront for their validator business. During these discussions, TLGY also considered the impact of the proposed valuation on dilution to TLGY’s public shareholders and sought to negotiate a valuation that would limit dilution to public shareholders relative to comparable digital asset and validator transactions. In addition, TLGY noted the valuation was reasonable to PIPE and public shareholders as the potential dilution from SC Assets was on the lower-end of recent precedent transactions. After several further discussions, Ethena agreed to a valuation for SC Assets of $7 million, subject to the approval of the Ethena Foundation.

•        Token Purchase Discount:    Ethena Lab’s proposal specified a discount range of 30%-35% for token purchases from the Ethena Foundation based on a 30-day VWAP. TLGY responded with a fixed discount of 35%. Over the course of several discussions, the parties agreed on a final discount of 30% for the purchase of locked ENA tokens from the Ethena Foundation.

•        Post-Closing Governance and Management:    The Ethena Foundation proposed that in addition to the Ethena Foundation retaining majority voting rights, it would also retain the ability to nominate one member to a five member board of directors of the post-Closing company, with TLGY retaining the right to nominate one member and the remaining three independent members being jointly decided upon at a later date prior to Closing. The Ethena Foundation also requested that both parties work towards identifying an appropriate chief executive officer candidate for the post-Closing company between the announcement of the transaction and the Closing. The parties also discussed the possibility that Young Cho could serve in such capacity, or in the chief financial officer role given his experience in the digital assets and crypto industries as well as his experience with public companies. TLGY subsequently communicated to the Ethena Foundation that it would be amenable to these proposals.

These terms were memorialized in an amended and restated LOI, which was executed on June 6, 2025.

Between June 7 and July 5, 2025, the parties worked on drafting the definitive legal documents and conducted a PIPE roadshow process. No placement agent was used during this process.

On June 18, 2025, TLGY engaged Scalar LLC, a leading independent valuation firm, to evaluate the transaction and provide an opinion relating to the fairness, from a financial point of view, to the Public Shareholders of the consideration to be received by them in the Business Combination.

On June 30, 2025, SC Assets was formed to be the node validator business. Initial principal shareholders of SC Assets were Mr. Cho, Mr. Chen, and SVJ. As part of SVJ’s equity ownership in SC Assets, SVJ contributed cash and a perpetual, irrevocable, worldwide, royalty-free, and non-exclusive software license to SVJ’s “Node-as-a-Service” platform software. On August 8, 2025, SC Assets also entered into a managed services agreement with Flow Labs Limited, a subsidiary to SVJ, whereby Flow Labs would provide maintenance support and software development to SC Assets on an ongoing basis.

On July 6, 2025, Mr. Young of Ethena Labs informed Mr. Cho and Mr. Chen that several large potential PIPE investors preferred to fund their commitments upfront at the transaction announcement and requested a change to the transaction structure that would accommodate doing so. In response, the parties decided to restructure the PIPE to require upfront funding for those investors paying for their shares in cash or cash-denominated stablecoins, which would provide investors with exposure to ENA Token’s price performance between announcement and closing. From July 8 to July 21, 2025, Perkins and Ropes revised the transaction documents to reflect such changes.

On July 20, 2025, the TLGY Board convened to review the proposed transaction. Mr. Cho presented the final terms, including the merger with SC Assets (an entity owned by Mr. Cho and Mr. Chen) at a $7 million valuation, the collaboration agreement with the Ethena Foundation, and PIPE commitments totaling $363 million (including the $60 million ENA Contribution). The Representatives from Perkins and Scalar were also in attendance. The TLGY Board discussed the potential conflicts of interest given that SC Assets was owned by members of TLGY management and the Current Sponsor. Management explained the valuation was determined through arms-length negotiations with Ethena Labs and the Ethena Foundation and was consistent with comparable transactions. Scalar also presented the findings of their fairness opinion to the TLGY Board, and the TLGY Board approved the Business Combination Agreement and the transactions contemplated thereby. The Business Combination was publicly announced on July 21, 2025.

On or about August 15, 2025, Guy Young of Ethena Labs, at the direction of the Ethena Foundation, contacted Mr. Chen to discuss raising additional PIPE financing to support the combined company’s accumulation of ENA Token at Closing. Mr. Chen discussed the opportunity with Mr. Cho and agreed to pursue the second PIPE on the condition that the forfeiture and earnout mechanism provided in the initial Sponsor Support Agreement was restructured to compensate the TLGY Insiders for the additional dilution they would experience from the additional PIPE raise and the increased challenges TLGY would face in achieving the previously agreed upon earnout hurdles in light of the significant amount of ENA Token that the combined company would now own at Closing.

Between August 15 and August 19, 2025, the parties negotiated an amended and restatement to the Sponsor Support Agreement to remove the earnout structure entirely and instead the TLGY Insiders would receive a certain number of StablecoinX Class A Common Stock equal to a fixed percentage of the pro forma outstanding shares of StablecoinX Class A Common Stock at Closing. TLGY initially proposed that the TLGY Insiders should retain a fixed percentage of 5%, which Ethena Labs, at the direction of the Ethena Foundation, countered with a fixed percentage of 3% that the parties eventually agreed upon. To facilitate the additional PIPE, the parties also negotiated and prepared an amended and restated Collaboration Agreement, the Additional PIPE Subscription Agreements and the Additional Token Purchase Agreement.

On August 15, 2025, Ethena Lab also suggested that SC Assets engage Cohen to serve as placement agent to help support the Additional PIPE.

Between August 15 and August 19, 2025, SC Assets and Cohen negotiated the terms of the placement agent engagement letter. On August 19, 2025, SC Assets and Cohen signed an engagement letter, pursuant to which, among other things, Cohen was engaged to act as a capital markets advisor in connection with the Business Combination and placement agent for SC Assets in connection with the Additional PIPE. In connection with such services and only if the Closing occurs, Cohen is entitled to receive a fee equal to (i) $1.5 million paid in unlocked ENA Token valued at a 5% discount to the 7-Day TWAP at the signing of the Initial PIPE Subscription Agreement and (ii) 4.5% of the gross proceeds introduced by Cohen received by SC Assets in the Additional PIPE.

From August 16 to September 5, 2025, TLGY, SC Assets, Ethena Labs, at the direction of the Ethena Foundation, and Cohen discussed the Additional PIPE opportunity with investors.

On September 5, 2025, the parties executed the amended and restated Sponsor Support Agreement, amended and restated Collaboration Agreement, the Additional PIPE Subscription Agreements and the Additional Token Purchase Agreements.

The TLGY Board’s Reasons for the Approval of the Business Combination

In evaluating the proposed business combination with SC Assets, the TLGY Board consulted with TLGY’s management and its financial, legal, and other professional advisors. Prior to approving the Business Combination, the TLGY Board was made aware that Young Cho and Edward Chen were the co-founders and owners of SC Assets and that they have potential conflicts of interest with respect to the Business Combination. See the section entitled “–Interests of Certain TLGY Persons in the Business Combination” for additional information. On July 20, 2025, the TLGY Board: (i) determined that the Business Combination is in the best interests of TLGY and its shareholders; (ii) approved and adopted the Business Combination Agreement and related Transaction Documents and the Business Combination; and (iii) recommended that TLGY’s shareholders approve the proposals necessary to consummate the Business Combination.

The TLGY Board considered numerous factors — both positive and negative — without assigning specific weights to any single factor. Individual directors may have placed different emphasis on different factors. The Board’s decision reflects the totality of information available to it, and this explanation should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements.”

Factors Supporting the Business Combination

•        Strategic Exposure to ENA and the Ethena Ecosystem.    The Business Combination provides public investors with exposure to ENA Tokens, the governance token of the Ethena Protocol. Affiliates of the Ethena Foundation issue ENA Tokens, sENA and sUSDe, and an affiliate of Ethena Labs issues the USDe stablecoin, which is the third-largest stablecoin in circulation by market capitalization as of July 2025. In the long-term, it is expected that ENA Tokens will appreciate in value to the extent the market for USDe and the Ethena ecosystem grow. This is because growth in USDe circulating supply may increase protocol revenue, a portion of which may be shared with sENA holders if certain governance actions are taken. Specifically, the Wintermute Proposal introduces a potential mechanism which, if approved and activated through protocol governance, would direct a portion of the revenue generated by the Ethena Protocol for the benefit of holders of sENA in some fashion, which has yet to be defined. This mechanism is not currently active, may be modified or never implemented, and any decision to activate it would be subject to future governance approval and other conditions. The market value of ENA Tokens may reflect potential benefits from such mechanism (if it is ever implemented) and other governance rights that influence the performance of USDe and sUSDe. Other Ethena-based blockchains or networks may also use ENA Tokens as its respective native settlement currency. The Collaboration Agreement permits StablecoinX to hold other Ethena-related assets such as USDe and sUSDe. StablecoinX does not currently intend to purchase or directly hold material amounts of USDe or sUSDe at the Closing. Any future purchases of USDe or sUSDe would be subject to approval from StablecoinX’s Investment Committee and market conditions. The TLGY Board believes that strategic exposure to this growing and evolving digital-asset ecosystem presents a compelling opportunity for value creation for StablecoinX and its shareholders. See the section entitled “Information about SC Assets — Industry and Market Overview — Overview of the Ethena Ecosystem and Tokenomics” for more information about the tokenomics of ENA Tokens, sENA, USDe and related digital assets.

•        Validator-Based Business Model with Embedded Token Economics.    After the Closing, StablecoinX will operate validator infrastructure that supports the Ethena ecosystem on the proposed Converge network or on other validation opportunities in the Ethena ecosystem utilizing ENA Token (once Ethena migrates its protocol to Converge, or any other validation opportunities in the Ethena ecosystem utilizing ENA Token), generating recurring rewards through transaction validation and staking yields. This business model is expected to offer both a predictable revenue stream and potential upside linked to the appreciation and broader adoption of ENA Token and related Ethena ecosystem assets.

•        Potential Profit Participation in USDe Protocol.    The Ethena community has approved a proposal under which, once specific governance and operational milestones are achieved, including continued growth in USDe supply, cumulative protocol revenue targets, and expanded exchange listings, holders of ENA Token could potentially receive distributions of transaction fees generated by USDe activity. Any such benefit would occur through distributions to sENA holders if the protocol’s Wintermute Proposal is approved and activated. The market value of ENA Tokens may reflect investor expectations regarding the potential benefits to be received if the Wintermute Proposal was ever implemented and other governance rights that influence USDe and sUSDe performance. The TLGY Board views this as an important potential source of long-term economic upside for StablecoinX and its shareholders, while acknowledging that timing and amounts of any such indirect benefit remain subject to further community governance approval and regulatory considerations.

•        NAV-Accretive Platform Architecture.    The TLGY Board considered the market precedent of digital-asset treasury vehicles that can trade at premiums to their net asset value (“NAV”). A premium-to-NAV trading profile could allow StablecoinX to raise capital above the underlying value of its digital assets, thereby making subsequent equity issuances accretive to existing shareholders. The TLGY Board believes that StablecoinX’s structure and exposure to ENA Token and validator rewards positions it to achieve similar NAV-accretive dynamics, enhancing capital formation flexibility.

•        ENA Staking and Yield Generation.    StablecoinX intends to participate in ENA Token staking and delegated proof-of-stake (“PoS”) programs, including potential delegation requests from the Ethena Foundation to trusted validators. The TLGY Board believes that prudent staking of ENA Tokens can generate a modest but recurring yield, complementing validator rewards and creating a diversified revenue base. This staking strategy also aligns StablecoinX with the long-term network security and governance objectives of the Ethena ecosystem and anticipated Converge network or any other validation opportunities in the Ethena ecosystem utilizing ENA Token.

•        Ability to Purchase Discounted ENA Tokens.    StablecoinX expects, subject to customary approvals, to raise additional capital and, from time to time, purchase ENA Tokens directly from the Ethena Foundation at negotiated discounts to prevailing market prices pursuant to the Collaboration Agreement. The TLGY Board believes that such purchases provide investors with a lower effective entry point into ENA Token and create a margin of protection against potential declines in the market price of ENA Token, enhancing the overall economic profile of the combined company.

•        Launch of Converge Blockchain & Enhanced ENA Tokenomics.    The launch of the proposed Converge network is expected to significantly enhance the appeal or “tokenomics” of ENA Token. As previously announced, the proposed Converge network is expected to serve as an institutional-grade Ethereum Virtual Machine (“EVM”)-compatible network, designed for tokenization, settlement, and smart contract applications. ENA Token is anticipated to be the native settlement token on the proposed Converge network, thereby increasing its demand, utility, and network usage. This enhanced utility and the embedded applications of Converge are expected to add to the ENA Token’s economic utility, potentially elevating its value and strengthening StablecoinX’s exposure thereto.

•        Attractive Market Opportunity and Strategic Partnership.    The TLGY Board recognized that the combined company would represent the first known publicly listed company providing direct exposure to ENA Tokens and the broader Ethena ecosystem. The TLGY Board expects that this unique positioning will offer public investors access to a high-growth segment of the digital-asset market that has previously been available only to private participants. In addition, StablecoinX has entered into the Collaboration Agreement, which provides for a long-term collaboration and support partnership with the Ethena Foundation, designed to bolster the stability and expansion of the ENA Token and USDe protocols. This partnership is expected to provide StablecoinX with strategic alignment and potential preferential opportunities — such as early participation in network initiatives and validator roles — that the TLGY Board believes will strengthen the combined company’s market presence and long-term growth prospects.

•        Lock-Up Arrangements.    The Business Combination Agreement provides that current equity holders of TLGY and SC Assets receiving shares of StablecoinX Common Stock will be subject to customary lock-up restrictions following the Closing. The TLGY Board considered these restrictions an important mechanism to help support an orderly trading market for StablecoinX’s shares and mitigate post-closing price volatility.

•        Negotiated Transaction and Terms of the Business Combination and Ancillary Documents.    The TLGY Board considered that the financial and other terms and conditions of the Business Combination Agreement and the Transaction Documents are reasonable. The TLGY Board also evaluated each party’s representations, warranties, covenants, and agreements, as well as the conditions to each party’s obligations and the commitment of each party to complete the Business Combination.

•        Post-Business Combination Corporate Governance.    The TLGY Board considered the corporate governance structure of StablecoinX following the closing, including anticipated board composition, rights of TLGY and SC Assets management, and governance mechanisms designed to support oversight, accountability, and alignment of interests between Public Shareholders and management. The TLGY Board believes that the proposed governance arrangements, including the establishment of an Investment Committee to oversee the capital allocations of StablecoinX after Closing, which consists of one representative from the Ethena Foundation, one representative from StablecoinX and one independent representative, are appropriate to facilitate effective supervision of the combined company while promoting long-term shareholder value.

•        Experienced Management Team.    It is anticipated that Young Cho, the Chief Executive Officer of TLGY and SC Assets will serve as Chief Financial Officer of StablecoinX following the Closing. In addition to Mr. Cho, StablecoinX is expected to be led by an experienced management team with a track record in blockchain infrastructure, digital-asset operations, and validator technology. The TLGY Board believes that the equity ownership and transfer restrictions of StablecoinX’s future management team will align management incentives with long-term shareholder interests.

•        Due Diligence and Fairness Opinion.    TLGY, with the assistance of its legal, financial, and technical advisors, conducted due diligence of SC Assets, including review of its proposed validator operations, anticipated token economics and cybersecurity protocols. TLGY’s financial advisor, Scalar, delivered an opinion that, as of the date rendered, the consideration to be received by the Public Shareholders in the Business Combination is fair, from a financial point of view, to such shareholders.

•        Reasonable Valuation and Negotiated Terms.    Following review of market comparables and valuation analyses, the TLGY Board concluded that the aggregate consideration to be paid for SC Assets is reasonable and that the Business Combination Agreement contains customary representations, warranties, covenants, and closing conditions protective of shareholder interests.

•        Shareholder Flexibility.    Public Shareholders may elect to (i) remain holders of StablecoinX Class A Common Stock after the Closing, (ii) sell their TLGY Class A Ordinary Shares in the market, or (iii) redeem their TLGY Class A Ordinary Shares for the pro-rata cash redemption amount, consistent with TLGY’s Organizational Documents.

•        Fairness Opinion.    The Fairness Opinion of Scalar to the TLGY Board to the effect that, as of that date and qualified by the assumptions, qualifications and limiting conditions therein, the consideration to be received by the TLGY shareholders (other than the Excluded Shareholders) in the Business Combination is fair, from a financial point of view, as more fully described in the section entitled “— Opinion of the TLGY Financial Advisor” below.

In connection with its evaluation of the Business Combination, the TLGY Board also considered a variety of risks and uncertainties and other potentially negative factors concerning the Business Combination, including the following:

•        Reliance on the Ethena Ecosystem.    StablecoinX will hold ENA Tokens and potentially other Ethena tokens as part of its digital asset treasury strategy. StablecoinX will operate its validator business using the ENA Token it receives from the PIPE and ENA Contribution and, after the Closing, additional discounted ENA Token it may purchase from the Ethena Foundation under the terms of the Collaboration Agreement or accumulates through its staking efforts. Further, during the term of the Collaboration Agreement, StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. As a result, StablecoinX’s business will be significantly dependent on the performance, adoption, and credibility of the Ethena Foundation and its associated assets.

•        Digital-Asset and Token Price Volatility.    The market prices of ENA Tokens and other digital assets may fluctuate significantly, potentially due to broader cryptocurrency market movements, regulatory developments, technological changes, or general economic conditions. These fluctuations could materially affect the value of StablecoinX’s digital assets, its NAV, and overall financial performance.

•        Regulatory Uncertainty.    Digital-asset markets are subject to evolving and potentially uncertain regulatory treatment in multiple jurisdictions. ENA Token and USDe, as governance and stablecoin tokens, respectively, may be considered securities or other regulated instruments by regulators, including the SEC. Regulatory actions, including restrictions on issuance, trading, staking, or use of these tokens, could adversely affect StablecoinX’s operations, revenue streams, and market access.

•        Execution and Technology Risk.    Ethena Labs’s development of the proposed Converge Layer-1 blockchain or other any other validation opportunities in the Ethena ecosystem utilizing ENA Token, StablecoinX’s validator infrastructure, and staking operations involve complex technology and systems integration. Potential challenges include software bugs, network congestion, security vulnerabilities, cyberattacks, operational failures, and delays in adoption. Any of these could materially disrupt operations, reduce staking yields, or negatively affect token value and investor returns.

•        Risks in StablecoinX’s Business Plan, which Business Plan May Not be Achieved.    StablecoinX does not have significant operations prior to Closing to evaluate. StablecoinX may not be successful in building its ENA Token treasury or in operating and maintaining the validator business it intends to launch and operate using its ENA Token holdings. Further, StablecoinX’s business may not generate sufficient cash flows to cover all of its expenses. In addition, StablecoinX may encounter unforeseen expenses, difficulties, complications, delays and other unknown events that may cause its costs to exceed its expectations.

•        Valuation and Market Acceptance.     There can be no assurance that public markets will assign valuations to StablecoinX that reflect the intrinsic value of its assets or that ENA Token and related tokens will achieve widespread adoption as governance or settlement currencies. Limited liquidity in the market for ENA Token could further exacerbate price volatility.

•        Uncertainty Surrounding Profit Participation in the USDe Protocol.    While holders of ENA Token, like StablecoinX, may in the future indirectly benefit from deployment of USDe protocol revenues via the above referenced “fee-switch” proposal, there is no guarantee as to the timing, magnitude or regulatory viability of such deployment, that will occur, that they will be significant, or that timing will align with investor expectations. Governance approvals, operational execution, or unforeseen changes in protocol economics could delay, reduce, or prevent potential indirect revenue benefits.

•        Redemption Risk.    Significant redemptions by Public Shareholders could reduce the cash available to StablecoinX upon closing, limiting working capital and the ability to invest in its validator infrastructure, purchase discounted ENA Tokens, or execute strategic initiatives.

•        Liquidity Risk.    ENA Token and related assets may have limited liquidity, particularly in public markets. Illiquidity could hinder the ability of StablecoinX to monetize its digital-asset holdings or implement hedging strategies effectively.

•        Cybersecurity and Operational Risks.    Validator operations, staking, and blockchain networks are vulnerable to cybersecurity threats, including hacks, theft, or other unauthorized access. Such events could lead to material losses of assets, disruption of operations, and reputational damage.

•        Market and Macroeconomic Risks.    Broader economic, geopolitical, or market conditions, including interest rate changes, inflation, recessionary pressures, or instability in global financial markets, may negatively impact digital-asset prices, capital raising, and StablecoinX’s operational performance.

•        Competition Risk.    The digital-asset and stablecoin markets are highly competitive. Other protocols, validator networks, or centralized/decentralized stablecoin issuers could reduce demand for ENA Token, USDe, or StablecoinX’s services, adversely impacting revenue and growth potential.

•        Network Adoption Risk.    The launch and anticipated adoption of Converge or other validation opportunities in the Ethena ecosystem utilizing ENA Token as a Layer-1 settlement and smart contract platform is uncertain. Limited or delayed adoption could reduce network transaction volume, staking rewards, and long-term utility for ENA Tokens.

•        Management and Key Personnel Risk.    The performance of StablecoinX depends on the services of StablecoinX’s future management team and key personnel. Loss of key personnel could disrupt operations, execution of strategic plans, and overall governance.

•        Listing and Compliance Risks.    The potential inability of StablecoinX to obtain an initial listing and maintain the listing of StablecoinX Class A Common Stock on Nasdaq or any other securities exchange following the Closing. StablecoinX will be required to comply with Nasdaq listing requirements, public reporting obligations, and internal controls. Failure to meet such requirements could jeopardize StablecoinX’s ability to list, or once listed, ability to maintain its listing status or result in regulatory sanctions.

•        Legal and Litigation Risks.    The Business Combination could be subject to litigation, including challenges by shareholders or third parties. Adverse legal judgments could delay or prevent the consummation of the Business Combination or result in financial or reputational harm.

•        Fees and Expenses.    TLGY and SC Assets will incur substantial transaction and advisory fees and expenses in connection with the Business Combination, some of which will be payable regardless of whether the transaction is consummated.

•        Minority Shareholder Position.    TLGY’s Public Shareholders will hold a minority economic interest in StablecoinX after the Closing and will have no voting rights (except as required by applicable law and the StablecoinX Certificate of Incorporation), which will limit their ability to influence governance, strategic decisions, or changes in control.

•        Control of StablecoinX by Ethena.    StablecoinX will have two classes of shares after Closing, with StablecoinX Class A Common Stock having no voting rights (except as required by applicable law and the StablecoinX Certificate of Incorporation), and StablecoinX Class B Common Stock having voting rights. TLGY shareholders will receive shares of StablecoinX Class A Common Stock in the SPAC Merger and only Ethena, the TLGY Insiders, the Sellers and their permitted transferees will be permitted to own shares of StablecoinX Class B Common Stock. As a result, StablecoinX will be a controlled company under Nasdaq listing standards after Closing, with most decisions of StablecoinX being controlled by Ethena and other decisions requiring approval of Ethena and the Sellers. Accordingly, Public Shareholders will not participate in the governance of StablecoinX after Closing and will be subject to the decisions of StablecoinX’s controlling shareholders. If Public Shareholders are unhappy with any decisions made, they will only be able to sell their shares of StablecoinX Class A Common Stock, potentially at a loss. For additional information relating to limitations on affiliate transactions, see the section of this proxy statement/prospectus entitled “Description of StablecoinX Securities.”

•        Incentives of certain TLGY Insiders.    The Sponsors and their respective affiliates may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to the TLGY shareholders, rather than to liquidate (in which case the Sponsor would lose its entire investment in TLGY). In addition, as described elsewhere in this proxy statement/prospectus, the TLGY Insiders, including the Sponsors and certain officers and directors of TLGY are entitled to consideration or fees that will only be received if the Business Combination is completed. As a result of this and the other conflicts of interests described in the section entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination,” the TLGY Insiders may have a conflict of interest in determining whether the Business Combination is an appropriate transaction to be consummated by TLGY and/or in evaluating the terms of the Business Combination.

•        Other Risks.    Various other risks exist, including operational, technological, regulatory, or financial risks associated with StablecoinX, the ENA Token, USDe protocol, and the broader digital-asset ecosystem, as more fully described in the “Risk Factors” section elsewhere in this proxy statement/prospectus.

After weighing these and other considerations, the TLGY Board concluded that the potential benefits of the Business Combination with StablecoinX — including strategic exposure to the Ethena ecosystem, validator-based revenue, enhanced ENA tokenomics through the proposed Converge network or other validation opportunities in the Ethena ecosystem utilizing ENA Token, discounted ENA Token purchase opportunities, staking-related yields, governance-aligned structures, and first-mover public company advantage — outweigh the identified risks. As a result, the Board determined that the Business Combination Agreement is fair to and in the best interests of TLGY and its shareholders.

Interests of Certain TLGY Persons in the Business Combination

When you consider the recommendation of the TLGY Board in favor of approval of the Business Combination Proposal and the other Shareholder Proposals included herein, you should keep in mind that the Sponsors and TLGY’s directors and officers have interests in such proposals that are different from, in addition to and/or in conflict with, those of the TLGY shareholders generally. Further, TLGY’s officers and directors have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, which are set forth in more detail in the section titled “Other Information Related to TLGY — Conflicts of Interest”. We believe there were no such opportunities that were not presented as a result of the existing fiduciary or contractual obligations of our officers and directors to other entities. The TLGY Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and Business Combination Agreement and in recommending to our shareholders that they vote in favor of the Shareholder Proposals to be presented at the extraordinary general meeting, including the Business Combination Proposal. TLGY shareholders should take these interests into account in deciding whether to approve the Shareholder Proposals to be presented at the extraordinary general meeting, including the Business Combination Proposal. These interests include, among other things:

•        Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, are co-founders, shareholders and serve as the Chief Executive Officer and director and Chairman, respectively, of SC Assets. Young Cho and Edward Chen formed SC Assets solely for the purpose of SC Assets completing a business combination with TLGY. Each of Young Cho and Edward Chen currently own approximately 323,750 shares of SC Assets Class B Common Stock (representing approximately 93% of the outstanding shares of SC Assets Common Stock, in the aggregate), which will be exchanged for approximately 323,750 shares of StablecoinX Class A Common Stock (representing an aggregate of approximately 0.57% of the economic value of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) and approximately 323,750 shares of StablecoinX Class B Common Stock (representing an aggregate of approximately 4.8% of the voting rights of StablecoinX in each of the No Redemption Scenario, the 50% Redemption Scenario and the Maximum Redemption Scenario, respectively, and assuming in each scenario that the fair market value of ENA Token at Closing is $0.2169 per token) in the Company Merger.

•        Our Former Sponsor purchased 5,750,000 Founder Shares for $25,000, or approximately $0.0043 per share, in a private placement prior to the consummation of the IPO. Jin-Goon Kim, the current Chairman of TLGY and former CEO of TLGY, is the manager of TLGY Holdings LLC, which is the manager of the Former Sponsor, and controls all of the securities held by the Former Sponsor. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors, purchased 3,542,305 Founder Shares and 3,940,825 Private Placement Warrants from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY for an aggregate purchase price of $1.00. Edward Chen, Chairman and co-founder of SC Assets and a Seller in the Business Combination, is the managing partner of Carnegie Park Capital LLC, which is the manager of each of the Current Sponsors. As such, Edward Chen is the beneficial owner of all of the securities held by the Current Sponsors. For their role as a director of TLGY, each of the current independent directors of TLGY are entitled to receive an aggregate of 20,000 Founder Shares from the Current Sponsors, which shares will be distributed to them prior to the SPAC Merger. In addition, for his role as Chief Executive Officer of TLGY, Young Cho is entitled to receive 479,231 Founder Shares and 394,083 Private Placement Warrants, and for his role as Chief Financial Officer of TLGY, Jonathan Kwong is entitled to receive 146,268 Founder Shares and 147,781 Private Placement Warrants, in each case, from the Current Sponsors, which will be distributed to them prior to the SPAC Merger. In accordance with the terms of the Sponsor Support Agreement, the Sponsors, the current directors and officers of TLGY and the other TLGY Insiders, will exchange the 5,449,700 Founder Shares held by them in the aggregate, in exchange for 92.6873% of the total Retained Shares at the Closing. Such Retained Shares, if unrestricted and freely tradable, would have had an aggregate market value of approximately $21.0 million (in the No Redemption Scenario), $20.9 million (in the 50% Redemption Scenario) and $20.8 million (in the Maximum Redemption Scenario), in each case, based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus. However, given such shares of StablecoinX Class A Common Stock will be subject to lock-up restrictions, we believe such shares have less value.

•        Our Former Sponsor purchased 11,259,500 Private Placement Warrants for $11,259,500, or $1.00 per Private Placement Warrant, in private placements that closed simultaneously with the IPO. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors purchased 3,940,825 Private Placement Warrants from the Former Sponsor, along with 3,542,305 Founder Shares, for an aggregate purchase price of $1.00. In accordance with the terms of the Sponsor Support Agreement, immediately following the SPAC Merger, all of the Private Placement Warrants held by the Sponsors and the other TLGY Insiders will be surrendered and transferred to StablecoinX for cancellation in exchange for 7.3127% of the total Retained Shares at the Closing. Nevertheless, if such Private Placement Warrants were to be outstanding following the Business Combination and if they were unrestricted and freely tradable, such

Private Placement Warrants would have had an aggregate market value of approximately $6.2 million based upon the closing price of $0.55 per Public Warrant on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus.

•        Given the differential in the purchase price that each of the TLGY Insiders paid for the Founder Shares as compared to the price of the TLGY Class A Ordinary Shares included in the TLGY Units sold in the IPO, the TLGY Insiders may earn a positive rate of return on its investment even if the shares of StablecoinX Class A Common Stock trade below $10.00 per share and the Public Shareholders experience a negative rate of return following the Closing. Accordingly, the economic interests of the TLGY Insiders diverge from the economic interests of Public Shareholders because the TLGY Insiders will realize a gain on their respective investment from the completion of any business combination while Public Shareholders will realize a gain only if the post-closing trading price exceeds $10.00 per share.

•        Our Sponsors will lose their entire investment in us if we do not complete a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). If we do not consummate a business combination by such date, as promptly as reasonably possible but not more than ten business days thereafter, TLGY will redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the TLGY Warrants may be worthless. In such event, the 5,444,900 TLGY Ordinary Shares owned by the TLGY Insiders would be worthless because following the redemption of the Public Shares, we would likely have few, if any, net assets and because the TLGY Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to such shares if we fail to complete a business combination within the required period.

•        The TLGY Insiders, including the Sponsors and TLGY’s officers and directors have agreed not to redeem any of the Founder Shares or TLGY Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination.

•        If the Trust Account is liquidated, the Former Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•        The appointment of Young Cho, the Chief Executive Officer and Executive Director of TLGY and Chief Executive Officer of SC Assets, as the Chief Financial Officer of StablecoinX at the Closing, and the appointment of Edward Chen, the managing partner of the managing member of the Current Sponsors and the Chairman of SC Assets, as the Chief Executive Officer and Chairman of the StablecoinX Board at the Closing. As such, in the future each such person may receive any cash fees, stock options or stock awards that the StablecoinX Board determines to pay to its officers and directors.

•        Our existing officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy for a period of six (6) years after the Business Combination.

•        In connection with the Closing, our Sponsors, officers and directors would be entitled to the repayment of any outstanding working capital and extension loans and advances that have been made to TLGY. If we do not complete an initial business combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. As of the date of this proxy statement/prospectus, approximately $3.4 million was outstanding under such working capital loans and approximately $2.6 million was outstanding under such extension loans, of which an aggregate of $2.9 million is owed to the Former Sponsor and an aggregate of $3.1 million is owed to the Current Sponsors. In addition, $22,750 is owed to Jonathan Kwong, our current Chief Financial Officer, for advisory services provided by him to TLGY prior to the June 2024 Securities Transfer Transaction.

•        Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, our Sponsors, our officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by TLGY from time to time, made by our Sponsors or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. As of the date of this proxy statement/prospectus, no reimbursable out-of-pocket expenses were outstanding.

•        Pursuant to the Amended and Restated Registration Rights Agreement, TLGY’s officers and directors, and the Sponsors and their members will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the StablecoinX Class A Common Stock held by such parties following the consummation of the Business Combination.

As a result of the foregoing interests, the Sponsors and TLGY’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders. In the aggregate, the Sponsors have approximately $66.9 million at risk that depends upon the completion of a business combination. Such amount consists of, with respect to the Former Sponsor: (a) approximately $12.1 million representing the value of the Founder Shares currently held by the Former Sponsor (based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), (b) $11,259,500 representing the value of the Private Placement Warrants purchased by the Former Sponsor (using the $1.00 per warrant purchase price), (c) approximately $1,217,000 outstanding under the Working Capital Loans and (d) approximately $1,695,000 outstanding under the Extension Promissory Notes; and, with respect to the Current Sponsors: (a) approximately $37.5 million representing the value of the Founder Shares currently held by the Current Sponsors (based upon the closing price of $12.30 per TLGY Ordinary Share on the OTC Pink on January 26, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus), (b) $1.00 representing the value of the Private Placement Warrants purchased by the Current Sponsors (using the $1.00 per warrant purchase price), (c) approximately $2,200,000 outstanding under the Working Capital Loans and (d) approximately $920,500 outstanding under the Extension Promissory Notes.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Shareholder Proposals.

The financial and personal interests of the Sponsors, as well as TLGY’s directors and officers, may have influenced their motivation in identifying and selecting SC Assets as a business combination target, completing an initial business combination with SC Assets and influencing the operation of the business following the initial business combination. In considering the recommendations of the TLGY Board to vote for the Shareholder Proposals, its shareholders should consider these interests.

Compensation Received by the Sponsors, their Affiliates and TLGY Directors and Executive Officers

Set forth below is a summary of the amount of compensation and securities received or to be received by the Sponsors, their affiliates and TLGY’s directors in connection with the Business Combination and related transactions, assuming the No Redemption Scenario.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
Jin-Goon Kim
As Former Sponsor and beneficial owner of securities held by other entities controlled by Mr. Kim	284,401 shares of StablecoinX Class A Common Stock and 284,401 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 981,548 Founder Shares, which the Former Sponsor initially purchased for an aggregate of $25,000.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
	80,977 shares of StablecoinX Class A Common Stock and 80,977 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 7,318,675 Private Placement Warrants, which the Former Sponsor initially purchased for an aggregate of $7,318,675 (or $1.00 per warrant).
	Repayment for outstanding Working Capital Loans.	Approximately $1,217,000.
	Repayment for outstanding Extension Promissory Notes.	Approximately $1,695,000.
Edward Chen
As Current Sponsor	882,663 shares of StablecoinX Class A Common Stock and 882,663 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 3,071,316 Founder Shares, which the Current Sponsors purchased from the Former Sponsor (along with the 3,251,180 Private Placement Warrants) for a total of $1.00.
	35,971 shares of StablecoinX Class A Common Stock and 35,971 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 3,251,180 Private Placement Warrants, which the Current Sponsors purchased from the Former Sponsor (along with the 3,542,305 Founder Shares) for a total of $1.00.
	Repayment for outstanding Working Capital Loans.	Approximately $2,200,000.
	Repayment for outstanding Extension Promissory Notes.	Approximately $920,500.
As a Seller	Approximately 323,750 shares of StablecoinX Class A Common Stock and 323,750 shares of StablecoinX Class B Common Stock following the Company Merger.	Exchange of approximately 323,750 shares of SC Assets Class B Common Stock held by Mr. Chen. Mr. Chen is also the beneficial owner of all of the securities owned by the Current Sponsors.
Young Cho
As TLGY CEO	138,855 shares of StablecoinX Class A Common Stock and 138,855 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 479,231 Founder Shares, which Mr. Cho is entitled to receive from the Current Sponsors for his role as Chief Executive Officer of TLGY.
	4,360 shares of StablecoinX Class A Common Stock and 4,360 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 394,083 Private Placement Warrants, which Mr. Cho is entitled to receive from the Current Sponsors for his role as Chief Executive Officer of TLGY.
As a Seller	Approximately 323,750 shares of StablecoinX Class A Common Stock and 323,750 shares of StablecoinX Class B Common Stock following the Company Merger.	Exchange of approximately 323,750 shares of SC Assets Class B Common Stock held by Mr. Cho.
Jonathan Kwong
As TLGY CFO	42,380 shares of StablecoinX Class A Common Stock and 42,380 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 146,268 Founder Shares, which Mr. Kwong is entitled to receive from the Current Sponsors for his role as Chief Financial Officer of TLGY.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
	1,635 shares of StablecoinX Class A Common Stock and 1,635 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 147,781 Private Placement Warrants, which Mr. Kwong is entitled to receive from the Current Sponsors for his role as Chief Financial Officer of TLGY.
	Payment for advisory services rendered prior to the Securities Transfer Transaction.	$22,750
Each of: Christina Favilla, Enrique Klix and Niraj Javeri
As a TLGY Independent Director	5,794 shares of StablecoinX Class A Common Stock and 5,794 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 20,000 Founder Shares, which each person is entitled to receive from the Current Sponsors for his or her service on the TLGY Board.
Officers and Directors

Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Services in connection with identifying, investigating and completing an initial business combination.

Benefits and Detriments of the Business Combination

The following describe the potential benefits and detriments to certain groups of stakeholders in connection with the Business Combination:

•        TLGY:    The TLGY Board determined that the Business Combination presents an attractive business opportunity in light of certain factors, including SC Assets’ future business and financial condition and prospects, strong management team, opportunity to gain exposure to the potential growth in the stablecoin market through Ethena’s ecosystem and governance token, and in light of the other opportunities for business combinations reasonably available to TLGY. The TLGY Board also considered the potential detriments of the Business Combination to TLGY, including the reliance on projections, the uncertainty of the potential benefits of the Business Combination being achieved, macroeconomics risks, the absence of possible structural protections for minority shareholders, the risks associated with the volatility of the ENA Token price, the uncertainty as to the launch dates of the proposed Converge network or other validation opportunities in the Ethena ecosystem utilizing ENA Token, regulatory uncertainty on the treatment of digital assets, and the risks and costs to TLGY if the Business Combination is not achieved, including the risk that it may result in TLGY being unable to complete a business combination and force TLGY to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirement of other applicable law, and the TLGY Warrants to expire worthless. For more information, see “— The TLGY Board’s Reasons for the Approval of the Business Combination”, and various risks described under the section entitled “Risk Factors”.

•        Former Sponsor:    The Former Sponsor expects to receive substantial consideration in the Business Combination, including 365,378 shares of StablecoinX Class A Common Stock and shares of StablecoinX Class B Common Stock (in the No Redemption Scenario) upon exchange of the 981,548 Founder Shares and 7,318,675 Private Placement Warrants currently held by it. As a result of the low price paid by the Former Sponsor for their equity in TLGY, the Former Sponsor is likely to be able to make a substantial profit on their investments even at a time when Public Shareholders have lost significant value. For more information, see “— Compensation Received by the Sponsors, their Affiliates and TLGY Directors and Executive Officers”. The Former Sponsor will only be able to realize a return on its equity in TLGY (which may be materially higher than the return realized by Public Shareholders and holders of Public

Warrants) if TLGY completes a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). The Former Sponsor also expects to receive consideration in the Business Combination for amounts outstanding under the Working Capital Loans, although whether and to what extent the Working Capital Loans will be repaid at Closing will be determined based on several factors, including the cash available to the combined company at Closing after giving effect to redemptions and transaction expenses. Additionally, the Former Sponsor faces potential detriments from the Business Combination, including the possibility of litigation challenging the Business Combination or the Former Sponsor’s role in the Business Combination, and the risk that if the Business Combination is not achieved, TLGY may be unable to consummate a business combination or repay amounts owed to the Former Sponsor under the aforementioned loans and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in the Former Sponsor and its affiliates’ investment being worthless.

•        Current Sponsors:    The Current Sponsors expect to receive substantial consideration in the Business Combination, including 918,634 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock (in the No Redemption Scenario) upon exchange of the 3,071,316 Founder Shares and 3,251,180 Private Placement Warrants currently held by them. As a result of the low price paid by the Current Sponsors for their equity in TLGY, the Current Sponsors are likely to be able to make a substantial profit on their investments even at a time when Public Shareholders have lost significant value. For more information, see “— Compensation Received by the Sponsors, their Affiliates and TLGY Directors and Executive Officers”. The Current Sponsors will only be able to realize a return on their equity in TLGY (which may be materially higher than the return realized by Public Shareholders and holders of Public Warrants) if TLGY completes a business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). The Current Sponsors also expect to receive consideration in the Business Combination for amounts outstanding under the Working Capital Loans and Extension Promissory Notes, although whether and to what extent the Working Capital Loans and Extension Promissory Notes will be repaid at Closing will be determined based on several factors, including the cash available to the combined company at Closing after giving effect to redemptions and transaction expenses. Additionally, the Current Sponsors face potential detriments from the Business Combination, including the possibility of litigation challenging the Business Combination or the Current Sponsors’ role in the Business Combination, and the risk that if the Business Combination is not achieved, TLGY may be unable to consummate a business combination or repay amounts owed to the Current Sponsors under the aforementioned loans and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in the Current Sponsors and their affiliates’ investment being worthless.

•        Jin-Goon Kim:    Jin-Goon Kim, TLGY’s Chairman, controls 100% of the Founder Shares and the Private Placement Warrants held by the Former Sponsor. In the event that the Business Combination is not achieved, TLGY may be unable to consummate a business combination and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in the Former Sponsor and its affiliates’ investment being worthless. In addition, Mr. Kim and the other TLGY directors face potential detriments from the Business Combination, including the possibility of litigation challenging the Business Combination.

•        Edward Chen:    Edward Chen, the managing partner of the manager of the Current Sponsors and the Chairman of SC Assets, controls 100% of the Founder Shares and Private Placement Warrants held by the Current Sponsors and (iii) 323,750 shares of SC Assets Class B Common Stock, which he holds directly and which represents 46.25% of all outstanding capital stock of SC Assets. In the event that the Business Combination is not achieved, TLGY may be unable to consummate a business combination and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in the Current Sponsors and its affiliates’ investment being worthless.

•        Young Cho:    Young Cho, the Chief Executive Officer and Executive Director of TLGY and the co-founder, Chief Executive Officer and director of SC Assets, holds 323,750 shares of SC Assets Class B Common Stock, representing 46.25% of all outstanding capital stock of SC Assets and is expected to hold (i) 479,231 Founder Shares and (ii) 394,083 Private Placement Warrants, all of which will be exchanged for an aggregate of 466,965 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock at Closing (in the No Redemption Scenario). In the event that the Business Combination is not achieved, TLGY may be unable to consummate a business combination and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in Mr. Cho’s securities being worthless.

•        Jonathan Kwong:    Jonathan Kwong, the Chief Financial Officer of TLGY, is expected to hold (i) 146,268 TLGY Founder Shares and (ii) 147,781 Private Placement Warrants, which will be exchanged for 44,015 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock at Closing (in the No Redemption Scenario). In the event that the Business Combination is not achieved, TLGY may be unable to consummate a business combination and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in Mr. Kwong’s securities being worthless.

•        Each of Christina Favilla, Enrique Klix and Niraj Javeri:    Each of Christina Favilla, Enrique Klix and Niraj Javeri, independent directors of TLGY, holds 20,000 Founder Shares, which will be exchanged for 5,794 shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock at Closing (in the No Redemption Scenario). In the event that the Business Combination is not achieved, TLGY may be unable to consummate a business combination and be forced to redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, resulting in each of Mme. Favilla, and Messrs. Klix and Javeri’s investments being worthless.

•        Unaffiliated Public Shareholders:    The unaffiliated Public Shareholders have the opportunity to evaluate and consider whether or not to redeem their Public Shares in connection with the consummation of the Business Combination. Non-redeeming Public Shareholders will have the opportunity to participate in the potential future growth of SC Assets, but may face a number of potential detriments in connection with their continued investment, including the uncertainties and risks identified by the TLGY Board described more fully in “— The TLGY Board’s Reasons for the Approval of the Business Combination”, the various other risks associated with the Business Combination, the business of TLGY and the business of SC Assets, as described further under the section entitled “Risk Factors”, the potential conflicts of interest described under “— Interests of Certain TLGY Persons in the Business Combination”, and the potential material dilution they may experience as described more fully in section entitled “Dilution”. Redeeming Public Shareholders have the opportunity to receive their pro rata share of the aggregate amount on deposit in the Trust Account, less taxes paid and payable, calculated as of two business days prior to the consummation of the Business Combination. However, redeeming Public Shareholders face the potential of not realizing any future growth in value of SC Assets following the Business Combination.

Projected Financial Information

No projected financial information relating to the business, operations, revenue or financial performance of SC Assets was provided to TLGY or the TLGY Board in connection with the Business Combination.

Expected Accounting Treatment of the Business Combination

The Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP and not as a business combination. Under this method of accounting, TLGY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. Upon the completion of the Business Combination, substantially all of the assets and business of the combined company will be held and operated by SC Assets and its subsidiaries.

Regulatory Matters

Neither TLGY nor SC Assets are aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the filing required by and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the other regulatory notices and approvals discussed in “The Business Combination

Proposal — Business Combination Agreement — Closing Conditions — Conditions to the Obligations of Each Party”. The filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was made on December 23, 2024. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on January 22, 2025. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Opinion of the TLGY Financial Advisor

On June 18, 2025, TLGY retained Scalar to serve as an independent financial advisor to the TLGY Board, specifically to provide to the TLGY Board a fairness opinion in connection with the Business Combination. On July 20, 2025, representatives of Scalar reviewed its financial analysis of the Transactions with the TLGY Board, and rendered to the TLGY Board an oral opinion (subsequently confirmed in writing) that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Scalar in preparing its opinion (attached as Annex M to this proxy statement/prospectus), the Consideration (as defined in such opinion) to be paid by TLGY to the Public Shareholders pursuant to the Transaction Documents was fair from a financial point of view to the Public Shareholders (other than the Excluded Parties).

On July 20, 2025, Scalar delivered its written opinion, dated as of the same date, to the TLGY Board (solely in their capacity as members of the TLGY Board) that, as of the date of the Fairness Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Fairness Opinion, the consideration to be received in the Business Combination by TLGY shareholders (excluding (a) the Sponsors and their affiliates and (b) the PIPE Investors (other than in their capacities as shareholders of TLGY as of the date of the Fairness Opinion) and their respective affiliates) was fair to such shareholders, from a financial point of view.

In selecting Scalar, the TLGY Board considered, among other things, the fact that. Scalar is regularly engaged in the valuation of businesses and their securities, has substantial experience in transactions similar to the Business Combination and the provision of fairness opinions in connection with various transactions.

The Fairness Opinion was provided for the information of, and directed to, the TLGY Board for its information and assistance in connection with the Business Combination. For purposes of Scalar’s opinion and this summary, the “Consideration” consisted of 700,000 shares of StablecoinX Class A Common Stock issued to the Company, 1,756,250 Retained Founder Shares, and 11,500,000 StablecoinX Warrants issued for the TLGY Warrants with a strike price of $11.50 per share, with a value of $12.35 per share of StablecoinX Class A Common Stock, which is based on (i) the value of the cash held in the Trust Account as of June 30, 2025 which was $6,051,707, divided by (ii) 489,887, which is the number of outstanding Public Shares subject to redemption as of June 30, 2025.

This summary of the Fairness Opinion provided by Scalar is qualified in its entirety by reference to the full text of the Fairness Opinion, which is attached to this proxy statement/prospectus as Annex M and is incorporated herein by reference. TLGY shareholders are encouraged to read the Fairness Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, limitations of the review undertaken by Scalar in connection with the Fairness Opinion, as well as other qualifications contained in the Fairness Opinion. Scalar’s opinion was provided for the information and assistance of the TLGY Board and does not constitute a recommendation as to how any stockholder of the TLGY should vote or act (including with respect to any redemption rights) with respect to the Transactions or any other matter.

In connection with Fairness the Opinion, Scalar made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Scalar also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Scalar is not a legal, accounting, regulatory, or tax expert and its opinion does not address any legal, regulatory, taxation, or accounting matters, as to which Scalar understood that the TLGY obtained such advice as it deemed necessary from qualified professionals, and Scalar assumed the accuracy and veracity of all assessments made by such advisors to the Company or the TLGY with respect to such matters.

Scalar’s procedures, investigations and financial analysis with respect to the preparation of its Fairness Opinion included, but were not limited to, the items summarized below:

•        reviewed a draft, dated July 18, 2025, of the Business Combination Agreement;

•        reviewed a draft of the Sponsor Support Agreement;

•        reviewed a draft of the PIPE Subscription Agreement;

•        reviewed a draft of the Collaboration Agreement;

•        reviewed a draft of the Token Purchase Agreement;

•        reviewed certain publicly available business and financial information relating to TLGY and Ethena;

•        reviewed detailed capitalization table information relating to SC Assets that was provided by the management of TLGY, approved for Scalar’s use by TLGY and not publicly available;

•        conducted discussions with members of the senior management of SC Assets and TLGY concerning the business, operations, and financial prospects of SC Assets and the Transactions;

•        reviewed current and historical market prices of the TLGY Class A Ordinary Shares and ENA tokens;

•        reviewed certain pro forma effects relating to the Transactions, including estimated transaction costs and the effects of anticipated financings, that were provided by the management of TLGY; and

•        conducted such other financial studies, analyses and investigations, and considered such other information, as deemed necessary or appropriate.

In performing its analyses and rendering the Fairness Opinion with respect to the Business Combination, Scalar, with TLGY’s consent:

•        relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including TLGY, SC Assets and StablecoinX and their respective managements, including all financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Scalar, and did not independently verify such information;

•        relied upon the fact that the TLGY Board and TLGY were advised by counsel as to legal matters with respect to the Business Combination, including whether applicable procedures required by law to be taken in connection with the Business Combination were duly, validly and timely taken in all material respects;

•        assumed that any estimates, evaluations, forecasts and projections and any other forward-looking information furnished to Scalar, which consisted solely of transaction-related estimates of pro forma book value of equity, including the amount of anticipated ENA contributions (both locked and unlocked), PIPE proceeds, and certain discounts that these investors were expected to receive on the ENA closing price, were reasonably prepared and based upon the best currently available information and good faith judgment of the management of SC Assets, and Scalar expresses no opinion with respect to such estimates, evaluations, forecasts and projections and any other forward-looking information or any underlying assumptions, including the reasonableness or attainability thereof, with Scalar being directed by TLGY management to utilize such estimates, evaluations, forecasts and projections and other pro forma information in connection with its financial analysis;

•        assumed that information supplied by TLGY and SC Assets and their respective managements and representatives were accurate, genuine and complete in all material respects;

•        assumed that the representations and warranties made in the Business Combination Agreement were accurate in all material respects;

•        assumed that the final versions of all documents reviewed by Scalar in draft form conformed in all material respects to the drafts reviewed;

•        assumed that each party will perform in all material respects all of the covenants and agreements required to be performed by such party under the Business Combination Agreement, and that certain transactions will each be timely consummated and in a manner consistent in all material respects with the terms of the Business Combination Agreement and applicable;

•        assumed that the transactions contemplated by the draft documents reviewed by Scalar will be consummated in all material respects accordance with the terms of such documents;

•        assumed that there had been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of TLGY, SC Assets or StablecoinX since the date of the most recent financial statements and other information made available to Scalar, and that there had been no information or facts that would make the information reviewed by Scalar incomplete or misleading in any material respect;

•        assumed that all of the conditions required to implement the Business Combination will be satisfied and that the Business Combination will be completed in a timely manner in accordance with the Business Combination Agreement without in any material respect any amendments thereto or waivers of any terms or conditions thereof; and

•        assumed that the consummation of the Business Combination will comply in all material respects with all applicable foreign, federal, state and local statutes, rules and regulations and that all governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination will be obtained and that in the course of obtaining any such consents and approvals no restrictions will be imposed or waivers made that would have a material adverse effect on TLGY, SC Assets, StablecoinX, or the contemplated benefits expected to be derived in the Business Combination. Scalar assumed that the Business Combination will be consummated in a manner that complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal, state and foreign statutes and the rules and regulations promulgated thereunder.

Given TLGY’s nature as a special purpose acquisition company, for purposes of Scalar’s opinion and with TLGY’s consent Scalar assumed a value of $12.35 per share of StablecoinX Class A Common Stock in calculating the value of the StablecoinX Class A Common Stock to be issued as part of the Consideration under the Business Combination Agreement, with such $12.35 per share value being based on (a) the value of the cash held in the Trust Account as of June 30, 2025 which was $6,051,707, divided by (b) 489,887, which is the number of outstanding Public Shares subject to redemption as of June 30, 2025. In rendering its opinion, Scalar did not express any view or opinion as to what the value of any StablecoinX Class A Common Stock will be when issued pursuant to the Transactions or the price or range of prices at which any the TLGY Class A Ordinary Shares, the TLGY Class B Ordinary Shares, or other securities or financial instruments of or relating to TLGY or the Transactions, including the ENA Tokens, which may trade or otherwise be transferable at any time before or after announcement or consummation of the Transactions. Additionally, we express no opinion with respect to the exchanged Founder Shares, StablecoinX Warrants, SC Assets Common Stock, or any Earnout Shares.

To the extent that any of the foregoing assumptions, representations or any of the facts on which the Fairness Opinion is based prove to be untrue in any material respect, the Fairness Opinion cannot and should not be relied upon. Furthermore, in Scalar’ analysis and in connection with the preparation of the Fairness Opinion, Scalar made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Business Combination.

Scalar prepared the Fairness Opinion effective as of July 20, 2025. The Fairness Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Fairness Opinion, and Scalar disclaimed any undertaking or obligation, and has no obligation, to update the Fairness Opinion or advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to the attention of Scalar after the date of the Fairness Opinion.

Scalar did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the FASB, or any similar foreign regulatory body or board.

In arriving at its opinion, Scalar did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of SC Assets or TLGY, and was not furnished or provided with any such appraisals or valuations, nor did Scalar evaluate the solvency of SC Assets or TLGY under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Scalar in connection with its opinion were going concern analyses, assuming the Transactions were consummated. Without limited the generality of the foregoing, Scalar was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Business Combination, the assets, businesses or operations of StablecoinX or any alternatives to the Business Combination, (ii) negotiate the terms of the Business Combination, and therefore, Scalar assumed that such terms are the most beneficial terms, from TLGY’s perspective, that could, under the circumstances, be negotiated among the parties to the Business Combination Agreement and the Business Combination, or (iii) advise the TLGY Board or any other party with respect to alternatives to the Business Combination.

Scalar did not express any opinion as to the market price or value of the TLGY Class A Ordinary Shares, the StablecoinX Class A Common Shares, or other equity securities of SC Assets or StablecoinX, as applicable, either before or after the announcement or the consummation of the Business Combination or how any such shares may trade at any time. The Fairness Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, analysis of SC Assets, TLGY or StablecoinX or their respective subsidiaries’ credit worthiness, tax advice, or accounting advice. Scalar has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal, regulatory, accounting, insurance or tax matter.

In rendering the Fairness Opinion, Scalar did not express any opinion with respect to the amount or nature of any compensation to any of TLGY’s or SC Assets’ officers, directors, or employees, or any class of such persons, relative to the consideration to be paid to TLGY shareholders (other than the Excluded Shareholders), in their capacities as such, in connection with the Business Combination, or with respect to the fairness of any such compensation.

The Fairness Opinion was furnished for the use and benefit of the TLGY Board and is not intended to be used, and may not be used, by any other person or for any other purpose, without Scalar’ express consent. Scalar has consented to the inclusion of the Fairness Opinion in its entirety and the description thereof in this proxy statement/prospectus and any other filing TLGY and its affiliates is required to make with the SEC in connection with the Business Combination if such inclusion is required by applicable law. Scalar’s Opinion did not address TLGY’s underlying business decision to engage in the Transactions, the relative merits of the Transactions as compared to other business or investment strategies or transactions that might be available to TLGY or whether the Consideration to be issued in the Transactions pursuant to the Business Combination Agreement represents the best price obtainable. In connection with Scalar’s engagement, Scalar was not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, TLGY or any other alternative transaction. Scalar’s Opinion addresses only the fairness from a financial point of view, as of the date hereof, to the Public Shareholders (other than the Excluded Parties) of the Consideration to be issued in the Transactions pursuant to the Agreement. Scalar was not asked to, nor did it, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transactions or any related transaction (including any agreement or transaction between any Excluded Party and SC Assets or TLGY), including the fairness of the Transactions to, or any consideration received in connection therewith by, any Excluded Parties, the holders of any class of securities, creditors or other constituencies of TLGY, the Company or any of their respective affiliates. Scalar was not asked to, nor did it, offer any opinion with respect to any ongoing obligations of SC Assets, TLGY or any of their respective affiliates (including any obligations with respect to governance, appraisal rights, preemptive rights, registration rights, voting rights or otherwise) contained in any reviewed Transactions Document or any other agreement related to the Transactions or under applicable law, any allocation of the Consideration (or any portion thereof) or the fair market value of SC Assets, TLGY, any TLGY Ordinary Shares or SC Assets Common Stock. In addition, Scalar expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transactions, any Excluded Parties or any class of such persons, whether relative to the Consideration or otherwise. Scalar’s Opinion (i) did not address the individual circumstances of specific holders of TLGY securities (including the TLGY Class B Ordinary Shares) with respect to rights or aspects which may distinguish such holders or TLGY securities (including the TLGY Class B Ordinary Shares) held by such holders, (ii) did not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities (including the TLGY Class B Ordinary Shares) or holders (including the Sponsors), (iii) did not address any impact of the Transactions on any particular Public Shareholder, other than in its capacity as a Public Shareholder, and (iv) did not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of TLGY or any other party). Scalar also did not address, or express a view with respect to, any acquisition of control or effective control of TLGY by any shareholder or group of shareholders of SC Assets. Scalar’s opinion should not be construed as creating any fiduciary duty of Scalar (or any of its affiliates) to any other party.

Except for the Fairness Opinion, Scalar does not express any view or opinion as to (i) any other term, aspect or implication of (a) the Business Combination (including, without limitation, the form or structure of the Business Combination) or the Business Combination Agreement or (b) any other agreement, transaction document or instrument contemplated by the Business Combination Agreement or to be entered into or amended in connection with the Business Combination, or (ii) the fairness, financial or otherwise, of the Business Combination to, or of any consideration to be paid to or received by, any securityholders of TLGY (other than the TLGY shareholders as expressed herein), StablecoinX, SC Assets or any other person, including the Sponsors, the PIPE Investors (including, without limitation, the fairness or the potential dilutive or other effects of the Business Combination or the PIPE). The Fairness Opinion did not in any way address the appropriate capital structure of SC Assets, whether SC Assets should be issuing debt or equity securities or a combination of both in the Business Combination, or the form, structure or any aspect or terms of any debt or equity financing for the Business Combination (including, without limitation, the PIPE) or the likelihood of obtaining such financing, or whether or not SC Assets, TLGY, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Business Combination.

Set forth below is a summary of the material analyses performed by Scalar in connection with the delivery of the Fairness Opinion to the TLGY Board. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion, attached to this proxy statement/prospectus as Annex M. While this summary describes the analyses and factors that Scalar deemed material for its Fairness Opinion, it is not a comprehensive description of all analyses and factors considered by Scalar. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at the Fairness Opinion, Scalar did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Scalar believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Fairness Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the Fairness Opinion. The conclusion reached by Scalar was based on all analyses and factors taken as a whole, and also on the application of Scalar’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Scalar’s financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Scalar’s financial analyses.

Summary of Scalar’s Financial Analysis

The following is a summary of the material financial analyses delivered by Scalar to the TLGY Board in connection with rendering the opinion described above. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Scalar, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Scalar. Scalar may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Scalar’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Scalar. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Scalar’s financial analyses and its opinion.

In performing its analyses, Scalar made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of TLGY, SC Assets or any other parties to the Transactions. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the parties to the Transaction Documents, Scalar or any other person assumes responsibility if future results are materially different from those forecasted. In addition, these analyses do not purport to be appraisals or reflect the prices at which businesses or securities may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as of March 31, 2025 as it existed on July 20, 2025 and is not necessarily indicative of current market conditions. Scalar determined to utilize market data as of March 31, 2025, for purposes of its analysis to promote consistency in the application of the selected financial metrics. In this regard, it was noted

that the book value of equity reported by the selected public companies reflects, to a substantial degree, digital assets, the values of which are required to be marked to market only as of quarter-end reporting dates. By contrast, the market capitalization of such companies, as reflected in the trading prices of their publicly traded equity securities, inherently incorporates, on a current basis, market participants’ assessments of the value of such digital assets. It was further observed that the use of market capitalization data as of July 20, 2025, together with book value of equity data reported as of March 31, 2025, would have resulted in a temporal inconsistency between the measurement dates of such data points. Accordingly, it was determined that, in order to avoid such inconsistency and to ensure that the impact of digital asset valuations was reflected on a consistent basis across both book value of equity and market capitalization, both data points would be utilized as of March 31, 2025.

Assumed Value of StablecoinX Class A Common Stock

Given TLGY’s nature as a special purpose acquisition company, for purposes of Scalar’s opinion and with TLGY’s consent Scalar assumed a value of $12.35 per TLGY Class A Ordinary Share in calculating the value of the StablecoinX Class A Common Stock to be issued as the Consideration under the Agreement, with such $12.35 per share value being based on (i) the value of the cash held in the Trust Account as of June 30, 2025 which was $6,051,707, divided by (ii) 489,887, which is the number of outstanding Public Shares subject to redemption as of June 30, 2025. In rendering its Opinion, Scalar did not express any view or opinion as to what the value of any StablecoinX Class A Common Stock will be when issued pursuant to the Transactions or the price or range of prices at which any the TLGY Class A Ordinary Shares, the TLGY Class B Ordinary Shares, or other securities or financial instruments of or relating to TLGY or the Transactions, including the ENA Tokens, which may trade or otherwise be transferable at any time before or after announcement or consummation of the Transactions. Additionally, Scalar expressed no opinion with respect to the exchanged Founder Shares, StablecoinX Warrants, SC Assets Common Stock, or any Earnout Shares. For purposes of Scalar’s opinion and this summary, the Consideration consisted of 700,000 shares of StablecoinX Class A Common Stock issued to the Company, 1,756,250 Retained Founder Shares, and 11,500,000 StablecoinX Warrants issued for the TLGY Warrants with a strike price of $11.50 per share, with a value of $12.35 per share of StablecoinX Class A Common Stock, which is based on (i) the value of the cash held in the Trust Account as of June 30, 2025 which was $6,051,707, divided by (ii) 489,887, which is the number of outstanding Public Shares subject to redemption as of June 30, 2025.

Contemporaneously with the execution and delivery of the Transaction Documents, SC Assets, Ethena, ENA PIPE Investors, and Cash PIPE Investors entered into a PIPE Subscription Agreement, pursuant to which Ethena agreed to contribute $60,000,000 of Locked ENA Tokens at $0.21056 per token, which represents a 30% discount to the ENA Fair Market Value of $0.3008 per token to the Company, calculated in accordance with the Contribution Agreement, in exchange for shares of SC Assets Class B Common Stock to be issued by the Company prior to the Company Merger; the ENA PIPE Investors agreed to contribute ENA Tokens at $0.21056 per token, which represents a 30% discount to ENA Fair Market Value of $0.3008 per token in exchange for shares of SC Assets Class A Common Stock at Closing; and the Cash PIPE Investors agreed to purchase shares of SC Assets Class A Common Stock at Closing.

Sponsor Forfeiture

Contemporaneously with the entry into the Transaction Documents, the Sponsors, TLGY and SC Assets and, for the limited purposes stated therein, the officers and directors of TLGY, entered into the Sponsor Support Agreement (which was subsequently amended and restated to remove the issuance of Earnout Shares), pursuant to which (among other things), the TLGY Insiders agreed that (i) the holders of Private Placement Warrants will irrevocably surrender and transfer to StablecoinX, without any further right thereto, and consent to the termination and cancellation of, the Private Placement Warrants, in exchange for the right to receive the Warrant Earnout Shares, and (ii) the Founder Shareholders will irrevocably surrender and transfer to StablecoinX, without any further right thereto, and consent to the cancellation of, the exchanged Founder Shares, in exchange for (a) a number of shares of StablecoinX Class B Common Stock equal to the number of Retained Founder Shares and (b) the right to receive the Founder Share Earnout Shares (the “Sponsor Forfeiture”). Scalar expressed no opinion with respect to the Sponsor Forfeiture.

Selected Companies Analysis

Scalar calculated SC Assets’ book value for comparison purposes by starting with the ENA Contribution Amount, ENA PIPE Gross Proceeds (as defined in the Business Combination Agreement), and Locked ENA purchase amount, applying the appropriate discounts to ENA Fair Market Value, then adding Cash in the Trust Account and deducting the pro forma liabilities provided by SC Assets.

Scalar reviewed certain financial data for selected companies with publicly traded equity securities that Scalar deemed relevant for purposes of this analysis based on various factors, including their product offerings within the digital asset industry and their business model. The financial data reviewed included:

•        Market Capitalization as a multiple of Equity Book Value as of the last twelve months, or “LTM Book Value”;

The selected companies and corresponding financial data included the following:

($ in millions) Selected Companies	Market Capitalization	LTM Book Value	Market Capitalization/ LTM Book Value
Bit Digital, Inc.	$368.5	$376.4	1.0x
Bitfarms Ltd.	435.3	661.1	0.7x
BTCS Inc.	30.3	17.7	1.7x
Cipher Mining Inc.	821.1	725.8	1.1x
CleanSpark, Inc.	1,887.0	1,751.3	1.1x
Galaxy Digital, Inc.	1,348.8	1,023.1	1.3x
HIVE Digital Technologies Ltd.	227.0	449.1	0.5x
Hut 8 Corp.	1,206.8	893.5	1.4x
MARA Holdings, Inc.	3,976.9	3,639.5	1.1x
MicroStrategy Incorporated	75,081.8	32,221.2	2.3x
Riot Platforms, Inc.	2,493.5	2,789.7	0.9x
Semler Scientific, Inc.	347.4	161.7	2.1x

Taking into account the results of the selected companies analysis, Scalar applied selected multiple ranges of 0.90x to 1.10x LTM Book Value to corresponding financial data for SC Assets. The selected companies analysis indicated implied total equity value reference ranges for SC Assets of approximately $461,026,258 to $563,476,538 based on equity book value, and respectively divided by the fully diluted shares, $11.69 to $13.71, as compared to the Consideration value at an assumed per share value of StablecoinX Class A Common Stock of $12.35 (as described and calculated above), which is $42,655,330.

Scalar noted that the Consideration value on a per share basis was within each of the above ranges, which in Scalar’s view supported its assessment of the financial fairness of the Consideration.

Pro Forma Consideration Analysis

Utilizing pro forma ownership information provided by TLGY management and the assumptions described above (including assuming a value of $12.35 per share of StablecoinX Class A Common Stock), Scalar calculated the aggregate implied value of the pro forma shares outstanding (other than the StablecoinX Class A Common Stock that is not held by Excluded Parties). The Public Warrants (which will be exchanged for the StablecoinX Warrants) have an exercise price of $11.50 and therefore are in-the-money based on the Pro Forma Consideration per Share. These calculations are summarized below:

	Pro Forma Consideration per Share (Net)	# of shares	Consideration Value
Sellers’ SC Assets Class B Common Stock Shares	$12.353	700,000	$24,150,010
Retained Founder Shares	12.353	1,756,250	10,000,000
Public Shares (from Trust Account)	12.353	489,887	5,000,000
Public Warrants	0.853	11,500,000	405,873,190
Permitted Expense Amount (transaction expenses)	N/A	N/A	2,500,000
Consideration Plus Cash in Trust		14,446,137	$48,707,037
Less Cash in Trust Account			$(6,051,707)
Total Consideration			$42,655,330

Scalar noted that the Consideration value on a per share basis calculated based on the pro forma ownership, as described above, was within the reference ranges calculated in the selected companies analysis described above, which in Scalar’s view supported its assessment of the financial fairness of the Consideration.

Implied Pro Forma Share Value Analysis

Utilizing pro forma ownership information provided by TLGY management and the assumptions and weighting described above, Scalar calculated the implied pro forma value of a share of StablecoinX Class A Common Stock after giving effect to the Transactions. This analysis took into consideration the impact of the pro forma dilution described above in calculating the Total Value of the Consideration. These calculations are summarized below:

Selected Companies Analysis	Implied Pro Forma Value per SPAC New Common Share
	Low	Middle	High
Book Value multiple	$11.69	$12.70	$13.71

Scalar noted that the assumed value of a share of StablecoinX Class Common A Stock of $12.35 was within the reference ranges calculated in the selected companies analysis described above, which in Scalar’s view supported its assessment of the financial fairness of the Consideration.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Scalar’s opinion. In arriving at its fairness determination, Scalar considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Scalar made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to SC Assets or the Transactions.

Scalar’s financial analyses and opinion were only one of many factors taken into consideration by the TLGY Board in its evaluation of the Transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the TLGY Board or management of TLGY with respect to the Consideration or as to whether the TLGY Board would have been willing to determine that different consideration was fair. The consideration for the Transactions was determined through arm’s-length negotiations between the TLGY and SC Assets and was approved by the TLGY Board. Scalar did not advise the TLGY Board during these negotiations, nor did it recommend any specific amount of consideration to TLGY or the TLGY Board or that any specific amount of consideration constituted the only appropriate consideration for the Transactions. The foregoing summary does not purport to be a complete description of the analyses performed by Scalar in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Scalar attached hereto as Annex M.

Scalar and its affiliates are engaged in transaction advisory, financial reporting, litigation consulting, tax and other financial and non-financial activities and services for various persons and entities. Scalar was engaged by TLGY to render its opinion to the TLGY Board and Scalar received a fee of $75,000 from TLGY for providing its services and rendering its opinion. No portion of these fees was refundable or contingent upon the consummation of the Transactions or the conclusion reached in Scalar’s opinion. TLGY has also agreed to indemnify Scalar against certain liabilities and reimburse Scalar for certain expenses in connection with Scalar’s services. In the past two years, Scalar and its affiliates have not provided any other advisory services to the SPAC or its affiliates for which Scalar and its affiliates received compensation. Scalar and its affiliates may also seek to provide such services to SC Assets, TLGY, and their respective affiliates in the future and expect to receive fees for the rendering of these services. In the ordinary course of business, certain of Scalar’s employees and affiliates, or entities in which they have invested, may hold or trade, for their own accounts and the accounts of their investors, securities of SC Assets and TLGY and, accordingly, may at any time hold a long or short position in such securities.

The issuance of Scalar’s opinion was approved by an authorized committee of Scalar.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote in favor of the Business Combination Proposal at the extraordinary general meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

The Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposal. Therefore, if the other Condition Precedent Proposal is not approved, the Business Combination Proposal will have no effect, even if approved by holders of TLGY Ordinary Shares.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that TLGY’s entry into the Business Combination Agreement, dated as of July 21, 2025, by and among TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub, pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination described in the accompanying proxy statement/prospectus, be approved, ratified and confirmed in all respects”.

Recommendation of the TLGY Board

THE TLGY BOARD UNANIMOUSLY RECOMMENDS THAT TLGY SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The TLGY Board believes that the Business Combination Proposal to be presented at the extraordinary general meeting is in the best interests of TLGY’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsors and TLGY’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion.

THE SPAC MERGER PROPOSAL

Overview

As discussed in this proxy statement/prospectus, subject to the approval of the other Condition Precedent Proposal, TLGY is asking its shareholders to approve the SPAC Merger Proposal and the Plan of Merger. Under the Business Combination Agreement, the approval of the SPAC Merger Proposal is a condition to the consummation of the Business Combination. If, however, the SPAC Merger Proposal is approved, but the Business Combination Proposal is not approved, then neither the SPAC Merger Proposal nor the Business Combination will be consummated.

TLGY is asking its shareholders to approve the TLGY Merger and the Plan of Merger, as contemplated by the Business Combination Agreement, pursuant to which, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company. As a result of the SPAC Merger and the other transactions contemplated by the Business Combination Agreement and the documents related thereto, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

Please see the sections above entitled “The Business Combination” and “Related Agreements” for additional information regarding the SPAC Merger. TLGY encourages shareholders to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Vote Required for Approval

The approval of the SPAC Merger Proposal requires a special resolution, being the affirmative vote of holders of a majority of at least two-thirds of the TLGY Ordinary Shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The failure to vote and abstentions will have no effect on the outcome of the proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

The SPAC Merger Proposal is conditioned on the approval of the other Condition Precedent Proposal. Therefore, if the other Condition Precedent Proposal is not approved, the SPAC Merger Proposal will have no effect, even if approved by holders of TLGY Ordinary Shares.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that TLGY be and is authorized to merge with and into SPAC Merger Sub, so that TLGY be the surviving company and SPAC Merger Sub be the merging company and all the undertaking, property and liabilities of the merging company vest in TLGY as the surviving company by virtue of such merger pursuant to Part 16 of the Companies Act (As Revised); and the plan of merger in the form annexed hereto pursuant to which TLGY will merge with and into SPAC Merger Sub with TLGY being the surviving entity be and is authorized, approved and confirmed in all respects and that TLGY be and hereby is authorized to enter into the plan of merger”

Recommendation of the TLGY Board

THE TLGY BOARD UNANIMOUSLY RECOMMENDS THAT TLGY SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SPAC MERGER PROPOSAL.

The existence of financial and personal interests of one or more of TLGY’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsors and TLGY’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion of these considerations.

THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

In connection with the Business Combination, TLGY is asking its shareholders to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the StablecoinX Organizational Documents. This separate vote is not otherwise required by Cayman Islands law or the DGCL and is separate and apart from the Business Combination Proposal but, pursuant to SEC guidance, TLGY is required to submit these provisions to its shareholders separately for approval, allowing shareholders the opportunity to present their separate views on important governance provisions. However, the shareholder votes regarding these proposals are advisory votes, and are not binding on TLGY or StablecoinX. Regardless of the outcome of the non-binding advisory vote on the Advisory Organizational Documents Proposals, the StablecoinX Organizational Documents will take effect at the Closing, assuming the adoption of the Business Combination Proposal. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Organizational Documents Proposals.

Advisory Organizational Documents Proposal	TLGY Organizational Documents	StablecoinX Organizational Documents
Advisory Organizational Documents Proposal A — Changes in Share Capital

Under the TLGY Organizational Documents, the share capital of TLGY is $55,000 divided into (i) 500,000,000 TLGY Class A Ordinary Shares, par value $0.0001 each per-share, and 50,000,000 TLGY Class B Ordinary Shares, par value $0.0001 each per-share and (ii) 5,000,000 preference shares, par value $0.0001 each per-share.

Under the StablecoinX Charter, StablecoinX will be authorized to issue 551,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of StablecoinX Class A Common Stock, par value $0.0001 per-share, (ii) 50,000,000 shares of StablecoinX Class B Common Stock, par value $0.0001 per-share and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per-share.

Advisory Organizational Documents Proposal B — Changes in Common Stock Voting Power	Under the TLGY Organizational Documents, the holders of TLGY Class A Ordinary Shares and TLGY Class B Ordinary Shares are entitled to one (1) vote for each such share on all matters.

Under the StablecoinX Organizational Documents, (i) holders of StablecoinX Class B Common Stock will be entitled to cast one (1) vote per share with respect to all matters submitted to a vote of stockholders generally except as required by applicable law, and (ii) holders of StablecoinX Class A Common Stock will not be entitled to vote on any matter submitted to a vote of stockholders for so long as there are shares of StablecoinX Class B Common Stock outstanding. Immediately at such time when no share of StablecoinX Class B Common Stock remains outstanding, holders of StablecoinX Class A Common Stock will be entitled to cast one (1) vote per share with respect to all matters submitted to a vote of stockholders generally.

Advisory Organizational Documents Proposal C — Limiting the Ability to Act by Written Consent

Under the TLGY Organizational Documents, a resolution in writing signed by all of the shareholders entitled to vote at general meetings shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting.

Under the StablecoinX Organizational Documents, any action required or permitted to be taken by the stockholders of StablecoinX must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that while any share of StablecoinX Class B Common Stock remains outstanding, any action required or permitted to be taken at any annual or special meeting of StablecoinX may be taken without a meeting and by written

Advisory Organizational Documents Proposal	TLGY Organizational Documents	StablecoinX Organizational Documents

consent if such written consent sets forth the action so taken and is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.

Advisory Organizational Documents Proposal D — Classified Board	Under the TLGY Organizational Documents, the TLGY Board is not divided into classes and each director is elected for a term of two years.	The StablecoinX Board will be classified into three (3) classes of directors; Class I, Class II and Class III, each of which will generally serve for a term of three years.
Advisory Organizational Documents Proposal E — Supermajority Vote Required to Amend the StablecoinX Charter

Under the TLGY Organizational Documents, alterations or additions may be made by a special resolution under Cayman Islands law, being a resolution passed by a majority of the holders of at least two-thirds (2/3) of the ordinary shares who, being present in person or by proxy and entitled to vote, cast votes at a general meeting.

Under the StablecoinX Charter, in addition to any vote required by the DGCL, amendments, alterations, changes, adoptions or repeals to Articles IV, V, VI, VII, VIII, IX, X and XI of the StablecoinX Charter will require the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all shares of capital stock then outstanding and entitled to vote generally in the election of directors, voting together as a single class. Articles IV, V, VI, VII, VIII, IX, X and XI of the StablecoinX Charter include ethe provisions: regarding a change with respect to the capital stock and amount of share capital; requiring the above provisions be amended by a seventy-five percent (75%) vote; requiring that a stockholder vote on an amendment to the StablecoinX Bylaws be approved by a seventy-five percent (75%) vote; providing for a classified board of directors (the election and term of the StablecoinX Board); regarding filling vacancies on the StablecoinX Board and newly-created directorships; regarding the resignation and removal of directors; eliminating directors’ and officers’ liability for monetary damages for breaches of fiduciary duty; regarding indemnification; regarding stockholder action by written consent; regarding calling special meetings of stockholders; requiring exclusive forum in Delaware; and regarding corporate opportunities.

Advisory Organizational Documents Proposal	TLGY Organizational Documents	StablecoinX Organizational Documents
Advisory Organizational Documents Proposal F — Supermajority Vote Required to Amend the StablecoinX Bylaws

Under the TLGY Organizational Documents, alterations or additions may be made by a special resolution under Cayman Islands law, being a resolution passed by a majority of the holders of at least two-thirds (2/3) of the ordinary shares who, being present in person or by proxy and entitled to vote, cast votes at a general meeting.

Under the StablecoinX Charter, subject to the terms of any series of preferred stock, the StablecoinX Board is expressly authorized to amend, alter, change, adopt or repeal the StablecoinX Bylaws. The StablecoinX Bylaws may also be amended, altered, changed, adopted or repealed, by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares of capital stock of StablecoinX then outstanding and entitled to vote generally in the election of directors, voting together as a single class.

Advisory Organizational Documents Proposal G — Changes in Removal of Directors

Under the TLGY Organizational Documents, prior to the closing of a Business Combination (as defined in the TLGY Organizational Documents), holders of the TLGY Class B Ordinary Shares may remove any director of the TLGY Board by ordinary resolution, being a resolution passed by a simple majority of the holders of TLGY Class B Ordinary Shares who, being present in person or by proxy and entitled to vote, cast votes at a general meeting, and holders of TLGY Class A Ordinary Shares have no right to vote on the removal of any director of the TLGY Board. Following the closing of a business combination, directors of TLGY Board may be removed by ordinary resolution, being a resolution passed by a simple majority of the holders of ordinary shares who, being present in person or by proxy and entitled to vote, cast votes at a general meeting.

Under the StablecoinX Charter, subject to the rights of the holders of any series of preferred stock, any or all directors of the StablecoinX Board may be removed from office at any time but only for cause and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the capital stock of StablecoinX that would then be entitled to vote in the election of directors, voting together as a single class.

Advisory Organizational Documents Proposal H — Removal of Provisions Specific to Blank Check and Special Purpose Acquisition Companies

The TLGY Organizational Documents contain various provisions applicable only to blank check companies and TLGY’s operations as a special purpose acquisition company prior to a Business Combination (as defined in the TLGY Organizational Documents).

The StablecoinX Organizational Documents do not include these provisions applicable only to blank check companies and to operations as a special purpose acquisition company because, upon consummation of the Business Combination, the combined company will not be a special purpose acquisition company.

Advisory Charter Proposal A — Changes in Share Capital

The StablecoinX Charter is intended to provide adequate authorized share capital to (i) accommodate the issuance of shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock as part of the consideration in the Business Combination, (ii) provide flexibility for future issuances of shares of StablecoinX stock if determined by the StablecoinX Board to be in the best interests of StablecoinX after the consummation of the Business Combination and (iii) to have additional shares for purposes of financing its business, acquiring other businesses, forming strategic partnerships and alliances, and for stock dividends and stock splits, if applicable, in each case, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Advisory Organizational Documents Proposal B — Changes in Common Stock Voting Power

The StablecoinX Organizational Documents provides that holders of shares of StablecoinX Class B Common Stock will have one (1) vote on each matter properly submitted to the stockholders entitled to vote and holders of shares of StablecoinX Class A Common Stock will have no votes per share (for so long as any shares of StablecoinX Class B Common Stock remain outstanding). Because, upon consummation of the Business Combination, Ethena and the Current Sponsors will own an aggregate of approximately 83% of the outstanding shares of StablecoinX Class B Common Stock, and those shares are generally restricted from transfers, except in limited circumstances, this dual class stock structure provides Ethena and the Current Sponsors with the ability to together control the outcome of matters requiring stockholder approval. We believe that our success rests on our ability to undertake a long-term view of value creation and the controlling interest held by Ethena and the Current Sponsors will enhance StablecoinX’s ability to focus on this goal and help insulate StablecoinX from short-term outside influences. Such voting control also provides StablecoinX with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining such control.

Advisory Organizational Documents Proposal C - Limiting the Ability of Stockholders to Act by Written Consent

The TLGY Board believes that prohibiting stockholders to act by written consent and to call special meetings after such time as there are no shares of StablecoinX Class B Common Stock outstanding are appropriate governance measures to protect StablecoinX from unwarranted attempts to gain corporate control in its post-Business Combination phase, including for purposes of seeking to implement an opportunistic change in control of StablecoinX without the support of the then-incumbent directors and without the benefit of a stockholder meeting to consider important corporate issues which is called and held in accordance with the StablecoinX Organizational Documents. Prohibiting holders of StablecoinX Class A Common Stock from taking action by written consent and from calling special meetings will help to reduce the possibility of such unwarranted attempts to gain control by restricting stockholders from approving proposals unless such proposals are properly presented at a stockholder meeting called and held in accordance with the StablecoinX Organizational Documents.

Advisory Organizational Documents Proposal D — Classified Board

The TLGY Board believes that implementing a classified board of directors is desirable for StablecoinX to enhance the likelihood of continuity and stability in the composition of the StablecoinX Board, avoid costly takeover battles, reduce StablecoinX’s vulnerability to a hostile change of control and enhance the ability of the StablecoinX Board to maximize stockholder value in connection with any unsolicited offer to acquire StablecoinX.

Advisory Organizational Documents Proposal E - Supermajority Vote Required to Amend the StablecoinX Charter

The TLGY Board believes that it is important to require a supermajority vote of the holders of StablecoinX Common Stock, particularly in order to amend provisions in the StablecoinX Organizational Documents relating to the voting and other rights of StablecoinX stockholders. As noted above, StablecoinX’s dual class structure provides it with the ability to take a long-term view of value creation, and the controlling interest of Ethena and the Current Sponsors controlling interest, including protections of this controlling interest, will enhance StablecoinX’s ability to focus on this goal.

In addition to enhancing the ability of the StablecoinX Board to maximize shareholder value in connection with any unsolicited offer to acquire StablecoinX, the proposed amendments to the voting requirements are desirable for StablecoinX to enhance the likelihood of continuity and stability in the composition of the StablecoinX Board, avoid costly takeover battles and reduce its vulnerability to a hostile change of control. The TLGY Board believes that such proposed amendments are a prudent corporate governance measure to reduce the possibility that a relatively small number of StablecoinX stockholders could take action to change the StablecoinX Organizational Documents in a manner that the StablecoinX Board deems undesirable, including for purposes of seeking to implement an opportunistic change in control of StablecoinX without the support of the then incumbent StablecoinX Board.

Advisory Organizational Documents Proposals F - Supermajority Votes Required to Amend the StablecoinX Bylaws

The TLGY Board believes that the supermajority voting requirements described in Advisory Organizational Documents Proposal F is appropriate to protect all stockholders of StablecoinX. In reaching this conclusion, TLGY Board is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the Business Combination. The TLGY Board further believes that going forward, if, and after, Ethena ceases to beneficially own shares of StablecoinX stock representing at least a majority of the voting power of the capital stock of StablecoinX, a supermajority voting requirement encourages the person seeking control of StablecoinX to negotiate with the StablecoinX Board to reach terms that are appropriate for all stockholders and will help to maximize stockholder value in the long-term.

Advisory Organizational Documents Proposal G - Changes in Removal of Directors

The TLGY Board believes that permitting stockholders to retain appropriate oversight of the StablecoinX Board by allowing for removal of directors only for cause and only upon a supermajority vote of all StablecoinX common stock incentivizes the directors of the StablecoinX Board to align their actions with the interests of Ethena and the Current Sponsors when such entities own a controlling interest, and with StablecoinX generally at all times thereafter. Additionally, TLGY Board believes that the above-mentioned requirements for removal of directors are a prudent corporate governance measure to reduce the possibility that a relatively small number of stockholders could seek to implement a sudden and opportunistic change in control of the StablecoinX Board without the support of the then incumbent board of directors. These changes will enhance the likelihood of continuity and stability in the composition of the StablecoinX Board, avoid costly takeover battles, reduce StablecoinX’s vulnerability to a hostile change of control and enhance the ability of the StablecoinX Board to maximize shareholder value in connection with any unsolicited offer to acquire StablecoinX.

Advisory Organizational Documents Proposal H - Removal of Provisions Specific to Blank Check and Special Purpose Acquisition Companies

The TLGY Board believes eliminating certain provisions in the TLGY Organizational Documents relating to TLGY’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination, and many of these provisions will terminate upon the consummation of the Company’s Business Combination. For example, removing the requirement to dissolve TLGY and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination, among others. Perpetual existence is the usual period of existence for corporations, and TLGY Board believes it is the most appropriate period for TLGY following the Business Combination. In addition, certain other provisions in the TLGY Organizational Documents require that proceeds from TLGY’s initial public offering be held in the Trust Account until a business combination or liquidation of merger has occurred. These provisions will cease to apply once the Business Combination is consummated.

Vote Required for Approval

The approval of each of the Advisory Organizational Documents Proposals does not require the passing of a resolution under the TLGY Organizational Documents or Cayman Islands law. Notwithstanding this, the TLGY Board is asking TLGY shareholders to vote on each of the Advisory Organizational Documents Proposals on a non-binding advisory basis, being a non-binding advisory resolution passed by a simple majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions will be counted towards the quorum requirement but neither abstentions or broker non-votes will not have an effect on each of the Advisory Organizational Documents Proposals. The adoption of the Advisory Organizational Documents Proposals are conditioned upon the adoption of the Condition Precedent Proposals.

Although the TLGY Board is asking TLGY shareholders to approve each of the Advisory Organizational Documents Proposals on the non-binding advisory basis, regardless of the outcome of the non-binding advisory vote on each of the Advisory Organizational Documents Proposals, the StablecoinX Charter and StablecoinX Bylaws will take effect upon the Closing if the Condition Precedent Proposals are approved.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as separate non-binding advisory resolutions, that the following provisions of the StablecoinX Organizational Documents, including the differences between the StablecoinX Organizational Documents and the TLGY Organizational Documents be confirmed, ratified and approved:

Proposal 3A:    changes to the share capital;

Proposal 3B:    changes to the voting power of the shares of common stock;

Proposal 3C:    changes related to limiting the ability of stockholders to act by written consent;

Proposal 3D:    the change from an unclassified classified board of directors to a classified board;

Proposal 3E:    changes requiring a supermajority vote to amend certain provisions of the StablecoinX Charter;

Proposal 3F:    changes requiring a supermajority vote to amend the StablecoinX Bylaws;

Proposal 3G:    changes to the removal of directors; and

Proposal 3H:    the removal of provisions specific to blank check and special purpose acquisition companies.”

Recommendation of the TLGY Board

THE TLGY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.

The existence of financial and personal interests of TLGY’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsor and TLGY’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion of these considerations.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the TLGY Board to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Mergers or any other Transaction. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsors, TLGY and their members and shareholders, respectively, to make purchases of TLGY Ordinary Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the extraordinary general meeting, or otherwise increase the likelihood of closing the Business Combination. See “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the extraordinary general meeting and is not approved by the shareholders, the TLGY Board may not be able to adjourn the extraordinary general meeting to a later date (i) in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the Condition Precedent Proposals, in which event, the Business Combination would not be completed, and (ii) in the event that adjourning the extraordinary general meeting to a later date would allow for additional time for arrangements that would increase the likelihood of closing the Business Combination, in which event the likelihood of the Business Combination closing would be decreased.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares who, being present in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal. Broker non-votes are not considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law, assuming a valid quorum is established.

The Adjournment Proposal is not conditioned upon any other proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Mergers or any other Transaction”.

Recommendation of the TLGY Board

THE TLGY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of TLGY’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of TLGY and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, the Sponsor and TLGY’s officers also have interests in the Business Combination that may conflict with your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination” for a further discussion of these considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences (i) to U.S. Holders and Non-U.S. Holders (each as defined below, and together, the “Holders”) of Public Shares that exercise their redemption rights and participate in the Redemption, (ii) to Holders of Public Shares, Public Warrants, and shares of SC Assets Common Stock that participate in the Mergers, and (iii) to Holders of shares of StablecoinX Common Stock that own and dispose of shares of StablecoinX Common Stock after the Business Combination. The following discussion is the opinion of Perkins Coie LLP and is based on the Code, the Treasury Regulations, and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this discussion and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretations could affect the tax consequences described below. There can be no assurance that the Internal Revenue Service (“IRS”) or courts will not adopt a position that is contrary to the description included in the following summary.

This discussion is limited to Holders who hold their Public Shares, Public Warrants, and shares of SC Assets Common Stock (and who will hold their shares of StablecoinX Common Stock) as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all tax considerations that may be relevant to a particular Holder considering their individual or particular circumstances. For example, this discussion does not address the U.S. federal income tax consequences to Holders that are subject to special treatment under U.S. federal income tax law, such as:

•        partnerships and other pass-through entities (and partners or other beneficial owners thereof);

•        financial institutions or financial services entities;

•        broker-dealers;

•        persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        retirement plans or accounts;

•        regulated investment companies;

•        real estate investment trusts;

•        specified expatriates or former long-term residents of the United States;

•        persons that hold (or will hold) Public Shares, Public Warrants, shares of SC Assets Common Stock, or shares of StablecoinX Common Stock, as applicable, as part of a straddle, constructive sale, hedging, redemption, or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        persons who are accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•        persons who actually or constructively own (or will own) 5% or more of all issued and outstanding TLGY Ordinary Shares, all issued and outstanding shares of SC Assets Common Stock, or all issued and outstanding shares of StablecoinX Common Stock, as applicable, by vote or value;

•        persons who received (or will receive) Public Shares, Public Warrants, shares of SC Assets Common Stock, or shares of StablecoinX Common Stock, as applicable, in connection with the performance of services or pursuant to the exercise of warrants or conversion rights under convertible instruments;

•        persons who hold (or will hold) Public Shares, Public Warrants, shares of SC Assets Common Stock, or shares of StablecoinX Common Stock, as applicable, through a tax-qualified retirement plan or other tax-deferred accounts;

•        persons exercising appraisal or dissenters rights with respect to either of the Mergers; or

•        the TLGY Insiders and each of their respective affiliates.

In addition, this discussion does not address (i) any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), (ii) any state, local or non-U.S. tax consequences, (iii) the tax on net investment income, the application of the “qualified small business stock” provisions of the Code or the alternative minimum tax, or (iv) the tax consequences of any transactions effected before, after or at the same time as the Redemption or the Mergers, whether or not in connection with the Redemption or the Mergers.

If an entity (or an arrangement) treated as a partnership for U.S. federal income tax purposes holds (or will hold) Public Shares, Public Warrants, shares of SC Assets Common Stock, or shares of StablecoinX Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences to them.

For purposes of this discussion, because the components of a TLGY Unit are generally separable at the option of a Holder of such TLGY Unit, the Holder of a TLGY Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying TLGY Class A Ordinary Share and Public Warrant components of the TLGY Unit, and the discussion below with respect to actual Holders of TLGY Class A Ordinary Shares also should apply to Holders of TLGY Units (as the deemed owners of the underlying TLGY Class A Ordinary Shares that constitute a part of the TLGY Units). Accordingly, the separation of a TLGY Unit into one TLGY Class A Ordinary Share and one-half of one Public Warrant generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of TLGY Units are urged to consult their tax advisors concerning the U.S. federal, state, local and any non-U.S. tax consequences to them.

For purposes of this description, a “U.S. Holder” means a beneficial owner of Public Shares, Public Warrants, shares of SC Assets Common Stock, or, after the Mergers, shares of StablecoinX Common Stock, as applicable, that is for U.S. federal income tax purposes:

i.       an individual citizen or resident of the United States;

ii.      a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof, or the District of Columbia;

iii.     an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

iv.      a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of Public Shares, Public Warrants, shares of SC Assets Common Stock, or, after the Mergers, shares of StablecoinX Common Stock, as applicable, that is neither a U.S. Holder nor a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

We have not sought, and do not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. THE U.S. FEDERAL INCOME TAX TREATMENT WITH RESPECT TO A HOLDER MAY BE AFFECTED BY MATTERS NOT DESCRIBED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY

BE AVAILABLE. EACH HOLDER IS URGED TO CONSULT THE HOLDER’S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE HOLDER OF THE REDEMPTION, THE MERGERS, AND THE OWNERSHIP AND DISPOSITION OF SHARES OF STABLECOINX COMMON STOCK AFTER THE MERGERS, IN EACH CASE CONSIDERING THE HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES THEREOF.

The Redemption

Tax Consequences to U.S. Holders of Exercising Redemption Rights and Participating in the Redemption

In General

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules”, the U.S. federal income tax consequences to a U.S. Holder of Public Shares that exercises its redemption rights and participates in the Redemption will depend on whether the Redemption qualifies as a sale under Section 302 of the Code with respect to such U.S. Holder.

Whether the Redemption qualifies as a sale under Section 302 of the Code with respect to a redeemed U.S. Holder will depend largely on the total number of TLGY Ordinary Shares treated as held by such U.S. Holder before and after the Redemption. The Redemption generally will be treated as a sale or exchange of the Public Shares (rather than as a distribution) with respect to a redeemed U.S. Holder if the Redemption (1) is “substantially disproportionate” with respect to such U.S. Holder, (2) results in a “complete termination” of such U.S. Holder’s interest in TLGY or (3) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a redeemed U.S. Holder must take into account not only the TLGY Ordinary Shares actually owned by such U.S. Holder, but also any TLGY Ordinary Shares that are deemed to be constructively owned by such U.S. Holder. A U.S. Holder may be deemed to constructively own, in addition to TLGY Ordinary Shares owned directly, shares owned by related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any TLGY Ordinary Shares that such U.S. Holder has a right to acquire by exercise of an option, which generally would include any TLGY Ordinary Shares which could be acquired pursuant to the exercise of a warrant, including any TLGY Warrant.

In order to meet the substantially disproportionate test, the percentage of TLGY’s outstanding voting shares actually and constructively owned by a redeemed U.S. Holder immediately following the Redemption must, among other requirements, be less than 80% of the percentage of TLGY’s outstanding voting shares actually and constructively owned by such U.S. Holder immediately before the Redemption. TLGY Class A Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable to a particular U.S. Holder.

There will be a complete termination of a redeemed U.S. Holder’s interest in TLGY if either (1) all of TLGY Ordinary Shares actually and constructively owned (including any TLGY Ordinary Shares deemed to be constructively owned by such U.S. Holder as a result of owning any TLGY Warrants) by such U.S. Holder are redeemed or (2) all of TLGY Ordinary Shares actually owned by such U.S. Holder are redeemed, such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of TLGY Ordinary Shares owned by family members, and such U.S. Holder does not constructively own any other TLGY Ordinary Shares (including any TLGY Ordinary Shares deemed to be constructively owned by such U.S. Holder as a result of owning any TLGY Warrants).

The Redemption generally will not be essentially equivalent to a dividend with respect to a redeemed U.S. Holder if the Redemption results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in TLGY. Whether the Redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest in TLGY will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

Tax Consequences if the Redemption Is Treated as a Sale with Respect to the Redeemed U.S. Holder

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules”, if the Redemption is treated as a sale pursuant to the rules described above under “— In General” with respect to a U.S. Holder who exercises redemption rights and participates in the Redemption, then such redeemed U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash received by such U.S. Holder in the Redemption with respect to such U.S. Holder’s redeemed Public Shares and (2) such U.S. Holder’s adjusted tax basis in the redeemed Public Shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period for the redeemed Public Shares is more than one year at the time of the Redemption. Long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a reduced rate of tax (compared to ordinary income). The deductibility of capital losses is subject to limitations.

Tax Consequences if the Redemption Is Not Treated as a Sale with Respect to the Redeemed U.S. Holder

If the Redemption is not treated as a sale pursuant to the rules described above under “— In General” with respect to a U.S. Holder who exercises redemption rights and participates in the Redemption, then the Redemption generally will be treated as a distribution by TLGY with respect to such U.S. Holder.

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules”, the amount of cash that is paid to such U.S. Holder in the Redemption with respect to such U.S. Holder’s redeemed Public Shares out of TLGY’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be includible in such U.S. Holder’s taxable income as dividend income, and generally will not be eligible for the dividends-received deduction allowed to corporations under the Code. The amount of such cash received by such U.S. Holder in the Redemption in excess of the amount so treated as dividends generally will be applied against and reduce such U.S. Holder’s tax basis in such U.S. Holder’s TLGY Ordinary Shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of the applicable TLGY Ordinary Shares (see “— Tax Consequences if the Redemption Is Treated as a Sale with Respect to the Redeemed U.S. Holder” above). Because TLGY does not expect to maintain calculations of TLGY’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that amounts treated as distributions generally will be treated as dividends for U.S. federal income tax purposes.

With respect to a U.S. Holder that is an individual, because TLGY is no longer listed on Nasdaq and because there is a substantial likelihood that TLGY is and has been a PFIC (as further discussed below), no assurance can be given that dividends from TLGY received in connection with the Redemption will qualify as “qualified dividend income” eligible for being taxed at the lower rate applicable to long-term capital gains, and such dividends may be taxed as ordinary income. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends deemed paid in connection with the Redemption.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation generally will be classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes with respect to a taxable year of the foreign corporation if: (i) 75% or more of its gross income in a taxable year consists of passive income; or (ii) at least 50% of its assets in a taxable year, ordinarily determined based on fair market value (but which may be determined by reference to tax basis of assets, in some instances) and ordinarily averaged quarterly over the year, are assets (including cash) that produce, or are held for the production of, passive income. For purposes of these calculations, if the corporation directly or indirectly owns at least 25% of the shares by value of another corporation, then it is treated as if it received directly its proportionate share of the income of such other corporation, and held its proportionate share of the assets of such other corporation. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because TLGY’s assets have consisted predominantly of cash prior to the Redemption, there is a substantial likelihood that TLGY is and has been a PFIC.

If TLGY is or has been a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of TLGY Ordinary Shares or TLGY Warrants and, in the case of TLGY Ordinary Shares, the U.S. Holder did not make either (1) a timely qualified electing fund (“QEF”) election for TLGY’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) TLGY Ordinary Shares (or a QEF election along with a purging election), or (2) a mark-to-market election, in each case as further described below, such U.S. Holder generally will be subject to special rules with respect to:

i.       any gain recognized by such U.S. Holder on the sale or other disposition of such U.S. Holder’s TLGY Ordinary Shares (including Public Shares) or TLGY Warrants (including Public Warrants); and

ii.      any “excess distribution” made to such U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of such U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the TLGY Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the TLGY Ordinary Shares).

Under these rules,

i.       such U.S. Holder’s gain or excess distribution will be allocated ratably over such U.S. Holder’s holding period for the TLGY Ordinary Shares (including Public Shares) or TLGY Warrants (including Public Warrants);

ii.      the amount allocated to such U.S. Holder’s taxable year in which such U.S. Holder recognized the gain or received the excess distribution, or to the period in such U.S. Holder’s holding period before the first day of TLGY’s first taxable year in which TLGY was a PFIC, will be taxed as ordinary income;

iii.     the amount allocated to other taxable years (or portions thereof) of such U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to such U.S. Holder; and

iv.      the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of such U.S. Holder.

In general, if TLGY is determined to be a PFIC, a U.S. Holder may avoid the special tax and interest charge rules described above in respect of TLGY Ordinary Shares (including Public Shares), but not TLGY Warrants (including Public Warrants), if such U.S. Holder has made, (1) for TLGY’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) TLGY Ordinary Shares, a timely and valid QEF election (if eligible to do so), to include in income such U.S. Holder’s pro rata share of TLGY’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which TLGY’s taxable year ends, or (2) if in a later taxable year, such QEF election along with a “purging election.” One type of a purging election generally creates a deemed sale of the U.S. Holder’s TLGY Ordinary Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. Other types of purging elections may be available depending on a U.S. Holder’s particular circumstances (including a potential “deemed dividend” purging election that may be available if TLGY is a “controlled foreign corporation” for U.S. federal income tax purposes). U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder would not have been able to make a QEF election with respect to TLGY Warrants (including Public Warrants). As a result, if a U.S. Holder sells or otherwise disposes of any TLGY Warrants (including Public Warrants) (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules as described above if TLGY was a PFIC at any time during the period the U.S. Holder held the TLGY Warrants (including Public Warrants).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from TLGY. There is no assurance, however, that TLGY will timely provide such information.

If a U.S. Holder has made a QEF election with respect to TLGY Ordinary Shares, and the special tax and interest charge rules do not apply to such TLGY Ordinary Shares (because of a timely QEF election for TLGY’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such TLGY Ordinary Shares or because of QEF election along with a purging election), any gain recognized on the sale or exchange of TLGY Ordinary Shares (including Public Shares) generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who have made QEF elections are currently taxed on their pro rata shares of TLGY’s earnings and profits, whether or not distributed for such taxable year. In such case, a subsequent distribution of such earnings and profits that were previously included in the U.S. Holder’s income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of such U.S. Holder’s TLGY Ordinary Shares will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

The impact of the PFIC rules on a U.S. Holder of TLGY Ordinary Shares (including Public Shares) may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (an “MTM Election”). However, because TLGY is no longer listed on Nasdaq, no assurance can be given that TLGY Ordinary Shares (including Public Shares) will be considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of an MTM Election in respect of TLGY Ordinary Shares under their particular circumstances. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed above with respect to their TLGY Ordinary Shares (including Public Shares). However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of such U.S. Holder’s holding period for the TLGY Ordinary Shares, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to the TLGY Ordinary Shares. A mark-to-market election is not available with respect to TLGY Warrants.

THE PFIC RULES ARE VERY COMPLEX. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

Tax Consequences to Non-U.S. Holders of Exercising Redemption Rights and Participating in the Redemption

The U.S. federal income tax consequences to a Non-U.S. Holder of Public Shares that exercises redemption rights and participates in the Redemption will depend on whether the Redemption qualifies as a sale with respect to such Non-U.S. Holder or instead a corporate distribution, pursuant to the rules described above under the section entitled “— The Redemption — Tax Consequences to U.S. Holders of Exercising Redemption Rights and Participating in the Redemption — In General,” which generally should also apply to Non-U.S. Holders.

If the Redemption is treated as a sale with respect to such Non-U.S. Holder, such Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to such sale, unless a situation described below in the section entitled “— Ownership and Disposition of Shares of StablecoinX Common Stock — Tax Consequences to Non-U.S. Holders — Sales or Other Taxable Exchanges or Dispositions of Shares of StablecoinX Common Stock” applies with respect to such Non-U.S. Holder (with reference to Public Shares and TLGY, instead of shares of StablecoinX Common Stock and StablecoinX), in which case, see such section below (with reference to Public Shares and TLGY, instead of StablecoinX Common Stock and StablecoinX).

If the Redemption is instead treated as a distribution by TLGY with respect to such Non-U.S. Holder, then such amounts deemed distributed to such Non-U.S. Holder generally will not be subject to U.S. federal income tax.

The Mergers

In General

It is intended that the Mergers, taken together and as part of an integrated transaction, will be treated as transactions governed by Section 351(a) of the Code (the “Intended Tax Treatment”). However, Section 351(e)(1) of the Code provides that even if a transaction otherwise satisfies all the requirements of Section 351(a) of the Code, Section 351 of the Code shall not apply to a transfer of property to an “investment company.” Whether StablecoinX is an investment company for purposes of Section 351(e)(1) of the Code will depend in part on the gross value of the assets of StablecoinX immediately after the Business Combination and whether ENA Tokens are treated as “securities” for purposes of Section 351(e)(1) of the Code, each of which is uncertain. Further, if more than 20 percent of the shares of StablecoinX Common Stock were subject to an arrangement or agreement to be sold, transferred or disposed of at the time of their issuance in the Business Combination, one of the requirements for the Mergers to qualify as transactions governed by Section 351(a) of the Code could be violated.

The Closing of the Business Combination is not conditioned on the receipt of an opinion of counsel or a ruling from the IRS that the Mergers will qualify for the Intended Tax Treatment, none of TLGY, SC Assets, and StablecoinX intends to request an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Mergers, and there can be no assurance that such an opinion of counsel or a ruling from the IRS can or will be obtained. Consequently, no assurance can be given that the Mergers will qualify for the Intended Tax Treatment, that the IRS will not challenge such qualification or that a court would not sustain such a challenge.

Tax Consequences of the Mergers to U.S. Holders

Tax Consequences of the Mergers to U.S. Holders Who Hold No Public Warrants

If the Intended Tax Treatment Applies

If the Intended Tax Treatment applies, a U.S. Holder that holds no Public Warrants generally will not recognize gain or loss upon the exchange of such U.S. Holder’s Public Shares or shares of SC Assets Common Stock, as applicable, solely for shares of StablecoinX Common Stock pursuant to the Mergers. Such U.S. Holder’s aggregate tax basis in the shares of StablecoinX Common Stock received in the Mergers generally will be the same as such U.S. Holder’s aggregate tax basis in the Public Shares or shares of SC Assets Common Stock, as applicable, surrendered in exchange therefor in the Mergers. In addition, such U.S. Holder’s holding period of the shares of StablecoinX Common Stock received in the Mergers generally will include such U.S. Holder’s holding period of Public Shares or shares of SC Assets Common Stock, as applicable, surrendered in exchange therefor in the Mergers.

If the Intended Tax Treatment Does Not Apply

If the Intended Tax Treatment does not apply, then (in each case, subject to the PFIC rules discussed above under “— Passive Foreign Investment Company Rules” in the case of a U.S. Holder who exchanges Public Shares for shares of StablecoinX Common Stock pursuant to the SPAC Merger):

i.       A U.S. Holder that holds no Public Warrants and that exchanges Public Shares or shares of SC Assets Common Stock solely for shares of StablecoinX Common Stock pursuant to the Mergers generally will recognize gain or loss equal to the difference between (1) the fair market value (determined as of the Closing Date) of the shares of StablecoinX Common Stock received by such U.S. Holder and (2) such U.S. Holder’s adjusted tax basis in the Public Shares or shares of SC Assets Common Stock, as applicable, surrendered in exchange therefor in the Mergers. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period for such Public Shares or shares of SC Assets Common Stock, as applicable, is more than one year at Closing. Long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a reduced rate of tax (compared to ordinary income). The deductibility of capital losses is subject to limitations.

ii.      Such U.S. Holder’s aggregate tax basis in the shares of StablecoinX Common Stock received in the Mergers generally will equal the fair market value (determined as of the Closing Date) of such shares of StablecoinX Common Stock.

iii.     Such U.S. holder’s holding period in the shares of StablecoinX Common Stock received in the Mergers generally will begin on the day after the Closing Date.

Tax Consequences of the SPAC Merger to U.S. Holders Who Hold Only Public Warrants

Whether or not the Intended Tax Treatment applies (and, in each case, subject to the PFIC rules discussed above under “— Passive Foreign Investment Company Rules”):

i.       A U.S. Holder that holds no Public Shares and whose Public Warrants automatically convert into StablecoinX Warrants pursuant to the SPAC Merger generally will recognize gain or loss equal to the difference between (1) the fair market value (determined as of the Closing Date) of the StablecoinX Warrants received by such U.S. Holder and (2) such U.S. Holder’s adjusted tax basis in the Public Warrants surrendered in exchange therefor in the SPAC Merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period for the Public Warrants is more than one year at Closing. Long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a reduced rate of tax (compared to ordinary income). The deductibility of capital losses is subject to limitations.

ii.      Such U.S. Holder’s aggregate tax basis in the StablecoinX Warrants received in the SPAC Merger generally will equal the fair market value (determined as of the Closing Date) of such StablecoinX Warrants.

iii.     Such U.S. holder’s holding period in the StablecoinX Warrants received in the SPAC Merger generally will begin on the day after the Closing Date.

Tax Consequences of the SPAC Merger to U.S. Holders Who Hold Both Public Shares and Public Warrants

If the Intended Tax Treatment Applies

If the Intended Tax Treatment applies, then (in each case, subject to the PFIC rules discussed above under “— Passive Foreign Investment Company Rules”):

i.       A U.S. Holder that receives both shares of StablecoinX Common Stock and StablecoinX Warrants in the SPAC Merger in exchange for such U.S. Holder’s Public Shares and Public Warrants will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such U.S. Holder (generally, the excess (if any) of (x) the sum of the fair market values (determined as of the Closing Date) of the shares of StablecoinX Common Stock and the StablecoinX Warrants received by such U.S. Holder pursuant to the SPAC Merger over (y) such U.S. Holder’s aggregate adjusted tax basis in the Public Shares and Public Warrants surrendered in exchange therefor in the SPAC Merger) and (ii) the fair market value (determined as of the Closing Date) of the StablecoinX Warrants received by such U.S. Holder pursuant to the SPAC Merger. To determine the amount of gain, if any, that such U.S. Holder must recognize, such U.S. Holder must compute the amount of gain or loss realized as a result of the SPAC Merger on a share-by-share and warrant-by-warrant basis by allocating the aggregate fair market values of (i) the shares of StablecoinX Common Stock and (ii) the StablecoinX Warrants received by such U.S. Holder among the Public Shares and Public Warrants owned by such U.S. Holder immediately prior to the Mergers in proportion to their fair market values. Any such gain recognized generally will be capital gain and will be long-term capital gain if such U.S. Holder’s holding period for the Public Shares or Public Warrants, as applicable, is more than one year at Closing. Long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a reduced rate of tax (compared to ordinary income). Any loss realized by such U.S. Holder would not be recognized.

ii.      Such U.S. Holder’s aggregate tax basis in the shares of StablecoinX Common Stock received in the SPAC Merger generally will be the amount equal to (1) such U.S. Holder’s aggregate tax basis in the Public Shares and Public Warrants surrendered in the Mergers, plus (2) the amount of any gain recognized by such U.S. Holder in the SPAC Merger (as described above), minus (3) the fair market value (determined as of the Closing Date) of the StablecoinX Warrants received by such U.S. Holder pursuant to the SPAC Merger. Such U.S. Holder’s aggregate tax basis in the StablecoinX Warrants received in the SPAC Merger generally will equal the fair market value (determined as of the Closing Date) of such StablecoinX Warrants.

iii.     Such U.S. Holder’s holding period of the shares of StablecoinX Common Stock received in the SPAC Merger generally will include the holding period during which the Public Shares or Public Warrants, as applicable, surrendered in exchange therefor were held by such U.S. Holder. Such U.S. Holder’s holding period of StablecoinX Warrants received in the SPAC Merger generally will begin on the day after the Closing Date.

If the Intended Tax Treatment Does Not Apply

If the Intended Tax Treatment does not apply, then (in each case, subject to the PFIC rules discussed above under “— Passive Foreign Investment Company Rules”):

i.       A U.S. Holder that receives both shares of StablecoinX Common Stock and StablecoinX Warrants in the SPAC Merger in exchange for such U.S. Holder’s Public Shares and Public Warrants generally will recognize gain or loss equal to the difference between (1) the sum of the fair market values (determined as of the Closing Date) of the shares of StablecoinX Common Stock and the StablecoinX Warrants received by such U.S. Holder pursuant to the SPAC Merger and (2) such U.S. Holder’s aggregate adjusted tax basis in the Public Shares and Public Warrants surrendered in exchange therefor in the SPAC Merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period for such Public Shares and Public Warrants, as applicable, is more than one year at Closing. Long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a reduced rate of tax (compared to ordinary income). The deductibility of capital losses is subject to limitations.

ii.      Such U.S. Holder’s aggregate tax basis in the shares of StablecoinX Common Stock and StablecoinX Warrants received in the SPAC Merger generally will equal the aggregate fair market values (determined as of the Closing Date) of such shares of StablecoinX Common Stock and StablecoinX Warrants.

iii.     Such U.S. holder’s holding period in the shares of StablecoinX Common Stock and StablecoinX Warrants received in the SPAC Merger generally will begin on the day after the Closing Date.

Tax Consequences of the Mergers to Non-U.S. Holders

Whether or not the Intended Tax Treatment applies, if a Non-U.S. Holder recognizes any gain upon the exchange of such Non-U.S. Holder’s Public Shares, Public Warrants, or shares of SC Assets Common Stock, as applicable, for shares of StablecoinX Common Stock or StablecoinX Warrants, as applicable, pursuant to the Mergers (as determined under the rules described above with respect to U.S. Holders), such gain generally will not be subject to U.S. federal income tax, unless a situation described below in the section entitled “— Ownership and Disposition of Shares of StablecoinX Common Stock — Tax Consequences to Non-U.S. Holders — Sales or Other Taxable Exchanges or Dispositions of Shares of StablecoinX Common Stock” applies with respect to such Non-U.S. Holder (with reference to Public Shares, Public Warrants, and TLGY, or shares of SC Assets Common Stock and SC Assets, as applicable, instead of shares of StablecoinX Common Stock and StablecoinX), in which case, see such section below (with reference to Public Shares, Public Warrants, and TLGY, or shares of SC Assets Common Stock and SC Assets, as applicable, instead of shares of StablecoinX Common Stock and StablecoinX).

Ownership and Disposition of Shares of StablecoinX Common Stock

Tax Consequences to U.S. Holders

Distributions on Shares of StablecoinX Common Stock

In general, distributions of cash or other property to U.S. Holders made with respect to their shares of StablecoinX Common Stock (other than certain distributions of shares of StablecoinX Common Stock or rights to acquire shares of StablecoinX Common Stock) out of StablecoinX’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be includible in the U.S. Holders’ taxable income as dividend income. Distributions in excess of StablecoinX’s current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce a U.S. Holder’s tax basis in such U.S. Holder’s shares of StablecoinX Common Stock (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of shares of StablecoinX Common Stock (see “— Sales or Other Taxable Exchanges or

Dispositions of Shares of StablecoinX Common Stock” below). If you are an individual U.S. holder, dividends paid with respect to StablecoinX Common Stock generally should constitute “qualified dividend income” eligible for being taxed at the lower rate applicable to long-term capital gains, provided that certain holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends deemed paid with respect to StablecoinX Common Stock.

Sales or Other Taxable Exchanges or Dispositions of Shares of StablecoinX Common Stock

Upon a sale or other taxable disposition of shares of StablecoinX Common Stock, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount realized and (2) such U.S. Holder’s adjusted tax basis in the shares of StablecoinX Common Stock sold or disposed of. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period for such shares of StablecoinX Common Stock is more than one year at the time of sale or other disposition. Long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a reduced rate of tax (compared to ordinary income). The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

Distributions on Shares of StablecoinX Common Stock

In general, distributions of cash or other property to Non-U.S. Holders made with respect to their shares of StablecoinX Common Stock (other than certain distributions of shares of StablecoinX Common Stock or rights to acquire shares of StablecoinX Common Stock) out of StablecoinX’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be treated as dividend income. Distributions in excess of StablecoinX’s current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce a Non-U.S. Holder’s tax basis in such Non-U.S. Holder’s shares of StablecoinX Common Stock (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of shares of StablecoinX Common Stock (see “— Sales or Other Taxable Exchanges or Dispositions of Shares of StablecoinX Common Stock” below).

Except as described below, dividends paid to a Non-U.S. Holder with respect to shares of StablecoinX Common Stock are subject to U.S. federal income tax withholding at a 30% rate or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Even if the Non-U.S. Holder is eligible for a lower treaty rate, StablecoinX and other payors generally will be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to the Non-U.S. Holder, unless such Non-U.S. Holder has furnished to StablecoinX or another payor:

i.       a valid IRS Form W-8 or an acceptable substitute form upon which such Non-U.S. Holder certifies, under penalties of perjury, such Non-U.S. Holder’s status as a non-United States person and such Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such payments, or

ii.      in the case of payments made outside the United States to an offshore account (generally, an account maintained by such Non-U.S. Holder at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing such the Non-U.S. Holder’s entitlement to the lower treaty rate in accordance with the Treasury Regulations.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax under a tax treaty, such Non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to a Non-U.S. Holder are “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States, StablecoinX and other payors generally are not required to withhold tax from the dividends, provided that such Non-U.S. Holder has furnished to StablecoinX or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which such Non-U.S. Holder represents, under penalties of perjury, that:

i.       such Non-U.S. Holder is a non-United States person, and

ii.      the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States and are includible in such Non-U.S. Holder’s gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. “Effectively connected” dividends that a corporate Non-U.S. Holder receives may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Sales or Other Taxable Exchanges or Dispositions of Shares of StablecoinX Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain that such Non-U.S. Holder recognizes on a sale or other taxable disposition of shares of StablecoinX Common Stock unless:

i.       the gain is “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States, if that is required by an applicable income tax treaty as a condition for subjecting such Non-U.S. Holder to United States taxation on a net income basis,

ii.      such Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale, and certain other conditions exist, or

iii.     StablecoinX is or becomes a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for such Non-U.S. Holder’s shares of StablecoinX Common Stock, whichever period is shorter, such Non-U.S. Holder is not eligible for a treaty exemption, and either (i) StablecoinX Common Stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) such Non-U.S. Holder owned or is deemed to have owned, at any time within the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for such Non-U.S. Holder’s shares of StablecoinX Common Stock, whichever period is shorter, more than 5% of all issued and outstanding shares of StablecoinX Common Stock.

If the gain from the taxable disposition of shares of StablecoinX Common Stock is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States), such Non-U.S. Holder will be subject to tax on the net gain derived from the disposition at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. “Effectively connected” gains that a corporate Non-U.S. Holder recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the taxable disposition, which may be offset by U.S.-source capital losses, even though such Non-U.S. Holder is not considered a resident of the United States.

StablecoinX will be a “United States real property holding corporation” at any time that the fair market value of StablecoinX’s “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of StablecoinX’s worldwide real property interests and other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). StablecoinX believes that StablecoinX is not, and does not anticipate becoming in the foreseeable future, a United States real property holding corporation.

Information Reporting and Backup Withholding

Dividend payments with respect to shares of StablecoinX Common Stock, proceeds from the sale, exchange, redemption or other taxable disposition of shares of StablecoinX Common Stock, shares of SC Assets Common Stock, Public Shares, or Public Warrants, and other amounts received in the Business Combination may be subject to information reporting to the IRS and possible U.S. backup withholding (currently, at a rate of 24%). Backup withholding generally will not apply, however, to a U.S. Holder who delivers a properly completed IRS Form W-9, providing such U.S. Holder’s correct taxpayer identification number and certain other information, or who otherwise establishes a basis for exemption from backup withholding. Backup withholding generally also will not apply to a Non-U.S. Holder who delivers a properly completed, applicable version of IRS Form W-8, providing certification of its non-United States person status and certain other information, or who otherwise establishes a basis for exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Holder’s U.S. federal income tax liability, and a Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including shares of StablecoinX Common Stock and Public Shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of StablecoinX Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of StablecoinX Common Stock and Public Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Each Holder should consult the Holder’s own tax advisor regarding the possible implications of FATCA.

EACH HOLDER IS URGED TO CONSULT THE HOLDER’S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE HOLDER OF THE REDEMPTION, THE MERGERS, AND THE OWNERSHIP AND DISPOSITION OF SHARES OF STABLECOINX COMMON STOCK AFTER THE MERGERS, IN EACH CASE CONSIDERING THE HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES THEREOF.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, references to “StablecoinX,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of StablecoinX Assets Inc. prior to the Business Combination and to StableCoinX, Inc. following the Business Combination.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, Release No. 33-10786, “Amendments to the Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the material transactions that have occurred, or are probable of occurring, subsequent to the latest balance sheet date that are material to investors.

The unaudited pro forma combined balance sheet of StablecoinX as of September 30, 2025 combines the historical unaudited balance sheet of TLGY and historical audited balance sheet of SC Assets as if the transactions had been consummated on September 30, 2025. The unaudited pro forma statement of operations of StablecoinX for the nine months ended September 30, 2025 combines the historical unaudited statement of operations of TLGY for the nine months ended September 30, 2025 with the condensed unaudited statements of operations of SC Assets from inception (June 30, 2025) through September 30, 2025 with the condensed consolidated unaudited statements of operations of StablecoinX from inception (July 7, 2025) through September 30, 2025 as if the transactions had been completed on January 1, 2025.

The following unaudited pro forma condensed combined financial information should be read in conjunction with, the following:

•        unaudited financial statements of TLGY for the nine months ended September 30, 2025 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        unaudited condensed financial statements of SC Assets as of September 30, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

•        unaudited condensed consolidated financial statements of StablecoinX as of September 30, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and other material transactions and has been prepared for informational purposes only. The transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, TLGY will be treated as the “acquired” company for financial reporting purposes. Accordingly, the transactions will be treated as the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. The net assets of TLGY will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transactions will be those of SC Assets. See “— Anticipated Accounting Treatment” below.

Description of the Business Combination

On July 21, 2025, TLGY entered into the Business Combination Agreement with SC Assets, StablecoinX, SPAC Merger Sub, and Company Merger Sub (collectively, the “Parties”), pursuant to which and upon the consummation of the transactions contemplated thereby, (a) TLGY will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company, and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company. The equity exchange and financing related matters associated with the Business Combination are summarized as follows:

i.       On July 21, 2025, TLGY, Ethena Foundation (“Ethena”), SC Assets, and StablecoinX entered into a Contribution Agreement whereby, conditioned on, and immediately prior to the Company Merger, Ethena has agreed to contribute $60,000,000 (the “ENA Contribution Amount”) of native protocol governance tokens of the Ethena Protocol (the “ENA Tokens”) in exchange for shares of SC Assets Class B Common Stock. The number of ENA Tokens to be contributed is established at 284,954,407.29 and is calculated as the ENA Contribution Amount divided by $0.21056, which is the volume-weighted average of all ENA/USDT spot trades executed on Binance and Bybit during the thirty (30) consecutive calendar days (the “30-Day VWAP of ENA Tokens”) ending two (2) days prior to the date of signing the Contribution Agreement (or $0.3008) multiplied by 1 minus 30%. The number of shares of SC Assets Class B Common Stock to be issued to Ethena at the Closing pursuant to the Contribution Agreement will be calculated as follows: (A) the ENA Contribution Amount divided by (B) (x) $10.00 multiplied by (y) a fraction, the numerator of which is (i) the 30-Day VWAP of ENA Tokens ending two (2) days prior to the date of signing the Contribution Agreement (or $0.3008), and the denominator of which is (ii) the 30-Day VWAP of ENA Tokens ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares of SC Assets Class B Common Stock to be issued to Ethena will not be known prior to the Closing Date, the Company has estimated the number of such shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements (or $0.2169).

ii.      On July 21, 2025, SC Assets, TLGY, StablecoinX and certain investors (the “Initial PIPE Investors”) entered into PIPE Subscription Agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms the “Initial PIPE Subscription Agreements”) whereby the Initial PIPE Investors have agreed to contribute (i) an aggregate of $261,886,135 consisting of (x) $100,902,801 in cash and (y) $160,983,334 U.S. Dollar denominated stable coins (“USDC” or “USDT”, respectively) (collectively, “Cash” and the aggregate PIPE proceeds paid in Cash, the “Initial Cash PIPE Proceeds.” The terms “Cash” and “Additional Cash PIPE Proceeds”, as used herein, are intended to conform to the language in the Initial PIPE Subscription Agreements in Annex G-1 and not to imply that USDC and/or USDT are either cash or cash equivalents under GAAP.) which was deposited promptly following the signing of the Initial PIPE Subscription Agreements into a Custodial Account established for the benefit of the Initial PIPE Investors, and (ii) an additional $41,207,260 in ENA Tokens into an account designated by SC Assets no later than two business days prior to the Closing (the “Initial In-Kind PIPE Proceeds” and, together with the Initial Cash PIPE Proceeds, the “Initial PIPE Gross Proceeds”), in each case, in exchange for shares of SC Assets Class A Common Stock to be issued immediately prior to the Company Merger. Upon deposit of the Initial Cash PIPE Proceeds into the Custodial Account and in accordance with the terms of the Initial Token Purchase Agreement, SC Assets, acting as administrative agent for the Initial PIPE Investors, used the Initial Cash PIPE Proceeds (less approximately $2.5 million of permitted transaction expenses, or $259,386,134.67, such amount, the “Initial Locked ENA Purchase Amount”) to purchase 1,231,887,037.76 Locked ENA Tokens from Ethena Opco, which Locked ENA Token were valued at a 30% discount to the 30-Day VWAP of ENA Tokens ending two (2) days prior to the date of signing the Initial PIPE Subscription Agreement (or $0.3008). The purchases of Locked ENA Tokens under the Initial Token Purchase Agreement were completed by the end of July 2025. No USDC or USDT is held by the Company as of September 30, 2025 and therefore no USDC or USDT is included in the pro forma financial statements. The Initial In-Kind PIPE Proceeds represents an additional 173,869,934.53 ENA Tokens to be delivered to SC Assets prior to the Closing by the Initial PIPE Investors, which ENA Tokens will have transfer restrictions ranging from 0 to 36-months. The aggregate number of ENA Tokens to be delivered is calculated as the Initial In-Kind PIPE Proceeds divided by the token value, which is calculated based on a 5%, 15%, 20%, or 30% discount to the 30-Day VWAP of ENA Tokens ending two (2) days prior to the date of signing of the Initial PIPE Subscription Agreement (or $0.3008) for ENA Tokens contributed that are subject to lock-ups of 0 months, up to 12 months, 13-24 months, or 25 to 36 months, respectively. The aggregate number of shares of SC Assets Class A Common Stock to be issued to the Initial PIPE Investors at the closing of the PIPE will be calculated as follows: (A) the Initial PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the 30-Day VWAP of ENA Token ending two (2) days prior to the date of signing the Initial PIPE Subscription Agreement (or $0.3008) and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date, which is needed to determine the number of shares of SC Assets Class A Common Stock to be issued to Initial PIPE Investors will not be known prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements (or $0.2169).

iii.    In connection with the execution of the Initial PIPE Subscription Agreements, on July 21, 2025, SC Assets and Ethena OpCo entered into the Initial Token Purchase Agreement, whereby Ethena OpCo agreed to sell, and SC Assets, acting as administrative agent for the Initial PIPE Investors, agreed to purchase on behalf of the Initial Cash PIPE Investors, the Locked ENA Token in an amount equal to the Initial Locked ENA Purchase Amount. The Locked ENA Tokens purchased under this agreement are subject to a 48-month contractual lock-up period, with 25% unlocking on the 12-month anniversary of the Initial Token Purchase Date and the remaining 75% unlocking in 36 equal monthly installments. Pursuant to the terms of the Initial PIPE Subscription Agreement, Ethena OpCo deposited the Locked ENA Tokens into a Custodial Account and such Locked ENA Token will be held in such account for the benefit of the Initial Cash PIPE Investors until Closing.

iv.      On September 5, 2025, SC Assets, TLGY, StablecoinX and certain investors (“Additional PIPE Investors”) entered into additional PIPE Subscription Agreements (as they may be further amended, modified, supplemented or otherwise modified from time to time in accordance with their terms, the “Additional PIPE Subscription Agreements”) whereby the Additional PIPE Investors agreed to contribute (i) an aggregate of $281,159,130 consisting of (x) $91,312,824 in cash and (y) $189,846,306 in U.S. Dollar denominated stable coins (“USDC” or “USDT”, respectively) (collectively, “Cash” and the aggregate PIPE proceeds paid in Cash, the “Additional Cash PIPE Proceeds.” The terms “Cash” and “Additional Cash PIPE Proceeds”, as used herein, are intended to conform to the language in the Additional PIPE Subscription Agreements in Annex G-2, G-3, and G-4 and not to imply that USDC and/or USDT are either cash or cash equivalents under GAAP.), which was deposited into a separate Custodial Account established for the benefit of the Additional Cash PIPE investors and (ii) an additional $248,252,322 in ENA Tokens into an account designated by SC Assets two days prior to the Closing (the “Additional In-Kind PIPE Proceeds” and, together with the Additional Cash PIPE Proceeds, the “Additional PIPE Gross Proceeds”), in each case, in exchange for shares of SC Assets Class A Common Stock to be issued immediately prior to the Company Merger. Upon deposit of the Additional Cash PIPE Proceeds into a separate Custodial Account and in accordance with the terms of the Additional Token Purchase Agreement, SC Assets, acting as administrative agent for the Additional Cash PIPE Proceeds, used the Additional Cash PIPE Proceeds (less approximately $16.0 million of permitted transaction expenses, or $265,159,129.49, such amount “Additional Locked ENA Purchase Amount”) to purchase 914,341,825.83 Locked ENA Tokens from Ethena OpCo, which Locked ENA Token were valued at $0.29 per token. The purchases of Locked ENA Tokens under the Additional Token Purchase Agreement were completed by the end of September 2025. No USDC or USDT is held by the Company as of September 30, 2025 and therefore no USDC or USDT is included in the pro forma financial statements. The Additional In-Kind PIPE Proceeds represents an additional 426,353,752.38 ENA Tokens to be delivered to SC Assets prior to the Closing by the Additional PIPE Investors with no restrictions on transfer. The aggregate number of ENA Tokens to be delivered is calculated as the Additional In-Kind PIPE Proceeds divided by $0.630135 (or $0.29 for one Additional PIPE Investor). The aggregate number of shares of SC Assets Class A Common Stock to be issued to the Additional PIPE Investors at the closing of the PIPE will be calculated as follows: (A) the Additional PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) $0.414286 and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares of SC Assets Class A Common Stock to be issued to the Additional PIPE Investors will not be known prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements (or $0.2169).

v.       In connection with the execution of the Additional PIPE Subscription Agreements, on September 5, 2025, SC Assets and Ethena OpCo entered into the Additional Token Purchase Agreement, whereby Ethena OpCo agreed to sell, and SC Assets, acting as administrative agent for the Additional Cash PIPE Investors, agreed to purchase on behalf of the Additional PIPE Investors, the Locked ENA Token in an amount equal to the Additional Locked ENA Purchase Amount. The Locked ENA Tokens purchased under this agreement are subject to a 48-month contractual lock-up period, with 25% unlocking on the 12-month anniversary of the Additional Token Purchase Date and the remaining 75% unlocking in 36 equal monthly installments. Pursuant to the terms of the Additional Subscription Agreement, Ethena OpCo deposited the Locked ENA Tokens into a separate Custodial Account and such Locked ENA Token will be held in such account for the benefit of the Additional Cash PIPE Investors until Closing.

vi.     Immediately prior to the effective time of the SPAC Merger, TLGY Units will be separated into its component parts and then cancelled, as a result of which each holder thereof will receive one TLGY Class A Ordinary Share and one-half of one Public Warrant, for each TLGY Unit.

vii.    Immediately prior to the effective time of the SPAC Merger and in accordance with the terms of the TLGY Organizational Documents, each issued and outstanding TLGY Class B Ordinary Share shall be converted automatically into one TLGY Class A Ordinary Share, following which, all such TLGY Class B Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

viii.   At the effective time of the SPAC Merger, each issued and outstanding TLGY Class A Ordinary Share (excluding TLGY Class A Ordinary Shares held by Public Shareholders exercising their redemption rights or exercising their dissenting rights) shall be exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, following which, all such TLGY Class A Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

ix.     At the effective time of the SPAC Merger, each then issued and outstanding whole TLGY Public Warrant (including those resulting from the Unit Separation) shall automatically become one (1) StablecoinX Public Warrant, and each Private Placement Warrant shall become one (1) warrant to purchase StablecoinX Class A Common Stock, in each case, in accordance with its terms.

x.      On July 21, 2025, StablecoinX, TLGY, SC Assets and the TLGY Insiders entered into the Sponsor Support Agreement, which was subsequently amended and restated on September 5, 2025, whereby, conditioned on Closing, the TLGY Insiders have agreed, immediately following the SPAC Merger, to exchange an aggregate of (i) 5,449,700 Founder Shares and (ii) 11,259,500 Private Placement Warrants, held by them, for a number of shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock equal to 3% of the total number of outstanding shares of StablecoinX Class A Common Stock following the Company Merger (together, the “Retained Shares”).

xi.     Immediately after the SPAC Merger, the Sponsors Securities Exchange will take place in accordance with the terms of the Sponsor Support Agreement.

xii.    At the Closing, StablecoinX will be entitled to: (1) the ENA Tokens contributed by the Ethena, (2) the ENA Tokens held in the Custodial Accounts and contributed by the PIPE Investors, (3) any cash remaining in the Custodial Accounts after payment of transaction and custodial fees, and (4) the amount of cash available in the Trust Account, if any, after completing the Redemptions.

xiii.   At the effective time of the Company Merger, following the receipt of funding and ENA Tokens from the aforementioned PIPE Subscription Agreements and the Ethena Contribution Agreement each, issued and outstanding share of SC Assets Class B Common Stock shall be converted automatically into one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock, following which, all such SC Assets Class B Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

Anticipated Accounting Treatment

This unaudited pro forma condensed combined financial information should be read together with the historical financial statements and related notes of SC Assets and TLGY, and other financial information included elsewhere in this proxy statement/prospectus.

SC Assets has been determined to be the accounting acquirer of TLGY based on the following facts and circumstances:

•        SC Assets is the larger entity in terms of assets, inclusive of the ENA Contribution and the PIPE, and will be the ongoing operations of the combined entity.

•        Holders of SC Assets Common Stock immediately prior to the Closing (the “SC Assets Shareholders”) will, following the Closing, have the largest voting interest in the combined entity under all noted redemption scenarios.

•        SC Assets Shareholders will have the ability to control decisions regarding election and removal of the combined entity’s board of directors.

•        The combined company name will be StablecoinX, i.e. the combined entity will assume a name similar to SC Assets’ name.

The preponderance of evidence as described above is indicative that SC Assets is the accounting acquirer of TLGY. Accordingly, the merger between SC Assets and TLGY will be accounted for as a reverse recapitalization, with TLGY being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization will be the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. The net assets of TLGY will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of SC Assets.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information of StablecoinX, the parent company of SC Assets at Closing, upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of StablecoinX following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information contained herein assumes that TLGY’s shareholders approve the proposed Business Combination. Public Shareholders may elect to redeem their Public Shares for cash, and TLGY cannot predict how many of its Public Shareholders will exercise their right to have their Public Shares redeemed for cash. As a result, StablecoinX has elected to provide the unaudited pro forma condensed combined financial information under three different redemption scenarios, which produce different allocations of total StablecoinX equity between equity holders of StablecoinX. These redemption scenarios are as follows:

•        Assuming No Redemption:    This presentation assumes no redemption of 489,887 Public Shares outstanding as of September 30, 2025.

•        Assuming 50% Redemptions:    This presentation assumes 244,944 Public Shares are redeemed for their pro rata share of the funds held in the Trust Account, resulting in an aggregate cash payment of approximately $3.105 million based on an assumed redemption price of approximately $12.68 per share (based on the aggregate amount of the funds held in the Trust Account of approximately $6.210 million as of September 30, 2025 and is inclusive of interest earned on the funds).

•        Assuming Maximum Redemptions:    This presentation assumes 489,887 Public Shares are redeemed for their pro rata share of the funds held in the Trust Account, resulting in an aggregate cash payment of approximately $6.210 million based on an assumed redemption price of approximately $12.68 per share (based on the aggregate amount of the funds held in the Trust Account of approximately $6.210 million as of September 30, 2025 and is inclusive of interest earned on the funds).

The following summarizes the pro forma StablecoinX Common Stock issued and outstanding immediately after the Business Combination and the related ownership percentages, presented under the three scenarios listed above.

	Unaudited Pro Forma Combined Class A Common Share Ownership in StableCoinX, Inc.
	Assuming No Redemptions(1)		Assuming 50% Redemptions(1)		Assuming Maximum Redemptions(1)
	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)(2)	700,000	1.2%	700,000	1.2%	700,000	1.2%
TLGY Public Shareholders	489,887	0.9%	244,944	0.4%	0	0.0%
TLGY Insiders(3)	1,703,622	3.0%	1,696,046	3.0%	1,688,471	3.0%
Initial PIPE Investors(4)	21,850,876	38.5%	21,850,876	38.7%	21,850,876	38.9%
Additional PIPE Investors(5)	27,717,428	48.8%	27,717,428	49.0%	27,717,428	49.2%
Ethena(6)	4,325,582	7.6%	4,325,582	7.7%	4,235,582	7.7%
Total Class A Common Shares at Closing	56,787,395	100.0%	56,534,876	100.0%	56,282,357	100.0%
	Unaudited Pro Forma Combined Class B Common Share Ownership Interests in StableCoinX, Inc.
	Assuming No Redemptions(1)		Assuming 50% Redemptions(1)		Assuming Maximum Redemptions(1)
	Number of Class B Shares	Percentage Ownership	Number of Class B Shares	Percentage Ownership	Number of Class B Shares	Percentage Ownership
Sellers (SC Assets stockholders)(2)	700,000	10.4%	700,000	10.4%	700,000	10.4%
TLGY Insiders(3)	1,703,622	25.3%	1,696,046	25.2%	1,688,471	25.1%
Ethena(6)	4,325,582	64.3%	4,325,582	64.4%	4,325,582	64.5%
Total Class B Common Shares at Closing	6,729,204	100.0%	6,721,628	100.0%	6,714,053	100.0%

____________

(1)      Assumes that the Public Shareholders holding the outstanding shares of TLGY’s Class A Ordinary Shares will not exercise their redemption rights with respect to the outstanding 489,887 shares of TLGY’s Class A Ordinary Shares under the assumed no redemptions scenario, assumes that the Public Shareholders will exercise their redemption rights to redeem 244,943 shares with respect to the outstanding 489,887 shares of TLGY’s Class A Ordinary Shares under the assumed 50% redemptions scenario, and assumes that the Public Shareholders will exercise their redemption rights to redeem all of the outstanding 489,887 shares of TLGY’s Class A Ordinary Shares under the assumed maximum redemptions scenario. Actual TLGY Class A Ordinary Shares redeemed in connection with the Business Combination may vary from the amounts presented above, accordingly the ownership percentages set forth above will also vary.

(2)      The number of shares of StablecoinX Common Stock to be held by SC Assets stockholders is comprised of (i) 700,000 shares of StablecoinX Class A Common Stock and (ii) 700,000 shares of StablecoinX Class B Common Stock, to be issued upon exchange of the 700,000 shares of SC Assets Class B Common Stock currently held by such holders prior to the Company Merger.

(3)     The number of shares of StablecoinX Common Stock to be held by the TLGY Insiders reflects the exchange of (i) an aggregate of 5,449,700 Founder Shares, and (ii) 11,259,500 Private Placement Warrants, for a number of Retained Shares equal to 3% of the total number of outstanding shares of StablecoinX Class A Stock following the SPAC Merger.

(4)      The number of shares of StablecoinX Class A Common Stock to be held by the Initial PIPE Investors is comprised of 21,850,876 shares of StablecoinX Class A Common Stock to be issued upon exchange of an equal number of SC Assets Class A Common Stock held by such investors prior to the Company Merger. The aggregate number of shares of SC Assets Class A Common Stock to be issued to the Initial PIPE Investors will be calculated at closing as (A) the Initial PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the 30-Day VWAP of ENA Token ending two (2) days prior to the date of signing the Initial PIPE Subscription Agreement (or $0.3008) and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares to be issued is not known until Closing, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements (or $0.2169).

(5)      The number of shares of StablecoinX Class A Common Stock to be held by the Additional PIPE Investors is comprised of 34,260,488 shares of StablecoinX Class A Common Stock to be issued upon exchange of an equal number of SC Assets Class A Common Stock held by such investors prior to the Company Merger. The aggregate number of shares of SC Assets Class A Common Stock issued to PIPE investors will be calculated at closing as (A) the Additional PIPE Gross Proceeds divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) $0.414286, and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares to be issued is not known until Closing, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements (or $0.2169).

(6)      The number of shares of StablecoinX Class A Common Stock to be held by Ethena is comprised of (i) 4,235,582 shares of StablecoinX Class A Common Stock and (ii) 5,080,329 shares of StablecoinX Class B Common Stock to be issued upon exchange of an equal number of SC Assets Class B Common Stock held by Ethena prior to the Company Merger. The number of shares of SC Assets Class A Common Stock issued to Ethena will be calculated at closing as (A) the ENA Contribution Amount divided by (B) (x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the 30-Day VWAP of ENA Token ending two (2) days prior to the date of signing the Contribution Agreement (or $0.3008) and the denominator of which is (2) the 30-Day VWAP of ENA Token ending two (2) days prior to the Closing Date. Since the 30-Day VWAP of ENA Tokens on the Closing Date which is needed to determine the number of shares to be issued is not known until Closing, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements (or $0.2169). The number of shares does not include 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

Since we do not know what the 30-Day VWAP of ENA Tokens will be on the Closing Date, we cannot determine the number of shares that will be issued to the Initial PIPE Investors, Additional PIPE Investors, Ethena, and the TLGY Insiders. As a result, actual results may differ materially from the amounts presented.

If the 30-Day VWAP of ENA Tokens as of January 26, 2026 is decreased by 50%, the total number of shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock to be issued at Closing decreases as follows:

	Unaudited Pro Forma Combined Class A Common Share Ownership in StableCoinX, Inc.
	Assuming No Redemptions(1)		Assuming 50% Redemptions(1)		Assuming Maximum Redemptions(1)
	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)(2)	700,000	2.4%	700,000	2.4%	700,000	2.5%
TLGY Public Shareholders	489,887	1.7%	244,944	0.9%	0	0.0%
TLGY Insiders(3)	870,124	3.0%	862,548	3.0%	854,972	3.0%
Initial PIPE Investors(4)	10,925,425	37.7%	10,925,425	38.0%	10,925,425	38.3%
Additional PIPE Investors(5)	13,855,893	47.7%	13,855,893	48.2%	13,855,893	48.6%
Ethena(6)	2,162,791	7.5%	2,162,791	7.5%	2,162,791	7.6%
Total Class A Common Shares at Closing	29,004,120	100.0%	28,751,601	100.0%	28,499,082	100.0%
	Unaudited Pro Forma Combined Class B Common Share Ownership Interests in StableCoinX, Inc.
	Assuming No Redemptions(1)		Assuming 50% Redemptions(1)		Assuming Maximum Redemptions(1)
	Number of Class B Shares	Percentage Ownership	Number of Class B Shares	Percentage Ownership	Number of Class B Shares	Percentage Ownership
Sellers (SC Assets stockholders)(2)	700,000	18.8%	700,000	18.8%	700,000	18.8%
TLGY Insiders(4)	870,124	23.3%	862,548	23.2%	854,972	23.0%
Ethena(7)	2,162,791	57.9%	2,162,791	58.0%	2,162,791	58.2%
Total Class B Common Shares at Closing	3,732,915	100.0%	3,725,339	100.0%	3,717,763	100.0%

If the 30-Day VWAP of ENA Tokens as of January 26, 2026 is increased by 50%, the total number of shares StablecoinX Class A Common Stock and StablecoinX Class B Common Stock to be issued at Closing increases as follows:

	Unaudited Pro Forma Combined Class A Common Share Ownership in StableCoinX, Inc.
	Assuming No Redemptions(1)		Assuming 50% Redemptions(1)		Assuming Maximum Redemptions(1)
	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership	Number of Shares	Percentage Ownership
Sellers (SC Assets stockholders)(2)	700,000	0.8%	700,000	0.8%	700,000	0.8%
TLGY Public Shareholders	489,887	0.6%	244,944	0.3%	0	0.0%
TLGY Insiders(3)	2,536,770	3.0%	2,529,194	3.0%	2,521,618	3.0%
Initial PIPE Investors(4)	32,776,276	38.8%	32,776,276	38.9%	32,776,276	39.0%
Additional PIPE Investors(5)	41,567,678	49.1%	41,567,678	49.3%	41,567,678	49.5%
Ethena(6)	6,488,373	7.7%	6,488,373	7.7%	6,488,373	7.7%
Total Class A Common Shares at Closing	84,558,984	100.0%	84,306,465	100.0%	84,053,946	100.0%
	Unaudited Pro Forma Combined Class B Common Share Ownership Interests in StableCoinX, Inc.
	Assuming No Redemptions(1)		Assuming 50% Redemptions(1)		Assuming Maximum Redemptions(1)
	Number of Class B Shares	Percentage Ownership	Number of Class B Shares	Percentage Ownership	Number of Class B Shares	Percentage Ownership
Sellers (SC Assets stockholders)(2)	700,000	7.2%	700,000	7.2%	700,000	7.2%
TLGY Insiders(4)	2,536,770	26.1%	2,529,194	26.0%	2,521,618	26.0%
Ethena(7)	6,488,373	66.7%	6,488,373	66.8%	6,488,373	66.8%
Total Class B Common Shares at Closing	9,725,143	100.0%	9,717,567	100.0%	9,709,991	100.0%

Regarding the Redemption of TLGY’s Class A Ordinary Shares, the actual results will be within the parameters described by the three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. The table above excludes StablecoinX shares associated with Public Warrants.

StableCoinX Inc.
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2025

	As of September 30, 2025			Other Material Event Adjustments (Note 3)		Assuming No Redemptions			Assuming 50% Redemptions			Assuming Maximum Redemptions
	StableCoin X Assets, Inc. (Historical)	StableCoin X Assets, Inc. (Historical)	TLGY Acquisition Corp. (Historical)			Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
ASSETS
Current assets:
Cash	$52,419	—	$347,921	—		$12,723,673	4(A)	$13,124,013	$9,618,485	4(A)	$10,018,825	$6,513,297	4(A)	$6,913,637
Receivable from shareholders	—	—	$—	—		$—		$—	$—		$—	$—		$—
Prepaid expenses	164,729	—	67,459	—		—		232,188	—		232,188	—		232,188
Total current assets	217,148	—	415,380	—		12,723,673		13,356,201	9,618,485		10,251,013	6,513,297		7,145,825
Cash and Investments held in Trust Account	—	—	6,210,376	—		(6,210,376)	4(B)	—	(6,210,376)	4(B)	—	(6,210,376)	4(B)	—
Digital assets	—	—	—	—		511,638,326	4(C)	511,638,326	511,638,326	4(C)	511,638,326	511,638,326	4(C)	511,638,326
Intangible asset, net	477,375	—	—	—		—		477,375	—		477,375	—		477,375
Total Assets	$694,523	—	$6,625,756	—		$518,151,623		$525,471,902	$515,046,435		$522,366,714	$511,941,247		$519,261,526

LIABILITIES, REDEEMABLE STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$14,737	26,000	$271,714	—		$—		$312,451	$—		$312,451	$—		$312,451
Accounts payable – related party	—	—	—	—		—		—	—		—	—		—
Accrued offering costs	—	—	5,000	—		—		5,000	—		5,000	—		5,000
Convertible promissory note payable – former sponsor	—	—	2,912,000	—		(2,912,000)	4(D)	—	(2,912,000)	4(D)	—	(2,912,000)	4(D)	—
Convertible promissory note payable – current sponsors	—	—	2,977,325	—		(2,977,325)	4(E)	—	(2,977,325)	4(E)	—	(2,977,325)	4(E)	—
Derivative warrant liabilities, current	—	—	—	—		—		—	—		—	—		—
Deferred underwriting commission	—	—	865,000	(865,000)	3(A)	—		—	—		—	—		—
Total current liabilities	14,737	26,000	7,031,039	(865,000)		(5,889,325)		317,451	(5,889,325)		317,451	(5,889,325)		291,451
Derivative warrant liabilities	—	—	27,311,400	—		—		27,311,400	—		27,311,400	—		27,311,400
Deferred underwriting commission	—	—				—		—	—		—	—		—
Total liabilities	14,737	26,000	34,342,439	(865,000)		(5,889,325)		27,628,851	(5,889,325)		27,628,851	(5,889,325)		27,602,851

StableCoinX Inc.
Unaudited Pro Forma Combined Balance Sheet — (Continued)
As of September 30, 2025

	As of September 30, 2025			Other Material Event Adjustments (Note 3)		Assuming No Redemptions			Assuming 50% Redemptions			Assuming Maximum Redemptions
	StableCoin X Assets, Inc. (Historical)	StableCoin X Assets, Inc. (Historical)	TLGY Acquisition Corp. (Historical)			Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined	Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Commitments and contingencies

Class A ordinary shares subject to possible redemption	—	—	6,210,376	—		(6,210,376)	4(F)	—	(6,210,376)	4(G)	—	(6,210,376)	4(G)	—

Stockholders’ equity:
TLGY Acquisition Corp. Class A Ordinary Shares	—	—	534	—		(534)	4(G)	—	(534)	4(H)	—	(534)	4(H)	—
TLGY Acquisition Corp. Class B Ordinary Shares	—	—	11	—		(11)	4(H)	—	(11)	4(I)	—	(11)	4(I)	—
StablecoinX Assets Inc. Class A Common Stock	—	—	—	—		—		—	—		—	—		—
StablecoinX Assets Inc. Class B Common Stock	70	—	—	—		(70)	4(I)	—	(70)	4(J)	—	(70)	4(J)	—
StablecoinX Inc. Class A Shares	—	—	—	—		5,678	4(J)	5,678	5,654	4(K)	5,654	5,629	4(K)	5,629
StablecoinX Inc. Class B Shares	—	—	—	—		673	4(K)	673	673	4(L)	673	673	4(L)	673
Additional paid-in capital	802,430	—	—	—		497,182,984	4(L)	497,985,414	494,077,820	4(M)	494,880,250	490,972,657	4(M)	491,775,087
Accumulated deficit	(122,714)	(26,000)	(33,927,604)	865,000	3(A)	33,062,604	4(M)	(148,714)	33,062,604	4(N)	(148,714)	33,062,604	4(N)	(148,714)
Total stockholders’ equity (deficit)	679,786	(26,000)	(33,927,059)	865,000		530,251,324		497,843,051	527,146,136		494,763,863	524,040,948		491,658,675
Total liabilities and stockholders’ equity (deficit)	$694,523	—	$6,625,756	—		$518,151,623		$525,471,902	$515,046,435		$522,366,714	$511,941,247		$519,261,526

StableCoinX Inc.
Unaudited Pro Forma Combined Income Statement
For the Nine Months Ended September 30, 2025
(In thousands)

	StableCoin X Assets, Inc. (Historical)	StableCoin X Assets, Inc. (Historical)	TLGY Acquisition Corp. (Historical)	Other Material Event Adjustments (Note 3)	Note	Transaction Accounting Adjustments (All Redemption Scenarios – Note 5)	Note	Pro Forma Combined (Actual Redemptions)	Pro Forma Combined (Assuming 50% Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Expenses
General and administrative	$97,589	$26,000	$1,131,697	$—		$—		$1,255,286	$1,255,286	$1,255,286
Depreciation and amortization	25,125	—	—	—		—		25,125	25,125	25,125
Total expenses	122,714	26,000	1,131,697	—		—		1,280,411	1,280,411	1,280,411

Other income (expense), net:
Income earned on cash and investments held in trust account	—	—	664,199	—		—		664,199	664,199	664,199
Foregiveness of debt	—	—	127,768	—		—		127,768	127,768	127,768
Change in fair value of derivative liabilities	—	—	(26,853,934)	—		—		(26,853,934)	(26,853,934)	(26,853,934)
Total other income (expense)	—	—	(26,061,967)	—		—		(26,061,967)	(26,061,967)	(26,061,967)
Loss before income taxes	(122,714)	(26,000)	(27,193,664)	—		—		(27,342,378)	(27,342,378)	(27,342,378)
(Benefit from) provision for income taxes	—	—	—	—		—		—	—	—
Net income (loss)	$(122,714)	(26,000)	$(27,193,664)	$—		$—		$(27,342,378)	$(27,342,378)	$(27,342,378)
Weighted average Class A ordinary shares outstanding – basic and diluted	—	—	4,715,265					56,787,395	56,534,876	56,282,357
Basic and diluted net loss per Class A ordinary share	$—	—	$(3.27)					$(0.48)	$(0.48)	$(0.49)
Weighted average Class B ordinary shares outstanding – basic and diluted (a)	700,000	1	3,594,403					—	—	—
Basic and diluted net loss per Class B ordinary share	$(0.18)	(26,000)	$(3.27)					$—	$—	$—

____________

(a)      Class B shares of StableCoinX Inc. do not particpate in earnings

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The merger between SC Assets and TLGY will be accounted for as a reverse recapitalization, with TLGY being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization will be the equivalent of SC Assets issuing stock for the net assets of TLGY, accompanied by a recapitalization. The net assets of TLGY will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of SC Assets. Upon the consummation of the Merger, StablecoinX will become the parent company of SC Assets as well as the reporting entity.

The unaudited pro forma combined balance sheet of StablecoinX as of September 30, 2025 assumes that the transactions occurred on September 30, 2025. The unaudited pro forma combined statement of operations of StablecoinX for the nine months ended September 30, 2025 presents pro forma effect to the transactions as if it had been completed on January 1, 2025.

The unaudited pro forma combined balance sheet as of September 30, 2025 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2025 has been prepared using, and should be read in conjunction with, the following:

•        unaudited financial statements of TLGY for the nine months ended September 30, 2025 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        unaudited condensed financial statements of SC Assets as of September 30, 2025, and the related notes, included elsewhere in this proxy statement/prospectus.

•        unaudited condensed consolidated financial statements of StablecoinX as of September 30, 2025 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and other material transactions and has been prepared for informational purposes only.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Other Material Event Adjustments” and “Transaction Accounting Adjustments”). As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). TLGY has elected not to present Management’s Adjustments and will only be presenting Other Material Event Adjustments and Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments reflecting the Business Combination with TLGY are based on certain currently available information and certain assumptions and methodologies that TLGY believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible such differences may be material. TLGY believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had StablecoinX filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of StablecoinX shares outstanding, assuming the Business Combination occurred on January 1, 2025.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of StablecoinX They should be read in conjunction with the historical financial statements and notes thereto of TLGY, SC Assets, and StablecoinX

Note 2 — Accounting Policies

Upon completion of the Business Combination, management will perform a comprehensive review of TLGY’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma combined financial information.

Digital Assets

Upon completion of the Business Combination, the Company will receive ENA tokens contributed or purchased subject to the Contribution Agreement and PIPE agreements. The cost of ENA will be initially recorded at the fair value of ENA tokens at Closing. ENA tokens held by the Company are indefinite-lived intangible assets outside the scope of ASC 350-60 since they were created by Ethena, a related party upon Closing, and therefore it fails the ‘not created or issued by the reporting entity or its related parties’ criterion’ in paragraph 350-60-15-1(f). These digital intangible assets will be recorded at cost, less impairment within digital intangible assets on the consolidated balance sheets in accordance with ASC 350-30.

The Company will perform an analysis each quarter to identify whether events or changes in circumstances, indicate that it is more likely than not that its digital assets are impaired. If an impairment has occurred, the Company will consider the lowest intra-day market price quoted on an active exchange since acquiring the respective digital asset as the fair value measure. If the then current carrying value of a digital asset exceeds the fair value, an impairment loss has occurred with respect to those digital assets in the amount equal to the difference between their carrying values and the fair value. When impaired, digital assets will be written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains will not be recorded until realized upon sale. In determining the gain or loss to be recognized upon sale, the Company will calculate the difference between the sales price and the carrying value of the digital assets sold immediately prior to sale. The Company intends to use a first-in, first-out methodology to assign costs to digital assets for purposes of evaluating impairment and determining realized gains and losses.

Note 3 — Adjustments to Unaudited Pro Forma Combined Financial Information for Other Material Events

(A)    Reflects the waiver of deferred underwriter fees from TLGY’s IPO.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma StablecoinX Inc. Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)    Cash and cash equivalents — Reflects the Transaction Accounting Adjustments impact of the Business Combination on the cash and cash equivalents balance of StablecoinX. The table below summarizes the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Reclassification of the funds held in the Trust Account	4(A)(i)	$6,210,376	$3,105,188	—
Payment of transaction costs	4(A)(ii)	(6,097,378)	(6,097,378)	(6,097,378)
Repayment of convertible promissory notes-Former Sponsor	4(A)(iii)	(2,912,000)	(2,912,000)	(2,912,000)
Repayment of convertible promissory note payable-Current Sponsors	4(A)(iii)	(2,977,325)	(2,977,325)	(2,977,325)
Proceeds from Initial PIPE	4(A)(iv)	2,500,000	2,500,000	2,500,000
Proceeds from Additional PIPE	4(A)(v)	16,000,000	16,000,000	16,000,000
Pro Forma Adjustment-Cash and cash equivalents		$12,723,673	$9,618,485	$6,513,297

(i)     Represents the release of $6.2 million of funds held in the Trust Account upon the closing of the Business Combination under the assumed no redemptions scenario, the release of $3.1 million of funds held in the Trust Account upon the closing of the Business Combination under the assumed 50% redemptions scenario, and no release of funds held in the Trust Account upon the closing of the Business Combination under the assumed maximum redemptions scenario, that will be made available for the ongoing operations of StablecoinX as cash and cash equivalents. Refer to Note 4(B), Cash and Investments held in Trust Account, for the corresponding pro forma adjusting entries for the decrease of funds held in the Trust Account.

(ii)    Reflects the payment of $6.1 million of nonrecurring transaction costs incurred, or estimated transaction costs remaining to be incurred, expected to be settled in cash prior to, or upon, the closing of the Business Combination. Amount represents the costs of financial advisory, legal, and other professional services, in connection with the Business Combination.

(iii)   Represents the settlement of convertible promissory notes from the former sponsor to TLGY in the amount of $2.9 million and the settlement of convertible promissory notes from the current Sponsor to TLGY in the amount of $3.0 million. TLGY has assumed that convertible promissory notes will be settled in cash, rather than converted to StablecoinX warrants.

(iv)   Amount represents the fiat currency proceeds retained for transaction expenses from shares sold to the Initial PIPE investors in the amount of $2.5 million. Stablecoins received from the Initial Cash PIPE Investors were used to purchase ENA Tokens under the Initial Token Purchase Agreement. No stablecoins are currently held or expected to be held at the Closing.

(v)    Amount represents the fiat currency proceeds retained for transaction expenses from shares sold to the Additional PIPE investors in the amount of $16.0 million. Stablecoins received from the Initial Cash PIPE Investors were used to purchase ENA Tokens under the Initial Token Purchase Agreement. No stablecoins are currently held or expected to be held at the Closing.

(B)    Cash and Investments held in Trust Account — Represents the reclassification of the funds associated with the Investments held in the Trust Account that become available at the closing of the Business Combination (after giving effect to the assumed no redemptions scenario, the assumed 50% redemptions scenario, and the assumed maximum redemptions scenario) and the impact of the redemption of TLGY’s Class A Redeemable Common Stock under the assumed no redemptions scenario, the assumed 50% redemptions scenario, and the assumed maximum redemptions scenario.

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Redemption of TLGY Class A Ordinary Shares	4(B)(i)	$—	$(3,105,188)	$(3,105,188)
Reclassification of funds held in the Trust Account	4(B)(ii)	(6,210,376)	(3,105,188)	—
Pro Forma Adjustment-Cash and Investments held in trust account		$(6,210,376)	$(6,210,376)	$(6,210,376)

(i)     Reflects the impact of the assumed no redemptions scenario, the assumed 50% redemptions scenario, and the assumed maximum redemptions scenario, whereby no TLGY Class A Ordinary Shares, 244,943 shares of TLGY’s Class A Ordinary Shares, and 489,887 shares of TLGY’s Class A Ordinary Shares, are redeemed for no ($ — ) amounts, an aggregate payment of $3.1 million, and an aggregated payment of $6.2 million, respectively, calculated using an assumed redemption price of approximately $12.68 per share (based on the aggregate amount of the funds held in the Trust Account of approximately $6.2 million as of September 30, 2025, inclusive of interest earned on the funds). See Note 4(F)(i), TLGY’s Class A Ordinary Shares, for the corresponding pro forma adjusting entries.

(ii)    Represents the release of $6.2 million of funds held in the Trust Account upon the closing of the Business Combination under the assumed no redemptions scenario, the release of $3.1 million of funds held in the Trust Account upon the closing of the Business Combination under the assumed 50% redemptions scenario, and the release of no ($ — ) amounts upon the closing of the Business Combination under the assumed maximum redemptions scenario, that will be made available for the ongoing operations of StablecoinX as cash and cash equivalents. Refer to Note 4(A)(i), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(C)    Digital Assets — Reflects the fair value of the ENA Tokens to be received from the PIPE and from Ethena. The Company is unable to predict the fair value of the ENA Tokens at closing and has therefore valued the ENA tokens as of January 26, 2026, for purposes of these pro forma financial statements. Refer to Note 4(L)(iv), Note 4(L)(v) and Note 4(L)(vi), Additional paid-in capital, for the corresponding pro forma adjusting entries.

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Contribution of ENA tokens from Initial PIPE	4(C)(i)	$237,556,729	$237,556,729	$237,556,729
Contribution of ENA tokens from Additional PIPE	4(C)(ii)	226,562,103	226,562,103	226,562,103
Contribution of ENA tokens from Ethena	4(C)(iii)	48,154,011	48,154,011	48,154,011
Payment of transaction costs in ENA tokens	4(C)(iv)	(634,518)	(634,518)	(634,518)
Pro Forma Adjustment-Digital Assets		$511,638,326	$511,638,326	$511,638,326

(i)     Amount represents the fair value, as of January 26, 2026, of 1,405,756,977 ENA tokens received from Initial PIPE Investors.

(ii)    Amount represents the fair value, as of January 26, 2026, of 1,340,695,578 ENA tokens received from Additional PIPE investors.

(iii)   Amount represents the fair value, as of January 26, 2026, of 284,954,407 ENA tokens received from Ethena.

(iv)   Amount represents the fair value, as of January 26, 2026, of 3,754,801 ENA tokens in payment of $0.6 million of nonrecurring financial advisory transaction costs incurred expected to be settled upon, the closing of the Business Combination.

(D)    Convertible Promissory Notes Payable — Former Sponsor — Represents the settlement of convertible promissory notes from the former Sponsor to TLGY in the amount of $2.9 million. TLGY has assumed that convertible promissory notes will be settled in cash, rather than converted to TLGY equity. See Note 4(A)(iv), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(E)    Convertible Promissory Note Payable — Current Sponsor Represents the settlement of convertible promissory notes from the current Sponsor to TLGY in the amount of $3.0 million. TLGY has assumed that convertible promissory notes will be settled in cash, rather than converted to TLGY equity. See Note 4(A)(iv), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(F)    Class A Ordinary Shares subject to redemption — Represents the redemption of TLGY’s Class A Ordinary Shares under the assumed no redemptions scenario, the assumed 50% redemptions scenario, and the assumed maximum redemptions scenario and the reclassification of TLGY’s Class A Ordinary Shares from temporary equity (mezzanine) to permanent equity of StablecoinX under the assumed no redemptions scenario, assumed 50% redemptions scenario, and assumed maximum redemptions scenario at the Closing of the Business Combination. The table below summarizes the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Redemption of TLGY Class A Ordinary Shares	4(F)(i)	$—	$(3,105,188)	$(6,210,376)
Reclassification of funds held in the Trust Account	4(F)(ii)	(6,210,376)	(3,105,188)	—
Pro Forma Adjustment-Class A Ordinary Shares subject to possible redemption		$(6,210,376)	$(6,210,376)	$(6,210,376)

(i)     Reflects the impact of the assumed no redemptions scenario, the assumed 50% redemptions scenario, the assumed maximum redemptions scenario, whereby no shares of TLGY’s Class A Ordinary Shares, 244,944 shares of TLGY’s Class A Ordinary Shares, and 489,887 shares of TLGY’s Class A Ordinary Shares, are redeemed for no ($ — ) amounts, an aggregate payment of $3.1 million, and an aggregated payment of $6.2 million, respectively, calculated using an assumed redemption price of approximately $12.68 per share (based on the aggregate amount of the funds held in the Trust Account of approximately $6.2 million as of September 30, 2025, inclusive of interest earned on the funds).

(ii)    Represents the release of $6.2 million of funds held in the Trust Account upon the closing of the Business Combination under the assumed no redemptions scenario, the release of $3.1 million of funds held in the Trust Account upon the closing of the Business Combination under the assumed 50% redemptions scenario, and the release of no ($ — ) amounts upon the closing of the Business Combination under the assumed maximum redemptions scenario, that will be made available for the ongoing operations of StablecoinX as cash and cash equivalents. Refer to Note 4(A)(i), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(G)    TLGY Class A Ordinary Shares — Represents adjustment to reclassify the par value associated with TLGY’s Class A Ordinary Shares to the par value associated with StablecoinX Class A Common Stock and StablecoinX Class B Common Stock.

(H)    TLGY Class B Ordinary Shares — Represents adjustment to reclassify the par value associated with TLGY’s Class A Ordinary Shares to the par value associated with StablecoinX Class A Common Stock and StablecoinX Class B Common Stock.

(I)     SC Assets Class B Common Stock — Represents adjustment to reclassify the par value associated with StablecoinX Class B Common Stock to the par value associated with StablecoinX Class A Common Stock and StablecoinX Class B Common Stock.

(J)     StablecoinX Class A Common Stock — Represents the impact of the Business Combination on the par value associated with StablecoinX Class A Common Stock. The table below summarizes the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Issuance of shares to Initial PIPE Investors	4(J)(i)	2,185	2,185	2,185
Issuance of shares to Additional PIPE Investors	4(J)(ii)	2,772	2,772	2,772
Issuance of shares to Ethena(1)	4(J)(iii)	433	433	433
Reclassification of TLGY’s Class A Ordinary Shares	4(J)(iv)	49	24	—
Reclassification of TLGY’s Class A and Class B Ordinary Shares	4(J)(v)	170	170	170
Reclassification of SC Assets Class B Common Stock	4(J)(vi)	70	70	70
Pro Forma Adjustment-SC Assets Class A Common Stock		$5,678	$5,654	$5,629

____________

(1)      Does not include the shares to be issued to Ethena OpCo as an Additional PIPE Investor.

(i)     Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to Initial PIPE investors. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements.

(ii)    Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to Additional PIPE investors. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements.

(iii)   Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to Ethena. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements. Amount does not include the par value of 3,005,187 shares of StablecoinX Class A Common Stock to be issued to Ethena OpCo as one of the Additional PIPE Investors.

(iv)    Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to holders of TLGY Class A Ordinary Shares subject to redemption prior to the closing of the Business Combination.

(v)    Represents the par value of the shares of StablecoinX Class A Common Stock to be issued to holders of TLGY Class A Ordinary Shares and TLGY Class B Shares that were not subject to redemption prior to the closing of the Business Combination.

(vi)   Represents the par value of StablecoinX Class A Common Stock to be issued to holders of SC Assets Common Stock.

(K)    StablecoinX Class B Common Stock — Represents the impact of the Business Combination on the par value associated with StablecoinX Class B Common Stock. The table below summarizes the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Issuance of shares to Ethena	4(K)(i)	433	433	433
Reclassification of TLGY’s Class A and Class B Ordinary Shares	4(K)(ii)	170	170	170
Reclassification of SC Assets Class B Common Stock	4(K)(iii)	70	70	70
Pro Forma Adjustment-SC Assets Class B Common Stock		$673	$673	$673

(i)     Represents the par value of the shares of StablecoinX Class B Common Stock to be issued to Ethena. Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements.

(ii)    Represents the par value of the shares of StablecoinX Class B Common Stock to be issued to holders of TLGY Class A Ordinary Shares not subject to redemption prior to the closing of the Business Combination.

(iii)   Represents the par value of the shares of StablecoinX Class B Common Stock to be issued to holders of SC Assets Class B Ordinary Shares prior to the closing of the Business Combination.

(L)    Additional Paid-in Capital — Represents the impact of the Business Combination on additional paid-in capital. The table below summarizes the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Transaction Expenses	4(L)(i)	$(6,731,896)	$(6,731,896)	$(6,731,896)
Cash Proceeds from Initial PIPE	4(L)(ii)	2,500,000	2,500,000	2,500,000
Cash Proceeds from Additional PIPE	4(L)(iii)	16,000,000	16,000,000	16,000,000
Contribution of tokens from Initial PIPE	4(L)(iv)	237,554,544	237,554,544	237,554,544
Contribution of tokens from Additional PIPE	4(L)(v)	226,559,332	226,559,332	226,559,332
Contribution of tokens from Ethena	4(L)(vi)	48,153,146	48,153,146	48,153,146
Reclassification of TLGY’s Class A Ordinary Shares	4(L)(vii)	6,210,327	3,105,164	—
Reclassification of TLGY’s Class A and Class B Ordinary Shares	4(L)(viii)	205	205	205
Reclassification of TLGY’s accumulated deficit to additional paid-in capital (elimination)	4(L)(ix)	(33,062,604)	(33,062,604)	(33,062,604)
Reclassification of SC Assets Class B shares	4(L)(x)	(70)	(70)	(70)
Pro Forma Adjustment-Additional paid-in capital		$497,182,984	$494,077,820	$490,972,657

(i)     Represents transaction costs of approximately $6.7 million expected to be incurred related to financial advisory, legal, and other professional services, in connection with the Business Combination prior to the Closing. These costs are non-recurring in nature. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(ii)    Amount represents the cash proceeds from Shares sold in the Initial PIPE in the amount of $2.5 million. Refer to Note 4(A)(v), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(iii)   Amount represents the cash proceeds from Shares sold in the Initial PIPE in the amount of $16.0 million. Refer to Note 4(A)(vi), Cash and cash equivalents, for the corresponding pro forma adjusting entries

(iv)   Immediately prior to the closing of the Business Combination, the Initial PIPE Investors will contribute ENA tokens to SC Assets for a preliminary estimate of 21,850,876 shares of SC Assets Class A Common Stock. At the closing of the Business Combination, each share of SC Assets Class A Common Stock will be converted to one share of StablecoinX Class A Common Stock. The amount represents the estimated fair value of the digital assets to be contributed by the PIPE investors. The Company is unable to predict the fair value of the ENA tokens at closing and has therefore valued the tokens as of January 26, 2026 for purposes of these pro forma financial statements. Refer to Note 4(C)(i), Digital Assets, for the corresponding pro forma adjusting entries.

(v)    Immediately prior to the closing of the Business Combination, the Additional PIPE Investors will contribute ENA tokens to SC Assets for a preliminary estimate of 27,717,428 shares of SC Assets Class A Common Stock. At the closing of the Business Combination, each share of SC Assets Class A Common Stock will be converted to one share of StablecoinX Class A Common Stock. The amount represents the estimated fair value of the digital assets to be contributed by the PIPE investors. The Company is unable to predict the fair value of the ENA tokens at closing and has therefore valued the tokens as of January 26, 2026 for purposes of these pro forma financial statements. Refer to Note 4(C)(ii), Digital Assets, for the corresponding pro forma adjusting entries.

(vi)   Immediately prior to the closing of the Business Combination, Ethena will contribute ENA tokens to SC Assets for a preliminary estimate of 4,325,582 shares SC Assets Class B Common Shares. At the closing of the Business Combination, each share of SC Assets Class A Common Stock will be converted to one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock. The amount represents the estimated fair value of the digital assets to be contributed by Ethena. The Company is unable to predict the fair value of the ENA tokens at closing and has therefore valued the tokens as of January 26, 2026 for purposes of these pro forma financial statements. Refer to Note 4(C)(iii), Digital Assets, for the corresponding pro forma adjusting entries.

(vii)  Represents the reclassification of $6.2 million of TLGY’s Class A Ordinary Shares from temporary equity (mezzanine) to permanent equity under the assumed no redemptions scenario, the reclassification of $3.1 million of TLGY’s Class A Ordinary Shares from temporary equity (mezzanine) to permanent equity under the assumed 50% redemptions scenario, and the reclassification of no ($ —) amounts of TLGY’s Class A Ordinary Shares from temporary equity (mezzanine) to permanent equity of StablecoinX under the assumed no redemptions scenario, at the Closing of the Business Combination. See note 4(G) TLGY’s Class A Common Stock subject to redemption, for the corresponding pro forma adjusting entries.

(viii) Represents adjustment to reclassify the par value associated with TLGY’s Class A and Class B Common Stock to the par value associated with StablecoinX Class A and Class B Common Stock.

(ix)   Reflects the $33.1 million elimination of TLGY’s historical accumulated deficit as part of the reverse recapitalization at the Closing of the Business Combination. Refer to Note 4(M), Accumulated deficit, for the corresponding pro forma adjusting entries.

(x)    Represents adjustment to reclassify the par value associated with SC Assets’ Class B Common Stock to the par value associated with StablecoinX Class A and Class B Common Stock.

(M)   Accumulated deficit — Represents the $33.1 million elimination of TLGY’s historical accumulated deficit as part of the reverse recapitalization at the Closing of the Business Combination. Refer to Note 4(L)(ix), Additional Paid-in Capital, for the corresponding pro forma adjusting entries

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine months ended September 30, 2025

Transaction Accounting Adjustments:    None.

Note 6 — Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, and other related events, assuming such additional shares were outstanding since January 1, 2025. As the Business Combination and other related events are being reflected as if they had occurred as of January 1, 2025, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination and other related events have been outstanding for the entire period presented. Under the maximum redemption scenario, the shares of StablecoinX Class A Common Stock assumed to be redeemed by Public Shareholders are eliminated as of January 1, 2025.

Since the number of shares to be issued is based in part on the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date, the Company has estimated the number of shares to be issued using the 30-day VWAP of ENA Tokens ending January 26, 2026 for purposes of these pro forma financial statements.

The unaudited pro forma condensed combined financial information has been prepared assuming the three redemption scenarios for the nine months ended September 30, 2025 (in thousands, except share and per share amounts):

	For the nine months ended September 30, 2025
	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(27,342,378)	$(27,342,378)	$(27,342,378)
Weighted average shares outstanding – basic and diluted	56,787,395	56,534,876	56,282,357
Pro forma net loss per share, basic and diluted	$(0.48)	$(0.48)	$(0.49)

Weighted average shares outstanding for both basic and diluted was calculated as follows for the nine months ended September 30, 2025:

Weighted Average Shares Outstanding — Basic and Diluted

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Sellers (SC Assets stockholders)	700,000	700,000	700,000
TLGY Public Shareholders	489,887	244,944	0
TLGY Insiders	1,703,622	1,696,046	1,688,471
Initial PIPE Investors	21,850,876	21,850,876	21,850,876
Additional PIPE Investors	27,717,428	27,717,428	27,717,428
Ethena	4,325,582	4,325,582	4,325,582
Total Weighted Average Shares Outstanding	56,787,395	56,534,876	56,282,357

The following outstanding shares of StablecoinX Class A Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for the scenarios presented because including them would have had an anti-dilutive effect for the nine months ended September 30, 2025:

Anti-dilutive securities

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Public Warrants	11,500,000	11,500,000	11,500,000
Total	11,500,000	11,500,000	11,500,000

INFORMATION ABOUT TLGY

Unless the context otherwise requires, all references in this section to the “Company”, “we”, “us” or “our” refer to TLGY prior to the consummation of the Business Combination.

General

TLGY is a special purpose acquisition company incorporated on May 21, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Initial Public Offering

On June 17, 2021, the Former Sponsor received 5,750,000 of TLGY’s Founder Shares in exchange for cash paid on behalf of TLGY of $25,000. On August 7, 2021, the Former Sponsor surrendered and forfeited 718,750 Founder Shares for no consideration, following which the Former Sponsor held 5,031,250 Founder Shares. On November 30, 2021, TLGY effected a further issuance of Founder Shares, resulting in the Former Sponsor holding an aggregate of 5,750,000 Founder Shares.

The registration statement for our IPO was declared effective on November 30, 2021. In December, 2021, we consummated our IPO of 23,000,000 TLGY Units, including the issuance of 3,000,000 TLGY Units as a result of the underwriters’ exercise in full of their over-allotment option. Each TLGY Unit was sold at a price of $10.00 per unit, generating gross proceeds of $230,000,000. Each TLGY Unit consists of one Class A Ordinary Share and one-half of one TLGY Warrant, with each whole TLGY Warrant entitling the holder thereof to purchase one TLGY Class A Ordinary Share for $11.50 per share. Each TLGY Unit also originally included a contingent right to receive at least one-fourth of one redeemable warrant following the redemptions associated with TLGY’s initial business combination; however, all such contingent rights were detached from the TLGY Units and cancelled following the Extension Meeting (as described below).

Simultaneously with the consummation of our IPO, we completed the private sale of an aggregate of 11,259,500 Private Placement Warrants to the Former Sponsor, including the issuance of 600,000 Private Placement Warrants in respect of the Former Sponsor’s obligation to purchase such additional Private Placement Warrants upon the exercise in full of the underwriters’ over-allotment option, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $11,259,500.

Upon the closing of the IPO, including the closing of the exercise in full of the over-allotment, and the sales of the Private Placement Warrants, $234,600,000 was placed in the Trust Account with Continental acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to TLGY to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of an initial business combination, (ii) the redemption of TLGY’s Public Shares if TLGY is unable to complete an initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date), subject to applicable law, or (iii) the redemption of the Public Shares properly submitted in connection with a shareholder vote to amend the TLGY Organizational Documents to (A) modify the substance or timing of TLGY’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of its Public Shares if TLGY has not consummated an initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the Trust Account could become subject to the claims of its creditors, if any, which could have priority over the claims of TLGY’s Public Shareholders.

The TLGY Organizational Documents provide that it has until the outside date to complete an initial business combination (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date).

On April 16, 2024, TLGY, the Former Sponsor, TLGY Holdings LLC, which is the holding company of the former sponsor (“TLGY Sponsors LLC”), the Current Sponsors and the other parties thereto entered into the Securities Transfer Agreement, pursuant to which, at a closing on June 19, 2024, the Current Sponsors, for an aggregate purchase price of $1.00, (i) purchased 3,542,305 founder shares from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY, and (ii) purchased 3,940,825 Private Placement Warrants from the Former Sponsor.

On April 15, 2025, TLGY’s shareholders approved the proposal (the “Extension Amendment”) to amend the TLGY Organizational Documents to (i) modify the monthly amount that the Current Sponsors or their affiliates or designees must deposit into the Trust Account in order to extend the period of time to consummate an initial business combination to May 16, 2025 (or up to April 16, 2026 if the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date), (ii) remove (a) the limitation that the Company shall not consummate a business combination if it would cause the Company’s net tangible assets to be less than $5,000,001 and (b) the limitation that the Company shall not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions, and (iii) to provide for the right of a holder of the Class B Ordinary Shares to convert their Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis prior to the closing of the Business Combination (the “Extension Meeting”). At the Extension Meeting, TLGY shareholders also approved the detachment and cancellation of the contingent rights to receive one-fourth of one redeemable warrant that were initially attached to the TLGY Units issued in the IPO. In connection with the Extension Meeting, shareholders holding 3,227,320 TLGY Class A Ordinary Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $39.1 million (approximately $12.12 per public share) was removed from the Trust Account and paid to such holders and approximately $5.9 million remained in the Trust Account.

On April 18, 2025, pursuant to the terms of the TLGY Organizational Documents, the Sponsors elected to convert all of the TLGY Class B Ordinary Shares held by them on a one-for-one basis into TLGY Class A Ordinary Shares, resulting in the Sponsors owning an aggregate of 3,305,228 Founder Shares, consisting of 3,305,228 TLGY Class A Ordinary Shares and 0 TLGY Class B Ordinary Shares.

Following such conversion and giving effect to the redemption of Public Shares in connection with the Extension Meeting, as of April 18, 2025, TLGY had an aggregate of 5,834,587 TLGY Class A Ordinary Shares issued and outstanding and 105,000 TLGY Class B Ordinary Shares issued and outstanding.

The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of the Record Date, there was $6,390,792.86 in investments and cash held in the Trust Account.

IPO Underwriters’ Deferred Underwriting Fee Waiver

The underwriters in our IPO, of which Mizuho served as the representative, agreed to defer $8,650,000 in underwriting fees payable, which fees are payable upon the completion of our initial business combination. In May 2024, we entered into a waiver with Mizuho, pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 Founder Shares it received as compensation in connection with the IPO (the “Mizuho Waiver”). We believe that Mizuho was acting as the representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. Mizuho completed the forfeiture of such Founder Shares on June 30, 2025.

Shareholder Approval of Business Combination

Under the TLGY Organizational Documents, if TLGY seeks shareholder approval in connection with any proposed business combination, as it is doing in connection with the Business Combination, it may only complete such proposed business combination, including the Business Combination, if it receives an ordinary resolution under the Companies Act, being the affirmative vote of the holders of a majority of the TLGY Ordinary Shares, who, being present in person or by proxy and entitled to vote at a general meeting, vote at such general meeting.

Voting Restrictions in Connection with Shareholder Meeting

TLGY’s Sponsors, directors and executive officers and the other TLGY Insiders have entered into the Sponsor Support Agreement to vote their shares in favor of the Business Combination Proposal and TLGY also expects them to vote their shares in favor of all other proposals being presented at the extraordinary general meeting.

As of the Record Date, the Sponsors owned approximately 55.65% of the total outstanding TLGY Ordinary Shares.

Potential Purchases of Securities

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material non-public information regarding TLGY or its securities, TLGY’s officers and directors and/or their affiliates may enter into a written plan to purchase TLGY’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. In addition, at any time at or prior to the extraordinary general meeting, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsors’, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Condition Precedent Proposals or not redeem their Public Shares. They have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions; however, certain parties have entered into forward purchase options and non-redemption agreements in connection with the Extension Meeting as disclosed elsewhere in this proxy statement/prospectus. None of the funds in the Trust Account will be used to purchase Public Shares or warrants in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the Condition Precedent Proposals or (2) increase the amount of cash available to StablecoinX following the Business Combination. Any such purchases of our securities may result in the completion of the Business Combination which may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of TLGY and StablecoinX securities may be reduced and the number of beneficial holders of TLGY and StablecoinX securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates anticipate that they may identify the securityholders with whom they may pursue privately negotiated transactions by either the securityholders contacting TLGY or SC Assets directly or by TLGY’s receipt of redemption requests submitted by shareholders (in the case of Public Shares) following the mailing of the proxy materials in connection with the Business Combination. The Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will select which securityholders to purchase securities from based on the negotiated price and number of securities and any other factors that they may deem relevant, and will be restricted from purchasing securities if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. To the extent that the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates purchase Public Shares in compliance with the requirements of Rule 14e-5 under the Exchange Act, such shares would not be voted in favor of approving the Business Combination.

The Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates were to purchase Public Shares or warrants, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        this proxy statement/prospectus discloses the possibility that the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates may purchase Public Shares or warrants from Public Shareholders outside the redemption process, along with the purpose of such purchases;

•        if the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates were to purchase Public Shares from Public Shareholders, they would do so at a price no higher than the Redemption Price;

•        this proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will not be voted in favor of approving the Business Combination;

•        the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates will not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we will disclose in a Form 8-K, before the extraordinary general meeting, the following material items:

•        the amount of securities purchased outside of the redemption offer by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates, along with the purchase price;

•        the purpose of the purchases by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates;

•        the impact, if any, of the purchases by the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates on the likelihood that the Business Combination will be approved;

•        the identities of the security holders who sold to the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to the Sponsors, TLGY’s or SC Assets’ directors, managers, officers, advisors and their affiliates; and

•        the number of Public Shares for which TLGY has received redemption requests pursuant to its redemption offer.

Redemption If No Business Combination

TLGY has until the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date) to complete an initial business combination. If it is unable to complete its initial business combination by that date (or such later date as its shareholders may approve in accordance with the terms of the TLGY Organizational Documents), TLGY will as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the TLGY Warrants may be worthless.

Our Sponsors, officers and directors have entered into the Letter Agreement with TLGY, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if TLGY fails to complete its initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date). However, if the Sponsors or management team acquired, or in the future acquires, Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if TLGY fails to complete its initial business combination by the outside date under the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date).

Our Sponsors, officers and directors have agreed, pursuant to written agreements with TLGY, that they will not propose any amendment to the TLGY Organizational Documents (A) to modify the substance or timing of TLGY’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its Public Shares if TLGY does not complete its initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless

TLGY provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and less taxes payable, divided by the number of then outstanding Public Shares.

TLGY expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from proceeds held outside the Trust Account, although TLGY cannot assure you that there will be sufficient funds for such purpose.

Without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by Public Shareholders upon TLGY’s dissolution would be approximately $13.05 as of the Record Date. The proceeds deposited in the Trust Account could, however, become subject to the claims of TLGY’s creditors who would have higher priority than the claims of Public Shareholders. TLGY cannot assure you that the actual per-share redemption amount received by Public Shareholders will not be substantially less than $13.05. While TLGY intends to pay such amounts, if any, TLGY cannot assure you that TLGY will have funds sufficient to pay or provide for all creditors’ claims.

Although TLGY seeks, and will continue to seek, to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with TLGY waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against TLGY’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, TLGY management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of TLGY under the circumstances. Examples of possible instances where TLGY may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, TLGY’s independent registered public accounting firm, and the underwriters of the IPO have not, and will not, execute agreements with TLGY waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with TLGY and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, the Sponsors have agreed that they will be liable to TLGY if and to the extent any claims by a third party for services rendered or products sold to TLGY, or a prospective target business with which TLGY has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of TLGY’s IPO against certain liabilities, including liabilities under the Securities Act. However, TLGY has not asked the Sponsors to reserve for such indemnification obligations, nor has it independently verified whether the Sponsors have sufficient funds to satisfy their indemnity obligations and TLGY believes that the Sponsors’ only assets are securities of TLGY. Therefore, TLGY cannot assure you that the Sponsors would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for TLGY’s initial business combination and redemptions could be reduced to less than $10.20 per Public Share. In such event, TLGY may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of TLGY’s officers or directors will indemnify TLGY for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per Public Share due to reductions in the value of the trust assets, in each case less taxes payable, and the

Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, TLGY’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While TLGY currently expects that its independent directors would take legal action on its behalf against the Sponsors to enforce the Sponsors’ indemnification obligations to TLGY, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, TLGY cannot assure you that due to claims of creditors the actual value of the per-share Redemption Price will not be less than $10.20 per Public Share.

TLGY seeks, and will seek, to reduce the possibility the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which TLGY does business execute agreements with TLGY waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsors will also not be liable as to any claims under TLGY’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

If TLGY files an insolvency or winding-up petition or an involuntary insolvency or winding-up petition is filed against TLGY that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of TLGY’s shareholders. To the extent any insolvency claims deplete the Trust Account, TLGY cannot assure you it will be able to return $10.20 per Public Share to its Public Shareholders. Additionally, if TLGY files a insolvency or winding-up petition or an involuntary insolvency or winding-up petition is filed against TLGY that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a court could seek to recover some or all amounts received by TLGY’s shareholders. Furthermore, the TLGY Board may be viewed as having breached its fiduciary duty to its creditors and/or may have acted in bad faith, and thereby exposing itself and TLGY to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. TLGY cannot assure you that claims will not be brought against it for these reasons.

TLGY’s Public Shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of our Public Shares if we do not complete our initial business combination within the completion window, (ii) in connection with a shareholder vote to amend the TLGY Organizational Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of the Public Shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective Public Shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its Public Shares for an applicable pro rata share of the Trust Account. Such Public Shareholder must have also exercised its redemption rights described above. These provisions of the TLGY Organizational Documents, like all provisions of the TLGY Organizational Documents, may be amended with a shareholder vote.

Properties

TLGY does not own any real estate or other physical properties materially important to its operations. TLGY maintains its principal executive offices at 4001 Kennett Pike, Suite 302, Wilmington, DE 19807.

Employees

TLGY currently has two officers: Young Cho and Jonathan Kwong. These individuals are not obligated to devote any specific number of hours to TLGY’s matters but they intend to devote as much of their time as they deem necessary to TLGY’s affairs until it has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for TLGY’s initial business combination and the stage of the initial business combination.

Directors and Executive Officers

TLGY’s directors and executive officers are as follows:

Name	Age	Position
Jin-Goon Kim	58	Chairman; Director
Young Cho	50	Chief Executive Officer; Executive Director
Jonathan Kwong	39	Chief Financial Officer
Christina Favilla	58	Independent Director
Enrique Klix	57	Independent Director
Niraj Javeri	44	Independent Director

See the section entitled “Management of StablecoinX Following the Business Combination” for biographical information about Young Cho.

Jin-Goon Kim, Chairman

Mr. Jin-Goon Kim is TLGY’s founder and has been the Chairman of the Board since the Company’s founding. Mr. Kim also served as the Company’s Chief Executive Officer from its founding until June 19, 2024. Mr. Kim has two decades of senior leadership experience in private equity investment and as a serial transformational CEO in industry leading public and private companies. He has made important industry contributions and notable achievements as a CEO, which have been recognized by the Outstanding Growth award at the 2009 TPG Annual CEO Conference, 2009 Dealership Group of the Year and 2012 Most Innovative Business Model from 21st Century Media Group, a leading Chinese financial media group, and 2010 Top Ten Men of the Year in the Auto Retail Industry in a forum co-sponsored by top Chinese media and industry associations.

Immediately prior to founding TLGY Holdings LLC in May 2021, Mr. Kim focused on global, high growth investments with strong potential to benefit from attractive emerging macro trends and in which he could apply his experience implementing business transformation to drive value creation. Currently, Mr. Kim serves as a manager of Longhua Innovation Capital Investment Corporation and the sole director of Longhua Innovation Capital Limited. Since 2018, Mr. Kim has served as an independent director of the board and on the nomination committee of DongDu International Group. From 2006 to 2016 Mr. Kim was with TPG Capital, a leading global private equity firm, where he served as a Partner and a member of its Asia investment review committee. In his capacity as a TPG partner, Mr. Kim also served as a CEO or transformation leader of multiple TPG portfolio companies, often in parallel. Mr. Kim’s investment and operational focus was co-leading TPG’s four major transformational investments across China’s core consumer sectors. Each of the four investments had a differentiated value creation angle in the form of a disruptive business model and/or technology; they collectively returned well over a billion dollars to TPG’s investors (namely, about US$700 million from China Grand Auto, roughly US$700 million from Unitrust, and over US$200 million collectively for Li Ning and Daphne). From 2012 to 2014, Mr. Kim served as CEO and Vice Chairman of Li Ning Company Limited, a leading sportswear brand in China with more than US$2 billion of annual sales in 2020, where he devised and launched a brand transformation that helped salvage the company from financial distress and laid the foundation for its ultimate revival as a leading brand and a company that today has a market capitalization greater than US$30 billion. Mr. Kim served from 2011 to 2015 as a Board member of Daphne International Holdings Limited, a leading women’s footwear brand in China, where he led the shoe industry’s first successful wholesale implementation of fast retail and digitization of supply chain management that sharply uplifted sales, profits, and market capitalization of what had been a stagnant business prior to his engagement. Mr. Kim from 2007 to 2011 served as CEO and Vice Chairman of China Grand Automotive Services Group Co. Ltd, during which time he helped pioneer the company’s retail roll-up in China and the digitization of the company’s management system to grow the company’s sales by seven times and to take it from a #11 mid-size platform in China to the #1 auto retail and services company both in China and in the world. Within a few years thereafter, the company listed on the Shanghai Stock Exchange and reached a market capitalization of approximately US$15 billion. Mr. Kim also served from 2009 to 2010 as a Board member of UniTrust Group, a leading Chinese independent equipment leasing company, during which time he helped build a management team and formulate a new strategy that transformed a start-up operation into a large sector leader that would eventually list on the Hong Kong Stock Exchange at a market capitalization of approximately US$2 billion. Before joining TPG Capital, Mr. Kim served from 2002 to 2006 as President of Dell Korea, the Korean affiliate of Dell, a global leader in hardware, software and services with more than $60 billion in annual sales in 2020. He successfully led the implementation of Dell’s direct model in Korea for the first time, thereby firmly establishing Dell as a leading player in a market where it had previously struggled to secure a meaningful market presence or to build a profitable business. Mr. Kim served from 2000 to 2002 as a Vice President of Internet Business Capital Corporation, a Cambridge, Massachusetts based early-stage venture capital firm that helped found or participated in early investments in successful ventures including Cambridge Technology Partners and Razorfish. Mr. Kim started his career in 1996 in the Seoul and Boston offices of McKinsey & Company, a global management consultancy. Mr. Kim earned an MPP from the Kennedy School of Government at Harvard College, a diploma from the Hopkins-Nanjing Centre, and an AB in East Asian Languages and Civilizations and Government from Harvard College.

Jonathan Kwong, Chief Financial Officer

Mr. Kwong has been TLGY’s Chief Financial Officer since January 3, 2025. Mr. Kwong had an extensive career with Deloitte & Touche in London and Hong Kong, a global consulting firm, from 2009 to 2021. At Deloitte & Touche, he was a Director of the Cross Broader M&A Advisory Group. Mr. Kwong is a qualified ICAEW Chartered Accountant. Mr. Kwong holds a degree in Accounting and Finance from the University of Manchester in England.

Christina Favilla, Independent Director

Christina Favilla has been an independent director since December 27, 2024. Ms. Favilla is an independent board member for Priority Technology Holdings (Nasdaq: PRTH), Opportunity Financial (NYSE: OPFI) and Citizens State Bank of Ouray Colorado, where she is a member of Audit and Compensation Committees and Chair of the Nominating and Governance Committee. Ms. Favilla previously served as a board member of Mount Rainier Acquisition Corp., a special purpose acquisition company (Nasdaq: RENR), until its business combination in February 2023. As an advisor to accomplished Fintech companies, in public and private markets, focused on the financial services and payments industry, Ms. Favilla joined Ocrolus, in September 2020, one of the fastest growing Fintech companies in the U.S., blending financial documentation and machine learning. Ms. Favilla from July 2017 to September 2019 was the Chief Operating Officer of Sterling National Bank and from February 2012 to June 2017, the Chief Operating Officer of GE Capital North America, a financial segment of General Electric Company, representing $100 billion in served assets across Canada, Mexico and the United States. Ms. Favilla combined her people leadership and process disciplines and regulatory background to safely process over 3 million financial transactions each year. Ms. Favilla led a diverse team of 2,500 people across 33 locations and interacted with over 20,000 vendors. Ms. Favilla was a key member of the divestiture team at GE, leading the separation activities of the largest corporate reorganization in US market history. Prior to joining GE Capital, Ms. Favilla served as President of Bank of New Castle and President of Discover Bank, the banking arm of Discover Financial Services, offering online banking, credit card and home loan services, from 2006 through 2012. As President of Discover Bank, Ms. Favilla deployed the funding strategy to successfully launch the initial public offering of Discover Financial Services from Morgan Stanley. Ms. Favilla is a former board member of the American Bankers Association Government Relations Committee and Banking Council in Washington DC. Ms. Favilla’s community and not for profit engagements include chair of the Delaware Financial Literacy Institute, Delaware Chamber of Congress, Delaware Bankers Association and Danbury Chamber of Congress. Ms. Favilla received her Bachelor’s degree in International Studies from Marymount College and received a Master’s degree in Business Administration from Fordham University. TLGY believes Ms. Favilla is qualified to serve on its board based on her academic and practical experience in the areas of finance, compensation, and corporate governance.

Enrique Klix, Independent Director

Enrique Klix has been an independent director since December 27, 2024. Mr. Klix has served as Chief Executive Officer and a director of Integral Acquisition Corporation 1 (OTCPK: INTE), a special purpose acquisition company (“Integral”), since its inception in February 2021. In June 2025, he also assumed the role of Chief Financial Officer. The securities of Integral Acquisition Corporation 1 are quoted on the OTC Pink Market. Mr. Klix has significant international experience after being based in Australia, Europe, and Latin America for more than 30 years. Mr. Klix has a track record of successfully leading and advising corporations and governments on turnarounds, divestitures and acquisitions, capital market transactions, operational and financial restructuring, and greenfield start-ups with an aggregate value in excess of $30 billion. Between January 2019 and July 2020, Mr. Klix served as Orora Cartons Australia’s General Manager (ASX: ORA). Under his leadership, the business went through a successful operational, commercial, and financial turnaround before being sold to Nippon Paper. Between 2014 and 2016, Mr. Klix served as Senior Vice President at McKinsey & Co.’s recovery and transformation division in Australia and New Zealand. Mr. Klix also served as Chief Financial Officer and Deputy Chief Executive Officer of McColl’s Transport between

2009 and 2014. Under his tenure, McColl’s Transport was recognized as the “Turnaround of the Year” in 2012 by the Turnaround Management Association, before being sold to a private equity consortium led by Kohlberg Kravis Roberts & Co. Mr. Klix was an investor in TrademarkVision, an Australian company that utilized image recognition and artificial intelligence technology for trademark searches and protection. In 2018 TrademarkVision was acquired by Clarivate Analytics (NYSE: CLVT), and Mr. Klix was instrumental in supporting the company through the acquisition. He is an active seed and pre-initial public offering investor in Australia and other geographies, including minority equity stakes in Groundfloor (Last K Ventures Pty. Ltd.) and Miso Robotics. Prior to moving to Australia, Mr. Klix worked for ten years as an investment banker for Salomon Smith Barney (now Citigroup (NYSE: C)) and Dresdner Kleinwort Benson in London focused on servicing telecommunications companies across Europe on divestitures and acquisitions, and debt and equity capital markets transactions. Mr. Klix also played lead roles in the initial and secondary public offerings of many energy, telecommunications and beverage companies such as Enel S.p.A. (BIT: ENEL), Energias de Portugal, S.A. (ELI: EDP), and CompañíaCervecerías Unidas, S.A. (NYSE: CCU). Mr. Klix is also a director of Klix II Pty. Ltd. Mr. Klix holds a degree in Economics from the Universidad Católica Argentina and an MBA from the University of Cambridge in England.

Niraj Javeri, Independent Director

Niraj Javeri has been an independent director since December 27, 2024. Mr. Javeri is currently the Chief Financial Officer at Lancium Inc, an energy technology company building infrastructure and technical solutions that enable gigawatt scale data centers to be built on its campuses. He is based in San Francisco, California. Previously, Mr. Javeri was the Vice President of Strategy at Zymergen, a science and material innovation company. Mr. Javeri also served as a director of Integral from November 2021 until June 2025. Between 2010 and 2019. Mr. Javeri worked for Kohlberg Kravis Roberts & Co. (“KKR”) (NYSE: KKR) in New York, Sydney, and San Francisco as part of the Special Situations team, where he sourced, diligenced, executed, and monitored investments made across a number of funds managed by KKR. Previously, Mr. Javeri was with One East Partners in London and New York, where he invested across industries in event-driven and value equities, distressed debt, and private deals. Prior to that, he worked at Goldman Sachs & Co in the Principal Investment Area where he worked on private equity investments, and at Deutsche Bank in both the Leveraged Finance and Technology investment banking groups. Mr. Javeri received a B.S. from Cornell University in Electrical and Computer Engineering, and an M.S. from Stanford University in Management Science and Engineering.

Prior SPAC Experience

The Sponsors and their respective affiliates have experience in sponsoring and operating blank check companies as follows:

Edward Chen is the managing partner of CPC, which is the manager of the Current Sponsors. Mr. Chen has served as an advisor for several SPACs, including IX Acquisition Corp., Spark I Acquisition Corp., Generation Asia I Acquisition Ltd. and Pyrophyte Acquisition Corp.

Young Cho served as the chief financial officer and a member of the board of directors of Mount Rainier Acquisition Corp. a Nasdaq listed SPAC that acquired HUB Cyber Security for $1.2 billion in 2023, from February 2021 to March 2023.

Christina Favilla previously served as a board member of Mount Rainier Acquisition Corp., a special purpose acquisition company, until its business combination in February 2023.

Niraj Javeri served as a director of Integral from November 2021 until June 2025.

Enrique Klix has served as Chief Executive Officer and a director of Integral since its inception in February 2021. In June 2025, he also assumed the role of Chief Financial Officer of Integral.

Notwithstanding the foregoing descriptions, past performance of the Sponsors, TLGY’s management team, any of their respective affiliates and any other SPAC they have been involved in is not a guarantee (i) that TLGY will be able to successfully consummate the closing of any business combination into which it has entered; or (ii) that the post-business combination performance of any such combined company will be positive. You should not rely on any positive historical performance records of the Sponsors, TLGY’s management team, any of their respective affiliates or any other SPAC they have been involved in as indicative of TLGY’s future performance. TLGY’s officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities.

Prior Digital Asset Experience

Certain members of TLGY’s management have prior experience with cryptocurrencies and digital assets. Such experience derives primarily from TLGY’s Chief Executive Officer, Young Cho, who has held key posts at several companies in the digital asset industry. As described in more detail in the section titled “Management of StablecoinX Following the Business Combination”, Mr. Cho is currently the chief executive officer of CiNKO, a cross-border payments app that uses stablecoins and blockchain technology to service users in Latin America. Mr. Cho is also served as a director of AVAX One Technology Ltd. (Nasdaq: AVX) since November 2025, a publicly traded Avalanche Treasury company, which plans to build the premier institutional gateway to the onchain financial economy powered by the Avalanche blockchain network. Mr. Cho also served as chief financial officer of Swirlds Labs, which is the development company for Hedera Hashgraph LLC. Prior to Swirlds Labs, Mr. Cho was chief financial officer of Hedera Hashgraph LLC, a proof-of-stake public network powered by hashgraph consensus and fueled by its cryptocurrency, HBAR.

Executive and Director Compensation

A monthly fee of $3,000 was payable to each of (i) Steven Norman as remuneration for his role as CFO and Co-President from December 3, 2021 until his resignation from such positions on March 28, 2024 and (ii) Theron E. Odlaug as remuneration for his role as Co-President from December 3, 2021 until his resignation from such position on April 19, 2023. Other than the foregoing, none of TLGY’s officers or directors have received any cash compensation for services rendered to TLGY in 2024 and 2023. Other than the foregoing, none of TLGY’s officers or directors have received any cash compensation for services rendered to TLGY in 2024. TLGY’s Sponsors, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. TLGY’s audit committee reviews on a quarterly basis all payments that were made to its Sponsors, officers or directors, or its or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, TLGY does not expect to have any additional controls in place governing its reimbursement payments to its directors and officers for their out-of-pocket expenses incurred in connection with its activities on its behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to TLGY’s sponsor, officers and directors, or any of their respective affiliates, prior to completion of its initial business combination.

After the completion of TLGY’s initial business combination, directors or members of its management team who remain with TLGY may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to its shareholders in connection with a proposed initial business combination. TLGY have not established any limit on the amount of such fees that may be paid by the combined company to its directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to TLGY’s officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on its board of directors.

TLGY does not intend to take any action to ensure that members of its management team maintain their positions with TLGY after the consummation of its initial business combination, although it is possible that some or all of its officers and directors may negotiate employment or consulting arrangements to remain with TLGY after its initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with TLGY may influence TLGY’s management’s motivation in identifying or selecting a target business but TLGY does not believe that the ability of its management to remain with TLGY after the consummation of its initial business combination will be a determining factor in its decision to proceed with any potential business combination. TLGY is not party to any agreements with its officers and directors that provide for benefits upon termination of employment.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. The amount of any such compensation is not known at this time because the directors of the post-combination business will be responsible for determining officer and director compensation. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of the Business Combination, or another initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the Business Combination, or another initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may have influenced, or may in the future influence our management’s motivation in identifying or selecting SC Assets, or another target business, but we do not believe that the ability of our management to remain with us after the consummation of the Business Combination, or another initial business combination, was or will be a determining factor in our decision to proceed with the Business Combination or any other potential initial business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Set forth below is a summary of the amount of compensation and securities received or to be received by the Sponsors, their affiliates and TLGY’s directors, officers and their affiliates in connection with the Business Combination and related transactions, assuming the No Redemption Scenario.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
Jin-Goon Kim
As Former Sponsor and beneficial owner of securities held by other entities controlled by Mr. Kim	284,401 shares of StablecoinX Class A Common Stock and 284,401 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 981,548 Founder Shares, which the Former Sponsor initially purchased for an aggregate of $25,000.
	80,977 shares of StablecoinX Class A Common Stock and 80,977 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 7,318,675 Private Placement Warrants, which the Former Sponsor initially purchased for an aggregate of $7,318,675 (or $1.00 per warrant).
	Repayment for outstanding Working Capital Loans.	Approximately $1,217,000.
	Repayment for outstanding Extension Promissory Notes.	Approximately $1,695,000.
Edward Chen
As Current Sponsor	882,663 shares of StablecoinX Class A Common Stock and 882,663 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 3,071,316 Founder Shares, which the Current Sponsors purchased from the Former Sponsor (along with the 3,251,180 Private Placement Warrants) for a total of $1.00.
	35,971 shares of StablecoinX Class A Common Stock and 35,971 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 3,251,180 Private Placement Warrants, which the Current Sponsors purchased from the Former Sponsor (along with the 3,542,305 Founder Shares) for a total of $1.00.
	Repayment for outstanding Working Capital Loans.	Approximately $2,200,000.
	Repayment for outstanding Extension Promissory Notes.	Approximately $920,500.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration
As a Seller	Approximately 323,750 shares of StablecoinX Class A Common Stock and 323,750 shares of StablecoinX Class B Common Stock following the Company Merger.	Exchange of approximately 323,750 shares of SC Assets Class B Common Stock held by Mr. Chen. Mr. Chen is also the beneficial owner of all of the securities owned by the Current Sponsors.
Young Cho
As TLGY CEO	138,855 shares of StablecoinX Class A Common Stock and 138,855 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 479,231 Founder Shares, which Mr. Cho is entitled to receive from the Current Sponsors for his role as Chief Executive Officer of TLGY.
	4,360 shares of StablecoinX Class A Common Stock and 4,360 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 394,083 Private Placement Warrants, which Mr. Cho is entitled to receive from the Current Sponsors for his role as Chief Executive Officer of TLGY.
As a Seller	Approximately 323,750 shares of StablecoinX Class A Common Stock and 323,750 shares of StablecoinX Class B Common Stock following the Company Merger.	Exchange of approximately 323,750 shares of SC Assets Class B Common Stock held by Mr. Cho.
Jonathan Kwong
As TLGY CFO	42,380 shares of StablecoinX Class A Common Stock and 42,380 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 146,268 Founder Shares, which Mr. Kwong is entitled to receive from the Current Sponsors for his role as Chief Financial Officer of TLGY.
	1,635 shares of StablecoinX Class A Common Stock and 1,635 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 147,781 Private Placement Warrants, which Mr. Kwong is entitled to receive from the Current Sponsors for his role as Chief Financial Officer of TLGY.
	Payment for advisory services rendered prior to the Securities Transfer Transaction.	$22,750
Each of: Christina Favilla, Enrique Klix and Niraj Javeri
As a TLGY Independent Director	5,794 shares of StablecoinX Class A Common Stock and 5,794 shares of StablecoinX Class B Common Stock in connection with the Sponsors Securities Exchange.	Exchange of 20,000 Founder Shares, which each person is entitled to receive from the Current Sponsors for his or her service on the TLGY Board.
Officers and Directors

Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Services in connection with identifying, investigating and completing an initial business combination.

Number and Terms of Office of Officers and Directors

The TLGY Board consists of five members. Each director serves a two-year term. Only holders of Class B Ordinary Shares will have the right to appoint directors in any general meeting held prior to or in connection with the completion of TLGY’s initial business combination. Holders of Public Shares will not have the right to appoint any directors to the

TLGY Board prior to the initial business combination. TLGY’s officers are appointed by the TLGY Board and serve at the discretion of the board of directors, rather than for specific terms of office. The TLGY Board is authorized to appoint officers as it deems appropriate pursuant to its amended and restated memorandum and articles of association.

Director Independence

TLGY was listed on Nasdaq until December 9, 2024 and follows Nasdaq’s listing standards with regard to director independence and board committee composition. Nasdaq listing standards require that a majority of the board of directors be independent, subject to phase-in rules and a limited exception. Under the Nasdaq listing standards, an “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company’s board of directors, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The TLGY Board has determined that each of Ms. Christina Favilla, Mr. Enrique Klix and Mr. Niraj Javeri is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. In addition, prior to their departure in 2024, the TLGY Board determined that each of Dr. Shrijay Vijayan, Donghyun Han and Hyunchan Cho were an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

Committees of the TLGY Board of Directors

The TLGY Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and limited exceptions, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and limited exceptions, the rules of Nasdaq require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors. Each operates under a charter that has been approved by the TLGY Board and has the composition and responsibilities described below. The charter of each committee is available on TLGY’s website www.tlgyacquisition.com.

Audit Committee

Ms. Christina Favilla, Mr. Enrique Klix and Mr. Niraj Javeri serve as members of TLGY’s audit committee. Mr. Niraj Javeri serves as the chair of the audit committee.

Under Nasdaq listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and the TLGY Board has determined that Niraj Javeri qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

TLGY has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of its financial statements, (2) its compliance with legal and regulatory requirements, (3) its independent auditor’s qualifications and independence, and (4) the performance of its internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by TLGY;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by TLGY, and establishing pre-approval policies and procedures; reviewing and discussing with the independent auditors all relationships the auditors have with TLGY in order to evaluate their continued independence;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss its annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to TLGY entering into such transaction; and

•        reviewing with management, the independent auditors, and its legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding its financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Ms. Christina Favilla, Mr. Enrique Klix and Mr. Niraj Javeri serve as members of TLGY’s compensation committee. Mr. Enrique Klix serves as the chair of the compensation committee.

TLGY has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to its Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its chief executive officer’s based on such evaluation;

•        reviewing and making recommendations to its board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of its other officers;

•        reviewing its executive compensation policies and plans;

•        implementing and administering its incentive compensation equity-based remuneration plans;

•        assisting management in complying with its proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its officers and employees;

•        producing a report on executive compensation to be included in its annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, other than as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of TLGY’s existing shareholders, founder, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Ms. Christina Favilla, Mr. Enrique Klix and Mr. Niraj Javeri serve as members of TLGY’s nominating and corporate governance committee. Ms. Christina Favilla serves as the chair of the nominating and corporate governance committee.

TLGY has adopted a nominating and corporate governance committee charter, which details the principal functions of the nominating and corporate governance committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the TLGY Board candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of its corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis its overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

TLGY has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the TLGY Board considers educational background, diversity of professional experience, knowledge of its business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of its shareholders. Prior to TLGY’s initial business combination, holders of Public Shares will not have the right to recommend director candidates for nomination to the TLGY Board.

Compensation Committee Interlocks and Insider Participation

None of TLGY’s officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on the TLGY Board.

Code of Ethics

TLGY has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees. A copy of the Code of Business Conduct and Ethics and the charters of the committees of TLGY Board will be provided without charge upon request from TLGY. If TLGY makes any amendments to its Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to TLGY’s principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or other rules, TLGY will disclose the nature of such amendment or waiver on its website.

TLGY also has an insider trading and dissemination of insider information policy governing the purchase, sale, and other disposition of its securities by its directors, officers, and employees as well as by the Company that TLGY believes is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to TLGY.

Conflicts of Interest

Under the Cayman Islands Companies Act, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of TLGY’s officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including affiliates of its sponsor and to certain companies in which such officers or directors have invested or will invest. Subject to his or her fiduciary duties under Cayman Islands law, none of its officers and directors who are also officers of its sponsor and/or employees of its affiliates have any obligation to present TLGY with any opportunity for a potential business combination of which they become aware. Accordingly, if any of TLGY’s officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject always to their fiduciary duties under Cayman Islands law. The TLGY Organizational Documents provides that TLGY renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that TLGY is able to complete on a reasonable basis. TLGY do not believe, however, that the fiduciary duties or contractual obligations of its officers or directors will materially affect its ability to complete its initial business combination.

Below is a table summarizing the entities to which TLGY’s officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Type of Business	Affiliation
Jin-Goon Kim	DongDu International Group	Real estate	Independent Director of the board and serves in the nomination committee
	Longhua Innovation Capital Limited	Investment holding	Sole director
	Longhua Innovation Capital Investment	Investment holding	Manager
	TLGY Holdings LLC	Investment holding	Manager
	TLGY Sponsors LLC	Investment holding	Manager of its Manager, TLGY Holdings LLC
Young Cho	Secure Transactions Inc. (dba CiNKO)	Payments	Chief Executive Officer
Christina Favilla	Priority Technology Holdings	Payments	Member of Audit and Compensation Committees and Chair of the Nominating and Governance Committee
	Opportunity Financial	Consumer lending	Member of Audit and Compensation Committees and Chair of the Nominating and Governance Committee
	Citizens State Bank of Ouray Colorado	Banking	Director
	Ocrolus	Fintech	Director
Enrique Klix	Integral Acquisition Corporation 1	SPAC	Chief Executive Officer, Chief Financial Officer, Director
	Klix II Pty. Ltd.	Consulting and investment	Director
Niraj Javeri	Lancium Inc	Energy Technology	Chief Financial Officer

The precise duties owed by a director or officer to an entity can vary depending on the law of jurisdiction of the entity’s formation, and in some cases, may be varied by contractual arrangement with the entity and/or its equity holders. However, in general, the typical common law duties owed by a director or officer to an entity are to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director or officer (as applicable) in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director or officer (as applicable) without those skills.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against TLGY or any members of its management team in their capacity as such, and TLGY and the members of its management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

TLGY has registered the TLGY Units, TLGY Class A Ordinary Shares and TLGY Warrants under the Exchange Act and have reporting obligations, including the requirement to file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, its annual reports will contain financial statements audited and reported on by its independent registered public accountants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF TLGY

The following discussion and analysis of the financial condition and results of operations of TLGY Acquisition Corporation (for purposes of this section, “TLGY”, “we”, “us” and “our”) should be read in conjunction with the financial statements and related notes of TLGY included elsewhere in this prospectus/proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this prospectus/proxy statement.

Overview

We are a blank check company incorporated on May 21, 2021 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of our IPO and the private placement of the Private Placement Warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of our IPO or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Business Combination with StablecoinX

On July 21, 2025, TLGY entered into the Business Combination Agreement with SC Assets, StablecoinX, SPAC Merger Sub, and Company Merger Sub, pursuant to which and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby, (a) TLGY will, subject to the terms of the Business Combination Agreement, merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company, as a result of which the holders of TLGY Class A Ordinary Shares, will receive one share of StablecoinX Class A Common Stock for each TLGY Class A Ordinary Share held by such shareholder, and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company, as a result of which the holders of shares of SC Assets A Common Stock will receive one share of StablecoinX Class A Common Stock for each share of SC Assets Class A Common Stock held by such shareholder and holders of SC Assets Class B Common Stock will receive one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock for each share of SC Assets Class B Common Stock held by such shareholder. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, TLGY and SC Assets will become wholly owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement. SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing member of the Current Sponsors of TLGY.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through September 30, 2025 were organizational activities and those necessary to prepare for the IPO, described below, and, since the completion of our IPO, searching for a target to consummate an initial business combination and activities in connection with our proposed business combinations, including the Transactions. We do not expect to generate any operating revenues until after completion of our initial business combination. We generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2025, we had a net loss of $22,167,803 which was primarily due to the general and administrative costs of $653,504 and the change in the fair value of the warrant liability of $21,621,525, partially offset by interest income on funds held in the Trust Account of $64,292 and the forgiveness of debt of $42,934.

For the three months ended September 30, 2024, we had net income of $1,197,813 which was primarily due to the interest income on funds held in the Trust Account of $561,391 and a gain in the change in fair value of the derivative liabilities of $928,588, partially offset by general and administrative costs of $292,166.

For the nine months ended September 30, 2025, we had net loss of $27,193,664, which was primarily due to a loss in fair value of the derivative liabilities of $26,853,934 and general and administrative expenses of $1,131,697, partially offset by interest income on funds held in the Trust Account of $664,199 and the forgiveness of debt of $127,768.

For the nine months ended September 30, 2024, we had net income $1,500,153 which was primarily due to the interest income on funds held in the Trust Account of $2,088,627 and forgiveness of debt of $608,776 partially offset by a loss in fair value of the derivative liabilities of $193,456, administration fees — related party of $60,000, and general and administrative costs of $943,794.

Liquidity and Capital Resources

On December 3, 2021, we consummated our IPO of 20,000,000 units at a price of $10.00 per unit, generating gross proceeds of $200,000,000. Simultaneously with the closing of our IPO, we consummated the sale of 10,659,500 Private Placement Warrants to our Former Sponsor at a price of $1.00 per Private Placement Warrant generating gross proceeds of $10,659,500.

On December 8, 2021, we consummated the closing of the sale of an additional 3,000,000 TLGY Units at $10.00 per Option Unit, pursuant to the full exercise of over-allotment option by the underwriters of our IPO, generating gross proceeds of $30,000,000. We also consummated the closing of the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant to our Former Sponsor, generating gross proceeds of $600,000. An aggregate of $234,600,000 of the proceeds from our IPO (including the TLGY Units) and the private placement with our Former Sponsor was placed in the Trust Account. We incurred $14,183,689 in transaction costs, including $4,000,000 of underwriting fees paid at our IPO, $8,650,000 of deferred underwriting fees (the “Deferred Underwriting Fees”) and $1,533,689 of offering expenses. In May 2024, we entered into a certain waiver with Mizuho Securities USA LLC (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 TLGY Class B Ordinary Shares received by it as compensation in connection with the IPO. We believe that Mizuho was acting as a representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. The forfeiture of the 300,300 TLGY Class B Ordinary Shares was completed on June 30, 2025 and is reflected in the condensed statement of changes in shareholders’ deficit included in this proxy statement/prospectus.

On February 23, 2023, TLGY held an extraordinary general meeting of its shareholders (the “First Extension Meeting), at which its shareholders approved an amendment to the TLGY Organizational Documents to, among other things, extend the time it had to complete an initial business combination, and in connection therewith, 15,681,818 TLGY Class A Ordinary Shares were tendered for redemption. The TLGY Class A Ordinary Shares were redeemed at a price of approximately $10.40 per share.

On October 17, 2023, TLGY held an annual general meeting of its shareholders (the “Second Extension Meeting”), at which its shareholders approved a further amendment to the TLGY Organizational Documents to, among other things, extend the time it had to complete an initial business combination, and in connection therewith, 1,395,317 TLGY Class A Ordinary Shares were tendered for redemption. The TLGY Class A Ordinary Shares were redeemed at a per-share price of approximately $10.96 per share.

On April 16, 2024, TLGY held an extraordinary general meeting of its shareholders (the “Third Extension Meeting”), at which its shareholders approved a further amendment to the TLGY Organizational Documents to, among other things, extend the time it had to complete an initial business combination, and in connection therewith, 2,205,658 TLGY Class A Ordinary Shares were tendered for redemption. The TLGY Class A Ordinary Shares were redeemed at a per-share price, of approximately $11.33 per share.

On April 15, 2025, TLGY held an extraordinary general meeting of its shareholders (the “Fourth Extension Meeting”) at which its shareholders approved certain amendments to among other things, extend the time it had to complete an initial Business Combination, and in connection therewith, 3,227,320 TLGY Class A Ordinary Shares were tendered for redemption. The TLGY Class A Ordinary Shares were redeemed at a per-share price, of approximately $12.12 per share.

As of September 30, 2025, we had cash and investments held in the Trust Account of $6,210,376. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (excluding deferred underwriting commissions), to complete our initial Business Combination. We may withdraw interest to pay our taxes, if any. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2025, we had cash held outside the Trust Account of $347,921. We intend to use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

As of September 30, 2025, TLGY had cash of $347,921 and a working capital deficit of $5,750,659.

We have determined that if we are unable to raise additional funds to alleviate liquidity needs or complete an initial business combination by the end of the Combination Period then TLGY will cease all operations, redeem the public shares and thereafter liquidate and dissolve. There is no assurance that our plans to consummate a Business Combination will be successful within the Combination Period. The working capital deficit, liquidity conditions and mandatory liquidation raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should TLGY be unable to continue as a going concern.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations

As of September 30, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than obligations disclosed herein.

Contractual Obligations

IPO Registration Rights

In connection with the IPO, the holders of the Founder Shares (including any TLGY Class A Ordinary Shares issued upon conversion of TLGY Class B Ordinary Shares), Private Placement Warrants and any warrants that may be issued upon conversion of the working capital loans and loans made to extend our time period for consummating an initial business combination (and in each case holders of their component securities, as applicable) entered into a registration rights agreement, which requires us to register a sale of any of our securities held by them on November 30, 2021, as supplemented by a joinder to the registration rights agreement on June 20, 2024, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to TLGY Class A Ordinary Shares). Pursuant to the terms of that agreement, the holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders had “piggy-back” registration rights to include their securities in other registration statements filed by TLGY. We agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters of our IPO were entitled to a cash underwriting discount of 2.0% of the gross proceeds of the IPO, or $4,000,000, which was paid at the closing of the IPO. In addition, the underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of the IPO of 20,000,000 units and underwriting commissions of 5.5% of the gross proceeds of the over-allotment option units of 3,000,000 units, or $8,650,000 in aggregate (the “Deferred Underwriting Fees”), which will be paid to the underwriters from the funds held in the Trust Account upon and concurrently with the completion of our initial business combination. In May 2024, we entered into the Mizuho Waiver with Mizuho, pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 TLGY Class B Ordinary Shares received by it as compensation in connection with the IPO. The Company believes that Mizuho was acting as a representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. The forfeiture of the 300,300 TLGY Class B Ordinary Shares was completed on June 30, 2025 and is reflected in the condensed statement of changes in shareholders deficit included in this proxy statement/prospectus.

Legal Fees

The Company has an agreement in place whereby if its prior legal counsel for TLGY’s IPO assists in the initial business combination, payment of their charges plus a success premium to be agreed is contingent on a successful de-SPAC closing or recovery under certain cost coverage provisions in the merger agreement. In connection with the Securities Transfer Transaction, TLGY entered into a waiver with TLGY’s prior legal counsel on May 2, 2024. Pursuant to the waiver, TLGY shall pay its prior legal counsel a sum of $130,000 as full and final payment for all remaining costs and expenses of all kinds and nature incurred under and pursuant to their engagement, solely in the event of a consummation by TLGY of its initial business combination. In accordance with ASC 805, Business Combinations, this fee will not be recorded until such time as a Business Combination is consummated.

Verde Bioresins Termination Agreement

On May 4, 2024, Verde entered into a mutual release agreement with TLGY, Merger Sub and the Former Sponsor, pursuant to which, a mutual release, waiver and discharge was agreed in respect of all claims and obligations arising out of or relating to the Termination Agreement, the Merger Agreement and all ancillary agreements and that all payments made by Verde for extending the period of time to consummate a business combination by TLGY shall not be repayable by TLGY to Verde and all promissory notes issued by TLGY to Verde, including the Verde Extension Loans, shall be deemed to have been voided and cancelled. Solely in the event of a consummation by TLGY of its initial business combination, TLGY shall pay Verde a sum of $83,125, as full and final payment of such loans.

Critical Accounting Estimates and Policies:

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following as its critical accounting estimates and policies:

A critical accounting estimate to our financial statements is the estimated fair value of our warrant liability and convertible notes. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Warrant Liabilities

We account for the warrants in accordance with the guidance contained in ASC 815-40, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

The Public Warrants for periods where no observable trade price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the TLGY Units, the Public Warrant quoted market price was used as the fair value as of each relevant date. The fair value of the Private Placement Warrants was determined using a Black-Scholes-Merton model.

Class A Ordinary Shares Subject to Possible Redemption

We account for our ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The TLGY Class A Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, TLGY Class A Ordinary Shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of our balance sheet.

Net Income per Ordinary Share

Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. We apply the two-class method in calculating earnings per share. The net income is allocated to each class of shares using an allocation of total shares, which is then divided by the total shares for the respective class.

We did not consider the effect of the warrants issued in connection with the initial public offering and the private placement in the calculation of diluted loss per share because their exercise is contingent upon future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share. Accretion associated with the redeemable TLGY Class A Ordinary Shares is excluded from loss per ordinary share as the redemption value approximates fair value.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07 — Segment Reporting — “Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). This update requires public entities to disclose its significant segment expense categories and amounts for each reportable segment. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. As of December 31, 2024, TLGY reported its operations as a single reportable segment, noting no disaggregation of Company activities, management or allocation of resources by geographic region, business activity or organizational method, thus this new guidance does not affect the disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT SC ASSETS

Unless otherwise indicated or the context otherwise requires, references in this section of the proxy statement/prospectus to “we”, “our”, or the “Company” and similar terms refer to SC Assets’ business (or StablecoinX’s) after the Business Combination, shall generally refer to SC Assets before the Business Combination or StablecoinX after the Business Combination, respectively.

Overview

The Company was formed solely to participate in the Business Combination and is a newly formed operating company that intends to focus its operations on providing infrastructure software and related services within the Ethena Protocol. The Company has no existing business currently and anticipates that its core operations will include providing infrastructure software and services, which may include running validator nodes, providing decentralized verification, monitoring or other technical services, or delivering other infrastructure software and services, to support networks, protocols and products within the Ethena ecosystem.

Additionally, StablecoinX will adopt a treasury strategy focused on acquiring, holding and potentially utilizing ENA Tokens, the native token of the Ethena Protocol, starting with the ENA Token it will receive in connection with the closing of the PIPE and ENA Contribution. This strategy is intended to ensure long-term financial stability and align the Company’s interests with the growth of the Ethena ecosystem. The timing, size and availability of any future discounted ENA Token offerings by the Ethena Foundation are uncertain and therefore there can be no assurance that this strategy will generate returns or that additional ENA Token acquisitions will occur. See the section entitled “Risk Factors — Risks Related to Our Relationship with the Ethena Foundation, its Products and the Ethena Protocol — Our business will be centered on supporting the Ethena ecosystem through infrastructure software and related services and holding and acquiring its products, including ENA Token. Our dependence on the Ethena Foundation will create concentration risk, and, as a result, a deterioration in our relationship or the Ethena Foundation’s support for a competing business or digital asset treasury strategy company could materially harm our business” for additional information. SC Assets was incorporated in Delaware on June 30, 2025, and is in the early stages of organizational development.

Our Business Strategy

StablecoinX’s primary objective will be to establish itself as a reliable and efficient provider of infrastructure software and services within the Ethena ecosystem. Such services are expected to include potential validator operations, decentralized verification, monitoring or other infrastructure services supporting the Ethena Protocol or Ethena-related products, including, operating validator infrastructure supporting the Ethena Protocol on the planned Converge Layer-1 blockchain, a new blockchain designed to support and advance DeFi and tokenized assets developed jointly by Ethena Labs and Securitize, for which ENA Tokens are expected to serve as the governance token, if and when it launches. The Company may, subject to network launch, protocol rules, governance decisions and economic viability, use a portion of its ENA Token holdings in connection with validator or other protocol-aligned activities, potentially earning staking rewards or other incentives. At this time, the Company does not have a defined plan, timeline or expected level of yield for any such activities, and there can be no assurance that any staking, validation or similar opportunities will be available or economically viable. The launch of the Converge network has been delayed beyond its original targeted launch date of the second quarter of 2025 and, as of the date of this proxy statement/prospectus, has not yet launched and no committed launch date or definitive timeline has been publicly provided, as the parties have indicated that further work remains on scope, technical design, operational model, and coordination. Public statements also indicate that the parties may modify, delay, or discontinue Converge, and that any launch would be subject to business and commercial evaluation, internal approvals, third-party dependencies, and applicable legal, regulatory, and compliance considerations. Consequently, there can be no assurance that it will launch prior to the Closing, or that it will launch at all.

In the event that the proposed Converge network does not launch by the time of the Closing or we are otherwise unable to launch our validator business on such network, we plan to explore alternative infrastructure opportunities within the Ethena ecosystem. These may include operating validator nodes on Ethereum (or other supported networks) for institutional clients, deploying decentralized verification or monitoring services or offering other infrastructure software and services. Such alternative services may generate service fees or other compensation rather than staking rewards and may not involve the use of ENA Tokens at all. At this time, the Company has not finalized the scope, timing, cost structure or revenue expectations of any such alternative services. See “— The success of our validator business depends in large part on the launch and operation of the Converge network, and any delay, failure to launch, or changes in anticipated procedures and policies could materially and adversely affect our business” and “— Our success depends on the continued growth, development, and adoption of blockchain networks on which we may operate infrastructure software and services and the broader Ethena ecosystem, which growth remains uncertain.”

The Company’s treasury strategy is intended to support its Ethena-focused infrastructures software and services business and ensure strategic alignment with the Ethena ecosystem. Over the twelve months following the Closing, the Company expects that its primary ENA Token holdings will consist of the ENA Tokens acquired in connection with the PIPE and ENA Contribution, as the Company does not currently have visibility into the timing or availability of any additional discounted ENA Token offerings by the Ethena Foundation. Accordingly, the Company does not have a defined timeline, budget or capital commitment for additional ENA Token acquisitions during this period.

The Company does not currently maintain formal policies or procedures governing the conversion of ENA Tokens to cash and the Company currently has no plans to sell ENA Tokens for cash following the Closing. However, the Company may determine in the future to convert a portion of its ENA Token holdings to cash if required to fund operating expenses, support new infrastructure software or services businesses, satisfy tax obligations, or respond to other liquidity needs, subject to applicable contractual restrictions, market conditions and governance approvals. Given the Company’s early stage and evolving business model, it is not yet able to estimate the timing, amount or cost of any such conversions, if any.

Products and Services

Our primary offerings are initially expected to include:

•        Infrastructure and Technical Services:    We expect to provide node maintenance, network optimization, protocol upgrade support, monitoring and other technical services designed to enhance the performance, scalability and security of networks and protocols within the Ethena ecosystem.

•        Validator Node Operations:    We plan to operate validator nodes for the Ethena protocol, using ENA Tokens we hold in treasury as collateral to earn staking rewards. These rewards, paid in additional ENA Tokens, may contribute to our revenue, subject to network launch, protocol rules and market conditions.

•        Other Infrastructure Software and Services:    We plan to provide verification, monitoring or other infrastructure support services intended to facilitate interoperability, security or protocol functionality within the Ethena ecosystem. Such services may not involve staking and may generate fees or other forms of compensation.

•        Treasury Operations:    We intend to use the ENA Token we receive in the PIPE and ENA Contribution to establish a reserve of ENA Tokens at the Closing and plan to continue to build our ENA Token reserve through ongoing future discounted purchases from the Ethena Foundation in accordance with the terms of the Collaboration Agreement. To fund these purchases, we may issue shares in the public market, subject to market conditions and applicable regulations.

Financial Outlook

SC Assets is a newly-formed entity and has not yet generated any revenue. We expect that our financial performance will depend on revenues generated from our infrastructure software and services, which may include, if available, generating staking rewards from our validator operations on the proposed Converge network or other validation opportunities in the Ethena ecosystem utilizing ENA Tokens, or other protocol-related incentives, as well as other service-based fees from alternative infrastructure services such as decentralized verification of cross-chain transfers on a DVN. The Ethena Protocol operates within the rapidly growing DeFi and blockchain infrastructure sector. We believe that the increasing adoption of blockchain technology and stablecoin-based protocols will present a significant opportunity for infrastructure software and service providers like us. As the Ethena Protocol scales, the demand for reliable infrastructure software and services is expected to grow, driven by increased transaction volumes and the need for robust network security. We believe that StablecoinX will be well-positioned to capitalize on this trend by leveraging its technical infrastructure and strategic focus on the Ethena ecosystem in conjunction with its close relationship with the Ethena Foundation through our multi-year Collaboration Agreement. However, there can be no assurance that validator opportunities, staking rewards, or other infrastructure-related revenues will materialize at anticipated levels, or at all.

Our ongoing treasury strategy involves purchasing locked ENA Tokens at a discount through our Collaboration Agreement with the Ethena Foundation. To fund these purchases, we may issue shares in the public market or debt, subject to market conditions and applicable regulations. This approach is expected to increase our ENA Tokens per share, provided shares are sold at an mNAV exceeding 1 minus the discount rate. The success of this strategy depends on continued access to capital markets, the performance and liquidity of ENA Token, and the ongoing cooperation of the Ethena Foundation.

Competitive Strengths

We believe we will be well-positioned to become a differentiated public market vehicle for investors seeking exposure to ENA Token. StablecoinX is being established as a purpose-built platform for investment in the Ethena ecosystem through the public equity markets, with a strategy focused on Ethena-related operations. Our business model is intended to unlock a potentially compelling opportunity for long-term value creation through multiple Ethena-focused business lines, including infrastructure software and services and treasury operations.

We expect that our competitive strengths will include: (i) the relatively large accumulation of ENA Token in our treasury, which as of the date of this proxy statement/prospectus is expected to hold approximately 20% of the total ENA Token supply and 39.4% of the total circulating supply of ENA Tokens, which may enhance our ability to participate in staking, validation or other protocol-aligned activities, subject to availability and applicable rules and governance decisions; (ii) our multi-year Collaboration Agreement with the Ethena Foundation that grants us the right to purchase locked ENA Tokens from the Ethena Foundation at a discount in certain circumstances, although the Ethena Foundation is not obligated to prioritize StablecoinX over other ecosystem participants and may support competing infrastructure providers; (iii) our human capital and (iv) our ongoing relationship with Anchorage.

Despite these competitive strengths, we will not control the governance of the Ethena Protocol, and governance outcomes or strategic decisions by the Ethena Foundation may not align with our interests or enhance the economics of our infrastructure software and services or ENA Token holdings. In addition, as a newly formed company with no operating history, we may face challenges in executing our strategy and competing with more established infrastructure providers.

ENA Token Treasury

We intend to establish our initial reserve of ENA Token through the consummation of the PIPE and ENA Contribution. Based on the number of Locked ENA Token purchased by the Company with the Cash PIPE Proceeds and the number of ENA Token expected to be received by the Company in connection with the consummation of the ENA Contribution and the PIPE, we expect to own an aggregate of approximately 3.03 billion ENA Tokens in our treasury at the Closing, which represents approximately 39.4% of the 7.69 billion ENA Tokens currently in circulating supply and approximately 20% of the 15 billion ENA Token currently in existence as of the date of this proxy statement/prospectus, and will seek to execute a capital-efficient accumulation strategy. See “Unaudited Pro Forma Condensed Combined Financial Information” for additional information regarding the number of ENA Token expected to be held by the Company at Closing. Following the Closing, we plan to continue to build our ENA Token reserve through ongoing future discounted purchases from the Ethena Foundation in accordance with the terms of the Collaboration Agreement. We intend to utilize proceeds from future financings to pursue these strategic acquisitions of ENA Tokens. Through our ongoing partnership with Ethena, we expect to have a pathway to strategically raise and deploy capital to acquire additional ENA Token at a discount to prevailing market prices, although there can be no assurance that such opportunities will continue to be available, will be available on favorable terms, or will be available at all, providing us with a competitive advantage relative to other players in the market. As noted above, we expect that our ENA Token holdings may be used in connection with our infrastructure software and services, including validator operations, and may generate staking rewards or other protocol-related incentives; however, the timing, amount, and sustainability of any such rewards are uncertain and subject to protocol rules, governance decisions, and market conditions.

Ongoing Collaboration with the Ethena Foundation

Ethena Labs, founded in May 2023, is the developer of USDe and the broader Ethena Protocol, including both onchain and off-chain components thereof. A subsidiary of Ethena Labs, Ethena (BVI) Limited, is the issuer of USDe and maintains the website ethena.fi. Based on publicly-available information, Ethena Labs has raised two rounds of funding historically. Ethena Labs and its subsidiaries provide certain services to the Ethena Foundation and Ethena OpCo, the details of which are not publicly available.

The Ethena Foundation was founded in late 2023 with the mission of supporting the Ethena Protocol and its infrastructure. It is governed by two independent directors who are unaffiliated with Ethena Labs and manages certain initiatives in the Ethena ecosystem, including governance and the Risk Committee. Via the Risk Committee, the Foundation provides guidance to Ethena Labs with respect to risk management items relevant to the Ethena Protocol.

Ethena OpCo, a subsidiary of the Ethena Foundation, is the issuer of the ENA Token and conducts many other functions in support of the Ethena Foundation’s mission, including sourcing and entering into partnerships relating to the ENA Token and other initiatives such as airdrop campaigns.

In connection with the Business Combination, StablecoinX, the Company, the Ethena Foundation and Ethena OpCo entered into the Collaboration Agreement, pursuant to which the Ethena Foundation agreed to provide StablecoinX a right to participate in certain future offerings of ENA Token on terms no less favorable than other investors and to collaborate with StablecoinX on an ongoing basis to support the operation of StablecoinX’s infrastructure, staking and treasury activities of ENA Token and StablecoinX’s public advocacy for the Ethena Protocol within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, StablecoinX agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change its principal business, acquire digital assets other than ENA Token, USDe and sUSDe or any other Ethena-related digital assets, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to StablecoinX Class B Common Stock. Further, during the term of the Collaboration Agreement, StablecoinX and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. These restrictions may limit our operational flexibility, liquidity management, and ability to pursue alternative business opportunities. The initial term of the Contribution Agreement is five years and will automatically renew for successive one-year periods unless the Ethena Foundation delivers written notice of non-renewal within 90 days of the end of the term.

The support of the Ethena Foundation reflects a deep strategic alignment between the Company and its controlling shareholder. We believe that partnering with the Ethena Foundation may provide us with opportunities to accelerate our go-to-market efforts and operate with leaner fixed costs during our initial growth phase; however, there can be no assurance that such benefits will be realized. We believe this relationship will offer us a potentially more favorable growth trajectory relative to other existing or prospective large-scale ENA Token-holding companies as we expect to be able to achieve significantly lower operating costs relative to other companies although other market participants may have greater scale, technical resources, or operating histories than we do.

Furthermore, at the Closing, StablecoinX will be majority-controlled by Ethena and there will be a representative from Ethena on StablecoinX’s Investment Committee, which committee will oversee all aspects of StablecoinX’s capital allocation strategy. We believe that this ownership structure provides meaningful alignment with our Ethena-focused strategy and long-term vision.

Custodial Accounts with Anchorage

In accordance with the terms of the Token Purchase Agreements, promptly after the date of the applicable PIPE Subscription Agreements, the Net Cash PIPE Proceeds, were used to purchase the Locked ENA Token from Ethena OpCo, which Locked ENA Tokens were deposited into the applicable Custodial Account established for the benefit of the applicable Cash PIPE Investors, with Anchorage serving as Custodian. The Locked ENA Token and the applicable Permitted Expense Amount will be held in the applicable Custodial Account until the earlier of (i) the Closing and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements in accordance with their terms. We expect to continue to hold all of the ENA Token we own at Closing in custody accounts at Anchorage, at least initially. See the risk factor entitled “SC Assets currently faces and, following the Closing, StablecoinX will face, risks relating to the custody of its ENA Token, including the loss or destruction of private keys required to access our ENA Token and cyberattacks or other data loss relating to our ENA Token. If SC Assets, StablecoinX or its third-party service providers, including Anchorage, experience a security breach or cyberattack and unauthorized parties obtain access to SC Assets’ or StablecoinX’s ENA Token, or if SC Assets’ or StablecoinX’s private keys are lost or destroyed, or other similar circumstances or events occur, including the ability to reverse engineer private keys, SC Assets or StablecoinX may lose some or all of its ENA Token and its financial condition and results of operations could be materially adversely affected” for additional information.

The Locked ENA Tokens are being held in segregated Custodial Accounts in accordance with the terms of a master custody services agreement (the “Custody Agreements”) that was entered into between StablecoinX and Anchorage in connection with the PIPE. Under the terms of the Custody Agreement, Anchorage agreed to act as custodian of StablecoinX’s digital assets and cash deposited into the Custodial Accounts with Anchorage. Anchorage will provide services through its technology platform, which include: (i) the storage of StablecoinX’s digital assets, specifically, the Locked ENA Token, (ii) handling and settlement of digital assets pursuant to StablecoinX’s authenticated instructions, and (iii) determining the eligibility of digital assets for continued storage. Anchorage also provides support services, such as access to representatives for account management and, if needed, lock-up support services to restrict withdrawals and transfers from StablecoinX’s accounts with Anchorage. Further, Anchorage may, in its sole discretion, offer on-chain services to StablecoinX that include staking, voting, vesting, signaling, and other activities involving interaction with the blockchain underlying the ENA Tokens. The Custody Agreement includes provisions related to security protocols, regulatory compliance, indemnification, and fees. Anchorage does not have the authority to assign, hypothecate, pledge, encumber or otherwise dispose of StablecoinX’s digital assets. The Custody Agreement became effective on July 17, 2025 and has an initial term of three years, which will be automatically renewed for a renewal term of one year following the initial term unless terminated in accordance with its terms.

Under the Custody Agreements, Anchorage maintains the digital assets it holds on behalf of StablecoinX in accounts that are segregated from Anchorage’s proprietary assets and from the assets of other customers. Anchorage has advised StablecoinX that it does not classify its custody model using traditional “hot” or “cold” storage designations. Instead, based on information provided by Anchorage, all private keys associated with the ENA Tokens and any other digital assets that may be held in the Custodial Accounts are generated, stored and used exclusively within hardened, tamper-resistant hardware security modules (“HSMs”) that have no direct connection to the internet, and private keys never leave the logical boundary of the HSMs in unencrypted form. Access to private keys is subject to policy-based controls and multi-party authorization and is limited to supporting authorized operational activities.

In evaluating and selecting a custodian, StablecoinX considered two U.S.-based digital asset custodians that it believed were capable of supporting the custody of ENA Tokens and related cash balances, Anchorage and BitGo. In conducting its evaluation, StablecoinX considered, among other factors, each custodian’s regulatory status and qualification under applicable law, security architecture and internal controls, experience custodying digital assets with transfer restrictions and lock-up features, reputation, operational capabilities (including transaction settlement and account controls), financial condition, insurance coverage, and ability to support the structure and timing of the PIPE. Based on this evaluation, StablecoinX selected Anchorage because it is one of the few federally chartered trust banks in the United States authorized to custody digital assets and because it demonstrated the ability to provide institutional-grade custody services consistent with StablecoinX’s operational and compliance requirements.

Human Capital

Directors and Executive Officers

We currently have two executive officers and two directors as follows:

Name	Age	Position
Young Cho	50	Chief Executive Officer; Executive Director
Ahmed J. Aly	34	Chief Technology Officer
Edward Chen	48	Chairman

Biographical information on our directors and executive officers is set forth below. See the section entitled “Management of StablecoinX Following the Business Combination” for biographical information about Young Cho.

Ahmed J. Aly has served as the Company’s Chief Technology Officer since June 2025. Prior to joining the Company, Mr. Aly is the Founder and Director of Easeflow, a blockchain infrastructure-as-a-service company. Mr. Aly has 14 years of experience in blockchain technology, software engineering, and digital asset investment. He has advised multiple companies, and family offices on blockchain strategy and has led technical due diligence across a range of deployments in the sector. Previously, Mr. Aly served as CTO of a crypto hedge fund and has worked extensively on building and scaling distributed systems. He holds a MSc in Software Engineering.

Edward Chen has served as the Chairman of the Company since June 2025. Mr. Chen is the Founder and Managing Partner of Carnegie Park Capital LLC (“CPC”), a New York-based asset manager focused on the co-sponsorship of SPACs. CPC is the manager of the Current Sponsors. Mr. Chen has 18 years of experience in investment banking, research, and hedge fund investment roles. Prior to founding CPC, Mr. Chen was a Partner and Portfolio Manager at Water Island Capital LLC, where he led the firm’s long-short equity portfolio focused on event-driven opportunities. Before joining Water Island Capital, Mr. Chen was a Managing Director at Jefferies LLC in their special situations team. Prior to that, Mr. Chen was at Citigroup’s special situations trading team. Mr. Chen has an MBA from MIT Sloan School of Management and a BSE from the University of Pennsylvania.

We are actively seeking to add more team members to the management team before the Closing.

Advisory Board

We have established an advisory board (the “Advisory Board”) with six members. The Advisory Board members serve as ambassadors for the Company and the Ethena Protocol and in such capacity, they expected to perform activities such as speaking to the media and reporters, posting on social media, and educating the public about the stablecoin market and Ethena’s and the Company’s role in the stablecoin market.

Biographical information on our Advisory Board members is set forth below.

Rob Hadick is a General Partner at Dragonfly, a crypto-focused investment firm, where he oversees investments across the digital asset ecosystem. Previously, he helped build and lead the digital asset strategy at GoldenTree Asset Management, a multi-strategy hedge fund, with a focus on multi-stage investments in crypto companies and protocols. Earlier in his career, Mr. Hadick invested in and advised fintech, technology, and crypto businesses while at Heritage Partners, Goldman Sachs, and PJT Partners.

Kyle Samani is Managing Partner at Multicoin Capital, where he leads technical thesis formation, investment diligence, and firm strategy. Since co-founding Multicoin in 2017, Mr. Samani has been a leading investor, thought leader, and policy advisor in the digital asset space. He holds degrees in Finance and Management from NYU.

Nic Carter is a Founding Partner at Castle Island Ventures, a venture capital firm focused on public blockchain startups. He is also the Co-Founder of Coin Metrics, a leading provider of blockchain data and analytics. Prior to Castle Island, Mr. Carter served as Fidelity’s first cryptoasset analyst, where he developed institutional research perspectives on public blockchains.

Diogo Mónica is a General Partner at Haun Ventures and the Co-Founder and Executive Chairman of Anchorage Digital, the first federally chartered crypto-native bank in the United States. Prior to founding Anchorage, Mr. Mónica was Platform Security Lead at Square (now Block), where he developed infrastructure security systems used to protect more than $200 billion in annualized gross payments volume. Earlier in his career, he was Security Lead at Docker, where he and his team helped secure container technology, one of the core foundations of modern computing infrastructure. Mr. Mónica also serves as Chairman of the NEAR Foundation and has advised companies including Airtable and StackRox.

Joshua Lim is the Global Co-Head of Markets at FalconX, a leading digital asset prime brokerage. He joined FalconX in 2025 through its acquisition of Arbelos Markets, a crypto derivatives trading firm he co-founded and led as CEO. Prior to founding Arbelos, Mr. Lim was Managing Director and Head of Derivatives at Genesis Global Trading, and earlier served as Head of Trading Strategy at Galaxy Digital. He has also held senior roles at UBS, where he was Director in the Central Risk Book, and at Circle, where he served as Vice President of Treasury and Trading Operations. Mr. Lim began his career at Goldman Sachs as an Associate on the exotic equity derivatives desk.

Human capital management is critical to our ongoing business success, which requires investing in our people. Our aim is to create a highly engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work, and have opportunities for growth and development.

Industry and Market Overview

Blockchain and Cryptocurrencies

Blockchain technology is a decentralized, encrypted ledger system designed to securely store and verify data without the need for intermediaries. It has been widely adopted across industries due to its ability to enhance transparency, security, and efficiency in processes that traditionally relied on centralized systems. Blockchain technology underpins crypto assets, a class of digital assets that includes cryptocurrencies, which can function as a medium of exchange, store of value, or unit of account, as well as enable non-financial applications such as smart contracts, tokenized assets, and decentralized applications (dApps).

The global adoption of blockchain technology has grown significantly in recent years, fueled by advancements in infrastructure, increasing institutional interest, and the development of next-generation use cases. Currently, one of the most successful use cases of blockchain technology is the development of stablecoins. Ethena Labs, through an affiliate, issues the third largest stablecoin by market capitalization (USDe).

Cryptocurrencies and Proof-of-Stake Ecosystems

Cryptocurrencies operate on blockchain networks using cryptographic protocols to secure transactions and manage decentralized ledgers. These networks rely on nodes, which are computers participating in the network, to validate and record transactions. A distinguishing feature of cryptocurrencies is their ability to enable secure peer-to-peer transactions without requiring a trusted intermediary, such as a financial institution or government.

The original proof-of-work (“PoW”) blockchains were secured and verified by virtual miners around the world racing to be the first to solve a math puzzle. The winner gets to update the blockchain with the latest verified transactions and is rewarded by the network with a predetermined amount of a given crypto asset. These PoW networks are relatively simple but require significant energy resources to validate transactions. Unlike the PoW networks, proof-of-stake (“PoS”) networks, like the Ethereum and anticipated Converge network, utilize an efficient consensus mechanism that relies on validators staking their crypto assets to secure the network in exchange for a chance of getting to validate a new transaction, update the blockchain, and earn a reward. This is unlike the Ethena protocol, which does not utilize validators currently, as it is not a chain or protocol that requires a consensus mechanism. Generally how this is works is that when a user submits a transaction, it is broadcast to the network. Validators in PoS networks collect these transactions into a pool and verify their validity, which process includes checking if the sender has sufficient funds, confirming that the transaction adheres to the network’s rules, and ensuring the transaction format is correct. Validators bundle these verified transactions into a block and they get prioritized depending how much the user pays in network fees. Validators participate in the blockchain’s consensus mechanism to agree on which blocks are added to the blockchain, factors such as the amount of cryptocurrency that has been staked or locked as collateral are factors that can lead to which validators are chosen to propose validated blocks that will ultimately receive the block reward. Validators, such as those that will be operated by StablecoinX, play a critical role in maintaining the integrity of these networks by validating transactions and proposing new blocks for inclusion in the blockchain.

Stablecoins and Market Outlook

According to RWA.xyz, Stablecoin supply has grown approximately 45% year-over-year from June 2024 to June 2025, indicating strong demand and expanding utility. Despite this growth, stablecoins currently represent only 1.1% of the U.S. M2 money supply, highlighting the potential for further expansion. Looking ahead, we expect that the market size for stablecoins will grow to approximately $500 to $750 million by 2028. We believe this significant projected growth underscores the long-term thematic investment opportunity in the stablecoin sector.

Furthermore, as the regulatory environment for stablecoins and other digital assets becomes more favorable, we expect there will be a significant increase in the demand for stablecoins across major financial institutions, fintech companies, and payment giants. We are seeing this play out in real-time, with several major companies indicating plans to utilize stablecoins to replace their outdated financial infrastructure. This trend extends to emerging markets, where stablecoins are finding significant product-market fit in economies facing inflationary pressures.

Ethena Protocol

We believe the Ethena Protocol is strategically positioned at the core of stablecoin growth for several reasons. For example, Ethena Labs, as the issuer of USDe through Ethena’s affiliates, USDe, has rapidly become the third largest stablecoin by market capitalization, trailing only Tether’s stablecoin (USDT) and Circle’s stablecoin (USDC). We believe Ethena’s strategy, along with its affiliates, and its partnership with Ethena Labs, positions it uniquely across different stablecoin paradigms.

Beyond stablecoins, Ethena, through its affiliates, and its partnership with Ethena Labs, is also involved in tokenized assets. For example, Ethena Labs has announced a partnership with BlackRock’s tokenization partner, Securitize, to launch a blockchain, called the Converge network, specifically for the settlement of digital dollars and other tokenized asset. We believe that this partnership with Securitize presents a tremendous opportunity for Ethena. If it launches, it is expected to drive substantial demand for both USDe and sUSDe, as they are expected to serve as collateral for tokenized assets on various DeFi applications. Moreover, Ethena stands to significantly benefit from the onboarding of institutional capital flows into the crypto space, as Converge contemplates providing a regulated and efficient pathway for traditional finance to interact with digital assets. In addition, the ENA Token will be the governance token for the Converge network.

Ethena has also demonstrated remarkable revenue generation, becoming the second fastest protocol to reach $100 million in revenue, achieving this milestone in just 251 days. This was quicker than many well-known and established protocols like Convex (CVX), PancakeSwap (CAKE), and Curve (CRV). We believe Ethena’s strong financial performance is a key indicator of its robust business model, providing a strong foundation for StablecoinX’s investment thesis of establishing a large ENA Token treasury and operating validator nodes for the Converge network when it launches. See “— The success of our validator business depends in large part on the launch and operation of the Converge network, and any delay, failure to launch, or changes in anticipated procedures and policies could materially and adversely affect our business.” and “— Our success depends on the continued growth, development, and adoption of blockchain networks on which we may operate infrastructure software and services and the broader Ethena ecosystem, which growth remains uncertain.”

Overview of the Ethena Ecosystem and Tokenomics

The Ethena ecosystem is composed of a set of digital assets that will be central to the operation and growth of StablecoinX following the closing of the Business Combination. StablecoinX will hold ENA Tokens in its treasury and provide infrastructure support to the ecosystem, enabling participation in governance, staking, and other protocol activities that contribute to the operation and stability of these digital assets. The Ethena ecosystem is designed to operate as a banking-independent financial infrastructure protocol, with delta-neutral hedging as a core mechanism to mitigate volatility in its stablecoin and derivative positions. Assets within the ecosystem are economically interrelated through a yield loop, in which USDe generates revenue that can fund sUSDe and ENA Token rewards, with allocations subject to governance by ENA Token and sENA holders. The digital assets that comprise the Ethena ecosystem are ENA, sENA, USDe, and sUSDe. These tokens are transferred in the same manner as any other token or digital asset that is deployed and circulates on Ethereum mainnet. All such tokens are freely transferrable ERC-20 tokens that do not have transfer restrictions unless deposited in a smart contract and accordingly can be transferred in peer-to-peer transactions, to and from DeFi protocols, to and from exchanges, or any other venue or method by which an ERC-20 token may be transferred. Each of the foregoing tokens are primarily issued on the Ethereum blockchain. They can be bridged to other blockchains, where they have been deployed as OFT tokens under the LayerZero OFT standard. Currently, approximately 1.1bn USDe uses the LayerZero OFT standard to circulate on chains other than Ethereum mainnet, while 5.4bn USDe circulates on Ethereum mainnet.

The Ethena protocol does not utilize validators currently as it is not a chain or protocol that requires a consensus mechanism. As discussed elsewhere in this proxy statement/prospectus, the proposed Converge network, if launched, is expected to operate with a permissioned validator set composed of institutional participants that stake ENA Tokens to secure the network and participate in block production. Because Converge has not yet launched, there is currently no live validator set, and details regarding the number of validators, selection processes, block proposal methodology, and reward structures will be determined following Converge’s launch and governance decisions. If launched, Converge is intended to support certain validation, staking, and governance activities within the Ethena ecosystem; however, there can be no assurance that Converge will launch or operate as currently envisioned.

Below is a more detailed description of ENA Tokens, sENA, USDe, sUSDe, and USDtb, including the lifecycles, use cases, interrelationships, market capitalization, volatility and value, and unbonding periods (where applicable) for each asset. This discussion is intended to provide investors with a comprehensive understanding of the economic and operational characteristics of these assets, their role within the Ethena ecosystem, and the factors relevant to StablecoinX’s business strategy and involvement in the ecosystem.

ENA Token

The ENA Token is issued pursuant to a smart contract deployed on the Ethereum blockchain. This smart contract governs the core on-chain functionality of the ENA Token, including issuance, transfers, and balance tracking, and serves as the authoritative record of ENA Token ownership and supply.

•        Tokenomics and Lifecycle:    ENA Token is the native governance token of the Ethena Protocol, with a maximum supply of 15 billion tokens. There are no confirmed circumstances in which new ENA Tokens may be minted. Any situation in which new ENA Tokens would be minted would be proposed and approved via established ENA Tokenholder governance. As of December 15, 2025, about 7.69 billion tokens (or 51% of total supply) have been unlocked, subject to applicable vesting schedules and lock-up conditions. The initial token distribution includes: 30% to core contributors (with a 1-year cliff for 25% of their allocation, followed by 3-year linear monthly vesting), 25% to investors, 28% to ecosystem development, 15% to the Ethena Foundation, and 2% to launchpools (e.g., via Binance). Core contributor and investor allocations unlock at a rate of 171,875,000 ENA per month until March 2028. Ecosystem development and Ethena Foundation allocations unlock at a rate of 95,312,500 ENA per month until April 2028. All 15 billion ENA are expected to be fully unlocked and vested by April 2028.

•        Use Cases:    ENA Tokens are primarily used for governance of the Ethena Protocol, allowing holders to vote on proposals related to protocol parameters such as risk management frameworks, collateral composition (e.g., adding SOL), exchange integrations, and potential yield distributions. ENA Tokens may also be staked to receive sENA, which can provide additional incentives and utility within the Ethena ecosystem.

•        Interrelationships:    ENA Token holders participate in the governance of the Ethena Protocol, including decisions related to USDe’s backing and sUSDe’s yield allocation. ENA Token may also be staked to receive sENA, which can provide additional rights and incentives within the Ethena ecosystem and may play a role in supporting other functions, such as cross-chain USDe transfers or activities on the proposed Converge network, if and when it launches.

•        Trading Market:    ENA Token is available for trading on many centralized exchanges, such as Kraken, Coinbase, Binance, Bybit, OKX, and many others, as well as decentralized venues such as Uniswap.

•        Market Capitalization:    Approximately $1.72 billion as of December 15, 2025.

•        Volatility and Value Trends:    ENA Token has historically experienced significant price volatility. Since its launch in April 2024, the trading price of ENA Token has ranged from a low of approximately $0.19 to a high of approximately $1.52 per token. Past price movements are not necessarily indicative of future performance.

•        Unbonding Period:    ENA Tokens themselves do not have an unbonding period. However, if staked to create sENA, redemption for ENA may be subject to protocol-defined unstaking or cooldown periods, which can vary by staking pool.

sENA

•        Tokenomics and Lifecycle:    sENA is a staked liquid receipt token representing ENA Tokens that have been deposited into Ethena’s staking system or approved partner staking pools. sENA is issued upon staking ENA and may be redeemable for ENA subject to applicable unstaking conditions and delays. Holders of sENA may be eligible for certain incentives or distributions from applications within the Ethena ecosystem, which have included, in some cases, discretionary airdrops of tokens by third-party protocols such as Ethereal, a decentralized exchange, or Echelon, a decentralized lending protocol. Any such incentives or distributions are not guaranteed and are subject to the terms and decisions of the applicable third-party protocols.

•        Use Cases:    sENA represents staked ENA Tokens and may entitle holders to certain incentives and rights, including eligibility for rewards from unclaimed airdrops and other staking-related incentives. The total rewards, which are expressed as a number of ENA Tokens received from inception to date, is 16,937,004. Subject to future governance approval, sENA holders could also receive a portion of protocol fees if the Wintermute Proposal is activated. In addition, sENA may be used to support economic security mechanisms for cross-chain USDe transfers and, if launched, may have a role in validation or other security functions on the proposed Converge network. Holders of sENA are generally able to participate in governance voting with respect to ENA-related proposals.

•        Interrelationships:    sENA represents staked ENA Tokens and is directly derived from ENA Tokens. Holding sENA may entitle holders to staking rewards, governance participation, and potential future protocol incentives, which are intended to align ENA Token holders with the growth and usage of USDe and sUSDe within the Ethena ecosystem.

•        Trading Market:    sENA is traded primarily on decentralized venues.

•        Market Capitalization:    sENA does not have a separate market capitalization or independently traded market price. Any implied value of sENA is derived from the market value of ENA Token and the rights and incentives associated with staking ENA Token, including potential future protocol rewards.

•        Volatility and Value Trends:    sENA’s implied value is closely linked to the market price of ENA Token, as sENA represents staked ENA Token and does not trade independently. Staking rewards and incentive distributions, including periodic airdrops from ecosystem participants, have historically contributed to the overall economic return to sENA holders, which may partially offset short-term price movements in ENA.

•        Unbonding Period:    sENA is a liquid staked receipt token that can generally be transferred or used in other applications while underlying ENA remains staked. Redemption of sENA for ENA is subject to protocol-defined unstaking or unbonding conditions, which may include waiting periods or other limitations that vary by staking mechanism or partner pool. sENA has an unstaking cooldown period of seven days. A user wishing to unstake the relevant asset submits an “unstake” transaction to the relevant smart contract, which initiates a seven-day period during which the relevant asset (i.e., ENA and USDe) cannot be withdrawn. At the end of the seven day period, the asset may be withdrawn by the user to his or her wallet.

USDe

•        Tokenomics and Lifecycle:    USDe is a synthetic digital dollar designed to maintain a value pegged to $1 USD.

• Minting:

Users can mint USDe by depositing supported collateral assets, which currently include Bitcoin (BTC), Ethereum (ETH), Solana (SOL) and certain liquid staking tokens (“LSTs”), such as Lido’s staked Ether (stETH), Binance’s Wrapped ETH (WBETH), Mantle’s staked ETH (mETH) and others, subject to governance approval.

Upon deposit, the Ethena Protocol automatically opens a corresponding short perpetual futures position on a derivatives exchange. This process creates a “delta-neutral” hedge, whereby the value of the collateral is offset by the short position. This mechanism is intended to reduce exposure to crypto price volatility.

• Redemption:

To redeem USDe, users return the tokens to the protocol, which burns the returned USDe and closes the corresponding short futures position, returning the collateral to the user according to protocol-defined terms.

• Yield Generation:

USDe’s reserves generate yield primarily from funding payments on hedged derivative positions and other protocol activities. A portion of this yield, if realized, may be made available to sUSDe holders as staking rewards, subject to protocol-defined rules, governance approval, and market conditions. Yield generated by USDe may also be used to support the Reserve Fund to cover operational costs or negative funding periods.

•        Use of LSTs as Derivatives Collateral:    When LSTs are deposited, including stETH, WBETH, mETH and other protocol-approved LSTs, the Ethena Protocol utilizes them as margin collateral to open short perpetual futures positions. Because the short positions are typically denominated in the underlying asset (e.g., ETH-PERP), using LSTs introduces basis risk due to potential differences in value between the LST and its underlying asset. To mitigate this, the protocol applies predefined discounts to the collateral value of LSTs and monitors the price spread between each LST and its underlying asset to help ensure that each position remains fully collateralized. The Ethena Protocol does not currently disclose the breakdown of the LSTs held as part of the backing assets and the Protocol’s documentation states that Ethena is agnostic to specific ETH LSTs and supports LST assets that it believes have broad industry support and low depegging risk. As of December 16, 2025, ETH LSTs comprised approximately 5% of the USDe backing assets.

•        Mechanism for Maintaining Value (Peg Stability):

• Delta-Hedging:

USDe maintains its peg not through fiat reserves (like fiat-backed stablecoins) but by holding crypto collateral paired with short derivative positions. If the value of the collateral (e.g., BTC) declines, the value of the short position would increase correspondingly, aiming to maintain $1.00 of backing per USDe

• Arbitrage:	If USDe trades below $1.00 on secondary markets, arbitrageurs may purchase discounted USDe and redeem it for $1.00 worth of collateral (minus fees), which can help restore the peg.
• Reserve Fund:

A dedicated insurance fund acts as a backstop, holding assets such as USDC, USDtb, and portions of protocol revenue. The fund is intended to mitigate potential losses arising from negative funding rates or other operational risks when protocol-generated yield is insufficient to cover costs. Usage of the Reserve Fund is subject to protocol governance and operational discretion. As of December 17, 2025, the Reserve Fund holds approximately 42 million USDtb tokens, with additional allocations of roughly 10 million USDtb and 10 million USDC in liquidity provider positions. Reserve assets may be adjusted over time to support timely minting/redemption, diversify the backing, and mitigate adverse market conditions.

•        Use Cases:    USDe functions as a crypto-native stablecoin intended for use in DeFi applications, payments, and yield-generating strategies. It may serve as a base currency for trading pairs on exchanges and can be staked to sUSDe, which may provide staking rewards or other incentives to holders.

•        Interrelationships:    USDe is a stablecoin backed by crypto collateral managed and hedged by the Ethena Protocol. Protocol-generated yield from USDe may be used to fund incentives for sUSDe holders and can be considered in ENA Token governance proposals related to collateral management and other protocol parameters.

•        Trading Market:    USDe is available on centralized exchanges such as Kraken, Deribit, Upbit, Binance, and Bybit, as well as decentralized venues such as Uniswap and Curve.

•        Market Capitalization:    As of December 17, 2025, USDe has an approximate market capitalization of $6.45 billion and an approximate circulating and total supply of 6.45 billion tokens.

•        Volatility and Peg Deviation:    USDe is designed to maintain a $1 USD peg but is subject to market, operational, and liquidity risks.

• Recent Events:

On October 10, 2025, amid a broader market sell-off and deleveraging, USDe traded at a temporary discount to $1.00 on certain centralized venues. Post-event analyses indicates the deepest dislocation was largely confined to a single centralized exchange’s USDe/USDT market (reported intraday low of approximately $0.65), and attribute the magnitude of that move primarily to that exchange’s venue-specific pricing/oracle and collateral risk-management configuration (including reliance on its own order book for pricing), rather than any downtime in Ethena’s mint/redeem mechanism or evidence of impairment of reserves. During the same period, USDe pricing in other major centralized exchanges and on-chain liquidity pools remained close to $1 (approximately $0.99) and the Ethena Protocol processed approximately $1.9 billion of redemptions without observed mechanical backlog or delays. The impacted centralized exchange subsequently announced compensation for affected users and indicated remedial measures.

• Peg Restoration Mechanisms:	If USDe trades below $1 on secondary markets, arbitrageurs may purchase discounted USDe and redeem it for $1 worth of collateral (minus fees), which can help restore the peg.

•        Unbonding Period:    USDe does not have a traditional unbonding period. Eligible users may mint or redeem USDe on a near-instant basis, subject to protocol-defined terms, operational conditions, and any applicable whitelisting requirements.

•        Regulatory Status: The regulatory framework for USDe is evolving, and there is currently no definitive regulatory classification by the SEC for USDe or similar synthetic stablecoins. The SEC has publicly acknowledged that certain digital assets, such as Bitcoin, are not securities under the federal securities laws due to their decentralized nature and lack of a central promoter or managerial efforts that would satisfy the Howey test. The SEC’s Division of Corporation Finance has also stated that some stablecoins designed to maintain a one-for-one USD peg and backed by liquid, low-risk assets (“covered stablecoins”) are generally not offered or sold as securities, provided they meet certain criteria, although that statement does not expressly address algorithmic or yield-bearing stablecoins like USDe. Further, because USDe is a synthetic, yield-bearing stablecoin with collateralization and incentive mechanisms that differ from covered stablecoins described in the SEC’s staff statements, regulatory authorities could assert that USDe or associated rights (such as yield-related features) may be subject to U.S. securities laws. Accordingly, there is significant uncertainty, and regulators could determine that USDe constitutes an unregistered security or is subject to other regulatory requirements under the Securities Act of 1933. See the section entitled “Government Regulation” below as well as the risk factor entitled “ENA Token and other digital assets are novel assets, which will expose StablecoinX to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect StablecoinX’s financial position, operations and prospects” for additional information.

sUSDe

•        Tokenomics and Lifecycle:    sUSDe is a liquid staking receipt token representing USDe that has been deposited into Ethena’s staking system. Holders of sUSDe may receive yield generated by the Ethena protocol, including rewards derived from staking underlying collateral and funding payments associated with hedging activities such as short futures positions. The total rewards received, which are expressed as a number of USDe Tokens from inception to date, is 425,142,390. The amount and timing of any yield are determined by protocol mechanics and governance decisions and may fluctuate or cease entirely; no yield or incentives are guaranteed.

• Minting:	sUSDe is minted when users stake USDe into Ethena’s staking smart contract in accordance with the protocol’s rules.
• Yield Generation:

Yield on sUSDe may be generated from two primary sources: (1) staking rewards attributable to the underlying collateral supporting the Ethena protocol, such as ETH staking yield from liquid staking tokens, and (2) funding payments associated with the protocol’s hedging activities, including short futures positions. Any such yield, if realized, may be reflected pursuant to the protocol’s accounting mechanisms in an increase in the exchange rate or redemption value of sUSDe relative to USDe over time. The amount, timing, and allocation of any yield are subject to protocol-defined rules, governance decisions, and market conditions, and are not guaranteed.

•        Use Cases:    sUSDe functions as a liquid staking token representing staked USDe and is used by holders seeking exposure to yield that may be generated by the Ethena protocol’s activities. sUSDe may be held as a yield-bearing form of USDe and may be used in DeFi applications that support sUSDe. Any yield reflected in sUSDe is variable, subject to protocol-defined rules, governance decisions, and market conditions, and is not guaranteed.

•        Interrelationships:    sUSDe is derived from USDe and is economically linked to the broader Ethena protocol. As a result, changes in the performance of USDe and decisions made through ENA governance, such as adjustments to protocol parameters or reserve fund management, may indirectly affect the yield, exchange rate, or other economic characteristics of sUSDe.

•        Trading Market:    sUSDe is traded primarily on decentralized venues.

•        Market Capitalization:    sUSDe does not have a separate market capitalization or independently traded market price. Its value is derived from the underlying staked USDe and any adjustments resulting from protocol-defined incentives or yield mechanisms.

•        Volatility and Value Trends:    sUSDe is intended to maintain a stable value relative to USDe, but its effective value may fluctuate based on the performance of the underlying USDe and associated protocol activities. Yield, if realized, may increase the exchange rate or redemption value over time, but is variable and not guaranteed.

•        Unbonding Period:    Unstaking sUSDe generally involves a cooldown period of approximately seven days before the underlying USDe can be withdrawn, in accordance with the protocol’s rules for liquidity management. sUSDe has an unstaking cooldown period of seven days. A user wishing to unstake the relevant asset submits an “unstake” transaction to the relevant smart contract, which initiates a seven-day period during which the relevant asset (i.e., ENA and USDe) cannot be withdrawn. At the end of the seven day period, the asset may be withdrawn by the user to his or her wallet.

USDtb

•        Tokenomics and Lifecycle:    USDtb is a collateral-backed stablecoin designed to function as a “digital dollar” for payments and settlement. Unlike USDe, which employs protocol-level hedging strategies, USDtb is fully backed by institutional-grade assets, primarily through BlackRock’s USD Institutional Digital Liquidity Fund. The value of USDtb is directly tied to the net asset value of the underlying collateral.

•        Use Cases:    USDtb is used as a collateral asset to support USDe, particularly during periods of negative funding rates, by enabling the protocol to reallocate reserves from hedged positions. Additional uses include serving as a stable medium of exchange in DeFi applications, facilitating transfers, and participating in yield-generating strategies.

•        Interrelationships:    USDtb is closely linked to USDe because the protocol may reallocate USDe backing assets to USDtb to support USDe during periods of negative funding rates or other market stress to mitigate risks, preserve peg stability, and generate baseline Treasury yields. USDtb also serves as a key component to Ethena’s Stablecoin-as-a-Service offerings for third-party protocols (e.g., backing whitelabel stablecoins like MegaETH’s USDm), bridging synthetic models like USDe with collateral-backed assets.

•        Market Capitalization:    Approximately $851 million as of December 15, 2025.

•        Volatility and Value Trends:    USDtb is designed to maintain a value near $1.00, supported by fully collateralized reserves. Its effective value may fluctuate slightly due to market conditions, changes in the underlying assets, or operational factors, and is not guaranteed.

•        Unbonding Period:    USDtb does not have a mandatory unbonding or cooldown period. Eligible users may mint or redeem USDtb immediately in accordance with the protocol’s operational rules.

Government Regulation

The laws and regulations applicable to ENA Token and other digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets. Certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress, and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of ENA Token and the other crypto assets issued by affiliates of Ethena (collectively, the “Ethena Coins”), the markets for Ethena Coins in general, and our activities in particular, our business and our ENA Token strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our ENA Token strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, like Bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade. The CFTC has not taken any position on whether Ethena Coins are “commodities” under the CEA.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider specific digital assets, like Bitcoin, to be a security under the federal securities laws. However, the SEC has not commented on Ethena Coins and in any event, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in digital assets, including Ethena Coin, generally provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of digital assets and digital asset platforms, and there is the possibility that law enforcement agencies could close or blacklist such platforms or other related infrastructure with little or no notice and prevent users from accessing or retrieving such digital assets held via such platforms or infrastructure. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving Ethena Coins and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. In the U.S., regulation on stablecoins was recently signed into U.S. federal law through the GENIUS Act which established the first comprehensive regulatory framework specifically for “payment stablecoins” — digital assets designed to maintain a stable value pegged to a fiat currency (typically the U.S. dollar) and intended for use in payments or transfers. The GENIUS Act aims to foster innovation in the stablecoin sector while ensuring financial stability, consumer protection, and compliance with anti-money laundering (AML) standards.

The regulatory landscape for crypto assets continues to evolve rapidly across different jurisdictions, and we may become subject to new laws and regulations that could materially affect our business operations, compliance obligations, and financial performance. For a comprehensive discussion of the risks that existing and future regulations pose to our business, including specific regulatory developments that may materially affect our operations, see the section entitled “Risk Factors” in this proxy statement/prospectus.

Risks and Challenges

We plan to operate in a dynamic and highly competitive industry characterized by rapid technological advancements and regulatory uncertainties. Key risks include:

•        Market Volatility:    The value of ENA Tokens is subject to significant price fluctuations, which could impact the Company’s treasury reserves and financial stability.

•        Regulatory Environment:    Evolving regulations surrounding cryptocurrencies and blockchain technology may impose compliance requirements or restrictions on validator operations.

•        Technological Risks:    The Company’s success depends on operating and maintaining secure and reliable validator nodes, which could be vulnerable to cyberattacks or technical failures.

•        Dependency on Ethena:    The Company is reliant on the success and performance of (i) the Ethena protocol and its stablecoin products, which include but are not limited to, sUSDe and (ii) Ethena Labs, who issues USDe through an affiliate, and adverse developments affecting Ethena could materially impact our business.

•        Competition:    The validator and infrastructure software and services market is competitive, with established players and new entrants vying for market share, many of whom may have greater resources and operating histories than we do.

To address these challenges, we plan to prioritize investments in cybersecurity, regulatory compliance, promoting education and usage of the Ethena products, and strategic partnerships within the Ethena ecosystem to maintain a competitive edge. We expect to work with our software license partners, establish new partnerships with other software providers, and engage public relations firms to promote Ethena, although the timing and funding of these efforts will depend on our available resources and operating results. In the case where the proposed Converge network has not launched by the time we close or we are otherwise unable to produce staking revenues from the proposed Converge network or other validation opportunities in the Ethena ecosystem utilizing ENA Token, we expect to produce revenues from other sources such as running validator nodes on Ethereum or other supported networks for institutional clients. However, there can be no assurance that such alternative revenue sources will be available or commercially viable. See “— The success of our validator business depends in large part on the launch and operation of the Converge network, and any delay, failure to launch, or changes in anticipated procedures and policies could materially and adversely affect our business.”

Operating within the blockchain and crypto asset industry exposes us to unique risks and challenges associated with an emerging and rapidly evolving sector. The prices of crypto assets have experienced significant volatility, often driven by speculative activity, evolving technology, and shifting regulatory landscapes. This volatility may reflect “bubble-like” dynamics, where prices are influenced by rapidly changing investor sentiment, media coverage, or manipulation, rather than fundamental factors.

Additionally, the blockchain and crypto asset sector operates within an environment of regulatory uncertainty, with potential changes in laws or enforcement actions posing risks to businesses across the ecosystem. Fraudulent actors, technological vulnerabilities, and scalability limitations further contribute to the inherent risks of this untested strategic direction.

Despite these challenges, the Company believes that its focus on blockchain infrastructure and validator node operations, positions it to capitalize on the transformative potential of blockchain technology while navigating the associated risks. For a comprehensive discussion of the risks and challenges facing our business, see the section entitled “Risk Factors” in this proxy statement/prospectus.

Intellectual Property

Our validator business is built on licensed technology and intellectual property, which are critical to our blockchain infrastructure operations and strategic initiatives. We have a perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”), a company that is owned by our Chief Technology Officer, to use its proprietary Node-as-a-Service (“NaaS”) platform software, which software is the basis of our validator business. Such software will be hosted and operated on StablecoinX’s own infrastructure to ensure StablecoinX maintains control over the development and scalability of the validator. Other than the foregoing, we do not own or have the right to use any intellectual property as of the date of this proxy statement/prospectus.

Legal Proceedings

From time to time, the Company or any of its subsidiaries may become involved in legal proceedings or be subject to claims arising in the ordinary course of their business. None of the Company or any of its subsidiaries is currently a party to any legal proceedings, the outcome of which, if determined adversely, is reasonably expected to individually or in the aggregate have a material adverse effect on their business or financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF SC Assets

Unless otherwise indicated or the context requires, references in this section to “SC Assets,” “we,” “our,” or the “Company” refer to StablecoinX Assets Inc. prior to the Business Combination and StablecoinX Inc. and its consolidated subsidiaries after giving effect to the Business Combination. This discussion and analysis provides information that management believes is relevant to an assessment of the Company’s financial condition and results of operations. This discussion and analysis should be read together with the sections of the proxy statement/prospectus entitled “Information About to SC Assets” and the Company’s audited financial statements and related notes thereto included elsewhere in the proxy statement/prospectus. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated as a result of various factors, including those set forth under “Risk Factors” or elsewhere in the proxy statement/prospectus.

Overview

The Company is a newly formed operating company that intends to focus its operations on providing infrastructure and related services, which may include validator services, decentralized verification and other infrastructure software and services, for the Ethena Protocol, a decentralized finance (“DeFi”) network.

The Company was incorporated in Delaware on June 30, 2025, and is in the early stages of organizational development. The Company was formed solely to participate in the Business Combination, has no operating history and has not yet generated any revenue. However, at Closing, the Company will be an operating company engaged in a number of business strategies focused on supporting the Ethena ecosystem, the core of which will include providing infrastructure software and services, which may include operating validator nodes, deploying a DVN and delivering technical services to support the Ethena Protocol’s network security, transaction validation, and overall functionality. In addition to and as a means to support its infrastructure and validator operations, the Company plans to adopt a long-term treasury strategy at Closing to accumulate and hold ENA Tokens, the native token of the Ethena Protocol, to ensure long-term financial stability and align our interests with the growth of the Ethena ecosystem. The Company may, subject to network launch, protocol rules, governance decisions and economic considerations, use a portion of its ENA Token holdings in connection with validator or other protocol-aligned activities, which could include staking or similar mechanisms that may generate rewards in the form of additional ENA Tokens. At this time, the Company has not finalized the structure, scope, or timing of any staking or similar program, and there can be no assurance that any such program will be implemented or generate rewards. The Company’s ability to generate revenue sufficient to achieve profitability after the Closing will largely depend on a combination of factors, including the market price of ENA Tokens, the successful deployment and scale of its infrastructure software and services, its ability to efficiently provide technical and infrastructure software and services to ecosystem participants and, if available, its ability to participate in validator, staking or other protocol-based incentive mechanisms. The Company does not currently generate revenue and may not generate any revenue for an extended period, or at all.

Business Combination with TLGY

On July 21, 2025, the Company entered into the Business Combination Agreement with TLGY, StablecoinX, and two wholly-owned subsidiaries of StablecoinX — SPAC Merger Sub and Company Merger Sub — to create a publicly traded company focused on infrastructure, staking, and treasury activities for the Ethena Protocol.

Pursuant to the Business Combination Agreement, (1) TLGY will, subject to the terms of the Business Combination Agreement, merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (provided that, if the parties determine that it is advisable for TLGY to be the surviving company, then the SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company), as a result of which the holders of TLGY Ordinary Shares will receive one share of StablecoinX Class A Common Stock for each TLGY Class A Ordinary Share held by such shareholder, and (2) immediately thereafter, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company, as a result of which the holders of shares of SC Assets Class A Common Stock will receive one share of StablecoinX Class A Common Stock for each share of SC Assets Class A Common Stock held by such holder and the holders of shares of SC Assets Class B Common Stock will receive one share of StablecoinX Class A Common Stock and one share of StablecoinX Class B Common Stock for each share of SC Assets Class B Common Stock held by such holder. Upon closing of these transactions, TLGY and the Company will each become wholly-owned subsidiaries of StablecoinX, and StablecoinX will become a publicly traded company. See the section entitled “The Business Combination Proposal” for additional information about the Business Combination Agreement and the Related Agreements.

StablecoinX will have a dual class structure, with the shares of StablecoinX Class A Common Stock carrying economic rights but no voting rights other than as required by law and the StablecoinX Certificate of Incorporation, and the shares of StablecoinX Class B Common Stock carrying one vote per share but no economic rights. Immediately following the completion of the Business Combination, (1) all shares of StablecoinX Class A Common Stock will be held by (a) the Public Shareholders, (b) the TLGY Insiders, (c) the Sellers, (d) the PIPE Investors and (e) Ethena and (2) all shares of StablecoinX Class B Common Stock will be held only by (a) Ethena, (b) the TLGY Insiders, and (c) the Sellers. As a result of the ENA Contribution and the Company Merger, immediately following the Closing, Ethena will beneficially own a majority of the voting power of the outstanding shares of StablecoinX Common Stock.

Principal Factors Affecting Our Results of Operations and Material Trends

Our results of operations and financial performance are expected to be influenced by several key factors related to the success of the Ethena ecosystem, the demand for ENA Tokens, as well as our ability to establish and scale our infrastructure software and services within such ecosystem. Following the Business Combination, the Company plans to provide infrastructure software and services to support the Ethena ecosystem. This may include operating validator infrastructure supporting the Ethena Protocol on the planned Converge Layer-1 blockchain, if and when it is launched, and potentially other networks, and expects to generate revenue through transaction validation, staking yields where applicable, ancillary technical services (such as node maintenance, network optimization and protocol upgrades) and potential participation in protocol-based fees or incentives. However, the launch of the Converge network has been delayed beyond its original targeted launch date of the second quarter of 2025 and, as of the date of this proxy statement/prospectus, has not yet launched and no committed launch date or definitive timeline has been publicly provided, as the parties have indicated that further work remains on scope, technical design, operational model, and coordination. Public statements also indicate that the parties may modify, delay, or discontinue Converge, and that any launch would be subject to business and commercial evaluation, internal approvals, third-party dependencies, and applicable legal, regulatory, and compliance considerations. Consequently, there can be no assurance that it will launch prior to the Closing, or that it will launch at all. In the event Converge is not operational at Closing, the Company may instead deploy a DVN for the Ethena ecosystem, provide validator services on alternative supported networks, or offer other software and infrastructure services to ecosystem participants. Our business model is designed to generate revenue primarily through infrastructure software and services. While the Company expects to hold ENA Tokens as part of its treasury strategy, it does not currently intend to pursue an active trading strategy and so does not expect to rely on token price appreciation as a source of operating revenue. The primary factors that are expected to impact our results and present significant opportunities, as well as pose risks and challenges, are described below. We believe that our performance and future success depend on the factors discussed below, those mentioned in the section titled “Risk Factors” and elsewhere in this proxy statement/prospectus.

The following macroeconomic factors and trends as they relate to ENA Token and the Ethena ecosystem may specifically impact our business:

•        Price of ENA Token:    Our business is expected to be dependent on the price of ENA Token, which has historically experienced significant volatility. At the Closing, we will have acquired ENA Token for our digital asset treasury and we plan to continue accumulating ENA Token through our ongoing collaboration relationship with Ethena. Market price fluctuations may materially affect our digital-asset holdings, staking rewards, and financial performance.

•        Regulation:    Evolving regulatory developments affecting digital assets, stablecoins, and blockchain infrastructure could restrict our operations, impose compliance obligations, or affect market access, all of which may hinder our growth. Favorable regulations can encourage adoption, while restrictive measures can hinder it.

•        Institutional Adoption of USDe:    Adoption by institutions may impact demand for ENA Tokens, transaction volumes, staking yields, and network security. Increased participation by institutional investors, including hedge funds, mutual funds, corporations, and nation states can drive market confidence and liquidity, supporting continued growth.

•        Political Environment:    Legislative or policy changes, government scrutiny, or geopolitical developments may create operational uncertainty. Favorable changes or developments can encourage adoption, network participation, and token value, while restrictive measures can hinder it.

•        Awareness and Market Perception:    Public and institutional confidence in the Ethena Protocol and ENA Token could affect adoption, network participation, and token value. Due to the rapidly evolving nature of digital assets and the volatile price of ENA Token, which has experienced and continues to experience significant volatility, we expect that our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader Ethena ecosystem.

•        Monetary Policy:    Interest rate changes, inflation, expansive monetary policies and other economic conditions may influence investors to search for alternative investments, such as digital assets. A more restrictive policy environment could reduce speculative investment in cryptocurrencies, dampen demand for ENA tokens, and limit StablecoinX’s ability to raise capital for token purchases and validator expansion. Conversely, less restrictive policy may fuel volatility and price bubbles, creating both opportunity and risk for ENA tokenomics and StablecoinX’s balance sheet.

•        Technological Innovation:    Rapid advances or unexpected disruptions in blockchain technology present both opportunities and challenges for StablecoinX. Breakthroughs in scalability or consensus mechanisms could enhance validator efficiency and network throughput, while unforeseen vulnerabilities, protocol bugs, or competing technologies could erode confidence in the Ethena Protocol and proposed Converge network or other validation opportunities in the Ethena ecosystem utilizing ENA Token. Such developments may necessitate unplanned investment to upgrade infrastructure and could affect staking rewards, ENA Token utility, and long-term adoption.

•        Competition from Other Stablecoins and Validators:    The emergence of competing stablecoins or alternative validator networks could reduce transaction volume on USDe and the Ethena Protocol and limit staking opportunities for StablecoinX. Heightened competition may compress validator rewards, increase customer-acquisition costs, and challenge the perceived uniqueness of ENA Tokens, potentially weakening token value and constraining StablecoinX’s revenue growth and treasury strategy.

•        Fundamental Changes in the Ethena Protocol:    Modifications to Ethena’s tokenomics, governance framework, the proposed Converge network parameters, or other validation opportunities in the Ethena ecosystem utilizing ENA Token, or proposed mechanisms could materially alter StablecoinX’s operating model. If launched, it is expected that Converge will become the primary chain upon which Ethena assets are transacted, and where applications wishing to build on Ethena assets will deploy their protocols. Such changes might affect staking yields, validator economics, or any anticipated indirect benefits from the USDe protocol, undermining StablecoinX’s financial forecasts and the intrinsic value of ENA Tokens held in its treasury.

•        Liquidity and Market Risk:    Limited liquidity or sharp volatility in ENA Tokens or other digital assets could hinder StablecoinX’s ability to monetize or hedge its treasury holdings. In stressed markets, wide bid-ask spreads and thin trading volumes could amplify price swings, affecting net asset value, impairing capital-raising efforts, and increasing the cost of staking operations.

•        Redemption Risk:    Significant redemptions by Public Shareholders at or after the Closing could reduce the cash available to StablecoinX for validator infrastructure investments, discounted ENA Token purchases, or other strategic initiatives, potentially delaying growth plans and limiting its ability to capitalize on market opportunities.

•        Cybersecurity and Operational Risks:    StablecoinX’s validator operations rely on third-party cloud and data-center infrastructure, creating exposure to outages, service disruptions, and external cyberattacks beyond our direct control. Although ENA Tokens and other digital assets are custodied with regulated banking or qualified custodial institutions, they remain subject to risks such as hacking, insider theft, compromised private keys, or operational failures at those institutions. A successful cyberattack or prolonged infrastructure failure could result in loss or temporary inaccessibility of digital assets, interruption of validator services, reputational damage, and significant remediation costs, each of which could materially harm StablecoinX’s business, financial condition, and the stability and market value of ENA Tokens.

•        Profit Participation in the USDe Protocol and Fee-Switch Uncertainty:    Although holders of ENA Tokens may indirectly benefit from deployment of USDe protocol revenues under the community-approved fee-switch proposal, there is no assurance as to the timing, magnitude, or regulatory viability of such deployment. Delays or adverse governance votes could reduce anticipated benefits to StablecoinX and diminish one of the key value propositions of its treasury strategy.

•        Listing and Compliance Risks:    Failure to meet Nasdaq listing standards or ongoing SEC reporting requirements could jeopardize StablecoinX’s public listing, restrict access to capital markets, and negatively impact investor confidence. Any delisting or compliance lapse could also reduce visibility and liquidity for ENA Tokens, indirectly weakening their market perception.

•        Management and Key Personnel Risk:    StablecoinX’s success depends heavily on its leadership team and specialized technical personnel. The unexpected loss of key executives or engineers could disrupt validator operations, delay technological upgrades, impair strategic execution, and reduce market confidence in both StablecoinX and the Ethena ecosystem, adversely affecting ENA Token value.

•        Market and Macroeconomic Risks:    Broader economic instability, geopolitical conflicts, or financial-market volatility may depress digital-asset prices and investor sentiment. Such macroeconomic factors could reduce transaction volumes on the Ethena Protocol, constrain StablecoinX’s ability to raise capital and negatively affect ENA Token prices.

•        Legal and Litigation Risks:    StablecoinX may face regulatory investigations, shareholder litigation, or third-party disputes arising from its operations, the business combination, or its involvement with the Ethena ecosystem. Unfavorable judgments or settlements could lead to significant financial costs, reputational harm, or operational restrictions that negatively influence ENA Token demand and market price.

•        Transaction and Ancillary Fees:    Substantial professional and advisory fees associated with the Business Combination and ongoing public company compliance costs could strain StablecoinX’s liquidity. Higher than expected costs would reduce the funds available for staking, validator expansion, and ENA Token purchases, potentially limiting our treasury growth and associated tokenomics benefits.

•        Minority Shareholder Position:    After the Closing, public shareholders will hold a minority economic interest in StablecoinX and will have no voting rights (other than as required by applicable law and the StablecoinX Certificate of Incorporation). This governance structure could discourage some investors, depress the trading price of StablecoinX’s shares, and indirectly affect the market perception and valuation of ENA Tokens by reducing overall investor enthusiasm for the ecosystem.

•        Other Risks:    Additional operational, technological, regulatory, financial, and market uncertainties — including unforeseen changes in blockchain standards, smart-contract vulnerabilities, or sudden shifts in digital-asset market structure could materially and adversely impact StablecoinX’s financial results and the economic utility of ENA tokens. See the section entitled “Risk Factors” for additional information.

Plan of Operations and Expected Revenue Sources

Following the Closing, the Company intends to provide infrastructure software and services to support the Ethena ecosystem. This may include operating validator nodes on the proposed Converge network, where ENA Token will serve as the governance token, or other networks that utilize ENA Token. If and when validator or staking opportunities become available and are economically viable, the Company may elect to stake or otherwise utilize a portion of its ENA Token holdings in accordance with applicable protocol rules. The Company has not determined what percentage, if any, of its ENA Token holdings would be staked, the expected duration of any staking, or the expected level of rewards. The Company does not currently intend to engage third-party staking providers and, to the extent it participates in staking or validator activities, expects to operate its own infrastructure. However, the Company may evaluate third-party providers in the future based on factors such as security, operational reliability, regulatory considerations, and cost efficiency. No selection process or contractual arrangements are currently in place. Staking rewards, if any, would be determined by applicable protocol rules, network participation levels, and other factors outside the Company’s control. The Company has not adopted formal policies governing the use of staking rewards and, if earned, such rewards may be retained, reinvested in operations, or converted to cash to fund operating expenses, subject to contractual restrictions and market conditions. The Company has not yet established formal risk management policies related to liquidity risks associated with staking, custody arrangements for staked ENA Tokens, or procedures for unstaking. The timing required to unstake any staked ENA Tokens would depend on the rules of the applicable network or protocol, which have not yet been finalized or may vary by network.

Because it is uncertain if and when the Converge network will launch, there is no assurance that staking through Converge will be available at any particular time, and our revenue from staking operations may be delayed or lower than anticipated until such network becomes operational or an alternative network utilizing ENA Tokens becomes available. In the event that the proposed Converge network has not launched at the time of the Closing or we are otherwise unable to operate our validator business on proposed Converge network, we plan to instead deploy a DVN for the Ethena ecosystem, provide validator services on alternative supported networks such as Ethereum, or offer other infrastructure software and technical services to ecosystem participants. These alternative operations are intended to provide near-term revenue, maintain technical expertise, and support the growth of the Ethena ecosystem while awaiting the launch of Converge or other network opportunities. We will operate our own DVN, and will not engage third-party staking providers. As of now, the amount of revenue we expect to generate from operating a DVN for the Ethena ecosystem is unknown since we haven’t finalized the commercial terms with Ethena. Unlike other validator networks, operating a DVN specific for the Ethena ecosystem does not currently require staking ENA Tokens; however, future protocol developments could permit or contemplate the use of staked ENA Tokens in connection with DVN operations. The Company has not yet adopted any staking program in connection with a DVN and has not determined whether, when or on what terms it would stake ENA Tokens in connection with such activities. Our current intention is to accumulate any ENA Tokens received from operating the DVN, however we may in the future convert some or all of those ENA Tokens earned from operating the DVN to cash to pay for operating expenses or other capital expenditures.

We also plan to provide ancillary technical services, including node maintenance, network optimization, and protocol upgrades, to enhance network scalability and security, which may be provided regardless of whether validator operations are active, and which we believe will position the Company as a critical infrastructure partner within the Ethena ecosystem.

Our ENA Token treasury strategy is designed to ensure sufficient liquidity for our validator operations, whether on Converge, a DVN, or alternative networks, and align our interests with the long-term success of the Ethena Protocol. Under the Collaboration Agreement with the Ethena Foundation, the Company has the right to participate in future ENA Token offerings by Ethena at a discount. To fund these purchases, we may issue shares in the public market or incur indebtedness, subject to market conditions and applicable regulations. Any delays in the launch or availability of Converge or other validator opportunities could affect the timing, scale, or yield of staking operations and related revenue.

Results of Operations

As of the period from June 30, 2025 (inception) to September 30, 2025 and as of the date of this proxy statement/prospectus, the Company has no operating history and has not generated revenue. Following the Closing and to the extent our infrastructure and validator operations are successfully deployed, we expect that our results of operations will primarily depend on:

•        Revenue generated through infrastructure software and services;

•        Staking rewards earned through validator operations where applicable; and

•        Market performance of ENA Tokens held in the treasury.

We anticipate that our initial expenses will include fees relating to our Software License Agreement and Managed Services Agreement as well as other investments in hardware, software, cybersecurity, and skilled personnel to establish and maintain our infrastructure software and services business including our planned validator operations and DVN. Over time, the Company aims to achieve profitability through increased validator and DVN efficiency and the introduction of other software and service offerings.

For the period from inception to September 30, 2025, the Company incurred a net loss of approximately $122,714, reflecting formation and general administrative expenses.

Risks and Uncertainties Associated with Future Results of Operations

Our lack of operating history will also make it difficult to accurately forecast the future results of operations, which is subject to a number of uncertainties including StablecoinX’s ability to grow its ENA Token per share, and the market size and growth opportunities in each of our anticipated lines of business.

A key uncertainty is whether, and when, the Converge network will launch. The timing and availability of Converge directly affects the Company’s ability to earn staking rewards and operate validator nodes on its preferred network. Until Converge becomes operational, the Company may need to rely on DVNs, Ethereum, or other networks to provide validator services, which may result in lower yields or operational differences compared to the planned Converge network. See the risk factor entitled “The success of our validator business depends in large part on the launch and operation of the Converge network, and any delay, failure to launch, or changes in anticipated procedures and policies could materially and adversely affect our business” for more information.

The Company’s ability to execute its strategy depends on access to adequate capital and we expect that our operations will be funded through equity financings, including potential share issuances to finance future discounted ENA Token purchases. Our ability to generate cash flow initially will largely be dependent on our ability to raise capital and earn staking rewards on our ENA Token treasury. Our business strategy may not be realized as quickly as hoped, or even at all. Further, even if we achieve growth, in future periods, that growth could slow or decline for a number of reasons, including, but not limited to, ENA Token volatility, increased competition, digital coins that compete with and may result in a decline in utilization of ENA Token or replace ENA Token, our inability to develop, improve or effectively scale our validator business and other technical service offerings, government regulation or our failure, for any reason, to continue to take advantage of growth opportunities.

For additional information see the section entitled “Risk Factors — Risks Related to StablecoinX and SC Assets’ Business and Industry”.

Liquidity and Capital Resources

As of September 30, 2025, the Company had cash of $52,419 and working capital of approximately $202,411.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs, as well as outstanding debt, obligations under that debt and the value of its ENA Token holdings. Its expected primary uses of cash are for working capital requirements, operating expenses associated with infrastructure software and services, and general corporate purposes. Any future acquisitions of additional ENA Tokens would be subject to contractual rights, market conditions, and the Company’s liquidity needs at the time. Because staking or similar activities, if pursued, may restrict the immediate liquidity of ENA Tokens, the Company intends to evaluate liquidity considerations on an ongoing basis but has not yet adopted formal policies governing minimum liquidity levels or unstaking procedures. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors, including the Company’s timing of the consummation of the Business Combination. In order to finance its growth, the Company will need to raise additional financing. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date our financial statements included elsewhere in this proxy statement/prospectus. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our audited financial statements and the accompanying notes thereto included elsewhere in this proxy statement/prospectus are prepared in accordance with GAAP. The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosures. We base our estimates on assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Given the limited operating history, we currently do not have any critical accounting policies. See Note 2 of the Company’s audited financial statements included elsewhere in this proxy statement/prospectus for a description of our significant accounting policies.

Off-Balance Sheet Arrangements

Other than as described elsewhere in this proxy statement/prospectus, the Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations

As of September 30, 2025, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Recent Accounting Pronouncements

Refer to Note 2 of the Company’s audited financial statements included elsewhere in this proxy statement/prospectus for a discussion of recent accounting pronouncements that may impact the Company.

Emerging Growth Company Status

The Company is expected to be an emerging growth company as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to enactment until such standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards until the earlier of (i) no longer qualifying as an emerging growth company or (ii) affirmatively and irrevocably opting out. As a result, these financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

DESCRIPTION OF STABLECOINX’S SECURITIES

The following summary sets forth the material terms of the StablecoinX’s securities following the completion of the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities and we urge you to read the StablecoinX Organizational Documents in their entirety for a complete description of the rights and preferences of StablecoinX’s securities following the Business Combination.

General

The StablecoinX Certificate of Incorporation will authorize the issuance of 551,000,000 shares, consisting of:

•        500,000,000 shares of StablecoinX Class A Common Stock, par value $0.0001 per share;

•        50,000,000 shares of StablecoinX Class B Common Stock, par value $0.0001 per share; and

•        1,000,000 shares of Preferred Stock, par value, $0.0001 per share.

Common Stock

StablecoinX Class A Common Stock

Voting rights.    The holders of shares of StablecoinX Class A Common Stock will not be entitled to vote on any matter for so long as any share of StablecoinX Class B Common Stock remains outstanding. Immediately when no share of StablecoinX Class B Common Stock remains outstanding, each share of StablecoinX Class A Common Stock will automatically be entitled to one vote per share on all matters which stockholders are entitled to vote on generally. The holders of shares of StablecoinX Class A Common Stock do not have cumulative voting rights.

Dividend rights.    Subject to applicable law, dividends and other distributions may be declared and paid ratably on the StablecoinX Class A Common Stock out of the assets of StablecoinX that are legally available for this purpose at such times and in such amounts as the StablecoinX Board, in its discretion, shall determine.

The payment of future dividends on the shares of StablecoinX Class A Common Stock will depend on the financial condition of StablecoinX after the completion of the Business Combination, and subject to the discretion of the StablecoinX Board. There can be no guarantee that cash dividends will be declared. The ability of StablecoinX to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by StablecoinX or any of its subsidiaries from time to time. Holders of StablecoinX Class B Common Stock are not entitled to dividends or other distributions.

Rights upon liquidation.    In the event of dissolution, liquidation or winding up of StablecoinX, after payment or provision for payment of the debts and other liabilities of StablecoinX and subject to the rights, if any, of the holders of any outstanding series of StablecoinX Preferred Stock or any class or series of stock having a preference over or the right to participate with the StablecoinX Class A Common Stock with respect to the distribution of assets of StablecoinX upon such dissolution, liquidation or winding up of StablecoinX, the holders of StablecoinX Class A Common Stock shall be entitled to receive the remaining assets of StablecoinX available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of StablecoinX Class B Common Stock are not entitled to any assets or distributions upon any liquidation, dissolution or winding up.

Other rights.    The holders of StablecoinX Class A Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the StablecoinX Class A Common Stock. The rights, preferences and privileges of holders of StablecoinX Class A Common Stock will be subject to those of the holders of any shares of the StablecoinX Preferred Stock that StablecoinX may issue in the future.

StablecoinX Class B Common Stock

Voting rights.    Each holder of record of StablecoinX Class B Common Stock, as such, shall have one vote for each share of StablecoinX Class B Common Stock that is outstanding on all matters on which stockholders are entitled to vote generally. The holders of shares of StablecoinX Class B Common Stock do not have cumulative voting rights.

Other rights.    The holders of StablecoinX Class B Common Stock will have no economic rights. The holders of StablecoinX Class B Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the StablecoinX Class B Common Stock. StablecoinX Class B Common Stock may be transferred only as provided in the StablecoinX Certificate of Incorporation and the StablecoinX Bylaws, which provides for transfers to StablecoinX or to “Permitted Transferees” as such term is defined in the StablecoinX Bylaws. Any purported transfer in violation of these restrictions will be null and void.

Preferred Stock

The StablecoinX Board will have the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the holders of shares of StablecoinX Connon Stock. The issuance of preferred stock could adversely affect the voting power of holders of StablecoinX Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of StablecoinX or other corporate action. Upon closing of the Business Combination, no shares of preferred stock will be outstanding, and StablecoinX has no present plan to issue any shares of preferred stock.

Warrants

As a result of and upon the effective time of the SPAC Merger, amongst other things (a) each TLGY Warrant will automatically become a redeemable StablecoinX Warrant on the same terms as the TLGY Warrants, and (b) each TLGY Unit issued and outstanding as of immediately prior to the SPAC Merger will automatically be canceled and each holder will receive one share of StablecoinX Class A Common Stock and one-half of one StablecoinX Warrant. No fractional StablecoinX Warrants will be issued upon separation of the TLGY Units. As a result of the Sponsors Securities Exchange, no Private Placement Warrants of StablecoinX will be outstanding.

Public Warrants

Each whole Public Warrant will entitle the registered holder to purchase one share of StablecoinX Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that StablecoinX has an effective registration statement under the Securities Act covering the shares of StablecoinX Class A Common Stock issuable upon exercise of such StablecoinX Warrants and a current prospectus relating to them is available (or StablecoinX permits holders to exercise such StablecoinX Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its StablecoinX Warrants only for a whole number of shares of StablecoinX Class A Common Stock. This means only a whole StablecoinX Warrant may be exercised at a given time by a warrant holder. No fractional shares will be issued upon exercise of the StablecoinX Warrants. In addition, no fractional StablecoinX Warrants will be issued upon separation of the TLGY Units and only whole StablecoinX Warrants will trade. The StablecoinX Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

StablecoinX will not be obligated to deliver any shares of StablecoinX Class A Common Stock pursuant to the exercise of a StablecoinX Warrant issued upon conversion of a Public Warrant and will have no obligation to settle such StablecoinX Warrant exercise unless a registration statement under the Securities Act with respect to the shares of StablecoinX Class A Common Stock underlying such StablecoinX Warrants is then effective and a prospectus relating thereto is current, subject to StablecoinX satisfying its obligations described below with respect to registration. No StablecoinX Warrant issued upon conversion of a Public Warrant will be exercisable and StablecoinX will not be obligated to issue a share of StablecoinX Class A Common Stock upon exercise of such StablecoinX Warrant unless the share of StablecoinX Class A Common Stock issuable upon exercise of such StablecoinX Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such StablecoinX Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a StablecoinX Warrant issued upon conversion of a Public Warrant, the holder of such StablecoinX Warrant will not be entitled to exercise such StablecoinX Warrant and such StablecoinX Warrant may have no value and expire worthless. In no event will StablecoinX be required to net cash settle any StablecoinX Warrant. In the event that a registration statement is not effective for the shares of StablecoinX Class A Common Stock underlying the exercised StablecoinX Warrants, the purchaser of a TLGY Unit containing the Public Warrant that has been converted into a StablecoinX Warrant will have paid the full purchase price for the TLGY Unit solely for the Public Share underlying such TLGY Unit.

TLGY registered the TLGY Class A Ordinary Shares issuable upon exercise of the Public Warrants in the registration statement for its IPO because the Public Warrants (or the StablecoinX Warrants into which the Public Warrants convert) will become exercisable 30 days after the completion of the Business Combination. However, because the StablecoinX Warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination, under the terms of the Warrant Agreement, TLGY has agreed that, as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, StablecoinX will use its commercially reasonable best efforts to file with the SEC a registration statement covering the registration under the Securities Act of the shares of StablecoinX Class A Common Stock issuable upon exercise of the StablecoinX Warrants and thereafter will use its reasonable best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the shares of StablecoinX Class A Common Stock issuable upon exercise of the StablecoinX Warrants until the expiration of the StablecoinX Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of StablecoinX Class A Common Stock issuable upon exercise of the StablecoinX Warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when StablecoinX will have failed to maintain an effective registration statement, exercise StablecoinX Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the StablecoinX Class A Common Stock is at the time of any exercise of a StablecoinX Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, StablecoinX may, at its option, require holders of StablecoinX Warrants who exercise their StablecoinX Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event StablecoinX so elects, StablecoinX will not be required to file or maintain in effect a registration statement, and in the event StablecoinX does not so elect, StablecoinX will use its best efforts to register or qualify the shares of StablecoinX Class A Common Stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the StablecoinX Warrants for that number of shares of StablecoinX Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of StablecoinX Class A Common Stock underlying the StablecoinX Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such StablecoinX Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the StablecoinX Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of StablecoinX Warrants when the price per share of StablecoinX Class A Common Stock equals or exceeds $18.00.

Once the StablecoinX Warrants become exercisable, StablecoinX may redeem the outstanding StablecoinX Warrants:

•        in whole and not in part;

•        at a price of $0.01 per StablecoinX Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the closing price of the StablecoinX Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a StablecoinX Warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before StablecoinX sends the notice of redemption to the warrant holders.

In addition, a registration statement covering the issuance of the shares underlying the Warrants must be effective, and a current prospectus relating thereto available, throughout the 30-day redemption period. If and when the StablecoinX Warrants become redeemable by StablecoinX, StablecoinX may exercise its redemption right even if StablecoinX is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

TLGY has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the StablecoinX Warrant exercise price. If the foregoing conditions are satisfied and StablecoinX issues a notice of redemption of the StablecoinX Warrants, each warrant holder will be entitled to exercise his, her or its StablecoinX Warrant prior to the scheduled redemption date. However, the price of the StablecoinX Class A Common Stock may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 StablecoinX Warrant exercise price after the redemption notice is issued.

Redemption of StablecoinX Warrants when the price per share of StablecoinX Class A Common Stock equals or exceeds $10.00.

In addition to the $18.00 redemption described above, StablecoinX may redeem the outstanding StablecoinX Warrants at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice if, and only if, the closing price of the StablecoinX Class A Common Stock equals or exceeds $10.00 per share (as adjusted as described under “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before StablecoinX sends the notice of redemption to the warrant holders.

In connection with a redemption at $10.00, holders may elect to exercise their StablecoinX Warrants on a cashless basis and receive a number of shares of StablecoinX Class A Common Stock determined by reference to a make-whole table set forth in the Warrant Agreement, based on the redemption date (measured as the remaining term to expiration) and the “Redemption Fair Market Value,” which is the volume-weighted average price of the shares of StablecoinX Class A Common Stock for the ten (10) trading days immediately following the date on which the redemption notice is sent. StablecoinX will provide the Redemption Fair Market Value no later than one (1) business day after such ten-trading day period ends. In no event will the number of shares of StablecoinX Class A Common issued in connection with a make-whole exercise exceed 0.361 shares per Warrant (subject to adjustment). Any StablecoinX Warrants that remain unexercised at the close of business on the redemption date will be redeemed for $0.10 per Warrant.

Beneficial Ownership Limit Election

A holder of a StablecoinX Warrant may notify StablecoinX in writing in the event it elects to be subject to a limit on exercise of such holder’s StablecoinX Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of StablecoinX Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of StablecoinX Class A Common Stock is increased by a stock dividend payable in shares of StablecoinX Class A Common Stock, or by a split-up of shares of StablecoinX Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of StablecoinX Class A Common Stock issuable on exercise of each StablecoinX Warrant will be increased in proportion to such increase in the outstanding shares of StablecoinX Class A Common Stock. A rights offering made to all or substantially all holders of StablecoinX Class A Common Stock entitling holders to purchase shares of StablecoinX Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of StablecoinX Class A Common Stock equal to the product of (i) the number of shares of StablecoinX Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of StablecoinX Class A Common Stock) and (ii) the quotient of (x) the price per share of StablecoinX Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of StablecoinX Class A Common Stock, in determining the price payable for shares of StablecoinX Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of

StablecoinX Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of StablecoinX Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if StablecoinX, at any time while the StablecoinX Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of shares of StablecoinX Class A Common Stock on account of such shares of StablecoinX Class A Common Stock (or other securities into which the StablecoinX Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the StablecoinX Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of StablecoinX Class A Common Stock in respect of such event.

If the number of outstanding shares of StablecoinX Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of StablecoinX Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of StablecoinX Class A Common Stock issuable on exercise of each StablecoinX Warrant will be decreased in proportion to such decrease in outstanding shares of StablecoinX Class A Common Stock.

Whenever the number of shares of StablecoinX Class A Common Stock purchasable upon the exercise of the StablecoinX Warrants is adjusted, as described above, the StablecoinX Warrant exercise price will be adjusted by multiplying the StablecoinX Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of StablecoinX Class A Common Stock purchasable upon the exercise of the StablecoinX Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of StablecoinX Class A Common Stock so purchasable immediately thereafter.

In addition, if (i) TLGY issues additional TLGY Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price of less than $9.20 per TLGY Ordinary Share (with such issue price or effective issue price to be determined in good faith by the TLGY Board and, in the case of any such issuance to the Sponsors or their affiliates, without taking into account any Founder Shares held by the Sponsors or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and the IPO), and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions) and (z) the Market Value of TLGY Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which TLGY consummates the Business Combination is below $9.20 per share, then the exercise price of the StablecoinX Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of StablecoinX Class A Common Stock (other than those described above or that solely affects the par value of such shares of StablecoinX Class A Common Stock), or in the case of any merger or consolidation of StablecoinX with or into another corporation (other than a consolidation or merger in which StablecoinX is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding shares of StablecoinX Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of StablecoinX as an entirety or substantially as an entirety in connection with which StablecoinX is dissolved, the holders of the StablecoinX Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the StablecoinX Warrants and in lieu of the shares of StablecoinX Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the StablecoinX Warrants would have received if such holder had exercised their StablecoinX Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of StablecoinX Class A Common Stock in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the StablecoinX Warrant properly exercises the StablecoinX Warrant within thirty days following public disclosure of such transaction, the StablecoinX Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the StablecoinX Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the StablecoinX Warrants when an extraordinary transaction occurs during the exercise period of the StablecoinX Warrants pursuant to which the holders of the StablecoinX Warrants otherwise do not receive the full potential value of the StablecoinX Warrants.

The Public Warrants were, and the StablecoinX Warrants will be, issued in registered form under a Warrant Agreement between Continental, as warrant agent, and TLGY (prior to the Business Combination) and StablecoinX (after the Business Combination). The Warrant Agreement provides that the terms of the StablecoinX Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the TLGY Warrants and the Warrant Agreement set forth in the registration statement for the IPO or (ii) to make any amendments that are necessary or desirable in the good faith determination of the TLGY Board (taking into account then existing market precedents) to allow for the Public Warrants to be classified as equity in TLGY’s financial statements; provided that any such amendments shall not materially and adversely affect the interest of the Registered Holders (as defined in the Warrant Agreement). All other modifications or amendments shall require the vote or written consent of the Registered Holders of 50% of the then outstanding Public Warrants, and with respect to any amendment to the terms of only the Private Placement Warrants or any provision of the Warrant Agreement solely with respect to the Private Placement Warrants shall also require the vote or written consent of the Registered Holders of 50% of the then outstanding Private Placement Warrants.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The provisions of the StablecoinX Organizational Documents and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of StablecoinX Class A Common Stock.

The StablecoinX Organizational Documents contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the StablecoinX Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by such board of directors.

These provisions include:

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The StablecoinX Certificate of Incorporation provides that there is no cumulative voting. As a result, the holders of shares of StablecoinX Class B Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock will be able to elect all of the directors then standing for election.

•        Quorum.    The StablecoinX Bylaws will provide that at all meetings of the StablecoinX Board, a majority of the total number of directors will constitute a quorum for the transaction of business.

•        Action by Written Consent.    While any share of StablecoinX Class B Common Stock remains outstanding, stockholders may act by written consent without a meeting. At any time when no share of StablecoinX Class B Common Stock remains outstanding, any action required or permitted to be taken by the stockholders of StablecoinX must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders.

•        Special Meetings of Stockholders.    The StablecoinX Bylaws provides that special meetings of the stockholders of StablecoinX for any purpose or purposes may be called only by the StablecoinX Board, the Chairperson of the StablecoinX Board or the Chief Executive Officer and may not be called by stockholders.

•        Advance Notice Procedures.    The StablecoinX Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to the StablecoinX Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the StablecoinX Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the secretary of StablecoinX timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the StablecoinX Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the StablecoinX Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of StablecoinX. The StablecoinX Bylaws also require compliance with the SEC’s universal proxy rules (Rule 14a-19).

•        Classified Board and Removal.    The StablecoinX Certificate of Incorporation will provide for a classified board of directors divided into three classes with staggered three year terms. Directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of StablecoinX Common Stock. Any newly created directorships or vacancies on the StablecoinX Board may be filled solely by a majority of the directors then in office (or the sole remaining director) and may not be filled by stockholders unless the StablecoinX Board determines otherwise.

•        Supermajority Voting to Amend Key Provisions.    In addition to any vote required by law, the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of StablecoinX Common Stock is required to amend or repeal, or adopt any provision inconsistent with certain sections of the StablecoinX Certificate of Incorporation, including those relating to the capital stock of StablecoinX and indemnification. The StablecoinX Bylaws may only be amended by the StablecoinX Board or by the stockholders with the same 75% supermajority vote.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The StablecoinX Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of StablecoinX and its stockholders, through stockholders’ derivative suits on StablecoinX’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer if such person has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director or officer.

The StablecoinX Bylaws provide that StablecoinX shall indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. StablecoinX is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. StablecoinX believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the StablecoinX Certificate of Incorporation and the StablecoinX Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit StablecoinX and its stockholders. In addition, your investment may be adversely affected to the extent StablecoinX pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. StablecoinX believes that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to StablecoinX’ directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, StablecoinX has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of TLGY’s directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the shares of StablecoinX Class A Common Stock will be Continental.

Listing

Pursuant to the terms of the Business Combination Agreement, as a closing condition (subject to certain exceptions), TLGY is required to cause the StablecoinX Class A Common Stock issued in connection with the Business Combination to be approved for listing on Nasdaq (or another national securities exchange), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, the StablecoinX Class A Common Stock and StablecoinX Warrants are intended to be listed, subject to Nasdaq approval, under the proposed symbols “USDE” and “USDEW”, respectively. It is important for you to know that, at the time of our extraordinary general meeting, we may not have received from Nasdaq (or another national securities exchange) either confirmation of the listing of the StablecoinX Class A Common Stock and StablecoinX Warrants or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that the listing condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived or is subject to an exception and therefore the StablecoinX securities would not be listed on any nationally recognized securities exchange.

MARKET PRICE AND DIVIDENDS OF SECURITIES

Market Price of TLGY Units, TLGY Ordinary Shares and Public Warrants

Market Price and Ticker Symbol

TLGY’s Units, Public Shares and Public Warrants were listed on Nasdaq under the symbols “TLGYU”. “TLGY” and “TLGYW”, respectively, from the closing of its IPO until it was delisted on December 8, 2024. Since then, TLGY’s Units, Public Shares and Public Warrants have been quoted on the OTC Pink under the symbols “TLGUF”, “TLGYF”, and “TLGWF”, respectively.

The closing price of TLGY’s Units, Public Shares and Public Warrants on the OTC Pink on July 18, 2025, the last trading day before announcement of the execution of the Business Combination Agreement, was $14.99, $14.90 and $0.42, respectively. As of February 4, 2026, the Record Date for the extraordinary general meeting, the closing price for each TLGY Unit, Public Share and Public Warrant was $2.00, $12.31 and $0.27, respectively.

Holders

As of the Record Date, there was 1 holder of record of TLGY Units, 4 holders of record of TLGY Class A Ordinary Shares, 4 holders of record of TLGY Class B Ordinary Shares, 1 holder of record of Public Warrants and 3 holders of record of Private Placement Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose TLGY Units, Public Shares and Public Warrants are held of record by banks, brokers and other financial institutions.

Dividends

TLGY has not paid any cash dividends on the TLGY Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Market Price of SC Assets Securities

Market price information regarding SC Assets is not provided because there is no public market for SC Assets’ securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SC Assets — Liquidity and Capital Resources”.

Market Price of StablecoinX Securities

Market price information regarding SC Assets is not provided because there is no public market for StablecoinX’s securities.

Dividend Policy of StablecoinX Following the Business Combination

SC Assets does not intend to pay cash dividends after the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of our board of directors at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to TLGY regarding (i) the beneficial ownership of TLGY Ordinary Shares as of 5,939,587 (pre-Business Combination) and (ii) the expected beneficial ownership following the consummation of the Business Combination (post-Business Combination) of StablecoinX Common Stock (in the No Redemption Scenario and the Maximum Redemption Scenario) by:

•        each of TLGY’s current executive officers and directors, and all executive officers and directors of TLGY as a group, in each case pre-Business Combination;

•        each person who will become a named executive officer or director of StablecoinX, and all executive officers and directors of StablecoinX as a group, in each case post-Business Combination;

•        each person who is known to be the beneficial owner of more than 5% of a class of TLGY Ordinary Shares pre-Business Combination; and

•        each person who is expected to be the beneficial owner of more than 5% of a class of StablecoinX equity securities post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, TLGY believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of TLGY Ordinary Shares pre-Business Combination is based on a total of 5,939,587 TLGY Ordinary Shares issued and outstanding, comprised of 5,834,587 TLGY Class A Ordinary Shares and 105,000 TLGY Class B Ordinary Shares. The beneficial ownership of StablecoinX Common Stock after the Business Combination is based on (i) in the No Redemption Scenario, 56,787,395 shares of StablecoinX Class A Common Stock and 6,729,204 shares of StablecoinX Class B Common Stock and (ii) in the Maximum Redemption Scenario, 56,282,357 shares of StablecoinX Class A Common Stock and 6,714,053 shares of StablecoinX Class B Common Stock, in each case, issued and outstanding after the Closing.

	Pre-Business Combination				Post-Business Combination(1)
					No Redemption					Maximum Redemptions
Name and Address of Beneficial Owner+	Number of TLGY Class A Ordinary Shares	%	Number of TLGY Class B Ordinary Shares(2)%		Number of shares of StablecoinX Class A Common Stock	%	Number of shares of StablecoinX Class B Common Stock	%	% of Total Voting Power**	Number of shares of StablecoinX Class A Common Stock	%		Number of shares of StablecoinX Class B Common Stock	%	% of Total Voting Power**
Directors and Executive Officers of TLGY Before the Business Combination(3)
Jin-Goon Kim(4)	981,548	16.8%	—	—	365,378	*	365,378	5.43%	5.43%	362,127	*	%	362,127	5.39%	5.39%
Young Cho	479,231	8.2%	—	—	466,965	*	466,965	6.94%	6.94%	465,691	*	%	465,691	6.94%	6.94%
Jonathan Kwong	146,268	*	—	—	44,015	*	44,015	*	*	43,623	*	%	43,623	* %	* %
Christina Favilla	20,000	*	—	—	5,794	*	5,794	*	*	5,743	*	%	5,743	* %	* %
Enrique Klix	20,000	*	—	—	5,794	*	5,794	*	*	5,743	*	%	5,743	* %	* %
Niraj Javeri	20,000	*	—	—	5,794	*	5,794	*	*	5,743	*	%	5,743	* %	* %
All officers and directors as a group (6 individuals)	1,667,047	28.6%	—	—	893,740	1.57%	893,740	13.28%	13.28%	888,670	1.58%		888,670	13.24%	13.24%

Directors and Executive Officers of StablecoinX After the Business Combination(5)
Young Cho	479,231	8.2%	—	—	466,965	*	466,965	6.94%	6.94%	465,691	*	%	465,691	6.94%	6.94%
Edward Chen(5)(6)	3,034,296	52.00%	37,020	35.25%	1,242,384	2.19%	1,242,384	18.46%	18.46%	1,234,214	2.19%		1,234,214	18.38%	18.38%
Marc Piano	—	—	—	—	—	—	—	—	—	—	—		—	—	—
John Griffiths	—	—	—	—	—	—	—	—	—	—	—		—	—	—
Alkesh Shah	—	—	—	—	—	—	—	—	—	—	—		—	—	—
Thomas Tarala	—	—	—	—	—	—	—	—	—	—	—		—	—	—
All officers and directors as a group (5 individuals)	3,513,527	60.2%	37,020	35.25%	1,709,349	3.0%	1,709,349	25.4%	25.4%	1,699,905	3.0%		1,699,905	25.32%	25.32%

Five Percent Holders
CPC Sponsor Opportunities 1, LP(5)	1,653,838	28.35%	20,030	19.08%	500,656	*	500,656	7.44%	7.44%	496,203	*		496,203	7.39%	7.39%
CPC Sponsor Opportunities 1 (Parallel), LP(6)	1,380,728	23.66%	16,720	15.92%	417,978	*	417,978	6.21%	6.21%	414,261	*		414,261	6.17%	6.17%
Ethena	—	—	—	—	4,325,582	7.6%	4,325,582	64.3%	64.3%	4,325,582	7.7%		4,325,582	64.4%	64.4%

____________

*        Indicates less than 1%.

**      Percentage of total voting power pre-Business Combination represents voting power with respect to all TLGY Class A Ordinary Shares and TLGY Class B Ordinary Shares, each of which has one vote per share. After the Business Combination, each share of StablecoinX Class B Common Stock will be entitled to one vote per share and each share of StablecoinX Class A Common Stock will be entitled to no votes per share (except as required by applicable law and the StablecoinX Certificate of Incorporation). For more information about the voting rights of StablecoinX Common Stock after the Business Combination, see the section entitled “Description of StablecoinX Securities.”

(1)      The expected beneficial ownership of StablecoinX Common Stock post-Business Combination assumes two scenarios: (i) the No Redemption Scenario and (ii) the Maximum Redemption Scenario. In each case, we have assumed that (i) the fair market value of ENA on the Closing Date will be $0.2169 and (ii) the amount at which each Public Share may be redeemed pursuant to the Redemption is approximately $12.68, which is the estimated per-share redemption price from the Trust Account based on funds in the Trust Account as of September 30, 2025. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.

(2)      Interests shown consist solely of Founder Shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial Business Combination on a one-for-one basis, subject to adjustment. See the section of this proxy statement/prospectus entitled “The SPAC Merger Proposal” for additional information.

(3)      Unless otherwise noted, the business address of each of the following is c/o StablecoinX Inc., 1811 Silverside Road, Suite 260, Wilmington, DE 19810.

(4)      The Former Sponsor is the record holder of 233,914 Class A ordinary shares reported herein. TLGY Holdings LLC, which is the parent company of the former sponsor (“TLGY Holdings”) is the record holder of 408,083 Class B ordinary shares reported herein. The Kim Revocable Family Trust (“Kim Family Trust”) is the record holder of 339,552 Class B ordinary shares reported herein. Jin-Goon Kim is the manager of TLGY Holdings, which is the manager of the Former Sponsor, and has joint voting and investment discretion with respect to the shares held of record by the former sponsor. Jin-Goon Kim is the trustee of the Kim Family Trust and is among the beneficiaries of the trust. Accordingly, the shares held by the former sponsor, TLGY Holdings and the Kim Family Trust may be deemed to be beneficially owned by Jin-Goon Kim.

(5)      CPC Sponsor Opportunities 1, LP (“CPCSO”) directly owns 1,673,868 Class A ordinary shares. Carnegie Park Capital LLC (“CPC”) is the manager of CPCSO and has investment and dispositive power over the shares held by the registered holder. Edward Chen is the Managing Partner of CPC and may be deemed to have voting and investment control with respect to the shares owned by CPCSO. The address of the Managing Partner of CPC is 200 East 94th Street, #2109, New York, New York 10128.

(6)      CPC Sponsor Opportunities 1 (Parallel), LP (“CPC Parallel”) directly owns 1,397,446 Class A ordinary shares. CPC is the manager of CPC Parallel and has investment and dispositive power over the shares held by the registered holder. Edward Chen is the Managing Partner of CPC and may be deemed to have voting and investment control with respect to the shares owned by CPC Parallel. The address of the Managing Partner of CPC is 200 East 94th Street, #2109, New York, New York 10128.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

TLGY Related Person Transactions

Purchase of Founder Shares

On June 17, 2021, the Former Sponsor received 5,750,000 of TLGY’s Founder Shares in exchange for cash paid on behalf of TLGY of $25,000. On August 7, 2021, the Former Sponsor surrendered and forfeited 718,750 Founder Shares for no consideration, following which the Former Sponsor held 5,031,250 Founder Shares. On November 30, 2021, TLGY effected a further issuance of Founder Shares, resulting in the Former Sponsor holding an aggregate of 5,750,000 Founder Shares.

Concurrent with the closing of the Initial Public Offering, the Former Sponsor transferred 30,000 TLGY Class B Ordinary Shares to each of the three initial independent directors, at an aggregate purchase price of $150, or approximately $0.005 per share. During the period ended December 31, 2021, TLGY recorded share-based compensation of $569,868 to the statements of operations for services rendered.

Pursuant to the Securities Transfer Agreement, by and between TLGY, the Former Sponsor, TLGY Sponsors LLC, and the Current Sponsor, at a closing on June 19, 2024, the Current Sponsors (i) purchased 3,542,305 Founder Shares from the Former Sponsor, certain investors who held the Founder Shares, and three previous independent directors of TLGY, and (ii) purchased 3,940,825 Private Placement Warrants from the Former Sponsor. Following the completion of the Securities Transfer Transaction, the Current Sponsors held and controlled 4,126,215 Founder Shares and 3,940,825 Private Placement Warrants.

On April 18, 2025, pursuant to the terms of the TLGY Organizational Documents, the Current Sponsors and the Former Sponsor elected to convert all of their outstanding TLGY Class B Ordinary Shares on a one-for-one basis into TLGY Class A Ordinary Shares.

Pursuant to the Letter Agreement, each of the Founder Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares and any TLGY Class A Ordinary Shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the TLGY Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which TLGY completes a liquidation, Transactions, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

Purchase of Private Placement Warrants

Simultaneously with the consummation of our IPO, we completed the private sale of an aggregate of 11,259,500 Private Placement Warrants to the Former Sponsor, including the issuance of 600,000 Private Placement Warrants in respect of the Former Sponsor’s obligation to purchase such additional Private Placement Warrants upon the exercise of the underwriters’ over-allotment option, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $11,259,500. Pursuant to the Securities Transfer Agreement, on June 19, 2024, the Current Sponsors purchased 3,940,825 Private Placement Warrants from the Former Sponsor, along with 3,542,305 Founder Shares, for an aggregate purchase price of $1.00. In accordance with the terms of the Sponsor Support Agreement, immediately following the SPAC Merger, all of the Private Placement Warrants will be exchanged for the right to receive 600,000 Earnout Shares after the Closing.

General and Administrative Services

Pursuant to the terms of the administrative services agreement, dated November 30, 2021, by and between TLGY and the Former Sponsor (the “Administrative Services Agreement”), TLGY agreed to pay the Former Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support commencing on November 30, 2021 and ceasing upon completion of an initial business combination or TLGY’s liquidation. On June 19, 2024, TLGY and the Former Sponsor entered into a letter agreement (the “Termination Letter”) terminating the Administrative Services Agreement. Pursuant to the Termination Letter, TLGY and the Former Sponsor agreed to irrevocably release, waive, and forever discharge TLGY and its successors or assigns, the Former Sponsor and its members, directors, advisors, officers and its holding company, from any and all actions, compensations, fees and expenses, obligations and claims of all types and nature, including all sums that may be or have been accrued or outstanding, arising from or in connection with the Administrative Services Agreement. During the nine months ended September 30, 2025 and 2024, TLGY incurred $0 and $60,000, respectively, pursuant to the Administrative Services Agreement.

Convertible Promissory Notes

i)       Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors or certain of its officers and directors may, but are not obligated to, loa TLGY funds as may be required. Such working capital loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, TLGY may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans.

On each of April 24, 2023 (the “2023 April Promissory Note”) and August 10, 2023 (the “2023 August Promissory Note”), TLGY issued an unsecured working capital promissory note to the Former Sponsor, pursuant to which TLGY may borrow up to an aggregate principal amount of $250,000 and $500,000, respectively. Both of these two promissory notes were non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Initial Public Offering (or such later date as may be extended in accordance with the terms of The TLGY Organizational Documents), or (ii) the date on which TLGY consummates a Business Combination, subject to the terms of an Agreement and Plan of Transactions (as amended, the “Verde Business Combination Agreement”) dated June 21, 2023, as amended on August 11, 2023, by and between TLGY, Virgo Transactions Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Verde Transactions Sub”), and Verde Bioresins, Inc., a Delaware corporation (“Verde”), which was terminated by Verde on March 18, 2024 (the “Verde Termination”).

On May 1, 2024, TLGY issued an unsecured working capital promissory note to the Former Sponsor, pursuant to which TLGY may borrow up to an aggregate principal amount of $500,000 (the “2024 May Working Capital Promissory Note”). This 2024 May Working Capital Promissory Notes is non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of TLGY’s IPO (or such later date as may be extended in accordance with the terms of The TLGY Organizational Documents), or (ii) the date on which TLGY consummates an initial Business Combination.

On July 5, 2024, TLGY issued unsecured working capital promissory notes to each of the Current Sponsors, pursuant to which TLGY may borrow up to an aggregate principal amount of $545,000 and $455,000, respectively (the “2024 July Working Capital Promissory Notes,” and each a “2024 July Working Capital Promissory Note”). Both 2024 July Working Capital Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of TLGY’s IPO (or such later date as may be extended in accordance with the terms of The TLGY Organizational Documents), or (ii) the date on which TLGY consummates an initial Business Combination. The principal balance of the 2024 July Working Capital Promissory Notes may be prepaid at any time by TLGY at its election and without penalty.

On July 1, 2025, TLGY issued unsecured working capital promissory notes to each of the Current Sponsors, pursuant to which TLGY may borrow up to an aggregate principal amount of $545,000 and $455,000, respectively (the “2025 July Working Capital Promissory Notes,” and each a “2025 July Working Capital Promissory Note” and, collectively with the 2023 April Promissory Note, the 2023 August Promissory Note, the 2024 May Working Capital Promissory Note and the 2024 July Working Capital Promissory Notes, the “Working Capital Loans”). Both 2025 July Working Capital Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of TLGY’s IPO (or such later date as may be extended in accordance with the terms of The TLGY Organizational Documents), or (ii) the date on which TLGY consummates an initial Business Combination. The principal balance of the 2025 July Working Capital Promissory Notes may be prepaid at any time by TLGY at its election and without penalty.

As of September 30, 2025 and December 31, 2024, there was $3,347,359 and $2,255,325 respectively, outstanding under the Working Capital Loans. As of September 30, 2025, the Current Sponsors had provided TLGY an aggregate of $2,130,359 of funding under the Working Capital Loans.

ii)      Time Extension Funding Loans

In order to extend TLGY’s time period for consummating a Business Combination, the Sponsors or an affiliate of the Sponsors or certain of its officers and directors may, but are not obligated to, loa TLGY funds as may be required. If TLGY completes a Business Combination, TLGY will repay such loaned amounts. In the event that the Business Combination does not close, no proceeds from the Trust Account would be used to repay such time extension funding loaned amounts. If TLGY does not complete a Business Combination, TLGY will not repay such time extension funding loans. Up to $3,000,000 of loans made to extend the time period for consummating an initial business combination may be convertible into private placement warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender (the “Extension Loans”). Such warrants are identical to the Private Placement Warrants. While TLGY obtained Extension Loans from Verde prior to the termination of the Verde Business Combination Agreement, it does not expect to seek loans from parties other than the Sponsors or an affiliate of the Sponsors prior to the closing of an initial Business Combination as TLGY does not believe such third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

Prior to the Verde Termination, Verde deposited an aggregate of $475,000 into the Trust Account as Extension Loans pursuant to the Verde Business Combination Agreement, whereunder Verde agreed to finance the extension of TLGY’s Termination Date not exceeding $100,000 per month (the “Verde Extension Loans”). The Verde Extension Loans are evidenced by promissory notes. Under the Verde Extension Loans, Verde had the right to elect to convert all (but not less than all) of the principal balance of the promissory notes, upon consummation of an initial business combination by TLGY with Verde and prior to TLGY’s first payment of all or any portion of the principal balance of the promissory note in cash, at Verde’s option. As a result of the Verde Termination, the conversion option under the Verde Extension Loans were terminated. On May 4, 2024, Verde entered into a mutual release agreement with TLGY, Verde Transactions Sub and the Former Sponsor, pursuant to which, a mutual release, waiver and discharge was agreed in respect of all claims and obligations arising out of or relating to the Verde Termination, the Verde Business Combination Agreement and all ancillary agreements and that all payments made by Verde for extending the period of time to consummate a business combination by TLGY shall not be repayable by TLGY to Verde and all promissory notes issued by TLGY to Verde, including the Verde Extension Loans, shall be deemed to have been voided and cancelled. Solely in the event of a consummation by TLGY of its initial business combination, TLGY shall pay Verde a sum of $83,125, as full and final payment of such loans.

In connection with the Third Extension Meeting, on April 18, 2024, in order to deposit the monthly extension payment to extend the period of time that TLGY has to complete its initial business combination by an additional month for the period from April 17, 2024 to May 16, 2024, TLGY issued unsecured promissory notes to each of the Former Sponsor, CPCSO and CPC Parallel, pursuant to which TLGY was provided $20,000, $21,800 and $18,200, respectively. Thereafter, between May 18, 2024 and March 14, 2025, TLGY issued consecutive monthly unsecured promissory notes (collectively, the “Third Extension Promissory Notes”) to CPCSO and CPC Parallel, of approximately $32,700 and $27,300, respectively, in order to deposit the monthly extension payment to extend the period of time that TLGY has to complete its initial business combination by an additional month. The Third Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of TLGY’s Initial Public Offering (or such later date as may be extended in accordance with the terms of The TLGY Organizational Documents), or (ii) the date on which TLGY consummates an initial business combination.

In connection with the Fourth Extension Meeting, between April 16, 2025 and December 16, 2025, TLGY issued consecutive monthly unsecured promissory notes (collectively, the “Fourth Extension Promissory Notes”) to CPCSO and CPC Parallel, of approximately $13,349 and $11,145, respectively, in order to deposit the monthly extension payment to extend the period of time that TLGY has to complete its initial business combination by an additional month. The Fourth Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of TLGY’s Initial Public Offering (or such later date as may be extended in accordance with the terms of The TLGY Organizational Documents), or (ii) the date on which TLGY consummates an initial business combination.

As of September 30, 2025 and December 31, 2024, TLGY had $2,541,966 and $1,914,000 outstanding balance under the Extension Loans. As of September 30, 2025, the Current Sponsors provided TLGY with an aggregate of $846,966 of Extension Loans.

The parties have not yet determined whether and to what extent the Working Capital Loans and Extension Loans will be repaid at Closing. The determination will be based on several factors, including the cash available to the combined company at Closing after giving effect to redemptions and transaction expenses. If the Working Capital Loans and/or Extension Loans are not repaid at closing, the combined company would retain a corresponding amount of additional cash and such loans would remain outstanding following the Closing.

Business Combination with SC Assets

On July 21, 2025, TLGY entered into the Business Combination Agreement with SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub, pursuant to which, (1) TLGY will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company, and (2) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement, and the documents related thereto, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company. Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing partner of the manager of the Current Sponsors, are the founders and, as of the date of this proxy statement/prospectus, the owners of an aggregate of 93% of the total outstanding shares of SC Assets Common Stock. SC Assets was formed for the purpose of completing a business combination with TLGY. In connection with the Business Combination, TLGY, SC Assets and StablecoinX entered into several ancillary agreements to facilitate the transaction. For additional information on the Business Combination Agreement and the related agreements, see the sections entitled “The Business Combination Proposal — Business Combination Agreement” and “The Business Combination Proposal — Related Agreements”. See also the section entitled “The Business Combination Proposal — Interests of Certain TLGY Persons in the Business Combination”.

TLGY’s Policy for Approval of Related Party Transactions

The audit committee of the TLGY Board has adopted a policy setting forth the policies and procedures for its review and approval or ratification of “Related Party Transactions”. A “related party transaction” is any transaction, arrangement or relationship directly or indirectly involving any Related Party (as defined below) that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act, as amended. Item 404(a) currently requires the Company to disclose any transaction: (i) entered into or existing as of the beginning of TLGY’s most recently completed fiscal year, or any currently proposed transaction, (ii) for which the amount involved exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss), and (iii) that involves, either directly or indirectly, TLGY or a consolidated subsidiary (whether or not TLGY or the subsidiary is a direct party thereto), on the one hand, and (a) a director or executive officer of TLGY or a consolidated subsidiary, or any member of his or her immediate family (i.e., spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law and brothers- and sisters-in-law, step-children and step-parents and any individual, other than tenants or employees, who shares the person’s home) or any entity, including not for-profit and charitable organizations, that any of them controls or in which any of them has a substantial beneficial ownership interest; or (b) any person who is the beneficial owner of more than 5% of the voting securities of TLGY or a member of the immediate family of such person, if at the time of the transaction, arrangement or relationship, such person was known to the Company to be such a beneficial owner (any of the parties identified in (a) or (b), a “Related Party”).

Pursuant to the policy, the audit committee will consider: (i) the business reasons for TLGY to enter into the Related Party Transaction, (ii) whether the terms of the Related Party Transaction are arm’s-length and in the ordinary course of TLGY’s business, (iii) whether the Related Party Transaction contravenes TLGY’s Code of Business Conduct and Ethics or other policies, (iv) whether the Related Party Transaction would impair the independence of an otherwise independent director and his or her eligibility to serve on any committees of the TLGY Board, (v) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of TLGY (or any subsidiary of TLGY), taking into account the size and expected term of the Related Party Transaction, the direct or indirect nature of the Related Party’s interest in the transaction, and the feasibility of recusal to minimize the conflict of interest, and (vi) other facts and circumstances that bear on whether the relationship serves the best interests of the TLGY and its stockholders. Each director, director nominee and executive officer of TLGY will, as applicable, present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, TLGY may consummate related party transactions only if its audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

SC Assets Related Person Transactions

Software License Agreement

On June 30, 2025, SC Assets entered into a Software License Agreement with Schulz von Jacob Ltd. (“SVJ”), an entity that is owned by Ahmed J. Aly, the Chief Technology Officer of SC Assets and a holder of more than 5% of the outstanding shares of SC Assets Class B Common Stock, pursuant to which SVJ granted a perpetual, irrevocable, worldwide, royalty-free and non-exclusive license to use its Node-as-a-Service platform software, which will form is the basis for SC Assets’ validator business. In consideration for the contribution by SVJ of the software thereunder and for SVJ’s cash contribution to SC Assets of $22,500, SC Assets issued 52,500 shares of SC Assets Class B Common Stock.

Managed Services Agreement

On August 8, 2025, SC Assets entered into a managed services agreement (the “Managed Services Agreement”) with Flow Labs Limited (“Flow Labs”), an entity that is owned by Ahmed J. Aly, the Chief Technology Officer of SC Assets and a holder of more than 5% of the outstanding shares of SC Assets Class B Common Stock, pursuant to which, among other things, Flow Labs agreed to provide certain IT infrastructure management, support and development services relating to the validator business, to SC Assets. No fees will be payable under the terms of the agreement before the Closing. Commencing on the Closing Date, SC Assets has agreed to pay Flow Labs a fixed fee of $15,000 per month for the services rendered thereunder. The term of the Managed Services Agreement will continue until the earlier of (i) the termination of the Business Combination and (ii) three years after the Closing and will automatically renew for successive one year periods thereafter unless either party provides written-notice of non-renewal to the other party at least ninety days prior to the end of the then-current term.

Statement of Policy Regarding Transactions with Related Persons

StablecoinX will adopt a formal written policy that will be effective upon the Closing providing that StablecoinX’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of StablecoinX’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with StablecoinX without the approval of StablecoinX’s audit committee, subject to certain exceptions.

Indemnification of Directors and Officers

The StablecoinX Bylaws provide that StablecoinX will be required to indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the StablecoinX Certificate of Incorporation will provide that StablecoinX’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

EXECUTIVE AND DIRECTOR COMPENSATION

In this section, “we”, “us” and “our” generally refer to SC Assets in the present tense or StablecoinX from and after the Business Combination.

StablecoinX

StablecoinX is an “emerging growth company” within the meaning of the Securities Act and has elected to comply with the reduced compensation disclosure requirements available to such emerging growth companies.

As StablecoinX was incorporated on July 7, 2025, StablecoinX had no officers or directors as of December 31, 2024. No compensation has been paid by StablecoinX to its named executive officers or directors since its inception. Additionally, there has been no outstanding equity awards held by StablecoinX’s named executive officers or directors since StablecoinX’s inception.

StablecoinX is in the process of negotiating employment agreements with its Chief Executive Officer and other executive officers and expects to enter into an employment agreement with each of its Chief Executive Officer and its other executive officers prior to the Closing. StablecoinX also intends to grant equity awards under an incentive plan to be adopted by StablecoinX prior to the Closing, to StablecoinX’s Chief Executive Officer and its other executive officers and directors. The type of awards, the number of shares subject to such awards, and the other terms and conditions of such awards cannot be determined at this time as they are subject to an arm’s length negotiation with each executive. As party to the anticipated employment agreements and recipients of the anticipated equity awards, StablecoinX’s Chief Executive Officer and other executive officers and directors may have interests in the Business Combination that are different from, or in addition to, the stockholders of StablecoinX and TLGY.

Summary of Material Terms of the Incentive Plan

Prior to the Closing, StablecoinX plans to adopt an incentive plan with the following material terms:

Eligibility

Officers, employees, non-employee directors and consultants of StablecoinX and its subsidiaries will be eligible to receive awards under the incentive plan.

Administration

The StablecoinX Board, or a committee of directors or any person or group of persons authorized by the StablecoinX Board will administer the incentive plan (the “plan administrator”). Subject to applicable laws and regulations, the plan administrator is authorized to delegate its administrative authority under the incentive plan to one or more officers of StablecoinX.

The plan administrator will have the authority to exercise all powers either specifically granted under the incentive plan or necessary and advisable in the administration of the incentive plan, including, without limitation: (i) to select those eligible recipients who will be granted awards; (ii) to determine whether and to what extent awards are to be granted thereunder to participants; (iii) to determine the number of shares of StablecoinX Class A Common Stock to be covered by each award; (iv) to determine the terms and conditions, not inconsistent with the terms of the incentive plan, of each award granted thereunder; (v) to determine the terms and conditions, not inconsistent with the terms of the incentive plan, which will govern all written instruments evidencing awards; (vi) to determine the “Fair Market Value” (as such term is defined in the incentive plan) in accordance with the terms of the incentive plan; (vii) to determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of the participant’s employment or service for purposes of awards; (viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the incentive plan as it will from time to time deem advisable; (ix) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the incentive plan; and (x) to construe and interpret the terms and provisions of the incentive plan and any award issued under the incentive plan (and any award agreement relating thereto), and to otherwise supervise the administration of the incentive plan and to exercise all powers and authorities either specifically granted under the incentive plan or necessary and advisable in the administration of the incentive plan.

Shares Available; Limitation on Awards and No Repricing

The maximum number of shares of StablecoinX Class A Common Stock reserved for issuance under the incentive plan will be 7.5% of the total number of shares of StablecoinX Class A Common Stock on a fully diluted basis as of the Effective Date (as such term is defined in the incentive plan) (the “Share Reserve”); provided, however, that the Share Reserve will automatically increase on January 1st of each calendar year (each, an “Evergreen Date”), prior to the tenth anniversary of the Effective Date, in an amount equal to the lesser of (i) 1% of the total number of shares of StablecoinX Class A Common Stock outstanding on a fully diluted basis on the December 31st immediately preceding the applicable Evergreen Date and (ii) a number of shares of StablecoinX Class A Common Stock determined by the plan administrator. All the shares reserved for issuance under the incentive plan as of the Effective Date may be granted as incentive stock options (“ISOs”).

Shares of StablecoinX Class A Common Stock subject to an award under the incentive plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the incentive plan. However, shares of StablecoinX Class A Common Stock that are exchanged by a participant or withheld by StablecoinX as full or partial payment in connection with any award under the incentive plan, as well as any shares of StablecoinX Class A Common Stock exchanged by a participant or withheld by StablecoinX to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the incentive plan. To the extent an award is paid or settled in cash, the number of shares of StablecoinX Class A Common Stock previously subject to the award will again be available for grants pursuant to the incentive plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of StablecoinX Class A Common Stock available for grant under the incentive plan.

Notwithstanding the foregoing, but subject to equitable adjustments as discussed below, StablecoinX may not, without first obtaining the approval of StablecoinX’s shareholders, (i) amend the terms of outstanding options or stock appreciation rights (“SARs”) to reduce the exercise price or base price, as applicable, of such options or SARs, (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or SARs or (iii) cancel outstanding options or SARs with an exercise price or base price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.

Non-employee directors may not be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees during such calendar year, exceed $500,000 in total value.

Equitable Adjustments

The incentive plan will provide that, in the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution, stock split, reverse stock split, subdivision, consolidation, combination or exchange of shares, other change in corporate structure or a similar corporate event affecting the StablecoinX Class A Common Stock (in each case, a “Change in Capitalization”) (including a change in control, as described below), the plan administrator will make, in its sole discretion, an equitable substitution or proportionate adjustment in (i) the number of shares of StablecoinX Class A Common Stock reserved under the incentive plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the incentive plan, (iii) the kind, number and purchase price of shares of StablecoinX Class A Common Stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, restricted stock units, stock bonuses, other stock-based awards and cash awards granted under the incentive plan and (iv) the performance goals and performance periods applicable to any awards granted under the incentive plan. The plan administrator may make other equitable substitutions or adjustments as it determines in its sole discretion.

In addition, in the event of a Change in Capitalization (including a change in control), the plan administrator may cancel any outstanding awards for the payment of cash or in-kind consideration, subject in all events to the requirements of Section 409A of the Code. However, if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of StablecoinX Class A Common Stock, cash or other property covered by such award, the StablecoinX Board may cancel the award without the payment of any consideration to the holder.

Awards

Restricted stock units (“RSUs”) and restricted stock may be granted under the incentive plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the incentive plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance goals, a participant’s termination of employment or service, or a participant’s death or disability. The rights of holders of RSUs and restricted stock upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will generally only become payable if the underlying restricted stock vests. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares of StablecoinX Class A Common Stock in respect of the related RSUs are delivered to the participant. Any dividend or dividend equivalent awarded with respect to restricted stock or RSUs will be subject to the same restrictions, conditions and risks of forfeiture as the underlying restricted stock or RSUs.

StablecoinX may issue stock options under the incentive plan. Options granted under the incentive plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Code as set forth in the applicable individual option award agreement. The exercise price of all options granted under the incentive plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares of StablecoinX Class A Common Stock on the date of grant. The maximum term of all options granted under the incentive plan will be determined by the plan administrator, but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time or times and subject to such terms and conditions as determined by the plan administrator in the applicable individual award agreement. Prior to exercise, participants with options will generally not have any rights of a stockholder.

SARs may be granted under the incentive plan either alone or in conjunction with all or part of any option granted under the incentive plan. A free-standing SAR granted under the incentive plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of StablecoinX Class A Common Stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the incentive plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of StablecoinX Class A Common Stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of StablecoinX Class A Common Stock on the date of grant. The maximum term of all SARs granted under the incentive plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of StablecoinX Class A Common Stock, cash, or any combination thereof. Prior to exercise, participants with SARs will generally not have any rights of a stockholder.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of StablecoinX Class A Common Stock (including dividend equivalents) may be granted under the incentive plan. Any dividend or dividend equivalent awarded under the incentive plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and will only become payable if the underlying awards vest. The plan administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of StablecoinX Class A Common Stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of StablecoinX Class A Common Stock or cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Stock bonuses payable in fully vested shares of StablecoinX Class A Common Stock and cash awards that are payable solely in cash may also be granted under the incentive plan.

Change in Control

In the event that a “change in control” (as such term is defined in the incentive plan) occurs, any outstanding award will be treated in accordance with the applicable award agreement. If the applicable award agreement does not specify the treatment of the award in a change in control, the award will be treated as determined by the administrator in its sole discretion, and the administrator will not be obligated to treat all outstanding awards similarly.

Withholding Taxes

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the incentive plan, as determined by StablecoinX. StablecoinX has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have StablecoinX withhold from delivery of shares of StablecoinX Class A Common Stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of StablecoinX Class A Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. StablecoinX may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy StablecoinX’s withholding obligation with respect to any award.

Right to Offset

StablecoinX will have the right to offset against its obligation to deliver shares of StablecoinX Class A Common Stock (or other property or cash) under the incentive plan or any award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to StablecoinX pursuant to tax equalization, housing, automobile or other employee programs) that the participant then owes to StablecoinX and any amounts the plan administrator otherwise deems appropriate pursuant to any tax equalization policy or agreement, except if such offset could subject the participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding award.

Amendment, Termination and Clawback Provisions

The incentive plan provides the StablecoinX Board with the authority to amend, alter or terminate the incentive plan, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may adversely affect the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

All awards will be subject to the provisions of any clawback policy implemented by StablecoinX as in effect from time to time, and will be further subject to such deductions and clawbacks as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement.

Term

No award will be granted pursuant to the incentive plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Transferability

Until they are fully vested and/or exercisable, awards under the incentive plan are generally non-transferrable, subject to the plan administrator’s consent, and are generally exercisable only by the participant.

SC Assets

As SC Assets was formed on June 30, 2025, it had no officers or directors as of December 31, 2024. No compensation has been paid by SC Assets to its named executive officers or directors since its inception. Additionally, there have been no outstanding equity awards held by SC Assets’ named executive officers or directors since SC Assets’ inception.

MANAGEMENT OF STABLECOINX FOLLOWING THE BUSINESS COMBINATION

The Business Combination Agreement provides that the StablecoinX Board will initially be comprised of five (5) directors, of whom the following have been identified as director nominees: Edward Chen, Marc Piano, John Griffiths, Alkesh Shah and Thomas Tarala. As described in the Business Combination Agreement: (a) the director nominees will be those individuals named below as director nominees, with one director (Marc Piano) designated by Ethena and one director (Edward Chen) designated by the Sellers, and (b) Young Cho will be appointed as the Chief Financial Officer of the Company after Closing.

The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors and officers following the completion of the Business Combination.

Name	Age	Position
Edward Chen	48	Chief Executive Officer and Chairman
Young Cho	50	Chief Financial Officer
Marc Piano	41	Director
John Griffiths	55	Director
Alkesh Shah	62	Director
Thomas Tarala	59	Director

TLGY believes that the below-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, will provide StablecoinX with a diverse range of perspectives and judgment necessary to facilitate the goals of StablecoinX and be good stewards of capital.

Officers and Directors

For more information about the compensation of the members of the TLGY Board and the officers of TLGY prior to the Closing, see the section entitled “Information About TLGY — Directors and Executive Officers”.

Edward Chen, Chief Executive Officer and Chairman

Edward Chen is the founder and serves as the managing partner of Carnegie Park Capital LLC (“Carnegie”), a New York-based asset manager primarily focused on investing and co-sponsoring special purpose acquisition companies and which is the manager of each of the Current Sponsors. Mr. Chen has also served as the chairman of SC Assets since July 2025. Mr. Chen has 18 years of experience in investment banking, research, and hedge fund investment roles. Prior to Carnegie, Mr. Chen was a Partner and Portfolio Manager at Water Island Capital LLC, an investment advisor specializing in event driven investing across both equities and credit, from 2013 to 2021, where he led the firm’s long-short equity portfolio focused on event-driven opportunities. Before Water Island Capital, Mr. Chen was a Managing Director at Jefferies LLC from 2009 to 2013 in their special situations team. Prior to that, Mr. Chen was at Citigroup’s special situations trading team from 2007 to 2009. Mr. Chen has an MBA from MIT Sloan School of Management and a BSE from the University of Pennsylvania.

Young Cho, Chief Financial Officer

Young Cho is TLGY’s Chief Executive Officer and serves on its Board of Directors as a Director. Mr. Cho was an independent director of TLGY from June 20, 2024 until he became the Chief Executive Officer on December 27, 2024. Mr. Cho has also served as the Chief Executive Officer and a director of SC Assets since July 2025. Mr. Cho is currently the CEO of CiNKO, a cross-border payments app serving users in Latin America, which he joined in June 2025. Mr. Cho has also served as a director of AVAX One Technology Ltd. (Nasdaq: AVX) since November 2025. From August 2022 to January 2024, Mr. Cho served as Chief Financial Officer of Swirlds Labs, which performs software development. Prior to Swirlds Labs, Mr. Cho was Chief Financial Officer of Hedera Hashgraph LLC, a proof-of-stake public network powered by hashgraph consensus, where he served from April 2021 to August 2022. While at Hedera, Mr. Cho served as the Chief Financial Officer and a member of the board of directors of Mount Rainier Acquisition Corp. (Nasdaq: RNER), a Nasdaq listed SPAC that acquired HUB Cyber Security for $1.2 billion in 2023, from February 2021 to March 2023. Prior to Hedera, Mr. Cho was Chief Investment Officer of Abra, a digital consumer wallet where users can buy, sell, and earn rewards on their cryptocurrency holdings, from April 2020 to April 2021. Prior to entering the digital asset industry, Mr. Cho held several positions in investment banks. Mr. Cho was an Executive Director at UBS Private Finance from March 2010 to May 2012, responsible for originating loans for M&A, capex, and working capital for medium sized private companies and for Ultra HNW clients. Prior to UBS, Mr. Cho was co-founder and Managing Director at Newtonian Capital, a multi-strategy hedge fund focusing on event-driven strategies based in Hong Kong. Prior to Newtonian, Mr. Cho was a Director at Citigroup Global Special Situations Group, where he invested Citigroup’s proprietary capital in the debt and equity of distressed corporates and special situation investments. Mr. Cho started his career as an analyst at Salomon Brothers Fixed Income Quantitative Research group. Mr. Cho has a BS in Electrical Engineering from Cornell, a MS in Financial Engineering from Cornell, and a MPA in Economic Policy Management from Columbia.

Marc Piano, Director

Marc Piano has been a partner at Horizons Global Ltd., a Cayman Islands regulated fiduciary business providing professional director services (“Horizons”), since May 2024. Prior to joining Horizons, Mr. Piano worked as an associate and then counsel at Harneys, a global offshore law firm, from March 2020 to May 2024. Mr. Piano is a professional independent director and governance specialist serving on the boards of several prominent Web3 foundations and digital asset organizations. Mr. Piano has a long standing relationship with the Ethena ecosystem, having designed and implemented its initial legal and governance architecture, advised on its early operations, and subsequently led the structuring of the Ethena Foundation as external counsel. In July 2024, Mr. Piano joined the board of the Ethena Foundation. Mr. Piano also devised and implemented the structure for the Pallas USDtb product and has served on that foundation’s board since its incorporation in September 2024. Over his career, Mr. Piano has advised on governance frameworks for more than 200 blockchain-related projects across multiple jurisdictions, and has contributed to industry guidance, including publications for the Law Society of England and Wales. Mr. Piano attended the University of Manchester, U.K., where he graduated with a BA (Hons) in Law with Politics, followed by a Legal Practitioners Course at the College of Law, Chester, U.K.

We believe that Mr. Piano is qualified to serve as a director because of his extensive experience advising the Ethena ecosystem and other digital asset and blockchain-related organizations, including his role in designing and implementing legal, governance, and operational frameworks relevant to the Company’s business.

John Griffiths, Director

John Griffiths currently serves on the board of directors of three sponsor-owned non-bank financial platforms in Australia, Bluestone Home Loans, Angle Asset Finance, and Angle Auto Finance. Mr. Griffiths has served on the board of directors of Bluestone Home Loans and Angle Asset Finance since November 2019 and Angle Auto Finance since January 2022. Mr. Griffiths has been in the financial services business for over 30 years, spending the majority of his career in Morgan Stanley’s Fixed Income Division in Sydney, Hong Kong and New York, where he held leadership positions within the Securitized Products Group. Mr. Griffith’s experience focused on credit restructuring for both private and public companies and securitization of a range of collateral in various jurisdictions. Mr. Griffiths holds a B.Ec from the University of Newcastle, Australia.

We believe that Mr. Griffiths is qualified to serve as a director because of his extensive experience in senior leadership roles within the financial services industry and his service on multiple boards of regulated financial platforms.

Alkesh Shah, Director

Alkesh Shah is an early-stage technology investor and advisor. Mr. Shah has served as a senior advisor at Covalis Capital LLP since July 2025, a senior advisor at Chainlink Labs since November 2025, and a member of the advisory board of Join Digital since January 2025. Prior to these roles, Mr. Shah was a Managing Director at Bank of America from March 2012 to 2025. During his tenure at Bank of America, Mr. Shah served in several different roles, including Head of US Software Equity Research and Head of Crypto/Global Digital Assets Strategy. In these positions, Mr. Shah led Bank of America’s thought leadership on AI and Crypto and Bank of America’s digital and mobile strategy for the Data and Innovation Group. Prior to joining Bank of America, Mr. Shah was a Managing Director in Equity Research at Morgan Stanley, where he led the global CommTech Research team.

We believe that Mr. Shah is qualified to serve as a director because of his experience in the crypto and digital asset sector and his prior leadership roles in technology and financial markets at global financial institutions.

Thomas Tarala, Director

Thomas Tarala has 30 years of international corporate finance experience in New York, London, and Hong Kong, including as a partner at two leading international law firms and as General Counsel for the international operations of one of the largest private conglomerates in China. He has advised on the listing of many companies on stock exchanges in New York, London, and Hong Kong. Mr. Tarala has served as the Chief Executive Officer of AiRWA Inc. (Nasdaq: YYAI), a Nasdaq-listed technology company, since November 2024, and as an independent director of Core AI Holdings, Inc. (Nasdaq: CHAI), a Nasdaq-listed AI-focused holding company, since October 2025. As a partner at Baker McKenzie LLP from March 2022 to May 2024 and at Hogan Lovells LLP from July 2003 to July 2017, Mr. Tarala led U.S. securities practices in Hong Kong, advising on equity and debt transactions, including award-winning deals, as well as cross-border joint ventures involving companies listed on Nasdaq. With a particular focus on the technology sector, he has acted for companies and investment banks in Mainland China, Hong Kong, Singapore, Indonesia, and Thailand, as well as the United Kingdom, continental Europe, and the United States. As General Counsel of HNA Group (International) Company Limited, the overseas headquarters of a large conglomerate, from July 2017 to March 2022, Mr. Tarala worked closely with the group’s business teams on a wide range of corporate and finance transactions, including multi-billion dollar acquisitions and divestments of household-name companies, the sale of airlines, and a range of investments ranging from New York and London skyscrapers to global technology companies, as well as numerous companies that were number one globally in their respective fields. Mr. Tarala graduated magna cum laude and Phi Beta Kappa from Georgetown University with a Bachelor of Science degree in Foreign Service and holds a Juris Doctor degree from the University of Virginia School of Law.

We believe that Mr. Tarala is qualified to serve as a director because of his experience with technology companies, as well as his knowledge of U.S. Securities and Exchange Commission reporting and Nasdaq listing requirements, including through his service as a director and Chief Executive Officer of Nasdaq-listed companies.

Corporate Governance

Composition of the StablecoinX Board

Our business and affairs will be managed under the direction of the StablecoinX Board. Subject to the terms of the Business Combination Agreement and the StablecoinX Organizational Documents, the number of directors will be fixed by the StablecoinX Board, and is expected to initially be fixed at five (5) directors. The StablecoinX Board is expected to be chaired by Edward Chen and include as members the individuals named above as directors. Each of our directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on the StablecoinX Board may be filled by resolution of our board of directors.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the StablecoinX Board to satisfy its oversight responsibilities effectively in light of its business and structure, the StablecoinX Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Pursuant to the Business Combination Agreement and as set forth above, each of Ethena and the Sellers were granted the right to designate one director for election to the StablecoinX Board. Marc Piano was designated by Ethena and Edward Chen was designated by the Sellers.

Upon the Closing of the Business Combination, the StablecoinX Board will be divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term:

•        the Class I directors will be Thomas Tarala, and his term will expire at the first annual meeting of stockholders following the date of this proxy statement/prospectus;

•        the Class II directors will be Edward Chen and John Griffiths, and their terms will expire at the second annual meeting of stockholders following the date of this proxy statement/prospectus; and

•        the Class III directors will be Marc Piano and Alkesh Shah and their terms will expire at the third annual meeting of stockholders following the date of this proxy statement/prospectus.

As a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. At any meeting of stockholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The members of each class will hold office until the annual meeting stated above when their term expires and until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Combined Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a preferred stock designation, directors may be elected by the stockholders only at an annual meeting of stockholders.

Controlled Company Exemption

Upon the completion of the Business Combination, Ethena is expected to be the beneficial owner of approximately 64.4% of the outstanding shares of StablecoinX Class B Common Stock and will control the voting power of our outstanding capital stock, as a result of which Ethena will have the power to elect a majority of the StablecoinX Board. Pursuant to Nasdaq’s listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a result, StablecoinX will be a “controlled company” within the meaning of the Nasdaq listing rules and may qualify for and rely on exemptions from certain corporate governance requirements that would otherwise require companies to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Director Independence

Under StablecoinX’s Corporate Governance Guidelines and the Nasdaq rules, a director will not be independent unless the StablecoinX Board affirmatively determines that the director does not have a direct or indirect material relationship with StablecoinX or any of its subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

The StablecoinX Board will undertake a review of its composition, the composition of its committees and the independence of directors and consider whether any director has a material relationship with StablecoinX that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the StablecoinX Board is expected to determine that each of John Griffiths, Alkesh Shah, and Thomas Tarala do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making these determinations, the StablecoinX Board will consider the relationships that each non-employee director has with StablecoinX, the transactions otherwise set forth in this proxy statement/prospectus, and all other facts and circumstances the StablecoinX Board deemed relevant in determining their independence, including the director’s beneficial ownership of StablecoinX Class A Common Stock.

Committees of the StablecoinX Board

The StablecoinX Board will direct the management of its business and affairs, as provided by Delaware law, and conduct its business through meetings of the StablecoinX Board and standing committees. The StablecoinX Board will have a standing audit committee, compensation committee nominating and corporate governance committee, and investment committee each of which will operate under a written charter and, subject to the exemptions for “controlled companies,” will be composed solely of independent directors.

In addition, from time to time, special committees may be established under the direction of the StablecoinX Board when the StablecoinX Board deems it necessary or advisable to address specific issues. Copies of StablecoinX’s committee charters will be posted on StablecoinX’s website, (www.stablecoinx.com), as required by applicable SEC and Nasdaq rules. The information contained on, or that may be accessed through, TLGY’s, SC Assets’ and StablecoinX’s website is not part of, and is not incorporated into, this proxy statement/prospectus or the registration statement of which it forms a part.

Audit Committee

StablecoinX’s audit committee will be responsible for, among other things:

•        overseeing our accounting and financial reporting process;

•        appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•        discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

•        pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);

•        reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;

•        discussing our risk management policies;

•        reviewing and approving or ratifying any related person transactions;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•        preparing the audit committee report required by SEC rules.

Our audit committee is expected to consist of Messrs. Griffiths, Shah and Tarala, with Mr. Shah serving as chair. All members of our audit committee will meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. The StablecoinX Board expects to affirmatively determine that each member of the audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act applicable audit committee members. In addition, the StablecoinX Board expects to determine that Mr. Tarala qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

StablecoinX’s compensation committee will be responsible for, among other things:

•        reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•        reviewing and setting or making recommendations to the StablecoinX Board regarding the compensation of our other executive officers;

•        reviewing and making recommendations to the StablecoinX Board regarding director compensation;

•        reviewing and approving or making recommendations to the StablecoinX Board regarding our incentive compensation and equity-based plans and arrangements;

•        appointing and overseeing any compensation consultants;

•        reviewing and discussing annually with management our “Compensation Discussion and Analysis”, to the extent required; and

•        preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee is expected to consist of Messrs. Griffiths, Shah and Tarala, with Mr. Griffiths serving as chair. Pursuant to the Nasdaq listing standards, as a controlled company StablecoinX will not be required to have a compensation committee composed entirely of independent directors. While StablecoinX will remain able to rely upon such exemption from Nasdaq listing standards, the StablecoinX Board expects to determine that each of these directors qualify as “independent” under Nasdaq’s additional standards applicable to compensation committee members, and we expect that the StablecoinX Board or the compensation committee will meet the requirements of Section 16b-3 of the Exchange Act with respect to acquisitions from the issuer.

Nominating and Corporate Governance Committee

StablecoinX’s nominating and corporate governance committee will be responsible for, among other things:

•        identifying individuals qualified to become members of the StablecoinX Board and ensure the StablecoinX Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;

•        recommending to the StablecoinX Board the persons to be nominated for election as directors and to each committee of the StablecoinX Board;

•        developing and recommending to the StablecoinX Board corporate governance guidelines, and reviewing and recommending to the StablecoinX Board proposed changes to our corporate governance guidelines from time to time; and

•        overseeing the annual evaluations of the StablecoinX Board, its committees and management.

Our nominating and corporate governance committee is expected to consist of Messrs. Griffiths, Shah and Tarala, with Mr. Tarala serving as chair. Pursuant to Nasdaq listing standards, as a controlled company StablecoinX will not be required to have a nominating and corporate governance committee composed entirely of independent directors. While StablecoinX will remain able to rely upon such exemption from the Nasdaq listing standards, the StablecoinX Board expects to determine that the members of our nominating and corporate governance committee qualify as “independent” under Nasdaq rules applicable to nominating and corporate governance committee members.

The nominating and corporate governance committee has not set specific minimum qualifications for director positions. Instead, the nominating and corporate governance committee will review nominations for election or re-election to the StablecoinX Board on the basis of a particular candidate’s merits and StablecoinX’s needs after taking into account the current composition of the StablecoinX Board. When evaluating candidates annually for nomination for election, the nominating and corporate governance committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the StablecoinX Board and ability to devote adequate time to StablecoinX Board duties. The nominating and corporate governance committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the StablecoinX Board is being filled, candidates that appear to best fit the needs of the StablecoinX Board and StablecoinX will be identified, interviewed and evaluated by the nominating and corporate governance committee. Candidates selected by the nominating and corporate governance committee will then be recommended to the full StablecoinX Board.

Investment Committee

StablecoinX’s investment committee will be responsible for, among other things, overseeing all of StablecoinX’s capital allocations, including, but not limited to:

•        purchases of ENA, focusing on timing, size, price and frequency;

•        equity issuances, repurchases or redemptions (including, but not limited to option or warrant exercises);

•        dividend policy;

•        treasury operations;

•        material borrowings; and

•        approving any transaction outside the ordinary course.

Our investment committee is to consist of one representative from StablecoinX, one representative from Ethena and one independent representative to be mutually agreed upon by the parties to the Collaboration Agreement. Our investment committee is expected to consist of Messrs. Chen, Piano and Shah.

The StablecoinX Board may from time to time establish other committees.

Code of Ethics

In connection with Closing, StablecoinX will adopt a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on our website, (www.stablecoinx.com).

StablecoinX intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

No anticipated member of the compensation committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.

SECURITIES ACT RESTRICTIONS ON RESALE OF STABLECOINX’S SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”) and subject to the requirements set forth under “— Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” below, a Person who has beneficially owned restricted StablecoinX Class A Common Stock or StablecoinX Warrants for at least six months would be entitled to sell their securities, provided that (a) such Person is not deemed to have been an affiliate of StablecoinX at the time of, or at any time during the three months preceding, a sale and (b) StablecoinX is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as StablecoinX was required to file reports) preceding the sale.

Persons who have beneficially owned restricted StablecoinX Class A Common Stock or StablecoinX Warrants for at least six months but who are affiliates of StablecoinX at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the volume limitations set forth in Rule 144.

Sales by affiliates of StablecoinX under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about StablecoinX.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if all the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the TLGY Insiders will be able to sell their Founder Shares pursuant to Rule 144 without registration one year after the Closing.

TLGY anticipates that following the Closing, StablecoinX will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Amended and Restated Registration Rights Agreement”.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the SPAC Merger is completed, TLGY shareholders will receive shares of StablecoinX Class A Common Stock in the SPAC Merger and they will cease to be TLGY shareholders. TLGY is an exempted company incorporated under the Companies Act and StablecoinX is organized under the DGCL. The Companies Act and the TLGY Organizational Documents govern the rights of its shareholders. The Companies Act differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the TLGY Organizational Documents will differ in certain material respects from the StablecoinX Organizational Documents. As a result, the rights of a stockholder of StablecoinX will differ in some regards as compared to the rights of a shareholder of TLGY.

Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of TLGY and StablecoinX according to applicable law and/or the organizational documents of TLGY and StablecoinX. You also should review the StablecoinX Charter and StablecoinX Bylaws attached to this proxy statement/prospectus as Annex C and D, respectively, as well as the DGCL and corporate laws of the Cayman Islands, including the Companies Act, to understand how these laws apply to TLGY and StablecoinX.

A description of the material differences between the TLGY Organizational Documents and the StablecoinX Organizational Documents is set forth in the following summary table. This summary is qualified by reference to the complete text of the StablecoinX Charter and the StablecoinX Bylaws, copies of which are attached to this proxy statement/prospectus as Annex C and D, respectively. All TLGY shareholders are encouraged to read the StablecoinX Organizational Documents in their entirety for a more complete description of their terms.

	TLGY Organizational Documents	StablecoinX Organizational Documents
Name	TLGY Acquisition Corporation	StablecoinX Inc.
Governing Law	The Companies Act	The DGCL
Corporate Purpose	The objects for which TLGY is established are unrestricted and TLGY shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.	The purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
Duration of Existence

In the event TLGY does not consummate an initial business combination within the specified period of time contained in the TLGY Organizational Documents (which will be April 16, 2026 if and to the extent the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the TLGY Organizational Documents, or if such date is extended in accordance with the terms of the TLGY Organizational Documents, such later date), TLGY shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to TLGY to pay its taxes, if any, divided by the number of then issued and outstanding

The StablecoinX Charter retains the default of perpetual existence under the DGCL.

	TLGY Organizational Documents	StablecoinX Organizational Documents

Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of TLGY’s remaining Public Shareholders and the TLGY Board, liquidate and dissolve, subject in each case to TLGY’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Blank Check Provisions	The TLGY Organizational Documents contain various provisions related to TLGY’s operation as a blank check company prior to the consummation of an initial business combination.	The StablecoinX Organizational Documents do not contain such provisions, as such provisions are not applicable to StablecoinX and the operation of its business.
Authorized Share Capital

TLGY’s authorized share capital is US$55,500 divided into 500,000,000 TLGY Class A Ordinary Shares, par value US$0.0001 per share, 50,000,000 TLGY Class B Ordinary Shares, par value US$0.0001 per share and 5,000,000 preference shares, par value US$0.0001 per share.

The total number of shares of all classes of capital stock which StablecoinX shall have authority to issue is 551,000,000 shares, of which 500,000,000 shares shall be shares of StablecoinX Class A Common Stock, par value $0.0001 per share, 50,000,000 shares shall be shares of StablecoinX Class B Common Stock, par value $0.0001 per share, and 1,000,000 shares shall be shares of preferred stock, par value $0.0001 per share.

Preference Shares.    The TLGY Board may issue, allot and dispose of shares, with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise to such persons, at such times and on such terms as they think proper, and may also vary such rights (subject to the Companies Act and the TLGY amended and restated memorandum and articles of association); and grant options with respect to such shares and issue warrants or similar instruments with respect thereto, save that the TLGY Board shall not allot, issue, grant options over or otherwise dispose of shares to the extent that it may affect the ability of TLGY to carry out a “Class B Ordinary Share Conversion” as set out in the TLGY amended and restated memorandum and articles of association.

Preferred Stock.    The StablecoinX Board is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the designation of such series, the powers qualifications, limitations or restrictions thereof, of such series of preferred stock and the number of shares of such series, which number the StablecoinX Board may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of preferred stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL.

	TLGY Organizational Documents	StablecoinX Organizational Documents

Ordinary Shares.    The TLGY Board may issue, allot, and dispose of shares, in such manner, on such terms and having such rights and being subjected to such restrictions as they may from time to time determine, and may also vary such rights (subject to the Companies Act and the TLGY amended and restated memorandum and articles of association); and grant options with respect to such shares and issue warrants or similar instruments with respect thereto, save that the TLGY Board shall not allot, issue, grant options over or otherwise dispose of shares to the extent that it may affect the ability of TLGY to carry out a “Class B Ordinary Share Conversion” as set out in the TLGY amended and restated memorandum and articles of association.

Common Stock.    The number of authorized shares of Class A Common Stock, Class B Common Stock, or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of StablecoinX entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL. Except as may otherwise be provided in the StablecoinX Charter (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of preferred stock) or expressly required by a nonwaivable provision of the DGCL, (i) holders of Class A Common Stock shall not be entitled to vote on any matter unless and until no share of Class B Common Stock remains outstanding, at which time each share of Class A Common Stock shall be entitled to one vote on all matters submitted to a vote of StablecoinX stockholders and (ii) each share of Class B Common Stock shall have one vote, provided that, except as otherwise required by law, holders of Class B Common Stock are not entitled to vote on any amendment to the StablecoinX Charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon.

Voting Rights

Prior to the consummation of an initial business combination, only holders of TLGY Class B Ordinary Shares will have the right to vote on (a) the appointment and removal of directors of TLGY and (b) continuing TLGY in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of TLGY’s approving a transfer by way of continuation to a jurisdiction outside the Cayman Islands). Holders of TLGY Class A Ordinary Shares will not be entitled to vote on these matters during such time. These provisions of the TLGY Memorandum and Articles may only be amended if approved by at least 90% of TLGY Ordinary Shares voting at a general meeting. With respect to any other matter

Holders of shares of StablecoinX Class A Common Stock shall not be entitled to vote on any matter coming before any meeting of stockholders including, without limitation, the election of directors, and for the avoidance of doubt, the shares of StablecoinX Class A Common Stock shall not have the right to vote, on a class basis or otherwise, on any matter submitted to stockholders for a vote, including any fundamental action or fundamental business transaction. Immediately at such time when no share of StablecoinX Class B Common Stock remains outstanding, each share of StablecoinX Class A Common Stock shall, automatically and without any further action on the part of StablecoinX or its stockholders, and notwithstanding anything to the contrary herein, be entitled to one vote on all matters submitted to a vote of the stockholders of StablecoinX. The StablecoinX Charter expressly prohibits cumulative voting.

	TLGY Organizational Documents	StablecoinX Organizational Documents

submitted to a vote of TLGY Shareholders, including any vote in connection with its initial business combination, except as required by applicable law or stock exchange rule, holders of TLGY Class A Ordinary Shares and holders of TLGY Class B Ordinary Shares will vote together as a single class, with each share entitling the holder to one vote.

Size of Board of Directors	The TLGY amended and restated memorandum and articles of association provides that the TLGY Board shall consist of not less than one person.

Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the number of the directors of StablecoinX shall be fixed from time to time by resolution adopted by the StablecoinX Board.

Directors; Classes

The TLGY Board is not classified and the directors of TLGY each serve a two-year term or until the expiration of their respective terms of office and until their successors shall have been appointed and qualified.

The StablecoinX Board will be divided into three classes, Class I, Class II and Class III, with each class to be apportioned as nearly equal in number as possible. Only one class of directors is to be elected each year and each class is to serve a three-year term. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders of StablecoinX following the Closing Date, the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders of StablecoinX following the Closing Date, and the initial Class III directors shall serve for a term expiring at the third annual meeting of the stockholders of StablecoinX following the Closing Date. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Except as prohibited by applicable law or the StablecoinX Charter, any director or the entire StablecoinX Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five (75%) of the voting power of the issued and outstanding capital stock of StablecoinX entitled to vote in the election of directors.

	TLGY Organizational Documents	StablecoinX Organizational Documents
Board Vacancies; Removal

Directors may be appointed either to fill a vacancy in the TLGY Board or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the TLGY amended and restated memorandum and articles of association as the maximum number of directors. Prior to the initial business combination, TLGY may by an Ordinary Resolution of the holders of TLGY Class B Ordinary Shares (being the affirmative vote of a simple majority of the holders of TLGY Class B Ordinary Shares entitled to vote, voting in person or by proxy at a general meeting of TLGY more a resolution passed in writing by all of the holders of TLGY Class B Ordinary Shares) appoint any person to be a director. Any director appointed in accordance with the TLGY Organizational Documents shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Subject to the rights of the holders of any series of preferred stock with respect to the election of directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies occurring in the StablecoinX Board, may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

Stockholder/Shareholder Voting

Subject to any rights or restrictions for the time being attached to any share, every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of TLGY, have one (1) vote for each share of which he or the person represented by proxy is the holder.

Except as otherwise provided in the StablecoinX Charter or as expressly required by a nonwaivable provision of the DGCL, the holders of StablecoinX Class A Common Stock shall not be entitled to vote on any matter submitted to stockholders. Immediately at such time when no share of StablecoinX Class B Common Stock remains outstanding, each share of StablecoinX Class A Common Stock shall be entitled to one vote on all matters submitted to a vote of the stockholders of StablecoinX.

Stockholder/Shareholder Meetings	The directors, the CEO, or the chairman may call a general meeting. Members (as defined in the Companies Act) are not permitted to call general meetings.

Subject to the rights of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of StablecoinX may be called only by the StablecoinX Board or the Chair of the StablecoinX Board, or as otherwise provided in the StablecoinX Bylaws.

	TLGY Organizational Documents	StablecoinX Organizational Documents

Subject to the rights of the holders of any series of preferred stock, while any share of StablecoinX Class B Common Stock remains outstanding, any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

Amendments to Governing Documents

Subject to the Companies Act, TLGY may by Special Resolution alter or amend the TLGY Organizational Documents in whole or in part. Prior to the closing of a Business Combination, only the TLGY Class A Ordinary Shares shall carry the right to vote on a Special Resolution for the purposes of amending the TLGY Organizational Documents.

Subject to the provisions of the DGCL, any amendment, repeal or modification of the StablecoinX Organizational Documents will require the affirmative vote of the holders of at least seventy-five (75%) percent of the voting power of all then-outstanding shares of StablecoinX Common Stock entitled to vote thereon, voting together as a single class.

Authority of Directors

The business shall be managed by the TLGY Board who may pay all expenses incurred in setting up and registering TLGY and may exercise all the powers of TLGY as conferred upon them in the TLGY Organizational Documents and the Companies Act.

The StablecoinX Board is empowered to manage the business and affairs of StablecoinX and to adopt such rules and procedures as the StablecoinX Board deems proper for the conduct of its meetings and the management of StablecoinX, subject to the provisions of the DGCL and the StablecoinX Organizational Documents.

Liability of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default.

Directors and officers of StablecoinX shall not be liable to StablecoinX or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification or repeal of this provision shall not adversely affect any right or protection of a director or officer of StablecoinX in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

	TLGY Organizational Documents	StablecoinX Organizational Documents
Indemnification of Directors, Officers, Employees and Others

The TLGY Organizational Documents provides for indemnification of officers and directors against any pending or threatened action or proceeding, costs, charges, expenses, losses, damages or liabilities incurred, other than by the director’s or officer’s own actual fraud, willful default or willful neglect.

To the fullest extent permitted by applicable law, StablecoinX may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of StablecoinX or any predecessor of StablecoinX or is or was serving at the request of StablecoinX as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Exclusive Forum

Without prejudice to any other rights or remedies that TLGY may have, each shareholder acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly TLGY shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

The provisions of the TLGY Organizational Documents with respect to exclusive jurisdiction shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Exchange Act, or any claim for which federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Unless StablecoinX consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of StablecoinX, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of StablecoinX to StablecoinX or StablecoinX’s stockholders, (c) any action asserting a claim against StablecoinX, its current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DCGL or the StablecoinX Charter or StablecoinX Bylaws (each, as may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine. The StablecoinX Charter expressly provides that, notwithstanding any provision therein to the contrary, the foregoing exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless StablecoinX consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder.

Cayman Islands law permits a company incorporated under the laws of the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution, in the case of TLGY being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares being entitled to vote (in person or by proxy) and vote at a general meeting. TLGY’s memorandum and articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained under its articles of association, any Cayman Islands company may amend its memorandum and articles of association. Accordingly, although TLGY could amend any of the provisions relating to its structure and business plan which are contained in the TLGY Organizational Documents, TLGY views all of these provisions as binding obligations to its shareholders and neither TLGY, nor its officers or directors, will take any action to amend or waive any of these provisions prior to the completion of an initial business combination. The TLGY Organizational Documents provide that the rights attached to any class of shares (unless otherwise provided by the terms of issue of that class) may, whether or not TLGY is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class (other than with respect to a waiver of the provisions of Article 17 (Class B Share Conversion) of the TLGY Organizational Documents, which shall only require the consent in writing of the holders of a majority of the issued shares of that class), or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. For the avoidance of doubt, the TLGY Board reserves the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of shares of the relevant class. To any such meeting all the provisions of the TLGY Organizational Documents relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals

The StablecoinX Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The StablecoinX Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (a) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the StablecoinX Board or any authorized committee of the StablecoinX Board, (b) otherwise properly brought before such meeting by or at the direction of the StablecoinX Board, or (c) otherwise properly brought before such meeting by a stockholder present in person who (A) was a record owner of StablecoinX Class A Common Stock at the time of giving the notice and is such a stockholder at the time of the such meeting, (B) is entitled to vote at such meeting, and (C) has complied with notice procedures specified in the StablecoinX Bylaws in all applicable respects. To be timely for StablecoinX’s annual meeting of stockholders, a stockholder’s notice must be delivered to StablecoinX’s secretary at StablecoinX’s principal executive offices:

•        not later than the 90th day; and

•        not earlier than the 120th day,

prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of StablecoinX’s annual meeting in the year of the closing of the Business Combination shall be deemed to have occurred on June 1 of such year).

In the event that no annual meeting was held in the previous year or StablecoinX holds its annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of a preceding year’s annual meeting, to be timely, notice of a stockholder proposal must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by StablecoinX. Nominations and proposals also must satisfy other requirements set forth in the StablecoinX Bylaws.

Under Rule 14a-8 of the Exchange Act, a stockholder proposal (other than nominations) to be included in the proxy statement and proxy card for the 2027 annual meeting pursuant to Rule 14a-8 must be received at StablecoinX’s principal office at a reasonable time before StablecoinX begins to print and send its proxy materials and must comply with Rule 14a-8.

A stockholder must update and supplement its notice to StablecoinX’s secretary, if necessary, so that the information provided or required to be provided in such notice as described above will be true and correct as of the record date for notice of the annual meeting and as of the date that is 10 days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement will be delivered to, or mailed and received by, StablecoinX’s secretary as promptly as practical.

Stockholder Director Nominees

The StablecoinX Bylaws will permit stockholders to nominate directors for election at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of stockholders, subject to the provisions of the StablecoinX Certificate of Incorporation. To nominate a director, the stockholder must provide the information required by the StablecoinX Bylaws. In addition, the stockholder must give timely notice to StablecoinX’s secretary in accordance with the StablecoinX Bylaws, which, in general, require that the notice be received by StablecoinX’s secretary within the time periods described above under the section “— Stockholder Proposals”.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the TLGY Board, any committee chairperson or the non-management directors as a group by writing to the TLGY Board or committee chairperson in care of TLGY Acquisition Corporation, 4001 Kennett Pike, Suite 302, Wilmington, DE 19807. Following the Closing, such communications should be sent to StablecoinX at 6160 Warren Parkway, Suite 100, Frisco, TX 75034. Each communication will be forwarded, depending on the subject matter, to the TLGY Board, the appropriate committee chairperson or all non-management directors. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the TLGY Board.

LEGAL MATTERS

Perkins Coie LLP, legal counsel to StablecoinX, has provided a legal opinion regarding the validity of the securities of StablecoinX to be issued in connection with the Business Combination.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the TLGY Board does not know of any matters that will be presented for consideration at the extraordinary general meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the extraordinary general meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

EXPERTS

The financial statements of TLGY Acquisition Corporation, as of and for the years ended December 31, 2024 and 2023, included in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to TLGY Acquisition Corporation’s ability to continue as a going concern described in Note 1 to the financial statements, thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of SC Assets as of and for the period from June 30, 2025 (inception) through June 30, 2025, included in this proxy statement/prospectus and elsewhere in the registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion and includes an explanatory paragraph relating to SC Assets’ ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and included in this proxy statement/prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of StablecoinX, Inc and its subsidiaries as of August 31, 2025 and for the period July 7, 2025 (inception) through August 31, 2025, included in this proxy statement/prospectus and elsewhere in the registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion and includes an explanatory paragraph relating to StablecoinX, Inc and Subsidiaries ability to continue as a going concern as described in Note 1 to the financial statements, and included in this proxy statement/prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, TLGY and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, TLGY will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such document. Shareholders receiving multiple copies of such documents may likewise request that TLGY deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that TLGY deliver single copies of such document in the future. Shareholders may notify TLGY of their requests by calling or writing TLGY at its principal executive offices at 4001 Kennett Pike, Suite 302, Wilmington, DE 19807 or (302) 803-6849.

ENFORCEABILITY OF CIVIL LIABILITY

TLGY is a Cayman Islands exempted company. You may have difficulty serving legal process within the United States upon TLGY. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against TLGY in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, TLGY may be served with process in the United States with respect to actions against TLGY arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of TLGY’s securities by serving TLGY’s U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

TLGY has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

TLGY files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on TLGY at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

All information contained in this proxy statement/prospectus relating to TLGY has been supplied by TLGY, and all such information relating to SC Assets has been supplied by SC Assets, respectively. Information provided by one another does not constitute any representation, estimate or projection of the other.

This document is a proxy statement/prospectus of TLGY for the extraordinary general meeting. TLGY has not authorized anyone to give any information or make any representation about the Business Combination, TLGY or SC Assets that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date hereof unless the information specifically indicates that another date applies.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the business combination, you should contact via phone or in writing:

TLGY Acquisition Corporation
4001 Kennett Pike, Suite 302
Wilmington, DE 19807
(302) 803-6849

You may also obtain these documents, without charge, by requesting them in writing or by telephone from TLGY’s proxy solicitation agent at the following address and telephone number:

Okapi Partners LLC.
Telephone: (844) 203-3605 (toll free)
(212) 297-0720 (Banks and brokers can call collect)
Email: info@okapipartners.com.

If you are a shareholder of TLGY and would like to request documents, please do so no later than March 3, 2026 (five business days before the extraordinary general meeting) in order to receive them before the extraordinary general meeting.    If you request any documents from TLGY, TLGY will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

INDEX TO FINANCIAL STATEMENTS

TLGY ACQUISITION CORPORATION

STABLECOINX ASSETS INC.

STABLECOINX INC. AND SUBSIDIARIES

TLGY ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2025 (unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash	$347,921	$3,769
Prepaid expenses	67,459	23,340
Total Current Assets	415,380	27,109
Cash and investments held in Trust Account	6,210,376	44,332,605
Total Assets	$6,625,756	$44,359,714

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$271,714	$272,548
Accrued offering costs	5,000	5,000
Convertible promissory note payable – former sponsor	2,912,000	2,912,000
Convertible promissory note payable – current sponsors	2,977,325	1,257,325
Total Current Liabilities	6,166,039	4,446,873
Derivative warrant liabilities	27,311,400	457,466
Deferred underwriting commission	865,000	865,000
Total Liabilities	34,342,439	5,769,339

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption; 489,887 and 3,717,207 shares (at redemption value of $12.68 and $11.92 at September 30, 2025 and December 31, 2024, respectively)	6,210,376	44,332,605

Shareholders’ deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at September 30, 2025 and December 31, 2024	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,344,700 and 0 issued and outstanding (excluding 489,887 and 3,717,207 shares subject to possible redemption) at September 30, 2025 and December 31, 2024, respectively	534	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 105,000 shares and 5,750,000 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	11	575
Additional paid-in capital	—	—
Accumulated deficit	(33,927,604)	(5,742,805)
Total Shareholders’ Deficit	(33,927,059)	(5,742,230)
LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$6,625,756	$44,359,714

The accompanying notes are an integral part of these unaudited condensed financial statements.

TLGY ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
EXPENSES
Administrative fee – related party	$—	$—	$—	$60,000
General and administrative	653,504	292,166	1,131,697	943,794
TOTAL EXPENSES	653,504	292,166	1,131,697	1,003,794

OTHER INCOME (LOSS)
Income earned on Cash and Investments held in Trust Account	64,292	561,391	664,199	2,088,627
Forgiveness of debt	42,934	—	127,768	608,776
Change in fair value of derivative liabilities	(21,621,525)	928,588	(26,853,934)	(193,456)
TOTAL OTHER INCOME (LOSS)	(21,514,299)	1,489,979	(26,061,967)	2,503,947
Net income (loss)	$(22,167,803)	$1,197,813	$(27,193,664)	$1,500,153

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	5,834,587	3,717,207	5,257,563	4,578,541
Basic and diluted net income (loss) per share, Class A ordinary shares subject to possible redemption	$(3.73)	$0.13	$(3.54)	$0.15
Weighted average number of shares of Class B ordinary shares outstanding, basic and diluted	105,000	5,750,000	2,418,487	5,750,000
Basic and diluted net income (loss) per Class B ordinary share	$(3.73)	$0.13	$(3.54)	$0.15

The accompanying notes are an integral part of these unaudited condensed financial statements.

TLGY ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(UNAUDITED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	—	$—	5,750,000	$575	$—	$(5,742,805)	$(5,742,230)
Current period remeasurement to redemption value	—	—	—	—	—	(646,024)	(646,024)
Net loss	—	—	—	—	—	(38,289)	(38,289)
Balance as of March 31, 2025 (unaudited)	—	—	5,750,000	575	—	(6,427,118)	(6,426,543)
Current period remeasurement to redemption value	—	—	—	—	—	(207,365)	(207,365)
Class B ordinary share conversion	5,344,700	534	(5,344,700)	(534)	—	—	—
Mizuho Class B ordinary share forfeiture	—	—	(300,300)	(30)	—	30	—
Net loss	—	—	—	—	—	(4,987,572)	(4,987,572)
Balance as of June 30, 2025 (unaudited)	5,344,700	534	105,000	11	—	(11,622,025)	(11,621,480)
Current period remeasurement to redemption value	—	—	—	—	—	(137,776)	(137,776)
Net loss	—	—	—	—	—	(22,167,803)	(22,167,803)
Balance as of September 30, 2025 (unaudited)	5,344,700	$534	105,000	$11	$—	$(33,927,604)	$(33,927,059)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	—	$—	5,750,000	$575	$—	$(12,043,361)	$(12,042,786)
Current period remeasurement to redemption value	—	—	—	—	—	(1,194,194)	(1,194,194)
Net income	—	—	—	—	—	291,033	291,033
Balance as of March 31, 2024, as restated (unaudited)	—	—	5,750,000	575	—	(12,946,522)	(12,945,947)
Current period remeasurement to redemption value	—	—	—	—	—	(845,132)	(845,132)
Underwriter fee waiver	—	—	—	—	—	7,785,000	7,785,000
Net income	—	—	—	—	—	11,307	11,307
Balance as of June 30, 2024 (unaudited)	—	—	5,750,000	575	—	(5,995,347)	(5,994,772)
Current period remeasurement to redemption value	—	—	—	—	—	(741,390)	(741,390)
Net income	—	—	—	—	—	1,197,813	1,197,813
Balance as of September 30, 2024 (unaudited)	—	$—	5,750,000	$575	$—	$(5,538,924)	$(5,538,349)

The accompanying notes are an integral part of these unaudited condensed financial statements.

TLGY ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30, 2025	For the Nine Months Ended September 30, 2024
Cash Flows From Operating Activities:
Net income (loss)	$(27,193,664)	$1,500,153
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income earned on cash and investments held in the Trust Account	(664,199)	(2,088,627)
Change in fair value of derivative warrant liabilities	26,853,934	193,456
Forgiveness of debt	(127,768)	(608,776)
Changes in operating assets and liabilities:
Prepaid expenses	(44,119)	(34,689)
Accounts payable and accrued expenses	126,934	25,546
Net Cash Used In Operating Activities	(1,048,882)	(1,012,937)

Cash Flows from Investing Activities:
Cash deposited into Trust Account	(326,966)	(692,089)
Cash withdrawn from Trust Account	39,113,394	25,092,549
Net Cash Provided By Investing Activities	38,786,428	24,400,460

Cash Flows from Financing Activities:
Redemptions of Class A ordinary shares	(39,113,394)	(25,092,549)
Proceeds from promissory note – third party	—	165,000
Proceeds from convertible promissory note – current sponsors	1,720,000	871,125
Proceeds from convertible promissory note – former sponsors	—	635,000
Net Cash Used In Financing Activities	(37,393,394)	(23,421,424)

Net change in cash	344,152	(33,901)
Cash at beginning of period	3,769	40,621
Cash at end of period	$347,921	$6,720

The accompanying notes are an integral part of these unaudited condensed financial statements.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

TLGY Acquisition Corporation (the “Company”) was incorporated in the Cayman Islands on May 21, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2025, the Company had not commenced any operations. All activity for the period from May 21, 2021 (inception) through September 30, 2025 were organizational activities and those necessary to prepare for the Company’s initial public offering (the “Initial Public Offering” or “IPO”), described below, and, since the completion of our Initial Public Offering, searching for a target to consummate an initial business combination and activities in connection with our proposed Business Combinations. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on November 30, 2021. On December 3, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 10,659,500 warrants (the “Private Placement Warrants”) to TLGY Sponsors LLC (the “former sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $10,659,500.

On December 8, 2021, the Company consummated the closing of the sale of an additional 3,000,000 Units (the “Option Units”) at $10.00 per Option Unit, pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,000,000. The Company also consummated the closing of the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating gross proceeds of $600,000, to the former sponsor in respect of its obligation to purchase such additional Private Placement Warrants upon the exercise of the underwriters’ over-allotment option.

Transaction costs amounted to $14,183,689 consisting of $4,000,000 of underwriting fees, $8,650,000 of deferred underwriting fees payable (“Deferred Underwriting Fees”) (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)) and $1,533,689 of other offering costs related to the Initial Public Offering. Cash of $347,921 was held outside of the Trust Account on September 30, 2025 and was available for working capital purposes. As described in Note 6 below, the Deferred Underwriting Fees are payable upon the consummation of a Business Combination and in May 2024, the Company entered into a certain waiver (the “Mizuho Waiver”) with Mizuho Securities USA LLC (“Mizuho”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all 300,300 Class B ordinary shares acquired by it at the time of, and deemed compensation for, the IPO. The Company believes that Mizuho was acting as the representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. The forfeiture of the 300,300 Class B ordinary shares occurred on June 30, 2025 and is reflected in the condensed statements of changes in shareholders deficit.

Following the closing of the Initial Public Offering on December 3, 2021 and the sale of the underwriters’ overallotment units on December 8, 2021, an amount of $234,600,000 ($10.20 per Public Share) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the Trust Account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (ASC 480).

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (as amended, the “Articles”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The Public Shares are redeemable and will be classified as such on the balance sheets until such date that a redemption event takes place. During the nine months ended September 30, 2025, 3,227,320 shares were redeemed by Public Shareholders. See Note 7 for additional information.

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

will, pursuant to its Articles, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Company’s Class B ordinary shares and shares that were formerly Class B ordinary shares (such shares, the “Founder Shares” or “Class B ordinary Shares” and the holders of such shares, the “Founder Shareholders”), including the former sponsor and the current sponsors (as defined below) have agreed to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

Each of the Founder Shareholders has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Articles (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

If the Company has not completed a Business Combination by November 16, 2025 (or up to April 16, 2026 if the period of time to consummate a business combination is extended to the fullest extent allowed in accordance with the terms of the Articles) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any, divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

Each of the Founder Shareholders has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Founder Shareholders or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In order to protect the amounts held in the Trust Account, the former sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.20 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the former sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the former sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Termination of the Verde Bioresins Merger Agreement

The Company and the former sponsor entered into an Agreement and Plan of Merger (as amended, the “Merger” Agreement) on June 21, 2023, as amended on August 11, 2023, with Virgo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Verde Bioresins, Inc., a Delaware corporation (“Verde”). On March 12, 2024, the Company received a termination notice (the “Termination Notice”) from Verde stating that Verde was exercising its right to terminate the Merger Agreement (the “Termination”) and all ancillary agreements, pursuant to Section 10.01(c) of the Merger Agreement. On March 18, 2024, the Company responded to the Termination Notice and agreed to a termination of the Merger Agreement, but disputed the grounds for the termination of the Merger Agreement. As a result of the agreed upon termination of the Merger Agreement, the Acquiror Support Agreement entered among the Company, Verde and the former sponsor dated June 21, 2023, the Company Support Agreement between Humanitario Capital LLC, the Company and Verde dated June 21, 2023, and the Sponsor Share Restriction Agreement entered among the Company, Verde and the former sponsor dated June 21, 2023, automatically terminated. The Company has continued evaluating other possible business combination targets.

Changes in Control of Registrant

On April 16, 2024, the Company, the former sponsor, TLGY Holdings LLC, which is the holding company of the former sponsor, CPC Sponsor Opportunities I, LP (“CPCSO”) and CPC Sponsor Opportunities I (Parallel), LP (“CPC Parallel” and, together with CPCSO Sponsor, the “CPC Funds” or “current sponsors”), the CPC Funds being the current sponsors of the Company and stakeholders of economic interests in the former sponsor, entered into a securities transfer agreement (“Securities Transfer Agreement”), pursuant to which, at a closing on June 19, 2024, the current sponsors, for an aggregate purchase price of $1.00 (the “Purchase Price”), (i) purchased 3,542,305 Founder Shares from the former sponsor, certain investors who held the Founder Shares, and three previous independent directors of the Company, and (ii) purchased 3,940,825 Private Placement Warrants from the former sponsor (the “Securities Transfer Transaction”).

On June 19, 2024, in connection with the Securities Transfer Transaction, the Company and the former sponsor entered into a letter agreement (the “Termination Letter”) terminating the administrative services agreement (the “Administrative Services Agreement”), dated November 30, 2021, by and between the Company and the former sponsor. Pursuant to the Termination Letter, the Company and the former sponsor agreed to irrevocably release, waive, and forever discharge the Company and its successors or assigns, the former sponsor and its members, directors,

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

advisors, officers and its holding company, from any and all actions, compensations, fees and expenses, obligations and claims of all types and nature, including all sums that may be or have been accrued or outstanding, arising from or in connection with the Administrative Services Agreement.

On June 20, 2024, in connection with the Securities Transfer Transaction, the Company and the current sponsors entered into a joinder to a certain letter agreement, dated November 30, 2021 (the “Letter Agreement Joinder”) and a joinder to a certain registration rights agreement, dated November 30, 2021 (the “Registration Rights Agreement”). In addition, on June 21, 2024, the Company entered into an agreement (the “CPC Funds Indemnification Agreement”) to indemnify the current sponsors and their affiliates (each, an “Indemnitee”) from any claims made by the Company or a third party in respect of any investment opportunities sourced by an Indemnitee, any liability arising with respect to an Indemnitee’s activities in connection with the Company’s affairs, and that are provided without a separate written agreement between the Company and any Indemnitee. Such indemnity will provide that the Indemnitees cannot access the funds held in the Company’s trust account.

On June 19, 2024, in connection with the Closing of the Securities Transfer Transaction, Jin-Goon Kim resigned as the CEO and the interim CFO of the Company, and remained as the chairman of Board of the Company. On June 20, 2024, Vikas Desai was appointed as the CEO and a director of the Company; Merrick Friedman was appointed as the CFO of the Company; Enrique Klix was appointed as an independent director of the Company; and Young Cho was appointed as an independent director of the Company.

On December 27, 2024, Vikas Desai resigned as the CEO and a director of the Company; Merrick Friedman resigned as the CFO of the Company; Donghyun Han resigned as an independent director of the Company; Christina Favilla was appointed as an independent director of the Company; Niraj Javeri was appointed as an independent director of the Company; and Young Cho was appointed as the CEO of the Company. On January 3, 2025, Kwong Cho Ho was appointed as the CFO of the Company.

Mizuho Deferred Underwriting Fee Waiver

The underwriters in our IPO, of which Mizuho served as the representative, agreed to defer $8,650,000 in underwriting fees payable, which fees are payable upon the completion of our initial business combination (“Deferred Underwriting Fees”). In May 2024, the Company entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 Founder Shares it received as compensation in connection with the IPO. The Company believes that Mizuho was acting as the representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. The forfeiture of the 300,300 Class B ordinary shares was completed on June 30, 2025 and is reflected in the condensed statements of changes in shareholders deficit.

Change in Auditor

On June 27, 2024, the Company dismissed Marcum Asia CPAs LLP (“Marcum Asia”) as its independent registered public accounting firm to audit the Company’s financial statements, to be effective immediately. The dismissal of Marcum Asia was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”). On June 28, 2024, the Company engaged WithumSmith+Brown, PC (“Withum”) as its new independent registered public accounting firm. The engagement of Withum was approved by Audit Committee.

Delisting from Nasdaq

On December 2, 2024, the Company received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not completed an initial business combination within 36 months of the effective date of its registration statement in connection with its IPO, it was not

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

in compliance with Nasdaq listing rule IM 5101-2, and was therefore subject to delisting. Trading in the Company’s securities on Nasdaq was suspended at the opening of business on December 9, 2024, and trading of the Company’s securities on the over-the-counter market commenced shortly thereafter.

Business Combination with StablecoinX Assets Inc.

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with StablecoinX Assets Inc. (“SC Assets”), StablecoinX Inc. (“Pubco”), StableCoinX SPAC Merger Sub LLC, a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc., a wholly-owned subsidiary of Pubco (“Company Merger Sub”), pursuant to which and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby, (a) the Company will, subject to the terms of the Business Combination Agreement, merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), as a result of which the holders of Class A ordinary shares, will receive one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share held by such shareholder, and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class A Common Stock”) will receive one share of Pubco Class A Common Stock for each share of SC Assets Class A Common Stock held by such shareholder and holders of Class B common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class B Common Stock”) will receive one share of Pubco Class A Common Stock and one share of Class B common stock, par value $0.0001 per share, of Pubco (the “Pubco Class B Common Stock” and together with the Pubco Class A Common Stock, “Pubco Stock”) for each share of SC Assets Class B Common Stock held by such shareholder. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), the Company and SC Assets will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement. SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of the Company, and Edward Chen, the managing member of the current sponsors of the Company. For more information, please see the Current Reports on Form 8-K filed with the SEC by the Company on July 21, 2025 and September 8, 2025.

Liquidity, Capital Resources, and Going Concern

As of September 30, 2025, the Company had cash of $347,921 and a working capital deficit of $5,750,659.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements-Going Concern,” management has determined that if the Company is unable to raise additional funds to alleviate liquidity needs or complete an initial business combination by November 16, 2025 (or up to April 16, 2026 if the period of time to consummate a business combination is extended to the fullest extent possible in accordance with the terms of the Articles), the Company will cease all operations except for the purpose of liquidating. The working capital deficit, liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern through approximately one year from the date of filing of this Quarterly Report. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

The Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected by, among other things, global economic conditions and disruptions, including geopolitical events, international hostilities and resulting sanctions, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

interest rate policies in countries that such target business operates. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of any of these actions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable.

The financial statements do not include any adjustments that might result from the outcome of the above uncertainties.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, the accompanying unaudited condensed financial statements do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of Management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 5, 2025. The interim results for the three and nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheets, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2025 and December 31, 2024, the Company had cash of $347,921 and $3,769, respectively, held outside the Trust Account. The Company did not have any cash equivalents at September 30, 2025 and December 31, 2024.

Cash and Investments Held in Trust Account

At September 30, 2025 and December 31, 2024, the Company had $6.2 million and $44.3 million in investments held in the Trust Account, respectively. The Company’s portfolio of investments held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs associated with warrant liabilities are expensed as incurred. Offering costs associated with the Units were allocated between temporary equity and the Public Warrants by the relative fair value method. Offering costs of $534,172 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. These offering costs, together with the underwriter fees of $12,650,000 (or $4,000,000 paid in cash upon the closing of the Initial Public Offering and a deferred fee of $8,650,000 (“Deferred Underwriting Fees”)), were allocated between temporary equity, the Public Warrants and the Private Warrants in a relative fair value method upon completion of the Initial Public Offering. Of these costs, $442,567 were allocated to the Public Warrants and to the Private Placement Warrants and are charged to the statements of operations. In addition, the Company recorded the fair value of $999,517 (net of consideration) for an aggregate of 300,300 Class B shares transferred to Mizuho, the representative of the underwriters, and 15,000 Class B shares transferred to Centaury Management Ltd., an investor in the former sponsor, each transferred upon the closing of the Initial Public Offering. As described below, in May 2024, the Company entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 Class B ordinary shares it received as compensation in connection with the IPO. The Company believes that Mizuho was acting as a representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. The forfeiture of the 300,300 Class B ordinary shares was completed on June 30, 2025 and is reflected in the condensed statements of changes in shareholders deficit.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. In connection with the Fourth Extension Meeting (as defined herein), on April 15, 2025 Public Shareholders holding 3,227,320 Class A ordinary shares elected to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account, or approximately $12.12 per share. As a result, $39,113,394 was removed from the Trust Account in connection with the redemption in order to pay such holders. As of September 30, 2025 and December 31, 2024, there were 489,887 and 3,717,207 Class A ordinary shares subject to possible redemption in the amount of $6,210,376 and $44,332,605, respectively, at redemption value per Public Share are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to equal the redemption value at the end of each reporting period. During the nine months ended September 30, 2025 and 2024, the Company recorded a measurement adjustment of $991,165 and $2,780,716, respectively, to increase to redemption value.

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. The remeasurement adjustment associated with the redeemable Class A Ordinary Shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) the Private Placement. As of September, 2025, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and subsequently share in the earnings of the Company.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share.

	For the Three Months Ended September 30, 2025	For the Three Months Ended September 30, 2024 (Restated)
Class A Redeemable ordinary shares
Numerator: Allocation of net income (loss)	$(21,775,921)	$470,310
Denominator: Basic and diluted weighted average shares outstanding	5,834,587	3,717,207
Basic and diluted net income (loss) per Class A Ordinary Shares	$(3.73)	$0.13

Class B Non-redeemable ordinary shares
Numerator: Allocation of net income (loss)	$(391,882)	$727,503
Denominator: Basic and diluted weighted average shares outstanding	105,000	5,750,000
Basic and diluted net income (loss) per Class B Ordinary Shares	$(3.73)	$0.13

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Nine Months Ended September 30, 2025	For the Nine Months Ended September 30, 2024 (Restated)
Class A Redeemable ordinary shares
Numerator: Allocation of net income (loss)	$(18,625,778)	$665,003
Denominator: Basic and diluted weighted average shares outstanding	5,257,563	4,578,541
Basic and diluted net income (loss) per Class A Ordinary Shares	$(3.54)	$0.15

Class B Non-redeemable ordinary shares
Numerator: Allocation of net income (loss)	$(8,567,886)	$835,150
Denominator: Basic and diluted weighted average shares outstanding	2,418,487	5,750,000
Basic and diluted net income per Class B Ordinary Shares	$(3.54)	$0.15

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as September 30, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (ASU 2023-09), which requires disclosures of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for the fiscal year beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. Any loss incurred or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

See Note 9 for additional information regarding liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company’s derivative instruments are recorded at fair value as of the closing date of the Initial Public Offering (December 3, 2021) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the Public Warrants and the Private Placement Warrants are a derivative instrument. As the Public Warrants and the Private Placement Warrants meet the definition of a derivative, the Public Warrants and the Private Placement Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statements of operations in the period of change.

Convertible Promissory Note

The Company accounts for its convertible promissory notes under ASC 470-20, “Debt — Debt with Conversion and other Options” (“ASC 470”). The notes are assessed under ASC 815 for any conversion features which may require bifurcation.

Warrant Liabilities

The Company accounts for the Public Warrants and the Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging” whereby under that provision, the Public Warrants and the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjusts the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Public Warrants and the Private Placement Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statements of operations. Upon issuance and as of December 31, 2021, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. As of September 30, 2025, the quoted market price is used as the fair value as of each relevant date for valuing the Public Warrants. The Private

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Placement Warrants are valued using a modified Black-Scholes model. The Company’s valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (ASU 2023-09), which requires disclosures of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for the fiscal year beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07 — Segment Reporting — “Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). This update requires public entities to disclose its significant segment expense categories and amounts for each reportable segment. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. As of June 30, 2025 and December 31, 2024, the Company reported its operations as a single reportable segment, noting no disaggregation of Company activities, management or allocation of resources by geographic region, business activity or organizational method, thus this new guidance does not affect the disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering and the underwriters’ exercise of the over-allotment option, the Company sold 23,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the total amount of $230,000,000, which includes the full exercise of the underwriter over-allotment option generating gross proceeds of $30,000,000 to the Company. Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment.

The Class A ordinary shares issued in the IPO initially included a contingent right to receive a pro rata share of 5,750,000 distributable redeemable warrants, to be distributed to the holders of any non-redeemed Class A ordinary shareholders in connection with the closing of the Company’s initial business combination. At the Fourth Extension Meeting, holders of Company’s Class A ordinary shares approved the detachment and cancelation of all such rights attached to the Class A ordinary shares. As a result, there are no rights attached to the Class A ordinary shares and no distributable redeemable warrants will be distributed or issued by the Company in connection with the closing of an initial business combination.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering and the exercise of the over-allotment option, the Company consummated the private sale (the “Private Placement”) of an aggregate of 11,259,500 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $11,259,500.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 4 — PRIVATE PLACEMENTS (cont.)

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination, subject to certain exceptions.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On June 17, 2021, the former sponsor received 5,750,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for cash paid on behalf of the Company of $25,000. On August 7, 2021, the former sponsor surrendered and forfeited 718,750 Founder Shares for no consideration, following which the former sponsor held 5,031,250 Founder Shares. On November 30, 2021, the Company effected a further issuance of Founder Shares, resulting in the former sponsor holding an aggregate of 5,750,000 Founder Shares. The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. Upon the exercise of the over-allotment option, these shares were no longer subject to forfeiture.

Concurrent with the closing of the Initial Public Offering, the former sponsor transferred 30,000 Class B ordinary shares to each of the three initial independent directors, at an aggregate purchase price of $150, or approximately $0.005 per share. During the period ended December 31, 2021, the Company recorded share-based compensation of $569,868 to the statements of operations for services rendered.

As described in Note 1, pursuant to the Securities Transfer Agreement and at a closing on June 19, 2024, the current sponsors (i) purchased 3,542,305 Founder Shares from the former sponsor, certain investors who held the Founder Shares, and three previous independent directors of the Company, and (ii) purchased 3,940,825 Private Placement Warrants from the former sponsor. On April 18, 2025, the current sponsors and the former sponsor elected to convert all of the 5,334,700 Founder Shares held by them from Class B ordinary shares into 5,344,700 Class A ordinary shares.

Each of the Founder Shareholders had previously agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

Subsequently, in connection with the execution of the Business Combination Agreement, the Founder Shareholders entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Company, Pubco, SC Assets and the other parties thereto, pursuant to which, among other things, each of the Founder Shareholders agreed (i) to vote in favor of the adoption and approval of, among other things, the Business Combination Agreement and the related documents to which the Company is a party, and the Transactions, (ii) not transfer any securities of the Company held by it until the earlier of (a) the Closing and (b) the valid termination of the Sponsor Support Agreement, subject to certain exceptions as provided in the Sponsor Support Agreement or permitted by the Business Combination Agreement or other agreement in connection with the Transactions, and (ii) following the consummation of the SPAC

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Merger, to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”), and to exchange any Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and price thresholds after the Closing.

General and Administrative Services

Pursuant to the terms of the administrative services agreement, dated November 30, 2021, by and between the Company and the former sponsor (the “Administrative Services Agreement”), the Company agreed to pay the former sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support commencing on November 30, 2021 and ceasing upon completion of an initial business combination or the Company’s liquidation. On June 19, 2024, the Company and the former sponsor entered into a letter agreement (the “Termination Letter”) terminating the Administrative Services Agreement. Pursuant to the Termination Letter, the Company and the former sponsor agreed to irrevocably release, waive, and forever discharge the Company and its successors or assigns, the former sponsor and its members, directors, advisors, officers and its holding company, from any and all actions, compensations, fees and expenses, obligations and claims of all types and nature, including all sums that may be or have been accrued or outstanding, arising from or in connection with the Administrative Services Agreement. During the nine months ended September 30, 2025 and 2024, the Company incurred $0 and $60,000, respectively, pursuant to the Administrative Services Agreement.

Convertible Promissory Note

i)       Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the former sponsor and/or the current sponsors (collectively, the “Sponsor”) or an affiliate of the Sponsor or certain of its officers and directors may, but are not obligated to, loan the Company funds as may be required. Such working capital loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans.

As of September 30, 2025 and December 31, 2024, there was $3,347,359 and $2,255,325 respectively, outstanding under the Working Capital Loans. As of September 30, 2025, the current sponsors had provided the Company an aggregate of $2,130,359 of funding under the Working Capital Loans.

ii)      Time Extension Funding Loans

In order to extend the Company’s time period for consummating a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of its officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes a Business Combination, the Company will repay such loaned amounts. In the event that the Business Combination does not close, no proceeds from the Trust Account would be used to repay such time extension funding loaned amounts. If the Company does not complete a Business Combination, the Company will not repay such time extension funding loans. Up to $3,000,000 of loans made to extend the time period for consummating an initial business combination may be convertible into private placement warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender (the “Extension Loans”). Such warrants are identical to the Private Placement Warrants. While the Company obtained Extension Loans from Verde prior to the termination of the Merger Agreement, it does not expect to seek loans from parties other than the Sponsor or an

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

affiliate of the Sponsor prior to the closing of an initial Business Combination as the Company does not believe such third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

As of September 30, 2025 and December 31, 2024, the Company had $2,541,966 and $1,914,000 outstanding balance under the Extension Loans. As of September 30, 2025, the current sponsors provided the Company with an aggregate of $846,966 of Extension Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or Extension Loans (and any shares of ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans or Extension Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

On December 3, 2021, concurrent with the closing of the Initial Public Offering, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (regardless of whether the underwriters’ over-allotment option to purchase additional units is exercised in full), which was paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $7,000,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On December 8, 2021, the Company consummated the closing of the sale of an additional 3,000,000 Option Units at $10.00 per Option Unit, pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,000,000. The Company recorded an additional deferred fee of $1,650,000 to be paid upon completion of a Business Combination.

Concurrent with the closing of the Initial Public Offering, the former sponsor transferred 15,000 Class B ordinary shares to Centaury Management Ltd., an investor in the former sponsor, at an aggregate purchase price of $75, or approximately $0.005 per share. The former sponsor also transferred 300,300 Class B ordinary shares to Mizuho, the representative of the underwriters, at an aggregate purchase price of $1,000,000, or approximately $3.33 per share (the “Representative’s Shares”). The Company thus recorded additional transaction costs of $999,517, the grant date fair value of the shares net of consideration received. The Representative’s Shares were deemed compensation by FINRA and were therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of IPO prospectus pursuant to Rule 5110(e)(1) of the FINRA Manual.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

In May 2024, the Company entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 Class B ordinary shares received by it as compensation in connection with the IPO. The Company believes that Mizuho was acting as a representative of all of the underwriters on the IPO when it waived the Deferred Underwriting Fees. The forfeiture of the 300,300 Class B ordinary shares was completed on June 30, 2025 and is reflected in the condensed statements of changes in shareholders deficit.

Legal Fees

The Company has an agreement in place whereby if its prior legal counsel for the Company’s IPO assists in the initial business combination, payment of their charges plus a success premium to be agreed is contingent on a successful de-SPAC closing or recovery under certain cost coverage provisions in the merger agreement. In accordance with ASC 805, “Business Combinations”, this fee will not be recorded until Business Combination is consummated.

On May 2, 2024, the Company entered into a waiver with its prior legal counsel for the Company’s IPO, pursuant to which its prior legal counsel agreed to a waiver for IPO of all fees and payment under and pursuant to their engagement. Solely in the event of a consummation by the Company of its initial business combination, the Company shall pay the legal counsel for the Company’s IPO a sum of $130,000, as full and final payment.

Verde Bioresins Termination Agreement

On May 4, 2024, Verde entered into a mutual release agreement with the Company, Merger Sub and the former sponsor, pursuant to which, a mutual release, waiver and discharge was agreed in respect of all claims and obligations arising out of or relating to the Termination Agreement, the Merger Agreement and all ancillary agreements and that all payments made by Verde for extending the period of time to consummate a business combination by the Company shall not be repayable by the Company to Verde and all promissory notes issued by the Company to Verde, including the Verde Extension Loans, shall be deemed to have been voided and cancelled. Solely in the event of a consummation by the Company of its initial business combination, the Company shall pay Verde a sum of $83,125, as full and final payment of such loans.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. On April 18, 2025, certain Founder Shareholders elected to convert 5,344,700 Class B ordinary shares held by them to 5,344,700 Class A ordinary shares. Notwithstanding the conversions, holders of such 5,344,700 Class A ordinary shares will not be entitled to receive any monies held in the Trust Account as a result of their ownership of such Class A ordinary shares issued upon conversion of the Founder Shares. As of September 30, 2025 and December 31, 2024, there were 5,834,587 and 3,717,207 Class A ordinary shares issued and outstanding, respectively, including 489,887 and 3,717,207 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. On November 30, 2021, the Company effected a further issuance of Founder Shares, resulting in the former sponsor holding an aggregate of 5,750,000 Founder Shares. In May 2024, the Company entered into the Mizuho Waiver, pursuant to which Mizuho agreed to forfeit all of the 300,300 Class B ordinary shares received by it as compensation in connection with the IPO. The forfeiture of the 300,300 Class B ordinary shares was completed on June 30, 2025. As of September 30, 2025 and December 31, 2024, there were 105,000 and 5,750,000 shares of Class B ordinary shares issued and outstanding, respectively.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 7 — SHAREHOLDERS’ DEFICIT (cont.)

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law. In connection with a Business Combination, the Company may enter into a shareholder’s agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Initial Public Offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into shares of Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of Initial Public Offering plus all shares of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to the Company in a Business Combination. Refer above to the disclosure surrounding the April 18, 2025 conversion of Class B ordinary shares to Class A ordinary shares.

NOTE 8 — WARRANTS LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary share is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 8 — WARRANTS LIABILITIES (cont.)

Redemption of Warrants When the Price per Share of Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Share of Class A Ordinary Share Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.10 per warrant provided that the holder will be able to exercise their warrants on cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20- trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Private Placement Warrants are identical to the Public Warrants underlying the Units, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company accounts for the 22,759,500 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 11,259,500 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 8 — WARRANTS LIABILITIES (cont.)

If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. As of September 30, 2025 and December 31, 2024, the derivative warrant liability was $27,311,400 and $457,466, respectively.

In connection with the Transactions and pursuant to the terms of the Sponsor Support Agreement, the holders of the Private Placement Warrants have agreed to forfeit all of the Private Placement Warrants in exchange for Earnout Shares. See Note 5 for additional information.

NOTE 9 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value at September 30, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2025	Level	December 31, 2024
Assets:
Cash and Investments held in Trust Account	1	$6,210,376	1	$44,332,605

Liabilities:
Warrant liability – Private Placement Warrants	3	13,511,400	3	226,316
Warrant liability – Public Warrants	1	13,800,000	1	231,150

The Public Warrants and the Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

Upon issuance, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one Class A ordinary share and one-half of one Public Warrant), (ii) the sale of Private Warrants, and (iii) the issuance of Class B ordinary shares, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption (temporary equity) and Class B ordinary shares (permanent equity) based on their relative fair values at the initial measurement date. Upon issuance, the Public Warrants and the Private Placement Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

The Public Warrants were initially classified after detachment of the Public Warrants from the Units as Level 1 due to the use of an observable market quote in an active market. The Public Warrants were subsequently reclassified from Level 1 to Level 2 as a result of the suspension of trading of the Company’s Class A ordinary shares and Public Warrants from Nasdaq on December 9, 2024. The subsequent measurements of the Public Warrants as of September 30, 2025 were classified as Level 2 due to the lack of an active trading market. For periods subsequent to the detachment of the Public Warrants from the Units, the publicly traded closing price of the Public Warrants of $0.04 per warrant was used as the fair value as of the relevant date. The terms of the Private Placement Warrants are analogous to the Public Warrants with the exception that they are not redeemable. As such, these warrants were valued using a modified Black-Scholes model.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2025:

Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2024	$226,316
Change in fair value of derivative warrant liabilities	13,285,084
Balance, September 30, 2025	$13,511,400

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2024:

Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2023	$188,472
Change in fair value of derivative warrant liabilities	81,756
Balance, September 30, 2024	$270,228

The key inputs into the Monte Carlo simulation model and the modified Black-Scholes model to value the derivative warrant liabilities were as follows:

	September 30, 2025	December 31, 2024
Share price	$12.69	$11.64
Exercise price	$11.50	$11.50
Risk-free interest rate	3.64%	4.19%
Expected life of warrants	1.51 years	1.32 years
Expected volatility of underlying shares	de minimis %	de minimis %
Dividend yield	0.00%	0.00%
Probability of business combination	20.00%	10.00%

As of September 30, 2025 and December 31, 2024, the derivative warrant liability was $27,311,400 and $457,466, respectively. In addition, for the nine months ended September 30, 2025 and 2024, the Company recorded a loss on the change in fair value of the derivative warrant liabilities on the statements of operations of $26,853,934 and $193,456, respectively.

NOTE 10 — SEGMENT INFORMATION

ASC Topic 290, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customer. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 10 — SEGMENT INFORMATION (cont.)

When evaluating the Company’s performance and making key decision regarding resource allocation, the CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheets as total assets:

	September 30, 2025	December 31, 2024
Total Assets	$6,625,756	$44,359,714
	For the Nine Months Ended September 30,
	2025	2024
EXPENSES
General and administrative	$1,131,697	$943,794
Administrative fee – related party	—	60,000
TOTAL EXPENSES	1,131,697	1,003,794

OTHER INCOME (LOSS)
Income earned on Cash and Investments held in Trust Account	664,199	2,088,627
Forgiveness of debt	127,768	608,776
Change in fair value of derivative liabilities	(26,853,934)	(193,456)
TOTAL OTHER INCOME (LOSS)	$(26,061,967)	$2,503,947

General and administrative costs are reviewed and monitored by the CODM to management and forecast cash to ensure enough capital is available to complete an Initial Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews general and administrative costs to manage, maintain, and enforce all contractual agreements to ensure costs are aligned with all agreement and budget.

General and administrative expenses, as reported on the statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

Total assets are reviewed and monitored by the CODM to determine if the Company has maintained enough capital in order to complete its initial Business Combination.

Income earned on cash and investments held in the Trust Account is reviewed and monitored by the CODM to determine returns for potential redeeming shareholders based on the interest earned on the holdings within the Trust Account.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 10, 2025, the date that the financial statements were available to be issued. Based upon this review, except as noted below and as disclosed as current reports under various Form 8-K filed with the SEC, the Company did not identify any other subsequent events that would have required adjustment to or disclosure in the financial statements.

Promissory Notes

On October 16, 2025, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial Business Combination by an additional month for the period from October 17, 2025 to November 16, 2025, the Company issued unsecured promissory notes to each of CPCSO and CPC Parallel (the

TLGY ACQUISITION CORPORATION
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 (UNAUDITED)

NOTE 11 — SUBSEQUENT EVENTS (cont.)

“2025 October Extension Promissory Notes”), pursuant to which the Company was provided $13,349 and $11,145, respectively. These 2025 October Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s Articles), or (ii) the date on which the Company consummates an initial business combination.

Extensions to Complete the Initial Business Combination

On October 13, 2025, the Company notified Continental Stock Transfer & Trust Company of its intention to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from October 17, 2025 to November 16, 2025, subject to the current sponsors or their respective affiliates or designees depositing $24,494 into the trust account.

On October 14, 2025, the current sponsors or their respective affiliates or designees deposited $24,494 into the trust account and as a result the Termination Date was extended by one month until November 16, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of TLGY Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TLGY Acquisition Corporation (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in shareholders’ (deficit) equity, and cash flows for the year then ended, and the related notes to the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s cash and working capital as of December 31, 2024, are not sufficient to complete its planned activities for the upcoming year to the financial statements. If the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by April 16, 2025 (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), the Company will cease all operation except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to TLGY Acquisition Corporation in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. TLGY Acquisition Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as TLGY Acquisition Corporation auditor since 2024.

New York, New York

March 5, 2025

PCAOB Number 100

TLGY ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash	$3,769	$40,621
Prepaid expenses	23,340	9,552
Total Current Assets	27,109	50,173
Cash and investments held in Trust Account	44,332,605	65,954,638
Total Assets	$44,359,714	$66,004,811

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$272,548	$525,076
Accrued offering costs	5,000	5,000
Convertible promissory note payable – sponsor	2,912,000	2,235,000
Convertible promissory note payable – third party	—	310,000
Convertible promissory note payable – CPC	1,257,325	—
Due to related party	—	15,000
Advances from related party	—	111
Total Current Liabilities	4,446,873	3,090,187
Derivative warrant liabilities	457,466	352,772
Deferred underwriting commission	865,000	8,650,000
Total Liabilities	5,769,339	12,092,959

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to possible redemption; 3,717,207 and 5,922,865 shares (at redemption value $11.92 and $11.14 at December 31, 2024 and 2023, respectively)	44,332,605	65,954,638

Shareholders’ deficit:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at December 31, 2024 and 2023	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, none issued or outstanding (excluding 3,717,207 and 5,922,865 shares subject to possible redemption) at December 31, 2024 and 2023, respectively	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 shares issued and outstanding at December 31, 2024 and 2023	575	575
Additional paid-in capital	—	—
Accumulated deficit	(5,742,805)	(12,043,361)
Total Shareholders’ Deficit	(5,742,230)	(12,042,786)
LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$44,359,714	$66,004,811

The accompanying notes are an integral part of these financial statements.

TLGY ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
EXPENSES
Administration fee – related party	$60,000	$180,000
General and administrative	1,071,437	1,545,567
TOTAL EXPENSES	1,131,437	1,725,567

OTHER INCOME (EXPENSE)
Income earned on investments held in Trust Account	2,598,427	5,072,178
Forgiveness of debt	623,776	—
Change in fair value of derivative liabilities	(104,694)	99,215
TOTAL OTHER INCOME	3,117,509	5,171,393
Net income	$1,986,072	$3,445,826

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	4,362,031	9,394,487
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.20	$0.23
Weighted average number of Class B ordinary share outstanding, basic and diluted	5,750,000	5,750,000
Basic and diluted net income per Class B ordinary share	$0.20	$0.23

The accompanying notes are an integral part of these financial statements.

TLGY ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)

	Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount
Balance as of December 31, 2022	5,750,000	$575	$—	$(8,597,009)	$(8,596,434)
Current period remeasurement to redemption value	—	—	—	(6,892,178)	(6,892,178)
Net income	—	—	—	3,445,826	3,445,826
Balance as of December 31, 2023	5,750,000	575	—	(12,043,361)	(12,042,786)

Current period remeasurement to redemption value	—	—	—	(3,470,516)	(3,470,516)
Underwriter fee waiver	—	—	—	7,785,000	7,785,000
Net income	—	—	—	1,986,072	1,986,072
Balance December 31, 2024	5,750,000	$575	$—	$(5,742,805)	$(5,742,230)

The accompanying notes are an integral part of these financial statements.

TLGY ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	For the year Ended December 31, 2024	For the year Ended December 31, 2023
Cash Flows From Operating Activities:
Net income	$1,986,072	$3,445,826
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income earned on investments held in the Trust Account	(2,598,427)	(5,072,178)
Gain on change in fair value of derivative warrant liabilities	104,694	(99,215)
Forgiveness of debt	(623,776)	—
Changes in operating assets and liabilities:
Prepaid expenses	(13,788)	272,418
Due to related party	—	15,000
Changes in accrued offering costs	—	(15,000)
Accounts payable and accrued expenses	(118,863)	183,529
Net Cash Used In Operating Activities	(1,264,088)	(1,269,620)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account in connection with redemptions	25,092,549	178,438,540
Cash deposited into Trust Account	(872,089)	(1,820,000)
Net Cash Provided by Investing Activities	24,220,460	176,618,540

Cash Flows from Financing Activities:
Redemptions of Class A ordinary shares	(25,092,549)	(178,438,540)
Proceeds from promissory note – sponsor	677,000	2,235,000
Proceeds from promissory note – CPC	1,257,325	—
Proceeds from promissory note – third party	165,000	310,000
Net Cash Used In Financing Activities	(22,993,224)	(175,893,540)

Net change in cash	(36,852)	(544,620)
Cash at beginning of period	40,621	585,241
Cash at end of period	$3,769	$40,621

Supplemental disclosure of non-cash financing activities:
Current period remeasurement to redemption value	$3,470,516	$6,892,178

The accompanying notes are an integral part of these financial statements.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

TLGY Acquisition Corporation (the “Company”) was incorporated in the Cayman Islands on May 21, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from May 21, 2021 (inception) through December 31, 2024 were organizational activities and those necessary to prepare for the Initial Public Offering, described below, and, since the completion of the Initial Public Offering, searching for a target to consummate an initial business combination. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on November 30, 2021. On December 3, 2021, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 10,659,500 warrants (the “Private Placement Warrants”) to TLGY Sponsors LLC (the “Former Sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $10,659,500.

On December 8, 2021, the Company consummated the closing of the sale of an additional 3,000,000 Units (the “Option Units”) at $10.00 per Option Unit, pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,000,000. The Company also consummated the closing of the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating gross proceeds of $600,000, to the Former Sponsor in respect of its obligation to purchase such additional Private Placement Warrants upon the exercise of the underwriters’ over-allotment option.

Transaction costs amounted to $14,183,689 consisting of $4,000,000 of underwriting fees, $8,650,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)) and $1,533,689 of other offering costs related to the Initial Public Offering. Cash of $3,769 was held outside of the Trust Account on December 31, 2024 and was available for working capital purposes. As described in Note 6, the $8,650,000 deferred underwriting fees are payable upon the consummation of the Business Combination by April16, 2025. In May 2024, we entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 founder shares it received as compensation in connection with the IPO. We believe that Mizuho was acting as the representative of all of the underwriters on the IPO, however, as a precautionary effort, we are in the process of obtaining a written confirmation from all other underwriters on the IPO, to confirm that the Deferred Underwriting Fees were waived under the Mizuho Waiver. We target to receive this waiver before the fourth quarter of 2025. As of the date of this Annual Report, the forfeiture of the 300,300 Class B ordinary shares has not yet been completed.

Following the closing of the Initial Public Offering on December 3, 2021 and the sale of the underwriters’ overallotment units on December 8, 2021, an amount of $234,600,000 ($10.20 per Public Share) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the Trust Account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (ASC 480).

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place. Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. During the fiscal year ended December 31, 2024, an aggregate of 2,205,658 shares were redeemed by public shareholders. Accordingly, $25,092,549 was withdrawn from the Trust Account in order to pay those redeeming shareholders. Following the redemptions for the year ended December 31, 2024, $44,332,605 remains in the Company’s Trust Account.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Company’s Founder Share (the “Founder Shareholders”), including the Former Sponsor and the Current Sponsors (as defined below), have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Founder Shareholders have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

If the Company has not completed a Business Combination by March 16, 2025 (or April 16, 2025, the last of twelve one-month extensions, the “Combination Period” or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Founder Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares they will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Founder Shareholders or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). See Note 2 for a discussion of the Mizuho Waiver.

In order to protect the amounts held in the Trust Account, the former sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.20per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the former sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Termination of Verde Bioresins Merger Agreement

The Company and the former sponsor entered into the Merger Agreement on June 21, 2023, as amended on August 11, 2023, with Virgo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Verde Bioresins, Inc., a Delaware corporation (“Verde”). On March 12, 2024, the Company received a termination notice (the “Termination Notice”) from Verde stating that Verde was exercising its right to terminate the Merger Agreement (the “Termination”) and all ancillary agreements, pursuant to Section 10.01(c) of the Merger Agreement. On March 18, 2024, the Company responded to the Termination Notice and agreed to a termination of the Merger Agreement, but disputed the grounds for the termination of the Merger Agreement. As a result of the agreed upon termination of the Merger Agreement, the Acquiror Support Agreement entered among the Company, Verde and the former sponsor dated June 21, 2023, the Company Support Agreement between Humanitario Capital LLC, the Company and Verde dated June 21, 2023, and the Sponsor Share Restriction Agreement entered among the Company, Verde and the former sponsor dated June 21, 2023, automatically terminated. The Company has continued to evaluate other possible business combination targets.

Changes in Control of Registrant

On April 16, 2024, the Company, the former sponsor, TLGY Holdings LLC, which is the holding company of the former sponsor, the current sponsors, the current sponsors being stakeholders of economic interests in the former sponsor, entered into a securities transfer agreement (“Securities Transfer Agreement”), pursuant to which, at a closing on June 19, 2024, the current sponsors, for an aggregate purchase price of $1.00, (i) purchased 3,542,305 founder shares from the former sponsor, certain investors who held the founder shares, and three previous independent directors of the Company, and (ii) purchased 3,940,825 private placement warrants from the former sponsor (the “Securities Transfer Transaction”).

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

On June 19, 2024, in connection with the Securities Transfer Transaction, the Company and the Former Sponsor entered into a letter agreement (the “Termination Letter”) terminating the administrative services agreement (the “Administrative Services Agreement”), dated November 30, 2021, by and between the Company and the Former Sponsor. Pursuant to the Termination Letter, the Company and the Former Sponsor agreed to irrevocably release, waive, and forever discharge the Company and its successors or assigns, the Former Sponsor and its members, directors, advisors, officers and its holding company, from any and all actions, compensations, fees and expenses, obligations and claims of all types and nature, including all sums that may be or have been accrued or outstanding, arising from or in connection with the Administrative Services Agreement.

On June 20, 2024, in connection with the Securities Transfer Transaction, the Company and the Current Sponsors entered into a joinder to a certain letter agreement, dated November 30, 2021 (the “Letter Agreement Joinder”) and a joinder to a certain registration rights agreement, dated November 30, 2021 (the “Registration Rights Agreement”). In addition, on June 21, 2024, the Company entered into an agreement (the “CPC Funds Indemnification Agreement”) to indemnify the Current Sponsors and their affiliates (each, a “Indemnitee”) from any claims made by the Company or a third party in respect of any investment opportunities sourced by an Indemnitee, any liability arising with respect to an Indemnitee’s activities in connection with the Company’s affairs, and that are provided without a separate written agreement between the Company and any Indemnitee. Such indemnity will provide that the Indemnitees cannot access the funds held in the Company’s trust account.

On June 20, 2024, in connection with the Closing of the Securities Transfer Transaction, Jin-Goon Kim resigned as the CEO and the interim CFO of the Company, and remained as the chairman of Board of the Company. Vikas Desai was appointed as the CEO and a director of the Company, and Merrick Friedman was appointed as the CFO of the Company. Enrique Klix was appointed as an independent director of the Company, and Young Cho was appointed as an independent director of the Company.

On December 27, 2024, Vikas Desai resigned as the CEO and a director of the Company; Merrick Friedman resigned as the CFO of the Company; Donghyun Han resigned as an independent director of the Company; Christina Favilla was appointed as an independent director of the Company; Niraj Javeri was appointed as an independent director of the Company; and Young Cho was appointed as the CEO of the Company. On January 3, 2025, Kwong Cho Ho was appointed as the CFO of the Company.

Mizuho Deferred Underwriting Fee Waiver

The underwriters in the IPO, of which Mizuho served as the representative, agreed to defer $8,650,000 in underwriting fees payable, which fees are payable upon the completion of the initial business combination (“Deferred Underwriting Fees”). In May 2024, we entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 founder shares it received as compensation in connection with the IPO. We believe that Mizuho was acting as the representative of all of the underwriters on the IPO, however, as a precautionary effort, we are in the process of obtaining a written confirmation from all other underwriters on the IPO, to confirm that the Deferred Underwriting Fees were waived under the Mizuho Waiver. We target to receive this waiver before the fourth quarter of 2025. As of the date of this Annual Report, the forfeiture of the 300,300 Class B ordinary shares has not yet been completed.

Change in Auditor

On June 27, 2024, the Company dismissed Marcum Asia CPAs LLP (“Marcum Asia”) as its independent registered public accounting firm to audit the Company’s financial statements, effective immediately. The dismissal of Marcum Asia was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”). On June 28, 2024, the Company engaged WithumSmith+Brown, PC (“Withum”) as its new independent registered public accounting firm. The engagement of Withum was approved by Audit Committee.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Liquidity, Capital Resources, and Going Concern

As of December 31, 2024, the Company had cash of $3,769 and working capital deficit of $4,419,764.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, “Management has determined that the if the company is unable to raise additional funds to alleviate liquidity needs or complete a Business Combination by the April 16, 2025 (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), then the Company will cease all operations except for the purpose of liquidating. The working capital deficit, liquidity conditions and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern through approximately one year from the date of filing. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable.

The financial statements do not include any adjustments that might result from the outcome of the above uncertainties.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheets, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2024 and 2023, the Company had cash of $3,769 and $40,621, respectively held outside the Trust Account. The Company did not have any cash equivalents at December 31, 2024 and 2023.

Cash and Investments held in Trust Account

At December 31, 2024 and 2023, the Company had $44,332,605 and $65,954,638 in cash and investments held in the Trust Account, respectively. The Company’s portfolio of investments held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs associated with warrant liabilities are expensed as incurred. Offering costs associated with the Units were allocated between temporary equity and the Public Warrants by the relative fair value method. Offering costs of $534,172 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. These offering costs, together with the underwriter fees of $12,650,000 (or $4,000,000 paid in cash upon the closing of the Initial Public Offering and a deferred fee of $8,650,000 (“Deferred Underwriting Fees”)), were allocated between temporary equity, the Public Warrants and the Private Warrants in a relative fair value method upon completion of the Initial Public Offering. Of these costs, $442,567 were allocated to the Public Warrants and to the Private Placement Warrants and are charged to the statements of operations. In addition, the Company recorded the fair value of $999,517 (net of consideration) for an aggregate of 300,300 Class B shares transferred to Mizuho Securities USA LLC (“Mizuho”), the representative of the underwriters and 15,000 Class B shares transferred to Centaury Management Ltd., an investor in the former sponsor, each transferred upon the closing of the Initial Public Offering. As described below, in May 2024, we entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 founder shares it received as compensation in connection with the IPO. We believe that Mizuho was acting as the representative

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of all of the underwriters on the IPO, however, as a precautionary effort, we are in the process of obtaining a written confirmation from all other underwriters on the IPO, to confirm that the Deferred Underwriting Fees were waived under the Mizuho Waiver. We target to receive this waiver before the fourth quarter of 2025. As of the date of this Annual Report, the forfeiture of the 300,300 Class B ordinary shares has not yet been completed.

Class A ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2024 and 2023, the 3,717,207 and 5,922,865, respectively, Class A ordinary shares subject to possible redemption in the amount of $44,332,605 and $65,954,638 at redemption value per Public Share are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to equal the redemption value at the end of each reporting period. During the year ended December 31, 2024 and December 31, 2023, the Company recorded a measurement adjustment of $3,470,516 and $6,892,178, respectively, to increase to redemption value.

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. The remeasurement adjustment associated with the redeemable Class A Ordinary Shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) the Private Placement. As of December 31, 2024, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and subsequently share in the earnings of the Company.

The following table reflects the calculation of basic and diluted net income per ordinary share.

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Class A Redeemable ordinary shares
Numerator: Allocation of net income, as adjusted	$856,733	$2,137,528
Denominator: Basic and diluted weighted average shares outstanding	4,362,031	9,394,487
Basic and diluted net income per Class A Redeemable Ordinary Share	$0.20	$0.23
Class B Non-redeemable ordinary shares
Numerator: Allocation of net income, as adjusted	$1,129,339	$1,308,298
Denominator: Basic and diluted weighted average shares outstanding	5,750,000	5,750,000
Basic and diluted net income per Class B Non-Redeemable Ordinary Shares	$0.20	$0.23

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (ASU 2023-09), which requires disclosures of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for the fiscal year beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

See Note 9 for additional information regarding liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the closing date of the Initial Public Offering (December 3, 2021) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the Public Warrants and the Private Placement Warrants are a derivative instrument. As the Public Warrants and the Private Placement Warrants meet the definition of a derivative, the Public Warrants and the Private Placement Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statements of operations in the period of change.

Convertible Promissory Note

The Company accounts for its convertible promissory note under ASC 815, “Derivatives and Hedging” (“ASC 815”). Under 815-15-25, the election can be at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825. The Company has made such election for its convertible promissory note. Using fair value option, the convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the note are recognized as non-cash change in the fair value of the convertible promissory note in the statements of operations. The fair value of the option to convert into private warrants was valued utilizing the Monte Carlo model.

Warrant Liabilities

The Company accounts for the Public Warrants and the Private Placement Warrants issued in connection with the Initial Public Offering and the Private Placement in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging” whereby under that provision, the Public Warrants and the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjusts the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Public Warrants and the Private Placement Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statements of operations. Upon issuance and as of December 31, 2021, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. As of December 31, 2024, the quoted market price is used as the fair value as of each relevant date for valuing the Public Warrants. The Private Placement Warrants are valued using a modified Black-Scholes model. The Company’s valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.

Recent Accounting Standards

In June 2016, the Financial Accounting Standards Bureau (“FASB”) issued Accounting Standards Update 2016 — 13–“Financial Instruments — Credit Losses” (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. We adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures” (ASU 2023-09), which requires disclosures of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for the fiscal year beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07 — Segment Reporting — Improvements to Reportable Segment Disclosures (“ASU 2023-07”). This update requires public entities to disclose its significant segment expense categories and amounts for each reportable segment. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. As of December 31, 2024, the Company reported its operations as a single reportable segment, noting no disaggregation of Company activities, management or allocation of resources by geographic region, business activity or organizational method, thus this new guidance does not affect the disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering and the underwriters’ exercise of the over-allotment option, the Company sold 23,000,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the total amount of $230,000,000, which includes the full exercise of the underwriter over-allotment option generating gross proceeds of $30,000,000 to the Company. Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Company will effect a distribution of a number of warrants equal to 5,750,000 warrants, which is one-fourth of 23,000,000 common shares issued on IPO, on a pro-rata basis only to holders of record of Class A ordinary shares issued in the Initial Public Offering (whether such shares were acquired during or after the Initial Public Offering) that remain outstanding after the Company redeems any Class A ordinary shares that the holders thereof have elected to redeem in connection with the Company’s initial business combination. Public shareholders who exercise their redemption rights are not entitled to receive any distribution of distributable redeemable warrants in respect of such redeemed public shares. The number of distributable redeemable warrants to be distributed in respect of each public share is contingent upon the aggregate number of public shares that are redeemed in connection with the Company’s initial business combination but in no event will be less than one-fourth of a distributable redeemable warrant per Class A ordinary share that is not redeemed. The contingent rights to receive distributable redeemable warrants will remain attached to the Class A ordinary shares, will not be separately transferable, assignable or salable, and will not be evidenced by any certificate or instrument. See Note 8.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering and the exercise of the over-allotment option, the Company consummated the private sale (the “Private Placement”) of an aggregate of 11,259,500 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $11,259,500.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 4 — PRIVATE PLACEMENTS (cont.)

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On June 17, 2021, the Sponsor received 5,750,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for cash paid on behalf of the Company of $25,000. On August 7, 2021, the Sponsor surrendered and forfeited 718,750 Founder Shares for no consideration, following which the Sponsor holds 5,031,250 Founder Shares. On November 30, 2021, the Company effected a further issuance of founder shares, resulting in the Sponsor holding an aggregate of 5,750,000 founder shares. All share amounts have been retroactively restated to reflect this surrender. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. Upon the exercise of the over-allotment option, these shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

Concurrent with the closing of the Initial Public Offering, the Sponsor transferred 30,000 Class B ordinary shares to each of the three initial independent directors, at an aggregate purchase price of $150, or approximately $0.005 per share. During the period ended December 31, 2021, the Company recorded share-based compensation of $569,868 to the statements of operations for services rendered.

As described in Note 1, pursuant to the Securities Transfer Agreement and at a closing on June 19, 2024, the current sponsors (i) purchased 3,542,305 Founder Shares from the former sponsor, certain investors who held the Founder Shares, and three present or previous independent directors of the Company, and (ii) purchased 3,940,825 Private Placement Warrants from the Former Sponsor. Following the completion of the Securities Transfer Transaction, the Current Sponsors hold and control 4,126,215 Founder Shares and 3,940,825 Private Placement Warrants.

Current sponsors agreed to transfer for no consideration, 20,000 founder shares to each of the independent directors, Young Cho (appointed on June 20, 2024 and redesignated from acting as an independent director to Chief Executive Officer on December 27, 2024) and Enrique Klix (appointed on June 20, 2024) on June 20, 2024 and on December 27, 2024, to Christina Favilla (appointed on December 27, 2024) and Niraj Javeri (appointed on December 27, 2024).

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

General and Administrative Services

Pursuant to the terms of the administrative services agreement, dated November 30, 2021 by and between the Company and the Former Sponsor (the “Administrative Services Agreement”), the Company agreed to pay the Former Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support commencing on November 30, 2021 and ceasing upon completion of the Initial Business Combination or the Company’s liquidation. On June 19, 2024, the Company and the Former Sponsor entered into a letter agreement (the “Termination Letter”) terminating the Administrative Services Agreement. Pursuant to the Termination Letter, the Company and the Former Sponsor agreed to irrevocably release, waive, and forever discharge the Company and its successors or assigns, the Former Sponsor and its members, directors, advisors, officers and its holding company, from any and all actions, compensations, fees and expenses, obligations and claims of all types and nature, including all sums that may be or have been accrued or outstanding, arising from or in connection with the Administrative Services Agreement. During the years ended December 31, 2024 and 2023, the Company incurred $60,000 and $180,000, respectively, pursuant to the Administrative Services Agreement.

Convertible Promissory Note

i) Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors or affiliates of the Sponsors or certain of their respective officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On each of April 24, 2023 (the “2023 April Promissory Note”) and August 10, 2023 (the “2023 August Promissory Note”), the Company issued an unsecured working capital promissory note to the Former Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $250,000 and $500,000, respectively. Both of these two promissory notes were non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Initial Public Offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates a Business Combination, subject to the terms of the Merger Agreement between the Company and Verde. The Merger Agreement was terminated in March 2024.

On May 1, 2024, the Company issued an unsecured working capital promissory note to the Former Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000 (the “2024 May Working Capital Promissory Note”). This 2024 May Working Capital Promissory Notes is non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s Initial Public Offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination (the “Maturity Date”).

On July 5, 2024, the Company issued unsecured working capital promissory notes to each of the Current Sponsors, pursuant to which the Company may borrow up to an aggregate principal amount of $545,000 and $455,000 from CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP, respectively (the “2024 July Working Capital Promissory Notes,” and each a “2024 July Working Capital Promissory Note”). Both 2024 July Working Capital Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s Initial Public Offering (or such later date as may be extended in accordance with the terms of the

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination (the “Maturity Date”). The principal balance of the 2024 July Working Capital Promissory Notes may be prepaid at any time by the Current Sponsors at their election and without penalty.

As of December 31, 2024 and December 31, 2023, there was $2,255,325 and $725,000 respectively, outstanding of the working capital loans. As of December 31, 2024, the current sponsors provided the Company an aggregated $737,325 of funding loans.

ii) Time Extension Funding Loans

In order to extend the Company’s time period for consummating a Business Combination, the Sponsors or an affiliate of the Sponsors or certain of its officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes its Business Combination, the Company will repay such loaned amounts. In the event that the Business Combination does not close, no proceeds from the Trust Account would be used to repay such time extension funding loaned amounts. If the Company does not complete a Business Combination, the Company will not repay such time extension funding loans. Up to $3,000,000 of loans made to extend the time period for consummating an initial business combination may be convertible into private placement warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender (the “Extension Loans”). Such warrants are identical to the Private Placement Warrants. Prior to the completion of a Business Combination, the Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

As of December 31, 2024, $475,000 was deposited as Company Extension Loan into the Trust Account by Verde (as defined above) pursuant to the Merger Agreement (as defined above), whereunder Verde agreed to finance the extension of the Company’s Termination Date (as defined in the Merger Agreement) not exceeding $100,000 per month. The Company Extension Loans are evidenced by promissory notes. Verde may elect to convert all (but not less than all) of the principal balance of the promissory notes, upon consummation of an initial business combination by the Company with Verde and prior to the Company’s first payment of all or any portion of the principal balance of the promissory note in cash, at Verde’s option. As a result of the Termination Agreement entered into on March 18, 2024, the conversion options on Verde’s extension loans were terminated. Therefore, the entirety of the amount loaned by Verde was reclassed as a third-party promissory note and is appropriately classified as such on the accompanying balance sheets. On May 4, 2024, Verde entered into a mutual release agreement with the Company, Merger Sub and the Former Sponsor, pursuant to which, a mutual release, waiver and discharge was agreed in respect of all claims and obligations arising out of or relating to the Termination, the Merger Agreement and all ancillary agreements and that all payments made by Verde for extending the period of time to consummate a business combination by the Company shall not be repayable by the Company to Verde and all promissory notes issued by the Company to Verde shall be deemed to have been voided and cancelled. Solely in the event of a consummation by the Company of its initial business combination, the Company shall pay Verde a sum of $83,125, as full and final payment.

On April 18, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from April 17, 2024 to May 16, 2024, the Company issued unsecured promissory notes to each of the Former Sponsor, CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 April Extension Promissory Notes”), pursuant to which the Company was provided $20,000, $21,800 and $18,200, respectively. These 2024 April Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s Initial Public Offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

On May 18, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from May 17, 2024 to June 16, 2024, the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 May Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 May Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s Initial Public Offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On June 16, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from June 17, 2024 to July 16, 2024, the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 June Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 June Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s Initial Public Offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On July 15, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from July 17, 2024 to August 16, 2024 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 July Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 July Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On August 12, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from August 17, 2024 to September 16, 2024 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 August Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 August Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On September 16, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from September 17, 2024 to October 16, 2024 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 September Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 September Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On October 16, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from October 16, 2024 to November 16, 2024 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 October Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 October Extension Promissory Notes are

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On November 15, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from November 17, 2024 to December 16, 2024 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 November Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 November Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On December 16, 2024, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from December 17, 2024 to January 16, 2025 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2024 December Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2024 December Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On January 16, 2025, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from January 16, 2025 to February 16, 2025 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2025January Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2025January Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On February 14, 2025, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from February 16, 2025 to March 16, 2025 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2025 February Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2025 February Extension Promissory Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

As of December 31, 2024 and December 31, 2023, the Company had $1,914,000 and $1,510,000 outstanding balance under the extension loans. As of December 31, 2024, the current sponsors provided the Company an aggregated $520,000 of funding loans.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans or Extension Loans (and any shares of ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans or Extension Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

On December 3, 2021, concurrent with the closing of the Initial Public Offering, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,000,000 in the aggregate (regardless of whether the underwriters’ over-allotment option to purchase additional units is exercised in full), which was paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $7,000,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On December 8, 2021, the Company consummated the closing of the sale of an additional 3,000,000 Option Units at $10.00 per Option Unit, pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,000,000. The Company recorded an additional deferred fee of $1,650,000 to be paid upon completion of a Business Combination.

Concurrent with the closing of the Initial Public Offering, the Sponsor transferred 15,000 Class B ordinary shares to Centaury Management Ltd., an investor in the Sponsor, at an aggregate purchase price of $75, or approximately $0.005 per share. The Sponsor also transferred 300,300 Class B ordinary shares to Mizuho Securities USA LLC, the representative of the underwriters, at an aggregate purchase price of $1,000,000, or approximately $3.33 per share (the “Representative’s Shares”). The Company thus recorded additional transaction costs of $999,517, the grant date fair value of the shares net of consideration received. The Representative’s Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual.

In May 2024, we entered into a certain waiver with Mizuho (“Mizuho Waiver”), pursuant to which Mizuho agreed to waive the Deferred Underwriting Fees and agreed to forfeit all of the 300,300 founder shares it received as compensation in connection with the IPO. We believe that Mizuho was acting as the representative of all of the underwriters on the IPO, however, as a precautionary effort, we are in the process of obtaining a written confirmation from all other underwriters on the IPO, to confirm that the Deferred Underwriting Fees were waived under the Mizuho Waiver. We target to receive this waiver before the fourth quarter of 2025. As of the date of this Annual Report, the forfeiture of the 300,300 Class B ordinary shares has not yet been completed.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Legal Fees

The Company has an agreement in place whereby if its legal counsel for IPO assists in the initial business combination, payment of their charges plus a success premium to be agreed is contingent on a successful de-SPAC closing or recovery under certain cost coverage provisions in the merger agreement, estimated to be $2.4 million as of December 31, 2023. In accordance with ASC 805, Business Combinations, this fee will not be recorded until such time as a Business Combination is consummated.

On May 2, 2024, the Company entered into a waiver with its prior legal counsel for the Company’s IPO, pursuant to which its prior legal counsel agreed to a waiver for IPO of all fees and payment under and pursuant to their engagement. Solely in the event of a consummation by the Company of its initial business combination, the Company shall pay the legal counsel for the Company’s IPO a sum of $130,000, as full and final payment.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 shares of preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of December 31, 2024 and 2023, there were 3,717,207 and 5,922,865 Class A ordinary shares issued and outstanding, respectively, including 3,717,207 and 5,922,865 shares of Class A ordinary shares, respectively, subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. On November 30, 2021, the Company effected a further issuance of Founder Shares, resulting in the Sponsor holding an aggregate of 5,750,000 Founder Shares. As of December 31, 2024 and 2023, there were 5,750,000 shares of Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of ordinary shares, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as otherwise required by law. In connection with a Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of the Initial Public Offering.

The shares of Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into shares of Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of Initial Public Offering plus all shares of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to the Company in a Business Combination.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 8 — WARRANTS LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A ordinary share pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary share is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Ordinary Share Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Share of Class A Ordinary Share Equals or Exceeds $10.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.10 per warrant provided that the holder will be able to exercise their warrants on cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 8 — WARRANTS LIABILITIES (cont.)

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 10 trading days within a 20- trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

The Private Placement Warrants are identical to the Public Warrants underlying the Units, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company accounts for the 22,759,500 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 11,259,500 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. As of December 31, 2024 and 2023, the derivative warrant liability was $457,466 and $352,772, respectively.

NOTE 9 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value at December 31, 2024 and 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2024	Level	December 31, 2023
Assets:
Investments held in Trust Account	1	$44,332,605	1	$65,954,638
Liabilities:
Warrant liability – Private Placement Warrants	3	226,316	3	188,472
Warrant liability – Public Warrants	1	231,150	1	164,300

The Public Warrants and the Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

Upon issuance, the Company used a Monte Carlo simulation model to value the Public Warrants. The Company utilized a modified Black-Scholes model to value the Private Placement Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one Class A ordinary share and one-half of one

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

Public Warrant), (ii) the sale of Private Warrants, and (iii) the issuance of Class B ordinary shares, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption (temporary equity) and Class B ordinary shares (permanent equity) based on their relative fair values at the initial measurement date. Upon issuance, the Public Warrants and the Private Placement Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

The subsequent measurements as of December 31, 2024 of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the publicly traded closing price of the Public Warrants of $0.12 per warrant, was used as the fair value as of the relevant date. The terms of the Private Placement Warrants are analogous to the Public Warrants with the exception that they are not redeemable. As such, these warrants were valued using a modified Black-Scholes model.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2024 and 2023:

Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2023	$188,472
Additions	—
Change in fair value of derivative warrant liabilities	37,844
Balance, December 31, 2024	$226,316

The key inputs into the Monte Carlo simulation model and the modified Black-Scholes model to value the derivative warrant liabilities were as follows:

	December 31, 2024	December 31, 2023
Share price	$11.64	$11.08
Exercise price	$11.50	$11.50
Risk-free interest rate	4.19%	4.83%
Expected life of warrants	1.32 years	5.48 years
Expected volatility of underlying shares	de minimis %	de minimis %
Dividend yield	0.00%	0.00%
Probability of business combination	10.00%	50.00%

As of December 31, 2024 and 2023, the derivative warrant liability was $457,466 and $352,772, respectively. In addition, for the year ended December 31, 2024 and 2023, respectively, the Company recorded a loss of $104,694, and a gain of $99,215 on the change in fair value of the derivative warrant liabilities on the statements of operations.

TLGY ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2024

NOTE 10 — SEGMENT INFORMATION

ASC Topic 290, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customer. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decision regarding resource allocation, the CODM reviews several key metrics, which include the following:

For the Year Ended December 31, 2024
EXPENSES
Administration fee – related party	$60,000
General and administrative	1,071,437
TOTAL EXPENSES	$1,131,437

The key measures of segment profit or loss reviewed by the CODM are administrative fee — related party and general and administrative expenses are reviewed and monitored by the CODM to management and forecast cash to ensure enough capital is available to complete an Initial Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain, and enforce all contractual agreements to ensure costs are aligned with all agreement and budget.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 5, 2025, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment to or disclosure in the financial statements.

On January 3, 2025, Mr. Kwong Cho Ho was appointed as the Chief Financial Officer of the Company.

On January 16, 2025, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from January 16, 2025 to February 16, 2025 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2025 January Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2025 January Extension Promissory Notes were non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

On February 14, 2025, in order to deposit the monthly extension payment to extend the period of time that the Company has to complete its initial business combination by an additional month for the period from February 16, 2025 to March 16, 2025 the Company issued unsecured promissory notes to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (the “2025 February Extension Promissory Notes”), pursuant to which the Company was provided $32,700 and $27,300, respectively. These 2025 February Extension Promissory Notes were non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination.

StablecoinX Assets Inc.

Condensed Balance Sheet (unaudited)

As of September 30, 2025

Assets:
Current assets:
Cash	$52,419
Prepaid insurance	150,000
Prepaid expenses and other current assets	14,729
Total current assets	217,148
Intangible assets, net	477,375
Total assets	$694,523

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$14,737
Total current liabilities	14,737
Total liabilities	14,737

Commitments and contingencies (Note 4)

Stockholders’ equity:
Class A common stock – $0.0001 par value; 50,000,000 shares authorized; zero shares issued or outstanding;	—
Class B common stock – $0.0001 par value; 10,000,000 shares authorized; 700,000 shares issued and outstanding	70
Additional paid-in capital	802,430
Accumulated deficit	(122,714)
Total stockholders’ equity	679,786
Total liabilities and stockholders’ equity	$694,523

See accompanying notes to the unaudited condensed financial statements.

StablecoinX Assets Inc.

Condensed Statements of Operations

For the three months ended September 30, 2025 and the period from
June 30, 2025 (inception) through September 30, 2025 (unaudited)

	Three months ended September 30, 2025	Period from inception through September 30, 2025
Operating expenses:
General and administrative	$71,518	$97,589
Amortization expense	25,125	25,125
Total operating expenses	96,643	122,714
Loss from operations	(96,643)	(122,714)
Net loss	$(96,643)	$(122,714)

Weighted-average shares used in computing net loss per share attributable to common stockholders’, basic and diluted	700,000	700,000
Net loss per share attributable to common stockholders’, basic and diluted	$(0.14)	$(0.18)

See accompanying notes to the unaudited condensed financial statements.

StablecoinX Assets Inc.

Condensed Statements of Stockholders’ Equity

For the three months ended September 30, 2025 and the period from
June 30, 2025 (inception) through September 30, 2025 (unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Three months ended September 30, 2025
Balance at June 30, 2025	—	$—	700,000	$70	$802,430	$(26,071)	$776,429
Net loss	—	—	—	—	—	(96,643)	(96,643)
Balance at September 30, 2025	—	$—	700,000	$70	$802,430	$(122,714)	$679,786

Period from inception through September 30, 2025
Balance at inception	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock	—	—	700,000	70	802,430	—	802,500
Net loss	—	—	—	—	—	(122,714)	(122,714)
Balance at September 30, 2025	—	$—	700,000	$70	$802,430	$(122,714)	$679,786

See accompanying notes to the unaudited condensed financial statements.

StablecoinX Assets Inc.

Condensed Statement of Cash Flows (unaudited)

For the period from June 30, 2025 (inception) through September 30, 2025

Period from inception through September 30, 2025
Cash flows from operating activities:
Net loss	$(122,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	25,125
Changes in operating assets and liabilities:
Prepaid insurance	(150,000)
Prepaid expenses and other current assets	(14,729)
Accounts payable	14,737
Net cash used in operating activities	(247,581)

Cash flows from financing activities:
Proceeds from the receivable from stockholders (Note 5)	300,000
Net cash provided by financing activities	300,000

Net change in cash	52,419
Cash – beginning of period	—
Cash – end of period	$52,419

Supplemental disclosures of noncash investing and financing activities:
Contribution of intangible asset in exchange for the issuance of Class B common stock	$502,500

See accompanying notes to the unaudited condensed financial statements.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 1. Description of Business

StablecoinX Assets Inc., doing business as StablecoinX, ( “StablecoinX” or “the Company”) was incorporated on June 30, 2025 as a Delaware corporation. As of September 30, 2025, the Company had not commenced any operations. All activity for the period from inception through September 30, 2025 were organizational activities and those necessary to prepare for the Company’s pending business combination, described below. The Company will not generate any material operating revenues until after the completion of the proposed business combination. The Company represents a newly-formed validator and infrastructure business supporting the Ethena ecosystem. The Company has selected December 31 as its fiscal year end. Once operational, the Company will run validator nodes and stake its own token treasury, and may offer staking services to institutional clients for their specific blockchain protocol.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation Corp, a Cayman Island exempted company (“TLGY”), StablecoinX Inc. (“Pubco”), StableCoinX SPAC Merger Sub LLC, a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc., a wholly-owned subsidiary of Pubco (“Company Merger Sub”).

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of the Company’s Class A common stock, par value $0.0001 per share, will receive one share of Pubco Class A Common Stock for each share of the Company’s Class A Common Stock and holders of the Company’s Class B common stock, par value $0.0001 per share will receive one share of Pubco Class A Common Stock and one share of Pubco Class B common stock, par value $0.0001 per share, for each share of the Company’s Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY (collectively, “the Founders”) (see Notes 4, 5 and 8).

Liquidity and Going Concern

The Company’s unaudited condensed financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these unaudited condensed financial statements. These unaudited condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 1. Description of Business (cont.)

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these unaudited condensed financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the unaudited condensed financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Intangible Assets, Net

The Company’s finite-lived intangible asset, a perpetual royalty-free software license, was contributed to the Company during the period from inception through September 30, 2025, is carried at cost, and is amortized on a straight-line basis over the estimated remaining economic life of five years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets. The factors that were considered in determining the useful lives of identifiable intangible asset included the extent to which expected future cash flows would be affected by the Company’s intent and ability to retain use of this asset. During the three months ended September 30, 2025 and the period from Inception through September 30, 2025, the Company recorded $25,125 of amortization expense related to the intangible asset.

Intangible assets, net, consisted of the following as of September 30, 2025:

	Gross carrying amount	Accumulated amortization	Net Book Value	Weighted average remaining useful life (in years)
Software license	$502,500	(25,125)	$477,375	1.0

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). The Company conducts an intangible impairment analysis at least annually and more frequently if changes in facts and circumstances indicate that the fair value of the intangible asset may be less than its carrying amount. If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the three months ended September 30, 2025 and the period from inception through September 30, 2025, the Company did not recognize any impairment expense related to its long-lived asset.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of September 30, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of September 30, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Issued Accounting Pronouncements

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance is effective for the Company beginning on January 1, 2028, and early adoption is permitted. This guidance may be applied on a prospective basis, a modified basis for in-process projects, or a retrospective basis. The Company is currently evaluating the impact of the adoption of this standard.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its unaudited condensed financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its June 30, 2025 inception date.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3. Common Stock

At September 30, 2025, there were 60,000,000 shares of common stock authorized, of which 50,000,000 was Class A common stock and 10,000,000 was Class B common stock. As of September 30, 2025, there were zero and 700,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 4. Commitments and Contingencies

Legal Fees

The Company has a legal arrangement requiring a $25,000 retainer fee (see Note 5) and additional fees of $75,000 and the issuance of 2,500 shares of the Company’s Class B common stock contingent upon the successful execution of the Transactions (see Note 1).

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s unaudited condensed financial statements.

Service Contract

In August 2025, the Company executed a contract for outsourced information technology management, support and development services. The contract term is the earlier of the (i) termination of the Business Combination or (ii) three (3) years from the Business Combination close date. Upon expiration, the agreement shall automatically renew for successive one (1) year periods unless cancelled by either party. The contract includes a provision for free services until the consummation of the Business Combination. Thereafter fees for services performed are fifteen (15) thousand per month.

In August 2025, the Company executed a contract for capital market advisory services and to act as a placement agent in connection with a related private placement of equity in connection with the proposed Business Combination. The contract term is the earlier of (i) the date of the Business Combination is terminated, (ii) the closing of the Business Combination, and (iii) with thirty (30) days written notice (collectively the “Term”).

The contract includes provisions for free services until the consummation of the Business Combination. If the Business Combination closes during the Term, the Company (or the surviving company upon the closing of the Business Combination) shall pay an advisor fee equal to $1.5 million in unlocked Ethena governance token (“ENA Token”), valued at a 5% discount to the ENA 7-Day Time Weighted Average Price (“TWAP”) as defined in the Collaboration Agreement, dated as of July 21, 2025, between Ethena Foundation (“Ethena”), Ethena OpCo Ltd (“the Ethena OpCo”), Pubco, and the Company) as of the signing of the first subscription agreement in connection with

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 4. Commitments and Contingencies (cont.)

the Business Combination (the “Business Combination Fee”), immediately following the closing of the Business Combination. Additionally, an advisor fee equal to 4.5% of the gross proceeds received by the Company in the Business Combination from those investors in the Business Combination who were introduced to Company, TLGY or their respective affiliates by the advisor except for those investors specifically excluded per the terms of the agreement (the “Excluded Investors”), payable by Company (the “Offering Fee” and, together with the Business Combination Fee, the “Transaction Fee”) is required. The Offering Fee shall be paid at the closing of the Transactions and the Business Combination Fee shall be paid promptly following the closing of the Business Combination. The advisor does not receive any fee from any proceeds received from the PIPE subscription agreements signed on July 21, 2025, with the Company, TLGY and the other parties provided the advisor is entitled to a fee in connection with any additional proceeds to the extent any such PIPE Subscription Agreements are amended to increase the aggregate purchase amount. No Transaction Fee shall be paid in the event that the Transactions do not close. Termination of the agreement does not impact the advisors right to payment of the Transaction Fee if the closing of the applicable Business Combination occurs within twelve(12) months following the termination of the agreement.

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and the Company, (ii) by either TLGY or the Company if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or the Company if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by the Company in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the Company, Pubco, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or the Company if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

Pubco, the Company, Ethena and Ethena OpCo entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide Pubco a right to participate in certain future offerings of Ethena’s native protocol governance token, ENA Token, on terms no less favorable than other investors and to collaborate with Pubco on an ongoing basis to support the operation of Pubco’s infrastructure, staking and treasury activities of ENA Token and Pubco’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, Pubco agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business,

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 4. Commitments and Contingencies (cont.)

acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to Pubco Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to Pubco in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, Pubco, the Company, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the September 5, 2025 Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, the Company, Pubco and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to the Company prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the Company’s Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of Pubco.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in the Company by purchasing shares of the Company’s Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 4. Commitments and Contingencies (cont.)

On September 5, 2025, TLGY, the Company and Pubco entered into additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 21, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, the net cash proceeds from the PIPE transactions, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by the Company for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to the Company and Pubco. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and Pubco have agreed to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 for the PIPE Subscription Agreements and September 5, 2026 for the Additional PIPE Subscription Agreements or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, the Company, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to the Company, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 4. Commitments and Contingencies (cont.)

market value of the ENA Tokens at the signing of the Token Purchase Agreement, which Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneously with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, the Company, in its capacity as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”), and Ethena OpCo entered into a new token purchase agreement dated September 5, 2025 (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Token (the “Additional Locked ENA Tokens”) to the Company, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. Such Additional Locked ENA Token will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Token may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Token will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

TLGY Sponsor Support Agreement

Pubco, TLGY, the Company , the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and ENA Token price thresholds after the Closing.

On September 5, 2025, Pubco, TLGY, the Company and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the original sponsor support agreement to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing, and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 5. Related Party Transactions and Balances

The accounts receivable, related party balance of $300,000 that was repaid in August 2025 was from the Company Founders as payment for the shares of Class B common stock receivable upon formation of the Company as well as an additional amount due from an investor who contributed a perpetual software license which represents the definite lived intangible asset of the Company. The fair value of the perpetual software license is based on the value derived from the arm’s-length transaction between the Company and the contributing investor. Under the terms of the license agreement, the license returns back to the contributing investor if the Transactions are not consummated.

On June 30, 2025, the Company’s Founders paid, on behalf of the Company, its legal retainer fee of $25,000. In August 2025, upon collection of the outstanding receivable from the stockholders, the Company paid the full $25,000 fee to the legal firm and the Founders were reimbursed in full.

As of September 30, 2025, the prepaid and other asset balance includes a receivable approximating $5,000 due from TLGY for the Company’s payment of TLGY services.

Note 6. Net Loss Per Share Attributable to Common Stockholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the three months ended September 30, 2025 and the period from inception through September 30, 2025:

	Three months ended September 30, 2025	Period from inception through September 30, 2025
Numerator:
Net loss	$(96,643)	$(122,714)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders’, basic and diluted	700,000	700,000
Net loss per share attributable to common stockholders’, basic and diluted	$(0.14)	$(0.18)

During the three months ended September 30, 2025 and the period from inception through September 30, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to common stockholders.

Note 7. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

StablecoinX Assets Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2025

Note 7. Segment Information (cont.)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the unaudited condensed balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the below key metric included in net income or loss for the three months ended September 30, 2025 and the period from inception through September 30, 2025:

	Three months ended September 30, 2025	Period from inception through September 30, 2025

Operating expenses	$96,643	$122,714

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 8. Subsequent Events

The Company has evaluated subsequent events through December 29, 2025, the date on which these unaudited condensed financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the unaudited condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

StablecoinX Assets Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of StablecoinX Assets Inc. (the “Company”) as of June 30, 2025, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from June 30, 2025 (inception) to June 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the period from June 30, 2025 to June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to address liquidity needs and complete a business combination within one year from the date of these financial statements, the Company’s business will be materially and adversely affected. The liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York

August 25, 2025

StablecoinX Assets Inc.
Balance Sheet
As of June 30, 2025

Assets:
Current assets:
Receivable from stockholders (Note 5)	$300,000
Total current assets	300,000
Intangible asset	502,500
Total assets	$802,500

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable – related party (Note 5)	$26,071
Total current liabilities	26,071
Total liabilities	26,071

Commitments and contingencies (Note 4)

Stockholders’ equity:
Class A common stock – $0.0001 par value; 50,000,000 shares authorized; zero shares issued or outstanding;	—
Class B common stock – $0.0001 par value; 10,000,000 shares authorized; 700,000 shares issued and outstanding	70
Additional paid-in capital	$802,430
Accumulated deficit	(26,071)
Total stockholders’ equity	776,429
Total liabilities and stockholders’ equity	$802,500

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Statement of Operations
For the Period From June 30, 2025 (Inception) through June 30, 2025

Operating expenses:
General and administrative	$26,071
Total operating expenses	26,071
Loss from operations	(26,071)
Net loss	$(26,071)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	700,000

Net loss per share attributable to common stockholders, basic and diluted	$(0.04)

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Statement of Stockholders’ Equity
For the Period From June 30, 2025 (Inception) through June 30, 2025

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at June 30, 2025	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock	—	—	700,000	70	$802,430	—	802,500
Net loss	—	—	—	—	—	(26,071)	(26,071)
Balance at June 30, 2025	—	$—	700,000	$70	$802,430	$(26,071)	$776,429

See accompanying notes to the financial statements.

StablecoinX Assets Inc.
Statement of Cash Flows
For the Period From June 30, 2025 (Inception) through June 30, 2025

Cash flows from operating activities:
Net loss	$(26,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable – related party (Note 5)	26,071
Net cash used in operating activities	—

Net change in cash	—
Cash – beginning of period	—
Cash – end of period	$—

Supplemental disclosures of noncash investing and financing activities:
Contribution of intangible asset	$502,500
Receivable from stockholders for Class B common stock issuance	$300,000

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 1. Description of Business

StablecoinX Assets Inc., doing business as StablecoinX, (collectively “StablecoinX” or “the Company”) was incorporated on June 30, 2025 as a Delaware corporation. As of June 30, 2025, the Company had not commenced any operations. All activity for the period from June 30, 2025 (inception) through June 30, 2025 were organizational activities and those necessary to prepare for the Company’s pending business combination, described below. The Company will not generate any material operating revenues until after the completion of the proposed business combination. The Company represents a newly-formed validator and infrastructure business supporting the Ethena ecosystem. The Company has selected December 31 as its fiscal year end. Once operational, the Company will run validator nodes and stake its own token treasury, and may offer staking services to institutional clients for their specific blockchain protocol.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation Corp, a Cayman Island exempted company (“TLGY”), StablecoinX Inc. (“Pubco”), StableCoinX SPAC Merger Sub LLC, a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc., a wholly-owned subsidiary of Pubco (“Company Merger Sub”).

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, TLGY will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of the Company’s Class A common stock, par value $0.0001 per share, will receive one share of Pubco Class A Common Stock for each share of the Company’s Class A Common Stock and holders of the Company’s Class B common stock, par value $0.0001 per share will receive one share of Pubco Class A Common Stock and one share of Pubco Class B common stock, par value $0.0001 per share, for each share of the Company’s Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY (collectively, “the Founders”) (see Notes 4, 5 and 8).

Liquidity and Going Concern

The Company’s financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these financial statements. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 1. Description of Business (cont.)

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40) Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Receivable from Stockholders

Receivable from stockholders, is recorded at the promised amount of cash to be contributed to the Company by the Founders in exchange for the issuance of common stock. In August 2025, the outstanding balance was paid in full (see Notes 3 and 8).

Intangible Assets

The Company’s finite-lived intangible asset, a perpetual royalty-free software license, was contributed to the Company on June 30, 2025, is carried at cost, and is amortized on a straight-line basis over the estimated remaining economic life of five years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets. The factors that were considered in determining the useful lives of identifiable intangible asset included the extent to which expected future cash flows would be affected by the Company’s intent and ability to retain use of this asset. During the period from June 30, 2025 (Inception) through June 30, 2025, the Company did not record any amortization expense related to intangible asset due the contribution date being on the last day of the reporting period.

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). The Company conducts an intangible impairment analysis at least annually and more frequently if changes in facts and circumstances indicate that the fair value of the intangible asset may be less than its carrying amount. If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the period from June 30, 2025 (Inception) through June 30, 2025, the Company did not recognize any impairment expense related to its long-lived asset

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

As of June 30, 2025, amounts outstanding from two related parties accounted for 100% of the Company’s receivable from stockholders (see Note 5).

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of June 30, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of June 30, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its June 30, 2025 inception date.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 3. Common Stock

At June 30, 2025, there were 60,000,000 shares of common stock authorized, of which 50,000,000 was Class A common stock and 10,000,000 was Class B common stock. As of June 30, 2025, there were zero and 700,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 4. Commitments and Contingencies

Legal Fees

The Company has a legal arrangement requiring a $25,000 retainer fee (see Note 5) and additional fees of $75,000 and the issuance of 2,500 shares of the Company’s Class B common stock contingent upon the successful execution of the Transactions (see Note 1).

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s financial statements.

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and the Company, (ii) by either TLGY or the Company if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or the Company if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by the Company in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the Company, Pubco, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or the Company if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”) (see Note 8).

Note 5. Related Party Transactions and Balances

The accounts receivable, related party balance of $0.3 million outstanding as of June 30, 2025 is due from the Company Founders as payment for the shares of Class B common stock receivable upon formation of the Company as well as an additional amount due from an investor who contributed a perpetual software license which represents the definite lived intangible of the Company (see Note 8). The fair value of the perpetual software license is based on the value derived from the arm’s-length transaction between the Company and the contributing investor. Under the terms of the license agreement, the license returns back to the founder if the Transactions are not consummated.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 5. Related Party Transactions and Balances (cont.)

As of June 30, 2025, the Company’s Founders paid, on behalf of the Company, its legal retainer fee of $25,000. In August 2025, upon collection of the outstanding receivable from the stockholders, the Company paid the full $25,000 fee and the Founders were reimbursed in full (see Note 8).

Note 6. Net Loss Per Share Attributable to Common Stockholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the period from June 30, 2025 (Inception) through June 30, 2025:

Numerator:
Net loss	$(26,071)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	700,000
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)

During the period from June 30, 2025 (Inception) through June 30, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to common stockholders.

Note 7. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the below key metric included in net income or loss for the period from June 30, 2025 (Inception) through June 30, 2025:

Operating expenses	$26,071

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 8. Subsequent Events

The Company has evaluated subsequent events through August 25, 2025, the date on which these financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the financial statements.

In August 2025, the Company received cash of $300,000 to settle the outstanding receivable from stockholders. Upon collection of the outstanding receivable from shareholders, the Company paid the full $25,000 fee and the Founders reimbursed in full for legal services paid on behalf of the Company (see Note 5).

Business Combination with TLGY

See Note 1.

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

Pubco, the Company, Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“the Ethena OpCo”) entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide Pubco a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) on terms no less favorable than other investors and to collaborate with Pubco on an ongoing basis to support the operation of Pubco’s infrastructure, staking and treasury activities of ENA Token and Pubco’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, Pubco agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to Pubco Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to Pubco in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 8. Subsequent Events (cont.)

Contribution Agreement

TLGY, the Company, Pubco and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to the Company prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the Company’s Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of Pubco.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in the Company by purchasing shares of the Company’s Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

In accordance with the terms of the Token Purchase Agreement (defined below), promptly after the date of the PIPE Subscription Agreements, the net Cash proceeds from the PIPE, less up to $2.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by the Company for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to the Company and Pubco. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements, TLGY and Pubco have agreed to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

StablecoinX Assets Inc.

Notes to Financial Statements

June 30, 2025

Note 8. Subsequent Events (cont.)

The PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, the Company, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to the Company, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement, which Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

TLGY Sponsor Support Agreement

Pubco, TLGY, the Company, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and ENA Token price thresholds after the Closing.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the seventh anniversary of the Closing, (ii) the termination of the Business Combination Agreement pursuant to its terms and (iii) the mutual written consent of the parties thereto.

Service Contract

Effective August 8, 2025, the Company executed a contract for outsourced information technology management, support and development services. The contract term is the earlier of the (i) termination of the Business Combination or (ii) three (3) years from the Business Combination close date. Upon expiration, the agreement shall automatically renew for successive one (1) year periods unless cancelled by either party. The contract includes provision for free services until the consummation of the Business Combination. Thereafter fees for services performed are fifteen (15) thousand per month.

StablecoinX Inc. and Subsidiaries
Condensed Consolidated Balance Sheet (unaudited)
September 30, 2025

Assets:
Current assets:
Total current assets	$—
Total assets	$—

Liabilities and stockholder’s deficit:
Current liabilities:
Accrued expenses – related party	$26,000
Total current liabilities	26,000
Total liabilities	26,000

Commitments and contingencies (Note 4)

Stockholder’s deficit:
Class A common stock – $0.0001 par value; 10,000,000 shares authorized; zero shares issued or outstanding	—
Class B common stock – $0.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(26,000)
Total stockholder’s deficit	(26,000)
Total liabilities and stockholder’s deficit	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the period from July 7, 2025 (inception) through September 30, 2025 (unaudited)

Period from July 7, 2025 (inception) through September 30, 2025
Operating expenses:
General and administrative	$26,000
Total operating expenses	26,000
Loss from operations	(26,000)
Net loss	$(26,000)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	1
Net loss per share attributable to the common stockholder, basic and diluted	$(26,000)

See accompanying notes to the unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholder’s Equity
For the period from July 7, 2025 (inception) through September 30, 2025 (unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance at Inception	—	$—	1	$—	$—	$—	$—
Net loss	—	—	—	—	—	(26,000)	(26,000)
Balance at September 30, 2025	—	$—	1	$—	$—	$(26,000)	$(26,000)

See accompanying notes to the unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
For the period July 7, 2025 (inception) through September 30, 2025 (unaudited)

Period from July 7, 2025 (inception) through September 30, 2025
Cash flows from operating activities:
Net loss	$(26,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	26,000
Net cash used in operating activities	—

Cash flows from investing activities:
—
Net cash used in investing activities	—

Cash flows from financing activities:
—
Net cash provided by financing activities	—

Net change in cash	—
Cash – beginning of period	—
Cash – end of period	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 1. Description of Business

StablecoinX Inc., the “Company” or “Pubco” (together with its two wholly-owned subsidiaries StableCoinX SPAC Merger Sub LLC (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc. (“Company Merger Sub”)) was incorporated on July 7, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

As of September 30, 2025, the Company had not commenced any operations. All activity for the period from inception through September 30, 2025 were organizational activities and those necessary to prepare for the Company’s pending business combination, described below. The Company will not generate any material operating revenues until after the completion of the proposed business combination discussed below.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation, a Cayman Island exempted company (“TLGY”), and StablecoinX Assets Inc. (“SC Assets”).

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, the Company’s second subsidiary, Company Merger Sub, will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of SC Assets’ Class A common stock, par value $0.0001 per share, will receive one share of the Company’s Class A Common Stock for each share of the SC Assets’ Class A Common Stock and holders of the SC Assets’ Class B common stock, par value $0.0001 per share will receive one share of the Company’s Class A Common Stock and one share of the Company’s Class B common stock, par value $0.0001 per share, for each share of the SC Assets’ Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and SC Assets will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company. Once operational, through the operations of SC Assets, the Company will represent a newly-formed validator and infrastructure business supporting the Ethena ecosystem that will run validator nodes and stake its own token treasury, and may offer staking services to institutional clients for their specific blockchain protocol.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY and SC Assets.

Liquidity and Going Concern

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 1. Description of Business (cont.)

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these unaudited condensed consolidated financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements, which include the financial statements of the Company and its wholly-owned subsidiaries, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments and the elimination of all intercompany balances and transactions, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the unaudited condensed consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to the common stockholder is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to the common stockholder for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of September 30, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to the common stockholder by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common the stockholder by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

As of September 30, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

Recently Issued Accounting Pronouncements

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance is effective for the Company beginning on January 1, 2028, and early adoption is permitted, although the Company does not plan to early adopt. This guidance may be applied on a prospective basis, a modified basis for in-process projects, or a retrospective basis. The Company is currently evaluating the impact of the adoption of this standard.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its unaudited condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its July 7, 2025 inception date.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3. Common Stock

At September 30, 2025, there were 11,000,000 shares of common stock authorized, of which 10,000,000 were Class A common stock and 1,000,000 were Class B common stock. As of September 30, 2025, there were zero and 1 share of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 4. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s unaudited condensed consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 4. Commitments and Contingencies (cont.)

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by SC Assets the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the SC Assets or the Company, if the breach would result in the failure of the related condition to closing, or (vii) by either TLGY or SC Assets if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

The Company, SC Assets, Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“the Ethena OpCo”) entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide the Company a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) on terms no less favorable than other investors and to collaborate with the Company on an ongoing basis to support the operation of the Company’s infrastructure, staking and treasury activities of ENA Token and the Company’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, the Company agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to the Company’s Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 4. Commitments and Contingencies (cont.)

agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to the Company in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, the Company, SC Assets, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the Additional Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, SC Assets, the Company, and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the SC Assets’ Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of the Company.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

This agreement was amended and restated on September 5, 2025. See below.

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in SC Assets by purchasing shares of the SC Assets’ Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

On September 5, 2025, TLGY, the Company, SC Assets entered into an additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 4. Commitments and Contingencies (cont.)

Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 31, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional Pipe Subscription Agreements, the net Cash proceeds from the PIPE, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by StablecoinX for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to SC Assets and the Company. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and the Company have agreed to use commercially reasonable efforts to cause the shares of the Company’s Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, SC Assets, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to StablecoinX, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement. These Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 4. Commitments and Contingencies (cont.)

Contemporaneous with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, SC Assets, as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”) and Ethena OpCo entered into a second token purchase agreement (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Tokens (the “Additional Locked ENA Tokens”) to SC Assets, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. These Additional Locked ENA Tokens will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Tokens may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Tokens will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Tokens will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

TLGY Sponsor Support Agreement

The Company, TLGY, SC Assets, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of the Company’s Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of the Company’s Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of the Company’s Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and Class A price thresholds after the closing.

On September 5, 2025, the Company, SC Assets TLGY, and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the sponsor support agreement entered into in connection with the signing of the Business Combination Agreement, to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 5. Net Loss Per Share Attributable to the Common Stockholder

The following table sets forth the computation of basic and dilutive net loss per share attributable to the common stockholder for the period from inception through September 30, 2025:

Period from July 7, 2025 (inception) through September 30, 2025
Numerator:
Net loss	$(26,000)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to the common stockholder, basic and diluted	1
Net loss per share attributable to the common stockholder, basic and diluted	$(26,000)

During the period inception through September 30, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to the common stockholder.

Note 6. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed consolidated statement of operations as net income or loss. The measure of segment assets is reported on the unaudited condensed consolidated balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews operating expenses, which were $26,000, included in net loss for the period from inception through September 30, 2025.

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

StablecoinX Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2025

Note 7. Related Party Transactions and Balances

As of September 30, 2025, accrued expenses includes $20,800 and $5,200 due to TLGY and SC Assets, respectively, for services incurred by the Company paid for by the noted entity.

Note 8. Subsequent Events

The Company has evaluated subsequent events through December 29, 2025, the date on which these unaudited condensed consolidated financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the unaudited condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
StablecoinX Inc. and Subsidiaries:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of StablecoinX Inc. and Subsidiaries (the “Company”) as of August 31, 2025, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for the period from July 7, 2025 (Inception) to August 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025, and the results of its operations and its cash flows for the period from July 7, 2025 (Inception) to August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to address liquidity needs and complete a business combination within one year from the date of these consolidated financial statements, the Company’s business will be materially and adversely affected. The liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York

September 10, 2025

StablecoinX Inc. and Subsidiaries
Consolidated Balance Sheet
August 31, 2025

Assets:
Current assets:
Total current assets	$—
Total assets	$—

Liabilities and stockholder’s equity:
Current liabilities:	$—
Total current liabilities	—
Total liabilities	—

Commitments and contingencies (Note 4)

Stockholder’s equity:
Class A common stock – $0.0001 par value; 10,000,000 shares authorized; zero shares issued or outstanding	—
Class B common stock – $0.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	—
Total stockholder’s equity	—
Total liabilities and stockholder’s equity	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Consolidated Statement of Operations
For the Period From July 7, 2025 (Inception) through August 31, 2025

Operating expenses:
General and administrative	$—
Total operating expenses	—
Loss from operations	—
Net loss	$—

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	1

Net loss per share attributable to the common stockholder, basic and diluted	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Consolidated Statement of Stockholder’s Equity
For the Period From July 7, 2025 (Inception) through August 31, 2025

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount
Balance at July 7, 2025	—	$—	1	$—	$—	$—	$—
Issuance of Class B common stock	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—
Balance at August 31, 2025	—	$—	1	$—	$—	$—	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Period From July 7, 2025 (Inception) through August 31, 2025

Cash flows from operating activities:
Net loss	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Net cash used in operating activities	—

Cash flows from investing activities:
—
Net cash used in investing activities	—

Cash flows from financing activities:
—
Net cash provided by financing activities	—

Net change in cash	—
Cash – beginning of period	—
Cash – end of period	$—

See accompanying notes to the consolidated financial statements.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 1. Description of Business

StablecoinX Inc., the “Company” or “Pubco” (together with its two wholly-owned subsidiaries StableCoinX SPAC Merger Sub LLC (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc. (“Company Merger Sub”)) was incorporated on July 7, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

As of August 31, 2025, the Company had not commenced any operations. All activity for the period from July 7, 2025 (Inception) through August 31,2025 were organizational activities and those necessary to prepare for the Company’s pending business combination, described below. The Company will not generate any material operating revenues until after the completion of the proposed business combination discussed below.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation, a Cayman Island exempted company (“TLGY”), and StablecoinX Assets Inc. (“SC Assets”).

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, TLGY will merge with and into the Company through its SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, the Company’s second subsidiary, Company Merger Sub, will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of SC Assets’ Class A common stock, par value $0.0001 per share, will receive one share of the Company’s Class A Common Stock for each share of the SC Assets’ Class A Common Stock and holders of the SC Assets’ Class B common stock, par value $0.0001 per share will receive one share of the Company’s Class A Common Stock and one share of the Company’s Class B common stock, par value $0.0001 per share, for each share of the SC Assets’ Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and SC Assets will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company. Once operational, through the operations of SC Assets, the Company will operate as a newly-formed validator and infrastructure business supporting the Ethena ecosystem. Its operations are expected to include running validator nodes, utilizing its ENA Token treasury for staking, and potentially providing staking or other infrastructure software and services to institutional clients on supported blockchain protocols.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY and SC Assets.

Liquidity and Going Concern

The Company’s consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 1. Description of Business (cont.)

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40) Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these consolidated financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements, which include the financial statements of the Company and its wholly-owned subsidiaries, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments and the elimination of all intercompany balances and transactions, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to the common stockholder is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to the common stockholder for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of August 31 , 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to the common stockholder by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common the stockholder by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of August 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 2. Summary of Significant Accounting Policies (cont.)

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its July 7, 2025 inception date.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3. Common Stock

At August 25, 2025, there were 11,000,000 shares of common stock authorized, of which 10,000,000 were Class A common stock and 1,000,000 were Class B common stock. As of August 31, 2025, there were zero and 1 share of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 4. Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s consolidated financial statements.

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by SC Assets the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 4. Commitments and Contingencies (cont.)

of a representation, warranty, covenant or other agreement by the SC Assets or the Company, if the breach would result in the failure of the related condition to closing, or (vii) by either TLGY or SC Assets if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”) (see Note 7).

Note 5. Net Loss Per Share Attributable to the Common Stockholder

The following table sets forth the computation of basic and dilutive net loss per share attributable to the common stockholder for the period from July 7, 2025 (Inception) through August 31, 2025:

During the period from July 7, 2025 (Inception) through August 31, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to the common stockholder.

For the period ended July 7, 2025 (Inception) through August 31, 2025
Numerator:
Net loss	$—

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to the common stockholder, basic and diluted	1

Net loss per share attributable to the common stockholder, basic and diluted	$—

Note 6. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews operating expenses, which were zero, included in net income or loss for the period from July 7, 2025 (Inception) through August 31, 2025.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 6. Segment Information (cont.)

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 7. Subsequent Events

The Company has evaluated subsequent events through September 10, 2025, the date on which these consolidated financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the consolidated financial statements.

Business Combination with TLGY

See Note 1.

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

The Company, SC Assets, Ethena Foundation (“Ethena”) and Ethena OpCo Ltd (“the Ethena OpCo”) entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide the Company a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) on terms no less favorable than other investors and to collaborate with the Company on an ongoing basis to support the operation of the Company’s infrastructure, staking and treasury activities of ENA Token and the Company’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, the Company agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to the Company’s Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to the Company in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 7. Subsequent Events (cont.)

Contribution Agreement

TLGY, SC Assets, the Company, and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the SC Assets’ Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of the Company.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

This agreement was amended and restated on September 5, 2025. See below.

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in SC Assets by purchasing shares of the SC Assets’ Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

In accordance with the terms of the Token Purchase Agreement (defined below), promptly after the date of the PIPE Subscription Agreements, the net Cash proceeds from the PIPE, less up to $2.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by StablecoinX for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to SC Assets and the Company. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements, TLGY and the Company have agreed to use commercially reasonable efforts to cause the shares of the Company’s Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 7. Subsequent Events (cont.)

The PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the closing date (as defined therein).

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, SC Assets, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to StablecoinX, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement, which Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

TLGY Sponsor Support Agreement

The Company, TLGY, SC Assets, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of the Company’s Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of the Company’s Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of the Company’s Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and Class A price thresholds after the closing.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the seventh anniversary of the closing, (ii) the termination of the Business Combination Agreement pursuant to its terms and (iii) the mutual written consent of the parties thereto.

This agreement was amended and restated on September 5, 2025. See below.

On September 5, 2025, the Company executed additional agreements in contemplation of the pending Business Combination as follows:

Additional PIPE Subscription Agreements

TLGY, SC Assets and the Company entered into additional PIPE subscription agreements with certain investors, including Ethena OpCo and Guy Young, founder of Ethena Labs, S.A. (the “Additional PIPE Investors”). The Additional PIPE Investors agreed to purchase shares of SC Assets Class A Common Stock prior to the proposed Business Combination of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause the Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of the Company’s Class A Common Stock at the Business Combination closing (the “Beneficial Ownership Limitation”), then, such Additional PIPE Investor will receive a portion of their PIPE Shares in the form of SC Assets Class A Common Stock in an amount that would cause the Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation,

StablecoinX Inc. and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2025

Note 7. Subsequent Events (cont.)

and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Initial PIPE Subscription Agreements.

Additional Token Purchase Agreement

Contemporaneously with the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by the agreements, SC Assets, solely in its capacity as administrative agent (the “Administrative Agent”) for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”) and Ethena OpCo entered into a token purchase agreement (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Token (the “Additional Locked ENA Token”) to SC Assets, in its capacity as Administrative Agent, valued at $0.29 per ENA token, which Additional Locked ENA Token will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Token may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Token will be unlocked on the 12 month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Initial PIPE Subscription Agreements.

Amended and Restated Collaboration Agreement

The Company, SC Assets, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the Additional Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the closing.

Amended and Restated Sponsor Support Agreement

The Company, TLGY, SC Assets and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “A&R Sponsor Support Agreement”), which amended and restated the sponsor support agreement entered into in connection with the signing of the Business Combination Agreement, to, in light of the increased size of the PIPE, make it so that the aggregate number of Retained Shares (as defined in the A&R Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of the Company’s Class A Common Stock at closing and remove the earnout mechanism.

Annex A-1

BUSINESS COMBINATION AGREEMENT

by and among

TLGY ACQUISITION CORP.,

as SPAC,

STABLECOINX INC.,

as Pubco,

STABLECOINX SPAC MERGER SUB LLC,

as SPAC Merger Sub,

STABLECOINX ASSETS INC.,

as the Company,

and

STABLECOINX COMPANY MERGER SUB, INC.,

as Company Merger Sub

Dated as of July 21, 2025

Annex A-1 Page Nos.
Article I
DEFINITIONS
1.1	Certain Definitions	A-1-2
1.2	Interpretation	A-1-9

Article II
MERGERS
2.1	SPAC Merger	A-1-11
2.2	Company Merger	A-1-11
2.3	Effective Time	A-1-11
2.4	Effect of the Mergers	A-1-11
2.5	Organizational Documents	A-1-12
2.6	Directors and Officers of the Surviving Subsidiaries	A-1-12
2.7	Effect of SPAC Merger on Outstanding Securities of SPAC and SPAC Merger Sub	A-1-12
2.8	Effect of Company Merger on Outstanding Securities of Company and Company Merger Sub	A-1-14
2.9	Effect of Mergers on Outstanding Securities of Pubco	A-1-14
2.10	Intended Tax Treatment	A-1-14
2.11	Taking of Necessary Action; Further Action	A-1-15
2.12	Withholding	A-1-15

Article III
CLOSING
3.1	Closing	A-1-15
3.2	Pre-Closing Statements	A-1-15
3.3	Closing Deliveries	A-1-16

Article IV
REPRESENTATIONS AND WARRANTIES OF SPAC
4.1	Organization and Standing	A-1-17
4.2	Authorization; Binding Agreement	A-1-17
4.3	Governmental Approvals	A-1-18
4.4	Non-Contravention	A-1-18
4.5	Capitalization	A-1-18
4.6	SEC Filings; SPAC Financials; Internal Controls	A-1-19
4.7	No Litigation; Orders; Permits	A-1-20
4.8	Absence of Certain Changes	A-1-20
4.9	Compliance with Laws	A-1-20
4.10	Taxes and Returns	A-1-20
4.11	Employees and Employee Benefit Plans	A-1-21
4.12	Properties	A-1-21
4.13	Material Contracts	A-1-21
4.14	Transactions with Affiliates	A-1-21
4.15	Finders and Brokers	A-1-21
4.16	Certain Business Practices	A-1-22
4.17	Insurance	A-1-22
4.18	Independent Investigation	A-1-22
4.19	No Other Representations	A-1-22
4.20	Information Supplied	A-1-23
4.21	SPAC Trust Account	A-1-23

Annex A-1-i

Annex A-1 Page Nos.
Article V
REPRESENTATIONS AND WARRANTIES OF PUBCO, COMPANY MERGER SUB AND SPAC MERGER SUB
5.1	Organization and Standing	A-1-23
5.2	Authorization; Binding Agreement	A-1-24
5.3	Governmental Approvals	A-1-24
5.4	Non-Contravention	A-1-24
5.5	Capitalization	A-1-24
5.6	Pubco and Merger Sub Activities	A-1-25
5.7	Finders and Brokers	A-1-25
5.8	Ownership of Pubco Stock	A-1-25
5.9	Information Supplied	A-1-25
5.10	Independent Investigation	A-1-25
5.11	No Other Representations	A-1-25

Article VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
6.1	Organization and Standing	A-1-26
6.2	Authorization; Binding Agreement	A-1-26
6.3	Capitalization	A-1-26
6.4	Governmental Approvals	A-1-27
6.5	Non-Contravention	A-1-27
6.6	Absence of Certain Changes	A-1-27
6.7	Company Activities	A-1-27
6.8	Title to Assets	A-1-27
6.9	Employees and Benefit Plans	A-1-27
6.10	Certain Business Practices	A-1-27
6.11	PIPE	A-1-28
6.12	Finders and Brokers	A-1-28
6.13	Information Supplied	A-1-28
6.14	Independent Investigation	A-1-28
6.15	Taxes and Returns	A-1-29
6.16	No Other Representations	A-1-29

Article VII
COVENANTS
7.1	Access and Information	A-1-29
7.2	Conduct of Business of the Company, Pubco, and Merger Sub	A-1-30
7.3	Conduct of Business of SPAC	A-1-31
7.4	Annual and Interim Financial Statements	A-1-32
7.5	SPAC Public Filings	A-1-33
7.6	No Solicitation	A-1-33
7.7	No Trading	A-1-34
7.8	Notification of Certain Matters	A-1-34
7.9	Efforts	A-1-34
7.10	Further Assurances	A-1-35
7.11	The Registration Statement	A-1-36
7.12	Public Announcements	A-1-38

Annex A-1-ii

Annex A-1 Page Nos.
7.13	Confidential Information	A-1-39
7.14	Post-Closing Pubco Board of Directors and Executive Officers	A-1-40
7.15	Indemnification of Directors and Officers; Tail Insurance	A-1-40
7.16	Use of Proceeds	A-1-41
7.17	Deregistration	A-1-41
7.18	Amendment and Restatement of Founder Registration Rights Agreement	A-1-41
7.19	PIPE Investments	A-1-41
7.20	Pubco Incentive Plan	A-1-42
7.21	Pubco A&R Organizational Documents	A-1-42
7.22	Seller Approval	A-1-42

Article VIII
CLOSING CONDITIONS
8.1	Conditions to Each Party’s Obligations	A-1-42
8.2	Conditions to Obligations of the Company, Pubco, and Merger Subs	A-1-43
8.3	Conditions to Obligations of SPAC	A-1-44
8.4	Frustration of Conditions	A-1-44

Article IX
TERMINATION AND EXPENSES
9.1	Termination	A-1-44
9.2	Effect of Termination	A-1-45

Article X
WAIVERS AND RELEASES
10.1	Waiver of Claims Against Trust	A-1-45
10.2	Release and Covenant Not to Sue	A-1-46

Article XI
MISCELLANEOUS
11.1	Survival	A-1-47
11.2	Notices	A-1-47
11.3	Binding Effect; Assignment	A-1-48
11.4	Third Parties	A-1-48
11.5	Fees and Expenses	A-1-48
11.6	Governing Law; Jurisdiction	A-1-48
11.7	WAIVER OF JURY TRIAL	A-1-48
11.8	Specific Performance	A-1-49
11.9	Severability	A-1-49
11.10	Amendment	A-1-49
11.11	Waiver	A-1-49
11.12	Entire Agreement	A-1-49
11.13	Counterparts	A-1-49
11.14	Legal Representation	A-1-49
11.15	No Recourse	A-1-50

Annex A-1-iii

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of July 21, 2025 by and among (a) TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (b) StableCoinX Inc., a Delaware corporation (“Pubco”), (c) StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) StableCoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), and (e) StableCoinX Assets Inc., a Delaware corporation, (the “Company”). SPAC, Pubco, SPAC Merger Sub, Company Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) subject to Section 2.1(b), SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), with the SPAC Shareholders receiving one share of Pubco Class A Stock for each SPAC Class A Ordinary Share held by such shareholder, and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”, and together with the other transactions contemplated by this Agreement and the Ancillary Documents, including the Collaboration Agreement, the Contribution Agreement, the Token Purchase Agreement and the PIPE Investments (as defined below), the “Transactions”), in each case, in accordance with the terms of this Agreement, and as a result of the Mergers, SPAC and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Law;

WHEREAS, simultaneously with the execution and delivery of this Agreement, in connection with the Transactions, Pubco, SPAC, the Company and each Sponsor (as defined below) are entering into the Sponsor Support Agreement substantially in the form set forth on Exhibit A-1 (the “Sponsor Support Agreement”), providing that, among other things, (a) the Sponsors will vote in favor of the adoption and approval of this Agreement, the Ancillary Documents to which SPAC is a party and the Transactions, (b) following the consummation of the SPAC Merger, the Sponsors will exchange certain shares of Pubco Class A Stock issued to them in respect of their Founder Shares pursuant to Section 2.7(a)(iii) (the “Exchanged Founder Shares”) for Pubco Class B Stock and the right to receive Earnout Shares from Pubco in consideration for such Exchanged Founder Shares, and (c) following the consummation of the SPAC Merger, the Sponsors will exchange any warrant to purchase Pubco Class A Stock issued to them in respect of their SPAC Private Placement Warrants pursuant to Section 2.7(a)(iv) (the “Exchanged Private Warrants”) for the right to receive Earnout Shares from Pubco in consideration for their exchange of such SPAC Private Placement Warrants;

WHEREAS, simultaneously with the execution and delivery of this Agreement, in connection with the Transactions, Company, Pubco, SPAC and certain Sellers (as defined below) are entering into Seller Support Agreements substantially in the form set forth on Exhibit A-2 (the “Seller Support Agreements”), providing that, among other things, the such Seller will vote in favor of the adoption and approval of this Agreement, the Ancillary Documents to which the Company is a party and the Transactions;

WHEREAS, on the date of this Agreement, Ethena Foundation, a Cayman Islands foundation company (“Ethena”), Ethena OpCo Ltd, a company registered in the British Virgin Islands (“Ethena OpCo”), the Company and Pubco entered into the Collaboration Agreement, pursuant to which, among other things, the parties thereto agreed (i) to collaborate on certain activities of, and provide certain services to, Pubco, (ii) that Ethena would grant to Pubco a right of participation in certain future token offerings, and (iii) to take certain actions to facilitate the transactions contemplated by that certain Token Purchase Agreement (as defined below) and the Cash PIPE (as defined below);

WHEREAS, on the date of this Agreement, Ethena, Pubco, SPAC and the Company entered into the Contribution Agreement (as defined herein), pursuant to which, Ethena has agreed to, among other things, prior to the Company Merger and subject to the Closing, contribute the ENA Contribution Amount to the Company in exchange for shares of Company Class B Stock (as defined below) (the “ENA Contribution”);

WHEREAS, on the date of this Agreement, (a) the ENA PIPE Investors (as defined below) have agreed to make a private investment in the Company by purchasing Company Class A Stock (as defined below) in the aggregate amount equal to the ENA PIPE Gross Proceeds prior to the Closing Date (the “ENA PIPE”), and (b) the Cash PIPE

Annex A-1-1

Investors (as defined below) have agreed to make a private investment in the Company by purchasing Company Class A Stock in the aggregate amount equal to the Cash PIPE Gross Proceeds (as defined below) prior to the Closing Date (the “Cash PIPE” and, together with the ENA PIPE, the “PIPE Investments”), in each case, pursuant to subscription agreements substantially in the form set forth on Exhibit B (the “PIPE Subscription Agreements”);

WHEREAS, on the date of this Agreement, Ethena OpCo and the Company, solely in its capacity as administrative agent for the Cash PIPE Investors, have entered into a token purchase agreement (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to the Company, in its capacity as administrative agent for the Cash PIPE Investors, a number of discounted locked ENA Tokens in an amount equal to a portion of the Cash PIPE Gross Proceeds, as adjusted pursuant to the terms of the Token Purchase Agreement;

WHEREAS, concurrently with the Closing, each Sponsor, SPAC, and Pubco, shall enter into an amended and restated registration rights agreement, which will amend and restate the Founder Registration Rights Agreement (as defined herein) to add Pubco as a party and cover the resale of the shares of Pubco Stock held by the Sponsors, the Sellers and Ethena substantially in the form set forth on Exhibit C (the “Amended and Restated Registration Rights Agreement”);

WHEREAS, concurrently with the Closing, each of the current holders of outstanding Company Class B Stock (each, a “Seller”) and each of the SPAC Shareholders set forth on Annex A (the “Sponsors”) shall enter into a Lock-Up Agreement with Pubco substantially in the form set forth on Exhibit D (each, a “Lock-Up Agreement”), pursuant to which each Seller and each Sponsor shall agree not to transfer its shares of Pubco Stock for a period of six (6) months after the Closing;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously: (a) determined that this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions are advisable and in the best interests of SPAC and the SPAC Shareholders; (b) authorized and approved the execution, delivery and performance by SPAC of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions; (c) approved the Transactions as a Business Combination; and (d) recommended the adoption and approval of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions by the SPAC Shareholders;

WHEREAS, the respective boards of directors of Pubco and the Company have each unanimously (a) determined that this Agreement and the Ancillary Documents to which their respective companies are a party and the Transactions are advisable and in the best interests of their respective companies and shareholders and (b) authorized and approved this Agreement, the Ancillary Documents to which their respective companies are a party and the Transactions, in each case upon the terms and subject to the conditions set forth herein; and

WHEREAS, the respective boards of managers of SPAC Merger Sub and Company Merger Sub have each unanimously (a) determined that this Agreement and the Ancillary Documents to which their respective companies are a party and the Transactions are advisable and in the best interests of their respective companies and shareholders and (b) authorized and approved this Agreement, the Ancillary Documents to which their respective companies are a party and the Transactions, in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I

DEFINITIONS

1.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any subpoena or request for information), inquiry, hearing, proceeding or investigation, by or before any Person, including any Governmental Authority.

Annex A-1-2

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling,” “controlled,” or “under common control with” have correlative meanings.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement or the Transactions, including the Sponsor Support Agreement, the Seller Support Agreement, the Lock-Up Agreement, the Amended and Restated Registration Rights Agreement, the PIPE Subscription Agreements, the Pubco A&R Organizational Documents, the Collaboration Agreement, the Token Purchase Agreement and the Contribution Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Combination” has the meaning set forth in the SPAC Memorandum and Articles as in effect on the date hereof.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, and the Cayman Islands are authorized to close for business.

“Cash PIPE Gross Proceeds” means $261,886,134.67, payable in U.S. dollars or U.S. dollar-denominated stablecoins.

“Cash PIPE Investors” means those Persons who are participating in the Cash PIPE pursuant to a PIPE Subscription Agreement entered into with Pubco, the Company and SPAC as of the date of this Agreement.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Collaboration Agreement” means the Collaboration Agreement by and between Ethena, Ethena OpCo, the Company, and Pubco, entered into concurrently with this Agreement, pursuant to which, among other things, the parties thereto agreed (i) to collaborate on certain activities of, and provide certain services to, Pubco, (ii) that Ethena would grant to Pubco a right of participation in certain future token offerings, and (iii) to take certain actions to facilitate the transactions contemplated by that certain Token Purchase Agreement and the Cash PIPE.

“Company Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning Pubco, SPAC Merger Sub, Company Merger Sub, the Company, or the Sellers or any of their respective Affiliates or Representatives, furnished in connection with this Agreement or the Transactions; provided, however, that Company Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or applicable confidentiality agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

Annex A-1-3

“Company Expenses” means the following out-of-pocket fees, costs and expenses paid or payable by or on behalf of any Pubco, the Company, SPAC Merger Sub, Company Merger Sub or any of their respective Affiliates in connection with the preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and the Transactions contemplated hereby and thereby: (a) fees and expenses of counsel, advisors, accountants, brokers, finders, investment bankers and financial advisors to Pubco, the Company, SPAC Merger Sub, Company Merger Sub, or any of their respective Affiliates and (b) any premiums, costs and expenses incurred under the D&O Tail Insurance, in each case as set forth on the Company Pre-Closing Statement to be delivered by the Company to SPAC pursuant to Section 3.2(b).

“Company Fundamental Representations” means the representations and warranties made by the Company pursuant to Section 6.1 (Organization and Standing), Section 6.2 (Authorization; Binding Agreement), Section 6.3 (Capitalization), and Section 6.12 (Finders and Brokers).

“Company Merger Shares” means the shares of common stock, par value $0.001, of Company Merger Sub.

“Company Stockholders” means the holders of Company Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with, any Governmental Authority or any other Person.

“Contracts” means all legally binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase orders, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Contribution Agreement” means the Contribution Agreement by and among Ethena, Pubco, SPAC and the Company, entered into concurrently with this Agreement, pursuant to which, Ethena has agreed to, among other things, prior to the Company Merger, contribute the ENA Contribution Amount in exchange for Company Class B Stock.

“Earnout Shares” means up to 3,600,000 shares of Pubco Class A Stock to be issued by Pubco to the Sponsors pursuant to the terms of the Sponsor Support Agreement.

“ENA Contribution Amount” means an amount of ENA Tokens equal to (a) $60,000,000, divided by (b)(i) the ENA Signing Price (which is $0.3008) multiplied by (ii) 0.70.

“ENA Signing Price” means the volume-weighted average of all ENA/USDT spot trades executed on Binance and Bybit during the thirty (30) consecutive calendar days ending two (2) days prior to the date hereof, calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).

“ENA PIPE” means an aggregate number of ENA Tokens contributed to the Company by the ENA PIPE Investors pursuant to the PIPE Subscription Agreements.

“ENA PIPE Gross Proceeds” means $41,207,943.86, payable in the form of ENA Tokens; provided that, for the avoidance of doubt, the amount of the ENA PIPE Gross Proceeds shall not exceed 33% of the amount of the PIPE Gross Proceeds.

“ENA PIPE Investors” means those Persons who are participating in the ENA PIPE pursuant to a PIPE Subscription Agreement entered into with Pubco, the Company and SPAC as of the date of this Agreement. For the avoidance of doubt, Ethena is not an ENA PIPE Investor.

“ENA Token” means the native protocol governance token of the Ethena Protocol.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ethena Protocol” means the blockchain-based protocol and off-chain architecture, including its associated smart contracts, decentralized application infrastructure, and any related systems, code, or mechanisms, that facilitate the issuance, stabilization, staking, trading, or redemption of USDe, sUSDe, ENA and sENA, as well as any upgrades, forks or successors deployed on public blockchains or used in connection with the operation of such protocol.

Annex A-1-4

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses” means, collectively, the SPAC Expenses and the Company Expenses.

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 30, 2021, by and among SPAC and certain former shareholders of SPAC.

“Founder Shares” means, prior to the SPAC Merger, the SPAC Class B Ordinary Shares and any SPAC Class A Ordinary Shares issued upon conversion of the SPAC Class B Ordinary Shares in accordance with the terms of the SPAC Memorandum and Articles and, immediately following the SPAC Merger, any shares of Pubco Class A Stock into which such shares are exchanged in connection with the SPAC Merger.

“Fraud” means actual and intentional fraud, with elements of scienter and reliance, under the Laws of the State of Delaware, in the making of any representations and warranties contained in this Agreement.

“Fraud Claim” means any Action to the extent based upon Fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body with competent jurisdiction.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services or capitalized leases, as determined in accordance with GAAP (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by a Lien on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (i) any severance costs, pension, bonus, deferred compensation, amounts due in respect of cancellation of options and other equity awards, forgivable loans (whether issued or proposed to be issued) or similar obligations (and, in each case, any employer portion of unemployment, social security, payroll or similar Tax payable in connection therewith), and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means trademarks, service marks, rights in trade names, business names, logos or get-up, goodwill and the right to sue for passing off, patents, supplementary protection certificates, rights in inventions, proprietary processes, formulae, models and methodologies, registered and unregistered design rights, copyrights (including rights in software), database rights, image rights, rights to publicity and rights to personality and privacy, moral rights and rights of attribution and integrity, rights in domain names and URLs and social media presence accounts, and all other similar rights in any part of the world (including in confidential information and trade secrets) and whether registered or not, including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and any rights to apply for and be granted, registrations, renewals, extensions, continuations or restorations of, and rights to claim priority from such registrations.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“IPO” means the initial public offering of SPAC Class A Ordinary Shares pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of November 30, 2021, (File No. 333-260242).

“Knowledge” means, with respect to any Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

Annex A-1-5

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest (including any created by Law), attachment, option, proxy, voting trust, encumbrance, license, covenant not to sue, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, with respect to clause (a), any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets (including changes in interest rates) or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries or markets in which such Person or any of its Subsidiaries principally operate; (iii) changes in the price or trading volume of ENA Tokens (provided that the underlying cause of any such event, occurrence, change or effect in the price or trading volume may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (iv) any proposal, enactment or change in interpretation of, or any other change in, applicable Laws, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (v) conditions caused by acts of God, natural disasters, terrorism, war (whether or not declared), escalation of hostilities, geopolitical conditions, local, national or international political conditions or any outbreak or continuation of an epidemic or pandemic or the effects of the actions of any Governmental Authority or Laws or other responses with respect thereto; (vi) the taking of any action required by this Agreement or any Ancillary Document; and (vii) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iv), (v) and (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate and adverse effect on such Person or any of its Subsidiaries compared to similarly situated participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to SPAC, the amount of the Redemption or the failure to obtain the Required Shareholder Approval shall not in and of itself be deemed to be a Material Adverse Effect on or with respect to SPAC (provided that the underlying causes of any such Redemption or failure to obtain the Required Shareholder Approval may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein; and provided, further, with respect to the failure to obtain the Required Shareholder Approval, that the SPAC has not violated its obligations under this Agreement in connection with obtaining such Required Shareholder Approval).

Annex A-1-6

“Merger Sub Member Approval” means the vote or unanimous resolution of Pubco as (i) the sole member of SPAC Merger Sub required to approve the SPAC Merger and SPAC Plan of Merger, as determined in accordance with the Organizational Documents of SPAC Merger Sub and the Cayman Act and the DLLCA, and (ii) the sole member of Company Merger Sub required to approve the Company Merger as determined in accordance with the Organizational Documents of Company Merger Sub and the DGCL.

“Nasdaq” means the Nasdaq Global Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, (a) that is a corporation or company, its certificate of incorporation and bylaws, and/or memorandum and articles of association or comparable documents, (b) that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) that is a trust, its declaration of trust, or comparable documents and (e) that is any other Person but that is not an individual, its comparable organizational documents.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, company, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“PIPE Gross Proceeds” means the sum of the Cash PIPE Gross Proceeds plus the ENA PIPE Gross Proceeds.

“PIPE Investors” means the ENA PIPE Investors and the Cash PIPE Investors.

“Pubco and Merger Sub Fundamental Representations” means the representations and warranties made by Pubco, SPAC Merger Sub and Company Merger Sub pursuant to Section 5.1 (Organization and Standing), Section 5.2 (Authorization; Binding Agreement), Section 5.5 (Capitalization) and Section 5.7 (Finders and Brokers).

“Pubco Class A Stock” means the shares of class A common stock, par value $0.0001 per share, of Pubco.

“Pubco Class B Stock” means the shares of class B common stock, par value $0.0001 per share, of Pubco.

“Pubco Organizational Documents” means the certificate of incorporation and bylaws of Pubco as of the date of this Agreement.

“Pubco Public Warrant” means a warrant to purchase one (1) share of Pubco Class A Stock at an exercise price of $11.50 per share, subject to adjustment.

“Pubco Stock” means collectively, the Pubco Class A Stock and the Pubco Class B Stock.

Annex A-1-7

“Redemption Amount” means the aggregate amount payable with respect to all Redemptions of the SPAC Public Shares pursuant to and in accordance with the SPAC Memorandum and Articles.

“Related Persons” means, as to any Person, the Affiliates of such Person, the Representatives of such Person and such Person’s Affiliates, and the immediate family members of any of the foregoing.

“Representatives” means, as to any Person, the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Agreements” means the Securities and Exchange Agreements by and between Pubco and the Sponsors, substantially in the form set forth on Exhibit A to the Sponsor Support Agreements, which shall be entered into at the Closing.

“SPAC Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning SPAC or any of its Subsidiaries; provided, however, that SPAC Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such SPAC Confidential Information.

“SPAC Expenses” means the following out-of-pocket fees, costs and expenses paid or payable by or on behalf of SPAC in connection with the preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and the Transactions contemplated hereby and thereby: (a) fees and expenses of counsel, advisors, accountants, brokers, finders, investment bankers and financial advisors to SPAC and (b) the SPAC Loans, in each case as set forth on the SPAC Pre-Closing Statement to be delivered by SPAC to Pubco pursuant to Section 3.2(a).

“SPAC Fundamental Representations” means the representations and warranties made by SPAC pursuant to Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.5 (Capitalization), and Section 4.15 (Finders, Brokers, and Advisors).

“SPAC Loans” means the loans made to SPAC by the Sponsors or any of their Affiliates for the purpose of financing (a) costs and expenses incurred in connection with the IPO, a Business Combination or other working capital expenditures of SPAC or (b) a portion of the Redemption Amount as described in the SEC Reports.

“SPAC Memorandum and Articles” means the amended and restated memorandum and articles of association adopted by special resolution dated April 15, 2025 of SPAC as of the date of this Agreement, as in effect under the Cayman Act.

“SPAC Merger Sub Units” means the membership interests of SPAC Merger Sub.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares.

“SPAC Preference Shares” means preference shares, par value $0.0001 per share, of SPAC.

“SPAC Private Placement Warrants” means each warrant to purchase one (1) SPAC Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, issued in a private placement in connection with the IPO.

“SPAC Public Shareholders” means holders of SPAC Public Shares.

“SPAC Public Shares” means the SPAC Class A Ordinary Shares issued and sold in the IPO.

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“SPAC Public Warrant” means each warrant to purchase one (1) SPAC Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, other than the SPAC Private Placement Warrants.

“SPAC Shareholders” means the shareholders of SPAC, including the SPAC Public Shareholders and the Sponsors, as of immediately prior to the Effective Time.

“SPAC Units” means the units, each consisting of one SPAC Class A Ordinary Share and one-half of one SPAC Public Warrant, of the SPAC.

“SPAC Warrants” means the SPAC Private Placement Warrants and SPAC Public Warrants.

“Subsidiary” means, with respect to any Person, any other Person of which (a) if a corporation or company, a majority of the total voting power of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or attachments thereto, and any amendments thereof) filed or required to be filed with a Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security (and related contributions due in relation to the payment of compensation to employees), excise, severance, stamp, occupation, premium, property, windfall profits, tariffs, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, in each case, in the nature of taxes and imposed by a Governmental Authority, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of November 30, 2021, by and between SPAC and the Trustee, as it may be amended, including to add Pubco to accommodate the Merger, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

1.2 Interpretation.

(a) The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(b) In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP, as applicable, based on the accounting principles used by the applicable Person; (iv) “including” (and with correlative

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meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or” unless clearly indicated otherwise, including, by use of “either”; (viii) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (ix) any agreement, instrument, insurance policy, Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law as from time to time amended, modified or supplemented as of the applicable date or during the applicable period of time, including (in the case of agreements or instruments) by waiver or consent (and in the case of agreements or instruments, in accordance with the term of the agreement or instrument, and in the case of any Ancillary Document, in accordance with the terms of this Agreement) and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (x) unless the context of this Agreement otherwise requires, references to statutes shall include all rules and regulations promulgated thereunder; (xi) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (xii) the term “dollars” or “$” means United States dollars.

(c) Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person.

(d) Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(e) The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(f) The Company Disclosure Schedules, the Pubco Disclosure Schedules and the SPAC Disclosure Schedules (each as defined herein) (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedules, the Pubco Disclosure Schedules or the SPAC Disclosure Schedules (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Company Disclosure Schedules, the Pubco Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, or any section thereof, with reference to any section of this Agreement or section of the Company Disclosure Schedules, the Pubco Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Company Disclosure Schedules, the Pubco Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the Company Disclosure Schedules, the Pubco Disclosure Schedules or the SPAC Disclosure Schedules, as applicable. Certain information set forth in the Company Disclosure Schedules, the Pubco Disclosure Schedules or the SPAC Disclosure Schedules, as applicable, is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. Unless expressly contemplated by this Agreement, the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

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Article II

MERGERS

2.1 SPAC Merger.

(a) At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the SPAC Plan of Merger, and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Act”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), SPAC and SPAC Merger Sub shall consummate the SPAC Merger, pursuant to which SPAC shall be merged with and into SPAC Merger Sub, following which the separate corporate existence of SPAC shall cease and SPAC Merger Sub shall continue as the surviving company. SPAC Merger Sub, as the surviving company after the SPAC Merger, is hereinafter sometimes referred to as the “SPAC Surviving Subsidiary” (provided, that references to SPAC Merger Sub for periods after the Effective Time shall include the SPAC Surviving Subsidiary). The SPAC Merger shall have the effects specified in the Cayman Act and the DLLCA.

(b) Notwithstanding the foregoing, prior to the Effective Time, if the Parties determine by mutual agreement in their reasonable discretion that it is advisable for SPAC to be the surviving company, then at the Effective Time, SPAC and SPAC Merger Sub shall consummate the SPAC Merger, pursuant to which SPAC Merger Sub shall be merged with and into SPAC, following which the separate corporate existence of SPAC Merger Sub shall cease and SPAC shall continue as the surviving company. If the Parties determine that the SPAC Merger shall be consummated in accordance with this Section 2.1(b), all references herein to the SPAC Surviving Subsidiary shall be deemed to mean SPAC, as the surviving company after the SPAC Merger, all references to SPAC for periods after the Effective Time shall include the SPAC Surviving Subsidiary, and all references to the SPAC Merger shall be deemed to refer to the consummation of the merger as contemplated by this Section 2.1(b).

2.2 Company Merger. At the Effective Time, immediately following the effectiveness of the SPAC Merger, and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Company and Company Merger Sub shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Company Merger Sub shall cease and Company shall continue as the surviving company. Company, as the surviving company after the Company Merger, is hereinafter sometimes referred to as the “Company Surviving Subsidiary” (provided, that references to the Company for periods after the Effective Time shall include the Company Surviving Subsidiary). The Company Merger shall have the effects specified in the DGCL.

2.3 Effective Time. On the Closing Date, (a) with respect to the SPAC Merger, SPAC Merger Sub, SPAC and Pubco shall enter into and file a plan of merger (the “SPAC Plan of Merger”) together with such other documents as provided by Section 233 of the Cayman Act with the Cayman Registrar in accordance with the Cayman Act and the DLLCA, and (b) with respect to the Company Merger, Company Merger Sub, the Company and Pubco shall file a certificate of merger (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the DGCL. The SPAC Merger shall become effective at the time on the Closing Date when the SPAC Plan of Merger is registered by the Cayman Registrar in accordance with the Cayman Act and the Company Merger shall become effective at the time on the Closing Date when the Company Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DGCL (or such other time as specified in the SPAC Plan of Merger or the Company Certificate of Merger, as applicable) (such time, the “Effective Time”), provided that the Company Merger shall become effective immediately after the effectiveness of the SPAC Merger.

2.4 Effect of the Mergers.

(a) At the Effective Time, the effect of the SPAC Merger shall be as provided in this Agreement, and the SPAC Plan of Merger and the applicable provisions of the Cayman Act and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of SPAC Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the SPAC Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the SPAC Surviving Subsidiary of any and all agreements, covenants, duties and obligations of SPAC Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time, and the SPAC Surviving Subsidiary shall continue its existence as a wholly-owned Subsidiary of Pubco.

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(b) At the Effective Time, the effect of the Company Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Company Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Company Surviving Subsidiary which shall include the assumption by the Company Surviving Subsidiary of any and all agreements, covenants, duties and obligations of Company Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time, and the Company Surviving Subsidiary shall continue its existence as a wholly-owned Subsidiary of Pubco.

2.5 Organizational Documents.

(a) At the Effective Time, the amended and restated memorandum and articles of association of SPAC Surviving Subsidiary shall be the amended and restated memorandum and articles of association of SPAC Merger Sub, as in effect immediately prior to the Effective Time.

(b) At the Effective Time, the certificate of incorporation and bylaws of the Company Surviving Subsidiary shall be the same as the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time.

(c) At or prior to the Effective Time, Pubco shall amend and restate the Pubco Organizational Documents to reflect the terms of the Pubco A&R Organizational Documents, including the filing of amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

2.6 Directors and Officers of the Surviving Subsidiaries.

(a) At the Effective Time, the board of directors and executive officers of the SPAC Surviving Subsidiary shall be the same as the board of directors and executive officers of Pubco.

(b) At the Effective Time, the board of directors and executive officers of the Company Surviving Subsidiary shall be the same as the board of directors and executive officers of the Company.

2.7 Effect of SPAC Merger on Outstanding Securities of SPAC and SPAC Merger Sub. By virtue of the SPAC Merger and without any action on the part of any Party or the holders of securities of SPAC, Pubco or SPAC Merger Sub:

(a) SPAC Ordinary Shares.

(i) The Unit Separation. To the extent any SPAC Units remain outstanding and unseparated, the SPAC Class A Ordinary Shares and the SPAC Public Warrants comprising each such issued and outstanding SPAC Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”), and the holder of each SPAC Unit shall be deemed to hold one (1) SPAC Class A Ordinary Share and one-half of one SPAC Public Warrant; all SPAC Units shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, with the holders of issued SPAC Units immediately prior to the Unit Separation ceasing to have any rights with respect to such SPAC Units, except as provided herein or by applicable Law.

(ii) SPAC Class B Ordinary Shares. Immediately prior to the Effective Time, each issued and outstanding SPAC Class B Ordinary Share shall be converted automatically into one SPAC Class A Ordinary Share, following which, all such SPAC Class B Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of SPAC Class B Ordinary Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law.

(iii) SPAC Class A Ordinary Shares. At the Effective Time, each issued and outstanding SPAC Class A Ordinary Share (excluding those described in Section 2.7(a)(v), Section 2.7(b) and Section 2.7(e)) shall be converted automatically into one share of Pubco Class A Stock, following which, all such SPAC Class A Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders SPAC Class A Ordinary Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law.

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(iv) SPAC Warrants. At the Effective Time, each then issued and outstanding whole SPAC Public Warrant (including those resulting from the Unit Separation) shall automatically become one (1) Pubco Public Warrant, and each SPAC Private Placement Warrant shall become one (1) warrant to purchase Pubco Class A Stock, in each case, in accordance with its terms.

(v) Redeeming Shares. At the Effective Time, each issued and outstanding SPAC Class A Ordinary Share in respect to which the holder thereof has validly exercised redemption rights pursuant to and in accordance with the SPAC Memorandum and Articles (and not waived, withdrawn or otherwise lost such rights), shall automatically be canceled and shall cease to exist and shall thereafter represent only the right to receive a pro rata share of the Redemption Amount in accordance with the SPAC Memorandum and Articles.

(vi) Founder Share Exchange. On the terms and subject to the conditions set forth in the Sponsor Support Agreements, immediately after the Effective Time, all of the issued and outstanding Exchanged Founder Shares shall be cancelled in exchange for shares of Pubco Class B Stock equal to the number of Retained Founder Shares (as defined in the Sponsor Support Agreement) and the contingent right to receive a certain number of Earnout Shares, in each case, pursuant to the terms of the Sponsor Support Agreement.

(vii) SPAC Private Placement Warrant Exchange. On the terms and subject to the conditions set forth in the Sponsor Support Agreements, immediately after the Effective Time, all of the issued and outstanding Exchanged Private Warrantsshall be cancelled in exchange for the contingent right to receive a certain number of Earnout Shares pursuant to the terms of the Sponsor Support Agreement.

(b) Treasury Shares. Notwithstanding Section 2.7(a) or any other provision of this Agreement to the contrary, at the Effective Time, if there are any SPAC Ordinary Shares that are owned by the SPAC as treasury shares immediately prior to the Effective Time, such SPAC Ordinary Shares shall be automatically canceled and shall cease to exist without any conversion thereof or payment therefor.

(c) No Liability. Notwithstanding anything to the contrary in this Section 2.7, none of the SPAC Surviving Subsidiary, Pubco or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(d) SPAC Merger Sub Units. At the Effective Time, all SPAC Merger Sub Units issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of ordinary shares, par value $0.0001, of the SPAC Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share capital of the SPAC Surviving Subsidiary.

(e) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, the SPAC Ordinary Shares that are issued and outstanding immediately prior to the Effective Time and that are held by SPAC Shareholders who shall have demanded properly in writing dissenters’ rights for such SPAC Ordinary Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (the “SPAC Dissenting Shares” and the holders of such SPAC Dissenting Shares being the “SPAC Dissenting Shareholders”) shall be automatically cancelled and cease to exist at the Effective Time and shall thereafter represent only the right to be paid by SPAC the fair value of such SPAC Dissenting Shares and such other rights provided pursuant to Section 238 of the Cayman Act and shall not be converted into, and such SPAC Dissenting Shareholders shall have no right to receive, the applicable shares of Pubco Class A Stock, unless and until such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The SPAC Ordinary Shares owned by any SPAC Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall be cancelled and converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable shares of Pubco Class A Stock pursuant to Section 2.7(a), without any interest thereon. Prior to the Closing, SPAC shall give the Company and Sellers prompt notice of any demands for dissenters’ rights received by SPAC and any withdrawals of such demands. If any SPAC Shareholder gives to SPAC, before the Required Shareholder Approval is obtained at the Extraordinary General Meeting (as defined herein), written objection to the SPAC Merger (each, a “Written Objection”) in accordance with Section 238(2) of the Cayman Act (i) SPAC shall, in accordance with Section 238(4) of the Cayman Act, promptly give written notice of the authorization of the SPAC Merger (the “Authorization Notice”) to each such SPAC Shareholder who has made a Written Objection, and (ii) SPAC and the Company may, but are not obliged to, delay the commencement of the Closing and the filing of the SPAC Plan of Merger with the Cayman Registrar, until at least twenty (20) days shall have

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elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Act, as referred to in Section 239(1) of the Cayman Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Article VIII.

(f) Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Stock will be issued by Pubco by virtue of this Agreement or the Transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Pubco Stock (after aggregating all fractional shares of Pubco Stock that otherwise would be received by such holder) shall instead have the number of shares of Pubco Stock issued to such Person rounded down in the aggregate to the nearest whole share of Pubco Stock.

2.8 Effect of Company Merger on Outstanding Securities of Company and Company Merger Sub. At the Effective Time, immediately following the consummation of the SPAC Merger, by virtue of the Company Merger and without any action on the part of any Party or the holders of securities of Company, Pubco or Company Merger Sub:

(a) Company Class A Stock. At the Effective Time, immediately following the SPAC Merger and the PIPE Investment, each issued and outstanding share of Company Class A Stock (excluding those described in Section 2.8(c)) shall be converted automatically into one share of Pubco Class A Stock, following which, all such shares of Company Class A Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of Company Class A Stock immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law.

(b) Company Class B Stock. At the Effective Time, immediately following the SPAC Merger and the ENA Contribution, each issued and outstanding share of Company Class B Stock (excluding those described in Section 2.8(c)) shall be converted automatically into one share of Pubco Class A Stock and one share of Pubco Class B Stock, following which, all such shares of Company Class B Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of Company Class B Stock immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law.

(c) Treasury Shares. Notwithstanding Section 2.8(a) or (b) or any other provision of this Agreement to the contrary, at the Effective Time, if there are any shares of Company Stock (as defined herein) that are owned by the Company as treasury shares immediately prior to the Effective Time, such shares of Company Stock shall be automatically canceled and shall cease to exist without any conversion thereof or payment therefor.

(d) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Company Surviving Subsidiary, Pubco or any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Company Merger Sub Shares. At the Effective Time, all Company Merger Sub Shares issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of ordinary shares, par value $0.0001, of the Company Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding share capital of the Company Surviving Subsidiary.

(f) Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Stock will be issued by Pubco by virtue of this Agreement or the Transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Pubco Stock (after aggregating all fractional shares of Pubco Stock that otherwise would be received by such holder) shall instead have the number of shares of Pubco Stock issued to such Person rounded down in the aggregate to the nearest whole share of Pubco Stock.

2.9 Effect of Mergers on Outstanding Securities of Pubco. At the Effective Time, by virtue of the Mergers and without any action on the part of any Party or the holders of securities of any Party, all of the shares of Pubco Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

2.10 Intended Tax Treatment. The Parties hereby agree and acknowledge that for U.S. federal income tax purposes, (a) the SPAC Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and/or, if applicable, together with the Company Merger, the ENA Contribution, the PIPE Investments and the transactions occurring pursuant to the Sponsor Support Agreements, a transaction governed by Section 351(a) of the Code (as applicable, the “SPAC Merger Intended Tax Treatment”), (b) the Company Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a)

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of the Code and the Treasury Regulations promulgated thereunder and/or, together with the ENA Contribution, the PIPE Investments and the transactions occurring pursuant to the Sponsor Support Agreements (and if applicable, the SPAC Merger), a transaction governed by Section 351(a) of the Code and (c) this Agreement is, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a) (the “Intended Tax Treatment”). The Parties hereby agree to file all Tax Returns on a basis consistent with the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledges and agrees that each (a) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions contemplated by this Agreement, and (b) is responsible for paying its own Taxes, including any adverse Tax consequences to it that may result if the Mergers do not qualify for the Intended Tax Treatment, respectively. If the SEC or any other Governmental Authority requests or requires that an opinion be provided on or prior to the Closing in respect of the SPAC Merger Intended Tax Treatment, SPAC will use its reasonable best efforts to cause its Tax advisors to provide any such opinion, subject to customary assumptions and limitations, and each Party shall use its reasonable best efforts to reasonably cooperate with one another and their respective Tax advisors with respect to such opinion, including using reasonable best efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by such Party or its Affiliate, as applicable) containing such customary representations as are necessary or appropriate for such counsel to render such opinion.

2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the SPAC Surviving Subsidiary or Company Surviving Subsidiary, as applicable, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and SPAC Merger Sub, on the one hand, or the Company and Company Merger Sub, on the other hand, the officers and directors of SPAC and SPAC Merger Sub, the Company and Company Merger Sub, as applicable, are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.12 Withholding. Each of Pubco, the SPAC Surviving Subsidiary and the Company Surviving Subsidiary (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Law; provided, however, that, other than with respect to compensatory payments, if any, the relevant payor will reasonably cooperate with the relevant payee prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments are required under applicable Law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable Law, such deduction and withholding. Any amounts so deducted and withheld shall be paid over to the appropriate Governmental Authority in accordance with applicable Law, and to that extent shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent any Party becomes aware of any obligation to deduct or withhold from amounts otherwise payable, issuable or transferable pursuant to this Agreement, such Party shall notify the other Parties as soon as reasonably practicable, and the Parties shall reasonably cooperate to obtain any certificates or other documentation required in respect of such withholding obligation.

Article III

CLOSING

3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of signatures, on a date to be agreed by SPAC and Pubco, which date shall be no later than on the fifth (5th) Business Day after all the Closing conditions in Article VIII have been satisfied or waived (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at 10:00 a.m. New York time, or at such other date, time or place as SPAC and Pubco may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”).

3.2 Pre-Closing Statements.

(a) At least four (4) Business Days prior to the Closing Date, SPAC shall prepare and deliver to the Company a written statement setting forth SPAC’s good faith estimate and calculation of the SPAC Expenses as of the Closing Date (in each case, in reasonable detail and with reasonable supporting documentation, including corresponding invoices therefor) and the respective amounts and wire transfer instructions for the payment or reimbursement of all

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such SPAC Expenses in accordance with Section 11.5 (such statement or as updated pursuant to the second sentence of this Section 3.2(a), the “SPAC Pre-Closing Statement”). SPAC shall consider in good faith any reasonable comments made by the Company at least two (2) Business Days prior to the Closing Date with respect to the estimate and calculations included in the SPAC Pre-Closing Statement, and to the extent SPAC agrees, acting in good faith and reasonably, with any such comments, SPAC will deliver an updated SPAC Pre-Closing Statement incorporating such comments. In addition, at least two (2) Business Days prior to the Closing Date, if not already delivered, SPAC shall deliver a supplement to the SPAC Pre-Closing Statement setting forth SPAC’s good faith estimate and calculation of the (i) Redemption Amount and (ii) total cash proceeds from the Trust Account remaining following the Redemption.

(b) At least four (4) Business Days prior to the Closing Date, the Company shall prepare and deliver to SPAC a written statement setting forth the Company’s good faith estimate and calculation of the Company Expenses as of the Closing Date (in each case, in reasonable detail and with reasonable supporting documentation, including corresponding invoices therefor) and the respective amounts and wire transfer instructions for the payment or reimbursement of all such Company Expenses in accordance with Section 11.5 (such statement or as updated pursuant to the second sentence of this Section 3.2(b), the “Company Pre-Closing Statement”). The Company shall consider in good faith any reasonable comments made by SPAC at least two (2) Business Days prior to the Closing Date with respect to the estimate and calculations included in the Company Pre-Closing Statement, and to the extent the Company agrees, acting in good faith and reasonably, with any such comments, the Company will deliver an updated Company Pre-Closing Statement incorporating such comments.

3.3 Closing Deliveries.

(a) At the Closing, SPAC shall deliver or cause to be delivered:

(i) to the Company and Pubco, a certificate, dated the Closing Date, signed by an executive officer or director of SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.2(a), 8.2(b) and 8.2(c) with respect to SPAC;

(ii) to the Company and Pubco, a certificate from its secretary, assistant secretary, director or other executive officer certifying as to, and attaching, (A) copies of the SPAC Memorandum and Articles as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of the SPAC Board authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, (C) evidence that the Required Shareholder Approval has been obtained and (D) the incumbency of directors and officers authorized to execute this Agreement or any Ancillary Document to which SPAC is or is required to be a party or otherwise bound; and

(iii) to Pubco, a copy of the Amended and Restated Registration Rights Agreement duly executed by SPAC and the Sponsors.

(b) At the Closing, Pubco shall deliver or cause to be delivered:

(i) to SPAC, a certificate, dated the Closing Date, signed by an executive officer of Pubco, certifying as to the satisfaction of the conditions specified in Sections 8.3(a), 8.3(b) and 8.3(c) with respect to Pubco, Company Merger Sub and SPAC Merger Sub, as applicable; and

(ii) to SPAC, a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound; and

(iii) a copy of the Amended and Restated Registration Rights Agreement duly executed by Pubco.

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(c) At the Closing, the Company shall deliver or cause to be delivered:

(i) to SPAC, a certificate, dated as of the Closing Date, signed by an executive officer or director of the Company, certifying as to the satisfaction of the conditions specified in Sections 8.3(a), 8.3(b) and 8.3(c) with respect to the Company;

(ii) to Pubco, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); and

(iii) to SPAC, a certificate from its secretary or other executive officer or director certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its directors and officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

Article IV

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as set forth in (a) the disclosure schedules delivered by SPAC to the Company and Pubco on the date of this Agreement (the “SPAC Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (b) the SEC Reports that are available prior to the date hereof on the SEC’s website through EDGAR (excluding any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature, and excluding, for the avoidance of doubt, any content of such SEC Reports that have been redacted or omitted pursuant to applicable Law) (it being acknowledged that nothing disclosed in such SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.5 (Capitalization), Section 4.15 (Finders and Brokers) and Section 4.21 (SPAC Trust Account)), SPAC represents and warrants to the Company, Pubco, SPAC Merger Sub, and Company Merger Sub as of the date of this Agreement and as of the Closing, as follows:

4.1 Organization and Standing. SPAC is a company duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. SPAC has heretofore made available to the Company accurate and complete copies of its Organizational Documents each as currently in effect. SPAC is not in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the SPAC Board and, other than obtaining the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which SPAC is a party has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of

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creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”). The SPAC Board, either (A) at a duly called and held meeting or (B) by way of written resolution, has unanimously (i) determined that this Agreement and the SPAC Merger and the other Transactions contemplated hereby are advisable, fair to, and in the best interests of, SPAC and its shareholders, (ii) approved this Agreement, the SPAC Merger and the other Transactions contemplated hereby and thereby in accordance with the Cayman Act and the SPAC Memorandum and Articles, (iii) approved the Transactions as a Business Combination, (iv) directed that this Agreement and the SPAC Shareholder Approval Matters (as defined herein) be submitted to the SPAC Shareholders for adoption and approval, and (v) resolved to recommend that the SPAC Shareholders adopt this Agreement and the SPAC Shareholder Approval Matters.

4.3 Governmental Approvals. No Consent of any Governmental Authority on the part of SPAC is required to be obtained in connection with the execution, delivery or performance by SPAC of this Agreement and each Ancillary Document to which it is a party or the consummation by SPAC of the Transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on SPAC.

4.4 Non-Contravention. The execution and delivery by SPAC of this Agreement and each Ancillary Document to which it is a party, the consummation by SPAC of the Transactions contemplated hereby and thereby, and compliance by SPAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the SPAC Memorandum and Articles in any material respect, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract (as defined herein), except for any deviations from any of the foregoing clauses (b) and (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC.

4.5 Capitalization.

(a) SPAC is authorized to issue (i) 550,000,000 SPAC Ordinary Shares, consisting of (A) 500,000,000 SPAC Class A Ordinary Shares and (B) 50,000,000 SPAC Class B Ordinary Shares and (ii) 5,000,000 SPAC Preference Shares. The issued and outstanding SPAC Ordinary Shares as of the date of this Agreement consist of (A) 5,834,076 SPAC Class A Ordinary Shares, and (B) 105,000 SPAC Class B Ordinary Shares. There are no issued or outstanding SPAC Preference Shares. All outstanding SPAC Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the SPAC Memorandum and Articles or any Contract to which SPAC is a party. None of the outstanding SPAC Ordinary Shares has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, SPAC does not have any Subsidiaries or own any equity interests in any other Person. The SPAC does not own any SPAC Ordinary Shares as treasury shares.

(b) There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of SPAC, (B) obligating SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any

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securities of SPAC, or (C) obligating SPAC to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities of SPAC. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC to repurchase, redeem or otherwise acquire any securities of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC is a party with respect to the voting of any securities of SPAC.

(c) As of the date hereof, (i) SPAC does not have any Indebtedness and (ii) no Indebtedness of SPAC contains any restriction upon (A) the prepayment of any of such Indebtedness, (B) the incurrence of Indebtedness by SPAC, (C) the ability of SPAC to grant any Lien on its properties or assets, or (D) the consummation of the Transactions.

(d) Since the date of incorporation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the SPAC Board has not authorized any of the foregoing.

4.6 SEC Filings; SPAC Financials; Internal Controls.

(a) SPAC, since the IPO and through the date of this Agreement, has filed all forms, reports, schedules, statements, registration statements, prospectuses, and other documents required to be filed or furnished by SPAC with the SEC under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Reports”), which SEC Reports are all available on the SEC’s website through EDGAR, and will file all such SEC Reports required to be filed or furnished subsequent to the date of this Agreement.

(b) The SEC Reports (x) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, as applicable, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c) The financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(d) Except as and to the extent reflected or reserved against in the SPAC Financials, SPAC has not incurred any Liabilities or obligations not adequately reflected or reserved on or provided for in the SPAC Financials, other than (i) Liabilities incurred since SPAC’s incorporation in the ordinary course of business or (ii) Liabilities or obligations incurred pursuant to this Agreement. SPAC has no off-balance sheet arrangements that are not disclosed in the SEC Reports.

(e) Since the IPO, (i) SPAC has not received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC or its internal accounting controls, including any such complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices and (ii) there have been no internal unresolved, material investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the SPAC Board or any committee thereof.

(f) SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents

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that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(g) SPAC maintains systems of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that are sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) that transactions are executed, and access to assets is permitted, in accordance with management’s general or specific authorization; and (iv) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither SPAC nor SPAC’s independent auditors identified or have been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the PCAOB) in the design or operation of SPAC’s internal controls over financial reporting which would reasonably be expected to adversely affect SPAC’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. SPAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC. Since the IPO, there have been no material changes in SPAC’s internal control over financial reporting.

(h) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC, in their capacity as such, and SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(i) As of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the Knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.7 No Litigation; Orders; Permits. There is no Action pending, or, to the Knowledge of SPAC, threatened Action against SPAC, or, to the Knowledge of SPAC, any of its directors or officers (in their capacity as such) or otherwise affecting SPAC or its assets nor is any Order outstanding, against or involving SPAC, whether at law or in equity, before or by any Governmental Authority, which, in each case, would reasonably be expected to have a Material Adverse Effect on SPAC. There is no unsatisfied judgment or open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC. There is no Action that SPAC has pending against any other Person. SPAC holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

4.8 Absence of Certain Changes. The SPAC has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its SPAC Class A Ordinary Shares (and the related private offering), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities and (b) since the IPO, not been subject to a Material Adverse Effect.

4.9 Compliance with Laws. SPAC (a) is, and has since its incorporation been, in compliance with all Laws applicable to it and the conduct of its business in all material respects, (b) has not received written notice alleging any violation of applicable Law in any material respect by SPAC and (c) is not under investigation with respect to any violation or alleged violation of any Law or judgement, Order or decree of any court or Governmental Authority.

4.10 Taxes and Returns. SPAC has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld by it, other than such Taxes for which adequate reserves in the SPAC Financials have been established in accordance with GAAP. There are no audits, examinations, investigations,

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claims, assessments or other proceedings pending or threatened in writing against SPAC in respect of any Tax, and SPAC has not been notified in writing of any proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves in the SPAC Financials have been established in accordance with GAAP or that are immaterial in amount). There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes (except, for the avoidance of doubt, for automatic or validly granted extensions of time to file Tax Returns). SPAC does not have material liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes). SPAC has not made an election to be treated as a domestic corporation under Section 897(i) of the Code.

4.11 Employees and Employee Benefit Plans. SPAC has never (a) had any paid employees, (b) retained any contractors, other than consultants and advisors in the ordinary course or (c) maintained, sponsored, contributed to or otherwise had any Liability under, any Benefit Plans. Other than reimbursement of any reasonable out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, neither SPAC nor its Affiliates have any material liability to any officer or director of SPAC (in their capacity as such).

4.12 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Other than this Agreement and the Ancillary Documents to which SPAC is a party as of the date hereof or such other Ancillary Documents that SPAC shall execute after the date hereof and which are attached as exhibits hereto, Section 4.13(a) of the SPAC Disclosure Schedules set forth a true, correct and complete list of the Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by SPAC on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC as its business is currently conducted, any acquisition of material property by SPAC, or restricts in any material respect the ability of SPAC from entering into this Agreement or Ancillary Documents or consummating the Transactions (each such Contract, a “SPAC Material Contract”). All SPAC Material Contracts have been made available to the Company.

(b) With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; (iv) no party to a SPAC Material Contract has given written notice of or, to the Knowledge of SPAC, threatened any potential exercise of termination rights with respect to any SPAC Material Contract and (v) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

4.14 Transactions with Affiliates. Except for the Contracts with the Sponsors included in the SEC Reports, Section 4.14 of the SPAC Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC (and any (a) present or former director, officer, employee, direct equity holder or Affiliate of SPAC or (b) record or beneficial owner of more than five percent (5%) of outstanding SPAC Ordinary Shares as of the date hereof).

4.15 Finders and Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco or the Company, or any of their respective Affiliates, in connection with the Transactions based upon arrangements made by or on behalf of SPAC or any of its Affiliates, including the Sponsor.

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4.16 Certain Business Practices.

(a) Neither SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

(b) The operations of SPAC are and have been conducted at all times in compliance with money laundering Laws in all applicable jurisdictions and no Action involving SPAC with respect to any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(c) None of SPAC or any of its directors or officers, or, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.17 Insurance. Copies of all insurance policies held by SPAC relating to SPAC or its business, properties, assets, directors, officers and employees, have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by SPAC. SPAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on SPAC.

4.18 Independent Investigation. SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. SPAC acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, Pubco, SPAC Merger Sub, and Company Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules or the Pubco Disclosure Schedules) and in any certificate delivered to SPAC pursuant hereto, and the information provided by or on behalf of the Company, Pubco, SPAC Merger Sub or Company Merger Sub for the Registration Statement (as defined herein).

4.19 No Other Representations. Except for the representations and warranties expressly made by SPAC in Article IV (as modified by the SPAC Disclosure Schedule) or as expressly set forth in any Ancillary Document, neither SPAC nor any other Person on its behalf makes any express or implied representation or warranty with respect to SPAC or its business, operations, assets or Liabilities, or the Transactions, and SPAC hereby expressly disclaims any other representations or warranties, whether implied or made by SPAC or any of its Representatives. SPAC acknowledges that, except for the representations and warranties expressly made by Pubco, SPAC Merger Sub or Company Merger Sub in Article V and the Company in Article VI, none of Pubco, SPAC Merger Sub, Company Merger Sub, or the Company, is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to SPAC or its Representatives (including any opinion, information or advice that may have been or may be provided to SPAC or its Representatives by any Representative of Pubco, SPAC Merger Sub, Company Merger Sub, or the Company), including any representations or warranties regarding the probable success or profitability of the businesses of Pubco, SPAC Merger Sub, Company Merger Sub, or the Company. SPAC specifically disclaims that it is relying upon or has relied upon any

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such other representations and warranties that may have been made by any Person and acknowledges and agrees that Pubco, SPAC Merger Sub, Company Merger Sub, and the Company, have specifically disclaimed any such other representations and warranties.

4.20 Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing (each as defined herein) will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Company, SPAC Merger Sub, Company Merger Sub, or any of their respective Affiliates.

4.21 SPAC Trust Account. As of June 30, 2025, there was $6,051,706.59 held in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the SPAC Memorandum and Articles and the IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. SPAC has performed all obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the Knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports filed, or furnished by SPAC to the Sellers, to be inaccurate or that would entitle any Person (other than holders of SPAC Class A Ordinary Shares who shall have elected to redeem their SPAC Class A Ordinary Shares pursuant to the SPAC Memorandum and Articles) to any portion of the proceeds in the Trust Account prior to the closing of a Business Combination. There are no Actions pending with respect to the Trust Account. SPAC has not released any money from the Trust Account other than as permitted by the Trust Agreement. Following the Closing, no shareholder of SPAC is or shall be entitled to receive any amount from the Trust Account except to the extent such shareholder shall have elected to redeem its SPAC Class A Ordinary Shares pursuant to the Redemption.

Article V

REPRESENTATIONS AND WARRANTIES OF PUBCO, COMPANY MERGER SUB AND SPAC MERGER SUB

Except as set forth in the disclosure schedules delivered by Pubco to SPAC on the date of this Agreement (the “Pubco Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Pubco, SPAC Merger Sub and Company Merger Sub severally and not jointly represent and warrant to SPAC, as of the date of this Agreement and as of the Closing, solely with respect to itself, as follows:

5.1 Organization and Standing. Pubco is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of SPAC Merger Sub and Company Merger Sub are duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco, SPAC Merger Sub and Company Merger Sub has all requisite corporate and limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco, SPAC Merger Sub and Company Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which

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the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to SPAC and the Company accurate and complete copies of the Organizational Documents of Pubco, SPAC Merger Sub and Company Merger Sub, each as currently in effect. None of Pubco, SPAC Merger Sub or Company Merger Sub is in violation of any provision of its Organizational Documents.

5.2 Authorization; Binding Agreement. Subject to filing the Pubco A&R Organizational Documents and obtaining the Merger Sub Member Approval, each of Pubco, SPAC Merger Sub and Company Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Pubco, SPAC Merger Sub and Company Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement (including the filing of the Pubco A&R Organizational Documents and obtaining the Merger Sub Member Approval), on the part of Pubco, SPAC Merger Sub or Company Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco, SPAC Merger Sub or Company Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of any Governmental Authority on the part of Pubco, SPAC Merger Sub or Company Merger Sub is required to be obtained in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the Transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement (including the Pubco A&R Organizational Documents), (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, (d) requirements under the DGCL, DLLCA, and the Cayman Act and pursuant to any other applicable Laws, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.4 Non-Contravention. The execution and delivery by each of Pubco, SPAC Merger Sub and Company Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the Transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not, subject to the filing of the Pubco A&R Organizational Documents and obtaining the Merger Sub Member Approval, (a) conflict with or violate any provision of such Party’s Organizational Documents in any material respect, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide material compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Party under, (viii) give rise to any material obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material Contract of such Party, except for any deviations from any of the foregoing clauses (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Pubco.

5.5 Capitalization. As of the date of this Agreement, (i) Pubco is authorized to issue (A) 10,000,000 shares of Pubco Class A Stock, none of which are issued and outstanding, and (B) 1,000,000 shares of Pubco Class B Stock, of which one share of Pubco Class B Stock is issued and outstanding, (ii) SPAC Merger Sub is authorized to issue

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100 SPAC Merger Sub Units, of which 100 SPAC Merger Sub Units are issued and outstanding, which are owned by Pubco, and (iii) Company Merger Sub is authorized to issue 10,000 Company Merger Sub Shares, of which 1,000 Company Merger Sub Shares are issued and outstanding, which are owned by Pubco.

5.6 Pubco and Merger Sub Activities. Since their formation, Pubco, SPAC Merger Sub and Company Merger Sub have not engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of SPAC Merger Sub and Company Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco, SPAC Merger Sub and Company Merger Sub are not party to or bound by any Contract.

5.7 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of Pubco, SPAC Merger Sub or Company Merger Sub or any of their Affiliates.

5.8 Ownership of Pubco Stock. All shares of Pubco Stock to be issued and delivered to the SPAC Shareholders in exchange for their SPAC Class A Ordinary Shares, and to the Sellers in exchange for their Company Stock, in accordance with this Agreement shall be, upon issuance and delivery of such shares of Pubco Stock, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens. The issuance and sale of such shares of Pubco Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.9 Information Supplied. None of the information supplied or to be supplied by Pubco, SPAC Merger Sub or Company Merger Sub in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco, SPAC Merger Sub or Company Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of Pubco, SPAC Merger Sub or Company Merger Sub makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, the Company, or any of their respective Affiliates.

5.10 Independent Investigation. Each of Pubco, SPAC Merger Sub and Company Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company and SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and SPAC for such purpose. Each of Pubco, SPAC Merger Sub and Company Merger Sub acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and SPAC set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the SPAC Disclosure Schedules) and in any certificate delivered to Pubco, SPAC Merger Sub or Company Merger Sub pursuant hereto, and the information provided by or on behalf of the Company or SPAC for the Registration Statement.

5.11 No Other Representations. Except for the representations and warranties expressly made by Pubco, SPAC Merger Sub and/or Company Merger Sub in Article V (as modified by the Pubco Disclosure Schedules) or as expressly set forth in any Ancillary Document, none of Pubco, SPAC Merger Sub or Company Merger Sub nor any other Person on any of their behalves makes any express or implied representation or warranty with respect to any of Pubco, SPAC Merger Sub or Company Merger Sub or their respective business, operations, assets or Liabilities, or the Transactions,

Annex A-1-25

and Pubco, SPAC Merger Sub and Company Merger Sub each hereby expressly disclaims any other representations or warranties, whether implied or made by Pubco, SPAC Merger Sub or Company Merger Sub or any of their respective Representatives. Each of Pubco, SPAC Merger Sub and Company Merger Sub acknowledge that, except for the representations and warranties expressly made by SPAC in Article IV, and the Company in Article VI, none of SPAC or the Company is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information, to Pubco, SPAC Merger Sub and Company Merger Sub or any of their respective Representatives (including any opinion, information or advice that may have been or may be provided to Pubco, SPAC Merger Sub and Company Merger Sub or any of their respective Representatives by any Representative of SPAC), including any representations or warranties regarding the probable success or profitability of the business of SPAC and the Company. Each of Pubco, SPAC Merger Sub and Company Merger Sub specifically disclaim that they are relying upon or have relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC has specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 5.11 nothing in this Section 5.11 shall limit SPAC’s or the Company’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

Article VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date of this Agreement (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to SPAC as of the date of this Agreement and as of the Closing, as follows:

6.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary for the business as currently conducted. The Company has made available to SPAC accurate and complete copies of the Organizational Documents of the Company, as currently in effect. The Company is not in violation of any provision of its Organizational Documents.

6.2 Authorization; Binding Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which it is a party has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Capitalization.

(a) As of the date of this Agreement, the Company is authorized to issue (i) 50,000,000 shares of Class A common stock (collectively, the “Company Class A Stock”), of which there are no shares of Company Class A Stock issued and outstanding, and (ii) 10,000,000 shares of Class B common stock (collectively, the “Company Class B Stock” and, together with the Company Class A Stock, the “Company Stock”), of which there are 700,000 shares of Company Class B Stock issued and outstanding, which is owned by the Sellers, as set forth on Schedule 6.3 of the Company Disclosure Schedule.

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(b) As of the Closing, (i) all shares of Company Class A Stock issued and outstanding will be owned by the Cash PIPE Investors and ENA PIPE Investors, issued pursuant to the terms of the PIPE Subscription Agreements with the applicable investment amounts set forth on Annex B, and (ii) all shares of Company Class B Stock issued and outstanding, will be owned by the Sellers and Ethena, in the amounts set forth on Annex B.

(c) The Company does not have any Subsidiaries or own any equity interests in any other Person.

6.4 Governmental Approvals. No Consent of any Governmental Authority on the part of the Company is required to be obtained in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to requirements under Delaware Law or any other applicable Laws and (c) those Consents, the failure of which to obtain prior to the Closing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.5 Non-Contravention. The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, the consummation by the Company of the Transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents in any material respect, (b) subject to obtaining the Consents required from Governmental Authorities referred to in Section 6.4, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to the Company or any of its properties or assets in any material respect, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any the Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any material right, benefit, obligation or other term under, any of the terms, conditions or provisions of any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.6 Absence of Certain Changes. Except as set forth on Section 6.6 of the Company Disclosure Schedules or for actions expressly contemplated by this Agreement or any Ancillary Document, since its formation, the Company has not been subject to a Material Adverse Effect.

6.7 Company Activities. Since its incorporation, the Company has not engaged in any business activities other than as contemplated by this Agreement, does not own, directly or indirectly, any ownership equity, profits or voting interest in any Person and has no assets or Liabilities except the assets to be received pursuant to the ENA Contribution and PIPE Subscription Agreements and the Liabilities incurred in connection with this Agreement and the Ancillary Documents to which the Company is a party and the Transactions. Other than this Agreement and the Ancillary Documents to which the Company is a party, the Company is not party to or bound by any Contract. The Company does not lease or own any real property or any interest in real property.

6.8 Title to Assets. As of the Closing, and subject to the consummation of the transactions contemplated by the Contribution Agreement and the PIPE Subscription Agreements, the Company will have all rights, title and interest in and to the ENA Tokens contributed into the Company pursuant to the Contribution Agreement and the PIPE Subscription Agreements.

6.9 Employees and Benefit Plans. The Company does not have any employees and does not have any Benefit Plans.

6.10 Certain Business Practices.

(a) Neither the Company, nor, to the Knowledge of the Company, any of its Representatives acting on its behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, to political parties or campaigns or violated any provision of the applicable bribery Laws or (iii) made any other unlawful payment

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in violation of applicable bribery Laws. Neither the Company, nor, to the Knowledge of the Company, any of its Representatives acting on its behalf has directly or indirectly, given or agreed to give any unlawful gift or benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b) To the Knowledge of the Company, the operations of the Company are and have been conducted at all times in material compliance with money laundering Laws in all applicable jurisdictions, and no Action involving the Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened in writing.

(c) Neither the Company, nor, to the Knowledge of the Company, any of its directors, officers or employees acting on behalf of the Company, is currently identified on the specially designated nationals or other blocked person list, and the Company has not, directly or knowingly indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any other Person, in connection with any sales or operations in Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine or for the purpose of financing the activities of any Person currently subject to U.S. sanctions, in each case in violation of any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

6.11 PIPE.

(a) As of the date of this Agreement, other than the PIPE Subscription Agreements, there are no other agreements, side letters or arrangements between Company and any PIPE Investor relating to any PIPE Subscription Agreements that could materially and adversely affect the obligation of such PIPE Investors to contribute to Company the applicable portion of the PIPE Gross Proceeds set forth in the PIPE Subscription Agreement of such PIPE Investors. As of the date of this Agreement, assuming the due authorization, execution and delivery by each other party thereto, all of the PIPE Subscription Agreements are in full force and effect and are legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. As of the date of this Agreement, to the Knowledge of Company, no PIPE Subscription Agreement has been withdrawn or terminated, amended or modified in writing in any respect. As of the date of this Agreement, Company is not and, with the giving of notice, the lapse of time or both, would not be in default under any PIPE Subscription Agreements.

(b) No fees, consideration or other discounts are payable or have been agreed to by the Company (including, from and after the Closing) to any PIPE Investor in respect of the PIPE, except as set forth in the PIPE Subscription Agreements.

6.12 Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Affiliates.

6.13 Information Supplied. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC or any of its Affiliates.

6.14 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of SPAC and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other

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documents and data of SPAC for such purpose. The Company acknowledges and agrees that in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of SPAC set forth in this Agreement (including the related portions of the SPAC Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of SPAC for the Registration Statement.

6.15 Taxes and Returns. The Company has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld by it. There are no audits, examinations, investigations, claims, assessments or other proceedings pending or threatened in writing against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than, in each case, claims or assessments that are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens. The Company has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes (except, for the avoidance of doubt, for automatic or validly granted extensions of time to file Tax Returns). The Company does not have material liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes).

6.16 No Other Representations. Except for the representations and warranties expressly made by the Company in Article VI (as modified by the Company Disclosure Schedules) or as expressly set forth in any Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to the Company or its business, operations, assets or Liabilities, or the Transactions, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. The Company acknowledges that, except for the representations and warranties expressly made by SPAC in Article IV, and Pubco, SPAC Merger Sub and Company Merger Sub in Article V, none of SPAC, Pubco, SPAC Merger Sub or Company Merger Sub is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to the Company (including any opinion, information, projection or advice that may have been or may be provided to the Company or its Representatives by any Representative of SPAC, Pubco, SPAC Merger Sub or Company Merger Sub,), including any representations or warranties regarding the probable success or profitability of the businesses of SPAC, Pubco, SPAC Merger Sub or Company Merger Sub. The Company specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that SPAC, Pubco, SPAC Merger Sub and Company Merger Sub have specifically disclaimed any such other representations and warranties. Notwithstanding the foregoing provisions of this Section 6.15 nothing in this Section 6.15 shall limit SPAC’s or Pubco’s remedies with respect to Fraud Claims in connection with, or arising out of this Agreement, the Ancillary Documents or the Transactions.

Article VII

COVENANTS

7.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 9.1 or the Closing (the “Interim Period”), subject to Section 7.13, each of the Company, Pubco, SPAC Merger Sub and Company Merger Sub shall give, and shall cause its Representatives to give, SPAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to Pubco, the Company, SPAC Merger Sub or Company Merger Sub, as SPAC or its respective Representatives may reasonably request regarding Pubco, the Company, SPAC Merger Sub or Company Merger Sub and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of the Company, Pubco, SPAC Merger Sub and Company Merger Sub to reasonably cooperate with SPAC and its respective Representatives in their investigation; provided, however, that SPAC and its respective Representatives, in each case, shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Pubco, the Company, SPAC Merger Sub or Company Merger Sub.

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(b) During the Interim Period, subject to Section 7.13, SPAC shall give, and shall cause its Representatives to give, the Company and Pubco and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to SPAC or its Subsidiaries, as the Company or Pubco or their respective Representatives may reasonably request regarding SPAC, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of their respective Representatives to reasonably cooperate with the Company and Pubco and their respective Representatives in their investigation; provided, however, that the Company and Pubco and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC or any of its Subsidiaries.

7.2 Conduct of Business of the Company, Pubco, and Merger Subs.

(a) Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Schedule 7.2(a) of the Company Disclosure Schedules, or as required by the Transactions or applicable Law, Pubco, SPAC Merger Sub, Company Merger Sub and the Company shall (i) only engage in activities relating to the initial organization and commencement of their respective operations, (ii) comply in all material respects with all Laws applicable to them and their respective businesses and assets, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, and to preserve the possession, control and condition of their respective material assets.

(b) Without limiting the generality of Section 7.2(a) and except as contemplated, permitted or required by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 7.2(b) of the Company Disclosure Schedules, or as required in connection with the Transactions or by applicable Law, during the Interim Period, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company, Pubco, SPAC Merger Sub or Company Merger Sub shall:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) amend, waive or otherwise change, in any respect, or terminate the Sponsor Support Agreements or the Securities Exchange Agreements;

(iii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iv) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(v) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $250,000 individually or $500,000 in the aggregate;

(vi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(vii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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(viii) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company, Pubco, SPAC Merger Sub or Company Merger Sub;

(ix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(x) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any material transaction with any Related Person (other than compensation and benefits and advancement of expenses);

(xi) make, change or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(xii) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 7.2(a) and 7.2(b), without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), (i) the Company shall not issue any Company Stock (other than pursuant to the PIPE Subscription Agreements and the Contribution Agreement), and (ii) no Seller shall sell, transfer or dispose of any Company Stock owned by such Seller.

7.3 Conduct of Business of SPAC.

(a) Unless Pubco shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Schedule 7.3 of the SPAC Disclosure Schedules, or as required in connection with the Transactions or applicable Law, SPAC shall (i) conduct its businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to SPAC, and its businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organizations.

(b) Without limiting the generality of Section 7.3(a) and except as contemplated by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 7.3 of the SPAC Disclosure Schedules, or as required by the Transactions or applicable Law, during the Interim Period, without the prior written consent of Pubco (such consent not to be unreasonably withheld, conditioned or delayed), SPAC shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, other than as may be required to extend the time with which it has to complete an initial business combination;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay, repay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided that this Section 7.3(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and SPAC Expenses);

(v) make, change or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

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(vi) amend, waive or otherwise change the Trust Agreement;

(vii) amend or otherwise modify, terminate, waive or assign or delegate (as applicable) any right or obligation under any SPAC Material Contract (other than amendments or other modifications, terminations, waivers, assignments or delegations of or with respect to Contracts with Related Persons otherwise governed by Section 7.3(b)(viii)) or enter into any new Contract that would be a SPAC Material Contract;

(viii) other than drawings on the SPAC Loans or as expressly required by the Sponsor Support Agreements, enter into, renew, amend, waive or terminate (other than terminations in accordance with their terms) any Contracts, arrangements or transactions with any Related Person, including any Ancillary Document to which SPAC or any Related Person is a party;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting SPAC’s outside auditors;

(xii) waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC) not in excess of $250,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the SPAC Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, company, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the SPAC Merger);

(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate (excluding the incurrence of any SPAC Expenses) other than pursuant to the terms of a Contract (a) in existence as of the date of this Agreement and disclosed to Pubco (including in the SEC Reports) or (b) entered into in the ordinary course of business or in accordance with the terms of this Section 7.3 during the Interim Period;

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xviii) authorize or agree to do any of the foregoing actions.

7.4 Annual and Interim Financial Statements.

(a) As promptly as practicable after the date of this Agreement but in no event later than forty five (45) days after the date of this Agreement, the Company shall deliver to SPAC, the audited and/or reviewed financial statements of the Company and Pubco (including, in each case, any related notes thereto), that are required for the initial filing of the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder. Such financial statements shall fairly present the financial position and results of operations of the Company and Pubco, as applicable, as of the dates or for the periods indicated, in accordance with GAAP. The financial statements, if required to be audited, shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.

(b) During the Interim Period, as soon as reasonably practicable following the end of each three-month quarterly period of each fiscal year (other than the last three-month period), and in any event no later than forty five (45) days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company and Pubco shall deliver to SPAC the unaudited

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consolidated financial statements of the Company and Pubco, as applicable, consisting of the consolidated balance sheet of the Company and Pubco, as applicable as of the end of such three-month period (and most recent year end), and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the year to date period of such fiscal year for such fiscal quarter (subject to normal and recurring year-end adjustments and the absence of footnotes).

(c) During the Interim Period, as soon as reasonably practicable following the end of each fiscal year, and in any event no later than ninety (90) days thereafter, and to the extent required for the Registration Statement pursuant to the Securities Act and the rules and regulations promulgated thereunder, the Company and Pubco shall deliver to SPAC the audited consolidated financial statements of the Company and Pubco, consisting of the consolidated audited balance sheet of the Company or Pubco, as applicable, as of the end of such fiscal year (and prior fiscal year), and the related audited consolidated income statement, changes in shareholder equity and statement of cash flows for the fiscal year then ended (and prior two fiscal years or such shorter period as the Company has been in existence). Such audited financial statements shall be audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor and shall fairly present the financial position and results of operations of the Company and Pubco, as applicable, as of the dates and for the periods indicated, in accordance with GAAP.

7.5 SPAC Public Filings. During the Interim Period, SPAC will (i) keep current and timely file all of the public filings required to be filed by it with the SEC under the Exchange Act and the Securities Act and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the SPAC Class A Ordinary Shares on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the shares of Pubco Class A Stock, and (ii) reasonably cooperate with Pubco to cause the shares of Pubco Class A Stock to be issued in connection with the Mergers to be approved for listing on Nasdaq as of the Closing Date.

7.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company, Pubco, SPAC Merger Sub, and Company Merger Sub, and their respective Affiliates, a transaction (other than the Transactions contemplated by this Agreement and any Ancillary Document) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests in the Company, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise, and (B) with respect to SPAC and its Affiliates, a transaction (other than the Transactions contemplated by this Agreement) concerning a Business Combination involving SPAC.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of SPAC, directly or indirectly, (i) solicit, assist, initiate, continue or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that is intended or could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public

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information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, subject to applicable confidentiality restrictions. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

7.7 No Trading. Each of the Company, Pubco, SPAC Merger Sub, and Company Merger Sub acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Pubco, SPAC Merger Sub, and Company Merger Sub each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (other than pursuant to the Transactions), communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the Transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VIII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

7.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions contemplated by this Agreement (including the receipt of all applicable Consents of, or termination of all applicable waiting periods by, Governmental Authorities) and to comply as promptly as practicable with all requirements or conditions of Governmental Authorities applicable to the Transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 7.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the Transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. The Parties agree to use their reasonable best efforts to make all required filings under Antitrust Laws no later than thirty (30) days after the initial filing of the Registration Statement. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the

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Transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the Transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or, with respect to the Company, any Seller) receives any notice from such Governmental Authorities in connection with the Transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the Transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

7.10 Further Assurances. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

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7.11 The Registration Statement.

(a) Following the date of this Agreement, SPAC and Pubco shall jointly prepare with the reasonable assistance of the Company, and, as promptly as practicable after completion of the Company’s audited financial statements described in Section 7.4(a), file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of Pubco Class A Stock to be issued upon exchange of the shares held by the SPAC Shareholders, the Sellers, the PIPE Investors and Ethena under this Agreement, in each case, to the extent such registration is permitted under the Securities Act, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from SPAC Shareholders for the matters to be acted upon at the Extraordinary General Meeting and providing the SPAC Public Shareholders an opportunity in accordance with the SPAC Memorandum and Articles to have their SPAC Class A Ordinary Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC Shareholders to vote, at an extraordinary general meeting of SPAC Shareholders to be called and held for such purpose (the “Extraordinary General Meeting”), in favor of resolutions approving (i) as an ordinary resolution, the adoption and approval of this Agreement and the Transactions as a Business Combination, (ii) as a special resolution, the approval of the SPAC Merger and authorization of SPAC’s entry into the SPAC Plan of Merger, and (iii) as an ordinary resolution (or if required by applicable Law or the SPAC Memorandum and Articles, as a special resolution) the adoption and approval of such other matters as the Sellers, the Company, Pubco and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iii), collectively, the “SPAC Shareholder Approval Matters”), and (iv) as an ordinary resolution, the adjournment of the Extraordinary General Meeting, if necessary or desirable in the reasonable determination of SPAC, in each case in accordance with the SPAC Memorandum and Articles, the Cayman Act, and the rules and regulations of the SEC and Nasdaq. If on the date for which the Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of the Extraordinary General Meeting in accordance with Section 7.11(d). In connection with the Registration Statement, SPAC and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the SPAC Memorandum and Articles, the Cayman Act and the rules and regulations of the SEC and Nasdaq. SPAC and Pubco shall cooperate and provide the Sellers (and their counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company and the Sellers shall provide SPAC and Pubco with such information concerning the Company, the Sellers and their respective shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be reasonably required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company and any Seller shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) SPAC and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the SPAC Memorandum and Articles, the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Extraordinary General Meeting and the Redemption. Each of SPAC, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, SPAC, and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the SPAC Shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC Memorandum and Articles; provided, that Pubco shall not amend or supplement the Registration Statement without the prior written consent of SPAC, which consent shall not to be unreasonably withheld, conditioned or delayed.

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(c) SPAC and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. SPAC and Pubco shall provide the Sellers with copies of any written comments, and shall inform the Sellers of any material oral comments, that SPAC, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Extraordinary General Meeting and the Redemption promptly after the receipt of such comments and shall give the Sellers and their respective Representatives a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, SPAC shall set a record date for the Extraordinary General Meeting and distribute the Registration Statement to the SPAC Shareholders and, pursuant thereto, shall call and convene the Extraordinary General Meeting for a date no later than thirty (30) days following the effectiveness of the Registration Statement. SPAC shall, through the SPAC Board, subject to Section 7.11(d)(ii), recommend to the SPAC Shareholders the approval of the SPAC Shareholder Approval Matters and include such recommendation in the Proxy Statement, with such changes as may be mutually agreed by the Parties.

(i) Subject to Section 7.11(d)(ii), the SPAC Board shall not change, withdraw, withhold, qualify or modify its recommendation to the SPAC Shareholders that they vote in favor of the SPAC Shareholder Approval Matters (a “Modification in Recommendation”).

(ii) Notwithstanding anything to the contrary contained in this Agreement, the SPAC Board may, at any time prior to, but not after, obtaining the Required Shareholder Approval, make a Modification in Recommendation in response to an Intervening Event (an “Intervening Event Change in Recommendation”) if the SPAC Board determines in good faith, based on the advice of its outside legal counsel, that the failure to take such action would be a breach of the fiduciary duties of the SPAC Board under applicable Law; provided that: (A) the Company shall have received written notice from SPAC of SPAC’s intention to make an Intervening Event Change in Recommendation at least five (5) Business Days prior to the taking of such action by SPAC (the “Intervening Event Notice Period”), which notice shall specify the applicable Intervening Event in reasonable detail (including the facts and circumstances providing the basis for the determination by the SPAC Board to effect such Intervening Event Change in Recommendation), (B) during the Intervening Event Notice Period and prior to making an Intervening Event Change in Recommendation, if requested by the Company, SPAC and its Representatives shall have negotiated in good faith with the Company and its Representatives regarding any revisions or adjustments proposed by the Company to the terms and conditions of this Agreement as would enable the SPAC Board to proceed with its recommendation of this Agreement and the Transactions and not make such Intervening Event Change in Recommendation, (C) the SPAC and its Representatives shall have provided to the Company and its Representatives all applicable information with respect to such Intervening Event reasonably requested by the Company to permit the Company to propose revisions to the terms of this Agreement and (D) if the Company requested negotiations in accordance with the foregoing sub-clause (B), the SPAC Board may make an Intervening Event Change in Recommendation only if the SPAC Board, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that the Company shall have, prior to the expiration of the five (5) Business Day period, offered in writing in a manner that would form a binding contract if accepted by SPAC (and the other applicable Parties), continues to determine in good faith, based on the advice of outside counsel, that failure to make an Intervening Event Change in Recommendation would be a breach of its fiduciary duties to the SPAC Shareholders under applicable Law. An “Intervening Event” shall mean any material and negative event after the date of this Agreement that (i) was not known and was not reasonably foreseeable to the SPAC Board as of the date of this Agreement (or the consequences or magnitude of which were not reasonably foreseeable to the SPAC Board as of the date of this Agreement), which becomes known to the SPAC Board prior to the Extraordinary General Meeting, and (ii) does not relate to and excludes, whether alone or in combination, (A) any Acquisition Proposal or Alternative Transaction (in each case, solely with respect to SPAC), (B) the Transactions and/or this Agreement or any Ancillary Document (or any actions taken pursuant to this Agreement or any Ancillary Document, including obtaining all Consents required to be obtained from any Governmental Authority or any other Person), (C) any change in the price or trading volume of SPAC Class A Ordinary Shares, (D) any Action filed or threatened against SPAC or any member of the SPAC Board arising out of or related to the Transactions by any Person and (E) any change, event, circumstance, occurrence, effect, development or state of facts that is excluded

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in determining whether a Material Adverse Effect with respect to the Company has occurred or would reasonably be expected to occur pursuant to clauses (i), (ii), (iii) and (iv) of the definition thereof. For the avoidance of doubt, (x) an Intervening Event Change in Recommendation shall constitute a Modification in Recommendation, and (y) in the event that the SPAC Board does not make an Intervening Event Change in Recommendation, the SPAC Board, in furtherance of its fiduciary duty, shall still be permitted to advise SPAC Shareholders of their right to redeem in the Redemption and provide the SPAC Shareholders with a detailed explanation and rationale for such advice.

(iii) Notwithstanding anything to the contrary contained in this Agreement, during an Intervening Event Notice Period, the obligations of SPAC and/or the SPAC Board to make filings with the SEC with respect to the proposals contemplated herein, to give notice for or to convene a meeting, or to make a recommendation, shall be tolled to the extent reasonably necessary until such time as SPAC has filed an update to the Registration Statement with the SEC (which SPAC shall file as promptly as practicable after the Intervening Event Change in Recommendation), and in the event a filing and/or notice for a meeting was made prior to the Intervening Event Notice Period, SPAC shall be permitted to adjourn such meeting and to amend such filing as necessary in order to provide sufficient time for the SPAC Shareholders to consider any revised recommendation.

(iv) To the fullest extent permitted by applicable Law, (x) SPAC’s obligations to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting shall not be affected by any Modification in Recommendation, (y) SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the Extraordinary General Meeting and submit the SPAC Shareholder Approval Matters for approval by the SPAC Shareholders and (z) SPAC agrees that if the Required Shareholder Approval shall not have been obtained at any such Extraordinary General Meeting, then SPAC shall promptly continue to take all such reasonably necessary actions, including the actions required by this Section 7.11, and hold additional Extraordinary General Meetings in order to obtain the Required Shareholder Approval. SPAC may adjourn or postpone the Extraordinary General Meeting (i) to solicit additional proxies for the purpose of obtaining the Required Shareholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that SPAC has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SPAC Shareholders prior to the Extraordinary General Meeting; provided that the Extraordinary General Meeting may not be adjourned or postponed to a date that is more than thirty (30) days after the date for which the Extraordinary General Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).

(e) SPAC shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the SPAC Memorandum and Articles and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the setting of the record date for, and the calling and holding of, the Extraordinary General Meeting and the Redemption.

7.12 Public Announcements.

(a) The Parties agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC, Company, Pubco, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance; provided that nothing shall prevent the Parties from issuing any press releases or making any public announcements about the Transactions containing information that has already been made public by the Parties.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, SPAC shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement), provided that SPAC provides the Company with a reasonable period of

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time to complete such review, comment and approval prior thereto. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Sponsors shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 7.12 shall prevent SPAC, Pubco, or the Company from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Parties in accordance with this Section 7.12.

7.13 Confidential Information.

(a) The Parties (other than SPAC) hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of one (1) year after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any SPAC Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent; and (ii) in the event that any Party (other than SPAC) or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (A) provide SPAC to the extent legally permitted with prompt written notice of such requirement so that SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective Order or other remedy or waive compliance with this Section 7.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or SPAC waives compliance with this Section 7.13(a), furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded to such SPAC Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, the Company, Pubco, SPAC Merger Sub, and Company Merger Sub shall, and shall cause their respective Representatives to, promptly deliver to SPAC or destroy (at the Company’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company, Pubco, SPAC Merger Sub, Company Merger Sub and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any SPAC Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, Pubco and its Representatives shall be permitted to disclose any and all SPAC Confidential Information to the extent required by the Federal Securities Laws.

(b) SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the their sole expense, a protective Order or

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other remedy or waive compliance with this Section 7.13(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 7.13(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded to such Company Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, SPAC shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that SPAC and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, SPAC and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

7.14 Post-Closing Pubco Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) persons, including (i) one (1) person who is designated, prior to the Closing, by Ethena, (ii) one (1) person who is designated, prior to the Closing, by the Sellers, and (iii) three (3) persons who are designated, prior to the Closing, by the mutual agreement of Ethena and the Sellers, all three (3) of whom shall be required to qualify as an independent director under Nasdaq rules. At the Closing, Pubco will provide each member of the Post-Closing Pubco Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director, Pubco, the Sellers, and Ethena.

(b) The Parties shall take all action necessary, so that the individuals serving as the chief executive officer of Pubco immediately after the Closing will be Young Cho.

7.15 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC, the Sponsors, the Company, Pubco, SPAC Merger Sub and Company Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and SPAC, the Company, Pubco, SPAC Merger Sub or Company Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of Pubco, SPAC, the Company, SPAC Merger Sub and Company Merger Sub to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of SPAC, the Company, Pubco, SPAC Merger Sub and Company Merger Sub, to the extent permitted by applicable Law. The provisions of this Section 7.15(a) shall survive the Closing indefinitely and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives. The provisions of this Section 7.15(a) shall be binding, jointly and severally, on Pubco and all its successors and assigns. In the event that Pubco or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Pubco shall ensure that proper provision shall be made so that the successors and assigns of Pubco shall succeed to the obligations set forth in this Section 7.15(a). In addition to the foregoing, only to the extent not covered by the existing directors’ and officers’ insurance of SPAC or, from and after the Effective Time, the D&O Tail Insurance, and further only to the extent not covered (or excluded) by the indemnity and exculpatory provisions contained in the SPAC Memorandum and Articles, Pubco hereby agrees to indemnify, defend and hold harmless the current directors of SPAC (and their heirs and legal representatives) and the Sponsors, to the fullest extent permitted by applicable Law, from, against and in respect of any and all losses, Liabilities, damages, penalties, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses)

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paid, suffered or incurred by, or imposed upon, any such Person that are based upon, arise out of or result from, in whole or in part, directly or indirectly, any shareholder Action relating to the board’s failure to make a Modification in Recommendation in response to an adverse and material event involving SPAC and occurring after the date of this Agreement, which becomes known to the SPAC Board prior to the Extraordinary General Meeting.

(b) Prior to the Effective Time, SPAC shall obtain and Pubco shall fully pay the premium for a “tail” insurance policy under SPAC’s existing insurance policy for the benefit of SPAC’s directors and officers and the Sponsors that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”), on terms substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing coverage (or, if substantially equivalent insurance coverage is unavailable, the best available coverage), except that in no event shall Pubco be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium currently payable by SPAC with respect to such current policy; provided, that, if the annual premium of such insurance coverage exceeds such amount, SPAC shall be obligated to obtain a “tail” insurance policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers with the same or better credit rating as SPAC’s current insurance provider. Pubco and its Subsidiaries shall, for a period of six (6) years after the Effective Time, maintain the D&O Tail Insurance in effect and shall continue to honor the obligations thereunder and timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance after the Closing.

7.16 Use of Proceeds.

(a) Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) cause the Trustee to, and the Trustee shall thereupon be obligated to, (x) pay as and when due all amounts payable to former SPAC Shareholders pursuant to the Redemption and (y) pay all remaining amounts, less the fees and costs incurred by the Trustee in accordance with the Trust Agreement, then available in the Trust Account in accordance with Section 7.16(b).

(b) The Parties agree that, at the Closing, upon satisfaction or waiver of the conditions set forth in Article VIII, the funds in the Trust Account (after taking into account payments for the Redemption) and the net proceeds of the PIPE Investment shall be used to pay or reimburse (i) the Expenses pursuant to and in accordance with Section 11.5 and (ii) any premiums for the D&O Tail Insurance. Any remaining cash in the Trust Account and remaining net proceeds of the PIPE Investment shall be disbursed to the Company or Pubco and used for working capital and general corporate purposes.

7.17 Deregistration. The Parties shall take all actions necessary or reasonably requested by another Party to terminate the SPAC’s registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by Pubco) as of the Closing Date.

7.18 Amendment and Restatement of Founder Registration Rights Agreement. SPAC, Pubco, and the Sponsors shall amend and restate the Founder Registration Rights Agreement, effective as of the Closing, substantially in the form of the Amended and Restated Registration Rights Agreement.

7.19 PIPE Investments.

(a) Company shall use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms and conditions described therein, including maintaining in effect the PIPE Subscription Agreements, and exercising its right to specifically enforce the PIPE Subscription Agreements pursuant to the terms thereof.

(b) Subject to the terms of the Contribution Agreement, immediately prior to the Closing, Ethena shall complete the ENA Contribution by contributing to the Company the ENA Contribution Amount, which ENA Tokens shall be placed in a custodial account with Anchorage Digital Bank N.A. (“Anchorage”) serving as the custodian (the “Custodial Account”).

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(c) Subject to the terms of the Token Purchase Agreement, upon the funding of the Cash PIPE by the Cash PIPE Investors in accordance with the terms of the PIPE Subscription Agreements, the Company, acting solely in its capacity as administrative agent for the Cash PIPE Investors, will, pursuant to the terms of the Token Purchase Agreement, use a portion of the proceeds from the Cash PIPE to purchase ENA Tokens from Ethena OpCo (such purchase, the “Locked ENA Token Sale”).

(d) All of the ENA Tokens received by the Company from (i) Ethena OpCo in connection with the Locked ENA Token Sale and (ii) the ENA PIPE Investors, shall be placed in the Custodial Account.

7.20 Pubco Incentive Plan. In the event that Pubco determines that it will implement a new equity incentive plan (the “Pubco Incentive Plan”), such Pubco Incentive Plan will be in a form reasonably acceptable to the SPAC.

7.21 Pubco A&R Organizational Documents. At or prior to the Closing, Pubco shall amend and restate the Pubco Organizational Documents on terms that are satisfactory to the Company, SPAC, and Ethena, each acting reasonably (the “Pubco A&R Organizational Documents”).

7.22 Seller Approval.

(a) After the Registration Statement becomes effective, the Company shall solicit, and as promptly as reasonably practicable thereafter use reasonable best efforts to obtain and deliver to SPAC and Pubco, a written consent from the Company Stockholders holding a majority of the outstanding Company Stock (the “Written Consent”), approving this Agreement, the other Ancillary Documents to which Company is a party, and the consummation of the Transactions, including the Company Merger (the “Company Stockholder Approval”).

(b) If the Company Stockholder Approval is obtained, then as promptly as reasonably practicable following the receipt of the Written Consent, the Company will prepare and deliver to its stockholders who have not executed the Written Consent any notice required by Sections 228(e) (if applicable) and 262 of the DGCL.

(c) The Company shall, through the board of directors of the Company, recommend to the Company Stockholders the adoption of this Agreement and, as applicable, the approval of each Ancillary Document to which the Company is, or is contemplated to be, a party, and the Transactions (including the Company Merger), on the terms and subject to the conditions set forth herein and therein, and the board of directors of the Company shall not, and shall not publicly propose to, withhold, withdraw, amend, qualify or modify such recommendation.

Article VIII

CLOSING CONDITIONS

8.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and SPAC of the following conditions:

(a) Required Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the SPAC Memorandum and Articles, applicable Law and the Proxy Statement (the “Required Shareholder Approval”).

(b) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(c) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(d) Exchange Listing. The shares of Pubco Class A Stock shall have been approved for listing on Nasdaq or another national exchange reasonably acceptable to Pubco, SPAC, the Sellers and Ethena, subject only to notice of issuance.
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(e) Funding of the PIPE Investments.

(i) The PIPE Investors shall have fully funded the PIPE Investments in accordance with Section 7.19 and their respective PIPE Subscription Agreements.

(ii) Ethena shall have completed the ENA Contribution in accordance with Section 7.19 and the Contribution Agreement, and the applicable ENA Tokens shall have been placed into the Custodial Account.

(iii) Ethena OpCo shall have completed the Locked ENA Token Sale in accordance with Section 7.19 and the Token Purchase Agreement, and the applicable ENA Tokens shall have been placed into the Custodial Account.

(f) Collaboration Agreement. The Collaboration Agreement executed by the parties thereto concurrently with this Agreement shall be in full force and effect and shall not have been amended, revoked, rescinded or otherwise repudiated by Ethena or any of its Affiliates.

(g) Token Purchase Agreement. The Token Purchase Agreement executed by the parties thereto concurrently with this Agreement shall be in full force and effect and shall not have been amended, revoked, rescinded or otherwise repudiated by Ethena OpCo or any of its Affiliates.

(h) Regulatory Approvals. The waiting period (and any extensions thereof) applicable to the consummation of the Transactions under any applicable Antitrust Laws shall have expired and all other necessary consents of any Governmental Authority shall have been obtained, made or expired, as applicable.

8.2 Conditions to Obligations of the Company, Pubco, and Merger Subs. In addition to the conditions specified in Section 8.1, the obligations of the Company, Pubco, SPAC Merger Sub and Company Merger Sub to consummate the Transactions are subject to the satisfaction or written waiver by the Company of the following conditions:

(a) Representations and Warranties.

(i) The SPAC Fundamental Representations (other than Section 4.5(a)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those SPAC Fundamental Representations that address matters only as of a particular date (which SPAC Fundamental Representations shall have been true and correct in all material respects as of such date).

(ii) The representations and warranties of SPAC contained in Section 4.5(a) shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii) Each of the representations and warranties of SPAC contained in this Agreement (other than the SPAC Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, SPAC.

(b) Agreements and Covenants. SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to SPAC since the date of this Agreement which is continuing and uncured.

(d) Sponsor Support Agreement. Each of the covenants of the Sponsors required under the Sponsor Support Agreements to be performed as of or prior to the Closing shall have been performed in all material respects and the Sponsor Support Agreements shall remain in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by any Sponsor or any of their Affiliates.

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8.3 Conditions to Obligations of SPAC. In addition to the conditions specified in Section 8.1, the obligations of SPAC to consummate the Transactions are subject to the satisfaction or written waiver by SPAC of the following conditions:

(a) Representations and Warranties.

(i) The Company Fundamental Representations (other than Section 6.3(a)) and Pubco and Merger Sub Fundamental Representations (other than Section 5.5(a)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those Company Fundamental Representations, or Pubco and Merger Sub Fundamental Representations that address matters only as of a particular date (which representations and warranties shall have been true and correct in all material respects as of such date).

(ii) The representations and warranties of the Company, Pubco, SPAC Merger Sub, and Company Merger Sub contained in Section 6.3(a) and Section 5.5(a) shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii) Each of the representations and warranties of the Company, Pubco, SPAC Merger Sub, and Company Merger Sub (other than the Company Fundamental Representations and Pubco and Merger Sub Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (a) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (b) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company or Pubco.

(b) Agreements and Covenants. Each of the Company, Pubco, SPAC Merger Sub, and Company Merger Sub shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company or Pubco since the date of this Agreement.

8.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, Pubco, SPAC Merger Sub or Company Merger Sub) to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article IX

TERMINATION AND EXPENSES

9.1 Termination. This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of SPAC and the Company;

(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by the date that is six (6) months from the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either SPAC or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such Order or other action has become final and

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non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to SPAC, if (i) there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to SPAC by the Sellers or (B) five (5) Business Days prior to the Outside Date; provided, that the Sellers shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if at such time the Company, Pubco, SPAC Merger Sub or Company Merger Sub or any Seller is in material uncured breach of this Agreement;

(e) by written notice by the Company to SPAC within ten (10) Business Days after there has been a Modification in Recommendation;

(f) by written notice by SPAC to the Company, if (i) there has been a material breach by the Company, Pubco, SPAC Merger Sub or Company Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company by SPAC or (B) five (5) Business Days prior to the Outside Date; provided, that SPAC shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if at such time SPAC is in material uncured breach of this Agreement; or

(g) without prejudice to the SPAC’s obligations under Section 7.11(d)(i), by written notice by either SPAC or the Company to the other if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, SPAC Shareholders have duly voted, and the Required Shareholder Approval was not obtained.

9.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 7.12, 7.13, 10.1, Article XI and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 10.1). Without limiting the foregoing, and except as provided in Section 11.5 and this Section 9.2 (but subject to Section 10.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

Article X

WAIVERS AND RELEASES

10.1 Waiver of Claims Against Trust. The Company, Pubco, SPAC Merger Sub, and Company Merger Sub hereby represents and warrants that it has read the IPO Prospectus and understands that SPAC has established the Trust Account containing the proceeds of the IPO, from certain private placements occurring simultaneously with the IPO and from certain loans agreed to be made by Sponsor (including interest accrued from time to time thereon) for the benefit of SPAC Public Shareholders and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the SPAC Public Shareholders in the event they elect to redeem their SPAC Class A Ordinary Shares in connection with the consummation of its initial Business Combination or in connection with an amendment to the SPAC Memorandum and Articles to extend SPAC’s deadline to consummate a Business

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Combination, (b) to the SPAC Public Shareholders if SPAC fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, subject to further extension by amendment to the SPAC Memorandum and Articles, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any income taxes, and (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Pubco, SPAC Merger Sub, and Company Merger Sub hereby agree on behalf of themselves and their Affiliates, notwithstanding anything to the contrary in this Agreement, that none of the Company, Pubco, SPAC Merger Sub, Company Merger Sub nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, Pubco, SPAC Merger Sub, and Company Merger Sub on behalf of themselves and their respective Affiliates hereby irrevocably waive any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements hereunder and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company, Pubco, SPAC Merger Sub, and Company Merger Sub each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Company, Pubco, SPAC Merger Sub, and Company Merger Sub each further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent the Company, Pubco, SPAC Merger Sub, Company Merger Sub, or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to this Agreement or the Transactions, which proceeding seeks, in whole or in part, monetary relief against the Trust Account, each such Party hereby acknowledge and agree that such Party’s and its Affiliates’ sole remedy with respect to monetary relief shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 10.1 shall amend, limit, alter, change, supersede or otherwise modify the right of the Company, Pubco, SPAC Merger Sub, and Company Merger Sub to (a) bring any action or actions for specific performance, injunctive and/or other equitable relief or (b) bring or seek a claim for damages against SPAC, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account). This Section 10.1 shall survive termination of this Agreement for any reason.

10.2 Release and Covenant Not to Sue.

(a) Effective as of the Closing, to the fullest extent permitted by applicable Law, each of Pubco and the Company, on behalf of itself and its Affiliates that owns any share or other equity interest in or of Pubco or the Company (the “Company Releasing Persons”), hereby releases and discharges the SPAC and the Sponsors from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Company Releasing Person now has, has ever had or may hereafter have against such Parties arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from SPAC, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Company Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against any of the Parties or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Company Releasing Person may have against any Party pursuant to this Agreement or any Ancillary Document.

(b) Effective as of the Closing, to the fullest extent permitted by applicable Law, SPAC, on behalf of itself and its Affiliates that owns any share or other equity interest in or of SPAC (the “SPAC Releasing Persons”), hereby releases and discharges Pubco, the Company, Company Merger Sub, and SPAC Merger Sub, from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such SPAC Releasing Person now has, has ever had or may hereafter have against such

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Parties arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each SPAC Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against any of the Parties or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a SPAC Releasing Person may have against any Party pursuant to this Agreement or any Ancillary Document.

Article XI

MISCELLANEOUS

11.1 Survival. Except as otherwise contemplated by Section 9.2, (a) the representations and warranties of the Parties contained in this Agreement (other than those representations and warranties set forth in Sections 4.19, 5.12, and 6.14 or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against any of the Parties or their respective Representatives with respect thereto) and (b) the covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms), including, for the avoidance of doubt, Section 2.12, Section 7.15, Section 7.19, Section 10.1 and this Article XI.

11.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile, email or other electronic means, with affirmative confirmation of receipt (excluding out-of-office replies or other automatically generated responses), (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) four (4) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC, at or prior to the Closing, to:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attn: Young Cho

Email: [***]

with a copy (which will not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas, 22nd Floor

New York, New York 10036-2711, USA

Attn: Elliott M. Smith

Email: [***]

If to Pubco, the Company, SPAC Merger Sub, or Company Merger Sub at, prior to or after the Closing or to SPAC after the Closing, to:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attn: Young Cho

Email: [***]

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with a copy (which will not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attn: Ari Edelman

Email: [***]

11.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Other than with respect to the Mergers, this Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of SPAC (in the case of Pubco, the Company, SPAC Merger Sub or Company Merger Sub), Pubco (in the case of SPAC), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.4 Third Parties. Nothing contained in this Agreement or in any Ancillary Document shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or party thereto or a successor or permitted assign of such a Party; provided, however, that (a) in the event that the Closing occurs, the D&O Indemnified Persons are intended third-party beneficiaries of Section 8.14(a) and (b) the past, present or future directors, officers, agents, employees, equity holders or other Representatives, Affiliates, successors or assignees of any Party, are intended third-party beneficiaries of, and may enforce, Section 11.1 and Section 11.14.

11.5 Fees and Expenses.

(a) Subject to Sections 10.1 and 11.5(a), all Expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such Expenses, provided that, if the Closing shall occur, Pubco shall reimburse or pay or cause to be reimbursed or paid, at or promptly following Closing, by wire transfer of immediately available funds, all Expenses. For the avoidance of doubt, any payments to be made (or to cause to be made) by Pubco pursuant to this Section 11.5 shall be paid upon consummation of the Transactions and release of proceeds from the Trust Account.

(b) Notwithstanding the terms of Section 11.5(a) regardless of whether the Closing occurs, SPAC shall bear any and all fees, costs and expenses paid or payable by any Party or any of its Affiliates as a result of or in connection with or arising from (i) filing the Registration Statement with the SEC, and (ii) submitting to Nasdaq a listing application for the shares of Pubco Class A Stock (including any filing fees arising therefrom).

11.6 Governing Law; Jurisdiction.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 11.6.

11.7 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND

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THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.8 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

11.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.10 Amendment. Subject to the provisions of applicable Law, this Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of SPAC, Pubco, and the Company.

11.11 Waiver. Each Party may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party, (b) waive any inaccuracy in the representations and warranties by any other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

11.12 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any Exhibits, Annexes and Schedules, which Exhibits, Annexes and Schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11.13 Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic means or transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

11.14 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that Perkins Coie LLP (“PC”) may have, prior to Closing, jointly represented SPAC, and the Sponsors in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented SPAC and its Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, PC will be permitted in the future, after Closing, to represent the Sponsors or their Affiliates in connection with matters in which such Persons are adverse to Pubco, SPAC or any of

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their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, Pubco, SPAC Merger Sub and Company Merger Sub, who are or have the right to be represented by independent counsel in connection with the Transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with PC’s future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, SPAC Merger Sub, Company Merger Sub, SPAC, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by PC of Sponsor, SPAC or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor shall be deemed the client of PC with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsors, shall be controlled by the Sponsors and shall not pass to or be claimed by Pubco or SPAC; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, SPAC or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that Edelman Legal Consulting PLLC (“ELC”) may have, prior to Closing, jointly represented Pubco, SPAC Merger Sub, Company Merger Sub and the Company in connection with this Agreement, the Ancillary Documents and the Transactions, and may have also represented Pubco, SPAC Merger Sub, Company Merger Sub, the Company, and/or their respective Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, ELC will be permitted in the future, after Closing, to represent Pubco, SPAC Merger Sub, Company Merger Sub and the Company or their respective Affiliates in connection with matters in which such Persons are adverse to any other party to the Agreement, or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Pubco, the Company, SPAC Merger Sub and Company Merger Sub shall be deemed the clients of ELC with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong to each such respective party, shall be controlled thereby and shall not pass to or be claimed by any other party; provided, further, that nothing contained herein shall be deemed to be a waiver by any party or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

11.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that, no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee, equity holder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Party has caused this Business Combination Agreement to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SPAC
TLGY ACQUISITION CORP
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer
Pubco
STABLECOIN X INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer
SPAC Merger Sub
STABLECOINX SPAC MERGER SUB LLC
By:	/s/ Young Cho
Name:	Young Cho
Title:	Authorized Person
Company Merger Sub
STABLECOINX COMPANY MERGER SUB, INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	President
Company
STABLECOINX ASSETS, INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

Annex A-1-51

Exhibit A-1

Sponsor Support Agreement

(Separately filed)

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Exhibit A-2

Seller Support Agreements

(Separately filed)

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Exhibit B

PIPE Subscription Agreements

(Separately filed)

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Exhibit C

Amended and Restated Registration Rights Agreement

(Separately filed)

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Exhibit D

Lock-Up Agreement

(Separately filed)

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Annex A-2

FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

This First Amendment to the Business Combination Agreement (this “Amendment”), is effective as of January 21, 2026, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Assets Inc., a Delaware corporation (the “Company”), and StablecoinX Inc., a Delaware corporation (“Pubco” and, together with SPAC and the Company, collectively, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the BCA (as defined below).

WITNESSETH:

WHEREAS, the Parties and the other parties thereto entered into that certain Business Combination Agreement, dated July 21, 2025 (the “BCA”), which provides that, among other things, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company, and immediately thereafter, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the transactions contemplated by the BCA, the “Business Combination”).

WHEREAS, clause (b) of Section 9.1 of the BCA provides that either the Company or SPAC may terminate the BCA if any of the conditions to the closing of the Business Combination set forth in Article VIII of the BCA have not been satisfied or waived prior to the Outside Date;

WHEREAS, the Parties wish to amend the BCA to extend the Outside Date; and

WHEREAS, Section 11.10 of the BCA provides that the BCA may be amended by an instrument in writing signed by each of the Parties at any time prior to the Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to the BCA. Effective as of the date of this Amendment:

a. Section 9.1(b) of the BCA is amended and restated in its entirety as provided below:

“(b) by written notice by SPAC or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by the date that is nine (9) months from the date of the Agreement, or April 21, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

2. No Other Amendments. Except as specifically deemed amended as set forth herein, the BCA shall remain in full force and effect in accordance with its terms. The amendments provided in this Amendment shall be applicable solely with respect to those matters expressly provided herein and no other amendments, waivers or consents may be construed or implied. The BCA, this Amendment, and the Ancillary Documents constitute the entire agreement among the Parties, and merge and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4. Miscellaneous. The provisions of Section 11.2 (Notices), Section 11.3 (Assignment), Section 11.6 (Governing Law; Jurisdiction), Section 11.7 (Waiver of Jury Trial), Section 11.8 (Specific Performance), Section 11.9 (Severability), Section 11.10 (Amendment), Section 11.11 (Waiver), and Section 11.14 (No Recourse) of the BCA shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

Annex A-2-1

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

TLGY ACQUISITION CORP.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer
STABLECOINX ASSETS INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer
STABLECOINX INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]

Annex A-2-2

Annex B

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on [date] between TLGY Acquisition Corporation (the “Surviving Entity”) and StableCoinX SPAC Merger Sub LLC (the “Merging Entity”).

Whereas the Surviving Entity is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Companies Act (As Revised) (the “Statute”).

Whereas the Merging Entity is a limited liability company formed under the laws of the State of Delaware and is entering into this Plan of Merger pursuant to the provisions of Part 16 of the Statute and the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware Act”).

Whereas the managers of the Merging Entity and the directors of the Surviving Entity deem it desirable and in the commercial interests of the Merging Entity and the Surviving Entity, respectively, that the Merging Entity be merged with and into the Surviving Entity and that the undertaking, property and liabilities of the Merging Entity vest in the Surviving Entity (the “Merger”) on the terms and conditions contained or referred to in this Plan of Merger and the business combination agreement dated 21 July 2025 by and between the Surviving Entity, the Merging Entity and the other parties thereto (as amended on January 21, 2026 and as it may be further amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), a copy of which is attached as Annexure 1 to this Plan of Merger.

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Statute or the Business Combination Agreement.

Now therefore this Plan of Merger provides as follows:

1            The constituent companies to this Merger are the Surviving Entity and the Merging Entity.

2            The Surviving Entity is the Surviving Entity.

3            The registered office of the Surviving Entity is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, KY1-1102, Cayman Islands and the registered office of the Merging Entity is 1209 Orange Street, Wilmington, DE 19801.

4            Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Entity will be US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each and the Surviving Entity will have [    ] Class A ordinary shares in issue and [    ] Class B ordinary shares in issue (the “Shares”).1 There are no issued or outstanding preference shares of the Surviving Entity.

5            The date on which it is intended that the Merger is to take effect is [    ]2 (the “Effective Date”).

6            The terms and conditions of the Merger are such that, on the Effective Date:

6.1         any SPAC Units (as defined in the Business Combination Agreement) that remain outstanding and unseparated, the Class A Ordinary Shares of the Surviving Entity (the “TLGY Class A Ordinary Share(s)”) and the SPAC Public Warrants (as defined in the Business Combination Agreement) comprising each such issued and outstanding SPAC Unit (as defined in the Business Combination Agreement) immediately prior to the Effective Date shall be automatically separated, and the holder of each SPAC Unit (as defined in the Business Combination Agreement) shall be deemed to hold one (1) TLGY Class Ordinary A Share and one-half of one SPAC Public Warrant (as defined in the Business Combination Agreement); all SPAC Units (as defined in the Business Combination Agreement) shall cease to be outstanding and shall automatically be cancelled and retired and shall

____________

1        Maples: To be confirmed.

2        Maples: The Effective Date is to be confirmed.

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cease to exist, with the holders of issued SPAC Units (as defined in the Business Combination Agreement) immediately prior to the Unit Separation (as defined in the Business Combination Agreement) ceasing to have any rights with respect to such SPAC Units (as defined in the Business Combination Agreement), except as provided herein or by applicable Law (as defined in the Business Combination Agreement);

6.2         each issued and outstanding Class B Ordinary Share of the Surviving Entity (the “TLGY Class B Ordinary Share(s)”) shall be converted automatically into one Class A Ordinary Share of the Surviving Entity by way of the redemption of all the TLGY Class B Ordinary Shares and the issuance on a 1 for 1 basis of TLGY Class A Ordinary Shares, following which, all such TLGY Class B Ordinary Shares shall be cancelled. The holders of TLGY Class B Ordinary Shares outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such cancelled shares, except as provided in the Business Combination Agreement or by Law (as defined in the Business Combination Agreement);

6.3         each issued and outstanding TLGY Class A Ordinary Share will be converted automatically into one share of Pubco Class A Stock (as defined in the Business Combination Agreement) by way of redemption of all of the TLGY Class A Ordinary Shares and the issuance on a 1 for 1 basis of Pubco Class A Stock (as defined in the Business Combination Agreement), following which, all such TLGY Class A Ordinary Shares shall be cancelled. The holders of TLGY Class A Ordinary Shares outstanding immediately prior to the Effective Date shall cease to have any rights respect to such cancelled shares, except as provided in the Business Combination Agreement or by Law (as defined in the Business Combination Agreement);

6.4         each issued and outstanding whole SPAC Public Warrant (as defined in the Business Combination Agreement) (including those resulting from the Unit Separation (as defined in the Business Combination Agreement) shall automatically become one (1) Pubco Warrant Public (as defined in the Business Combination Agreement), and each SPAC Private Placement Warrant (as defined in the Business Combination Agreement) shall become one (1) warrant to purchase Pubco Class A Stock (as defined in the Business Combination Agreement), in each case, in accordance with its terms;

6.5         each issued and outstanding TLGY Class A Ordinary Share in respect to which the holder thereof has validly exercised redemption rights pursuant to and in accordance with the terms of the amended and restated memorandum and articles of association of the Surviving Entity (and not waived, withdrawn or otherwise lost such rights), will automatically be cancelled.

7            The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Entity, are set out in the Clause 6 above.

8            The rights and restrictions attaching to the shares in the Surviving Entity are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Entity in the form annexed at Annexure 2 hereto.

9            The Amended and Restated Memorandum and Articles of Association of the Surviving Entity immediately prior to the Merger shall be its Amended and Restated Memorandum and Articles of Association after the Merger and the authorised share capital of the Surviving Entity shall be as set out therein.

10          There are no amounts or benefits which are or shall be paid or payable to any director or manager, as applicable, of either constituent company or the Surviving Entity consequent upon the Merger.

11          The Merging Entity has no secured creditors and has granted no fixed or floating security interests that are outstanding as of the date of this Plan of Merger.

12          The Surviving Entity has granted no fixed or floating security interests that are outstanding as of the date of this Plan of Merger.

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13          The names and addresses of each director of the Surviving Entity are:

13.1       [Name] of [Address]; and

13.2       [Name] of [Address].

14          This Plan of Merger has been approved by the board of directors of the Surviving Entity pursuant to section 233(3) of the Statute.

15          This Plan of Merger has been authorised by the sole shareholder of the Surviving Entity pursuant to section 233(6) of the Statute.

16          At any time prior to the Effective Date, this Plan of Merger may be:

16.1       terminated by the board of directors and managers of either the Surviving Entity or the Merging Entity respectively;

16.2       amended by the board of directors and managers of both the Surviving Entity and the Merging Entity respectively to:

(a)         change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)         effect any other changes to this Plan of Merger which the directors and managers of both the Surviving Entity and the Merging Entity deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders or members of the Surviving Entity or the Merging Entity, as determined by the directors and managers of both the Surviving Entity and the Merging Entity, respectively.

17          This Plan of Merger may be executed in counterparts.

18          This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

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In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by:	)
Duly authorised for and on behalf of	)
TLGY Acquisition Corporation	)
	)	Name:
	)	Title: Director

Plan of Merger

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SIGNED for and on behalf of	)
StableCoinX SPAC Merger Sub LLC	)
	)	By:
)
)
)
)
)
)

Name:
Title:

Plan of Merger

Annex B-5

Annexure 1

Business Combination Agreement

Annex B-6

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Entity

Annex B-7

Annex C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STABLECOINX INC.

Article I

ENTITY NAME AND TYPE

The name of the corporation is StablecoinX Inc. (the “Corporation”).

Article II

REGISTERED AGENT AND REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

Article IV

CAPITAL STOCK

4.1         Authorized Capital Stock.

(a)         The total number of shares of capital stock which the Corporation shall have authority to issue is 551,000,000, of which (a) 1,000,000 shares shall be shares of preferred stock having a par value of $0.0001 per share (“Preferred Stock”); (b) 500,000,000 shares shall be shares of Class A Common Stock having a par value of $0.0001 per share (“Class A Common Stock”); and (c) 50,000,000 shares shall be shares of Class B Common Stock having a par value of $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”).

(b)         The number of authorized shares of Class A Common Stock, Class B Common Stock, or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

4.2         Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation (this “Certificate

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of Incorporation”) (including any certificate of designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

4.3         Common Stock.

(a)         Voting.

(1)         Except as otherwise provided herein or expressly required by a nonwaivable provision of the DGCL, the holders of Class A Common Stock shall not be entitled to vote on any matter coming before any meeting of stockholders, including, without limitation, the election of directors, and for the avoidance of doubt, the Class A Common stock shall not have the right to vote, on a class basis or otherwise, on any matter submitted to stockholders for a vote. Immediately at such time when no share of Class B Common Stock remains outstanding, each share of Class A Common Stock shall, automatically and without any further action on the part of the Corporation or its stockholders, and notwithstanding anything to the contrary herein, be entitled to one vote on all matters submitted to a vote of the stockholders of the Corporation.

(2)         Except as otherwise provided herein or expressly required by a nonwaivable provision of the DGCL, each share of Class B Common Stock shall have one vote; provided, however, that, except as otherwise required by law, holders of Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation (as defined herein)) or pursuant to the DGCL. Except as otherwise provided herein or required by a nonwaivable provision of the DGCL, if, and only to the extent that, holders of Class A Common Stock are entitled to vote on a matter under this Certificate of Incorporation, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class. There shall be no cumulative voting.

(b)         Dividend Rights. Subject to the rights of the holders of Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Notwithstanding anything to the contrary in the foregoing, Class B Common Stock shall not be entitled to any such dividends or distributions.

(c)         Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, distribution of assets, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. Notwithstanding anything to the contrary in the foregoing, Class B Common Stock shall not be entitled to any assets or distributions upon the liquidation, dissolution or winding-up of the Corporation.

(d)         Transfers of Class B Common Stock. Class B Common Stock may only be sold, transferred, assigned or otherwise disposed of in accordance with the Bylaws of the Corporation (the “Bylaws” and, each such transfer, a “Class B Permitted Transfer”). Any attempted sale, transfer, assignment or other disposition of Class B Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by the Corporation, the Corporation’s transfer agent or the Secretary of the Corporation. For the avoidance of doubt, any shares of Class B Common Stock received by any transferee pursuant to a Class B Permitted Transfer remain subject to this Section 4.3(d). Notwithstanding anything to the contrary herein, a holder of Class B Common Stock may, at any time and from time to time, by delivery of written notice to the Corporation, forfeit such shares to the Corporation for no value. Upon the Corporation’s receipt of such a notice, the forfeited Class B Common Stock shall be canceled and shall no longer be issued or outstanding for any purpose, and the Corporation shall promptly reflect such cancellation

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on its books and records (including the stock ledger) and take such ministerial actions as are necessary to effect such cancellation.

Article V

BOARD OF DIRECTORS

5.1         General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law.

5.2         Number of Directors. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the Board of Directors. For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

5.3         Classified Board of Directors. Directors of the Board of Directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, with each director then in office to be designated as a “Class I Director”, a “Class II Director” or a “Class III Director”, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the date on which this Certificate of Incorporation is first effective (the “Effective Date”); the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the Effective Date, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders following their election, with each director in each such class to hold office until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal in accordance with Section 5.4 hereof. The Board of Directors is authorized to assign each director already in office as of the Effective Date, as well as each director elected or appointed to a newly created directorship due to an increase in the size of the Board of Directors, to Class I, Class II or Class III. The provisions of this Section 5.3 are subject to the rights of the holders of any class or series of Preferred Stock to elect directors and such directors need not serve classified terms.

5.4         Removal. Subject to the rights of any series of Preferred Stock with respect to the election of directors, the Board of Directors or any individual director may be removed from office at any time but only for cause by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

5.5         Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification, or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office for the remainder of the term of the class to which such director is assigned and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal.

5.6         Written Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Article VI

AMENDMENTS

6.1         Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, adopt, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter

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prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X and XI.

6.2         Amendment of the Bylaws. In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors is expressly authorized and empowered to amend, alter, change, adopt or repeal the Bylaws without any action on the part of the stockholders. The stockholders shall also have the power to amend, alter, change, adopt or repeal the Bylaws; provided that, in addition to any other vote required by this Certificate of Incorporation, the stockholders may not amend, alter, change, adopt, or repeal the Bylaws unless such action is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article VII

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS; SPECIAL MEETINGS

7.1         Action by Written Consent of Stockholders. Subject to the rights of the holders of any series of Preferred Stock, while any share of Class B Common Stock remains outstanding, any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Subject to the rights of the holders of any series of Preferred Stock, at any time when no share of Class B Common Stock remains outstanding, any action required or permitted by the DGCL to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting. Any action taken by written consent shall be delivered to the Corporation at its principal office.

7.2         Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer of the Corporation or as otherwise in a manner provided in the Bylaws. The Board of Directors may adjourn, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

7.3         Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Article VIII

LIMITATION OF LIABILITY; INDEMNIFICATION

8.1         Limitation of Personal Liability. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal, or modification of this Section 8.1, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 8.1, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption. If the DGCL is amended after approval by the stockholders of this Section 8.1 to authorize corporate action further eliminating or limiting the personal liability of directors or officers,

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then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

8.2         Indemnification. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

8.3         Amendment or Modification. Any amendment, repeal or modification of this Article VIII or any amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director or officer, as applicable, at the time of such amendment, repeal or modification.

Article IX

FORUM SELECTION

9.1         Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) of the Corporation to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of any provisions of this Certificate of Incorporation or the Bylaws or (e) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this Article IX is filed in a court other than the Chancery Court (a “Foreign Action”) by any stockholder (including any beneficial owner) of the Corporation, to the fullest extent permitted by law, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Chancery Court in connection with any action brought in any such court to enforce this Article IX and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

9.2         Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

9.3         Notwithstanding the foregoing, the foregoing provisions of this Article IX shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Article X

CORPORATE OPPORTUNITIES

10.1       Corporate Opportunities. To the fullest extent permitted by law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity, and (iv) such transaction or opportunity would be in the same or similar line of

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business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

10.2       Liability Waiver. To the fullest extent permitted by law, no stockholder and no director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article X, except to the extent such actions or omissions are in breach of this Article X.

10.3       Amendments to Article X. Any amendment, repeal, or modification of this Article X, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption.

Article XI

MISCELLANEOUS

11.1       Validity. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the Bylaws or any agreement entered into by the Corporation), the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Corporation to the fullest extent permitted by law.

11.2       Consent. To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of Incorporation, (b) the Bylaws and (c) any amendment to this Certificate of Incorporation or the Bylaws enacted or adopted in accordance with this Certificate of Incorporation, the Bylaws and applicable law.

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Annex D

Amended and Restated Bylaws of

StablecoinX Inc.

(a Delaware corporation)

Annex D Page No.
Article I — Corporate Offices		D-1
1.1	Registered Office.	D-1
1.2	Other Offices.	D-1
Article II — Meetings of Stockholders		D-1
2.1	Place of Meetings.	D-1
2.2	Annual Meeting.	D-1
2.3	Special Meetings of Stockholders.	D-1
2.4	Notice of Business to be Brought before a Meeting.	D-1
2.5	Notice of Nominations for Election to the Board of Directors.	D-4
2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.	D-7
2.7	Notice of Stockholders’ Meetings.	D-8
2.8	Quorum.	D-8
2.9	Adjourned Meeting; Notice.	D-8
2.10	Conduct of Business.	D-8
2.11	Voting.	D-9
2.12	Record Date for Stockholder Meetings and Other Purposes.	D-9
2.13	Proxies.	D-9
2.14	List of Stockholders Entitled to Vote.	D-10
2.15	Inspectors of Election.	D-10
2.16	Delivery to the Corporation.	D-10
Article III — Directors		D-11
3.1	Powers.	D-11
3.2	Number; Term; Qualifications.	D-11
3.3	Resignation; Removal; Vacancies.	D-11
3.4	Place of Meetings; Meetings by Telephone.	D-11
3.5	Regular Meetings.	D-11
3.6	Special Meetings; Notice.	D-11
3.7	Quorum.	D-12
3.8	Board of Directors Action without a Meeting.	D-12
3.9	Fees and Compensation of Directors.	D-12
Article IV — Committees		D-12
4.1	Committees of Directors.	D-12
4.2	Committee Minutes.	D-12
4.3	Meetings and Actions of Committees.	D-13
4.4	Subcommittees.	D-13
Article V — Officers		D-13
5.1	Officers.	D-13
5.2	Appointment of Officers.	D-13
5.3	Subordinate Officers.	D-13
5.4	Removal and Resignation of Officers.	D-13
5.5	Vacancies in Offices.	D-14
5.6	Representation of Shares of Other Corporations.	D-14
5.7	Authority and Duties of Officers.	D-14
5.8	Compensation.	D-14
Article VI — Records		D-14

Annex D-i

Annex D Page No.
Article VII — General Matters		D-14
7.1	Execution of Corporate Contracts and Instruments.	D-14
7.2	Stock Certificates.	D-14
7.3	Lost Certificates.	D-15
7.4	Shares Without Certificates	D-15
7.5	Construction; Definitions.	D-15
7.6	Dividends.	D-15
7.7	Fiscal Year.	D-15
7.8	Seal.	D-15
7.9	Transfer of Stock.	D-15
7.10	Stock Transfer Agreements.	D-16
7.11	Registered Stockholders.	D-16
7.12	Waiver of Notice.	D-16
Article VIII — Notice		D-16
8.1	Delivery of Notice; Notice by Electronic Transmission.	D-16
Article IX — Indemnification		D-17
9.1	Indemnification of Directors and Officers.	D-17
9.2	Indemnification of Others.	D-17
9.3	Prepayment of Expenses.	D-18
9.4	Determination; Claim.	D-18
9.5	Non-Exclusivity of Rights.	D-18
9.6	Insurance.	D-18
9.7	Continuation of Indemnification.	D-18
9.8	Amendment or Repeal; Interpretation.	D-18
Article X — Amendments		D-19
Article XI — Definitions		D-19

Annex D-ii

Amended and Restated Bylaws of

StablecoinX Inc.

Article I — Corporate Offices

1.1         Registered Office.

The address of the registered office of StablecoinX Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2         Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board of Directors”) may from time to time establish or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1         Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive offices.

2.2         Annual Meeting.

The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. The Board of Directors may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders.

2.3         Special Meetings of Stockholders.

Special meetings of stockholders of the Corporation may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4         Notice of Business to be Brought before a Meeting.

This Section 2.4 shall apply to any business that may be brought before an annual meeting of stockholders other than nominations for election to the Board of Directors at such meeting, which shall be governed by Section 2.5 and Section 2.6. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairperson of the Board of Directors, if any, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal (for inclusion in the Corporation’s proxy statement) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as

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so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these Bylaws. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager, or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the ninetieth (90th) day no earlier than the one hundred twentieth (120th) day, in each case, prior to the one-year anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s annual meeting of stockholders in the year of the closing of the business combination contemplated by that certain Business Combination Agreement, dated July 21, 2025, by and between the Corporation, TLGY Acquisition Corporation, StablecoinX Assets Inc. and the other parties thereto, be deemed to have occurred on June 1 of such year); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person or any of its affiliates or associates (for purposes of these Bylaws, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future; (C) the date or dates such shares were acquired; and (D) the investment intent of such acquisition (the disclosures to be made pursuant to the foregoing clauses (A) through (D) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction, or (3) any contract, derivative, swap, or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the

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Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap, or other transaction or series of transactions is determined by reference to the price, value, or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract, or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract, or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise, or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement), (F) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company, or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing members of such limited liability company or similar entity, (G) a representation that such Proposing Person intends, or is part of a group which intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of such proposed amendment), (C) a reasonably detailed description of all agreements, arrangements, and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any

Annex D-3

disclosures with respect to any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(d) For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(e) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(f) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business, or resolutions proposed to be brought before a meeting of stockholders.

(g) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

2.5         Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this

Annex D-4

Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at the such meeting, and a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager, or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements, and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6, and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6, and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation no earlier than the one hundred twentieth (120th) day prior to such special meeting and no later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) (1) the conclusion of the time period for Timely Notice for an annual meeting or (2) the date set forth in Section 2.5(b)(ii) for a special meeting, and (B) the tenth (10th) day following the date of public disclosure (as defined in Section 2.4) of such increase.

(b) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the nomination of persons for election to the Board of Directors at the meeting), and, provided that, in lieu of including the information set forth in Section 2.4(c)(ii)(G), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends, or is part of a group which intends, to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

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(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (C) a completed and signed questionnaire, representation, and agreement as provided in Section 2.6(a).

(c) For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(iv) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) A stockholder providing notice of any nomination proposed to be made at the meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting of stockholders, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

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2.6         Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination must have previously delivered (with respect to nominations by stockholders pursuant to Section 2.5, within the time period for delivery of the stockholder’s notice pursuant to Section 2.5), to the Secretary of the Corporation at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership, and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement, or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein or otherwise to the Corporation, and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership, and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(b) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the applicable meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines, if any. Such other information shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business, or resolutions proposed to be brought before a meeting of stockholders.

(d) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination have complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine

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that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

2.7         Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8         Quorum.

Unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote under the Certificate of Incorporation, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote under the Certificate of Incorporation at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9         Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10       Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. All determinations of presence, quorum, and votes cast shall be made by reference to the shares entitled to vote under the Certificate of Incorporation. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations, and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting

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to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations, or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11       Voting.

For the avoidance of doubt, voting rights are as set forth in Article IV of the Certificate of Incorporation; except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) entitled to vote under the Certificate of Incorporation on such matter.

2.12       Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or postponed meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or postponed meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.13       Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted

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with information from which it can be determined that the transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.14       List of Stockholders Entitled to Vote.

The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive offices. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15       Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16       Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee, or agent thereof (including any notice, request, questionnaire, revocation, representation, or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

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Article III — Directors

3.1         Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

3.2         Number; Term; Qualifications.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors. The Board of Directors shall be classified in the manner provided in the Certificate of Incorporation. Each director shall hold office until such time as provided in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors need not be stockholders to be qualified for election or service as a director of the Corporation. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

3.3         Resignation; Removal; Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Secretary of the Corporation. Such resignation shall be effective upon delivery unless otherwise specified. Directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation or applicable law. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office, or other cause shall be filled as set forth in the Certificate of Incorporation or applicable law.

3.4         Place of Meetings; Meetings by Telephone.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 3.4 shall constitute presence in person at the meeting.

3.5         Regular Meetings.

Regular meetings of the Board of Directors may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph, or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board of Directors.

3.6         Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, if any, the Chief Executive Officer, or a majority of the total number of directors constituting the Board of Directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier, or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number, or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

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If the notice is (i) delivered personally by hand, by courier, or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.7         Quorum.

At all meetings of the Board of Directors, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies pursuant to Section 3.3 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.8         Board of Directors Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board of Directors.

3.9         Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Article IV — Committees

4.1         Committees of Directors.

The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law or provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than the election of directors), or (ii) adopt, amend, or repeal any bylaw of the Corporation.

4.2         Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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4.3         Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.4 (place of meetings; meetings by telephone);

(ii) Section 3.5 (regular meetings);

(iii) Section 3.6 (special meetings; notice);

(iv) Section 3.8 (board action without a meeting); and

(v) Section 7.12 (waiver of notice);

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board of Directors or the chairperson of the applicable committee; and

(iii) the Board of Directors may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4         Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolutions of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V — Officers

5.1         Officers.

The officers of the Corporation shall include a Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board of Directors, a Vice Chairperson of the Board of Directors, a Chief Financial Officer, a Treasurer, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2         Appointment of Officers.

The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

5.3         Subordinate Officers.

The Board of Directors may appoint, or empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or an authorized officer (as applicable) may from time to time determine.

5.4         Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign

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at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5         Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Sections 5.2 and 5.3, as applicable.

5.6         Representation of Shares of Other Corporations.

The Chairperson of the Board of Directors, if any, the Chief Executive Officer, or any other person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7         Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the oversight of the Board of Directors.

5.8         Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a), and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII — General Matters

7.1         Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2         Stock Certificates.

The shares of the Corporation shall be uncertificated, provided that the Board of Directors by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two (2) officers authorized to sign stock certificates

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representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board of Directors, if any, Chief Executive Officer, President, Vice President, Treasurer, if any, Assistant Treasurer, if any, Secretary, or Assistant Secretary, if any, of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

7.3         Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4         Shares Without Certificates

The Corporation may adopt a system of issuance, recordation, and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5         Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6         Dividends.

The Board of Directors, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7         Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

7.8         Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9         Transfer of Stock.

(a) Except as provided in the Certificate of Incorporation, shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

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(b) Except as provided in this Section 7.9(b), Class B Common Stock (as defined in the Certificate of Incorporation) shall not be transferable. Notwithstanding the foregoing, Class B Common Stock may be transferred, whether directly or indirectly, and whether voluntary or by operation of law, only as follows: (i) to the Corporation in connection with a purchase, redemption, forfeiture or other acquisition by the Corporation; or (ii) to a Permitted Transferee of a transferring holder. If a transferee ceases to qualify as a Permitted Transferee, such person shall within five Business Days, transfer the Class B Common Stock to a Permitted Transferee or to the Corporation to maintain compliance. Any Permitted Transferee shall take such shares subject to the restrictions of this Section 7.9(b). No series of related transfers or indirect transfers shall be permitted to evade the restrictions of this Section 7.9(b). “Permitted Transferee” as used herein means: (A) any Affiliate of the transferring holder; (B) any immediate family member of a transferring individual holder, or any trust, estate, foundation, or other entity for the primary benefit of one or more immediate family members of such holder; (C) any entity that is wholly owned or wholly controlled, directly or indirectly, by the transferring holder and/or its Affiliates. “Affiliate” as used herein shall mean, with respect to any legal person, any other legal person that directly or indirectly controls, is controlled by, or is under common control with such legal person, including, without limitation, any general partner, officer, director or manager of such legal person and any fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such legal person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a legal person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise. The Corporation (and its transfer agent) may implement customary stop-transfer procedures and legends and may require reasonable evidence of compliance with this Section 7.9(b) before registering any transfer. Any purported transfer in violation of this Section 7.9(b) shall be null and void and of no effect, and the Corporation shall not record such transfer on its books or treat any purported transferee as the owner thereof for any purpose.

7.10       Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11       Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12       Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII — Notice

8.1         Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be

Annex D-16

given (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(i) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this Section 8.1 without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(ii) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (A) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1         Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

9.2         Indemnification of Others.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

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9.3         Prepayment of Expenses.

The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by any covered person, and pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4         Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5         Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

9.6         Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7         Continuation of Indemnification.

Subject to the terms of any provisions of the Certificate of Incorporation or agreement between the Corporation and any director, officer, employee or agent with respect to indemnification or advancement of expenses, the rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees, and distributees of such person.

9.8         Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

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Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, and Secretary, or other officer of the Corporation appointed by (i) the Board of Directors pursuant to Article V of these Bylaws or (ii) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be deemed to refer exclusively to an officer appointed by the Board of Directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise for purposes of this Article IX.

Article X — Amendments

These Bylaws may be amended in the manner set forth in the Certificate of Incorporation.

Article XI — Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association, or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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Annex E

AMENDED AND RESTATED COLLABORATION AGREEMENT

This Amended and Restated Collaboration Agreement (this “Agreement”) is entered into as of September 5, 2025, by and between Ethena Foundation, a Cayman Islands foundation company (the “Foundation”), Ethena OpCo Ltd (“Ethena OpCo”), StablecoinX Inc. (“Pubco”) and StablecoinX Assets, Inc. (“Opco”). The Foundation, Ethena OpCo, Pubco and Opco are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Collaboration Agreement, dated as of July 21, 2025 (the “Prior Collaboration Agreement”);

WHEREAS, the Parties desire to amend and restate the Prior Collaboration Agreement in its entirety to provide the parties with certain rights and privileges as set forth herein;

WHEREAS, TLGY Acquisition Corporation (“SPAC”), Pubco and Opco entered into a definitive business combination agreement, dated July 21, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Transactions”), with StableCoinX SPAC Merger Sub LLC (“SPAC Merger Sub”) and StableCoinX Company Merger Sub, Inc. (the “Company Merger Sub”), pursuant to which, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”) and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into Opco, with Opco continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”);

WHEREAS, in connection with the Transactions, Pubco will acquire SPAC and Opco and will become a publicly traded company;

WHEREAS, in connection with the Transactions, pursuant to the Contribution Agreement (as defined below), the Foundation has agreed to contribute $60,000,000 of ENA (as defined below) to Opco, calculated in accordance with the Contribution Agreement, in exchange for shares of Opco Class B Common Stock to be issued by Opco prior to the Company Merger;

WHEREAS, on July 21, 2025, SPAC, Opco and Pubco entered into subscription agreements (the “Signing PIPE Agreements”) with certain third-party subscribers pursuant to which such third-party subscribers have agreed to purchase shares of Opco Class A Common Stock for (i) cash, USDC and/or USDT (the “Signing Cash PIPE Subscribers”) or (ii) ENA (the “Signing In Kind PIPE Subscribers”), or a combination of (i) and (ii), in each case, which shares of Opco Class A Common Stock will be issued by Opco prior to the Company Merger;

WHEREAS, Ethena OpCo and Opco, serving as administrative agent for the Signing Cash PIPE Subscribers, entered into a token purchase agreement, dated July 21, 2025 (the “Signing Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to Opco, solely in its capacity as administrative agent for the Signing Cash Subscribers, a number of discounted ENA tokens in an amount equal to the Signing Cash PIPE Proceeds (as defined below) less the Signing Permitted Expense Amount (as defined below) (the “Signing Locked ENA Purchase” and such ENA tokens, the “Signing Locked ENA”) with such Signing Locked ENA to be deposited in the Signing Custodial Account (as defined below);

WHEREAS, Opco, in its capacity as administrative agent for the Signing Cash PIPE Subscribers established a custodial account (the “Signing Custodial Account”) at Anchorage Digital Bank N.A. (“Anchorage”), with Anchorage serving as custodian (the “Signing Custodian”), into which the funds deposited by the Signing Cash PIPE Subscribers were funded and the Signing Locked ENA are being held for the benefit of the Signing Cash PIPE Subscribers until the earlier of (i) closing of the Transactions and (ii) the termination of the Business Combination Agreement or the Signing PIPE Agreements, as applicable;

WHEREAS, on or about the date of this Agreement, SPAC, Opco and Pubco entered into subscription agreements (and any subsequent subscription agreements that SPAC, Opco and Pubco may enter into between the date hereof and the Closing, the “Follow-On PIPE Agreements”, and together with the Signing PIPE Agreements, the “PIPE Agreements”) with certain third-party subscribers pursuant to which such third-party subscribers have agreed

Annex E-1

and may in the future agree to purchase shares of Opco Class A Common Stock for (i) cash, USDC and/or USDT (the “Follow-On Cash PIPE Subscribers”, and together with the Signing Cash PIPE Subscribers, the “Cash PIPE Subscribers”) or (ii) ENA (the “Follow-On In Kind PIPE Subscribers”, and together with the Signing In Kind PIPE Subscribers, the “In Kind PIPE Subscribers”), or a combination of (i) and (ii), in each case, which shares of Opco Class A Common Stock will be issued by Opco prior to the Company Merger;

WHEREAS, Ethena OpCo and Opco, serving as administrative agent for the Follow-On Cash PIPE Subscribers, have entered into a token purchase agreement, dated as of the date hereof (and any subsequent token purchase agreement that Ethena OpCo and Opco may enter into in connection with future Follow-On PIPE Agreements, the “Follow-On Token Purchase Agreement”, and together with the Signing Token Purchase Agreement, the “Token Purchase Agreements”), pursuant to which Ethena OpCo has agreed and may in the future agree to sell a number of discounted ENA tokens to Opco, solely in its capacity as administrative agent for the applicable Follow-On Cash PIPE Subscribers, in an amount as calculated in accordance with the terms of the Follow-On Token Purchase Agreement (the “Follow-On Locked ENA Purchase” and such ENA tokens, the “Follow-On Locked ENA”, and together with the Signing Locked ENA, the “Locked ENA”) with such Follow-On Locked ENA to be deposited in the Follow-On Custodial Account (as defined below);

WHEREAS, Opco, in its capacity as administrative agent for the Follow-On Cash PIPE Subscribers, has established and may in the future establish separate custodial accounts (the “Follow-On Custodial Account”, and together with the Signing Custodial Account, the “Custodial Accounts”) at Anchorage, with Anchorage serving as custodian (the “Follow-On Custodian”, and together with the Signing Custodian, the “Custodian”), which will hold the funds deposited by the applicable Follow-On Cash PIPE Subscribers and the Follow-On Locked ENA for the benefit of the Follow-On Cash PIPE Subscribers until the earlier of (i) closing of the Transactions and (ii) the termination of the Business Combination Agreement or the Follow-On PIPE Agreements, as applicable; and

WHEREAS, the Parties desire, by the execution of this Agreement, to evidence the terms and conditions upon which the parties will collaborate and achieve the Collaboration Activities (as defined below).

NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that the Prior Collaboration Agreement is hereby amended, restated, superseded and replaced in its entirety by this Agreement and hereby agrees as follows:

1. Definitions and Interpretation

Unless the context otherwise requires, capitalized terms used in this Agreement have the meanings set forth below or as otherwise defined in the body of this Agreement. All references to days are to calendar days unless otherwise specified, and all references to “including,” “include” or “includes” will be deemed to be followed by the words “without limitation.”

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Approved Investment” has the meaning set forth in Section 5.6.

“Board” means the board of directors (or equivalent governing body) of Pubco.

“Business Day” means any day other than (a) Saturday or Sunday or (b) a day on which commercial banking institutions in New York, New York are authorized or required by Law to close.

“Claim” means any legal, administrative or arbitration action, suit, complaint, charge, hearing, or Proceeding, in each case instituted by a Person that is not Party to this Agreement or an Affiliate of a Party.

“Commencement Date” means the closing date of the Transactions in accordance with the terms of the Business Combination Agreement.

“Confidential Information” has the meaning set forth in Section 9.2.

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“Contribution Agreement” means that certain Contribution Agreement, dated July 21, 2025, by and among the Foundation, Pubco, Opco, and SPAC, in substantially the form attached hereto as Exhibit A.

“control” (including its correlative meanings, “controlled by” and “under common control with”) means the direct or indirect ownership of more than fifty percent (50%) of the voting securities (or comparable equity or ownership interest) of a Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Custodial Fees” means each of the Signing Custodial Fees and Follow-On Custodial Fees, respectively.

“Effective Date” means July 21, 2025.

“Ethena Labs” means Ethena Labs, S.A., a Portuguese company limited by shares.

“Ethena Protocol” means the blockchain-based protocol and off-chain architecture, including its associated smart contracts, decentralized application infrastructure, and any related systems, code, or mechanisms, that facilitate the issuance, stabilization, staking, trading, or redemption of USDe, sUSDe, ENA and sENA, as well as any upgrades, forks or successors deployed on public blockchains or used in connection with the operation of such protocol.

“ENA” means the native protocol governance token of the Ethena Protocol.

“ENA Return Amounts” means each of the Signing ENA Return Amount and the Follow-On ENA Return Amount, respectively.

“Follow-On Cash PIPE Proceeds” means the cash, USDC and USDT proceeds received from the Follow-On Cash PIPE Subscribers in accordance with the terms of those certain Follow-On PIPE Agreements, dated as of the date hereof (and any subsequent Follow-On PIPE Agreements entered into between the date hereof and the Closing) and entered into in connection with the private placement of equity securities of Opco and the Transactions.

“Follow-On ENA Return Amount” means the number of unlocked ENA equal to (i) Follow-On Transferred Amount, divided by (ii) the Follow-On ENA 7-Day TWAP.

“Follow-On ENA 7-Day TWAP” means the 7-day time weighted average price of ENA on Binance and Bybit as of end of day Coordinated Universal Time as of June 26, 2025, which is $0.52.

“Follow-On Permitted Expense Amount” means, for the Follow-on PIPE Agreements entered into on the date hereof, up to $16.0 million, and for the Follow-on PIPE Agreements that may be entered into after the date hereof, such amount as agreed in such agreement, in each case, that may be used to pay transaction expenses by PubCo or OpCo, including the fees and expenses pursuant to the Follow-On Custodial Account (the “Follow-On Custodial Fees”).

“Follow-On PIPE Agreements” has the meaning set forth in the recitals.

“Follow-On Transferred Amount” has the meaning set forth in Section 6.2(b)(1).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any regulatory agency, body or authority, any supra-national authority and any SRO (including, in each case, any branch, department or official thereof).

“Investment Committee” has the meaning set forth in Section 5.1.

“Investment Committee Charter” has the meaning set forth in Section 5.4.

“Law” means any federal, national, state, provincial, municipal or local law, statute, ordinance, regulation, rule, code, treaty, directive, guidance or Order.

“Losses” means any and all losses, penalties, fines, costs, damages (and any interest due thereon), liabilities, amounts paid in settlements and offsets and any reasonable out-of-pocket costs, expenses and reasonable attorneys’ fees, including any of the foregoing incurred in connection with the investigation, response to and defense or settlement of a claim against or in respect of which indemnification is provided hereunder (including any such reasonable costs, expenses and attorneys’ fees incurred in enforcing a Party’s right to indemnification against or with respect to any appeal) and penalties and interest.

Annex E-3

“Mergers” has the meaning set forth in the recitals.

“Operating Business” has the meaning set forth in Section 4.1.

“Order” means any judgment, order, writ, decree, ruling, award, injunction, stipulation or consent of or by any Governmental Authority.

“Permitted Expense Amounts” means the Permitted Expense Amount as calculated in accordance with the terms of the relevant PIPE Agreements.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, trust, association, unincorporated organization, Governmental Authority or other entity.

“PIPE Agreements” means the Signing PIPE Agreements and the Follow-On PIPE Agreements.

“Proceeding” means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

“Pubco Class A Shares” means the shares of Class A common stock, par value $0.0001 per share, of Pubco, which shares are entitled to no votes per share.

“Pubco Class B Shares” means the shares of Class B common stock, par value $0.0001 per share, of Pubco, which shares are entitled to one vote per share as set forth in Pubco’s organizational documents.

“Representative” has the meaning set forth in Section 9.3.

“Right of Participation” has the meaning set forth in Section 2.3(b).

“Signing Cash PIPE Proceeds” means the cash, USDC and USDT proceeds received from the Signing Cash PIPE Subscribers in accordance with the terms of those certain Signing PIPE Agreements, dated July 21, 2025, and entered into in connection with the private placement of equity securities of Opco and the Transactions.

“Signing ENA Return Amount” means the number of unlocked ENA equal to (i) Signing Transferred Amount, divided by (ii) the Signing ENA 7-Day TWAP.

“Signing ENA 7-Day TWAP” means the 7-day time weighted average price of ENA on Binance and Bybit as of end of day Coordinated Universal Time on July 21, 2025.

“Signing Permitted Expense Amount” means up to $2.5 million that may be used to pay transaction expenses by PubCo or OpCo, including the fees and expenses in connection with the Signing Custodial Account (the “Signing Custodial Fees”).

“Signing PIPE Agreements” has the meaning set forth in the recitals.

“Signing Transferred Amount” has the meaning set forth in Section 6.2(a)(1).

“SRO” means a non-governmental entity that has been granted executive, legislative, judicial, regulatory or administrative functions pertaining to government (including any stock exchange with authority over a Person pursuant to the listing of such Person’s securities).

“USDC” or “USDT” means the U.S. dollar-denominated stablecoins, USD Coin and Tether.

“Term” has the meaning set forth in Section 3.1.

2. Purpose and Scope of Collaboration; Roles and Responsibilities. Except as set forth in Section 2.3(a) below, the Parties’ rights and obligations under this Section 2 will take effect on the Commencement Date.

2.1 Purpose. The Parties intend to collaborate in respect of the activities of Pubco, a publicly traded infrastructure participant and advocacy platform for the Ethena Protocol, and to set forth herein their respective rights and obligations in connection therewith, including: (a) the operation of PubCo’s infrastructure, staking and treasury activities and (b) public advocacy for the Ethena Protocol within the traditional finance ecosystem (collectively, the “Collaboration Activities”).

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2.2 Pubco Commitments.

(a) Public Advocacy. Pubco will use its reasonable best efforts to advocate for Ethena within the traditional finance ecosystem, including by using its reasonable best efforts to (i) secure ongoing equity research coverage of Pubco by at least two independent firms, and (ii) establish a regular cadence for investor outreach, including by issuing quarterly earnings releases and participation at applicable investor and industry conferences.

(b) Infrastructure Services. Pubco will enter into a Services Agreement with the Foundation (the “Services Agreement”), to be executed on a future date, regarding Pubco providing proof-of-stake services with respect to the Ethena Protocol or any related infrastructure, the terms and conditions of which shall be negotiated in good faith so as to effect the original intent of the Parties and the transactions contemplated hereby.

(c) Liquidity Partner. Pubco will use its reasonable best efforts to act as a liquidity partner for Ethena-related token holders, including, without limitation, facilitating over-the-counter transactions and such other similar services as the Foundation may reasonably request from time to time.

2.3 Foundation Commitments.

(a) Marketing Support. From and after the Effective Date, the Foundation and, in connection with the offer or sale of any ENA tokens under this Agreement, Ethena OpCo, will use their reasonable best efforts to provide marketing support for Pubco upon PubCo’s request, including in the form of joint press releases or launch announcements, and shall provide Pubco with requested marketing support and any requested information reasonably necessary in connection with any filings or press releases in connection with the Business Combination Agreement and the transactions contemplated thereby.

(b) New Token Offerings. Subject to the terms and conditions of this Section 2.3(b) and applicable securities Laws, during the Term, if the Foundation (or an Affiliate thereof) makes an offering (a “New Token Offering”) of ENA tokens (the “New Tokens”); provided, that the offering includes at least ten (10) investors (not including Pubco) within a thirty (30)-day period on substantially similar terms, then Pubco shall have a ten percent (10%) pro rata right to participate on terms no less favorable than to any other investor in such New Token Offering (the “Right of Participation”). PubCo’s exercise of the Right of Participation will be subject to Investment Committee approval in accordance with the terms of Section 5.

(1) The Foundation shall give notice (the “Offer Notice”) to Pubco at least five (5) days before a proposed issuance of New Tokens, stating (i) its bona fide intention to conduct a New Token Offering, (ii) the proposed total purchase price of the New Token Offering, and (iii) the price and terms, if any, upon which it proposes to offer such New Tokens, including the anticipated closing date of the New Token Offering.

(2) By written notification to the Foundation within ten (10) days after the Offer Notice is given (the “Election Notice”), Pubco may elect to purchase or otherwise acquire the New Tokens, at the price and on the terms specified in the Offer Notice. Such Election Notice shall be irrevocable, except as hereinafter provided, and Pubco shall be bound and obligated to acquire the New Tokens as specified in the Election Notice. The closing of any sale pursuant to this Section 2.3(b) shall occur no later than thirty (30) days after delivery of the Election Notice to the Foundation.

(3) If, at the end of the period specified in the Offer Notice, a New Token Offering has not been consummated (in accordance with Section 2.3(b)(2)), Pubco shall be released from its obligations under the Election Notice and such Election Notice shall be null and void.

(4) If any New Tokens referred to in the Offer Notice are not elected to be purchased or acquired as provided in this Section 2.3(b), the Foundation may, during the thirty (30) day period following the expiration of the period provided in Section 2.3(b)(2), offer and sell the remaining unsubscribed portion of such New Tokens to any Person at a price not less than, and upon terms no more favorable than, those specified in the Offer Notice.

(5) In the event the proposed total purchase price of the New Token Offering (as outlined in the Offer Notice pursuant to Section 2.3(b)(1)(ii)) is increased within thirty (30) days after the delivery of the Election Notice by Pubco pursuant to Section 2.3(b)(2), Foundation shall give notice (the “Amended Offer Notice”) stating (i) the final total purchase price of the New Token Offering, (ii) the amount of additional New Tokens offered to Pubco

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in order to maintain it’s Right of Participation (the “Top Off New Tokens”), and (iii) the price and terms, if any, upon which it proposes to offer such Top Off New Tokens, to Pubco promptly after the consummation of the New Token Offering.

(A) By written notification to the Foundation within ten (10) days after the Amended Offer Notice is given (the “Amended Election Notice”), Pubco may elect to purchase or otherwise acquire the Top Off New Tokens, at the price and on the terms specified in the Amended Offer Notice. Such Amended Election Notice shall be irrevocable, and Pubco shall be bound and obligated to acquire the Top Off New Tokens as specified in the Amended Election Notice. The closing of any sale pursuant to this Section 2.3(b)(5)(A) shall occur no later than thirty (30) days after delivery of the Amended Election Notice to the Foundation. Notwithstanding the foregoing, if Pubco determines not to purchase any Top Off New Tokens, at its election, it shall still be able to purchase the number of New Tokens set forth in the Election Notice, at the price and on the terms specified in the Election Notice.

(6) Notwithstanding the notice requirements of Section 2.3(b), the Foundation (and an affiliate thereof) may proceed with any issuance of New Tokens prior to having complied with the provisions of this Section 2.3; provided that the Foundation will (or will cause the relevant Affiliate to):

(A) provide to Pubco (i) prompt notice of such issuance of New Tokens and (ii) the Offer Notice described in Section 2.3(b)(1) in which the actual price per New Token is set forth;

(B) offer to issue to Pubco such number of New Tokens as may be requested by Pubco (not to exceed the Right of Participation) on the same economic terms and conditions with respect to such New Tokens as the subscribers in the issuance received; and

(C) keep such offer open for a period of ten (10) days, during which period, Pubco may accept such offer by sending a written acceptance to the Foundation committing to purchase an amount of such New Tokens (not in any event to exceed the Right of Participation).

(7) The rights provided in Section 2.3(b) may not be assigned or transferred by Pubco.

(8) The Parties shall take or cause to be taken all such reasonable action as may be necessary, reasonably desirable or otherwise reasonably requested by the Parties in order to consummate the issuance of New Tokens pursuant to Section 2.3(b), and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, reports, returns, filings and other documents with any applicable Governmental Authorities.

3. Term and Renewal

3.1 Term. The initial term of this Agreement will commence on Effective Date and continue until the fifth (5th) anniversary of the Effective Date (the “Initial Term”), unless earlier terminated in accordance herewith. The Agreement will thereafter automatically renew for successive one-year periods (each, a “Renewal Term” and together with the Initial Term, the “Term”) unless the Foundation delivers written notice of non-renewal at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Commencement Date, this Agreement will be void and of no force or effect.

3.2 Effect of Termination. If the Foundation terminates this Agreement pursuant to Section 3.1 or Pubco terminates this Agreement pursuant to Section 11.1:

(a) any Pubco Class B Shares then held of record or beneficially by the Foundation shall be surrendered to Pubco for no consideration and the Foundation hereby grants to Pubco, and any representative designated by Pubco, without the need for further action by the Foundation, a limited irrevocable power of attorney to effect such forfeiture on behalf of the Foundation which power of attorney shall be deemed to be coupled with an interest; and

(b) the Foundation Representative (as defined below), and any Foundation nominated Board member will resign from the Investment Committee and Board, respectively, as of the termination of this Agreement.

For the avoidance of doubt, ownership by the Foundation of any Pubco Class A Shares will be unaffected by the termination of this Agreement.

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4. Pubco Operations

4.1 Principal Business. Starting on the Commencement Date and during the Term, Pubco’s principal business (the “Operating Business”) will be to provide infrastructure, staking and other products and services to the Ethena Protocol, including (a) proof-of-stake services for “Converge,” an upcoming blockchain developed jointly by Ethena Labs and Securitize designed to support and advance “Institutional Defi” and tokenized assets; (b) holding ENA tokens and other Ethena-related digital assets as a treasury reserve; (c) acting as a strategic public advocate for Ethena within the traditional finance ecosystem, including research, investor relations and conference participation; and (d) acting as a potential liquidity provider for Ethena-related token holders as approved by the Investment Committee.

4.2 Restrictions on Activities. Starting on the Commencement Date and during the Term:

(a) Pubco will not, without the prior approval of (i) the Investment Committee and (ii) the holders of a majority of the Pubco Class B Shares: (a) engage in any business outside the Operating Business, (b) acquire digital assets other than ENA tokens, USDe and sUSDe or any other Ethena-related digital assets or (c) enter into any merger, acquisition, disposition or similar transaction that would change the nature of the Operating Business.

(b) No ENA tokens owned by Pubco or its Affiliates may be offered, sold, contracted to be sold, sold pursuant to any option or contract to purchase, purchased pursuant to any option or contract to sell, granted pursuant to any option, right or warrant to purchase, hypothecated, disposed of, lent, hedged, pledged, collateralized or otherwise encumbered, directly or indirectly, without the prior written consent of the Foundation, which consent shall not be unreasonably withheld. Except as will be provided in the Services Agreement described in Section 2.2(b) or contemplated under Section 4.1, Pubco and its Affiliates may not use ENA tokens for any purpose other than maintaining as a permanent, unencumbered treasury asset on Pubco’s balance sheet without the prior written consent of the Foundation, which consent shall not be unreasonably withheld.

5. Governance and Investment Committee

5.1 Establishment. As of the Commencement Date, Pubco will establish an Investment Committee consisting of (a) one representative appointed by Pubco (the “Pubco Representative”), (b) one representative appointed by the Foundation (the “Foundation Representative”), and (c) one independent member mutually agreed upon by the Parties (the “Independent Member”, and collectively with the Pubco Representative and Foundation Representative, the “Investment Committee”).

5.2 Scope of Authority. The Board shall delegate to the Investment Committee authority over capital allocation decisions for Pubco, including but not limited to: (a) purchases of ENA, focusing on timing, size, price and frequency, (b) equity issuances, repurchases or redemptions (including, but not limited to option or warrant exercises); (c) dividend policy; (d) treasury operations; (e) material borrowings; and (f) approval of any transaction outside the ordinary course.

5.3 Action of Investment Committee. In order to take any action in respect of capital allocation decisions at Pubco, including investment, dispositions, treasury operations and equity transactions, such as share issuances, repurchases, option or warrant exercises, stock splits or consolidations, the approval of a majority of the Investment Committee will be required, with such approvals not to be unreasonably withheld.

5.4 Charter. The Investment Committee will adopt a written charter (the “Investment Committee Charter”) in form and substance reasonably acceptable to the Parties. The Investment Committee Charter may be amended only with the written consent of the Foundation and Pubco.

5.5 Meeting Procedures. The Investment Committee will meet at least quarterly. Either the Pubco Representative or the Foundation Representative may call a meeting on three (3) Business Days’ written notice. Pubco management will provide, upon the proposing representative’s request, any relevant materials reasonably necessary for the Investment Committee to evaluate such Proposed Transaction (as defined below) (including but not limited to: (i) cash forecasts, (ii) ENA market data, and (iii) any legal or tax analyses) at least three (3) Business Days before any meeting, except for any called meetings pursuant to Sections 5.6 or 5.7 below. The approval of a majority of the Investment Committee will be required for any Proposed Transaction (as defined below).

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(a) For the avoidance of doubt, the frequency and content of meetings of Investment Committee shall not be a basis for either Party to claim a material breach of this Agreement unless a member of the Investment Committee fails to use good faith efforts to attend such meetings and such failure to attend meetings is excessive and repeated.

5.6 Initiation of Transactions; Approved Investments. Either the Pubco Representative or the Foundation Representative may submit a written proposal describing a proposed capital allocation (“Proposed Transaction”), in accordance with Section 5.5. The Investment Committee shall vote on the Proposed Transaction upon the earlier of: (i) the next scheduled Investment Committee meeting or (ii) no later than ten (10) Business Days after receipt of the Proposed Transaction. A transaction approved pursuant to this Section 5.6 is an “Approved Investment.” Following approval of an Approved Investment, Pubco will use commercially reasonable efforts to execute the Approved Investment under the terms authorized and will report such execution results to the Investment Committee within five (5) Business Days after completion.

5.7 Emergency Meetings and Actions. Notwithstanding Section 5.5 or 5.6, if certain market conditions require faster action by the Investment Committee, the Pubco Representative or the Foundation Representative, with the Independent Member’s written consent, may call a meeting on one (1) Business Days’ written notice (the “Emergency Proposed Transaction”). The Investment Committee shall vote on the Emergency Proposed Transaction as promptly as practicable thereafter.

5.8 Foundation Board Representation. The Foundation shall have the right to nominate one (1) director to the Board. If the size of the Board is expanded beyond five (5) members, the Foundation will retain the right to appoint the number of Board directors required to maintain its proportionate representation on the Board, prior to such expansion.

5.9 Independent Non-Executive Director. Any independent non-executive director of the Board will be subject to the consent of both the Foundation and Pubco, and must satisfy applicable U.S. national securities exchange independence requirements.

6. Representations, Warranties and Covenants

6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) it is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation; (b) it has full corporate or organizational power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (c) the execution and delivery of this Agreement have been duly authorized; (d) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (e) the execution, delivery and performance of this Agreement do not and will not violate any Law or contractual restriction applicable to such Party.

6.2 Custodial Account Support.

(a) Signing Custodial Account Support.

(1) In accordance with the terms of the Signing PIPE Agreements, the Signing Cash PIPE Subscribers funded the Signing Cash PIPE Proceeds into the Signing Custodial Account on or before July 21, 2025, which Signing Cash PIPE Proceeds were used to purchase the Signing Locked ENA in accordance with the terms of the Signing Token Purchase Agreement. Promptly after confirmation of receipt by the Signing Custodian of the deposit of the Signing Cash PIPE Proceeds in the Signing Custodial Account, the Parties jointly caused the Signing Custodian to transfer certain of the Signing Cash PIPE Proceeds, less the Signing Permitted Expense Amount (the “Signing Transferred Amount”), to accounts designated by Ethena OpCo, as consideration for the Signing Locked ENA Purchase; provided that to the extent that any of the Signing Transferred Amount has not yet been transferred to such accounts designated by Ethena OpCo as of the date hereof, the Parties shall continue to cause the Signing Custodian to execute such transfers; provided further that prior to such transfer of the Signing Transferred Amount, Ethena OpCo delivered to Opco a duly completed and executed appropriate Internal Revenue Service Form W-8 of Ethena OpCo.

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(2) Promptly after receipt of the Signing Transferred Amount (which was no later than two (2) calendar days thereafter), Ethena OpCo deposited the Locked ENA into the Signing Custodial Account.

(b) Follow-On Custodial Account Support.

(1) In accordance with the terms of the Follow-On PIPE Agreements, the Follow-On Cash PIPE Subscribers will fund the Follow-On Cash PIPE Proceeds into the Follow-On Custodial Account on or before the date of such Follow-On PIPE Agreements, which Follow-On Cash PIPE Proceeds will be used to purchase the Follow-On Locked ENA in accordance with the terms of the Follow-On Token Purchase Agreement. Promptly after confirmation of receipt by the Follow-On Custodian of the deposit of the Follow-On Cash PIPE Proceeds in the Follow-On Custodial Account, the Parties shall jointly cause the Follow-On Custodian to transfer the Follow-On Cash PIPE Proceeds, less the applicable Follow-On Permitted Expense Amount (the “Follow-On Transferred Amount”, and together with the Signing Transferred Amount, the “Transferred Amounts”), to accounts designated by Ethena OpCo, as consideration for the Follow-On Locked ENA Purchase.

(2) Promptly after receipt of the Follow-On Transferred Amount (and in no event later than two (2) calendar days thereafter), Ethena OpCo will deposit the Follow-On Locked ENA into the Follow-On Custodial Account.

(c) Until the earlier of (i) the Commencement Date or (ii) the termination of the Business Combination Agreement in accordance with its terms, the Foundation and Ethena OpCo covenant that all of the Transferred Amounts shall be used solely to purchase Locked ENA.

(d) Until the Commencement Date, the Parties covenant that none of the Locked ENA shall be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation (except as may be required to effectuate the transactions contemplated by this Agreement), and shall remain, subject to applicable law, free and clear of all liens, charges, and encumbrances.

(e) As soon as reasonably practicable following the Commencement Date, the Parties shall jointly cause the Custodian to (i) release the Locked ENA from each of the Custodial Accounts, respectively, and transfer such Locked ENA to a digital asset wallet account designated in writing by Pubco and/or Opco and (ii) release the Permitted Expense Amounts, respectively, net of any Custodial Fees, respectively, by wire transfer of immediately available funds to an account designated in writing by Pubco and/or Opco. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, following the Commencement Date, ownership of any remaining Transferred Amounts by Ethena OpCo will be unaffected.

6.3 Compliance. Each Party will at all times comply with all applicable Laws in connection with this Agreement. Notwithstanding anything to the contrary in Section 9.7, the Foundation, Pubco and Opco agree to provide the other Parties with reasonable access to information as required to respond to requests for such information so that it may ensure compliance with applicable Law or requests from regulatory authorities, and agree to cooperate with each other Party and relevant regulatory authorities in relation to any compliance matters. The Parties shall confer in good faith with respect to regulatory developments that may affect the provisions of services hereunder and/or the payment or delivery of any consideration under this Agreement. Pubco shall promptly inform the Foundation in the event of any inquiry by any Governmental Authority.

7. Exclusivity; Preferred Status.

7.1 During the Term, each of Pubco and Opco agrees that it will not, and will cause its Affiliates not to, (i) provide any services to any third party that are substantially similar to the Collaboration Activities or any part thereof or relating to the provision of services to any other crypto-based decentralized network or protocol without the prior written consent of the Foundation, or (ii) attempt to launch a token, directly or indirectly (collectively, the “Exclusivity”). The foregoing Exclusivity will not apply with respect to: (a) use of a platform/ecosystem for sales and marketing with respect to the Ethena Protocol; provided that Pubco and/or Opco, as applicable, has notified the Foundation and obtained a written waiver from the Foundation; or (b) requirements under a contract as fully executed and delivered by Pubco and/or Opco and any unaffiliated third party as of the Effective Date; provided that Pubco and/or Opco, as applicable, has notified the Foundation in writing and provided the Foundation with any relevant portions of such contract.

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8. Limitations of Liability; Indemnity

8.1 Waiver of Consequential Damages. IN NO EVENT WILL ANY PARTY OR ANY OF ITS AFFILIATES, REPRESENTATIVES, LICENSORS, SUPPLIERS OR USERS BE LIABLE TO THE ANY OTHER PARTY OR TO ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE, GOODWILL OR SAVINGS, LOSS OF OR INABILITY TO USE, DELAY, DOWNTIME OR BUSINESS INTERRUPTION, OR LOSS OR DAMAGE OF DATA), WHETHER ARISING OUT OF RELATED TO A BREACH OF CONTRACT OR WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH LOSSES OR DAMAGES WERE FORESEEABLE OR EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

8.2 Mutual Indemnity.

(a) Each Party will, at its sole expense, indemnify, defend and hold harmless the other Party, its Affiliates, and its Representatives (collectively, the “Indemnified Party”) from and against any and all Losses resulting from a Claim to the extent that such Claim is caused by the Indemnifying Party or its Affiliates’: (i) breach of representations, warranties, covenants or obligations under this Agreement, (ii) actual or alleged violation of applicable Law or Order; or (iii) fraud, bad faith, gross negligence or willful misconduct.

(b) The Indemnified Party agrees to (i) notify the Indemnifying Party of a Claim in writing as soon as practicable, (ii) provide the Indemnifying Party (at the Indemnifying Party’s expense) any assistance reasonably requested by the Indemnifying Party and reasonably necessary for the defense or settlement of such Claim, and (iii) allow the Indemnifying Party to direct and control the defense and settlement of such Claim, provided however, that the Indemnified Party reserves the right to retain counsel to participate in the defense and settlement of any Claim for which indemnification is sought, at the Indemnified Party’s expense unless (x) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party in writing, (y) the representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between such indemnitee and any other party represented by such counsel in such proceedings, or (z) the Indemnifying Party shall have not employed counsel to assume the defense of such action in a timely fashion, in each of which cases the reasonable fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party.

(c) The Indemnifying Party shall not, without the Indemnified Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), settle, compromise or admit any fault or wrongdoing in respect of any Claim (or any claim, issue or matter therein), or consent to the entry of a judgment or settlement of a Claim which imposes any obligations on the Indemnified Party other than the requirement to pay monies fully indemnifiable by the Indemnifying Party.

(d) The rights to indemnification conferred in this Section 8.2 shall not be exclusive of any other right which any Person may have or hereafter acquire under applicable Law, under any other agreement or otherwise; provided that an Indemnified Party shall not be entitled to recover more than once for the same Loss. The Indemnifying Party will not be obligated to indemnify the Indemnified Party to the extent the Indemnifying Party is prejudiced by the Indemnified Party’s failure to comply with this Section 8.2.

9. Confidentiality; Access to Information

9.1 Press Releases; Public Announcements. Notwithstanding anything herein, neither Party shall, and each Party shall cause its Affiliates not to, make, issue or cause the publication of any press release or other public announcement with respect to this Agreement, or the transactions contemplated hereunder, without the prior written consent of the other Party, unless such publication or public announcement is required by applicable Law or any listing agreement with any U.S. national securities exchange, in which case the disclosing Party shall provide prior notice and the opportunity for review and comment by the non-disclosing Party, in each case except to the extent that applicable Law or any listing agreement with any U.S. national securities exchange precludes the opportunity for such prior notice, review or comment, as applicable.

9.2 Confidential Information. “Confidential Information” means, to the extent previously, presently or subsequently disclosed by or for a Party (the “Discloser”) to any other Party (the “Recipient”) any and all financial, business, legal and technical information of Discloser or any of its Affiliates, suppliers, customers and

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employees (including information about research, development, operations, marketing, transactions, regulatory affairs, discoveries, inventions, methods, processes, articles, materials, algorithms, software, specifications, designs, drawings, data, strategies, plans, prospects, know-how and ideas, whether tangible or intangible, and including all copies, abstracts, summaries, analyses and other derivatives thereof), that is marked or otherwise identified as proprietary or confidential at the time of disclosure, or that by its nature would be understood by a reasonable person to be proprietary or confidential. Confidential Information shall not include any information that (i) was rightfully known to Recipient without restriction before receipt from Discloser, (ii) is rightfully disclosed to Recipient without restriction by a third party, (iii) is or becomes generally known to the public without violation of this Agreement by Recipient or (iv) is independently developed by Recipient or its employees without access to or reliance on such information.

9.3 Use and Protection. Each Party as a Recipient agrees: (a) to use the Discloser’s Confidential Information only to exercise its rights or perform its obligations under this Agreement (the “Permitted Purpose”), (b) to maintain the confidentiality of the Discloser’s Confidential Information, and to exercise the same degree of care as it uses to protect its own Confidential Information, and in no event less than reasonable precautions to prevent any unauthorized access, use or disclosure of the Discloser’s Confidential Information; and (c) not to disclose the Confidential Information to any third party other than Recipient’s officers, directors, employees, accountants, contractors, agents, legal and tax advisors (each a “Representative”), in each case with a need to know such Confidential Information for the Permitted Purpose and provided that such persons are bound by confidentiality obligations no less stringent than those set forth in this Agreement. Each Party shall be responsible for any breach of its obligations hereunder by its respective Representatives. In addition to any other remedies available at law or equity, the Discloser shall be entitled to seek equitable relief in any court of competent jurisdiction.

9.4 Permitted Disclosures. Notwithstanding anything to the contrary herein, Recipient may disclose Confidential Information (i) in accordance with a request by a federal, state, or local government authority or as required under applicable Law or (ii) potential or actual investors, acquisition partners, and other financing sources (whether debt or equity), provided such parties are subject to confidentiality obligations with respect to such Confidential Information as restrictive as those set forth in this Agreement. To the extent permitted, prior to any such disclosure, Recipient will provide Discloser with prompt notice of such requirement so that Discloser may seek a protective order or other remedy and will provide reasonable assistance, at Discloser’s sole expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.

9.5 Data Security. The receiving Party shall implement and maintain commercially reasonable administrative, technical and physical safeguards to protect the security and integrity of the Discloser’s Confidential Information, including against unauthorized access, use or disclosure, which, where required, comply with applicable privacy Laws.

9.6 Personal Information. To the extent the Collaboration Activities involve the processing of personal information, each Party shall comply with all applicable privacy Laws. If required by applicable privacy Laws, the Parties shall promptly enter into a separate data processing agreement or similar contractual arrangement to address the processing of such information.

9.7 Access to Information. From the Effective Date until the termination of this Agreement in accordance herewith, to the extent permitted by Law, the Parties shall, and shall cause their respective Affiliates to: (i) provide the other Party, upon reasonable notice, with such reasonable access during normal business hours to (A) all premises, facilities, properties, books and records, contracts and documents of the contemplated by this Agreement and (B) its principal personnel and such other personnel whose assistance and expertise is relevant in assisting the requesting Party effectuate the transactions contemplated hereby and by the other Transaction Documents, (ii) reasonably cooperate each Party’s respective Affiliates and Representatives to obtain access to Persons having business relationships with respect to the Operating Business, including suppliers, licensees, customers and distributors solely to the extent related to and in connection with the transactions contemplated by this Agreement and (iii) furnish such other information in respect of the Operating Business as may be reasonably requested by the Parties, their respective Affiliates, and their respective Representatives, provided that (A) neither Party shall be obligated to provide such information if doing so would be reasonably likely to (1) based on advice of counsel, create any liability under applicable Laws or jeopardize the protection of any attorney-client or other legal privilege, or (2) in the reasonable judgment of the non-requesting Party, (x) result in the disclosure of any trade secrets of third parties or (y) violate a contract or obligation of confidentiality owing to a third party as of the Effective Date, which confidentiality obligations are not waived

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by such third party, provided that such non-requesting Party shall have used reasonable efforts to obtain the consent of such third party to such disclosure, (B) neither Party nor any of its Representatives shall conduct any invasive investigation and (C) both Parties agree that such access will be conducted in accordance with applicable Law and will be requested in writing with reasonable advance notice and exercised during normal business hours and without causing unreasonable interference with the operations of the Operating Business.

10. Dispute Resolution

10.1 Escalation. If any dispute, controversy or claim arises out of or relating to this Agreement (a “Dispute”), either Party may provide written notice to the other Party. The Parties’ senior business Representatives will meet (in person or by video conference) within ten (10) Business Days to attempt to resolve the Dispute in good faith. If unresolved within fifteen (15) Business Days after such meeting, the Dispute may be escalated to (a) the Chief Executive Officer (or equivalent officer) of each Party, and (b) if the Dispute relates to a capital allocation matter, the Investment Committee.

10.2 Mediation. If the Dispute has not been resolved within thirty (30) Business Days of escalation under Section 10.1, either Party may initiate non-binding mediation with a mutually agreed mediator in New York, New York. The Parties will share mediator fees equally.

10.3 Litigation. Any Dispute that remains unresolved thirty (30) Business Days after the commencement of mediation may be brought exclusively in the Court of Chancery of the State of Delaware (or, if that court lacks subject-matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware). Each Party irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.

10.4 Equitable Relief. Nothing in this Section 10 will restrict either Party from seeking interim or emergency injunctive or equitable relief in any court of competent jurisdiction to prevent irreparable harm.

10.5 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY DISPUTE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Termination

11.1 Termination for Cause. Either Party may terminate this Agreement upon written notice if the other Party (a) materially breaches this Agreement and fails to cure within thirty (30) days after receiving written notice, (b) files for bankruptcy or becomes insolvent, or (c) engages in fraud, willful misconduct or gross negligence that materially and adversely affects the terminating Party.

11.2 Termination for Change in Law. If a change in applicable Law or Order (a) makes it illegal or unlawful for a Party to perform any material obligation hereunder or (b) prevents the continuing operation of the Operating Business as contemplated herein, the Parties will meet in good faith to amend this Agreement to conform to such Law or Order. If the Parties do not reach agreement within ninety (90) days, either Party may terminate this Agreement with respect to the affected obligations by written notice.

11.3 Termination of the Business Combination Agreement. Notwithstanding the last sentence of Section 3.1, in the event that the Business Combination Agreement and/or the PIPE Agreements are terminated in accordance with their terms prior to the Commencement Date, unless otherwise agreed to in writing by Pubco, Opco and the Foundation, (i) the Foundation shall promptly (but in no event later than two (2) Business Days after such termination date) (A) unlock a portion of the Locked ENA held in the Signing Custodial Account in an amount equal to the Signing ENA Return Amount, and (B) unlock a portion of the Follow-On Locked ENA held in each Follow-On Custodial Account in an amount equal to the applicable Follow-On ENA Return Amount, (ii) the Parties shall jointly instruct the Custodian to promptly (but in no event later than four (4) Business Days after such termination date) (A) transfer to the Signing Cash PIPE Subscribers, their pro rata portion of (1) the Signing ENA Return Amounts, to a digital wallet account specified by such Signing Cash PIPE Subscriber, plus (2) the Signing Permitted Expense Amount (net of any Signing Custodial Fees), by wire transfer of immediately available funds to an account specified by such Signing Cash PIPE Subscriber, (B) transfer to the Follow-On Cash PIPE Subscribers, as applicable, their pro rata portion of (1) the Follow-On ENA Return Amount, to a digital wallet account specified by such Follow-On Cash PIPE Subscriber, plus (2) the Follow-On Permitted Expense Amount (net of any Follow-On Custodial Fees), by wire transfer

Annex E-12

of immediately available funds to an account specified by such Follow-On Cash PIPE Subscriber, (C) transfer any ENA deposited into the Custodial Accounts by or on behalf of the In Kind PIPE Subscribers back to such subscribers in accordance with the terms of the applicable PIPE Agreements, and (D) transfer, to the extent that the ENA Return Amounts, respectively, have been satisfied under the immediately preceding clause (A) and (B), any remaining Locked ENA delivered by or on behalf of the Foundation to the Custodial Accounts, to a digital asset wallet account specified by the Foundation, and, to the extent that any Consideration Shares (as defined in the Contribution Agreement) have been issued or delivered to the Foundation, such Consideration Shares shall be deemed cancelled. For the avoidance of doubt, ownership by Ethena OpCo of any remaining Transferred Amount will be unaffected by the termination of this Agreement pursuant to this Section 11.3.

(a) Notwithstanding the terms and conditions of the Token Purchase Agreements, in the event that the Business Combination Agreement and/or the PIPE Agreements are terminated in accordance with their terms prior to the Commencement Date, all Locked ENA issued pursuant to the Token Purchase Agreements shall be released from the transfer restrictions pursuant to Sections 7.2 and 7.3 of the Token Purchase Agreements for purposes of effecting the provisions of Section 11.3 herein.

(b) Notwithstanding anything to the contrary herein, in the event that the Business Combination Agreement and/or the PIPE Agreements are terminated in accordance with their terms prior to the Commencement Date, Ethena OpCo shall pay to Opco (in no event later than four (4) Business Days after such termination date), (i) an expense reimbursement payment equal to the reasonable and documented out-of-pocket fees and expenses incurred by or on behalf of Opco or its Affiliates in connection with the transactions contemplated by this Agreement and the Transactions up to a maximum of $100,000 in the aggregate, (ii) an amount equal to any amounts due and payable as compensation to any advisory board members of Opco in their capacity as such, and (iii) an expense reimbursement payment equal to the reasonable, documented and invoiced expenses incurred by any such advisory board member in accordance with the terms of their advisory agreement with Opco, in each case, by wire transfer of immediately available funds to an account designated in writing by Opco (each of the payments referred to in the preceding clauses (i) through (iii), an “Expense Reimbursement Payment”). The Parties hereto acknowledge and agree that in no event shall Ethena OpCo be required to pay any one of the Expense Reimbursement Payments on more than one occasion.

11.4 Effect of Termination. Upon termination, all rights and obligations of the Parties hereunder will cease, except for accrued payment obligations, including the Expense Reimbursement Payment, and the provisions that expressly survive. Termination will not relieve either Party from liability for any breach prior to termination.

12. Miscellaneous

12.1 Further Assurances. The Parties shall further cooperate with each other and use their respective reasonable best efforts to take, or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and executing such further certificates, contracts, conveyances, instruments, and taking such other actions, as may be reasonably necessary to effectuate the purpose of this Agreement.

12.2 Force Majeure. Neither Party will be liable for failure or delay in performance to the extent caused by circumstances beyond its reasonable control, including acts of God, war, terrorism, civil unrest, labor disputes, pandemic, governmental action or failure of utilities. The affected Party will promptly notify the other Party and use commercially reasonable efforts to resume performance.

12.3 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

12.4 Assignment. Neither Party may assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that (a) either Party may assign this Agreement in connection with a merger, consolidation or sale of all or substantially all of its assets, and (b) the Foundation may assign its economic rights (but not its governance rights) under this Agreement to a wholly-owned Affiliate, provided the assigning Party remains liable for performance.

Annex E-13

12.5 Entire Agreement; Amendment. This Agreement (together with the schedules and exhibits hereto and the definitive transaction documents contemplated herein) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to such subject matter, including the non-binding letter of intent dated June 5, 2025. No amendment or modification of this Agreement will be effective unless in writing and signed by both Parties.

12.6 Relationship of the Parties. Nothing in this Agreement will be construed to create a partnership, joint venture, fiduciary or agency relationship between the Parties. Neither Party will have authority to bind the other Party except as expressly set forth herein.

12.7 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

12.8 Notices. All notices must be in writing and will be deemed given (a) upon delivery when delivered by hand, (b) one (1) Business Day after deposit with a reputable overnight courier, or (c) upon confirmation of receipt if sent by email (with a copy sent by overnight courier), in each case to the addresses set forth below (or such other address designated by a Party by written notice).

If to Foundation or Ethena OpCo:

Ethena Foundation

Address: 4th Floor, Harbour Place, P.O. Box 10240

Grand Cayman KY1-1002, Cayman Islands

Email: Piano@horizonsglobal.io; james@ethenafoundation.com and petri@hashdirectors.com

Ethena OpCo

Address: Craigmuir Chambers, P.O. Box 71

Road Town, Tortola, VG 1110, British Virgin Islands.

Email: Piano@horizonsglobal.io; james@ethenafoundation.com and petri@hashdirectors.com

If to Pubco or Opco:

StablecoinX Inc.

Address: 4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attn: Young Cho

Email: ycho@tlgycpc.com

12.9 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart by electronic transmission (including PDF or DocuSign) will be as effective as delivery of a manually executed counterpart.

12.10 Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions will remain in full force, and the Parties will replace the invalid or unenforceable provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision.

12.11 Taxes. Each Party shall bear its own responsibility for any taxes and duties incurred in connection with any amounts that it receives or owes in connection with this Agreement (including the Collaboration Activities). The Parties agree to cooperate to structure and provide the Collaboration Activities and effectuate the terms of this Agreement in a mutually tax efficient manner.

12.12 Expenses. Except as otherwise specifically provided herein, each Party shall be solely responsible for all expenses (including legal, accounting and investment banking fees) incurred by it in connection with its performance under this Agreement, including, but not limited to, marketing expenses, office expenses and travel.

12.13 Survival. Notwithstanding expiration or termination of this Agreement, the provisions of Section 3.2 (Effect of Termination), Section 4.2(b) (Pubco Operations; Restrictions on Activities), Section 6 (Representations, Warranties and Covenants), Section 8 (Limitations of Liability; Indemnity), Section 10 (Dispute Resolution),

Annex E-14

Section 11.3 (Termination of the Business Combination Agreement) and Section 12 (Miscellaneous), and all payment obligations accrued prior to termination, will survive indefinitely or for the period expressly specified. The obligations of Section 9 (Confidentiality; Access to Information) will survive for one (1) year following termination of this Agreement; provided that trade secrets will be protected for so long as they constitute trade secrets under applicable Law.

12.14 Non-Circumvention. Each Party will not, and will cause its Affiliates to refrain from any action primarily intended to avoid, circumvent or frustrate the purpose and intent of this Agreement.

12.15 Waiver. No provision of this Agreement may be waived unless such waiver is in writing and signed by or on behalf of the Party granting such waiver. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

[Signature Page Follows]

Annex E-15

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Collaboration Agreement as of the date set forth above.

ETHENA FOUNDATION
By:	/s/ Mark Piano
Name:	Mark Piano
Title:	Director
Ethena OpCo Ltd
By:	Ethena Foundation, its sole director
By:	/s/ Mark Piano
Name:	Mark Piano
Title:	Director
StablecoinX Inc.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer
StablecoinX ASSETS Inc.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

[Signature Page to A&R Collaboration Agreement]

Annex E-16

Exhibit A

Contribution Agreement

[Separately filed]

Annex E-17

Annex F

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Contribution Agreement”) is entered into on July 21, 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StableCoinX Assets Inc., a Delaware corporation (the “Company”) and Ethena Foundation, a Cayman Islands foundation company (“Ethena”).

WHEREAS, on or about the date hereof, (a) SPAC, (b) Pubco, (c) the Company, (d) StablecoinX SPAC Merger Sub, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) and (e) Stablecoin X Company Merger Sub, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (such surviving company, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), with the public shareholders of SPAC receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (such surviving company, the “Company Surviving Entity” and such merger, the “Company Merger” and, together with the SPAC Merger, the “Mergers” and together with the other transactions contemplated by the BCA, the “Transactions”), with the holders of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) receiving one share of Pubco Class A Common Stock for each share of Company Class A Common Stock held by such shareholder, and the holders of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) receiving one share of Pubco Class A Common Stock and one share of Class B common stock, par value $0.0001 per share, of Pubco (the “Pubco Class B Common Stock”) for each share of Company Class B Common Stock held by such shareholder, and as a result of the Mergers, the SPAC Surviving Entity and the Company Surviving Entity will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, the Company, Pubco, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) entered into that certain Collaboration Agreement, dated the date hereof (the “Collaboration Agreement”), pursuant to which, among other things, (i) Pubco and Ethena will collaborate and achieve the Collaboration Activities (as defined therein), (ii) Ethena agreed to grant to Pubco a Right of Participation (as defined therein) to purchase additional ENA Tokens (as defined below) following the closing of the Transactions and (iii) the Company, Pubco, Ethena and Ethena OpCo agreed to take certain action with respect to the Custodial Account (as defined below), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions and the, Ethena OpCo and the Company have entered into a token purchase agreement, dated the date hereof (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell a certain number of discounted locked ENA Tokens to the Company (solely in its capacity as administrative agent for those investors party to the PIPE Agreements (as defined below) who pay for their PIPE Shares (as defined below) with Cash (as defined in the PIPE Agreements) on or about the date hereof (the “Locked ENA Token Purchase”).

WHEREAS, in furtherance of the Transactions and as part of the ongoing collaboration between the Company and Ethena, Ethena desires to contribute to the Company, and the Company desires to accept from Ethena, $60,000,000 of the native protocol governance tokens of the Ethena Protocol (as defined in the Collaboration Agreement) (the “ENA Tokens”) in exchange for shares of Company Class B Common Stock, to be issued and sold by the Company to Ethena prior to the Company Merger, subject to the terms and conditions set forth in this Contribution Agreement (the “Ethena ENA Contribution”); and

Annex F-1

WHEREAS, pursuant to Section 8.1(e)(ii), (iii) and (f) of the BCA, respectively, the completion of the Ethena ENA Contribution and the Locked ENA Token Purchase as well as the effectiveness of the Collaboration Agreement are conditions to the closing of the transactions contemplated by the BCA (the “Transaction Closing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. (a) Contribution. On the terms and subject to the conditions hereof, Ethena hereby irrevocably agrees to transfer and contribute to the Company prior to the consummation of the Company Merger (the “Contribution”), all of Ethena’s legal and beneficial rights, title, and interest in and to $60,000,000 of ENA Tokens (the “ENA Contribution Amount”), with each contributed ENA Token (the “Contributed ENA Tokens”) valued at the ENA Contribution Price (as defined below).

(b) Contribution Shares. In consideration for the Contribution, the Company agrees to issue to Ethena simultaneously with the Contribution, a number of shares of Company Class B Common Stock (the “Contribution Shares”) equal to (A) the ENA Contribution Amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined below), which shares shall, upon consummation of the Company Merger, convert automatically, on a one-for-one basis, into shares of Pubco Class A Common Stock (the “Converted Class A Contribution Shares”) and shares of Pubco Class B Common Stock (together with the Converted Class A Contribution Shares, the “Converted Contribution Shares”). Notwithstanding anything to the contrary herein, no fraction of a Contribution Share will be issued to Ethena. If Ethena would otherwise be entitled to a fraction of a Contribution Share, then the number of Contribution Shares to be issued to Ethena will be rounded down to the nearest whole Contribution Share.

(c) Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the BCA. For purposes of this Section 1, the following terms shall have the following meanings:

(i) “30-day VWAP of ENA” shall mean the volume-weighted average price of all ENA Token/USDT spot trades executed on Binance and Bybit during the 30 consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by Pubco).

(ii) “Discount” shall mean 30%.

(iii) “ENA Contribution Price” shall mean (x) the ENA Fair Market Value at Signing, multiplied by (y) 1 minus the Discount.

(iv) “ENA Fair Market Value at Closing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date.

(v) “ENA Fair Market Value at Signing” shall mean the 30-day VWAP of ENA ending two (2) days prior to the date of this Contribution Agreement, which is $0.3008.

(vi) “UTC” means Coordinated Universal Time.

Section 2. Closing.

(a) The consummation of the Contribution contemplated hereby (the “Closing”) shall occur on the same date as the Transactions, immediately prior to the consummation of the Company Merger (the “Closing Date”).

(b) The ENA Contribution Amount shall be paid in Contributed ENA Tokens in the manner and in such amounts as provided herein.
Annex F-2

(c) At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to Ethena (the “Closing Notice”) specifying the anticipated Closing Date and the digital asset wallet account maintained by Anchorage Digital Bank, N.A. (the “Custodial Account”) or such other account as designated by the Company in the Closing Notice.

(d) No later than three (3) Business Days prior to the anticipated Closing Date, Ethena shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Contribution Shares to Ethena.

(e) No later than 9:00 a.m. (Eastern time) on the Business Day prior to the Closing Date, Ethena shall deliver to the Company the ENA Contribution Amount, free and clear of any liens, encumbrances or other restrictions (other than as contemplated by this Contribution Agreement), via transfer of the Contributed ENA Tokens to account as specified in the Closing Notice against delivery (with such delivery to occur promptly following receipt of the ENA Contribution Amount) by the Company to Ethena of the Contribution Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws, the BCA, this Contribution Agreement or the Company Organizational Documents (as defined below)), in the name of Ethena (or its nominee in accordance with its delivery instructions). As promptly as practicable after the completion of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Ethena evidence from Pubco’s transfer agent of the exchange of the Contribution Shares for the Converted Contribution Shares.

(f) In the event that the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by SPAC, the Company, Pubco and Ethena, the Company shall promptly (but in no event later than four (4) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Contributed ENA Tokens so delivered by Ethena to the Company by transferring any such Contributed ENA Tokens to a digital asset wallet account specified by Ethena, and, to the extent that any Contribution Shares have been issued or delivered to Ethena, such Contribution Shares shall be deemed cancelled. Notwithstanding such return or release (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Contribution Agreement is terminated in accordance with Section 7, Ethena shall remain obligated to recontribute the ENA Tokens to the Company, as set forth in the Closing Notice, following the Company’s delivery to Ethena of a new Closing Notice in accordance with this Section 2 and Ethena, the Company and Pubco shall remain obligated to consummate the Closing upon satisfaction of the conditions set forth in this Section 2 following the Company’s delivery to Ethena of a new Closing Notice. For the purposes of this Contribution Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Ethena, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Contribution Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article VIII (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

Annex F-3

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Contribution Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Ethena contained in this Contribution Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Ethena Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Ethena of each of the representations, warranties and agreements of Ethena contained in this Contribution Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable;

(ii) Ethena shall have transferred the ENA Contribution Amount in accordance with Section 2(b) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Contribution Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(i) The obligations of Ethena to consummate, or cause to be consummated, the transactions contemplated by this Contribution Agreement (including the Closing) are subject to the satisfaction or waiver by Ethena of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, Pubco and SPAC contained in this Contribution Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company, Pubco and SPAC, as the case may be, of each of their representations, warranties and agreements contained in this Contribution Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect;

(ii) no amendments, modifications or waivers to the terms of the BCA (as it exists on the date hereof as provided to Ethena) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Ethena would reasonably expect to receive under this Contribution Agreement (unless Ethena has provided its written consent thereto);

(iii) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Contribution Agreement (including, without limitation, the issuance of the Contribution Shares) required to be made in connection with the issuance and sale of the Contribution Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Contribution Shares to Ethena; and

(iv) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Contribution Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing.

Annex F-4

(j) Prior to or at the Closing, Ethena shall deliver to the Company and Pubco all such other information as is reasonably requested in order for the Company to issue the Contribution Shares to Ethena, including, without limitation, the legal name of the person in whose name the Contribution Shares are to be issued (or Ethena’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Ethena as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Contribution Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Contribution Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Contribution Agreement.

(b) Pubco (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Contribution Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Contribution Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Contribution Agreement.

(c) The issuance and sale of the Contribution Shares, when issued pursuant to this Contribution Agreement (subject to the receipt of the ENA Contribution Amount in accordance with the terms of this Contribution Agreement), will have been duly authorized by the Company and, when issued and delivered to Ethena (or its nominee in accordance with Ethena’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Contribution Agreement or the BCA, the Company Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. The issuance of the shares of Pubco Class A Common Stock and Pubco Class B Common Stock in exchange for the Contribution Shares, when issued pursuant to the BCA (subject to the receipt of the Contribution Shares in accordance with the terms of the BCA), will have been duly authorized by Pubco and, when issued and delivered to Ethena (or its nominee in accordance with the Ethena’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under the BCA, the Pubco organizational documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Pubco organizational documents (as in effect at such time of issuance) or under the laws of its jurisdiction of incorporation.

(d) This Contribution Agreement has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Ethena and SPAC, this Contribution Agreement shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”). Each of the Collaboration Agreement, the PIPE Agreements (as defined below) and the Token Purchase Agreement has been duly authorized,

Annex F-5

validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement, the PIPE Agreements and the Token Purchase Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Collaboration Agreement and the PIPE Agreements has been duly authorized, validly executed and delivered by Pubco, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement and the PIPE Agreements shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Ethena set forth in Section 5, the execution and delivery of this Contribution Agreement, the issuance of the Contribution Shares hereunder, and the exchange of the Contribution Shares for the shares of Pubco Class A Common Stock and Pubco Class B Common Stock in accordance with the terms of the BCA, the compliance by the Company with all of the provisions of this Contribution Agreement applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Ethena set forth in Section 5, the execution and delivery of this Contribution Agreement, the issuance of the Contribution Shares hereunder and the exchange of the Contribution Shares for the shares of Pubco Class A Common Stock and Pubco Class B Common Stock in accordance with the terms of the BCA, the compliance by Pubco with all of the provisions of this Contribution Agreement applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Ethena set forth in Section 5, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Contribution Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

Annex F-6

(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco, as applicable.

(i) Assuming the accuracy of Ethena’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Contribution Shares by the Company to Ethena.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Contribution Shares. The Contribution Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Contribution Shares as contemplated hereby or the issuance of Company Class A Stock to certain other investors as contemplated by those certain subscription agreements entered into in connection with the Transactions (such shares, the “PIPE Shares” and such agreements, the “PIPE Agreements”) or (ii) cause the offering of the Contribution Shares pursuant to this Contribution Agreement or the PIPE Shares pursuant to the PIPE Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Contribution Shares as contemplated hereby or the PIPE Shares as contemplated by the PIPE Agreements, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance.

(o) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the issuance of the Contribution Shares to Ethena.

(p) As of the date hereof and prior to giving effect to the Transactions: (i) 0 shares of Company Class A Common Stock were issued and outstanding; (ii) 100,000 shares of Company Class B Common Stock were issued and outstanding; and (iii) no shares of preferred stock of the Company were issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and

Annex F-7

non-assessable and are not subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Contribution Shares.

(q) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(r) None of the Company, Pubco or any of their respective directors, officers, employees, or, to the knowledge of the Company or Pubco, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), economic sanctions laws or regulations (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), or anti-terrorism financing laws.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to Ethena, as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Contribution Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Contribution Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Contribution Agreement.

(b) This Contribution Agreement has been duly authorized, validly executed and delivered by the SPAC and assuming the due authorization, execution and delivery of the same by the Company, Pubco and Ethena, this Contribution Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of Ethena set forth in Section 5, the execution and delivery of this Contribution Agreement, the issuance of the Contribution Shares hereunder, the compliance by SPAC with all of the provisions of this Contribution Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or

Annex F-8

any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Ethena set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization, including any Stock Exchange or other person in connection with the execution, delivery and performance of this Contribution Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, and (iii) filings required to consummate the Transactions as provided in the BCA.

(e) No Disqualification Event is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(f) Assuming the accuracy of the representations and warranties of Ethena set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any Stock Exchange on which the Pubco Class A Common Stock will be listed) or other person in connection with the execution, delivery and performance of this Contribution Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, including the registration statement on the Form S-4, (iii) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (iv) filings required to consummate the Transactions as provided under the BCA, (v) filings in connection with or as a result of any SEC Guidance and (vi) those the failure of which to obtain would not have a SPAC Material Adverse Effect.

(g) Except for such matters as have not had and would not reasonably be expected to have a SPAC Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of SPAC, threatened in writing against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against SPAC, as applicable.

(h) Neither SPAC, nor any of its directors, officers, employees, or, to the knowledge of SPAC, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the FCPA), economic sanctions laws or regulations (including those administered by OFAC), or anti-terrorism financing laws.

(i) Neither SPAC nor any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Contribution Shares. The Contribution Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither SPAC nor any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Contribution Shares as contemplated hereby or the PIPE Shares as contemplated by the PIPE Agreements or (ii) cause the offering of the Contribution Shares pursuant to this Contribution Agreement or the PIPE Shares pursuant to the PIPE Agreements to be integrated with prior offerings by SPAC for purposes of the Securities Act or any applicable stockholder approval provisions. Neither SPAC nor any person acting on their behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Contribution Shares as contemplated hereby or the PIPE Shares as contemplated by the PIPE Agreements, to the registration provisions of the Securities Act.

(j) SPAC is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the SPAC is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act, the Exchange

Annex F-9

Act, and the rules and regulations thereunder, (ii) the rules and regulations of the Commission and (iii) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(k) As of the date hereof and prior to giving effect to the Transactions: (i) 5,834,076 shares of SPAC Class A Ordinary Shares were issued and outstanding; (ii) 105,000 shares of SPAC Class B Ordinary Shares were issued and outstanding; and (iii) no shares of preference shares, par value $0.0001 per share of SPAC were issued and outstanding. All issued and outstanding shares of SPAC Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. Except as disclosed in the SEC Documents, SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any shares of SPAC Ordinary Shares or other equity interests in SPAC, other than as contemplated by the BCA and related documents or as described in the SEC Documents. There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Contribution Shares.

Section 5. Ethena Representations and Warranties. Ethena represents and warrants to the Company, SPAC and Pubco, as of the date hereof and as of the Closing, that:

(a) Ethena (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Contribution Agreement.

(b) This Contribution Agreement has been duly authorized, validly executed and delivered by Ethena. Assuming the due authorization, execution and delivery of the same by SPAC, the Company and Pubco, this Contribution Agreement shall constitute the valid and legally binding obligation of Ethena, enforceable against Ethena in accordance with its terms, subject to the Enforceability Exceptions.

(c) Ethena has all rights, title and interest in and to the Contributed ENA Tokens to be contributed by it to the Company pursuant to this Contribution Agreement, (ii) such Contributed ENA Tokens are held in a digital wallet held or operated by or on behalf of Ethena at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Ethena Digital Wallet”) and neither such Contributed ENA Tokens nor the Ethena Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Ethena has taken commercially reasonable steps to protect its Ethena Digital Wallet and such Contributed ENA Tokens and (iv) Ethena has the exclusive ability to control Ethena Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Contribution Agreement, the contribution of the ENA Contribution Amount hereunder, the compliance by Ethena with all of the provisions of this Contribution Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Ethena pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Ethena is a party or by which Ethena is bound or to which any of the property or assets of Ethena is subject; (ii) if Ethena is a legal entity, the organizational documents of Ethena; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Ethena or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Ethena Material Adverse Effect. For purposes of this Contribution Agreement, an “Ethena Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Ethena that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay Ethena’s performance of its obligations under this Contribution Agreement, including the contribution of the ENA Contribution Amount.

(e) Ethena (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”),

Annex F-10

(iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Contribution Shares may be lawfully communicated or caused to be communicated, (v) is acquiring the Contribution Shares only for its own account and not for the account of others, or if Ethena is acquiring the Contribution Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Ethena has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the Contribution Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company and Pubco with the requested information on Annex A following the signature page hereto). Ethena is not an entity formed for the specific purpose of acquiring the Contribution Shares.

(f) Ethena acknowledges and agrees that the Contribution Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Contribution Shares have not been registered under the Securities Act and that neither the Company, SPAC nor Pubco is required to register the Contribution Shares except as set forth in Section 6. Ethena acknowledges and agrees that the Contribution Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Ethena absent an effective registration statement under the Securities Act, except (i) to the Company, SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Contribution Shares shall contain a restrictive legend to such effect. Ethena acknowledges and agrees that the Contribution Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Ethena may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Contribution Shares and may be required to bear the financial risk of an investment in the Contribution Shares for an indefinite period of time. Ethena acknowledges and agrees that, unless the Contribution Shares are earlier registered on the Form S-4 or a Registration Statement, the Contribution Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Ethena acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Contribution Shares.

(g) Ethena understands and agrees that Ethena is purchasing the Contribution Shares directly from the Company. Ethena further acknowledges that there have not been, and Ethena hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Ethena by the Company, SPAC, Pubco or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company, SPAC or Pubco set forth in this Contribution Agreement, and Ethena is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Ethena.

(h) In making its decision to aquire the Contribution Shares, Ethena has relied solely upon an independent investigation made by Ethena and the Company’s, Pubco’s and SPAC’s respective representations in this Contribution Agreement. Ethena has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco concerning the Company, SPAC, Pubco, the Contribution Shares or the Contribution, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Ethena deemed necessary in connection with its decision to purchase the Contribution Shares. Ethena acknowledges and agrees that Ethena has had access to, has received, and has had an adequate opportunity to review, such information as Ethena deems necessary in order to make an investment decision with respect to the Contribution Shares, including with respect to the Company, SPAC, Pubco and the Transactions,

Annex F-11

and Ethena has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Ethena’s investment in the Contribution Shares. Without limiting the generality of the foregoing, Ethena acknowledges that it has reviewed SPAC’s filings with the Commission. Ethena represents and agrees that Ethena and Ethena’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Ethena and Ethena’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Contribution Shares, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Contribution.

(i) Ethena acknowledges and agrees that none of the Company, SPAC, Pubco nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Ethena with any advice with respect to the Contribution Shares. None of the Company, SPAC, Pubco or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company SPAC, Pubco or the quality or value of the Contribution Shares.

(j) Ethena acknowledges that (i) the Company, SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding the Company, SPAC or Pubco that is material non-public information and is not known to Ethena (“Excluded Information”), (ii) Ethena has determined to enter into this Contribution Agreement to acquire the Contribution Shares notwithstanding Ethena’s lack of knowledge of the Excluded Information, and (iii) none of the Company, SPAC nor Pubco shall have liability to Ethena, and Ethena hereby waives and releases any claims Ethena may have against the Company, SPAC and/or Pubco, to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(k) Ethena became aware of this offering of the Contribution Shares solely by means of direct contact between Ethena, on the one hand, and the Company, SPAC or Pubco (and their Representatives), on the other, and the Contribution Shares were offered to Ethena solely by direct contact between Ethena, on the one hand, and the Company, SPAC or Pubco (and their Representatives), on the other, or their respective affiliates. Ethena did not become aware of this offering of the Contribution Shares, nor were the Contribution Shares offered to Ethena, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives acted as investment advisor, broker or dealer to Ethena. Ethena acknowledges that the Contribution Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Ethena acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Contribution Shares, including those set forth in the SEC Documents. Ethena has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Contribution Shares, and Ethena has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Ethena has considered necessary to make an informed investment decision. Ethena (i) is an institutional account as defined in FINRA Rule 4512(c) and an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated institutional investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Contribution Shares.

(m) Ethena has adequately analyzed and fully considered the risks of an investment in the Contribution Shares and determined that the Contribution Shares are a suitable investment for Ethena and that Ethena is able at this time and in the foreseeable future to bear the economic risk of a total loss of Ethena’s investment in Pubco. Ethena acknowledges specifically that a possibility of total loss exists.

(n) Ethena understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Contribution Shares or made any findings or determination as to the fairness of this investment.

(o) Neither Ethena nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the

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United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Ethena agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Ethena is permitted to do so under applicable law. Ethena represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Ethena maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Ethena also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Ethena further represents and warrants that, to its knowledge, (i) none of the funds held by Ethena and used to purchase the Contribution Shares are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Ethena and used to purchase the Contribution Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Contribution Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Contribution Shares hereunder.

(q) Ethena has or has commitments to have and, when required to deliver the ENA Contribution Amount pursuant to Section 2, Ethena will have sufficient ENA Token to contribute to satisfy the ENA Contribution Amount pursuant to Section 2.

(r) Ethena acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC or Pubco, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company and Pubco contained in Section 3 and of the SPAC contained in Section 4, in making its investment or decision to invest in the Company.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Ethena solely in connection with the issuance of the Contribution Shares to Ethena.

(t) At all times on or prior to the Closing Date, Ethena has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Contribution Shares, other than binding commitments it may have to transfer and/or pledge such Contribution Shares upon Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

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(u) Ethena hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Ethena, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Contribution Agreement until the Closing or the earlier termination of this Contribution Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Ethena from entering into any Short Sales and (ii) in the case of a Ethena that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Ethena’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Contribution, subject in each of clauses (i) and (ii), to the obligations of Ethena and such other entities under applicable law.

(v) Ethena is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) Ethena will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the acquisition of the Contribution Shares.

(x) Ethena acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(y) Ethena covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Ethena first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Contribution Agreement are first publicly announced pursuant to the initial press release as described in Section 9(u). Ethena covenants that until such time as the transactions contemplated by this Contribution Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(u), Ethena will maintain the confidentiality of the existence and terms of the Contribution and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Contribution Agreement to the contrary, SPAC, the Company and Pubco expressly acknowledge and agree that Ethena shall have no duty of confidentiality as set forth in this Section 5(y) to SPAC, the Company or Pubco after the issuance of the initial press release as described in Section 9(u). Notwithstanding the foregoing, in the case that Ethena is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Ethena’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Ethena’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Contribution Shares covered by this Contribution Agreement.

Section 6. Registration of Contribution Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the Converted Class A Contribution Shares (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Ethena promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 6(c), Pubco agrees that, as soon as practicable but in no event later than forty-five (45) calendar days following the Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than ninety (90) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the Closing Date if the Registration

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Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Ethena at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Ethena prior to the filing of the Registration Statement, Ethena shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Ethena be identified as a statutory underwriter; provided, that if the Commission requests that Ethena be identified as a statutory underwriter in the Registration Statement, Ethena will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(c) Notwithstanding anything to the contrary, if at any time prior to the End Date (as defined below) Pubco determines that it is eligible to register the Registrable Securities on a Registration Statement on Form S-3 (“Form S-3”), then Pubco shall use commercially reasonable efforts to (i) as promptly as possible, but in no event more than fifteen (15) Business Days after such determination is made by Pubco, convert the Registration Statement to a Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Ethena, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Ethena ceases to hold any Registrable Securities issued pursuant to this Contribution Agreement and (ii) the first date on which Ethena can sell all of its Registrable Securities issued pursuant to this Contribution Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco

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(i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Ethena to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Ethena holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Ethena to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Ethena, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Ethena representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Ethena agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Ethena furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Ethena, the securities of Pubco held by Ethena and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Ethena shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Ethena, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Contribution Agreement, Pubco shall, upon reasonable request, inform Ethena as to the status of such registration. Ethena shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Ethena not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Ethena of such securities as soon as practicable thereafter.

(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of

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such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Ethena agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Ethena receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Ethena will deliver to Pubco or, in Ethena’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Ethena’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Ethena is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(f) For purposes of this Section 6 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Ethena” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Ethena, (to the extent Ethena is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Ethena, each person who controls Ethena (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Ethena furnished in writing to Pubco by or on behalf of Ethena expressly for use therein or Ethena has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Ethena in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco. Pubco shall provide Ethena with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

(h) Ethena shall indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Ethena furnished in writing to Pubco by or on behalf of Ethena expressly for use therein. In no event shall the liability of Ethena be greater in amount than the United States dollars amount of the net proceeds received by Ethena upon the sale of the Registrable Securities giving rise to

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such indemnification obligation. Notwithstanding the forgoing, Ethena’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Ethena (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Contribution Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Contribution Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Ethena shall be limited to the net proceeds received by Ethena from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Contribution Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Contribution Shares effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Contribution Shares and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Contribution Shares being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Ethena may request that Pubco remove any legend from the book entry position evidencing its Contribution Shares

Annex F-18

following the earliest of such time as such Contribution Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and Ethena shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Ethena the benefits of Rule 144 that permit Ethena to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Ethena holds Contribution Shares, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(n) Upon request, Pubco shall provide Ethena with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and Ethena shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

Section 7. Termination. This Contribution Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Contribution Agreement; (c) twelve (12) months from the date of this Contribution Agreement; or (d) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Contribution Agreement will not be are not consummated as of the Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Ethena of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any ENA Tokens transferred to the Company by Ethena in connection herewith shall promptly (and in any event within two (2) Business Days) be returned in full to Ethena by transferring any ENA Tokens delivered by Ethena to a digital asset wallet account specified by Ethena, without any deduction for or on account of any tax withholding except as required by law, charges or set-off, whether or not the Transactions shall have been consummated.

Section 8. Trust Account Waiver. Ethena hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Ethena further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-260242) on November 30, 2021 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ethena hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Contribution Agreement, the transactions contemplated hereby or the Contribution Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Ethena has any Claim against SPAC as a result of, or arising out of, this Contribution Agreement, the PIPE Agreements, the transactions contemplated hereby and thereby, or the Contribution Shares, Ethena agrees not to seek

Annex F-19

recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Ethena acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Contribution Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Ethena in accordance with applicable law. To the extent Ethena commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Ethena hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Ethena (or any person claiming on Ethena’s behalf or in lieu of Ethena) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Ethena’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Ethena in respect of any public shares of SPAC acquired by any means other than pursuant to this Contribution Agreement. Notwithstanding anything in this Contribution Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Contribution Agreement.

Section 9. Miscellaneous.

(a) Ethena hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Contribution contemplated in this Contribution Agreement as well as the execution of this Contribution Agreement.

(b) Notwithstanding any other provision of this Contribution Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Contribution Agreement (including in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Contribution Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Ethena acknowledges that the Company, Pubco and others, including SPAC, will rely on the acknowledgments, understandings, agreements, representations and warranties of Ethena contained in this Contribution Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give such persons any rights other than those expressly set forth herein. Prior to the Closing, Ethena agrees to promptly notify the Company, SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Ethena set forth herein are no longer accurate in all material respects. The Company, SPAC and Pubco acknowledge that Ethena will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Contribution Agreement. Prior to the Closing, the Company, SPAC and Pubco agree to promptly notify Ethena, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company, SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

Annex F-20

(e) Each of the Company, SPAC, Pubco and Ethena is irrevocably authorized to produce this Contribution Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Contribution Agreement and the transactions contemplated herein.

(g) Neither this Contribution Agreement nor any rights that may accrue to Ethena hereunder (other than the Contribution Shares acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Ethena. Neither this Contribution Agreement nor any rights that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Ethena, other than in connection with the Transactions. Notwithstanding the foregoing, Ethena may assign all or a portion of its rights and obligations under this Contribution Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Ethena) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Ethena hereunder and have the rights and obligations and be deemed to make the representations and warranties of Ethena provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Ethena of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void.

(h) All the agreements, representations and warranties made by each party hereto in this Contribution Agreement shall survive the Closing.

(i) The Company and Pubco may request from Ethena such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Ethena to acquire the Contribution Shares and to register the Contribution Shares for resale, and Ethena shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Ethena confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Ethena acknowledges that SPAC and Pubco may file a form of this Contribution Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Contribution Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(k) This Contribution Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Except as otherwise provided herein, this Contribution Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Contribution Agreement and to enforce specifically the terms and provisions of this Contribution Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC, the Company and Pubco shall be entitled to specifically enforce Ethena’s obligations to fund the Contribution and the provisions of the Contribution Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this

Annex F-21

Section 9(m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(n) If any provision of this Contribution Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Contribution Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Contribution Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Contribution Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Contribution Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Contribution Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS CONTRIBUTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CONTRIBUTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CONTRIBUTION AGREEMENT.

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Contribution Agreement must be brought exclusively in the courts of the State of Delaware or the courts of the United States located in the State of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Contribution Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Contribution Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

Annex F-22

(t) This Contribution Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Contribution Agreement, or the negotiation, execution or performance of this Contribution Agreement, may only be brought against the entities that are expressly named as parties hereto.

(u) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Contribution Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Contribution Agreement, the PIPE Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Contribution Agreement and the Other Contribution Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to Ethena that it shall have publicly disclosed all material, non-public information regarding SPAC, the Company or Pubco delivered to Ethena by or on behalf of the Company, SPAC, Pubco or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Contribution Agreement. Prior to the Closing, Ethena shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Contribution Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Ethena or any of its affiliates or advisers, or include the name of Ethena or any of its affiliates or advisers in any press release, without the prior written consent of Ethena and (ii) shall not publicly disclose the name of Ethena or any of its affiliates or advisers, or include the name of Ethena or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Ethena, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Ethena with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Ethena regarding such disclosure. Ethena will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(v) The headings herein are for convenience only, do not constitute a part of this Contribution Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Contribution Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Contribution Agreement, (ii) each accounting term not otherwise defined in this Contribution Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Contribution Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

Annex F-23

IN WITNESS WHEREOF, SPAC, Pubco and the Company have accepted this Contribution Agreement as of the date first set forth above.

TLGY ACQUISITION CORP.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

Address for Notices:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail:

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas
New York NY 10038
Email:

Attention: Elliott Smith

[Signature Page to Contribution Agreement]

Annex F-24

STABLECOINX INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail:

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas
New York NY 10038
Email:
Attention: Elliott Smith

[Signature Page to Contribution Agreement]

Annex F-25

STABLECOINX ASSETS INC.
By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Executive Officer

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail:

Attention: Young Cho

with a copy (not to constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attention: Ari Edelman

Email:

[Signature Page to Contribution Agreement]

Annex F-26

IN WITNESS WHEREOF, Ethena has executed or caused this Contribution Agreement to be executed by its duly authorized representative as of the date set forth below.

Ethena Foundation		State/Country of Formation or Domicile: Cayman Islands
By:	/s/ Mark Piano
Name:	Mark Piano
Title:	Director
Name in which Contribution Shares are to be registered (if different): _____________________________________________		Date: _________________________________________
EIN:_________________________________________
Entity Type (e.g., corporation, partnership, trust, etc.): Foundation
Business Address-Street: _________________________		Mailing Address-Street (if different): ________________
City, State, Zip: ________________________________		City, State, Zip: _________________________________
Attn: _________________________________________		Attn: _________________________________________
Telephone No.: _________________________________		Telephone No.: _________________________________
Email for notices: ______________________________		Email for notices (if different): _____________________

[Signature Page to Contribution Agreement]

Annex F-27

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Ethena and constitutes a part of the Contribution Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Ethena is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)
☐	We are subscribing for the Contribution Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2. INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐

Ethena is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an institutional “accredited investor.”

**AND**

3. FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Ethena is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Ethena has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Ethena and under which Ethena accordingly qualifies as an “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Annex F-28

☐

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐

Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐

Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

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5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Ethena is an “institutional account” under FINRA Rule 4512(c).

**AND**

6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Ethena is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).
☐	Ethena is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐

Ethena is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Contribution Shares may be lawfully communicated or caused to be communicated.

☐	Ethena is not resident in the United Kingdom.

Annex F-30

This page should be completed by Ethena and constitutes a part of the Contribution Agreement.

SUBSCRIBER:
Print Name:
By:
Name:
Title:

Annex F-31

Annex G-1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 21, 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StableCoinX Assets Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (“Subscriber”). The SPAC, Pubco, the Company and Subscriber are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.”

WHEREAS, on or about the date hereof, (a) SPAC, (b) Pubco, (c) the Company, (d) StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and (e) StablecoinX Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (such surviving company, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), with the shareholders of SPAC receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (such surviving company, the “Company Surviving Entity” and such merger, the “Company Merger” and, together with the SPAC Merger, the “Mergers” and together with the other transactions contemplated by the BCA, the “Transactions”), with the holders of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) receiving one share of Pubco Class A Common Stock for each share of Company Class A Common Stock held by such shareholder, and the holders of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) receiving one share of Pubco Class A Common Stock and one share of Pubco Class B Common Stock for each share of Company Class B Common Stock held by such shareholder, in each case, in accordance with the terms of the BCA, and as a result of the Mergers, the SPAC Surviving Entity and the Company Surviving Entity will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to that certain contribution agreement (the “Contribution Agreement”), dated the date hereof, by and among Pubco, the Company, SPAC and Ethena Foundation, a Cayman Islands foundation company (“Ethena”), Ethena has agreed to contribute an amount of the native protocol governance tokens of Ethena (“ENA Tokens”) equal to (a) $60,000,000, divided by (b)(i) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) multiplied by (ii) 1 minus thirty percent (30%), to the Company, in exchange for shares of Company Class B Common Stock to be issued by the Company prior to the Company Merger (the “Ethena ENA Contribution”);

WHEREAS, in connection with the Transactions, the Company, Pubco, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) have also entered into a collaboration agreement, dated the date hereof (the “Collaboration Agreement”), pursuant to which, the Company, Pubco, Ethena and Ethena OpCo have agreed, among other things, (i) to collaborate and achieve the Collaboration Activities (as defined therein), (ii) that Ethena will grant to Pubco a Right of Participation (as defined therein) to purchase additional ENA Tokens following the closing of the Transactions, (iii) to outline certain covenants with respect to the Custodial Account (as defined herein) and (iv) that if and to the extent necessary in connection with the termination of this Subscription Agreement in accordance with its terms, Ethena has agreed to unlock a portion of the Locked ENA Tokens (as defined herein) as described in Section 2(f)(i), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by this Subscription Agreement, Ethena OpCo and the Company have entered into a token purchase agreement, dated as of the date hereof (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Subscribers making the Cash PIPE Deposit (as defined below) until the Closing (such capacity, the “Administrative Agent”), a number of discounted locked ENA tokens (the “Locked ENA Tokens”) equal to the (i) Locked ENA Purchase Amount (as defined

Annex G-1-1

herein), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) multiplied by (y) 1 minus thirty percent (30%) (the price paid for such Locked ENA Tokens set forth in this clause (ii), the “Locked ENA Token Purchase Price”), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, on the Closing Date (as defined below) and immediately prior to the Company Merger, a number of shares of Company Class A Common Stock (the “Subscribed Shares”) at a purchase price of $10.00 per share (the “Per Share Price”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue to Subscriber the Subscribed Shares, immediately prior to the consummation of the Company Merger, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, SPAC, the Company and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber, the “Subscribers”), pursuant to which the Other Subscribers have agreed to purchase shares of Company Class A Common Stock (the “Shares”) at the Per Share Price and on the same terms as are available to the Subscriber hereunder (the Shares of the Other Subscribers, the “Other Subscribed Shares”, and such other subscriptions and issuances thereunder, the “Other Subscriptions”);

WHEREAS, the Parties hereto intend that for U.S. federal income tax purposes, (1) the Subscription, together with the Other Subscriptions and the other transactions contemplated by the BCA, qualify as a transaction governed by Section 351(a) of the Code (as defined herein) (the “Section 351 Intended Tax Treatment”); (2) until the Closing or the termination of this Subscription Agreement, as applicable, the Subscribers making the Cash PIPE Deposit shall be treated as the owners of the Locked ENA Tokens and the Permitted Expense Amount, in each case, held in the Custodial Account, and all interest, earnings, or other income (if any) earned with respect to the Locked ENA Tokens and the Permitted Expense Amount, in each case, while held in the Custodial Account shall be treated as earned by such Subscribers; and (3) if the Closing occurs, then the Subscribers making the Cash PIPE Deposit shall be deemed to contribute the Locked ENA Tokens and the Permitted Expense Amount to the Company in exchange for shares of Company Class A Common Stock at Closing (clauses (1)-(3), collectively, the “Intended Tax Treatment”); and

WHEREAS, upon the consummation of the Company Merger, each Subscribed Share shall be converted automatically into one share of Pubco Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. On the terms and subject to the conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company, the Subscribed Shares at the Closing (as defined below) (such subscription and issuance, the “Subscription”).

Section 2. Payment of the Purchase Price; Custodial Account; Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Company Merger, which will take place on the same date as the closing of the Transactions, in each case, pursuant to, and subject to the terms and conditions of, the BCA (such date, the “Closing Date”).

(b) The Purchase Price shall be paid in accordance with this Section 2(b), in cash, U.S. dollar-denominated stablecoins (“USDC” or “USDT”), or ENA Tokens (or a combination thereof) as designated on the signature page hereto, in such amounts as indicated on Subscriber’s signature page of this Subscription Agreement; provided that, no more than one-third (1/3) of the aggregate Purchase Price paid by Subscriber and its affiliates who are Other Subscribers purchasing Shares pursuant to Other Subscription Agreements, when taken together, may be paid in ENA Tokens. If Subscriber elects to pay the Purchase Price in ENA Tokens, then the number of ENA Tokens to be paid to the Company shall be calculated in accordance with the terms set forth on Schedule A hereto (the “ENA Token Amount”).

Annex G-1-2

(i) With respect to any portion of the Purchase Price being paid in cash, USDC or USDT (collectively, “Cash”), then Subscriber shall deliver, no later than 9:00 a.m. (Eastern time) on or prior to the date hereof, such portion (A) if in cash, via wire transfer of United States dollars in immediately available funds, or (B) if in USDC or USDT, by electronic deposit, in each case, to a custodial account established for the benefit of the Subscribers paying a portion of the Purchase Price in Cash (the “Custodial Account”), with Anchorage Digital Bank N.A. serving as custodian (the “Custodian”) (the aggregate Cash proceeds deposited into such account from such Subscribers, the “Cash PIPE Proceeds” and the deposit of the Cash PIPE Proceeds into such account, the “Cash PIPE Deposit”).

(ii) With respect to any portion of the Purchase Price being paid in ENA Tokens, then, at least five (5) Business Days before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to such Subscriber (the “Closing Notice”) specifying the anticipated Closing Date and the digital asset wallet account into which the ENA Token Amount will be delivered. No later than 9:00 a.m. (Eastern time) on the second Business Day prior to the Closing Date, Subscriber shall deliver the ENA Token Amount to the Company, free and clear of any liens, encumbrances or other restrictions, via transfer of the ENA Token Amount to the Custodial Account as specified in the Closing Notice.

(c) (i) Promptly after the Cash PIPE Deposit, the Cash PIPE Proceeds, less up to $2.5 million that the Company and Pubco may use to pay certain transaction expenses at Closing (the “Permitted Expense Amount” and, the Cash PIPE Proceeds less the Permitted Expense Amount, the “Locked ENA Purchase Amount”), will be used by the Company, solely in its capacity as Administrative Agent, to purchase the Locked ENA Tokens from Ethena OpCo at the Locked ENA Token Purchase Price in accordance with the terms set forth in the Token Purchase Agreement. Promptly after receipt of the Locked ENA Purchase Amount (but in no event later than two (2) calendar days thereafter), Ethena OpCo shall deposit the Locked ENA Tokens into the Custodial Account.

(ii) Until the earlier of (i) closing of the Transactions or (ii) the termination of the BCA in accordance with its terms, the Parties agree that the entire Locked ENA Purchase Amount shall be used solely to purchase the Locked ENA Tokens. Additionally, until the closing of the Transactions, the Parties covenant that none of the Locked ENA Tokens shall be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation (other than as contemplated by the Collaboration Agreement), and shall remain, subject to applicable law, free and clear of all liens, charges, and encumbrances.

(iii) Unless otherwise agreed to in writing by the Parties, the Locked ENA Tokens may be released from the Custodial Account only (A) upon the earlier of (x) the closing of the Transactions, (y) the termination of the BCA in accordance with its terms and (z) the termination of this Subscription Agreement in accordance with its terms and (B) pursuant to written instructions signed by representatives designated by the Company and Ethena OpCo (such representatives, the “Authorized Persons”) authorizing and directing the Custodian to release the Locked ENA Tokens in accordance with this Agreement.

(d) At the Closing, the Company shall deliver to Subscriber, against delivery of the Purchase Price, the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber. The number of Subscribed Shares to be issued to Subscriber shall be calculated as follows: the Purchase Price, divided by (B)(x) the Per Share Price, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in Schedule A hereto). Notwithstanding anything to the contrary herein, no fraction of a Subscribed Share will be issued to Subscriber. If Subscriber would otherwise be entitled to a fraction of a Subscribed Share, then the number of Subscribed Shares to be issued to Subscriber will be rounded down to the nearest whole Subscribed Share. As promptly as practicable after the consummation of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Subscriber evidence from Pubco’s transfer agent of the exchange of the Subscribed Shares for an equal number of shares of Pubco Class A Common Stock.

(e) As soon as reasonably practicable following the consummation of the Transactions, (i) the Locked ENA Tokens will be released from the Custodial Account and transferred to a digital asset wallet account designated in writing by the Company and Pubco and (ii) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will be transferred by wire transfer of immediately available funds to an account

Annex G-1-3

designated by the Company and Pubco, in each case, upon receipt by the Custodian of the required authorization by the Authorized Persons. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, following consummation of the Transactions, ownership of any remaining Locked ENA Purchase Amount by Ethena OpCo will be unaffected.

(f) In the event that the consummation of the Transactions does not occur prior to the earlier of such date and time as the BCA or this Subscription Agreement is terminated in accordance with its terms, unless otherwise agreed to in writing by the Parties:

(i) for those Subscribers who made the Cash PIPE Deposit, (A) in accordance with the terms of the Collaboration Agreement, Ethena shall promptly (but in no event later than two (2) Business Days after such termination date) unlock a portion of Locked ENA Tokens held in the Custodial Account in accordance with the terms of the Collaboration Agreement (such unlocked Locked ENA Tokens, the “Unlocked ENA Tokens”) and (B) the Authorized Persons shall promptly (but in no event later than four (4) Business Days after such termination date) instruct the Custodian to promptly transfer (x) to such Subscriber its pro rata portion of (1) the Unlocked ENA Tokens (based on the aggregate Purchase Price paid by such Subscriber in Cash relative to the aggregate Cash PIPE Proceeds) to a digital asset wallet account specified by such Subscriber, plus (2) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account), by wire transfer of immediately available funds to an account specified by such Subscriber, and (y) to Ethena any remaining Locked ENA Tokens held in the Custodial Account; and

(ii) for those Subscribers who paid the Purchase Price in ENA Token, promptly (but in no event later than four (4) Business Days after such termination date) transfer to such Subscriber any ENA Token Amount delivered by Subscriber to the Company to a digital asset wallet account specified by such Subscriber.

Notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt, ownership by Ethena OpCo of any remaining Locked ENA Purchase Amount will be unaffected by the terms of this Section 2(f). In addition, to the extent that any Subscribed Shares have been issued or delivered to Subscriber, such Subscribed Shares shall be deemed cancelled. Notwithstanding such return or release, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Subscriber, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article VIII (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (whether temporary, preliminary or permanent) and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality

Annex G-1-4

or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable; and

(ii) Subscriber shall have wired, deposited, delivered or transferred, as applicable, the Purchase Price in accordance with Section 2(b) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(i) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, Pubco and SPAC contained in this Subscription Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company, Pubco and SPAC, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) shall have been amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) no amendments, modifications or waivers to the terms of the BCA, the Collaboration Agreement, the Contribution Agreement or the Token Purchase Agreement (in each case, as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) required to be made in connection with the issuance and sale of the Subscribed Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares to the Subscriber;

(v) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing; and

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(vi) there has not occurred any Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, which the parties to the BCA have not waived.

(j) Prior to or at the Closing, Subscriber shall deliver to the Company and Pubco all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of Subscriber.

(k) Subscriber hereby authorizes the Company to utilize the portion of the Purchase Price it paid in Cash to purchase the Locked ENA Tokens from Ethena OpCo on its behalf and to establish the Custodial Account for its benefit with the Custodian and to take such other action as it may deem necessary or advisable in furtherance thereof, including but not limited to, executing the Token Purchase Agreement and any other agreements relating to establishing and maintaining the Custodial Account on its behalf.

Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) The issuance and sale of the Subscribed Shares, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement), will have been duly authorized by the Company and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or the BCA, the Company Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. The issuance of the shares of Pubco Class A Common Stock in exchange for the Subscribed Shares, when issued pursuant to the BCA (subject to the receipt of the Subscribed Shares in accordance with the terms of the BCA), will have been duly authorized by Pubco and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under the BCA, the Pubco organizational documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Pubco organizational documents (as in effect at such time of issuance) or under the laws of its jurisdiction of incorporation.

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(d) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber and SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”). Each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Collaboration Agreement and the Contribution Agreement has been duly authorized, validly executed and delivered by Pubco, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement and the Contribution Agreement shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by the Company with all of the provisions of this Subscription Agreement applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by Pubco with all of the provisions of this Subscription Agreement applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the

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Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco, as applicable.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares or the Other Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance.

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(o) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(p) As of the date hereof and prior to giving effect to the Transactions: (i) 0 shares of Company Class A Common Stock were issued and outstanding; (ii) 100,000 shares of Company Class B Common Stock were issued and outstanding; and (iii) no shares of preferred stock of the Company were issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Shares.

(q) The Other Subscription Agreements reflect the same Per Share Price and substantially the same other material terms and conditions that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares). Neither the Company nor Pubco has entered into any side letter or similar agreement with any Other Subscriber relating to such Other Subscriber’s purchase of its Other Subscribed Shares other than the Other Subscription Agreements. Notwithstanding anything to the contrary herein, this Section 3(q) shall not apply to the Contribution Agreement.

(r) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(s) None of the Company, Pubco or any of their respective directors, officers, employees, or, to the knowledge of the Company or Pubco, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), economic sanctions laws or regulations (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), or anti-terrorism financing laws.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to Subscriber, as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

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(b) This Subscription Agreement has been duly authorized, validly executed and delivered by the SPAC and assuming the due authorization, execution and delivery of the same by the Company, Pubco and Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder, the compliance by SPAC with all of the provisions of this Subscription Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, the SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization, including any Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, and (iii) filings required to consummate the Transactions as provided in the BCA.

(e) No Disqualification Event is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(f) Neither SPAC, nor any of its directors, officers, employees, or, to the knowledge of SPAC, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the FCPA), economic sanctions laws or regulations (including those administered by OFAC), or anti-terrorism financing laws.

(g) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by SPAC with the Commission on or prior to the Closing Date (the “SPAC SEC Reports”), complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of SPAC SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in SPAC SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of SPAC SEC Reports.

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Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, SPAC and Pubco, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, SPAC and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) If Subscriber is paying the Purchase Price in ENA Token, (i) Subscriber has all rights, title and interest in and to the ENA Token to be contributed by it to the Company pursuant to this Subscription Agreement, (ii) such ENA Token is held in a digital wallet held or operated by or on behalf of Subscriber either by way of self-custody and/or at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such ENA Token nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, other than industry-standard lock-up provisions, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such ENA Token and (iv) Subscriber has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Shares hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Shares.

(e) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) or other “accredited investor” satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated, (v) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or other “accredited

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investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company and Pubco with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(f) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that neither the Company, SPAC nor Pubco is required to register the Subscribed Shares except as set forth in Section 6. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Shares are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, SPAC, Pubco or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company, SPAC or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(h) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, Pubco’s and SPAC’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

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(i) Subscriber acknowledges and agrees that none of the Company, SPAC, Pubco nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Shares. None of the Company, SPAC, Pubco or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company SPAC, Pubco or the quality or value of the Subscribed Shares.

(j) Subscriber acknowledges that (i) the Company, SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding the Company, SPAC or Pubco that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of the Company, SPAC nor Pubco shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against the Company, SPAC and/or Pubco, to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(k) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives), on the other, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and/or an institutional “accredited investor” or other “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

(m) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk

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People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Shares are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, SPAC, Pubco or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(r) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(s) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC or Pubco, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company and Pubco contained in Section 3 and of the SPAC contained in Section 4, in making its investment or decision to invest in the Company. Subscriber agrees that no Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) shall be liable (including, without limitation,

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for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other Subscriber, or any person claiming through Subscriber or any Other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Shares.

(t) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber.

(u) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares, other than binding commitments it may have to transfer and/or pledge such Subscribed Shares upon the Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(v) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(w) Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(x) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Shares.

(y) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(z) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 9(v). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(v), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 5(z) to the Company, SPAC or Pubco after the issuance of the initial press release as described in Section 9(v). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

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(aa) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco; provided that each of the Company, SPAC and Pubco agree that the Company, SPAC and Pubco and any of their respective officers, directors, employees or agents shall use their best efforts not to provide the Subscriber with any material, non-public information regarding the Company, SPAC or Pubco or any of their respective subsidiaries, as applicable, from and after the date of this Subscription Agreement without the express prior written consent of the Subscriber (which may be granted or withheld in such Subscriber’s sole discretion).

Section 6. Registration of Subscribed Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock to be issued in exchange for the Subscribed Shares upon consummation of the Company Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 6(c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is

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closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(c) Notwithstanding anything to the contrary, if at any time prior to the End Date (as defined below) Pubco determines that it is eligible to register the Registrable Securities on a Registration Statement on Form S-3 (“Form S-3”), then Pubco shall use commercially reasonable efforts to (i) as promptly as possible, but in no event more than fifteen (15) Business Days after such determination is made by Pubco, convert the Registration Statement to a Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained

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herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(f) For purposes of this Section 6 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the

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statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco (which consent shall not be unreasonably withheld or delayed). Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

(h) Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses for which it would otherwise be liable under this Section 6, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to

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reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Subscribed Shares effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Shares and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Shares being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Shares, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(o) Subscriber may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that Subscriber not receive notices from Pubco otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Pubco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions

Annex G-1-20

of this Section 6(o)) and the related suspension period remains in effect, Pubco will so notify Subscriber, within two (2) Business Days of Subscriber’s notification to Pubco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) twelve (12) months from the date of this Subscription Agreement; or (d) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any Cash and/or ENA Token paid by Subscriber in connection herewith shall promptly be returned to Subscriber in the manner set forth in Section 2(f).

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-260242) on November 30, 2021 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Shares, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of any public shares of SPAC acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

Section 9. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

Annex G-1-21

(b) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (including in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Code, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Subscriber acknowledges that the Company, Pubco and others, including SPAC, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give such persons any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company, SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company, SPAC and Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company, SPAC and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company, SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

(e) Each of the Company, SPAC, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void.

Annex G-1-22

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Each Party hereto shall use commercially reasonable efforts to cause the Subscription to qualify for the Section 351 Intended Tax Treatment. Each Party agrees to file all tax returns consistently with, and take no position inconsistent with (whether in audits, tax returns or otherwise), the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each Party shall file with its applicable U.S. federal income tax return on a timely basis the information required by Treasury Regulations Section 1.351-3 and maintain the permanent records described in Treasury Regulations Section 1.351-3, in each case, to the extent applicable, and in the event a taxing authority disputes or takes a position inconsistent with the Intended Tax Treatment, a Party receiving notice of such dispute shall promptly notify the other Parties hereto. Notwithstanding anything to the contrary contained in this Agreement or the BCA, however, none of SPAC, Pubco, the Company or any of their respective affiliates, subsidiaries or representatives makes or provides any representations, warranties, guarantees, or indemnities to the Subscriber regarding (1) the tax treatment of the Subscription or the transactions contemplated by this Agreement or the BCA (including the Intended Tax Treatment) or (2) any of the tax consequences to the Subscriber of this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA. The Subscriber agrees and acknowledges that the Subscriber is relying solely on the Subscriber’s own tax advisors in connection with this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA.

(m) Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(n) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC, the Company and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

Annex G-1-23

(o) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(p) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(r) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(s) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(t) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of Delaware or the courts of the United States located in the State of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

Annex G-1-24

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto.

(v) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC, the Company or Pubco delivered to the Subscriber by or on behalf of the Company, SPAC, Pubco or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

Annex G-1-25

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

Annex G-1-26

IN WITNESS WHEREOF, SPAC, Pubco and the Company have accepted this Subscription Agreement as of the date first set forth above.

TLGY ACQUISITION CORP.
By:
Name:
Title:

Address for Notices:

TLGY Acquisition Corp.
4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
E-mail:
Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas
New York NY 10038
Email:
Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-1-27

STABLECOINX INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
E-mail:
Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas
New York NY 10038
Email:
Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-1-28

STABLECOINX ASSETS INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
E-mail:
Attention: Young Cho

with a copy (not to constitute notice) to:

Edelman Legal Advisory PLLC
400 Rella Blvd, Suite 165
Suffurn, New York 10901
Attention: Ari Edelman
Email:

[Signature Page to Subscription Agreement]

Annex G-1-29

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: ____________________________	State/Country of Formation or Domicile: ____________
By: _________________________________________
Name: ________________________________________
Title: ________________________________________
Name in which Subscribed Shares are to be registered (if different): _____________________________________________	Date:_________________
Subscriber’s EIN: ______________________________
Entity Type (e.g., corporation, partnership, trust, etc.): ________________________________________
Business Address-Street: ________________________	Mailing Address-Street (if different): ____________________________________________
City, State, Zip: ________________________________	City, State, Zip: ________________________________
Attn: ________________________________________	Attn: ________________________________________
Telephone No.: _________________________________	Telephone No.: _________________________________
Email for notices: ______________________________	Email for notices (if different): ____________________

Number of Shares subscribed for: _________________

Aggregate Purchase Price: $________________

Form of Payment:

Cash Subscription

☐	Cash: $____________________	☐	USDT: ___________________	☐	USDC: ___________________

ENA Subscription

☐ Unlocked ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

☐ 12 Month Lockup ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

Aug 2025 Lockup ENA Token ____________ Sept 2025 Lockup ENA Token ____________

Oct 2025 Lockup ENA Token ____________ Nov 2025 Lockup ENA Token ____________

Dec 2025 Lockup ENA Token ____________ Jan 2026 Lockup ENA Token ____________

Feb 2026 Lockup ENA Token ____________ Mar 2026 Lockup ENA Token ____________

Apr 2026 Lockup ENA Token ____________ May 2026 Lockup ENA Token ____________

Jun 2026 Lockup ENA Token ____________ Jul 2026 Lockup ENA Token ____________

☐ 24 Month Lockup ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

Aug 2026 Lockup ENA Token ____________ Sept 2026 Lockup ENA Token ____________

Oct 2026 Lockup ENA Token ____________ Nov 2026 Lockup ENA Token ____________

Dec 2026 Lockup ENA Token ____________ Jan 2027 Lockup ENA Token ____________

Annex G-1-30

Feb 2027 Lockup ENA Token ____________ Mar 2027 Lockup ENA Token ____________

Apr 2027 Lockup ENA Token ____________ May 2027 Lockup ENA Token ____________

Jun 2027 Lockup ENA Token ____________ Jul 2027 Lockup ENA Token ____________

☐ 36 Month Lockup ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

Aug 2027 Lockup ENA Token ____________ Sept 2027 Lockup ENA Token ____________

Oct 2027 Lockup ENA Token ____________ Nov 2027 Lockup ENA Token ____________

Dec 2027 Lockup ENA Token ____________ Jan 2028 Lockup ENA Token ____________

Feb 2028 Lockup ENA Token ____________ Mar 2028 Lockup ENA Token ___________

Apr 2028 Lockup ENA Token ____________ May 2028 Lockup ENA Token ____________

Jun 2028 Lockup ENA Token ____________ Jul 2028 Lockup ENA Token ____________

ENA Fair Market Value at Signing: $0.3008

Annex G-1-31

SCHEDULE A

ENA Token Amount Calculation

The ENA Token Amount shall be calculated as follows:

1.      For unlocked ENA Tokens (“Unlocked ENA Token”): the Purchase Price divided by $0.2858, which represents a 5% discount to the ENA Fair Market Value at Signing (defined below);

2.      For ENA Tokens subject to lock-up of up to 12 months (“12 Month Lockup ENA Token”): the Purchase Price divided by $0.2557, which represents a 15% discount to ENA Fair Market Value at Signing;

3.      For ENA Tokens subject to lockup of 13 to 24 months (“24 Month Lockup ENA Token”): the Purchase Price divided by $0.2406, which represents a 20% discount to the ENA Fair Market Value at Signing; and

4.      For ENA Tokens subject to lockup of 25 to 36 months (“36 Month Lockup ENA Token”): the Purchase Price divided by $0.2106, which represents a 30% discount to the ENA Fair Market Value at Signing.

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Signing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the date of this Subscription Agreement, which is $0.3008.

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Closing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date.

“30-day VWAP of ENA Tokens” shall mean the volume-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the 30 consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).

Annex G-1-32

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)
☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2. ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

3. FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Annex G-1-33

☐

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐

Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.
Specify which tests:
☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐

Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

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6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).
☐	Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐

Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated.

☐	Subscriber is not resident in the United Kingdom.

Annex G-1-35

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:
Print Name:
By:
Name:
Title:

Annex G-1-36

Annex G-2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 5, 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StablecoinX Assets Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (“Subscriber”). The SPAC, Pubco, the Company and Subscriber are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.”

WHEREAS, on July 21, 2025, (a) SPAC, (b) Pubco, (c) the Company, (d) StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and (e) StablecoinX Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (such surviving company, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), with the shareholders of SPAC receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (such surviving company, the “Company Surviving Entity” and such merger, the “Company Merger” and, together with the SPAC Merger, the “Mergers” and together with the other transactions contemplated by the BCA, the “Transactions”), with the holders of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) receiving one share of Pubco Class A Common Stock for each share of Company Class A Common Stock held by such shareholder, and the holders of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) receiving one share of Pubco Class A Common Stock and one share of Pubco Class B Common Stock for each share of Company Class B Common Stock held by such shareholder, in each case, in accordance with the terms of the BCA, and as a result of the Mergers, the SPAC Surviving Entity and the Company Surviving Entity will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to that certain contribution agreement (the “Contribution Agreement”), dated July 21, 2025, by and among Pubco, the Company, SPAC and Ethena Foundation, a Cayman Islands foundation company (“Ethena”), Ethena agreed to contribute an amount of the native protocol governance tokens of Ethena (“ENA Tokens”) equal to (a) $60,000,000, divided by (b)(i) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (ii) 1 minus thirty percent (30%), to the Company, in exchange for shares of Company Class B Common Stock to be issued by the Company prior to the Company Merger (the “Ethena ENA Contribution”);

WHEREAS, in connection with the Transactions, the Company, Pubco, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) also entered into a collaboration agreement dated July 21, 2025 (as amended from time to time, the “Collaboration Agreement”), pursuant to which, the Company, Pubco, Ethena and Ethena OpCo have agreed, among other things, (i) to collaborate and achieve the Collaboration Activities (as defined therein), (ii) that Ethena will grant to Pubco a Right of Participation (as defined therein) to purchase additional ENA Tokens following the closing of the Transactions, (iii) to outline certain covenants with respect to the Custodial Account (as defined herein) and (iv) that if and to the extent necessary in connection with the termination of this Subscription Agreement in accordance with its terms, Ethena has agreed to unlock a portion of the Locked ENA Tokens (as defined herein) as described in Section 2(f)(i), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions and concurrently with the execution of the Business Combination Agreement, the Company, Pubco and TLGY entered into subscription agreements (the “Signing Subscription Agreements”) with certain other investors (collectively, the “Signing Subscribers”), pursuant to which such Signing Subscribers agreed to purchase an aggregate of approximately $363 million of Shares (as defined below), including the $60 million Ethena ENA Contribution, immediately prior to the Company Merger (the Shares of the Signing Subscribers, the “Signing Subscribed Shares”, and the subscriptions and issuances thereunder, the “Signing Subscriptions”);

Annex G-2-1

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Signing Subscription Agreements, Ethena OpCo and the Company entered into a token purchase agreement dated July 21, 2025 (the “Signing Token Purchase Agreement”), pursuant to which Ethena OpCo agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Signing Subscribers making the Cash PIPE Deposit (as defined in the Signing Subscription Agreements) until the Closing, such capacity, the “Administrative Agent”), a number of discounted locked ENA tokens (the “Locked ENA Tokens”) equal to the (i) Locked ENA Purchase Amount (as defined in the Signing Subscription Agreements), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (y) 1 minus thirty percent (30%), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, on the Closing Date (as defined below) and immediately prior to the Company Merger, a number of shares of Company Class A Common Stock (the “Subscribed Shares”) at a purchase price of $10.00 per share (the “Per Share Price”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue to Subscriber the Subscribed Shares, immediately prior to the consummation of the Company Merger, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, SPAC, the Company and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber and the Signing Subscribers, the “Subscribers”), pursuant to which the Other Subscribers have agreed to purchase shares of Company Class A Common Stock (the “Shares”) at the Per Share Price and on the same terms as are available to the Subscriber hereunder (other than those allowing certain Other Subscribers to pay a portion of their Purchase Price in ENA Tokens) (the Shares of the Other Subscribers, the “Other Subscribed Shares”, and such other subscriptions and issuances thereunder, the “Other Subscriptions”);

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Subscription Agreements, Ethena OpCo and the Company have entered into a token purchase agreement, dated as of the date hereof (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Subscribers making the Cash PIPE Deposit (as defined below) until the Closing, such capacity, the “Administrative Agent”), a number of Locked ENA Tokens equal to the (i) Locked ENA Purchase Amount (as defined herein), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) multiplied by (y) 1 minus thirty percent (30%) (the price paid for such Locked ENA Tokens set forth in this clause (ii), the “Locked ENA Token Purchase Price”), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, the Parties hereto intend that for U.S. federal income tax purposes, (1) the Subscription, together with the Other Subscriptions and the other transactions contemplated by the BCA, including the Signing Subscriptions, qualify as a transaction governed by Section 351(a) of the Code (as defined herein) (the “Section 351 Intended Tax Treatment”); (2) until the Closing or the termination of this Subscription Agreement, as applicable, the Subscribers making the Cash PIPE Deposit shall be treated as the owners of the Locked ENA Tokens and the Permitted Expense Amount, in each case, held in the Custodial Account, and all interest, earnings, or other income (if any) earned with respect to the Locked ENA Tokens and the Permitted Expense Amount, in each case, while held in the Custodial Account shall be treated as earned by such Subscribers; and (3) if the Closing occurs, then the Subscribers making the Cash PIPE Deposit shall be deemed to contribute the Locked ENA Tokens and the Permitted Expense Amount to the Company in exchange for shares of Company Class A Common Stock at Closing (clauses (1)-(3), collectively, the “Intended Tax Treatment”); and

WHEREAS, upon the consummation of the Company Merger, each Subscribed Share shall be converted automatically into one share of Pubco Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. On the terms and subject to the conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company, the Subscribed Shares at the Closing (as defined below) (such subscription and issuance, the “Subscription”).

Annex G-2-2

Section 2. Payment of the Purchase Price; Custodial Account; Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Company Merger, which will take place on the same date as the closing of the Transactions, in each case, pursuant to, and subject to the terms and conditions of, the BCA (such date, the “Closing Date”).

(b) The Purchase Price shall be paid in accordance with this Section 2(b), in cash or U.S. dollar-denominated stablecoins (“USDC” or “USDT” and, collectively with cash, “Cash”) as designated on the signature page hereto, in such amounts as indicated on Subscriber’s signature page of this Subscription Agreement. The Subscriber shall deliver, no later than 9:00 a.m. (Eastern time) on or prior to the date hereof, the Purchase Price (A) if in cash, via wire transfer of United States dollars in immediately available funds, or (B) if in USDC or USDT, by electronic deposit, in each case, to a custodial account established for the benefit of the Subscribers paying the Purchase Price hereunder in Cash (the “Custodial Account”), with Anchorage Digital Bank N.A. serving as custodian (the “Custodian”) (the aggregate cash, USDC or USDT (collectively, “Cash”) proceeds deposited into such account from such Subscribers hereunder, the “Cash PIPE Proceeds” and the deposit of the Cash PIPE Proceeds into such account, the “Cash PIPE Deposit”). For the avoidance of doubt, the Custodial Account is a separate account from the custodial account into which the Cash PIPE Proceeds (as defined in the Signing Subscription Agreements) and Locked ENA Tokens (as defined in the Signing Subscription Agreement) were deposited in accordance with the terms of the Signing Subscription Agreements.

(c) (i) Promptly after the Cash PIPE Deposit, the Cash PIPE Proceeds, less up to $16.0 million that the Company and Pubco may use to pay certain transaction expenses at Closing (the “Permitted Expense Amount” and, the Cash PIPE Proceeds less the Permitted Expense Amount, the “Locked ENA Purchase Amount”), will be used by the Company, solely in its capacity as Administrative Agent, to purchase the Locked ENA Tokens from Ethena OpCo at the Locked ENA Token Purchase Price in accordance with the terms set forth in the Token Purchase Agreement. Promptly after receipt of the Locked ENA Purchase Amount (but in no event later than two (2) calendar days thereafter), Ethena OpCo shall deposit the Locked ENA Tokens into the Custodial Account.

(ii) Until the earlier of (i) closing of the Transactions or (ii) the termination of the BCA in accordance with its terms, the Parties agree that the entire Locked ENA Purchase Amount shall be used solely to purchase the Locked ENA Tokens. Additionally, until the closing of the Transactions, the Parties covenant that none of the Locked ENA Tokens shall be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation (other than as contemplated by the Collaboration Agreement), and shall remain, subject to applicable law, free and clear of all liens, charges, and encumbrances.

(iii) Unless otherwise agreed to in writing by the Parties, the Locked ENA Tokens may be released from the Custodial Account only (A) upon the earlier of (x) the closing of the Transactions, (y) the termination of the BCA in accordance with its terms and (z) the termination of this Subscription Agreement in accordance with its terms and (B) pursuant to written instructions signed by representatives designated by the Company and Ethena OpCo (such representatives, the “Authorized Persons”) authorizing and directing the Custodian to release the Locked ENA Tokens in accordance with this Agreement.

(d) At the Closing, the Company shall deliver to Subscriber, against delivery of the Purchase Price, the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber. The number of Subscribed Shares to be issued to Subscriber shall be calculated as follows: the Purchase Price, divided by (B)(x) the Per Share Price, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in Schedule A hereto). Notwithstanding anything to the contrary herein, no fraction of a Subscribed Share will be issued to Subscriber. If Subscriber would otherwise be entitled to a fraction of a Subscribed Share, then the number of Subscribed Shares to be issued to Subscriber will be rounded down to the nearest whole Subscribed Share. As promptly as practicable after the consummation of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Subscriber evidence from Pubco’s transfer agent of the exchange of the Subscribed Shares for an equal number of shares of Pubco Class A Common Stock.

(e) As soon as reasonably practicable following the consummation of the Transactions, (i) the Locked ENA Tokens will be released from the Custodial Account and transferred to a digital asset wallet account designated in writing by the Company and Pubco and (ii) the Permitted Expense Amount (net of any fees and expenses

Annex G-2-3

related to the Custodial Account) will be transferred by wire transfer of immediately available funds to an account designated by the Company and Pubco, in each case, upon receipt by the Custodian of the required authorization by the Authorized Persons. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, following consummation of the Transactions, ownership of any remaining Locked ENA Purchase Amount by Ethena OpCo will be unaffected.

(f) In the event that the consummation of the Transactions does not occur prior to the earlier of such date and time as the BCA or this Subscription Agreement is terminated in accordance with its terms, unless otherwise agreed to in writing by the Parties: (A) in accordance with the terms of the Collaboration Agreement, Ethena shall promptly (but in no event later than two (2) Business Days after such termination date) unlock a portion of Locked ENA Tokens held in the Custodial Account in an amount equal to the Cash PIPE Deposit less the Permitted Expense Amount divided by the ENA Fair Market Value at Signing (such unlocked Locked ENA Tokens, the “Unlocked ENA Tokens”) and (B) the Authorized Persons shall promptly (but in no event later than four (4) Business Days after such termination date) instruct the Custodian to promptly transfer (x) to such Subscriber its pro rata portion of (1) the Unlocked ENA Tokens (based on the aggregate Purchase Price paid by such Subscriber in Cash hereunder relative to the aggregate Cash PIPE Proceeds hereunder) to a digital asset wallet account specified by such Subscriber, plus (2) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account), by wire transfer of immediately available funds to an account specified by such Subscriber, and (y) to Ethena any remaining Locked ENA Tokens held in the Custodial Account.

Notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt, ownership by Ethena OpCo of any remaining Locked ENA Purchase Amount will be unaffected by the terms of this Section 2(f). In addition, to the extent that any Subscribed Shares have been issued or delivered to Subscriber, such Subscribed Shares shall be deemed cancelled. Notwithstanding such return or release, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Subscriber, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article VIII (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (whether temporary, preliminary or permanent) and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable; and

Annex G-2-4

(ii) Subscriber shall have wired, deposited, delivered or transferred, as applicable, the Purchase Price in accordance with Section 2(b) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(i) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, Pubco and SPAC contained in this Subscription Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company, Pubco and SPAC, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) shall have been amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) no amendments, modifications or waivers to the terms of the BCA, the Collaboration Agreement, the Contribution Agreement or the Token Purchase Agreement (in each case, as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) required to be made in connection with the issuance and sale of the Subscribed Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares to the Subscriber;

(v) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing; and

(vi) there has not occurred any Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, which the parties to the BCA have not waived.

(j) Prior to or at the Closing, Subscriber shall deliver to the Company and Pubco all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of Subscriber.

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(k) Subscriber hereby authorizes the Company to utilize the portion of the Purchase Price it paid in Cash to purchase the Locked ENA Tokens from Ethena OpCo on its behalf and to establish the Custodial Account for its benefit with the Custodian and to take such other action as it may deem necessary or advisable in furtherance thereof, including but not limited to, executing the Token Purchase Agreement and any other agreements relating to establishing and maintaining the Custodial Account on its behalf.

Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber and the Placement Agent as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) The issuance and sale of the Subscribed Shares, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement), will have been duly authorized by the Company and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or the BCA, the Company Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. The issuance of the shares of Pubco Class A Common Stock in exchange for the Subscribed Shares, when issued pursuant to the BCA (subject to the receipt of the Subscribed Shares in accordance with the terms of the BCA), will have been duly authorized by Pubco and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under the BCA, the Pubco organizational documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Pubco organizational documents (as in effect at such time of issuance) or under the laws of its jurisdiction of incorporation.

(d) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber and SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”). Each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement has been duly authorized, validly

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executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Collaboration Agreement and the Contribution Agreement has been duly authorized, validly executed and delivered by Pubco, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement and the Contribution Agreement shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by the Company with all of the provisions of this Subscription Agreement applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by Pubco with all of the provisions of this Subscription Agreement applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

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(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco, as applicable.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or the Signing Subscribed Shares as completed by the Signing Subscription Agreements or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements or the Signing Subscribed Shares pursuant to the Signing Subscription Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf (other than the Placement Agent (as defined below) and any person acting on its behalf in such capacity, as to whom neither SPAC nor Pubco make any representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares or the Other Subscribed Shares or the Signing Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance.

(o) Other than compensation to be paid to (i) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as placement agent to Pubco (the “Placement Agent”) or (ii) such other third party in respect of placements to Subscribers in which the Placement Agent did not act as placement agent to the Company, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

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(p) As of the date hereof and prior to giving effect to the Transactions: (i) 0 shares of Company Class A Common Stock were issued and outstanding; (ii) 700,000 shares of Company Class B Common Stock were issued and outstanding; and (iii) no shares of preferred stock of the Company were issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Shares.

(q) The Other Subscription Agreements reflect the same Per Share Price and substantially the same other material terms and conditions that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms (i) particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares or (ii) allowing certain Other Subscribers to pay a portion of the Purchase Price in ENA Tokens). Neither the Company nor Pubco has entered into any side letter or similar agreement with any Other Subscriber relating to such Other Subscriber’s purchase of its Other Subscribed Shares other than the Other Subscription Agreements. Notwithstanding anything to the contrary herein, this Section 3(q) shall not apply to the Contribution Agreement or the Signing Subscription Agreements.

(r) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(s) None of the Company, Pubco or any of their respective directors, officers, employees, or, to the knowledge of the Company or Pubco, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), economic sanctions laws or regulations (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), or anti-terrorism financing laws.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to Subscriber and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

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(b) This Subscription Agreement has been duly authorized, validly executed and delivered by the SPAC and assuming the due authorization, execution and delivery of the same by the Company, Pubco and Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder, the compliance by SPAC with all of the provisions of this Subscription Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, the SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization, including any Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, and (iii) filings required to consummate the Transactions as provided in the BCA.

(e) No Disqualification Event is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(f) Neither SPAC, nor any of its directors, officers, employees, or, to the knowledge of SPAC, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the FCPA), economic sanctions laws or regulations (including those administered by OFAC), or anti-terrorism financing laws.

(g) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by SPAC with the Commission on or prior to the Closing Date (the “SPAC SEC Reports”), complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of SPAC SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in SPAC SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of SPAC SEC Reports.

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Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, SPAC, Pubco and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, SPAC and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Shares hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) or other “accredited investor” satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated, (v) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or other “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company, Pubco and the Placement Agent with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

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(e) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that neither the Company, SPAC nor Pubco is required to register the Subscribed Shares except as set forth in Section 6. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Shares are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company, SPAC or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, Pubco’s and SPAC’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including by the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(h) Subscriber acknowledges and agrees that none of the Company, SPAC, Pubco, the Placement Agent nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Shares. None of the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company SPAC, Pubco or the quality or value of the Subscribed Shares.

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(i) Subscriber acknowledges that (i) the Company, SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding the Company, SPAC or Pubco that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of the Company, SPAC, Pubco, nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against the Company, SPAC, Pubco, and/or the Placement Agent to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(j) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives (including the Placement Agent) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and/or an institutional “accredited investor” or other “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

(l) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(n) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United

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Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Shares are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(p) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(q) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC or Pubco, or any of their respective affiliates or Representatives, including the Placement Agent), other than the representations and warranties of the Company and Pubco contained in Section 3 and of the SPAC contained in Section 4, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or Signing Subscriber pursuant to any Signing Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agent shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or

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otherwise, or have any liability or obligation to Subscriber or any other Subscriber, or any person claiming through Subscriber or any other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Shares.

(s) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares, other than binding commitments it may have to transfer and/or pledge such Subscribed Shares upon the Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(t) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(u) Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(v) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Shares.

(w) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(x) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, the SPAC’s and Pubco’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Units, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(y) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant

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to the initial press release as described in Section 9(v). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(v), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 5(y) to the Company, SPAC or Pubco after the issuance of the initial press release as described in Section 9(v). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(z) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco; provided that each of the Company, SPAC and Pubco agree that the Company, SPAC and Pubco and any of their respective officers, directors, employees or agents shall use their best efforts not to provide the Subscriber with any material, non-public information regarding the Company, SPAC or Pubco or any of their respective subsidiaries, as applicable, from and after the date of this Subscription Agreement without the express prior written consent of the Subscriber (which may be granted or withheld in such Subscriber’s sole discretion).

Section 6. Registration of Subscribed Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock to be issued in exchange for the Subscribed Shares upon consummation of the Company Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 6(c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under

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Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(c) Notwithstanding anything to the contrary, if at any time prior to the End Date (as defined below) Pubco determines that it is eligible to register the Registrable Securities on a Registration Statement on Form S-3 (“Form S-3”), then Pubco shall use commercially reasonable efforts to (i) as promptly as possible, but in no event more than fifteen (15) Business Days after such determination is made by Pubco, convert the Registration Statement to a Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

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(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

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(f) For purposes of this Section 6 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco (which consent shall not be unreasonably withheld or delayed). Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

(h) Subscriber shall, severally and not jointly with any other Subscribers in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement

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which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses for which it would otherwise be liable under this Section 6, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Subscribed Shares effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Shares and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Shares being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Shares, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

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(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(o) Subscriber may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that Subscriber not receive notices from Pubco otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Pubco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(o)) and the related suspension period remains in effect, Pubco will so notify Subscriber, within two (2) Business Days of Subscriber’s notification to Pubco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) twelve (12) months from the date of the Signing Subscription Agreements; or (d) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any Cash and/or ENA Token paid by Subscriber in connection herewith shall promptly be returned to Subscriber in the manner set forth in Section 2(f).

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-260242) on November 30, 2021 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the Signing Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Shares, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its

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sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of any public shares of SPAC acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

Section 9. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (including in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Code, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Subscriber acknowledges that the Company, Pubco and others, including SPAC and the Placement Agent, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give such persons any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company, SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company, SPAC and Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company, SPAC and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company, SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

(e) Each of the Company, SPAC, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

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(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Each Party hereto shall use commercially reasonable efforts to cause the Subscription to qualify for the Section 351 Intended Tax Treatment. Each Party agrees to file all tax returns consistently with, and take no position inconsistent with (whether in audits, tax returns or otherwise), the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each Party shall file with its applicable U.S. federal income tax return on a timely basis the information required by Treasury Regulations Section 1.351-3 and maintain the permanent records described in Treasury Regulations Section 1.351-3, in each case, to the extent applicable, and in the event a taxing authority disputes or takes a position inconsistent with the Intended Tax Treatment, a Party receiving notice of such dispute shall promptly notify the other Parties hereto. Notwithstanding anything to the contrary contained in this Agreement or the BCA, however, none of SPAC, Pubco, the Company or any of their respective affiliates, subsidiaries or representatives makes or provides any representations, warranties, guarantees, or indemnities to the Subscriber regarding (1) the tax treatment of the Subscription or the transactions contemplated by this Agreement or the BCA (including the Intended Tax Treatment) or (2) any of the tax consequences to the Subscriber of this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA. The Subscriber agrees and acknowledges that the Subscriber is relying solely on the Subscriber’s own tax advisors in connection with this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA.

(m) Except with respect to the Placement Agent (who is a third-party beneficiary of the representations, warranties and covenants that reference the Placement Agent set forth herein) or as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators,

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successors, legal representatives, and permitted assigns and, except with resect to the Placement Agent or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(n) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC, the Company and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(o) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(p) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(r) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(s) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

Annex G-2-24

(t) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of Delaware or the courts of the United States located in the State of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Agreement for which the Placement Agent is an express third party beneficiary.

(v) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC, the Company or Pubco delivered to the Subscriber by or on behalf of the Company, SPAC, Pubco or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber or any other investor under the Other Subscription Agreements or the Signing Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement or any other Subscriber or other investor under the Other Subscription Agreements or the Signing Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any other Subscriber or investor or by any agent or employee of any other Subscriber or investor, and neither Subscriber

Annex G-2-25

nor any of its agents or employees shall have any liability to any other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or any Signing Subscription Agreement, and no action taken by Subscriber or other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Signing Subscription Agreements. Subscriber acknowledges that no other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

Annex G-2-26

IN WITNESS WHEREOF, SPAC, Pubco and the Company have accepted this Subscription Agreement as of the date first set forth above.

TLGY ACQUISITION CORP.
By:
Name:
Title:

Address for Notices:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas
New York NY 10038
Email: ElliottSmith@perkinscoie.com
Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-2-27

STABLECOINX INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas
New York NY 10038
Email: ElliottSmith@perkinscoie.com
Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-2-28

STABLECOINX ASSETS INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attention: Ari Edelman

Email: ari@edelmanlegal.com

[Signature Page to Subscription Agreement]

Annex G-2-29

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: ____________________________	State/Country of Formation or Domicile: ___________
By: _________________________________________
Name: ________________________________________
Title: ________________________________________
Name in which Subscribed Shares are to be registered (if different): _____________________________________________	Date:_________________
Subscriber’s EIN: ______________________________
Entity Type (e.g., corporation, partnership, trust, etc.): _________________________
Business Address-Street: ________________________	Mailing Address-Street (if different): ____________________________________________
City, State, Zip: ________________________________	City, State, Zip: ________________________________
Attn: ________________________________________	Attn: ________________________________________
Telephone No.: _________________________________	Telephone No.: _________________________________
Email for notices: ______________________________	Email for notices (if different): ____________________

Aggregate Purchase Price: $________________

Form of Payment:

Cash Subscription

☐	Cash: $____________________	☐	USDT: ___________________	☐	USDC: ___________________

Annex G-2-30

SCHEDULE A

ENA Fair Market Value

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Signing” shall mean $0.414286.

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Closing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date.

For purposes of this Subscription Agreement, the “30-day VWAP of ENA Tokens” shall mean the volume-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the 30 consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For illustrative purposes only, the number of Subscribed Shares to be issued by the Company to Subscriber at Closing in accordance with Section 2(d) will be calculated as follows:

Assuming by way of example, a total Purchase Price of $10 million and an ENA Fair Market Value at Closing of $0.70, this would mean that a total of 1,689,644 Subscribed Shares would be issued to Subscriber at Closing as demonstrated below.

Number of Subscribed Shares = 1,689,644

Annex G-2-31

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)
☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2. ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

3. FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Annex G-2-32

☐

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐

Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.
Specify which tests:
☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐

Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

Annex G-2-33

5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).
☐	Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐

Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated.

☐	Subscriber is not resident in the United Kingdom.

Annex G-2-34

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:
Print Name:
By:
Name:
Title:

Annex G-2-35

Annex G-3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 5, 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StablecoinX Assets Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (“Subscriber”). The SPAC, Pubco, the Company and Subscriber are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.”

WHEREAS, on July 21, 2025, (a) SPAC, (b) Pubco, (c) the Company, (d) StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and (e) StablecoinX Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (such surviving company, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), with the shareholders of SPAC receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (such surviving company, the “Company Surviving Entity” and such merger, the “Company Merger” and, together with the SPAC Merger, the “Mergers” and together with the other transactions contemplated by the BCA, the “Transactions”), with the holders of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) receiving one share of Pubco Class A Common Stock for each share of Company Class A Common Stock held by such shareholder, and the holders of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) receiving one share of Pubco Class A Common Stock and one share of Pubco Class B Common Stock for each share of Company Class B Common Stock held by such shareholder, in each case, in accordance with the terms of the BCA, and as a result of the Mergers, the SPAC Surviving Entity and the Company Surviving Entity will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to that certain contribution agreement (the “Contribution Agreement”), dated July 21, 2025, by and among Pubco, the Company, SPAC and Ethena Foundation, a Cayman Islands foundation company (“Ethena”), Ethena agreed to contribute an amount of the native protocol governance tokens of Ethena (“ENA Tokens”) equal to (a) $60,000,000, divided by (b)(i) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (ii) 1 minus thirty percent (30%), to the Company, in exchange for shares of Company Class B Common Stock to be issued by the Company prior to the Company Merger (the “Ethena ENA Contribution”);

WHEREAS, in connection with the Transactions, the Company, Pubco, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) also entered into a collaboration agreement dated July 21, 2025 (as amended from time to time, the “Collaboration Agreement”), pursuant to which, the Company, Pubco, Ethena and Ethena OpCo have agreed, among other things, (i) to collaborate and achieve the Collaboration Activities (as defined therein), (ii) that Ethena will grant to Pubco a Right of Participation (as defined therein) to purchase additional ENA Tokens following the closing of the Transactions, (iii) to outline certain covenants with respect to the Custodial Account (as defined herein) and (iv) that if and to the extent necessary in connection with the termination of this Subscription Agreement in accordance with its terms, Ethena has agreed to unlock a portion of the Locked ENA Tokens (as defined herein) as described in Section 2(f)(i), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions and concurrently with the execution of the Business Combination Agreement, the Company, Pubco and TLGY entered into subscription agreements (the “Signing Subscription Agreements”) with certain other investors (collectively, the “Signing Subscribers”), pursuant to which such Signing Subscribers agreed to purchase an aggregate of approximately $363 million of Shares (as defined below), including the $60 million Ethena ENA Contribution, immediately prior to the Company Merger (the Shares of the Signing Subscribers, the “Signing Subscribed Shares”, and the subscriptions and issuances thereunder, the “Signing Subscriptions”);

Annex G-3-1

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Signing Subscription Agreements, Ethena OpCo and the Company entered into a token purchase agreement dated July 21, 2025 (the “Signing Token Purchase Agreement”), pursuant to which Ethena OpCo agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Signing Subscribers making the Cash PIPE Deposit (as defined in the Signing Subscription Agreements) until the Closing, such capacity, the “Administrative Agent”), a number of discounted locked ENA tokens (the “Locked ENA Tokens”) equal to the (i) Locked ENA Purchase Amount (as defined in the Signing Subscription Agreements), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (y) 1 minus thirty percent (30%), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, on the Closing Date (as defined below) and immediately prior to the Company Merger, a number of shares of Company Class A Common Stock (the “Subscribed Shares”) at a purchase price of $10.00 per share (the “Per Share Price”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue to Subscriber the Subscribed Shares, immediately prior to the consummation of the Company Merger, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, SPAC, the Company and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber and the Signing Subscribers, the “Subscribers”), pursuant to which the Other Subscribers have agreed to purchase shares of Company Class A Common Stock (the “Shares”) at the Per Share Price and on the same terms as are available to the Subscriber hereunder (the Shares of the Other Subscribers, the “Other Subscribed Shares”, and such other subscriptions and issuances thereunder, the “Other Subscriptions”);

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Subscription Agreements, Ethena OpCo and the Company have entered into a token purchase agreement, dated as of the date hereof (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Subscribers making the Cash PIPE Deposit (as defined below) until the Closing, such capacity, the “Administrative Agent”), a number of Locked ENA Tokens equal to the (i) Locked ENA Purchase Amount (as defined herein), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) multiplied by (y) 1 minus thirty percent (30%) (the price paid for such Locked ENA Tokens set forth in this clause (ii), the “Locked ENA Token Purchase Price”), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, the Parties hereto intend that for U.S. federal income tax purposes, (1) the Subscription, together with the Other Subscriptions and the other transactions contemplated by the BCA, including the Signing Subscriptions, qualify as a transaction governed by Section 351(a) of the Code (as defined herein) (the “Section 351 Intended Tax Treatment”); (2) until the Closing or the termination of this Subscription Agreement, as applicable, the Subscribers making the Cash PIPE Deposit shall be treated as the owners of the Locked ENA Tokens and the Permitted Expense Amount, in each case, held in the Custodial Account, and all interest, earnings, or other income (if any) earned with respect to the Locked ENA Tokens and the Permitted Expense Amount, in each case, while held in the Custodial Account shall be treated as earned by such Subscribers; and (3) if the Closing occurs, then the Subscribers making the Cash PIPE Deposit shall be deemed to contribute the Locked ENA Tokens and the Permitted Expense Amount to the Company in exchange for shares of Company Class A Common Stock at Closing (clauses (1)-(3), collectively, the “Intended Tax Treatment”); and

WHEREAS, upon the consummation of the Company Merger, each Subscribed Share shall be converted automatically into one share of Pubco Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. On the terms and subject to the conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company, the Subscribed Shares at the Closing (as defined below) (such subscription and issuance, the “Subscription”).

Annex G-3-2

Section 2. Payment of the Purchase Price; Custodial Account; Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Company Merger, which will take place on the same date as the closing of the Transactions, in each case, pursuant to, and subject to the terms and conditions of, the BCA (such date, the “Closing Date”).

(b) The Purchase Price shall be paid in accordance with this Section 2(b), in cash, U.S. dollar-denominated stablecoins (“USDC” or “USDT”), or ENA Tokens (or a combination thereof) as designated on the signature page hereto, in such amounts as indicated on Subscriber’s signature page of this Subscription Agreement. If Subscriber elects to pay the Purchase Price in ENA Tokens, then the number of ENA Tokens to be paid to the Company shall be calculated in accordance with the terms set forth on Schedule A hereto (the “ENA Token Amount”).

(i) With respect to any portion of the Purchase Price being paid in cash, USDC or USDT (collectively, “Cash”), the Subscriber shall deliver, no later than 9:00 a.m. (Eastern time) on or prior to the date hereof, such portion (A) if in cash, via wire transfer of United States dollars in immediately available funds, or (B) if in USDC or USDT, by electronic deposit, in each case, to a custodial account established for the benefit of the Subscribers paying a portion of the Purchase Price hereunder in Cash (the “Custodial Account”), with Anchorage Digital Bank N.A. serving as custodian (the “Custodian”) (the aggregate Cash proceeds deposited into such account from such Subscribers hereunder, the “Cash PIPE Proceeds” and the deposit of the Cash PIPE Proceeds into such account, the “Cash PIPE Deposit”). For the avoidance of doubt, the Custodial Account is a separate account from the custodial account into which the Cash PIPE Proceeds (as defined in the Signing Subscription Agreements) and Locked ENA Tokens (as defined in the Signing Subscription Agreements) were deposited in accordance with the terms of the Signing Subscription Agreements.

(ii) With respect to any portion of the Purchase Price being paid in ENA Tokens, at least five (5) Business Days before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to such Subscriber (the “Closing Notice”) specifying the anticipated Closing Date and the digital asset wallet account into which the ENA Token Amount will be delivered. No later than 9:00 a.m. (Eastern time) on the second Business Day prior to the Closing Date, Subscriber shall deliver the ENA Token Amount to the Company, free and clear of any liens, encumbrances or other restrictions, via transfer of the ENA Token Amount to the Custodial Account as specified in the Closing Notice.

(c) (i) Promptly after the Cash PIPE Deposit, the Cash PIPE Proceeds, less up to $16.0 million that the Company and Pubco may use to pay certain transaction expenses at Closing (the “Permitted Expense Amount” and, the Cash PIPE Proceeds less the Permitted Expense Amount, the “Locked ENA Purchase Amount”), will be used by the Company, solely in its capacity as Administrative Agent, to purchase the Locked ENA Tokens from Ethena OpCo at the Locked ENA Token Purchase Price in accordance with the terms set forth in the Token Purchase Agreement. Promptly after receipt of the Locked ENA Purchase Amount (but in no event later than two (2) calendar days thereafter), Ethena OpCo shall deposit the Locked ENA Tokens into the Custodial Account.

(ii) Until the earlier of (i) closing of the Transactions or (ii) the termination of the BCA in accordance with its terms, the Parties agree that the entire Locked ENA Purchase Amount shall be used solely to purchase the Locked ENA Tokens. Additionally, until the closing of the Transactions, the Parties covenant that none of the Locked ENA Tokens shall be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation (other than as contemplated by the Collaboration Agreement), and shall remain, subject to applicable law, free and clear of all liens, charges, and encumbrances.

(iii) Unless otherwise agreed to in writing by the Parties, the Locked ENA Tokens may be released from the Custodial Account only (A) upon the earlier of (x) the closing of the Transactions, (y) the termination of the BCA in accordance with its terms and (z) the termination of this Subscription Agreement in accordance with its terms and (B) pursuant to written instructions signed by representatives designated by the Company and Ethena OpCo (such representatives, the “Authorized Persons”) authorizing and directing the Custodian to release the Locked ENA Tokens in accordance with this Agreement.

(d) At the Closing, the Company shall deliver to Subscriber, against delivery of the Purchase Price, the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber. The number of Subscribed Shares to be

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issued to Subscriber shall be calculated as follows: the Purchase Price, divided by (B)(x) the Per Share Price, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in Schedule A hereto). Notwithstanding anything to the contrary herein, no fraction of a Subscribed Share will be issued to Subscriber. If Subscriber would otherwise be entitled to a fraction of a Subscribed Share, then the number of Subscribed Shares to be issued to Subscriber will be rounded down to the nearest whole Subscribed Share. As promptly as practicable after the consummation of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Subscriber evidence from Pubco’s transfer agent of the exchange of the Subscribed Shares for an equal number of shares of Pubco Class A Common Stock.

(e) As soon as reasonably practicable following the consummation of the Transactions, (i) the Locked ENA Tokens will be released from the Custodial Account and transferred to a digital asset wallet account designated in writing by the Company and Pubco and (ii) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will be transferred by wire transfer of immediately available funds to an account designated by the Company and Pubco, in each case, upon receipt by the Custodian of the required authorization by the Authorized Persons. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, following consummation of the Transactions, ownership of any remaining Locked ENA Purchase Amount by Ethena OpCo will be unaffected.

(f) In the event that the consummation of the Transactions does not occur prior to the earlier of such date and time as the BCA or this Subscription Agreement is terminated in accordance with its terms, unless otherwise agreed to in writing by the Parties:

(i) for those Subscribers who made the Cash PIPE Deposit, (A) in accordance with the terms of the Collaboration Agreement, Ethena shall promptly (but in no event later than two (2) Business Days after such termination date) unlock a portion of Locked ENA Tokens held in the Custodial Account in an amount equal to the Cash PIPE Deposit less the Permitted Expense Amount divided by the ENA Fair Market Value at Signing (such unlocked Locked ENA Tokens, the “Unlocked ENA Tokens”) and (B) the Authorized Persons shall promptly (but in no event later than four (4) Business Days after such termination date) instruct the Custodian to promptly transfer (x) to such Subscriber its pro rata portion of (1) the Unlocked ENA Tokens (based on the aggregate Purchase Price paid by such Subscriber in Cash hereunder relative to the aggregate Cash PIPE Proceeds hereunder) to a digital asset wallet account specified by such Subscriber, plus (2) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account), by wire transfer of immediately available funds to an account specified by such Subscriber, and (y) to Ethena any remaining Locked ENA Tokens held in the Custodial Account; and

(ii) for those Subscribers who paid the Purchase Price in ENA Token, promptly (but in no event later than four (4) Business Days after such termination date) transfer to such Subscriber any ENA Token Amount delivered by Subscriber to the Company to a digital asset wallet account specified by such Subscriber.

Notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt, ownership by Ethena OpCo of any remaining Locked ENA Purchase Amount will be unaffected by the terms of this Section 2(f). In addition, to the extent that any Subscribed Shares have been issued or delivered to Subscriber, such Subscribed Shares shall be deemed cancelled. Notwithstanding such return or release, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Subscriber, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article VIII (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject

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to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (whether temporary, preliminary or permanent) and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable; and

(ii) Subscriber shall have wired, deposited, delivered or transferred, as applicable, the Purchase Price in accordance with Section 2(b) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(i) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, Pubco and SPAC contained in this Subscription Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company, Pubco and SPAC, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) shall have been amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) no amendments, modifications or waivers to the terms of the BCA, the Collaboration Agreement, the Contribution Agreement or the Token Purchase Agreement (in each case, as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

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(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) required to be made in connection with the issuance and sale of the Subscribed Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares to the Subscriber;

(v) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing; and

(vi) there has not occurred any Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, which the parties to the BCA have not waived.

(j) Prior to or at the Closing, Subscriber shall deliver to the Company and Pubco all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of Subscriber.

(k) Subscriber hereby authorizes the Company to utilize the portion of the Purchase Price it paid in Cash to purchase the Locked ENA Tokens from Ethena OpCo on its behalf and to establish the Custodial Account for its benefit with the Custodian and to take such other action as it may deem necessary or advisable in furtherance thereof, including but not limited to, executing the Token Purchase Agreement and any other agreements relating to establishing and maintaining the Custodial Account on its behalf.

Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber and the Placement Agent as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

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(c) The issuance and sale of the Subscribed Shares, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement), will have been duly authorized by the Company and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or the BCA, the Company Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. The issuance of the shares of Pubco Class A Common Stock in exchange for the Subscribed Shares, when issued pursuant to the BCA (subject to the receipt of the Subscribed Shares in accordance with the terms of the BCA), will have been duly authorized by Pubco and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under the BCA, the Pubco organizational documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Pubco organizational documents (as in effect at such time of issuance) or under the laws of its jurisdiction of incorporation.

(d) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber and SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”). Each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Collaboration Agreement and the Contribution Agreement has been duly authorized, validly executed and delivered by Pubco, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement and the Contribution Agreement shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by the Company with all of the provisions of this Subscription Agreement applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder and the exchange of the Subscribed Shares for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA, the compliance by Pubco with all of the provisions of this Subscription Agreement applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which

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Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco, as applicable.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or the Signing Subscribed Shares as completed by the Signing Subscription Agreements or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements or the Signing Subscribed Shares pursuant to the Signing Subscription Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf (other than the Placement Agent (as defined below) and any person acting on its behalf in such capacity, as to whom neither SPAC nor Pubco make any representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares or the Other Subscribed Shares or the Signing Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

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(l) The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance.

(o) Other than compensation to be paid to (i) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as placement agent to Pubco (the “Placement Agent”) or (ii) such other third party in respect of placements to Subscribers in which the Placement Agent did not act as placement agent to the Company, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(p) As of the date hereof and prior to giving effect to the Transactions: (i) 0 shares of Company Class A Common Stock were issued and outstanding; (ii) 700,000 shares of Company Class B Common Stock were issued and outstanding; and (iii) no shares of preferred stock of the Company were issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Shares.

(q) The Other Subscription Agreements reflect the same Per Share Price and substantially the same other material terms and conditions that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares). Neither the Company nor Pubco has entered into any side letter or similar agreement with any Other Subscriber relating to such Other Subscriber’s purchase of its Other Subscribed Shares other than the Other Subscription Agreements. Notwithstanding anything to the contrary herein, this Section 3(q) shall not apply to the Contribution Agreement or the Signing Subscription Agreements.

(r) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

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(s) None of the Company, Pubco or any of their respective directors, officers, employees, or, to the knowledge of the Company or Pubco, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), economic sanctions laws or regulations (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), or anti-terrorism financing laws.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to Subscriber and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, validly executed and delivered by the SPAC and assuming the due authorization, execution and delivery of the same by the Company, Pubco and Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder, the compliance by SPAC with all of the provisions of this Subscription Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, the SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization, including any Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, and (iii) filings required to consummate the Transactions as provided in the BCA.

(e) No Disqualification Event is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(f) Neither SPAC, nor any of its directors, officers, employees, or, to the knowledge of SPAC, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the FCPA), economic sanctions laws or regulations (including those administered by OFAC), or anti-terrorism financing laws.

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(g) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by SPAC with the Commission on or prior to the Closing Date (the “SPAC SEC Reports”), complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of SPAC SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in SPAC SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of SPAC SEC Reports.

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, SPAC, Pubco and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, SPAC and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) If Subscriber is paying the Purchase Price in ENA Token, (i) Subscriber has all rights, title and interest in and to the ENA Token to be contributed by it to the Company pursuant to this Subscription Agreement, (ii) such ENA Token is held in a digital wallet held or operated by or on behalf of Subscriber either by way of self-custody and/or at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such ENA Token nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, other than industry-standard lock-up provisions, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such ENA Token and (iv) Subscriber has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Shares hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Shares.

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(e) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) or other “accredited investor” satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated, (v) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or other “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company, Pubco and the Placement Agent with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(f) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that neither the Company, SPAC nor Pubco is required to register the Subscribed Shares except as set forth in Section 6. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Shares are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company, SPAC or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(h) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, Pubco’s and SPAC’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on

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behalf of the Company, SPAC or Pubco (including by the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(i) Subscriber acknowledges and agrees that none of the Company, SPAC, Pubco, the Placement Agent nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Shares. None of the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company SPAC, Pubco or the quality or value of the Subscribed Shares.

(j) Subscriber acknowledges that (i) the Company, SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding the Company, SPAC or Pubco that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of the Company, SPAC, Pubco nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against the Company, SPAC, Pubco, and/or the Placement Agent to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(k) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives (including the Placement Agent) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and/or an institutional “accredited investor” or other “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

(m) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that

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Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Shares are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing

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but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(r) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(s) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC or Pubco, or any of their respective affiliates or Representatives, including the Placement Agent), other than the representations and warranties of the Company and Pubco contained in Section 3 and of the SPAC contained in Section 4, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or Signing Subscriber pursuant to any Signing Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agent shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any other Subscriber, or any person claiming through Subscriber or any other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Shares.

(t) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares, other than binding commitments it may have to transfer and/or pledge such Subscribed Shares upon the Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(u) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(v) Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Shares.

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(x) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(y) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, the SPAC’s and Pubco’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Units, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(z) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 9(v). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(v), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 5(z) to the Company, SPAC or Pubco after the issuance of the initial press release as described in Section 9(v). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(aa) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco; provided that each of the Company, SPAC and Pubco agree that the Company, SPAC and Pubco and any of their respective officers, directors, employees or agents shall use their best efforts not to provide the Subscriber with any material, non-public information regarding the Company, SPAC or Pubco or any of their respective subsidiaries, as applicable, from and after the date of this Subscription Agreement without the express prior written consent of the Subscriber (which may be granted or withheld in such Subscriber’s sole discretion).

Section 6. Registration of Subscribed Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock to be issued in exchange for the Subscribed Shares upon consummation of the Company Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 6(c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have

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the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(c) Notwithstanding anything to the contrary, if at any time prior to the End Date (as defined below) Pubco determines that it is eligible to register the Registrable Securities on a Registration Statement on Form S-3 (“Form S-3”), then Pubco shall use commercially reasonable efforts to (i) as promptly as possible, but in no event more than fifteen (15) Business Days after such determination is made by Pubco, convert the Registration Statement to a Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor)

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under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

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(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(f) For purposes of this Section 6 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco (which consent shall not be unreasonably withheld or delayed). Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

(h) Subscriber shall, severally and not jointly with any other Subscribers in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they

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were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses for which it would otherwise be liable under this Section 6, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Subscribed Shares effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Shares and broker in connection therewith and compliance with

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applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Shares being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Shares, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(o) Subscriber may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that Subscriber not receive notices from Pubco otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Pubco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(o)) and the related suspension period remains in effect, Pubco will so notify Subscriber, within two (2) Business Days of Subscriber’s notification to Pubco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) twelve (12) months from the date of the Signing Subscription Agreements; or (d) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any Cash and/or ENA Token paid by Subscriber in connection herewith shall promptly be returned to Subscriber in the manner set forth in Section 2(f).

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final

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prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-260242) on November 30, 2021 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the Signing Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Shares, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of any public shares of SPAC acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

Section 9. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (including in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Code, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of

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any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Subscriber acknowledges that the Company, Pubco and others, including SPAC and the Placement Agent, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give such persons any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company, SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company, SPAC and Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company, SPAC and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company, SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

(e) Each of the Company, SPAC, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

Annex G-3-23

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Each Party hereto shall use commercially reasonable efforts to cause the Subscription to qualify for the Section 351 Intended Tax Treatment. Each Party agrees to file all tax returns consistently with, and take no position inconsistent with (whether in audits, tax returns or otherwise), the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each Party shall file with its applicable U.S. federal income tax return on a timely basis the information required by Treasury Regulations Section 1.351-3 and maintain the permanent records described in Treasury Regulations Section 1.351-3, in each case, to the extent applicable, and in the event a taxing authority disputes or takes a position inconsistent with the Intended Tax Treatment, a Party receiving notice of such dispute shall promptly notify the other Parties hereto. Notwithstanding anything to the contrary contained in this Agreement or the BCA, however, none of SPAC, Pubco, the Company or any of their respective affiliates, subsidiaries or representatives makes or provides any representations, warranties, guarantees, or indemnities to the Subscriber regarding (1) the tax treatment of the Subscription or the transactions contemplated by this Agreement or the BCA (including the Intended Tax Treatment) or (2) any of the tax consequences to the Subscriber of this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA. The Subscriber agrees and acknowledges that the Subscriber is relying solely on the Subscriber’s own tax advisors in connection with this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA.

(m) Except with respect to the Placement Agent (who is a third-party beneficiary of the representations, warranties and covenants that reference the Placement Agent set forth herein) or as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except with resect to the Placement Agent or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(n) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC, the Company and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(o) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(p) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts,

Annex G-3-24

with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(r) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(s) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(t) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of Delaware or the courts of the United States located in the State of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Agreement for which the Placement Agent is an express third party beneficiary.

(v) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC, the Company or Pubco delivered to the Subscriber by or on behalf of the Company, SPAC, Pubco or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its

Annex G-3-25

affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber or any other investor under the Other Subscription Agreements or the Signing Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement or any other Subscriber or other investor under the Other Subscription Agreements or the Signing Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any other Subscriber or investor or by any agent or employee of any other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or any Signing Subscription Agreement, and no action taken by Subscriber or other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Signing Subscription Agreements. Subscriber acknowledges that no other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

Annex G-3-26

IN WITNESS WHEREOF, SPAC, Pubco and the Company have accepted this Subscription Agreement as of the date first set forth above.

TLGY ACQUISITION CORP.
By:
Name:
Title:

Address for Notices:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York NY 10038

Email: ElliottSmith@perkinscoie.com

Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-3-27

STABLECOINX INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York NY 10038

Email: ElliottSmith@perkinscoie.com

Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-3-28

STABLECOINX ASSETS INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attention: Ari Edelman

Email: ari@edelmanlegal.com

[Signature Page to Subscription Agreement]

Annex G-3-29

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: ___________________________	State/Country of Formation or Domicile: __________
By: _________________________________________
Name: ________________________________________
Title: ________________________________________
Name in which Subscribed Shares are to be registered (if different): _____________________________________________	Date:_________________
Subscriber’s EIN: ______________________________
Entity Type (e.g., corporation, partnership, trust, etc.): _________________________
Business Address-Street: ________________________	Mailing Address-Street (if different): ____________________________________________
City, State, Zip: ________________________________	City, State, Zip: _______________________________
Attn: ________________________________________	Attn: _______________________________________
Telephone No.: _________________________________	Telephone No.: ________________________________
Email for notices: ______________________________	Email for notices (if different): __________________

Aggregate Purchase Price: $________________

Form of Payment:

Cash Subscription

☐	Cash: $____________________	☐	USDT: ___________________	☐	USDC: ___________________

ENA Subscription

… ☐    Unlocked ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

ENA Fair Market Value at Signing: $0.414286

Annex G-3-30

SCHEDULE A

ENA Token Amount Calculation

The ENA Token Amount shall be calculated as follows: the Purchase Price divided by $0.630135, which represents a 5% discount to the 7-day TWAP of ENA Tokens at the day prior to Signing (as defined below).

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Signing” shall mean $0.414286.

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Closing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date.

For purposes of this Subscription Agreement, the “30-day VWAP of ENA Tokens” shall mean the volume-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the 30 consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For purposes of this Subscription Agreement, the “7-day TWAP of ENA Tokens” shall mean the time-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the seven consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such time-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a time-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For illustrative purposes only, the number of Subscribed Shares to be issued by the Company to Subscriber at Closing in accordance with Section 2(d) will be calculated as follows:

Assuming by way of example, a total Purchase Price of $10 million and an ENA Fair Market Value at Closing of $0.70, this would mean that a total of 1,689,644 Subscribed Shares would be issued to Subscriber at Closing as demonstrated below.

Number of Subscribed Shares = 1,689,644

Annex G-3-31

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)
☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2. ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

3. FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Annex G-3-32

☐

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐

Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐

Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

Annex G-3-33

5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).
☐	Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐

Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated.

☐	Subscriber is not resident in the United Kingdom.

Annex G-3-34

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:
Print Name:
By:
Name:
Title:

Annex G-3-35

Annex G-4

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 5, 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StablecoinX Assets Inc., a Delaware corporation (the “Company”) and the undersigned subscriber (“Subscriber”). The SPAC, Pubco, the Company and Subscriber are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.”

WHEREAS, on July 21, 2025, (a) SPAC, (b) Pubco, (c) the Company, (d) StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and (e) StablecoinX Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (such surviving company, the “SPAC Surviving Entity” and such merger, the “SPAC Merger”), with the shareholders of SPAC receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share of SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”), held by such shareholder, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (such surviving company, the “Company Surviving Entity” and such merger, the “Company Merger” and, together with the SPAC Merger, the “Mergers” and together with the other transactions contemplated by the BCA, the “Transactions”), with the holders of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) receiving one share of Pubco Class A Common Stock for each share of Company Class A Common Stock held by such shareholder, and the holders of Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) receiving one share of Pubco Class A Common Stock and one share of Pubco Class B Common Stock for each share of Company Class B Common Stock held by such shareholder, in each case, in accordance with the terms of the BCA, and as a result of the Mergers, the SPAC Surviving Entity and the Company Surviving Entity will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to that certain contribution agreement (the “Contribution Agreement”), dated July 21, 2025, by and among Pubco, the Company, SPAC and Ethena Foundation, a Cayman Islands foundation company (“Ethena”), Ethena agreed to contribute an amount of the native protocol governance tokens of Ethena (“ENA Tokens”) equal to (a) $60,000,000, divided by (b)(i) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (ii) 1 minus thirty percent (30%), to the Company, in exchange for shares of Company Class B Common Stock to be issued by the Company prior to the Company Merger (the “Ethena ENA Contribution”);

WHEREAS, in connection with the Transactions, the Company, Pubco, Ethena and Ethena OpCo Ltd (“Ethena OpCo”) also entered into a collaboration agreement dated July 21, 2025 (as amended from time to time, the “Collaboration Agreement”), pursuant to which, the Company, Pubco, Ethena and Ethena OpCo have agreed, among other things, (i) to collaborate and achieve the Collaboration Activities (as defined therein), (ii) that Ethena will grant to Pubco a Right of Participation (as defined therein) to purchase additional ENA Tokens following the closing of the Transactions, (iii) to outline certain covenants with respect to the Custodial Account (as defined herein) and (iv) that if and to the extent necessary in connection with the termination of this Subscription Agreement in accordance with its terms, Ethena has agreed to unlock a portion of the Locked ENA Tokens (as defined herein) as described in Section 2(f)(i), subject to the terms and conditions set forth therein;

WHEREAS, in connection with the Transactions and concurrently with the execution of the Business Combination Agreement, the Company, Pubco and TLGY entered into subscription agreements (the “Signing Subscription Agreements”) with certain other investors (collectively, the “Signing Subscribers”), pursuant to which such Signing Subscribers agreed to purchase an aggregate of approximately $363 million of Shares (as defined below), including the $60 million Ethena ENA Contribution, immediately prior to the Company Merger (the Shares of the Signing Subscribers, the “Signing Subscribed Shares”, and the subscriptions and issuances thereunder, the “Signing Subscriptions”);

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WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Signing Subscription Agreements, Ethena OpCo and the Company entered into a token purchase agreement dated July 21, 2025 (the “Signing Token Purchase Agreement”), pursuant to which Ethena OpCo agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Signing Subscribers making the Cash PIPE Deposit (as defined in the Signing Subscription Agreements) until the Closing, such capacity, the “Administrative Agent”), a number of discounted locked ENA tokens (the “Locked ENA Tokens”) equal to the (i) Locked ENA Purchase Amount (as defined in the Signing Subscription Agreements), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A to the Signing Subscription Agreements) multiplied by (y) 1 minus thirty percent (30%), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, on the Closing Date (as defined below) and immediately prior to the Company Merger, a number of shares of Company Class A Common Stock (the “Subscribed Shares”) at a purchase price of $10.00 per share (the “Per Share Price”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), subject to the Ownership Limitation (as defined below), and the Company desires to issue to Subscriber the Subscribed Shares, immediately prior to the consummation of the Company Merger, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, SPAC, the Company and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber and the Signing Subscribers, the “Subscribers”), pursuant to which the Other Subscribers have agreed to purchase shares of Company Class A Common Stock (the “Shares”) at the Per Share Price and on the same terms as are available to the Subscriber hereunder (the Shares of the Other Subscribers, the “Other Subscribed Shares”, and such other subscriptions and issuances thereunder, the “Other Subscriptions”);

WHEREAS, in connection with the Transactions and to facilitate the transactions contemplated by the Subscription Agreements, Ethena OpCo and the Company have entered into a token purchase agreement, dated as of the date hereof (the “Token Purchase Agreement”), pursuant to which Ethena OpCo has agreed to sell to the Company (solely in its capacity as administrative agent effectuating the purchase solely for the benefit of the Subscribers making the Cash PIPE Deposit (as defined below) until the Closing, such capacity, the “Administrative Agent”), a number of Locked ENA Tokens equal to the (i) Locked ENA Purchase Amount (as defined herein), divided by (ii) (x) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) multiplied by (y) 1 minus thirty percent (30%) (the price paid for such Locked ENA Tokens set forth in this clause (ii), the “Locked ENA Token Purchase Price”), and deposit such Locked ENA Tokens in the Custodial Account;

WHEREAS, the Parties hereto intend that for U.S. federal income tax purposes, (1) the Subscription, together with the Other Subscriptions and the other transactions contemplated by the BCA, including the Signing Subscriptions, qualify as a transaction governed by Section 351(a) of the Code (as defined herein) (the “Section 351 Intended Tax Treatment”); (2) until the Closing or the termination of this Subscription Agreement, as applicable, the Subscribers making the Cash PIPE Deposit shall be treated as the owners of the Locked ENA Tokens and the Permitted Expense Amount, in each case, held in the Custodial Account, and all interest, earnings, or other income (if any) earned with respect to the Locked ENA Tokens and the Permitted Expense Amount, in each case, while held in the Custodial Account shall be treated as earned by such Subscribers; and (3) if the Closing occurs, then the Subscribers making the Cash PIPE Deposit shall be deemed to contribute the Locked ENA Tokens and the Permitted Expense Amount to the Company in exchange for shares of Company Class A Common Stock at Closing (clauses (1)-(3), collectively, the “Intended Tax Treatment”); and

WHEREAS, upon the consummation of the Company Merger, each Subscribed Share shall be converted automatically into one share of Pubco Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. On the terms and subject to the conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company,

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the Subscribed Shares at the Closing (as defined below) (such subscription and issuance, the “Subscription”). Notwithstanding anything to the contrary herein, in the event that the issuance of the Subscribed Shares to Subscriber would cause Subscriber or its affiliates to “beneficially own” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934 (as defined below)) more than 9.90% of the total number of issued and outstanding shares of Pubco Class A Common Stock at the closing of the Transaction (the “Beneficial Ownership Limitation”), then, on the terms and subject to the conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company, at the Closing, (i) a number of Shares such that Subscriber would meet but not exceed the Beneficial Ownership Limitation (the “Beneficially Owned Shares”), and (ii) a pre-funded warrant to purchase a number of Shares equal to the Subscribed Shares less the Beneficially Owned Shares, substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrant”). The Beneficially Owned Shares and the Shares underlying the Pre-Funded Warrant shall be considered “Subscribed Shares” hereunder and the Subscribed Shares and the Pre-Funded Warrant are collectively referred to herein as the “Subscribed Securities”.

Section 2. Payment of the Purchase Price; Custodial Account; Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Company Merger, which will take place on the same date as the closing of the Transactions, in each case, pursuant to, and subject to the terms and conditions of, the BCA (such date, the “Closing Date”).

(b) The Purchase Price shall be paid in accordance with this Section 2(b), in cash, U.S. dollar-denominated stablecoins (“USDC” or “USDT”), or ENA Tokens (or a combination thereof) as designated on the signature page hereto, in such amounts as indicated on Subscriber’s signature page of this Subscription Agreement. If Subscriber elects to pay the Purchase Price in ENA Tokens, then the number of ENA Tokens to be paid to the Company shall be calculated in accordance with the terms set forth on Schedule A hereto (the “ENA Token Amount”).

(i) With respect to any portion of the Purchase Price being paid in cash, USDC or USDT (collectively, “Cash”), the Subscriber shall deliver, no later than 9:00 a.m. (Eastern time) on or prior to the date hereof, such portion (A) if in cash, via wire transfer of United States dollars in immediately available funds, or (B) if in USDC or USDT, by electronic deposit, in each case, to a custodial account established for the benefit of the Subscribers paying a portion of the Purchase Price hereunder in Cash (the “Custodial Account”), with Anchorage Digital Bank N.A. serving as custodian (the “Custodian”) (the aggregate Cash proceeds deposited into such account from such Subscribers hereunder, the “Cash PIPE Proceeds” and the deposit of the Cash PIPE Proceeds into such account, the “Cash PIPE Deposit”). For the avoidance of doubt, the Custodial Account is a separate account from the custodial account into which the Cash PIPE Proceeds (as defined in the Signing Subscription Agreements) and Locked ENA Tokens (as defined in the Signing Subscription Agreements) were deposited in accordance with the terms of the Signing Subscription Agreements.

(ii) With respect to any portion of the Purchase Price being paid in ENA Tokens, at least five (5) Business Days before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to such Subscriber (the “Closing Notice”) specifying the anticipated Closing Date and the digital asset wallet account into which the ENA Token Amount will be delivered. No later than 9:00 a.m. (Eastern time) on the second Business Day prior to the Closing Date, Subscriber shall deliver the ENA Token Amount to the Company, free and clear of any liens, encumbrances or other restrictions, via transfer of the ENA Token Amount to the Custodial Account as specified in the Closing Notice.

(c) (i) Promptly after the Cash PIPE Deposit, the Cash PIPE Proceeds, less up to $16.0 million that the Company and Pubco may use to pay certain transaction expenses at Closing (the “Permitted Expense Amount” and, the Cash PIPE Proceeds less the Permitted Expense Amount, the “Locked ENA Purchase Amount”), will be used by the Company, solely in its capacity as Administrative Agent, to purchase the Locked ENA Tokens from Ethena OpCo at the Locked ENA Token Purchase Price in accordance with the terms set forth in the Token Purchase Agreement. Promptly after receipt of the Locked ENA Purchase Amount (but in no event later than two (2) calendar days thereafter), Ethena OpCo shall deposit the Locked ENA Tokens into the Custodial Account.

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(ii) Until the earlier of (i) closing of the Transactions or (ii) the termination of the BCA in accordance with its terms, the Parties agree that the entire Locked ENA Purchase Amount shall be used solely to purchase the Locked ENA Tokens. Additionally, until the closing of the Transactions, the Parties covenant that none of the Locked ENA Tokens shall be pledged, hypothecated, or otherwise used as collateral to secure any indebtedness or obligation (other than as contemplated by the Collaboration Agreement), and shall remain, subject to applicable law, free and clear of all liens, charges, and encumbrances.

(iii) Unless otherwise agreed to in writing by the Parties, the Locked ENA Tokens may be released from the Custodial Account only (A) upon the earlier of (x) the closing of the Transactions, (y) the termination of the BCA in accordance with its terms and (z) the termination of this Subscription Agreement in accordance with its terms and (B) pursuant to written instructions signed by representatives designated by the Company and Ethena OpCo (such representatives, the “Authorized Persons”) authorizing and directing the Custodian to release the Locked ENA Tokens in accordance with this Agreement.

(d) At the Closing, the Company shall deliver to Subscriber, against delivery of the Purchase Price, the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber. The number of Subscribed Shares to be issued to Subscriber shall be calculated as follows: the Purchase Price, divided by (B)(x) the Per Share Price, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined in Schedule A hereto) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined in Schedule A hereto). Notwithstanding anything to the contrary herein, no fraction of a Subscribed Share will be issued to Subscriber. If Subscriber would otherwise be entitled to a fraction of a Subscribed Share, then the number of Subscribed Shares to be issued to Subscriber will be rounded down to the nearest whole Subscribed Share. As promptly as practicable after the consummation of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Subscriber evidence from Pubco’s transfer agent of the exchange of the Subscribed Shares for an equal number of shares of Pubco Class A Common Stock. If Subscriber is subject to the Beneficial Ownership Limitation, then at the Closing, the Company shall deliver to Subscriber, against delivery of the Purchase Price, (i) the Beneficially Owned Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber and (ii) the Pre-Funded Warrant. As promptly as practicable after the consummation of the Transactions (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to Subscriber evidence from Pubco’s transfer agent and warrant agent, as applicable, of the exchange of the Beneficially Owned Shares and Pre-Funded Warrant for an equal number of shares of Pubco Class A Common Stock and warrants of Pubco (“Pubco Warrants”), respectively.

(e) As soon as reasonably practicable following the consummation of the Transactions, (i) the Locked ENA Tokens will be released from the Custodial Account and transferred to a digital asset wallet account designated in writing by the Company and Pubco and (ii) the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will be transferred by wire transfer of immediately available funds to an account designated by the Company and Pubco, in each case, upon receipt by the Custodian of the required authorization by the Authorized Persons. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, following consummation of the Transactions, ownership of any remaining Locked ENA Purchase Amount by Ethena OpCo will be unaffected.

(f) In the event that the consummation of the Transactions does not occur prior to the earlier of such date and time as the BCA or this Subscription Agreement is terminated in accordance with its terms, unless otherwise agreed to in writing by the Parties:

(i) for those Subscribers who made the Cash PIPE Deposit, (A) in accordance with the terms of the Collaboration Agreement, Ethena shall promptly (but in no event later than two (2) Business Days after such termination date) unlock a portion of Locked ENA Tokens held in the Custodial Account in an amount equal to the Cash PIPE Deposit less the Permitted Expense Amount divided by the ENA Fair Market Value at Signing (such unlocked Locked ENA Tokens, the “Unlocked ENA Tokens”) and (B) the Authorized Persons shall promptly (but in no event later than four (4) Business Days after such termination date) instruct the Custodian to promptly transfer (x) to such Subscriber its pro rata portion of (1) the Unlocked ENA Tokens (based on the aggregate Purchase Price paid by such Subscriber in Cash hereunder relative to the aggregate Cash PIPE Proceeds hereunder) to a digital asset wallet account specified by such Subscriber, plus (2) the

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Permitted Expense Amount (net of any fees and expenses related to the Custodial Account), by wire transfer of immediately available funds to an account specified by such Subscriber, and (y) to Ethena any remaining Locked ENA Tokens held in the Custodial Account; and

(ii) for those Subscribers who paid the Purchase Price in ENA Token, promptly (but in no event later than four (4) Business Days after such termination date) transfer to such Subscriber any ENA Token Amount delivered by Subscriber to the Company to a digital asset wallet account specified by such Subscriber.

Notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt, ownership by Ethena OpCo of any remaining Locked ENA Purchase Amount will be unaffected by the terms of this Section 2(f). In addition, to the extent that any Subscribed Securities have been issued or delivered to Subscriber, such Subscribed Securities shall be deemed cancelled. Notwithstanding such return or release, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Subscriber, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article VIII (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (whether temporary, preliminary or permanent) and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable; and

(ii) Subscriber shall have wired, deposited, delivered or transferred, as applicable, the Purchase Price in accordance with Section 2(b) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

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(i) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, Pubco and SPAC contained in this Subscription Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company, Pubco and SPAC, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect, Pubco Material Adverse Effect or SPAC Material Adverse Effect;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) shall have been amended, modified or waived in a manner that materially benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) no amendments, modifications or waivers to the terms of the BCA, the Collaboration Agreement, the Contribution Agreement or the Token Purchase Agreement (in each case, as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Securities) required to be made in connection with the issuance and sale of the Subscribed Securities shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities to the Subscriber;

(v) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing; and

(vi) there has not occurred any Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, which the parties to the BCA have not waived.

(j) Prior to or at the Closing, Subscriber shall deliver to the Company and Pubco all such other information as is reasonably requested in order for the Company to issue the Subscribed Securities to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Securities are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of Subscriber.

(k) Subscriber hereby authorizes the Company to utilize the portion of the Purchase Price it paid in Cash to purchase the Locked ENA Tokens from Ethena OpCo on its behalf and to establish the Custodial Account for its benefit with the Custodian and to take such other action as it may deem necessary or advisable in furtherance thereof, including but not limited to, executing the Token Purchase Agreement and any other agreements relating to establishing and maintaining the Custodial Account on its behalf.

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Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber and the Placement Agent as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) The issuance and sale of the Subscribed Securities, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement) and the Pre-Funded Warrant, if applicable, will have been duly authorized by the Company and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement, the Pre-Funded Warrant, the BCA, the Company Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation. The issuance of the shares of Pubco Class A Common Stock or Pubco Warrant in exchange for the Subscribed Securities, when issued pursuant to the BCA (subject to the receipt of the Subscribed Shares in accordance with the terms of the BCA) or the Pre-Funded Warrant, if applicable, will have been duly authorized by Pubco and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under the Pre-Funded Warrant, the BCA, the Pubco organizational documents or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Pubco organizational documents (as in effect at such time of issuance) or under the laws of its jurisdiction of incorporation.

(d) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber and SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”). Each of the Pre-Funded Warrant, the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Pre-Funded Warrant, the Collaboration Agreement, the Contribution Agreement and the Token Purchase Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Collaboration Agreement and the Contribution Agreement

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has been duly authorized, validly executed and delivered by Pubco, and assuming the due authorization, execution and delivery of the same by the applicable counterparties, each of the Collaboration Agreement and the Contribution Agreement shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement and the Pre-Funded Warrant, the issuance of the Subscribed Securities pursuant to this Subscription Agreement and the Pre-Funded Warrant, if applicable, and the exchange of the Subscribed Securities for the shares of Pubco Class A Common Stock in accordance with the terms of the BCA and for the Pubco Warrant in accordance with the terms of the Pre-Funded Warrant, if applicable, the compliance by the Company with all of the provisions of this Subscription Agreement and the Pre-Funded Warrant applicable to the Company and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement and the Pubco Warrant, the issuance of the Subscribed Securities pursuant to this Subscription Agreement (if issued by Pubco) and the Pubco Warrant, if applicable, and the issuance of the shares of Pubco Class A Common Stock and Pubco Warrants in exchange for the Subscribed Securities in accordance with the terms of the BCA and the Pre-Funded Warrant, if applicable, the compliance by Pubco with all of the provisions of this Subscription Agreement and the Pubco Warrant applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Subscription Agreement and the Pre-Funded Warrant, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the SEC staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

Annex G-4-8

(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco, as applicable.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Securities by the Company to Subscriber.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Securities. The Subscribed Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Securities as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or the Signing Subscribed Shares as completed by the Signing Subscription Agreements or (ii) cause the offering of the Subscribed Securities pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements or the Signing Subscribed Shares pursuant to the Signing Subscription Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf (other than the Placement Agent (as defined below) and any person acting on its behalf in such capacity, as to whom neither SPAC nor Pubco make any representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Securities or the Other Subscribed Shares or the Signing Subscribed Shares, as contemplated hereby or by the Pre-Funded Warrants, as applicable, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance.

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(o) Other than compensation to be paid to (i) Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as placement agent to Pubco (the “Placement Agent”) or (ii) such other third party in respect of placements to Subscribers in which the Placement Agent did not act as placement agent to the Company, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Securities to Subscriber.

(p) As of the date hereof and prior to giving effect to the Transactions: (i) 0 shares of Company Class A Common Stock were issued and outstanding; (ii) 700,000 shares of Company Class B Common Stock were issued and outstanding; and (iii) no shares of preferred stock of the Company were issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. The Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Securities.

(q) The Other Subscription Agreements reflect the same Per Share Price and substantially the same other material terms and conditions that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares). Neither the Company nor Pubco has entered into any side letter or similar agreement with any Other Subscriber relating to such Other Subscriber’s purchase of its Other Subscribed Shares other than the Other Subscription Agreements. Notwithstanding anything to the contrary herein, this Section 3(q) shall not apply to the Contribution Agreement or the Signing Subscription Agreements.

(r) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(s) None of the Company, Pubco or any of their respective directors, officers, employees, or, to the knowledge of the Company or Pubco, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), economic sanctions laws or regulations (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), or anti-terrorism financing laws.

Section 4. SPAC Representations and Warranties. SPAC represents and warrants to Subscriber and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

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(b) This Subscription Agreement has been duly authorized, validly executed and delivered by the SPAC and assuming the due authorization, execution and delivery of the same by the Company, Pubco and Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, the execution and delivery of this Subscription Agreement and the Pre-Funded Warrant, the issuance of the Subscribed Securities pursuant to this Subscription Agreement and the Pre-Funded Warrant, if applicable, the compliance by SPAC with all of the provisions of this Subscription Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, the SPAC’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 5, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization, including any Stock Exchange or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) filings required by the Securities Act, the Exchange Act, and the rules of the Commission, and (iii) filings required to consummate the Transactions as provided in the BCA.

(e) No Disqualification Event is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(f) Neither SPAC, nor any of its directors, officers, employees, or, to the knowledge of SPAC, any of their respective agents, affiliates or representatives, is or has been in the past five (5) years the subject of any investigation, inquiry, or enforcement action by any governmental or regulatory authority regarding any violation or alleged violation of any applicable anti-money laundering laws, anti-corruption laws (including the FCPA), economic sanctions laws or regulations (including those administered by OFAC), or anti-terrorism financing laws.

(g) As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by SPAC with the Commission on or prior to the Closing Date (the “SPAC SEC Reports”), complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of SPAC SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in SPAC SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of SPAC SEC Reports.

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, SPAC, Pubco and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

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(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, SPAC and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) If Subscriber is paying the Purchase Price in ENA Token, (i) Subscriber has all rights, title and interest in and to the ENA Token to be contributed by it to the Company pursuant to this Subscription Agreement, (ii) such ENA Token is held in a digital wallet held or operated by or on behalf of Subscriber either by way of self-custody and/or at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such ENA Token nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, other than industry-standard lock-up provisions, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such ENA Token and (iv) Subscriber has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Securities hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Securities.

(e) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) or other “accredited investor” satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Securities may be lawfully communicated or caused to be communicated, (v) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or other “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the

Annex G-4-12

Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company, Pubco and the Placement Agent with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities.

(f) Subscriber acknowledges and agrees that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act and that neither the Company, SPAC nor Pubco is required to register the Subscribed Securities except as set forth in Section 6. Subscriber acknowledges and agrees that the Subscribed Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Securities shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Securities and may be required to bear the financial risk of an investment in the Subscribed Securities for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Securities are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Securities.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company, SPAC or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(h) In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, Pubco’s and SPAC’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including by the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Securities or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Securities. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(i) Subscriber acknowledges and agrees that none of the Company, SPAC, Pubco, the Placement Agent nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Securities. None of the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the Company SPAC, Pubco or the quality or value of the Subscribed Securities.

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(j) Subscriber acknowledges that (i) the Company, SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding the Company, SPAC or Pubco that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Securities notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of the Company, SPAC, Pubco nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against the Company, SPAC, Pubco, and/or the Placement Agent to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(k) Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, and the Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company, SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Securities offered to Subscriber, by any other means, and none of the Company, SPAC or Pubco or their respective Representatives (including the Placement Agent) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and/or an institutional “accredited investor” or other “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Securities.

(m) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Securities and determined that the Subscribed Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or made any findings or determination as to the fairness of this investment.

(o) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United

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Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Securities are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Securities hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Securities hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, SPAC, Pubco, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Securities and (ii) the acquisition and holding of the Subscribed Securities will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(r) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(s) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC or Pubco, or any of their respective affiliates or Representatives, including the Placement Agent), other than the representations and warranties of the Company and Pubco contained in Section 3 and of the SPAC contained in Section 4, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or Signing Subscriber pursuant to any Signing Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agent shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or

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otherwise, or have any liability or obligation to Subscriber or any other Subscriber, or any person claiming through Subscriber or any other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Securities, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Securities.

(t) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Securities, other than binding commitments it may have to transfer and/or pledge such Subscribed Securities upon the Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(u) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(v) Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Securities.

(x) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco.

(y) In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s, the SPAC’s and Pubco’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of the Company, SPAC or Pubco (including the Placement Agent) concerning the Company, SPAC, Pubco, the Subscribed Securities or the Subscription, and has been offered the opportunity to ask questions of the Company, SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Securities. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company, SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Securities. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Units, including but not limited to information concerning the Company, SPAC, Pubco, the BCA, and the Subscription.

(z) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant

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to the initial press release as described in Section 9(v). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 9(v), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 5(z) to the Company, SPAC or Pubco after the issuance of the initial press release as described in Section 9(v). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Securities covered by this Subscription Agreement.

(aa) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company, SPAC and Pubco; provided that each of the Company, SPAC and Pubco agree that the Company, SPAC and Pubco and any of their respective officers, directors, employees or agents shall use their best efforts not to provide the Subscriber with any material, non-public information regarding the Company, SPAC or Pubco or any of their respective subsidiaries, as applicable, from and after the date of this Subscription Agreement without the express prior written consent of the Subscriber (which may be granted or withheld in such Subscriber’s sole discretion).

Section 6. Registration of Subscribed Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock to be issued in exchange for the Subscribed Shares upon consummation of the Company Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 6(c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under

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Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(c) Notwithstanding anything to the contrary, if at any time prior to the End Date (as defined below) Pubco determines that it is eligible to register the Registrable Securities on a Registration Statement on Form S-3 (“Form S-3”), then Pubco shall use commercially reasonable efforts to (i) as promptly as possible, but in no event more than fifteen (15) Business Days after such determination is made by Pubco, convert the Registration Statement to a Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement. Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

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(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (x) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (y) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

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(f) For purposes of this Section 6 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco (which consent shall not be unreasonably withheld or delayed). Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which Pubco receives notice whether oral or in writing.

(h) Subscriber shall, severally and not jointly with any other Subscribers in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement

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which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses for which it would otherwise be liable under this Section 6, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Subscribed Securities effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Securities and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Securities being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Securities following the earliest of such time as such Subscribed Securities (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Securities, to:

(i) use commercially reasonable efforts to make and keep current public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

Annex G-4-21

(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 6 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(o) Subscriber may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that Subscriber not receive notices from Pubco otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Pubco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(o)) and the related suspension period remains in effect, Pubco will so notify Subscriber, within two (2) Business Days of Subscriber’s notification to Pubco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) twelve (12) months from the date of the Signing Subscription Agreements; or (d) if any of the conditions to Closing set forth in Section 2 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 7, any Cash and/or ENA Token paid by Subscriber in connection herewith shall promptly be returned to Subscriber in the manner set forth in Section 2(f).

Section 8. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the SEC (File No. 333-260242) on November 30, 2021 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the Pre-Funded Warrants, the transactions contemplated hereby or thereby or the Subscribed Securities, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the Signing Subscription Agreements, the Pre-Funded Warrant, the transactions contemplated hereby and thereby, or the Subscribed Securities, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole

Annex G-4-22

or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of any public shares of SPAC acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 8 shall survive termination of this Subscription Agreement.

Section 9. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (including in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Code, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(c).

(d) Subscriber acknowledges that the Company, Pubco and others, including SPAC and the Placement Agent, will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(d) shall not give such persons any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company, SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company, SPAC and Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company, SPAC and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company, SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

(e) Each of the Company, SPAC, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

Annex G-4-23

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Securities acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 9(g) shall be null and void.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Securities and to register the Subscribed Securities for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Each Party hereto shall use commercially reasonable efforts to cause the Subscription to qualify for the Section 351 Intended Tax Treatment. Each Party agrees to file all tax returns consistently with, and take no position inconsistent with (whether in audits, tax returns or otherwise), the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each Party shall file with its applicable U.S. federal income tax return on a timely basis the information required by Treasury Regulations Section 1.351-3 and maintain the permanent records described in Treasury Regulations Section 1.351-3, in each case, to the extent applicable, and in the event a taxing authority disputes or takes a position inconsistent with the Intended Tax Treatment, a Party receiving notice of such dispute shall promptly notify the other Parties hereto. Notwithstanding anything to the contrary contained in this Agreement or the BCA, however, none of SPAC, Pubco, the Company or any of their respective affiliates, subsidiaries or representatives makes or provides any representations, warranties, guarantees, or indemnities to the Subscriber regarding (1) the tax treatment of the Subscription or the transactions contemplated by this Agreement or the BCA (including the Intended Tax Treatment) or (2) any of the tax consequences to the Subscriber of this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA. The Subscriber agrees and acknowledges that the Subscriber is relying solely on the Subscriber’s own tax advisors in connection with this Agreement, the BCA, the Subscription or the transactions contemplated by this Agreement or the BCA.

Annex G-4-24

(m) Except with respect to the Placement Agent (who is a third-party beneficiary of the representations, warranties and covenants that reference the Placement Agent set forth herein) or as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except with resect to the Placement Agent or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(n) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC, the Company and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(o) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(p) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(r) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(s) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

Annex G-4-25

(t) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of Delaware or the courts of the United States located in the State of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(c) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Agreement for which the Placement Agent is an express third party beneficiary.

(v) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC, the Company or Pubco delivered to the Subscriber by or on behalf of the Company, SPAC, Pubco or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 6(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber or any other investor under the Other Subscription Agreements or the Signing Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement or any other Subscriber or other investor under the Other Subscription Agreements or the Signing Subscription Agreements. The decision of Subscriber to purchase Subscribed Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any other Subscriber or investor or by any agent or employee of any other Subscriber or investor,

Annex G-4-26

and neither Subscriber nor any of its agents or employees shall have any liability to any other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or any Signing Subscription Agreement, and no action taken by Subscriber or other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Signing Subscription Agreements. Subscriber acknowledges that no other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

Annex G-4-27

IN WITNESS WHEREOF, SPAC, Pubco and the Company have accepted this Subscription Agreement as of the date first set forth above.

TLGY ACQUISITION CORP.
By:
Name:
Title:

Address for Notices:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York NY 10038

Email: ElliottSmith@perkinscoie.com

Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-4-28

STABLECOINX INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York NY 10038

Email: ElliottSmith@perkinscoie.com

Attention: Elliott Smith

[Signature Page to Subscription Agreement]

Annex G-4-29

STABLECOINX ASSETS INC.
By:
Name:
Title:

Address for Notices:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

E-mail: ycho@tlgycpc.com

Attention: Young Cho

with a copy (not to constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attention: Ari Edelman

Email: ari@edelmanlegal.com

[Signature Page to Subscription Agreement]

Annex G-4-30

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: ____________________________	State/Country of Formation or Domicile: ___________
By: _________________________________________
Name: ________________________________________
Title: ________________________________________
Name in which Subscribed Shares are to be registered (if different): _____________________________________________	Date:_________________
Subscriber’s EIN: ______________________________
Entity Type (e.g., corporation, partnership, trust, etc.): _________________________
Business Address-Street: ________________________	Mailing Address-Street (if different): ____________________________________________
City, State, Zip: ________________________________	City, State, Zip: _______________________________
Attn: ________________________________________	Attn: ________________________________________
Telephone No.: _________________________________	Telephone No.: ________________________________
Email for notices: ______________________________	Email for notices (if different): ___________________

Aggregate Purchase Price: $________________

Form of Payment:

Cash Subscription

☐	Cash: $____________________	☐	USDT: ___________________	☐	USDC: ___________________

ENA Subscription

☐   Unlocked ENA Token: ___________, valued at (per Schedule A hereto) $_____________.

7-day TWAP of ENA Tokens at the day prior to Signing is: $0.630135
Annex G-4-31

SCHEDULE A

ENA Token Amount Calculation

The ENA Token Amount shall be calculated as follows: the Purchase Price divided by $0.630135, which represents a 5% discount to the 7-day TWAP of ENA Tokens at the day prior to Signing (as defined below).

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Signing” shall mean $0.414286.

For purposes of this Subscription Agreement, the “ENA Fair Market Value at Closing” shall mean the 30-day VWAP of ENA Tokens ending two (2) days prior to the Closing Date.

For purposes of this Subscription Agreement, the “30-day VWAP of ENA Tokens” shall mean the volume-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the 30 consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such volume-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a volume-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For purposes of this Subscription Agreement, the “7-day TWAP of ENA Tokens” shall mean the time-weighted average price of all ENA Tokens/USDT spot trades executed on Binance and Bybit during the seven consecutive calendar days ending on the relevant measurement date (based on UTC), calculated by aggregating trade data from both exchanges (or if such time-weighted average price is unavailable, the market price of one ENA Token on such day determined, using a time-weighted average method, by an independent financial advisor retained for such purpose by the Company).

For illustrative purposes only, the number of Subscribed Shares to be issued by the Company to Subscriber at Closing in accordance with Section 2(d) will be calculated as follows:

Assuming by way of example, a total Purchase Price of $10 million and an ENA Fair Market Value at Closing of $0.70, this would mean that a total of 1,689,644 Subscribed Shares would be issued to Subscriber at Closing as demonstrated below.

Number of Subscribed Shares = 1,689,644

Annex G-4-32

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1. QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)
☐	We are subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2. ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**AND**

3. FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4. AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Annex G-4-33

☐

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐

Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐

Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐

Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

Annex G-4-34

5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).
☐	Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐

Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Subscribed Securities may be lawfully communicated or caused to be communicated.

☐	Subscriber is not resident in the United Kingdom.

Annex G-4-35

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:
Print Name:
By:
Name:
Title:

Annex G-4-36

Exhibit A

[Form of Pre-Funded Warrant]

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXTLGYT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

STABLECOINX ASSETS INC.

PRE-FUNDED WARRANT TO PURCHASE CLASS A COMMON STOCK

Number of Shares: [•]

(subject to adjustment)

Warrant No. [•]	Original Issue Date: [•], 2025

StablecoinX Assets Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the remaining exercise price per share equal to $0.0001 (the “Remaining Exercise Price” and, together with the pre-funded purchase price per share, the “Exercise Price”), in each case as adjusted from time to time as provided in Section 9, upon surrender of this Pre-Funded Warrant to Purchase Class A Common Stock (including any Warrants to Purchase Class A Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

This Warrant is issued pursuant to that certain Subscription Agreement, dated September 5, 2025, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”). Certain capitalized terms used below and not otherwise defined have the meanings given to such terms in the Purchase Agreement.

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of the Holder. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided that the Affiliates of any Person that is an investment fund shall not include any portfolio companies of such investment fund or any affiliated investment fund.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

Annex G-4-37

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is open for trading.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. This Warrant and all rights hereunder (including, without limitation, any registration rights in respect of the Warrant Shares) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney, duly authorized, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any).

Annex G-4-38

Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Original Issue Date, and such rights shall not expire until exercised in full.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Remaining Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

(c) The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If (A) and (B) above are not true, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability and stop transfer notation, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register reflecting such legend and notation. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b) [In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases

Annex G-4-39

(in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a) and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.]

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(a).

6. Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. Each party hereto intends that this Warrant shall be treated as stock for U.S. federal (and applicable state and local) income tax purposes.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary contractual indemnity reasonably acceptable to the Company, if requested. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are at all times issuable and deliverable upon the exercise of this entire Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)), free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Remaining Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation by the Company of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

Annex G-4-40

9. Certain Adjustments. The Remaining Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9. For the avoidance of doubt, nothing in this section shall be interpreted to apply to the transactions contemplated by the BCA (the “Business Combination”), including the issuance of Common Stock in accordance with the terms of the Purchase Agreement, unless otherwise expressly stated herein.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

(c) Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights; provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right

Annex G-4-41

(and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation or (2) the Company shall offer the Holder the right upon exercise of such Purchase Right to acquire a security (e.g. a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company, directly or indirectly, in one or more related transactions effects any merger or amalgamation or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the same amount and kind of securities of the successor or acquiring corporation or of the Company, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Distributions or Purchase Rights then held in abeyance pursuant to Sections 9(b) or 9(c) above) without regard to any limitations on exercise contained herein (the “Alternate Consideration”) (provided, that to the extent that the Holder’s right to receive any such Alternate Consideration would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the holder shall not be entitled to receive such Alternate Consideration to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Alternate Consideration (and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Alternate Consideration to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Alternate Consideration granted, issued or sold on such initial receipt or on any subsequent receipt to be held similarly in abeyance) to the same extent as if there had been no such limitation) or (2) the Company shall offer the Holder the right upon receipt of such Alternate Consideration to acquire a security (e.g. a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Alternate Consideration. The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in

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accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. Notwithstanding, anything to the contrary contained herein, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 9(d). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Purchase Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 9(d) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Exercise Date. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type.

(e) Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Remaining Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Remaining Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Remaining Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Remaining Exercise Price be adjusted below the par value of the Common Stock then in effect.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or rounded down to the nearest whole share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Remaining Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least ten (10) business days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information. Notwithstanding anything in this Section 9 to the contrary, the Company shall be deemed to have provided the information required to be delivered to a Holder under this Section 9 if disseminated by press release or filed in any report or statement filed with the Commission prior to the applicable deadline.

(i) Consummation of the Business Combination. In the event that the Business Combination is consummated, then the Warrant shall remain outstanding after the consummation of the Business Combination and shall thereafter, in lieu of the number of Warrant Shares then exercisable under this Warrant, be exercisable for the number of shares of Pubco Class A Common Stock to which the Holder would have been entitled upon the consummation of the Company Merger if the Holder had exercised this Warrant in full immediately prior to the time of the Company Merger and acquired the applicable number of Warrant Shares then issuable hereunder as a result of

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such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 9(i) hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of Pubco Class A Common Stock thereafter acquirable upon exercise of this Warrant. In connection with the closing of the Business Combination, Pubco shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder such shares of Pubco Class A Common Stock which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Remaining Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised if such exercise were by means of a cash exercise rather than a cashless exercise;

“A” equals the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the Exercise Date; and

“B” equals the Remaining Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The issue price for each such Warrant Shares to be issued pursuant to the cashless exercise of a Warrant will be equal to (B), as defined above, and the total issue price for the aggregate number of Warrant Shares issued pursuant to the cashless exercise of a Warrant will be deemed paid and satisfied in full by the deemed surrender to the Company of the portion of such Warrant being exercised in accordance with this Section 10.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 5(b) (Buy-in Remedy) and Section 12 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 9.90% (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is

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being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Paragraph 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) or that no reduction is necessary in order to receive shares in compliance with the Maximum Percentage, and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares (if any) and to issue the shares to the Holder (reduced by the Reduction Shares, if applicable). In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares and the Holder shall return such Excess Shares (if in its possession) to the Company. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice, provided, however, that (1) in no case shall the percentage specified be in excess of 19.99% and (2) any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph

Annex G-4-45

which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered confirmed e-mail prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (d) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery:

(a) If to the Company, addressed as follows:

StablecoinX Assets Inc.
4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
Attention: Young Cho
Email: ycho@tlggycpc.com

with a copy (which shall not constitute notice):

Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, New York 10036-2711, USA
Attention: Elliot M. Smith
Email: elliottsmith@perkinscoie.com

(b) If to the Holder, at its address or e-mail address set forth in the books and records of the Company, which may be modified by written notice from the Holder to the Company.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. The Holder acknowledges that this Warrant may be held in book-entry form through the facilities of the Company’s warrant agent and, at the request of the Holder, may be issued in definitive form.

15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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(b) Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. Except as otherwise provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE PURCHASE AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

STABLECOINX ASSETS INC.
By:
Name:	Young Cho
Title:	Chief Executive Officer

Annex G-4-49

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by StablecoinX Assets Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Remaining Exercise Price shall be made as (check one):

☐	Cash Exercise
☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. The Warrant Shares shall be delivered (check one):

☐	to the following DWAC Account Number: _______________________________
☐	in book-entry form via a direct registration system
☐	by physical delivery of a certificate to: ____________________________________________________
____________________________________________________________
☐	in restricted book-entry form in the Company’s share register

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder (i) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:
Name of Holder:
By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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Annex H-1

ETHENA OPCO LTD

(Seller)

and

stablecoinx assets Inc.

(Purchaser)

______________________________________

TOKEN PURCHASE AGREEMENT

in relation to

ENA token

Content

Annex H Page Nos.
1	Definitions and Interpretation	H-1-1

2	Sale and Purchase	H-1-3

3	Consideration	H-1-3

4	Completion	H-1-3

5	Representations and Warranties	H-1-3

6	Purchaser Covenants	H-1-4

7	Rights as the Owner of Tokens	H-1-6

8	Disclaimer	H-1-7

9	Compliance with Laws and Regulations	H-1-7

10	Limitation of Liability & Release	H-1-8

11	Miscellaneous	H-1-9

12	Assignability	H-1-9

13	Notices	H-1-10

14	Confidentiality	H-1-10

15	Costs and Expenses	H-1-10

16	Dispute Resolution	H-1-10

17	Governing Law	H-1-10

Schedule 1		H-1-11

Annex H-1-i

THIS AGREEMENT is dated July 21, 2025,

BETWEEN

1            Ethena OPCO LTD, a company registered in the British Virgin Islands with registration number 2138855, of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands (the Seller); and

2            STABLECOINX ASSETS INC., a Delaware corporation (the Purchaser), acting as administrative agent on behalf of the PIPE Subscribers.

recitals

A           The Seller is engaged in the business of minting and issuing the “ENA” digital asset token (the Tokens).

B           The Purchaser and PIPE Subscribers have entered into the PIPE Subscription Agreements, pursuant to which, among other things, the Purchaser has agreed to purchase the Sale Tokens on behalf of the PIPE Subscribers and to cause such Sale Tokens to be deposited into a custodial account established for the benefit of such PIPE Subscribers (the “Custodial Account”) at Anchorage Digital Bank N.A. to be held for the benefit of the PIPE Subscribers.

C           The Seller has agreed to sell and the Purchaser, acting as administrative agent on behalf of the PIPE Subscribers, has agreed to purchase, the Sale Tokens on the terms and subject to the conditions of this Agreement. Upon Completion, Seller shall deposit the Sale Tokens into the Custodial Account.

IT IS AGREED as follows:

1            Definitions and Interpretation

1.1         In this Agreement, the following words and expressions shall have the following meanings:

Affiliate means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, founder, director or trustee of such Person, or any venture capital or similar investment fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members, investment managers, or investment advisers of, or shares the same management company, investment manager, or investment adviser with, such Person. The word “control” (including its correlative meanings, “controlled by”, “controls” and “under common control with”) shall mean directly or indirectly possessing the power to direct or cause the direction of the management and policies of the Affiliate, whether through ownership of voting securities, by contract or otherwise.

Agreement means this token purchase agreement.

BCA means the Business Combination Agreement, dated July 21, 2025, by and among (a) TLGY Acquisition Corp., a Cayman Islands exempted company, (b) StableCoinX Inc., a Delaware corporation (“Pubco”), (c) StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Pubco, (d) StableCoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, and (e) Purchaser.

Completion means completion of the sale and purchase of the Sale Tokens under this Agreement.

Consideration means the consideration as detailed in column 4 of Schedule 1.

Custodial Account Wallet Address means the wallet address as set out in column 2 of Schedule 1, established for the benefit of the PIPE Subscribers.

First Unlock Date has the meaning given to it in Clause 7.3.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any entity exercising legislative, executive, judicial or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality and any court, tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization. For the avoidance of doubt, Governmental Authority may include private bodies exercising quasi-governmental, regulatory or judicial-like functions to the extent they relate to either Parties or the Tokens.

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Parties means the Purchaser and the Seller, and Party shall mean any one of them.

Person means any individual, corporation, partnership, trust, limited liability company, association or other entity, including any foundation, decentralized autonomous organization or other similar decentralized or distributed entity.

PIPE Subscribers means the Subscribers who make the Cash PIPE Deposit (as such terms are defined in the PIPE Subscription Agreements).

PIPE Subscription Agreements means the subscription agreements, dated July 21, 2025, by and among TLGY Acquisition Corp, StablecoinX Inc., a Delaware corporation, the Purchaser and the parties signatory thereto.

Protocol means any blockchain-based network protocol, platform or application (including any blockchain-based network of nodes running a common smart contract or suite of related smart contracts) created, developed, operated or managed by, or based upon, or incorporating material portions of any intellectual property developed, owned, or licensed by the Seller, including the blockchain-based network protocol currently known as Ethena (website: https://www.ethena.fi/).

Regulation S means Regulation S and the related rules promulgated by the SEC under the Securities Act (as defined herein) as an exemption from registration.

Restricted Period has the meaning given to it in Clause 7.2(c).

Sale Tokens means those Tokens as set out in column 3 of Schedule 1.

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States Securities Act of 1933, as amended.

Seller Bank Account means the bank account of the Seller designated at the time of Completion.

Seller Wallet Addresses means the third-party market maker addresses designated by the Seller in writing prior to the Completion.

Transactions means the transactions contemplated by the BCA.

Transfer has the meaning given to it in Clause 7.2(c).

Unlock Schedule has the meaning given to it in Clause 7.3.

U.S. Person means a Person that is a “U.S. Person” as defined in Rule 902(k) of Regulation S.

US$ means the lawful currency of the United States of America.

USDC or USDT means the digital stablecoin that is pegged to US$.

1.2         In this Agreement:

(a)         unless the contrary intention appears, a reference to:

(i)          this Agreement includes the Schedules to this Agreement;

(ii)         an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, or notarisation;

(iii)        a person includes any individual, company, unincorporated association, or body of persons (including a partnership, joint venture, or consortium), government, state, agency, international organisation, or other entity;

(iv)        a regulation includes any regulation, rule, official directive, or guideline (whether or not having the force of law, but if not having the force of law, if compliance is customary) of any governmental, inter-governmental, or supranational body, agency, department, or regulatory or self-regulatory authority or organisation;

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(v)         a relevant jurisdiction in relation to any person means a jurisdiction in which that person is resident, domiciled, incorporated (in the case of corporate entities) or has citizenship (in the case of natural persons), or has a branch or place of business, or is in some other way connected;

(vi)        tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vii)       a provision of law or regulation is a reference to that provision as amended or re-enacted;

(viii)      a Clause or Schedule is a reference to a clause in or schedule to this Agreement respectively;

(ix)        a person includes its successors, permitted transferees and assigns;

(x)         the singular shall include the plural and vice versa; and

(xi)        a document is a reference to that document as amended.

(b)         The word including is to be construed as being by way of illustration or emphasis only and is not to be construed as, nor shall it take effect as, limiting the generality of any foregoing words.

(c)         Headings do not affect the interpretation of this Agreement.

2            Sale and Purchase

2.1         With effect from Completion, the Seller shall sell, and the Purchaser, acting as administrative agent on behalf of the PIPE Subscribers, shall purchase, the Sale Tokens, free from all claims, encumbrances, equities, and encumbrances, other than as set forth in Clauses 7.2, 7.3, 7.4 and 7.5 herein, together with all rights attached or accruing thereto. The sale and purchase of the Sale Tokens shall be on the terms of this Agreement.

3            Consideration

3.1         The consideration for the sale of the Sale Tokens, pursuant to this Agreement, shall be the payment by the Purchaser to the Seller of the Consideration, the amount and form of which shall be as specified in Schedule 1, which shall be payable in full on Completion.

4            Completion

4.1         Completion shall take place remotely, within two (2) calendar days of the date hereof, via the exchange of documents and signatures, or in such other manner, time, and place as the Parties may agree in writing.

4.2         At Completion:

(a)         the Purchaser shall deliver the Consideration to the Seller to the Seller Bank Account or in USDC or USDT to the Seller Wallet Addresses; and

(b)         subject to delivery in full by the Purchaser of the Consideration, the Seller shall deliver the Sale Tokens to the Custodial Account Wallet Address (which may be via third-party smart contract based administration), subject to release based on the restrictions described in section 7 herein.

5            Representations and Warranties

5.1         Each Party to this Agreement represents and warrants to the other Party, and agrees that it has represented and warranted to the other Party to induce them to enter into this Agreement, that:

(a)         it has full legal power, capacity, and authorisation to enter into and to exercise its rights and perform its obligations under, and has taken all necessary action to authorise and obtain the entry into, performance and delivery of this Agreement;

(b)         the obligations expressed to be assumed by it under this Agreement are its legal, valid, and binding obligations enforceable in accordance with their terms;

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(c)         in any proceedings taken in a relevant jurisdiction of such Party, the choice of the laws of the British Virgin Islands as governing law of this Agreement and any judgment obtained in the British Virgin Islands will be recognised and enforced;

(d)         this Agreement is not subject to any registration or filing requirements, or any stamp duty or similar documentary tax in any relevant jurisdiction;

(e)         it has not taken any corporate action and no other steps have been taken or legal proceedings been started or (to the best of such Party’s knowledge and belief) threatened against it for its winding-up, bankruptcy, dissolution, or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, or similar officer of it or any or all of its assets; and

(f)          in respect of Seller, it is entering into this Agreement as principal and solely for its own account, and not as the agent, trustee, or partner of any other person; in respect of Purchaser, it is acting as administrative agent on behalf of the PIPE Subscribers.

5.2         Each Party acknowledges and agrees that each other Party has entered into this Agreement based on the representations made in this Clause 5.

5.3         The Seller makes no representation or warranty as to the regulatory status of the Tokens in any jurisdiction, and the Purchaser acknowledges that the Seller is not registered with or licensed by the BVI Financial Services Commission, or any other Governmental Authority in the British Virgin Islands, or elsewhere, under any virtual asset service provider or securities law regime.

5.4         No governmental authority has passed on or made any recommendation or endorsement of this Agreement or the Tokens or the fairness or suitability of this investment, nor has any governmental authority passed upon or endorsed the merits of the offering.

5.5         The Seller and its affiliates are not subject to supervision or regulation by any governmental or regulatory authority in the British Virgin Islands, or elsewhere.

5.6         The Parties are validly existing and in good standing under the laws of their respective jurisdiction of incorporation, organization or formation.

5.7         The execution, delivery and performance of this Agreement will not result in (a) any violation of, be in conflict with or constitute a material default under, with or without the passage of time or the giving of notice of, (i) any provision of either Party’s organizational documents, if applicable; (ii) any provision of any judgment, decree or order to which either Party is subject to or by which it is bound, or to which any of its assets are subject; (iii) any agreement, obligation, duty or commitment to which either Party is subject to or by which it is bound; or (iv) any laws, statutes, ordinances, rules, regulations, judgments, injunctions, administrative interpretations, orders and decrees of any Governmental Authority, including amendments thereto; or (b) the creation of any lien, charge or encumbrance upon any assets of either Party.

6            Purchaser Covenants AND WARRANTIES

6.1         The Purchaser represents and warrants that it is eligible under all applicable laws to purchase the Sale Tokens pursuant to this Agreement, and that it has satisfied and is in full observance of all such laws.

6.2         The Purchaser is not a citizen of, nor a natural or legal person having habitual residence, location, or seat of incorporation in, any jurisdiction or territory in which it is unlawful to receive the Sale Tokens or to transfer the purchase price to the Seller.

6.3         The Purchaser is not a citizen of, nor a natural or legal person having habitual residence, location, or seat of incorporation in, any country or territory where transactions with digital tokens are prohibited or in any manner restricted by applicable laws, or will become so prohibited or restricted at any time after this Agreement becomes effective.

6.4         The Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase and ownership of the Sale Tokens.

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6.5         The funds, including any fiat, virtual currency, or cryptocurrency, used to purchase the Sale Tokens are not derived from or related to any unlawful activities, including but not limited to money laundering or terrorist financing, and the Purchaser will not use the Sale Tokens to finance, engage in, or otherwise support any unlawful activities.

6.6         All payments by the Purchaser under this Agreement will be made only in the Purchaser’s name, in its capacity as administrative agent on behalf of the PIPE Subscribers, from a digital wallet or bank account not located in a country or territory that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force, and is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act.

6.7         To the extent required by applicable law, the Purchaser complies with all anti-money laundering and counterterrorism financing requirements.

6.8         Neither the Purchaser, nor any person having a direct or indirect beneficial interest in the Purchaser or the Sale Tokens being acquired by the Purchaser, or any person for whom the Purchaser is acting as agent or nominee in connection with the Sale Tokens, is the subject of sanctions administered or enforced by any country or government, or is organized or resident in a country or territory that is the subject of country-wide or territory-wide sanctions.

6.9         The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Sale Tokens and is able to bear these risks, including the risk of a complete loss of the purchase price.

6.10       The Purchaser has had an opportunity to discuss the Seller’s business, management, financial affairs, and the terms and conditions of the offering of the Sale Tokens with the Seller’s management. In addition, the Purchaser is aware of the status of the Protocol and Tokens and has acquired sufficient information about the Protocol and Tokens from publicly available information to reach an informed and knowledgeable decision to acquire the Sale Tokens.

6.11       The Purchaser is fully aware of:

(a)         the highly speculative nature of the Tokens;

(b)         the financial hazards involved; and

(c)         the tax consequences of purchasing the Sale Tokens and any future acquisition, ownership, use, sale or other disposition of Tokens, including the Sale Tokens, held by the Purchaser.

6.12       The Purchaser has a preexisting personal or business relationship with the Seller of a nature and duration sufficient to make the Purchaser aware of the character and general business and financial circumstances of the Seller. By reason of the Purchaser’s business or financial experience, the Purchaser is capable of evaluating the merits and risks of this transaction, has the ability to protect the Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of the purchase price for the Sale Tokens.

6.13       The Purchaser has sufficient understanding of the functionality, usage, storage, transmission mechanisms, and other material characteristics of cryptographic tokens, token wallets, and other token storage mechanisms, public and private key management, blockchain technology, and blockchain-based software systems to understand the terms of this instrument. The Purchaser understands, acknowledges, and agrees that such knowledge allows the Purchaser to appreciate the implications and risks of acquiring the Sale Tokens herein. The Purchaser will at all times maintain control of the Purchaser’s (current or future) wallet private key where any Tokens are stored. Further, the Purchaser has sufficient technical understanding of distributed ledger-based tokens, distributed ledger-based protocols, smart contracts, distributed networks, crypto asset storage mechanisms, and distributed ledger and blockchain technology in general to understand the terms of this Agreement and to appreciate the risks and implications of purchasing the Sale Tokens.

6.14       The Purchaser understands that the purchase of the Sale Tokens involves significant risks, all of which the Purchaser fully and completely assumes, including, but not limited to, the risk that (i) the technology associated with the Protocol will not function as intended; (ii) the Protocol will fail to attract sufficient interest from key stakeholders; and (iii) the Seller and/or the Protocol may be subject to investigation and punitive actions from governmental authorities.

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6.15       At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, or other form of general advertising or solicitation in connection with the offer, sale, and purchase of Tokens.

6.16       The Purchaser is able to incur a complete loss of the purchase price of the Sale Tokens without impairing its financial condition and is able to bear the economic risk of holding the purchased Sale Tokens for an indefinite period of time.

6.17       The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.18       The Purchaser acknowledges that the Sale Tokens have not been registered under the Securities Act of 1933, as amended, and represents that they are being acquired to hold for the long term and not with a view to, or in connection with, the sale or distribution thereof, except as expressly permitted under this Agreement or the PIPE Subscription Agreements. Purchaser acknowledges that, if the Sale Tokens are deemed securities, a transfer may not be effected without an effective registration statement related thereto unless such registration is not required under the Securities Act of 1933, as amended.

6.19       The Purchaser has been advised that, to the extent applicable, SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Sale Tokens and, in any event, to the extent applicable, requires that the Sale Tokens generally be held for a minimum of one year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. If Purchaser is an Affiliate of Seller, Purchaser understands that Rule 144 may indefinitely restrict transfer of the Sale Tokens so long as Purchaser remains an “Affiliate” of the Seller and certain information about the Seller is not publicly available.

7            Rights as the Owner of Tokens

7.1         The Purchaser is not entitled, as a holder of any Tokens, to vote or receive dividends or be deemed the holder of shares of the Seller or any of its affiliated entities for any purpose, nor will anything contained herein be construed to confer on any Party, as such, any of the rights of a shareholder of any entity or any right to vote for the election of board members or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to the Seller or corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

Restrictions on Sale Tokens

7.2         The Sale Tokens are subject to:

              (a)         such restrictions on transferability as required by applicable laws;

              (b)         restriction on Transfer during the Restricted Period; and

(c)         a 48 month contractual lock-up period during which the Purchaser may not transfer, sell, convey, or encumber (collectively, Transfer) the Sale Tokens (the Restricted Period).

(together, the Transfer Restrictions).

7.3         The Sale Tokens will unlock and be released from the Transfer Restrictions as follows (the Unlock Schedule):

(a)         25% of the Sale Tokens will unlock on the 12-month anniversary of Completion (the First Unlock Date), and

(b)         following the First Unlock Date, the remaining 75% of Sale Tokens will unlock in 36 equal monthly installments thereafter such that all Sale Tokens will be unlocked and released from the Transfer Restrictions on the 48-month anniversary of the Completion.

7.4         For the avoidance of doubt, once the Sale Tokens unlock in accordance with the Unlock Schedule, such unlocked Sale Tokens shall no longer be subject to any Transfer Restrictions other than those set forth in Clause 7.2, as applicable.

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7.5         Notwithstanding anything herein to the contrary, the Purchaser may do any of the following with the Sale Tokens (including Sale Tokens that are subject to Transfer Restrictions):

(a)         transfer the Sale Tokens to any Affiliate or custodian of the Purchaser (including to another network or wallet address of the Purchaser or an Affiliate of the Purchaser);

(b)         stake the Sale Tokens in accordance with the Protocol consensus mechanism, if any, to secure the Protocol; and

(c)         participate in voting and other governance abilities associated with control of the Sale Tokens in accordance with the governance and other rules of the Protocol, to the extent compatible with the means of distribution of the Sale Tokens.

7.6         The foregoing restrictions shall in no event apply to any tokens acquired by the Purchaser on the open market; provided that all tokens obtained via staking or other protocol-wide programmatic mechanism with respect to the Sale Tokens will be subject to such restrictions retroactively applied as of the Effective Date.

8            Disclaimer

8.1         A Party shall not be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, including without limitation, sending the Sale Tokens to the other Party’s wallet, or distributing the Sale Tokens, when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including, without limitation:

(a)         acts of God;

(b)         flood, fire, earthquake, pandemics, or explosion;

(c)         war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest;

(d)         changes to applicable law or regulations;

(e)         unavailability or inoperability of the underlying blockchain on which records relating to activity involving the Tokens are kept; and

(f)          action by any governmental authority.

8.2         The Seller makes no warranty whatsoever with respect to the Sale Tokens, including any:

(a)         warranty of merchantability;

(b)         warranty of fitness for a particular purpose;

(c)         warranty of title; or

(d)         warranty against infringement of intellectual property rights of a third party; whether arising by law, course of dealing, course of performance, usage of trade, or otherwise.

8.3         The Purchaser acknowledges and accepts the risks associated with virtual asset services and the purchase of Sale Tokens, including but not limited to the risk of loss of value, regulatory changes, operational risks, and the absence of any governmental or regulatory approval. The Purchaser further acknowledges that it has read and understood all risk disclosures provided by the Seller.

9            Compliance with Laws and Regulations

9.1         The issuance and transfer of the Sale Tokens will be subject to and conditioned upon compliance by the Seller and the Purchaser with all applicable laws and regulations and with all applicable requirements of any exchange on which the Tokens may be listed or quoted at the time of such issuance or transfer. Notwithstanding the foregoing, there is no guarantee that there will be any exchange or market available for the Tokens.

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9.2         The Sale Tokens are not intended to be offered in any jurisdiction or under circumstances where not permitted under applicable law. Although the Sale Tokens are not intended to be securities, there is substantial uncertainty as to the application of securities laws to digital assets in the United States and other jurisdictions. Neither this Agreement nor the Sale Tokens have been registered with the SEC or any other governmental authority. Accordingly, if deemed securities, the Sale Tokens may not be offered or sold in the U.S. except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in any case, in accordance with all applicable laws.

10          Limitation of Liability & Release

10.1       To the fullest extent permitted by applicable laws:

(a)         in no event will the Seller be liable for any indirect, special, incidental, consequential, or exemplary loss of any kind (including, but not limited to, where related to loss of revenue, income or profits, loss of use or data, or damages for business interruption) arising out of or in any way related to the sale, purchase, or use of Tokens or otherwise related to this Agreement, regardless of the cause of action, whether based in contract, tort (including, but not limited to, simple negligence, whether active, passive, or imputed), or any other legal or equitable basis (even if any Party has been advised of the possibility of such losses and regardless of whether such losses were foreseeable); and

(b)         in no event will the aggregate liability of the Seller for direct loss, whether in contract, tort (including negligence, whether active, passive, or imputed), or other legal or equitable basis, arising out of or relating to this Agreement or the use of or inability to use Tokens, exceed the Consideration.

10.2       The Parties acknowledge and agree that this Clause 10 reflects a reasonable allocation of risk and that the Parties would not have entered into this Agreement without these liability limitations.

10.3       The limitations set forth in this Clause 10 will not limit or exclude liability for the fraud, intentional, or wilful misconduct of a Party.

10.4       To the fullest extent permitted by law (except in cases of fraud, intentional, or wilful misconduct), no Party shall be liable in any way or in any event in respect of any claim under this Agreement if such claim was not made in the period commencing from the date of Completion to the date falling twelve (12) months after Completion (such period being the Claim Period), other than in respect of a breach of confidentiality under Clause 14 whereby such Claim Period does not apply. Any claim which has been made before the expiry of the Claim Period shall, if it has not been previously satisfied in full, settled, or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of twelve (12) months commencing from the date on which such claim was made, unless proceedings in respect thereof shall have been commenced against such other Party (and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and served upon the other Party).

10.5       For the avoidance of doubt, no Party shall be entitled to recover damages in respect of any claim (as the case may be) if, and to the extent that, such Party has already recovered damages in respect of the same fact or subject matter.

10.6       To the fullest extent permitted by applicable law, the Purchaser releases the Seller and its affiliates from responsibility, liability, claims, demands, and/or damages (actual and consequential) of every kind and nature, known and unknown (including, but not limited to, claims of negligence), arising out of or related to disputes between users of the Token and its associated network and Protocol and the acts or omissions of third parties (other than acts or omissions which are caused by the Seller’s fraud, intentional or wilful, misconduct).

10.7       The Purchaser expressly waives any rights the Purchaser may have under any statute or common law principles that would otherwise limit the coverage of this release to include only those claims of which the Purchaser has actual knowledge at the time of agreeing to this release. Notwithstanding the foregoing, this release shall not apply to or in any way limit any Purchaser’s ability to bring a claim against the Seller or its affiliates for:

(a)         breach of contract by the Seller or its affiliates of any agreement between a Purchaser and the Seller (or its affiliates), including, without limitation, this Agreement; or

(b)         the Seller’s breach of its warranties pursuant to this Agreement.

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11          Miscellaneous

11.1       This Agreement (and any documents referred to in it) contains the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersedes all previous understandings and agreements between the Parties relating to these transactions. Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract, or other assurance (except those set out in this Agreement and any documents referred to in it) made by or on behalf of any other Party or any other person whatsoever before the execution of this Agreement. Each Party waives all rights and remedies which, but for this Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract, or other assurance, provided that nothing in this Clause shall limit or exclude any liability for wilful misconduct or fraud.

11.2       If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, that shall not affect:

(a)         the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)         the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

11.3       No delay or omission on the part of any Party in exercising any right, power, or remedy provided by the law of any jurisdictions or under this Agreement shall:

(a)         impair such right, power, or remedy; or

(b)         operate as a waiver thereof.

11.4       No waiver of any right or rights arising under this Agreement shall be effective unless such waiver is in writing and signed by the Party or Parties whose rights are being waived.

11.5       This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.6       All payments to be made under this Agreement shall be made in cleared funds, without any deduction and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees, and withholdings of any nature now or hereafter imposed by any governmental, fiscal, or other authority save as required by law. If a Party is compelled to make any such deduction, it will pay to the receiving Party such additional amounts as are necessary to ensure receipt by the receiving Party of the full amount which that Party would have received but for the deduction.

11.7       If any payment or transfer of any property under this Agreement is capable of being avoided or otherwise set aside on the insolvency, liquidation, bankruptcy, or administration of any person (including any Party) or otherwise, then that amount shall not be considered to have been paid or property transferred for the purposes of this Agreement.

11.8       This Agreement may only be amended by an instrument in writing signed by each Party.

11.9       Time shall be of the essence in this Agreement.

11.10     This Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary, or employment relationship between the Parties. No Party holds itself out as the agent or partner of any other Party.

12          Assignability

12.1       No Party may assign, transfer, or dispose of its rights and/or obligations arising under, out of or in connection with this Agreement to any other person without the prior written consent of the other Party.

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13          Notices

13.1       All notices or other communications under or in connection with this Agreement or a Transaction Document shall be given in writing and may be made by electronic mail. Any such notice will be deemed to be given as follows:

(a)         if by hand or by international courier, upon delivery; and

(b)         if by electronic mail, when sent.

13.2       All communications and notices provided or given in connection with this Agreement and any Transaction Document shall be:

(a)         in English; or

(b)         if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

13.3       Any notice may be served on the relevant Party at its registered office or such other physical or electronic address as the relevant Party shall give written notice of to each other Party.

14          DATA PROTECTION & Confidentiality

14.1       This Agreement and its existence are confidential. No Party may disclose this Agreement, the existence of this Agreement or its contents to any other person except:

(a)         as may be required by law;

(b)         in connection with any proceedings for the resolution of any dispute arising between the Parties under this Agreement; or

(c)         with the prior written consent of each other Party.

14.2       If any Party is required to disclose any information regarding this Agreement or its existence by law they shall notify each other Party in writing as soon as is reasonably possible after such disclosure has been made.

14.3       Each Party shall comply with all applicable data protection laws, including but not limited to the BVI Data Protection Act (as revised), in relation to the collection, processing, and transfer of personal data under this Agreement.

15          Costs and Expenses

15.1       Each Party shall be responsible for the payment of its own costs and expenses in connection with the preparation, execution, and carrying into effect of this Agreement.

16          Dispute Resolution

16.1       The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with this Agreement and accordingly the Parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

16.2       Each Party:

(a)         waives objection to the British Virgin Islands courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(b)         agrees that a judgment or order of a British Virgin Islands court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

17          Governing Law

17.1       This Agreement and the relationship between the Parties in relation to the subject matter of this Agreement shall be governed exclusively by British Virgin Islands law.

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Schedule 1

Sale Tokens

Purchaser	Custodial Account Wallet Address	Sale Tokens	Total Consideration	Price per Token
StablecoinX Assets Inc., acting as administrative agent on behalf of the PIPE Subscribers	[***]	1,231,887,037.76	$259,386,134.67	$0.21056
Address:
4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807
Email:
Attention:
Young Cho
with copy to (not to constitute notice) to:
Edelman Legal Advisory PLLC
400 Rella Blvd, Suite 165
Suffurn, New York 10901
Attn: Ari Edelman
Email:

Annex H-1-11

EXECUTION PAGE

This Agreement has been entered into on the date first above written.

Seller

Executed for and on behalf of	)
ETHENA OPCO LTD	)	/s/ Marc Piano
by Ethena Foundation, its duly authorised director	)	Marc Piano (Director)

Purchaser

Executed for and on behalf of	)
STABLECOINX ASSETS INC., ACTING AS ADMINISTRATIVE AGENT ON BEHALF OF THE PIPE SUBSCRIBERS	)	/s/ Young Cho
by its duly authorised representative	)	Young Cho Chief Executive Officer

Annex H-1-12

Annex H-2

ETHENA OPCO LTD

(Seller)

and

stablecoinx assets Inc.

(Purchaser)

TOKEN PURCHASE AGREEMENT in relation to ENA TOKEN

CONFIDENTIAL

Execution Version

Content		Annex H-2 Page Nos.
1	Definitions and Interpretation	H-2-1
2	Sale and Purchase	H-2-3
3	Consideration	H-2-3
4	Completion	H-2-3
5	Representations and Warranties	H-2-4
6	Purchaser Covenants	H-2-5
7	Rights as the Owner of Tokens	H-2-6
8	Disclaimer	H-2-7
9	Compliance with Laws and Regulations	H-2-8
10	Limitation of Liability & Release	H-2-8
11	Miscellaneous	H-2-9
12	Assignability	H-2-10
13	Notices	H-2-10
14	Confidentiality	H-2-10
15	Costs and Expenses	H-2-10
16	Dispute Resolution	H-2-11
17	Governing Law	H-2-11
Schedule 1		H-2-12

Annex H-2-i

THIS AGREEMENT is dated September 5, 2025,

BETWEEN

1       Ethena OPCO LTD, a company registered in the British Virgin Islands with registration number 2138855, of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands (the Seller); and

2       STABLECOINX ASSETS INC., a Delaware corporation (the Purchaser), acting as administrative agent on behalf of the PIPE Subscribers.

recitals

A      The Seller is engaged in the business of minting and issuing the “ENA” digital asset token (the Tokens).

B      On July 21, 2025, the Purchaser and the Seller entered into a token purchase agreement pursuant to which, among other things, the Seller agreed to sell and the Purchaser, acting as administrative agent for the Initial PIPE Subscribers under the Initial PIPE Subscription Agreements, agreed to purchase, the number of Tokens set forth on Schedule 1 to such token purchase agreement.

C      On or about the date hereof, the Purchaser and PIPE Subscribers have entered into the PIPE Subscription Agreements, pursuant to which, among other things, the Purchaser has agreed to purchase the Sale Tokens on behalf of the PIPE Subscribers and to cause such Sale Tokens to be deposited into a custodial account established for the benefit of such PIPE Subscribers (the “Custodial Account”) at Anchorage Digital Bank N.A. to be held for the benefit of the PIPE Subscribers.

D      The Seller has agreed to sell and the Purchaser, acting as administrative agent on behalf of the PIPE Subscribers, has agreed to purchase, the Sale Tokens on the terms and subject to the conditions of this Agreement. Upon Completion, Seller shall deposit the Sale Tokens into the Custodial Account.

IT IS AGREED as follows:

1       Definitions and Interpretation

1.1    In this Agreement, the following words and expressions shall have the following meanings:

Affiliate means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, founder, director or trustee of such Person, or any venture capital or similar investment fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members, investment managers, or investment advisers of, or shares the same management company, investment manager, or investment adviser with, such Person. The word “control” (including its correlative meanings, “controlled by”, “controls” and “under common control with”) shall mean directly or indirectly possessing the power to direct or cause the direction of the management and policies of the Affiliate, whether through ownership of voting securities, by contract or otherwise.

Agreement means this token purchase agreement.

BCA means the Business Combination Agreement, dated July 21, 2025, by and among (a) TLGY Acquisition Corp., a Cayman Islands exempted company, (b) StableCoinX Inc., a Delaware corporation (“Pubco”), (c) StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Pubco, (d) StableCoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, and (e) Purchaser.

Completion means completion of the sale and purchase of the Sale Tokens under this Agreement.

Consideration means the consideration as detailed in column 4 of Schedule 1.

Custodial Account Wallet Address means the wallet address as set out in column 2 of Schedule 1, established for the benefit of the PIPE Subscribers.

First Unlock Date has the meaning given to it in Clause 7.3.

Annex H-2-1

Governmental Authority means any nation or government, any state or other political subdivision thereof, any entity exercising legislative, executive, judicial or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality and any court, tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization. For the avoidance of doubt, Governmental Authority may include private bodies exercising quasi-governmental, regulatory or judicial-like functions to the extent they relate to either Parties or the Tokens.

Initial PIPE Subscribers means the Subscribers who make the Cash PIPE Deposit (as such terms are defined in the Initial PIPE Subscription Agreements).

Initial PIPE Subscription Agreements means the subscription agreements, dated July 21, 2025, by and among TLGY Acquisition Corp, StablecoinX Inc., a Delaware corporation, the Purchaser and the parties signatory thereto.

Parties means the Purchaser and the Seller, and Party shall mean any one of them.

Person means any individual, corporation, partnership, trust, limited liability company, association or other entity, including any foundation, decentralized autonomous organization or other similar decentralized or distributed entity.

PIPE Subscribers means the Subscribers who make the Cash PIPE Deposit (as such terms are defined in the PIPE Subscription Agreements).

PIPE Subscription Agreements means the subscription agreements, dated September 5, 2025, by and among TLGY Acquisition Corp, StablecoinX Inc., a Delaware corporation, the Purchaser and the parties signatory thereto.

Protocol means any blockchain-based network protocol, platform or application (including any blockchain-based network of nodes running a common smart contract or suite of related smart contracts) created, developed, operated or managed by, or based upon, or incorporating material portions of any intellectual property developed, owned, or licensed by the Seller, including the blockchain-based network protocol currently known as Ethena (website: https://www.ethena.fi/).

Regulation S means Regulation S and the related rules promulgated by the SEC under the Securities Act (as defined herein) as an exemption from registration.

Restricted Period has the meaning given to it in Clause 7.2(c).

Sale Tokens means those Tokens as set out in column 3 of Schedule 1.

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States Securities Act of 1933, as amended.

Seller Bank Account means the bank account of the Seller designated at the time of Completion.

Seller Wallet Addresses means the third-party market maker addresses designated by the Seller in writing prior to the Completion.

Transactions means the transactions contemplated by the BCA.

Transfer has the meaning given to it in Clause 7.2(c).

Unlock Schedule has the meaning given to it in Clause 7.3.

U.S. Person means a Person that is a “U.S. Person” as defined in Rule 902(k) of Regulation S.

US$ means the lawful currency of the United States of America.

USDC or USDT means the digital stablecoin that is pegged to US$.

Annex H-2-2

1.2    In this Agreement:

(a)     unless the contrary intention appears, a reference to:

(i)     this Agreement includes the Schedules to this Agreement;

(ii)    an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, or notarisation;

(iii)   a person includes any individual, company, unincorporated association, or body of persons (including a partnership, joint venture, or consortium), government, state, agency, international organisation, or other entity;

(iv)   a regulation includes any regulation, rule, official directive, or guideline (whether or not having the force of law, but if not having the force of law, if compliance is customary) of any governmental, inter-governmental, or supranational body, agency, department, or regulatory or self-regulatory authority or organisation;

(v)    a relevant jurisdiction in relation to any person means a jurisdiction in which that person is resident, domiciled, incorporated (in the case of corporate entities) or has citizenship (in the case of natural persons), or has a branch or place of business, or is in some other way connected;

(vi)   tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vii)  a provision of law or regulation is a reference to that provision as amended or re-enacted;

(viii) a Clause or Schedule is a reference to a clause in or schedule to this Agreement respectively;

(ix)   a person includes its successors, permitted transferees and assigns;

(x)    the singular shall include the plural and vice versa; and

(xi)   a document is a reference to that document as amended.

(b)    The word including is to be construed as being by way of illustration or emphasis only and is not to be construed as, nor shall it take effect as, limiting the generality of any foregoing words.

(c)     Headings do not affect the interpretation of this Agreement.

2       Sale and Purchase

2.1    With effect from Completion, the Seller shall sell, and the Purchaser, acting as administrative agent on behalf of the PIPE Subscribers, shall purchase, the Sale Tokens, free from all claims, encumbrances, equities, and encumbrances, other than as set forth in Clauses 7.2, 7.3, 7.4 and 7.5 herein, together with all rights attached or accruing thereto. The sale and purchase of the Sale Tokens shall be on the terms of this Agreement.

3       Consideration

3.1    The consideration for the sale of the Sale Tokens, pursuant to this Agreement, shall be the payment by the Purchaser to the Seller of the Consideration, the amount and form of which shall be as specified in Schedule 1, which shall be payable in full on Completion.

4       Completion

4.1    Completion shall take place remotely, within two (2) calendar days of the date hereof, via the exchange of documents and signatures, or in such other manner, time, and place as the Parties may agree in writing.

4.2    At Completion:

(a)     the Purchaser shall deliver the Consideration to the Seller to the Seller Bank Account or in USDC or USDT to the Seller Wallet Addresses; and

Annex H-2-3

(b)    subject to delivery in full by the Purchaser of the Consideration, the Seller shall deliver the Sale Tokens to the Custodial Account Wallet Address (which may be via third-party smart contract based administration), subject to release based on the restrictions described in section 7 herein.

5       Representations and Warranties

5.1    Each Party to this Agreement represents and warrants to the other Party, and agrees that it has represented and warranted to the other Party to induce them to enter into this Agreement, that:

(a)     it has full legal power, capacity, and authorisation to enter into and to exercise its rights and perform its obligations under, and has taken all necessary action to authorise and obtain the entry into, performance and delivery of this Agreement;

(b)    the obligations expressed to be assumed by it under this Agreement are its legal, valid, and binding obligations enforceable in accordance with their terms;

(c)     in any proceedings taken in a relevant jurisdiction of such Party, the choice of the laws of the British Virgin Islands as governing law of this Agreement and any judgment obtained in the British Virgin Islands will be recognised and enforced;

(d)    this Agreement is not subject to any registration or filing requirements, or any stamp duty or similar documentary tax in any relevant jurisdiction;

(e)     it has not taken any corporate action and no other steps have been taken or legal proceedings been started or (to the best of such Party’s knowledge and belief) threatened against it for its winding-up, bankruptcy, dissolution, or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, or similar officer of it or any or all of its assets; and

(f)     in respect of Seller, it is entering into this Agreement as principal and solely for its own account, and not as the agent, trustee, or partner of any other person; in respect of Purchaser, it is acting as administrative agent on behalf of the PIPE Subscribers.

5.2    Each Party acknowledges and agrees that each other Party has entered into this Agreement based on the representations made in this Clause 5.

5.3    The Seller makes no representation or warranty as to the regulatory status of the Tokens in any jurisdiction, and the Purchaser acknowledges that the Seller is not registered with or licensed by the BVI Financial Services Commission, or any other Governmental Authority in the British Virgin Islands, or elsewhere, under any virtual asset service provider or securities law regime.

5.4    No governmental authority has passed on or made any recommendation or endorsement of this Agreement or the Tokens or the fairness or suitability of this investment, nor has any governmental authority passed upon or endorsed the merits of the offering.

5.5    The Seller and its affiliates are not subject to supervision or regulation by any governmental or regulatory authority in the British Virgin Islands, or elsewhere.

5.6    The Parties are validly existing and in good standing under the laws of their respective jurisdiction of incorporation, organization or formation.

5.7    The execution, delivery and performance of this Agreement will not result in (a) any violation of, be in conflict with or constitute a material default under, with or without the passage of time or the giving of notice of, (i) any provision of either Party’s organizational documents, if applicable; (ii) any provision of any judgment, decree or order to which either Party is subject to or by which it is bound, or to which any of its assets are subject; (iii) any agreement, obligation, duty or commitment to which either Party is subject to or by which it is bound; or (iv) any laws, statutes, ordinances, rules, regulations, judgments, injunctions, administrative interpretations, orders and decrees of any Governmental Authority, including amendments thereto; or (b) the creation of any lien, charge or encumbrance upon any assets of either Party.

Annex H-2-4

6       Purchaser Covenants AND WARRANTIES

6.1    The Purchaser represents and warrants that it is eligible under all applicable laws to purchase the Sale Tokens pursuant to this Agreement, and that it has satisfied and is in full observance of all such laws.

6.2    The Purchaser is not a citizen of, nor a natural or legal person having habitual residence, location, or seat of incorporation in, any jurisdiction or territory in which it is unlawful to receive the Sale Tokens or to transfer the purchase price to the Seller.

6.3    The Purchaser is not a citizen of, nor a natural or legal person having habitual residence, location, or seat of incorporation in, any country or territory where transactions with digital tokens are prohibited or in any manner restricted by applicable laws, or will become so prohibited or restricted at any time after this Agreement becomes effective.

6.4    The Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase and ownership of the Sale Tokens.

6.5    The funds, including any fiat, virtual currency, or cryptocurrency, used to purchase the Sale Tokens are not derived from or related to any unlawful activities, including but not limited to money laundering or terrorist financing, and the Purchaser will not use the Sale Tokens to finance, engage in, or otherwise support any unlawful activities.

6.6    All payments by the Purchaser under this Agreement will be made only in the Purchaser’s name, in its capacity as administrative agent on behalf of the PIPE Subscribers, from a digital wallet or bank account not located in a country or territory that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force, and is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act.

6.7    To the extent required by applicable law, the Purchaser complies with all anti-money laundering and counterterrorism financing requirements.

6.8    Neither the Purchaser, nor any person having a direct or indirect beneficial interest in the Purchaser or the Sale Tokens being acquired by the Purchaser, or any person for whom the Purchaser is acting as agent or nominee in connection with the Sale Tokens, is the subject of sanctions administered or enforced by any country or government, or is organized or resident in a country or territory that is the subject of country-wide or territory-wide sanctions.

6.9    The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Sale Tokens and is able to bear these risks, including the risk of a complete loss of the purchase price.

6.10  The Purchaser has had an opportunity to discuss the Seller’s business, management, financial affairs, and the terms and conditions of the offering of the Sale Tokens with the Seller’s management. In addition, the Purchaser is aware of the status of the Protocol and Tokens and has acquired sufficient information about the Protocol and Tokens from publicly available information to reach an informed and knowledgeable decision to acquire the Sale Tokens.

6.11  The Purchaser is fully aware of:

(a)     the highly speculative nature of the Tokens;

(b)    the financial hazards involved; and

(c)     the tax consequences of purchasing the Sale Tokens and any future acquisition, ownership, use, sale or other disposition of Tokens, including the Sale Tokens, held by the Purchaser.

6.12  The Purchaser has a preexisting personal or business relationship with the Seller of a nature and duration sufficient to make the Purchaser aware of the character and general business and financial circumstances of the Seller. By reason of the Purchaser’s business or financial experience, the Purchaser is capable of evaluating the merits and risks of this transaction, has the ability to protect the Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of the purchase price for the Sale Tokens.

Annex H-2-5

6.13  The Purchaser has sufficient understanding of the functionality, usage, storage, transmission mechanisms, and other material characteristics of cryptographic tokens, token wallets, and other token storage mechanisms, public and private key management, blockchain technology, and blockchain-based software systems to understand the terms of this instrument. The Purchaser understands, acknowledges, and agrees that such knowledge allows the Purchaser to appreciate the implications and risks of acquiring the Sale Tokens herein. The Purchaser will at all times maintain control of the Purchaser’s (current or future) wallet private key where any Tokens are stored. Further, the Purchaser has sufficient technical understanding of distributed ledger-based tokens, distributed ledger-based protocols, smart contracts, distributed networks, crypto asset storage mechanisms, and distributed ledger and blockchain technology in general to understand the terms of this Agreement and to appreciate the risks and implications of purchasing the Sale Tokens.

6.14  The Purchaser understands that the purchase of the Sale Tokens involves significant risks, all of which the Purchaser fully and completely assumes, including, but not limited to, the risk that (i) the technology associated with the Protocol will not function as intended; (ii) the Protocol will fail to attract sufficient interest from key stakeholders; and (iii) the Seller and/or the Protocol may be subject to investigation and punitive actions from governmental authorities.

6.15  At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, or other form of general advertising or solicitation in connection with the offer, sale, and purchase of Tokens.

6.16  The Purchaser is able to incur a complete loss of the purchase price of the Sale Tokens without impairing its financial condition and is able to bear the economic risk of holding the purchased Sale Tokens for an indefinite period of time.

6.17  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.18  The Purchaser acknowledges that the Sale Tokens have not been registered under the Securities Act of 1933, as amended, and represents that they are being acquired to hold for the long term and not with a view to, or in connection with, the sale or distribution thereof, except as expressly permitted under this Agreement or the PIPE Subscription Agreements. Purchaser acknowledges that, if the Sale Tokens are deemed securities, a transfer may not be effected without an effective registration statement related thereto unless such registration is not required under the Securities Act of 1933, as amended.

6.19  The Purchaser has been advised that, to the extent applicable, SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Sale Tokens and, in any event, to the extent applicable, requires that the Sale Tokens generally be held for a minimum of one year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. If Purchaser is an Affiliate of Seller, Purchaser understands that Rule 144 may indefinitely restrict transfer of the Sale Tokens so long as Purchaser remains an “Affiliate” of the Seller and certain information about the Seller is not publicly available.

7       Rights as the Owner of Tokens

7.1    The Purchaser is not entitled, as a holder of any Tokens, to vote or receive dividends or be deemed the holder of shares of the Seller or any of its affiliated entities for any purpose, nor will anything contained herein be construed to confer on any Party, as such, any of the rights of a shareholder of any entity or any right to vote for the election of board members or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to the Seller or corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

Restrictions on Sale Tokens

7.2    The Sale Tokens are subject to:

(a)     such restrictions on transferability as required by applicable laws;

(b)    restriction on Transfer during the Restricted Period; and

Annex H-2-6

(c)     a 48 month contractual lock-up period from the date of this Agreement, during which the Purchaser may not transfer, sell, convey, or encumber (collectively, Transfer) the Sale Tokens (such period, the Restricted Period).

(together, the Transfer Restrictions).

7.3    The Sale Tokens will unlock and be released from the Transfer Restrictions as follows (the Unlock Schedule):

(a)     25% of the Sale Tokens will unlock on the 12-month anniversary of Completion (the First Unlock Date), and

(b)    following the First Unlock Date, the remaining 75% of Sale Tokens will unlock in 36 equal monthly installments thereafter such that all Sale Tokens will be unlocked and released from the Transfer Restrictions on the 48-month anniversary of the Completion.

7.4    For the avoidance of doubt, once the Sale Tokens unlock in accordance with the Unlock Schedule, such unlocked Sale Tokens shall no longer be subject to any Transfer Restrictions other than those set forth in Clause 7.2, as applicable.

7.5    Notwithstanding anything herein to the contrary, the Purchaser may do any of the following with the Sale Tokens (including Sale Tokens that are subject to Transfer Restrictions):

(a)     transfer the Sale Tokens to any Affiliate or custodian of the Purchaser (including to another network or wallet address of the Purchaser or an Affiliate of the Purchaser);

(b)    stake the Sale Tokens in accordance with the Protocol consensus mechanism, if any, to secure the Protocol; and

(c)     participate in voting and other governance abilities associated with control of the Sale Tokens in accordance with the governance and other rules of the Protocol, to the extent compatible with the means of distribution of the Sale Tokens.

7.6    The foregoing restrictions shall in no event apply to any tokens acquired by the Purchaser on the open market; provided that all tokens obtained via staking or other protocol-wide programmatic mechanism with respect to the Sale Tokens will be subject to such restrictions retroactively applied as of the Effective Date.

8       Disclaimer

8.1    A Party shall not be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, including without limitation, sending the Sale Tokens to the other Party’s wallet, or distributing the Sale Tokens, when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including, without limitation:

(a)     acts of God;

(b)    flood, fire, earthquake, pandemics, or explosion;

(c)     war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest;

(d)    changes to applicable law or regulations;

(e)     unavailability or inoperability of the underlying blockchain on which records relating to activity involving the Tokens are kept; and

(f)     action by any governmental authority.

8.2    The Seller makes no warranty whatsoever with respect to the Sale Tokens, including any:

(a)     warranty of merchantability;

(b)    warranty of fitness for a particular purpose;

Annex H-2-7

(c)     warranty of title; or

(d)    warranty against infringement of intellectual property rights of a third party; whether arising by law, course of dealing, course of performance, usage of trade, or otherwise.

8.3    The Purchaser acknowledges and accepts the risks associated with virtual asset services and the purchase of Sale Tokens, including but not limited to the risk of loss of value, regulatory changes, operational risks, and the absence of any governmental or regulatory approval. The Purchaser further acknowledges that it has read and understood all risk disclosures provided by the Seller.

9       Compliance with Laws and Regulations

9.1    The issuance and transfer of the Sale Tokens will be subject to and conditioned upon compliance by the Seller and the Purchaser with all applicable laws and regulations and with all applicable requirements of any exchange on which the Tokens may be listed or quoted at the time of such issuance or transfer. Notwithstanding the foregoing, there is no guarantee that there will be any exchange or market available for the Tokens.

9.2    The Sale Tokens are not intended to be offered in any jurisdiction or under circumstances where not permitted under applicable law. Although the Sale Tokens are not intended to be securities, there is substantial uncertainty as to the application of securities laws to digital assets in the United States and other jurisdictions. Neither this Agreement nor the Sale Tokens have been registered with the SEC or any other governmental authority. Accordingly, if deemed securities, the Sale Tokens may not be offered or sold in the U.S. except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in any case, in accordance with all applicable laws.

10     Limitation of Liability & Release

10.1  To the fullest extent permitted by applicable laws:

(a)     in no event will the Seller be liable for any indirect, special, incidental, consequential, or exemplary loss of any kind (including, but not limited to, where related to loss of revenue, income or profits, loss of use or data, or damages for business interruption) arising out of or in any way related to the sale, purchase, or use of Tokens or otherwise related to this Agreement, regardless of the cause of action, whether based in contract, tort (including, but not limited to, simple negligence, whether active, passive, or imputed), or any other legal or equitable basis (even if any Party has been advised of the possibility of such losses and regardless of whether such losses were foreseeable); and

(b)    in no event will the aggregate liability of the Seller for direct loss, whether in contract, tort (including negligence, whether active, passive, or imputed), or other legal or equitable basis, arising out of or relating to this Agreement or the use of or inability to use Tokens, exceed the Consideration.

10.2  The Parties acknowledge and agree that this Clause 10 reflects a reasonable allocation of risk and that the Parties would not have entered into this Agreement without these liability limitations.

10.3  The limitations set forth in this Clause 10 will not limit or exclude liability for the fraud, intentional, or wilful misconduct of a Party.

10.4  To the fullest extent permitted by law (except in cases of fraud, intentional, or wilful misconduct), no Party shall be liable in any way or in any event in respect of any claim under this Agreement if such claim was not made in the period commencing from the date of Completion to the date falling twelve (12) months after Completion (such period being the Claim Period), other than in respect of a breach of confidentiality under Clause 14 whereby such Claim Period does not apply. Any claim which has been made before the expiry of the Claim Period shall, if it has not been previously satisfied in full, settled, or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of twelve (12) months commencing from the date on which such claim was made, unless proceedings in respect thereof shall have been commenced against such other Party (and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and served upon the other Party).

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10.5  For the avoidance of doubt, no Party shall be entitled to recover damages in respect of any claim (as the case may be) if, and to the extent that, such Party has already recovered damages in respect of the same fact or subject matter.

10.6  To the fullest extent permitted by applicable law, the Purchaser releases the Seller and its affiliates from responsibility, liability, claims, demands, and/or damages (actual and consequential) of every kind and nature, known and unknown (including, but not limited to, claims of negligence), arising out of or related to disputes between users of the Token and its associated network and Protocol and the acts or omissions of third parties (other than acts or omissions which are caused by the Seller’s fraud, intentional or wilful, misconduct).

10.7  The Purchaser expressly waives any rights the Purchaser may have under any statute or common law principles that would otherwise limit the coverage of this release to include only those claims of which the Purchaser has actual knowledge at the time of agreeing to this release. Notwithstanding the foregoing, this release shall not apply to or in any way limit any Purchaser’s ability to bring a claim against the Seller or its affiliates for:

(a)     breach of contract by the Seller or its affiliates of any agreement between a Purchaser and the Seller (or its affiliates), including, without limitation, this Agreement; or

(b)    the Seller’s breach of its warranties pursuant to this Agreement.

11     Miscellaneous

11.1  This Agreement (and any documents referred to in it) contains the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersedes all previous understandings and agreements between the Parties relating to these transactions. Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract, or other assurance (except those set out in this Agreement and any documents referred to in it) made by or on behalf of any other Party or any other person whatsoever before the execution of this Agreement. Each Party waives all rights and remedies which, but for this Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract, or other assurance, provided that nothing in this Clause shall limit or exclude any liability for wilful misconduct or fraud.

11.2  If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, that shall not affect:

(a)     the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)    the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

11.3  No delay or omission on the part of any Party in exercising any right, power, or remedy provided by the law of any jurisdictions or under this Agreement shall:

(a)     impair such right, power, or remedy; or

(b)    operate as a waiver thereof.

11.4  No waiver of any right or rights arising under this Agreement shall be effective unless such waiver is in writing and signed by the Party or Parties whose rights are being waived.

11.5  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.6  All payments to be made under this Agreement shall be made in cleared funds, without any deduction and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees, and withholdings of any nature now or hereafter imposed by any governmental, fiscal, or other authority save as required by law. If a Party is compelled to make any such deduction, it will pay to the receiving Party such additional amounts as are necessary to ensure receipt by the receiving Party of the full amount which that Party would have received but for the deduction.

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11.7  If any payment or transfer of any property under this Agreement is capable of being avoided or otherwise set aside on the insolvency, liquidation, bankruptcy, or administration of any person (including any Party) or otherwise, then that amount shall not be considered to have been paid or property transferred for the purposes of this Agreement.

11.8  This Agreement may only be amended by an instrument in writing signed by each Party.

11.9  Time shall be of the essence in this Agreement.

11.10This Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary, or employment relationship between the Parties. No Party holds itself out as the agent or partner of any other Party.

12     Assignability

12.1  No Party may assign, transfer, or dispose of its rights and/or obligations arising under, out of or in connection with this Agreement to any other person without the prior written consent of the other Party.

13     Notices

13.1  All notices or other communications under or in connection with this Agreement or a Transaction Document shall be given in writing and may be made by electronic mail. Any such notice will be deemed to be given as follows:

(a)     if by hand or by international courier, upon delivery; and

(b)    if by electronic mail, when sent.

13.2  All communications and notices provided or given in connection with this Agreement and any Transaction Document shall be:

(a)     in English; or

(b)    if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

13.3  Any notice may be served on the relevant Party at its registered office or such other physical or electronic address as the relevant Party shall give written notice of to each other Party.

14     DATA PROTECTION & Confidentiality

14.1  This Agreement and its existence are confidential. No Party may disclose this Agreement, the existence of this Agreement or its contents to any other person except:

(a)     as may be required by law;

(b)    in connection with any proceedings for the resolution of any dispute arising between the Parties under this Agreement; or

(c)     with the prior written consent of each other Party.

14.2  If any Party is required to disclose any information regarding this Agreement or its existence by law they shall notify each other Party in writing as soon as is reasonably possible after such disclosure has been made.

14.3  Each Party shall comply with all applicable data protection laws, including but not limited to the BVI Data Protection Act (as revised), in relation to the collection, processing, and transfer of personal data under this Agreement.

15     Costs and Expenses

15.1  Each Party shall be responsible for the payment of its own costs and expenses in connection with the preparation, execution, and carrying into effect of this Agreement.

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16     Dispute Resolution

16.1  The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with this Agreement and accordingly the Parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

16.2  Each Party:

(a)     waives objection to the British Virgin Islands courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(b)    agrees that a judgment or order of a British Virgin Islands court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

17     Governing Law

17.1  This Agreement and the relationship between the Parties in relation to the subject matter of this Agreement shall be governed exclusively by British Virgin Islands law.

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Schedule 1

Sale Tokens

Purchaser	Custodial Account Wallet Address	Sale Tokens	Total Consideration	Price per Token
StablecoinX Assets Inc., acting as administrative agent on behalf of the PIPE Subscribers Address: 4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807 Email: ycho@tlgycpc.com Attention: Young Cho with copy to (not to constitute notice) to: Edelman Legal Advisory PLLC 400 Rella Blvd, Suite 165 Suffurn, New York 10901 Attn: Ari Edelman Email: ari@edelmanlegal.com	[***]	914,341,825.83	$265,159,129.49	$.2900

Annex H-2-12

EXECUTION PAGE

This Agreement has been entered into on the date first above written.

Seller

Executed for and on behalf of	)	/s/ Mark Piano
ETHENA OPCO LTD	)	Mark Piano (Director)
by Ethena Foundation, its duly authorised director	)

Purchaser

Executed for and on behalf of	)
STABLECOINX ASSETS INC., ACTING AS ADMINISTRATIVE AGENT ON BEHALF OF THE PIPE SUBSCRIBERS	)	/s/ Young Cho
by its duly authorised representative	)	Young Cho Chief Executive Officer

Annex H-2-13

Annex I

AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT

This Amended and Restated Sponsor Support Agreement (this “Agreement”) is entered into on September 5, 2025, by and among TLGY Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), StablecoinX Inc., a Delaware corporation (“Pubco”), StablecoinX Assets Inc., a Delaware corporation (“Opco”), the holders of Founder Shares (as defined below) (the “SPAC Founder Shareholders”) and the undersigned individuals (the “Insiders” and, together with the SPAC Founder Shareholders, each a “Holder” and collectively, the “Holders”). The SPAC, Pubco, Opco, the SPAC Founder Shareholders and the Insiders are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on July 21, 2025, SPAC, Pubco, Opco, StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) and StablecoinX Company Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a Business Combination Agreement (as it may be amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”), as a result of which the SPAC Shareholders will receive one share of Class A common stock, par value $0.0001 per share, of Pubco (the “Pubco Class A Stock”) for each SPAC Class A Ordinary Share held by such shareholder and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into Opco, with Opco continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of Opco (the “Opco Class A Common Stock”) will receive one share of Pubco Class A Stock for each share of Opco Class A Common Stock held by such holder and the holders of shares of Class B common stock, par value $0.0001 per share, of Opco (the “Opco Class B Common Stock”) will receive one share of Pubco Class A Stock and one share of Class B common stock, par value $0.0001 per share, of Pubco (the “Pubco Class B Stock”) for each share of Opco Class B Common Stock held by such holder, as a result of which, SPAC and Opco will become wholly owned subsidiaries of Pubco, and Pubco will become a publicly traded company;

WHEREAS, in connection with the signing of the Business Combination Agreement, on July 21, 2025, the Parties entered into that certain Sponsor Support Agreement (the “Original Agreement”);

WHEREAS, in accordance with Section 3.5 of the Original Agreement, the Holders who own a majority of the Founder Shares as of the date hereof desire to amend and restate the Original Agreement in its entirety as set forth herein;

WHEREAS, as of the date of the Original Agreement and as of the date hereof, the SPAC Founder Shareholders are the holders of record and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of an aggregate of (a) 5,449,700 SPAC Class B Ordinary Shares (including any SPAC Class A Ordinary Shares which were formerly SPAC Class B Ordinary Shares, the “Founder Shares”) and (b) 11,259,500 SPAC Private Placement Warrants (together with the Founder Shares, the “Subject Securities”);

WHEREAS, as an inducement to the willingness of SPAC and Opco to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein; and

WHEREAS, as an inducement to the willingness of Ethena to consummate the transactions contemplated by the Collaboration Agreement and the Contribution Agreement, the Parties desire to agree to certain matters as set forth herein.

Annex I-1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
COVENANTS AND AGREEMENTS

Section 1.1 Exchange of Certain Subject Securities.

(a) Subject to the terms of the Business Combination Agreement and the consummation of the SPAC Merger, on the Closing Date and immediately following the SPAC Merger, the holders of Private Placement Warrants (as defined herein) will irrevocably surrender and transfer to Pubco, without any further right thereto, and consent to the termination and cancellation of, the Private Placement Warrants, in exchange for an aggregate of 7.3127% of the total Retained Shares (as defined herein), which will be issued pro rata to each holder of Private Placement Warrants based on the number of Private Placement Warrants held by such holder (the “Private Placement Warrant Exchange”).

(b) Subject to the terms of the Business Combination Agreement and the consummation of the SPAC Merger, on the Closing Date and immediately following the SPAC Merger, the SPAC Founder Shareholders will irrevocably surrender and transfer to Pubco, without any further right thereto, and consent to the cancellation of, the Exchanged Founder Shares (as defined herein), in exchange for the remaining 92.6873% of the total Retained Shares, which will be issued pro rata to each SPAC Founder Shareholders based on the number of Founder Shares held by such holder (the “Founder Share Exchange” and, together with the Private Placement Warrant Exchange, the “Covered Security Exchanges”).

Section 1.2 Restrictions on Transfer.

(a) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, each of the Holders (and any other Person to which any Covered Security is Transferred) shall not, directly or indirectly, Transfer any of the Covered Securities legally or beneficially owned by it, other than (A) in accordance with Section 1.3 or (B) as required or permitted by the Business Combination Agreement or any other Transaction Document (as defined herein) (including this Agreement).

(b) The Holders acknowledge and agree that (i) notwithstanding anything to the contrary herein, all Covered Securities beneficially owned by the Holders (or any Person to which any Covered Security is Transferred) will remain subject to any applicable restrictions on Transfer under applicable securities laws and the rules and regulations promulgated thereunder, and (ii) any purported Transfer of any Covered Security in violation of this Agreement will be null and void ab initio.

Section 1.3 Exceptions to Restrictions on Transfer. Notwithstanding anything to the contrary in Section 1.2(a), any Holder of a Covered Security will be permitted to Transfer all or any part of such Holder’s Covered Securities:

(a) to SPAC, any of SPAC’s officers or directors, any trust whose sole beneficiaries are the family members of an officer or director of SPAC, any family member of any of SPAC’s officers or directors, or to any members or partners of any of the SPAC Founder Shareholders;

(b) as a bona fide gift or gifts, including to any charitable organization, or in the case where such Holder is an individual, to such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or an affiliate of such individual;

(c) in the case where such Holder is an individual, (i) by will or other testamentary document or device or (ii) by operation of applicable Law, including applicable Laws of intestacy or descent or pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order;

(d) for bona fide estate planning purposes;

(e) by virtue of the laws of the Cayman Islands, the State of Delaware, or the Organizational Documents of any SPAC Founder Shareholder, in each case, upon the dissolution of such Holder;

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(f) if such Holder is a Person other than an individual, to any Person of which all the outstanding equity interests are legally and beneficially owned by such Holder, or, if such Holder is an individual, then to one or more members of the immediate family or former spouse of such Holder;

(g) if such Holder is a Person other than an individual, then (i) to any shareholder, partner or member of such Holder in respect of such shareholder’s, partner’s or member’s interest in such Holder or (ii) upon such Holder’s bona fide liquidation or dissolution, to the shareholders, partners or members of such Holder in accordance with its Organizational Documents;

(h) to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (a) through (g);

(i) by private sales or transfers made in connection with the consummation of the Transactions; or

(j) in the event of SPAC’s liquidation prior to the completion of the Transactions;

provided, however, that in the case of any of the foregoing clauses (a) through (j), these permitted Transferees must sign a counterpart to this Agreement becoming bound by all the terms set forth herein.

Section 1.4 Sponsor Support Agreement.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3.3, each of the Holders, solely in its capacity as a shareholder of SPAC, hereby irrevocably and unconditionally agrees in respect of all of the Covered Securities, that, at any meeting of the shareholders of SPAC (whether annual or extraordinary meeting, however called and including any adjournment or postponement thereof, including the Extraordinary General Meeting to be held in connection with the Transactions), and in connection with any written consent of shareholders of SPAC, such Holder will:

(i)          when such meeting is held, appear at such meeting or otherwise cause such Holder’s voting Covered Securities to be counted as present thereat for purposes of establishing a quorum;

(ii)         vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Holder’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by such Holder) in favor of each of the SPAC Shareholder Approval Matters; and

(iii)        vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Holder’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by such Holder) against (A) any Alternative Transaction with respect to SPAC and (B) any other action that would reasonably be expected to (1) materially impede, interfere with, delay, postpone or adversely affect any of the SPAC Shareholder Approval Matters or any of the transactions contemplated by the Business Combination Agreement, (2) to the knowledge of such Holder, result in a material breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or any related agreement (the “Transaction Documents”) to which SPAC is a party, or (3) result in a material breach of any covenant, representation or warranty or other obligation or agreement of such Holder contained in any Transaction Document to which such Holder is a party (including this Agreement).

The obligations of the Holders specified in this Section 1.4(a) shall apply whether or not any of the SPAC Shareholder Approval Matters is recommended by the SPAC Board and whether or not the SPAC Board has previously recommended any of the SPAC Shareholder Approval Matters but changed such recommendation.

(b) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, each Holder will comply with and fully perform all of its covenants and agreements set forth in the Letter Agreement as if such Holder was a party thereto, and the Holder shall not amend, restate, supplement or otherwise modify, or cause SPAC to amend, restate, supplement or otherwise modify or waive, any provision of the

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Letter Agreement other than those amendments or modifications that may be made pursuant to that certain Lock-Up Agreement to be entered into by and among Pubco and the Holders in connection with the Closing.

(c) Subject to the earlier termination of this Agreement in accordance with Section 3.3, each of the Holders hereby irrevocably and unconditionally agrees not to redeem or elect to redeem any SPAC Ordinary Shares held by it in the Redemption or otherwise (other than as expressly required under the Business Combination Agreement).

Section 1.5 No Inconsistent Agreement. Each Holder hereby represents and covenants that such Holder has not entered into, and, subject to the earlier termination of this Agreement in accordance with Section 3.3, will not enter into, any agreement that would restrict, limit or interfere with the performance of such Holder’s obligations hereunder.

Section 1.6 Support of the Business Combination.

(a) From the date hereof until the earlier of (a) the Closing and (b) the valid termination of this Agreement pursuant to Section 3.3, each Holder shall not, and shall cause its controlled affiliates and their Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, knowingly encourage or facilitate or respond to any inquiries, indications of interest, offers or proposals by, or participate in any discussions or negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning an Alternative Transaction with respect to SPAC, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or afford to any Person access to the businesses, properties, assets, information or personnel in connection with, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction with respect to SPAC, (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction with respect to SPAC, (iv) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state or province for purposes of facilitating an Alternative Transaction with respect to SPAC, or (v) resolve or agree to do any of the foregoing (except for the execution, delivery and performance of the Business Combination Agreement and the Transaction Documents and the consummation of the Transactions).

(b) Notwithstanding anything in this Agreement to the contrary, (y) no Holder shall be responsible for the actions of SPAC or the SPAC Board (or any committee thereof), any Subsidiary of SPAC, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “SPAC Related Parties”), and (z) no Holder makes any representations or warranties with respect to the actions of any of the SPAC Related Parties.

Section 1.7 Waivers.

(a) Each Holder hereby irrevocably waives (for itself and for its successors and assigns), to the fullest extent permitted by applicable Law and the Organizational Documents of SPAC (“SPAC Organizational Documents”), and agrees not to assert or perfect, any rights to adjustment, anti-dilution or other protection or right with respect to the SPAC Class B Ordinary Shares that would result in the SPAC Class B Ordinary Shares converting into any other SPAC Ordinary Share in connection with the Transactions (including the SPAC Merger) at a ratio greater than one-for-one (including the provisions of Article 49 of SPAC Organizational Documents). The waiver specified in this Section 1.7(a) will be applicable only in connection with the transactions contemplated by the Business Combination Agreement (or any issuance of equity interests of SPAC issued in connection with the transactions contemplated by the Business Combination Agreement) and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing.

Section 1.8 Irrevocable Proxy. From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, each Holder hereby irrevocably appoints Young Cho with full power of substitution, or any designee of Young Cho, as the lawful agent, attorney and proxy of such Holder, to vote all of such Holder’s voting Covered Securities with respect to any and all matters such shares are entitled to vote, including any matters referenced in Section 1.4. Each Holder intends this proxy to be irrevocable and coupled with an interest and agrees that it will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Covered Securities. Each Holder shall not hereafter, unless and until this Agreement is validly terminated pursuant to Section 3.3 or with the written consent of Young Cho, purport to vote (or execute a consent with respect to) such Covered Securities (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any

Annex I-4

Covered Securities, deposit any such shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such shares.

Section 1.9 Additional Agreements.

(a) Each Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, including executing and delivering such additional documents, instruments, conveyances and assurances and take such further actions as may be required, to carry out the provisions hereof and give effect to the transactions contemplated herein, including but not limited to, providing duly executed instruments of transfer to effectuate the Covered Security Exchanges in form and substance satisfactory to SPAC.

(b) The Holders shall be bound by and comply with Section 2.10 (Intended Tax Treatment), Section 7.7 (No Trading), 7.12 (Public Announcements) and 7.13 (Confidential Information) of the Business Combination Agreement applicable to SPAC as if such Holder was an original signatory to the Business Combination Agreement with respect to such provisions.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to SPAC and Pubco as follows:

(a) Organization; Due Authorization. If the Holder is a legal entity, the Holder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Holder’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of the Holder. If the Holder is an individual, the Holder has the legal competence and capacity to enter into and perform its obligations under this Agreement and the Holder’s signature on the signature page hereto is genuine and the signatory has the legal competence and capacity to execute this Agreement. This Agreement has been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the Holder, enforceable against such Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Except as provided in this Agreement, the Holder is the sole holder of record and/or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, the Subject Securities. Except as provided in this Agreement, the Holder does not own of record or beneficially (or have any right, option or warrant to acquire) any equity interests of SPAC (or any indebtedness convertible into or exercisable or exchangeable for any equity interests of SPAC), other than the Subject Securities. Except as provided in this Agreement, the SPAC Organizational Documents, the Business Combination Agreement, the Letter Agreement or applicable securities Laws, the Holder has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to the Covered Securities. The Holder has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with such Holder’s obligations pursuant to this Agreement, has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with such Holder’s obligations pursuant to this Agreement, and has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) Governmental Authorizations. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Holder from, or to be given by such Holder to, or be made by such Holder with, any Governmental Authority in connection with the execution, delivery and performance by such Holder of this Agreement, the consummation of the transactions contemplated hereby or the other transactions contemplated by the Business Combination Agreement.

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(d) No Conflicts. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Holder, (ii) require any consent, waiver or approval of any Person, in each case the absence of which would reasonably be expected to prevent or materially delay or materially impair the performance by the Holder of its obligations under this Agreement, or (iii) constitute or result in the creation of any Lien on the Covered Securities, except for any Lien under applicable securities Laws, this Agreement, the Business Combination Agreement, the SPAC Organizational Documents, the Letter Agreement or the Registration Rights Agreement, dated November 30, 2021, by and among the SPAC and the other parties thereto.

(e) Litigation. There is no Action pending against the Holder or, to the knowledge of such Holder, threatened against such Holder, and the Holder is not a party to or subject to the provisions of any government order, in each case, that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by the Holder of its obligations under this Agreement.

(f) Brokerage Fees. No financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Business Combination Agreement, this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of the Holder, on behalf of, the Holder for which SPAC, Opco or any of their respective subsidiaries would have any obligation.

(g) Affiliate Arrangements. Except for any Contract listed in a form, report, schedule, statement or other document publicly filed or furnished by SPAC with the SEC, neither the Holder nor, to Holder’s knowledge, any of its affiliates (i) is party to, or has any rights with respect to or arising from, any material Contract with SPAC or any of its Subsidiaries, (ii) is (or will be) entitled to receive from SPAC, Opco or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of SPAC’s “initial business combination” (regardless of the type or form of such transaction, but including, for the avoidance of doubt, the Transactions), (iii) owns any interest in any material asset or property used in the business of SPAC or (iv) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, vendor, partner, customer or lessor, or other material business relation, of SPAC.

(h) Acknowledgment. The Holder has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby. The Holder understands and acknowledges that each of SPAC, Opco and Pubco is entering into the Business Combination Agreement in reliance upon the Holder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Holder contained herein. Notwithstanding anything to the contrary contained in this Agreement, the Business Combination Agreement or any other Transaction Documents, none of SPAC, Pubco, Opco or any of their respective Affiliates, Subsidiaries or Representatives makes or provides any representations, warranties, guarantees, indemnities or covenants to the Holder regarding (1) the tax treatment of the Mergers or the Transactions (including any transactions contemplated by this Agreement) or (2) any of the tax consequences to the Holder of this Agreement, the Business Combination Agreement, any other Transaction Documents, the Mergers or the Transactions (including any transactions contemplated by this Agreement). The Holder agrees and acknowledges that the Holder is relying solely on the Holder’s own tax advisors in connection with this Agreement, the Business Combination Agreement, any other Transaction Documents, the Mergers or the Transactions (including any transactions contemplated by this Agreement).

ARTICLE III
MISCELLANEOUS

Section 3.1 Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

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“Company Merger” has the meaning set forth in the recitals hereto.

“Company Merger Sub” has the meaning set forth in the recitals hereto.

“Covered Securities” means, with respect to each Holder, (a) all of the Subject Securities and (b) all other equity interests of SPAC of which such Holder acquires beneficial ownership (whether pursuant to any dividend, distribution, combination, split, subdivision, conversion, exchange, transfer, sale, cancelation, repurchase, redemption, reclassification or other change to, or transaction in, any equity interests or otherwise), after the date hereof but before the Closing.

“Covered Security Exchanges” has the meaning set forth in Section 1.1(b).

“Exchanged Founder Shares” means the shares of Pubco Class A Stock received upon exchange of the Founder Shares in the SPAC Merger.

“Founder Share Exchange” has the meaning set forth in Section 1.1(b).

“Founder Shares” has the meaning set forth in the recitals hereto.

“Holder” and “Holders” have the meaning set forth in the preamble hereto.

“immediate family” has the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act.

“Insiders” has the meaning set forth in the preamble hereto.

“Letter Agreement” means the agreement entered into among the SPAC, its executive officers, its directors and certain of the Holders, dated as of November 31, 2021, entered into in connection with SPAC’s initial public offering.

“Merger” and “Mergers” have the meaning set forth in the recitals hereto.

“Opco” has the meaning set forth in the preamble hereto.

“Opco Class A Common Stock” has the meaning set forth in the recitals hereto.

“Opco Class B Common Stock” has the meaning set forth in the recitals hereto.

“Parties” and “Party” have the meaning set forth in the preamble hereto.

“Private Placement Warrant Exchange” has the meaning set forth in Section 1.1(a).

“Private Placement Warrants” means the SPAC Private Placement Warrants immediately following the SPAC Merger, each of which will become a warrant to purchase Pubco Class A Stock in accordance with its terms.

“Pubco” has the meaning set forth in the preamble hereto.

“Pubco Class A Stock” has the meaning set forth in the recitals hereto.

“Pubco Class B Stock” has the meaning set forth in the recitals hereto.

“Retained Shares” means (i) the shares of Pubco Class A Stock in an amount equal to 3% of the total number of outstanding shares of Pubco Class A Stock following the Company Merger, in the aggregate, and (ii) an equal number of shares of Pubco Class B Stock, in each case, to be issued to the SPAC Founder Shareholders and holders of Private Placement Warrants in the Covered Security Exchanges in the manner set forth in Section 1.1.

“SPAC” has the meaning set forth in the preamble hereto.

“SPAC Founder Shareholders” has the meaning set forth in the preamble hereto.

“SPAC Merger” has the meaning set forth in the recitals hereto.

“SPAC Merger Sub” has the meaning set forth in the recitals hereto.

“SPAC Organizational Documents” has the meaning set forth in Section 1.7.

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“SPAC Related Parties” has the meaning set forth in Section 1.6(b).

“Subject Securities” has the meaning set forth in the recitals hereto.

“Transaction Documents” has the meaning set forth in Section 1.4(a)(iii).

“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any Covered Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Section 3.2 Construction. This Agreement and all of its provisions shall be interpreted in accordance with Section 1.03 of the Business Combination Agreement, the provisions of which are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.3 Termination. This Agreement and all of its provisions shall automatically terminate, without any notice or other action by any Party, and be of no further force or effect upon the earlier of (a) the termination of the Business Combination Agreement in accordance with its terms, and (b) as mutually agreed in writing by the Parties in accordance with Section 3.5. Upon any valid termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement in accordance with clauses (a) or (b) of this Section 3.3 shall not relieve any Party from any liability arising in respect of any willful breach of this Agreement prior to such termination or Fraud. This Article III shall survive the termination of this Agreement.

Section 3.4 Assignment. No Party may assign or delegate all or any part of this Agreement or any of the rights, benefits, obligations or liabilities hereunder (including by operation of Law) without the prior written consent of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, successors and permitted assigns.

Section 3.5 Amendment. Subject to Section 3.3, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement (i) prior to the Closing, by SPAC, Opco, Pubco and the Holders who own a majority of the Founder Shares at the time in question or (ii) after the Closing, by Pubco and the Holders of a majority of the Retained Shares at the time in question. Notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder solely in his, her or its capacity as a Holder, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.

Section 3.6 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.7 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.8 Notices. All notices and other communications under this Agreement between the Parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email during normal business hours (and otherwise as of the next Business Day) (provided that, if receipt has not been confirmed (excluding any automated reply, such as an out-of-office notification) then a copy shall be dispatched in the manner described in the preceding clause (c) no later than 24 hours after such delivery by email) (provided that

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any such notice or other communication delivered in the manner described in any of the preceding clauses (a), (b) and (c) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (a), (b) or (c), as applicable), addressed as follows:

If to SPAC or Pubco, to:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attention: Young Cho

E-mail: ycho@tlgycpc.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York, NY 10038

Attn: Elliott Smith

E-mail: elliottsmith@perkinscoie.com

If to Opco, to:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attention: Young Cho

Email: ycho@tlgycpc.com

with a copy (which shall not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffern, New York 10901

Attention: Ari Edelman

Email: ari@edelmanlegal.com

and to the Holders, at such Holder’s address referenced on the signature page hereto.

Section 3.9 Other Provisions. The provisions set forth in each of Sections 11.9 (Severability), 11.6 (Governing Law; Jurisdiction), 11.7 (Waiver of Jury Trial) and 11.8 (Specific Performance) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.10 Entire Agreement. This Agreement, the Business Combination Agreement and the Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.12 Capacity as a Shareholder. Notwithstanding anything in this Agreement to the contrary, (a) each Holder makes no agreement or understanding herein in any capacity other than solely in its capacity as a record holder and beneficial owner of the Subject Securities or Covered Securities (without duplication) and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of such Holder in his, her or its capacity as a member of the board of directors (or other similar governing body) of SPAC or any of its Affiliates or any other Person or as an officer, employee, agent, designee, representative or fiduciary of SPAC or any of its Affiliates or any other Person, in each case, acting in such person’s capacity as a director (or member of such other similar governing body), officer, employee, agent, designee, representative or fiduciary of SPAC or such Affiliate or such other Person.

[Remainder of page intentionally left blank.]

Annex I-9

SPAC:
TLGY ACQUISITION CORP.
By:	/s/ Young Cho
Name: Young Cho
Title: Chief Executive Officer

[Signature Page of A&R Sponsor Support Agreement]

Annex I-10

PUBCO:
STABLECOINX INC.
By:	/s/ Young Cho
Name: Young Cho
Title: Chief Executive Officer

[Signature Page of A&R Sponsor Support Agreement]

Annex I-11

OPCO:
STABLECOINX ASSETS INC.
By:	/s/ Young Cho
Name: Young Cho
Title: Chief Executive Officer

[Signature Page of A&R Sponsor Support Agreement]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

HOLDERS:

CPC SPONSOR OPPORTUNITIES I, LP
By:	/s/ Edward Tsun-Wei Chen
Name:	Edward Tsun-Wei Chen
Title:	Authorized Signatory
Partial Address East 94th Street, New York,
Email:	tchen@carnegieparkcapital.com
CPC SPONSOR OPPORTUNITIES I (PARALLEL), LP
By:	/s/ Edward Tsun-Wei Chen
Name:	Edward Tsun-Wei Chen
Title:	Authorized Signatory
Partial Address East 94th Street, New York
Email:	tchen@carnegieparkcapital.com

[Signature Page of A&R Sponsor Support Agreement]

Annex I-13

Annex J

SELLER SUPPORT AGREEMENT

This Seller Support Agreement (this “Agreement”) is entered into on July 21, 2025, by and among TLGY Acquisition Corp., a Cayman Islands exempted company (“SPAC”), StableCoinX Inc., a Delaware corporation (“Pubco”), StableCoinX Assets Inc., a Delaware corporation (“Opco”), and the undersigned holder of shares of Opco stock (the “Holder”). The SPAC, Pubco, Opco, and the Holder are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, Pubco, Opco, StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) and StableCoinX Company Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a Business Combination Agreement (as it may be amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other things, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”), as a result of which the SPAC Shareholders will receive one share of Class A common stock, par value $0.0001 per share, of Pubco (the “Pubco Class A Stock”) for each SPAC Class A Ordinary Share held by such shareholder and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into Opco, with Opco continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of Opco (the “Opco Class A Common Stock”) will receive one share of Pubco Class A Stock for each share of Opco Class A Common Stock held by such holder and the holders of shares of Class B common stock, par value $0.0001 per share, of Opco (the “Opco Class B Common Stock”) will receive one share of Pubco Class A Stock and one share of Class B common stock, par value $0.0001 per share, of Pubco (the “Pubco Class B Stock”) for each share of Opco Class B Common Stock held by such holder, as a result of which, SPAC and Opco will become wholly owned subsidiaries of Pubco, and Pubco will become a publicly traded company;

WHEREAS, as of the date hereof, the Holder is the holder of record and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of an aggregate of 50,000 shares of Opco Class B Common Stock (the “Subject Securities”); and

WHEREAS, as an inducement to the willingness of SPAC and Opco to enter into the Business Combination Agreement and to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
COVENANTS AND AGREEMENTS

Section 1.1 Restrictions on Transfer.

(a) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, the Holder (and any other Person to which any Covered Security is Transferred) shall not, directly or indirectly, Transfer any of the Covered Securities legally or beneficially owned by it, other than (A) in accordance with Section 1.2 or (B) as required or permitted by the Business Combination Agreement or any other Transaction Document (as defined herein) (including this Agreement).

(b) The Holder acknowledges and agrees that (i) notwithstanding anything to the contrary herein, all Covered Securities beneficially owned by the Holder (or any Person to which any Covered Security is Transferred) will remain subject to any applicable restrictions on Transfer under applicable securities laws and the rules and regulations

Annex J-1

promulgated thereunder, and (ii) any purported Transfer of any Covered Security in violation of this Agreement will be null and void ab initio.

Section 1.2 Exceptions to Restrictions on Transfer. Notwithstanding anything to the contrary in Section 1.1(a), the Holder will be permitted to Transfer all or any part of the Holder’s Covered Securities:

(a) to Opco, any of Opco’s officers or directors, any trust whose sole beneficiaries are the family members of an officer or director of Opco, any family member of any of Opco’s officers or directors, or to any members or partners of the Holder;

(b) as a bona fide gift or gifts, including to any charitable organization, or in the case where the Holder is an individual, to such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or an affiliate of such individual;

(c) in the case where the Holder is an individual, (i) by will or other testamentary document or device or (ii) by operation of applicable Law, including applicable Laws of intestacy or descent or pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order;

(d) for bona fide estate planning purposes;

(e) by virtue of the laws of the Cayman Islands, the State of Delaware, or the Organizational Documents of the Holder, in each case, upon the dissolution of the Holder;

(f) if the Holder is a Person other than an individual, to any Person of which all the outstanding equity interests are legally and beneficially owned by the Holder, or, if the Holder is an individual, then to one or more members of the immediate family or former spouse of the Holder;

(g) if the Holder is a Person other than an individual, then (i) to any shareholder, partner or member of the Holder in respect of such shareholder’s, partner’s or member’s interest in the Holder or (ii) upon the Holder’s bona fide liquidation or dissolution, to the shareholders, partners or members of the Holder in accordance with its Organizational Documents;

(h) to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (a) through (g);

(i) by private sales or transfers made in connection with the consummation of the Transactions; or

(j) in the event of Opco’s liquidation prior to the completion of the Transactions;

provided, however, that in the case of any of the foregoing clauses (a) through (j), these permitted Transferees must sign a counterpart to this Agreement becoming bound by all the terms set forth herein.

Section 1.3 Seller Support Agreement. Subject to the earlier termination of this Agreement in accordance with Section 3.3, the Holder, solely in its capacity as a stockholder of Opco, hereby irrevocably and unconditionally agrees in respect of all of the Covered Securities, that, at any meeting of the stockholders of Opco (whether annual or extraordinary meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of stockholders of Opco, the Holder will:

(a) when such meeting is held, appear at such meeting or otherwise cause the Holder’s voting Covered Securities to be counted as present thereat for purposes of establishing a quorum;

(b) vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Holder’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the Holder) in favor of (i) the Company Merger, the execution and delivery by Opco of the Business Combination Agreement and the other Transaction Documents (as defined herein) to which Opco is a party and the adoption and approval of the Business Combination Agreement and the other Transaction Documents to which Opco is a party and the terms thereof; (ii) any proposal to adjourn or postpone such meeting of stockholders of Opco to a later date if there are not sufficient votes to approve the Business Combination Agreement, the Company Merger and any other

Annex J-2

matters necessary to effect the Company Merger; (iii) each of the other transactions contemplated by the Business Combination Agreement; and (iv) any other transaction pursuant to which Pubco or any Subsidiary thereof proposes to acquire Opco in which the stockholders of Opco are required to approve (each of the foregoing (i)-(iv), the “Opco Stockholder Approval Matters”); and

(c) vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Holder’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the Holder) against (A) any Alternative Transaction with respect to Opco and (B) any other action that would reasonably be expected to (1) materially impede, interfere with, delay, postpone or adversely affect any of the Opco Stockholder Approval Matters or any of the transactions contemplated by the Business Combination Agreement, (2) to the knowledge of the Holder, result in a material breach of any covenant, representation or warranty or other obligation or agreement of Opco under the Business Combination Agreement or any related agreement (the “Transaction Documents”) to which Opco is a party, or (3) result in a material breach of any covenant, representation or warranty or other obligation or agreement of the Holder contained in any Transaction Document to which the Holder is a party (including this Agreement).

The obligations of the Holder specified in this Section 1.3 shall apply whether or not any of the Opco Stockholder Approval Matters is recommended by the board of directors of Opco (the “Opco Board”) and whether or not the Opco Board has previously recommended any of the Opco Stockholder Approval Matters but changed such recommendation.

Section 1.4 No Inconsistent Agreement. The Holder hereby represents and covenants that the Holder has not entered into, and, subject to the earlier termination of this Agreement in accordance with Section 3.3, will not enter into, any agreement that would restrict, limit or interfere with the performance of the Holder’s obligations hereunder.

Section 1.5 Support of the Business Combination.

(a) From the date hereof until the earlier of (a) the Closing and (b) the valid termination of this Agreement pursuant to Section 3.3, the Holder shall not, and shall cause its controlled affiliates and their Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, knowingly encourage or facilitate or respond to any inquiries, indications of interest, offers or proposals by, or participate in any discussions or negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning an Alternative Transaction with respect to Opco, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or afford to any Person access to the businesses, properties, assets, information or personnel in connection with, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction with respect to Opco, (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction with respect to Opco, (iv) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state or province for purposes of facilitating an Alternative Transaction with respect to Opco, or (v) resolve or agree to do any of the foregoing (except for the execution, delivery and performance of the Business Combination Agreement and the Transaction Documents and the consummation of the Transactions).

(b) Notwithstanding anything in this Agreement to the contrary, (y) the Holder shall not be responsible for the actions of Opco or the Opco Board (or any committee thereof), any Subsidiary of Opco, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Opco Related Parties”), and (z) the Holder makes no representations or warranties with respect to the actions of any of the Opco Related Parties.

Section 1.6 Irrevocable Proxy. From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, the Holder hereby irrevocably appoints Young Cho with full power of substitution, or any designee of Young Cho, as the lawful agent, attorney and proxy of the Holder, to vote all of the Holder’s voting Covered Securities with respect to any and all matters such shares are entitled to vote, including any matters referenced in Section 1.3. The Holder intends this proxy to be irrevocable and coupled with an interest and agrees that it will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Covered Securities. The Holder shall not hereafter, unless and until this Agreement is validly terminated pursuant to Section 3.3 or with the written consent of Young Cho, purport to vote (or execute a consent with respect to) such Covered Securities (other than

Annex J-3

through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any Covered Securities, deposit any such shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such shares.

Section 1.7 Additional Agreements.

(a) The Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, including executing and delivering such additional documents, instruments, conveyances and assurances and take such further actions as may be required, to carry out the provisions hereof and give effect to the transactions contemplated herein.

(b) The Holder shall be bound by and comply with Section 7.7 (No Trading), 7.12 (Public Announcements) and 7.13 (Confidential Information) of the Business Combination Agreement applicable to Opco as if the Holder was an original signatory to the Business Combination Agreement with respect to such provisions.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Holder. The Holder represents and warrants, severally and not jointly, to Opco and Pubco as follows:

(a) Organization; Due Authorization. If the Holder is a legal entity, the Holder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Holder’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of the Holder. If the Holder is an individual, the Holder has the legal competence and capacity to enter into and perform its obligations under this Agreement and the Holder’s signature on the signature page hereto is genuine and the signatory has the legal competence and capacity to execute this Agreement. This Agreement has been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the Holder, enforceable against the Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Except as provided in this Agreement, the Holder is the sole holder of record and beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, the Subject Securities. Except as provided in this Agreement, the Holder does not own of record or beneficially (or have any right, option or warrant to acquire) any equity interests of Opco (or any indebtedness convertible into or exercisable or exchangeable for any equity interests of Opco), other than the Subject Securities. Except as provided in this Agreement, the Organizational Documents of Opco, the Business Combination Agreement or applicable securities Laws, the Holder has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to the Covered Securities. The Holder has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the Holder’s obligations pursuant to this Agreement, has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the Holder’s obligations pursuant to this Agreement, and has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) Governmental Authorizations. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Holder from, or to be given by the Holder to, or be made by the Holder with, any Governmental Authority in connection with the execution, delivery and performance by the Holder of this Agreement, the consummation of the transactions contemplated hereby or the other transactions contemplated by the Business Combination Agreement.

(d) No Conflicts. The execution and delivery of this Agreement by the Holder does not, and the performance by the Holder of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Holder, (ii) require any consent, waiver or approval of any Person, in each case the absence of which

Annex J-4

would reasonably be expected to prevent or materially delay or materially impair the performance by the Holder of its obligations under this Agreement, or (iii) constitute or result in the creation of any Lien on the Covered Securities, except for any Lien under applicable securities Laws, this Agreement, the Business Combination Agreement, or the Organizational Documents of Opco.

(e) Litigation. There is no Action pending against the Holder or, to the knowledge of the Holder, threatened against the Holder, and the Holder is not a party to or subject to the provisions of any government order, in each case, that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by the Holder of its obligations under this Agreement.

(f) Brokerage Fees. No financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Business Combination Agreement, this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of the Holder, on behalf of, the Holder for which SPAC, Opco or any of their respective subsidiaries would have any obligation.

(g) Affiliate Arrangements. Neither the Holder nor, to Holder’s knowledge, any of its affiliates (i) is party to, or has any rights with respect to or arising from, any material Contract with Opco or any of its Subsidiaries, (ii) is (or will be) entitled to receive from SPAC, Opco or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of SPAC’s “initial business combination” (regardless of the type or form of such transaction, but including, for the avoidance of doubt, the Transactions), (iii) owns any interest in any material asset or property used in the business of Opco or (iv) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, vendor, partner, customer or lessor, or other material business relation, of Opco.

(h) Acknowledgment. The Holder has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby. The Holder understands and acknowledges that each of SPAC, Opco and Pubco is entering into the Business Combination Agreement in reliance upon the Holder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Holder contained herein.

ARTICLE III
MISCELLANEOUS

Section 3.1 Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“Company Merger” has the meaning set forth in the recitals hereto.

“Company Merger Sub” has the meaning set forth in the recitals hereto.

“Covered Securities” means, with respect to the Holder, (a) all of the Subject Securities and (b) all other equity interests of Opco of which the Holder acquires beneficial ownership (whether pursuant to any dividend, distribution, combination, split, subdivision, conversion, exchange, transfer, sale, cancelation, repurchase, redemption, reclassification or other change to, or transaction in, any equity interests or otherwise), after the date hereof but before the Closing.

“Holder” has the meaning set forth in the preamble hereto.

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“immediate family” has the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act.

“Mergers” has the meaning set forth in the recitals hereto.

“Opco” has the meaning set forth in the preamble hereto.

“Opco Board” has the meaning set forth in Section 1.3.

“Opco Class A Common Stock” has the meaning set forth in the recitals hereto.

“Opco Class B Common Stock” has the meaning set forth in the recitals hereto.

“Opco Related Parties” has the meaning set forth in Section 1.5(b).

“Opco Stockholder Approval Matters” has the meaning set forth in the recitals hereto.

“Parties” and “Party” have the meaning set forth in the preamble hereto.

“Pubco” has the meaning set forth in the preamble hereto.

“Pubco Class A Stock” has the meaning set forth in the recitals hereto.

“Pubco Class B Stock” has the meaning set forth in the recitals hereto.

“SPAC” has the meaning set forth in the preamble hereto.

“SPAC Merger” has the meaning set forth in the recitals hereto.

“SPAC Merger Sub” has the meaning set forth in the recitals hereto.

“Subject Securities” has the meaning set forth in the recitals hereto.

“Transaction Documents” has the meaning set forth in Section 1.3(c).

“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any Covered Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Section 3.2 Construction. This Agreement and all of its provisions shall be interpreted in accordance with Section 1.3 of the Business Combination Agreement, the provisions of which are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.3 Termination. This Agreement and all of its provisions shall automatically terminate, without any notice or other action by any Party, and be of no further force or effect upon the earlier of (a) the termination of the Business Combination Agreement in accordance with its terms and (b) as mutually agreed in writing by the Parties in accordance with Section 3.5. Upon any valid termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement in accordance with clauses (a) or (b) of this Section 3.3 shall not relieve any Party from any liability arising in respect of any willful breach of this Agreement prior to such termination or Fraud. This Article III shall survive the termination of this Agreement.

Section 3.4 Assignment. No Party may assign or delegate all or any part of this Agreement or any of the rights, benefits, obligations or liabilities hereunder (including by operation of Law) without the prior written consent of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, successors and permitted assigns.
Annex J-6

Section 3.5 Amendment. Subject to Section 3.3, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement by the Parties.

Section 3.6 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.7 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.8 Notices. All notices and other communications under this Agreement between the Parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email during normal business hours (and otherwise as of the next Business Day) (provided that, if receipt has not been confirmed (excluding any automated reply, such as an out-of-office notification) then a copy shall be dispatched in the manner described in the preceding clause (c) no later than 24 hours after such delivery by email) (provided that any such notice or other communication delivered in the manner described in any of the preceding clauses (a), (b) and (c) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (a), (b) or (c), as applicable), addressed as follows:

If to SPAC or Pubco, to:

TLGY Acquisition Corp.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attention: Young Cho

E-mail:

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

New York, NY 10038

Attn: Elliott Smith

E-mail:

If to Opco, to:

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Attention: Young Cho

E-mail:

with a copy (which shall not constitute notice) to:

Edelman Legal Advisory PLLC

400 Rella Blvd, Suite 165

Suffurn, New York 10901

Attention: Ari Edelman

Email:

and to the Holder, at the Holder’s address referenced on the signature page hereto.

Section 3.9 Other Provisions. The provisions set forth in each of Sections 11.9 (Severability), 11.6 (Governing Law; Jurisdiction), 11.7 (Waiver of Jury Trial) and 11.8 (Specific Performance) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Annex J-7

Section 3.10 Entire Agreement. This Agreement, the Business Combination Agreement and the Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.12 Capacity as a Stockholder. Notwithstanding anything in this Agreement to the contrary, (a) the Holder makes no agreement or understanding herein in any capacity other than solely in its capacity as a record holder and beneficial owner of the Subject Securities or Covered Securities (without duplication) and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Holder in his, her or its capacity as a member of the board of directors (or other similar governing body) of Opco or any of its Affiliates or any other Person or as an officer, employee, agent, designee, representative or fiduciary of Opco or any of its Affiliates or any other Person, in each case, acting in such person’s capacity as a director (or member of such other similar governing body), officer, employee, agent, designee, representative or fiduciary of Opco or such Affiliate or such other Person.

[Remainder of page intentionally left blank.]

Annex J-8

SPAC:
TLGY ACQUISITION CORP.
By:	/s/ Young Cho
	Name:	Young Cho
	Title:	Chief Executive Officer

[Signature Page of Seller Support Agreement]

Annex J-9

PUBCO:
STABLECOINX, INC.
By:	/s/ Young Cho
	Name:	Young Cho
	Title:	Chief Executive Officer

[Signature Page of Seller Support Agreement]

Annex J-10

OPCO:
STABLECOINX ASSETS, INC.
By:	/s/ Young Cho
	Name:	Young Cho
	Title:	Chief Executive Officer

[Signature Page of Seller Support Agreement]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

HOLDER:
/s/ Young Cho
Young Cho

Address for Notices:

Address:

Facsimile No.:
Telephone No.:
Email:

[Signature Page of Seller Support Agreement]

Annex J-12

Annex K

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2025, is made and entered into by and among each of StableCoinX Inc., a Delaware corporation (the “Company”), certain former shareholders of TLGY Acquisition Corp. (the “SPAC” and such shareholders, the “Legacy SPAC Shareholders”), certain former shareholders (the “Legacy Opco Shareholders”) of StableCoin X Assets Inc. (“Opco”), and Ethena Foundation (“Ethena” and, together with the Legacy SPAC Shareholders and the Legacy Opco Shareholders, the “Significant Holders”), and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement (each, a “Holder” and collectively, the “Holders”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, SPAC and certain of the Legacy SPAC Shareholders are party to that certain Registration Rights Agreement, dated as of November 30, 2021 (the “Original Agreement”);

WHEREAS, on the date hereof (the “Closing Date”), the closing (the “Closing”) of the transactions contemplated by that certain Business Combination Agreement, dated as of July 21, 2025 (the “Business Combination Agreement” and the transactions contemplated thereby, the “Transactions”), by and among SPAC, the Company, Opco, StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“SPAC Merger Sub”), and StableCoin X Company Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Company Merger Sub”), occurred, pursuant to which, among other things, (a) SPAC merged with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”), as a result of which the SPAC Shareholders received one share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) for each SPAC Class A Ordinary Share held by such shareholder and (b) immediately following the SPAC Merger, Company Merger Sub merged with and into Opco, with Opco continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of Opco (the “Opco Class A Common Stock”) received one share of Class A Common Stock for each share of Opco Class A Common Stock held by such holder and the holders of shares of Class B common stock, par value $0.0001 per share, of Opco (the “Opco Class B Common Stock”), including the Legacy Opco Shareholders and Ethena, received one share of Class A Common Stock and one share of Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”), for each share of Opco Class B Common Stock held by such holder. As a result of the Mergers, SPAC and Opco became wholly owned subsidiaries of Pubco, and Pubco became a publicly traded company;

WHEREAS, the Legacy SPAC Shareholders and the Legacy Opco Shareholders are party to certain Lock-Up Agreement, dated the date hereof, by and among such parties and the Company (collectively, the “Lock-Up Agreement”);

WHEREAS, in accordance with the terms of that certain Sponsor Support Agreement, dated as of July 21, 2025, by and among the Company, SPAC, Opco, the Legacy SPAC Shareholders and the other parties thereto, certain holders party thereto, including the Legacy SPAC Shareholders, are entitled to receive newly issued shares of Pubco Class A Stock upon the occurrence of certain events after the Closing (the “Earnout Shares”);

WHEREAS, in connection with the consummation of the Transactions, and pursuant to Section 5.5 of the Original Agreement, the Company and the Legacy SPAC Shareholders party to the Original Agreement desire to amend and restate the Original Agreement in its entirety as set forth herein; and

Annex K-1

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board or the Chairman, Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning set forth in the Recitals hereto.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Recitals hereto.

“Closing Date” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Company Merger” shall have the meaning given in the Recitals hereto.

“Company Common Stock” shall mean the Company’s Class A Common Stock.

“Demand Exercise Notice” shall have the meaning given in subsection 2.1.2.

“Demanding Holders” shall have the meaning given in subsection 2.1.1(b).

“Demand Registration” shall have the meaning given in subsection 2.1.2.

“Demand Registration Period” shall have the meaning given in subsection 2.1.2.

“Demand Registration Request” shall have the meaning given in subsection 2.1.2.

“Earnout Shares” shall have the meaning given in the Recitals hereto.

“Effectiveness Date” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Filing Date” shall have the meaning given in subsection 2.1.1(a).

Annex K-2

“Form S-1” shall mean Form S-1 for the registration of securities under the Securities Act promulgated by the Commission.

“Form S-3” shall mean Form S-3 for the registration of securities under the Securities Act promulgated by the Commission.

“Lock-up Agreement” shall have the meaning given in the Recitals.

“Lock-up Period” shall mean the lock-up period specified in the Lock-up Agreement with respect to the Company Common Stock held by the Legacy SPAC Shareholders and the Legacy Opco Shareholders.

“Founder Shares” shall mean the Company Common Stock issued to the Legacy SPAC Shareholders in the SPAC Merger in exchange for the SPAC Class A Ordinary Shares held by such shareholders immediately prior to the SPAC Merger, including any Earnout Shares.

“Holders” shall have the meaning given in the Preamble.

“Initiating Holders” shall have the meaning given in subsection 2.1.2.

“IPO” shall mean the Company’s initial public offering.

“Legacy Opco Shareholders” shall have the meaning given in the Preamble.

“Legacy SPAC Shareholders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.3.

“Mergers” shall have the meaning given in the Recitals hereto.

“Minimum Demand Threshold” shall mean $25,000,000.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement, preliminary Prospectus or Prospectus, or necessary to make the statements in a Registration Statement, preliminary Prospectus or Prospectus, in the case of the preliminary Prospectus or Prospectus, in light of the circumstances under which they were made, not misleading.

“Opco” shall have the meaning given in the Recitals hereto.

“Opco Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Opco Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Original Agreement” shall have the meaning set forth in the Recitals hereto.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period, hereunder, under the Sponsor Support Agreement, the bylaws of the Company and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggy-back Registration” shall have the meaning given in Section 2.2.1.

“Pro Rata” shall have the meaning given in Section 2.1.3.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

“Prospectus Date” shall mean the date of the final Prospectus filed with the Commission and relating to the IPO.

“Registrable Security” shall mean (a) the Founder Shares, including, for the avoidance of doubt, the Earnout Shares, (b) the Company Common Stock issued in the Company Merger, (c) any outstanding shares of Company Common Stock or any other equity security (including shares of Company Common Stock issued or issuable upon

Annex K-3

the exercise of any other equity security) of the Company held by a Holder as of the Closing Date including any securities purchased in connection therewith, (d) any outstanding shares of Company Common Stock or any other equity security (including shares of Company Common Stock issued or issuable upon the exercise of any other equity security) of Company acquired by a Holder following the date hereof to the extent that (i) such securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”), (ii) Rule 144(i) applies or (iii) such securities are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (e) any other equity security of the Company issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or stock split or in connection with a combination of stock, acquisition, recapitalization, merger, consolidation, re-domestication, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) if a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act, the date that such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities may otherwise be transferred, new certificates or book entry credits for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities shall have been sold without registration pursuant to Rule 144, or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Class A Common Stock is then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone, and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements not to exceed $75,000 of one counsel for the Significant Holders (excluding Ethena), which shall be selected by the Significant Holders (excluding Ethena) (or their respective successors or permitted assignees hereunder), pursuant to a Shelf Underwriting or Demand Registration;

(F) reasonable fees and disbursements not to exceed $75,000 of one counsel for Ethena, which shall be selected by Ethena (or its respective successors or permitted assignees hereunder), pursuant to a Shelf Underwriting or Demand Registration; and

(G) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registrable Securities” shall have the meaning given in subsection 2.1.1(b).

Annex K-4

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1(a).

“Shelf Underwriting” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Notice” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Request” shall have the meaning given in subsection 2.1.1(b).

“Significant Holders” shall have the meaning given in the Preamble.

“SPAC” shall have the meaning set forth in the Recitals.

“SPAC Class A Ordinary Shares” shall have the meaning set forth in the Recitals.

“SPAC Merger” shall have the meaning given in the Recitals hereto.

“SPAC Public Shareholders” means holders of SPAC Class A Ordinary Shares issued and sold in the IPO.

“Sponsor Support Agreement” shall mean the Sponsor Support Agreement, dated as of 21, 2025, by and among the Company, SPAC and certain of the Legacy SPAC Shareholders.

“Transactions” shall have the meaning set forth in the Recitals.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Block Trade” shall have the meaning given in Section 2.1.1(b).

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II
REGISTRATIONS

2.1 Demand Registration.

2.1.1 Shelf Registration Statement.

(a) As soon as practicable but no later than forty-five (45) calendar days after the date hereof (the “Filing Date”), the Company shall prepare and file with (or confidentially submit to) the Commission a shelf registration statement under Rule 415 of the Securities Act (such registration statement, a “Shelf Registration Statement”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) 90 calendar days (or 120 calendar days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) following the date hereof and (y) 10 Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that (i) if the Effectiveness Date falls on a Saturday, Sunday or other day that Commission is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of Business Days that the Commission remains closed for operations. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. If at any time the Company shall have qualified for the use of a Registration Statement on Form S-3 or any other form that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and at such time the Company has an outstanding Shelf Registration

Annex K-5

Statement on Form S-1, then the Company shall use its commercially reasonably efforts to convert such outstanding Shelf Registration Statement on Form S-1 into a Shelf Registration Statement on Form S-3. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities under the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act, such Shelf Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities or other shares to be registered for each selling stockholder named in the Shelf Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Shelf Registration Statement or file one or more new Shelf Registration Statement(s) (such amendment or new Shelf Registration Statement shall also be deemed to be “Shelf Registration Statement” hereunder) to register such additional Registrable Securities and cause such amendment or Shelf Registration Statement(s) to become effective as soon as practicable after the filing thereof and no later than the earlier of (x) 30 calendar days (or 90 calendar days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) after the filing of such Shelf Registration Statement and (y) 10 Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Additional Effectiveness Deadline”); provided, however, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 2.

(b) Subject to Section 2.3 and Section 2.4, (i) any Significant Holder or (ii) the Holders of a majority-in-interest of the then outstanding number of Registrable Securities (the “Demanding Holders”), may make a written demand from time to time to elect to sell all or any part of their Registrable Securities, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, pursuant to an Underwritten Offering pursuant to the Shelf Registration Statement, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof. The Demanding Holders shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such Underwritten Offering specifying the number of Registrable Securities that the Demanding Holders desire to sell pursuant to such Underwritten Offering (the “Shelf Underwriting”). As promptly as practicable, but no later than five (5) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Holders of record of other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”). The Company, subject to Section 2.1.3, shall include in such Shelf Underwriting (x) the Registrable Securities of the Demanding Holders and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within ten (10) calendar days after the receipt of the Shelf Underwriting Notice. The Company shall, as expeditiously as possible (and in any event within twenty (20) Business Days after the receipt of a Shelf Underwriting Request), but subject to Section 2.3, use its reasonable best efforts to effect such Shelf Underwriting. The Company shall, at the request of any Demanding Holder or any other Holder of Registrable Securities registered on such Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Demanding Holders or any other Holder of Shelf Registrable Securities to effect such Shelf Underwriting. Once a Shelf Registration Statement has been declared effective, the Demanding Holders may request, and the Company shall be required to facilitate, an aggregate of three (3) Shelf Underwritings pursuant to this subsection 2.1.1(b) with respect to any or all Registrable Securities in any twelve (12) month period; provided, however, that a Shelf Underwriting shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Shelf Underwriting have been sold; and provided, further, that the number of Shelf Underwritings the Demanding Holders shall be entitled to request shall be reduced by each Demand Registration effected for such Demanding Holder pursuant to Section 2.1.2. Notwithstanding the foregoing, if a Demanding Holder wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing

Annex K-6

period (collectively, “Underwritten Block Trade”) off of a Shelf Registration Statement, then notwithstanding the foregoing time periods, such Demanding Holder only needs to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such offering is to commence and the Holders of record of other Registrable Securities shall not be entitled to notice of such Underwritten Block Trade and shall not be entitled to participate in such Underwritten Block Trade; provided, however, that the Demanding Holder requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade.

2.1.2 Other Demand Registration. At any time that a Shelf Registration Statement provided for in Section 2.1.1(a) is not available for use by the Holders following such Shelf Registration Statement being declared effective by the Commission (a “Demand Registration Period”), subject to this Section 2.1.2 and Section 2.3 and Section 2.4, at any time and from time to time during such Demand Registration Period, the Demanding Holders shall have the right to make a written demand from time to time to effect one or more registration statements under the Securities Act covering all or any part of their Registrable Securities, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, by delivering a written demand therefor to the Company, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof. Any such request by any Demanding Holder pursuant to this Section 2.1.2 is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Demanding Holders making such demand for registration being referred to as the “Initiating Holders”). Subject to Section 2.3, the Demanding Holders shall be entitled to request (and the Company shall be required to effect) an aggregate of three (3) Demand Registrations pursuant to this subsection 2.1.2 with respect to any or all Registrable Securities in any twelve (12) month period; provided, however, that a Demand Registration shall not be counted for such purposes unless a Registration Statement has become effective and all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Demand Registration have been sold; and provided, further, that the number of Demand Registrations the Demanding Holders shall be entitled to request shall be reduced by each Shelf Underwriting effected for such Demanding Holder pursuant to Section 2.1.1(b). The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to each of the Holders of record of Registrable Securities as promptly as practicable but no later than five (5) Business Days after receipt of the Demand Registration Request. The Company, subject to Sections 2.3 and 2.4, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.1.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within ten (10) calendar days following the receipt of any such Demand Exercise Notice. The Company shall, as expeditiously as possible, but subject to Section 2.3, use its reasonable best efforts to (x) file or confidentially submit with the Commission (no later than (A) sixty (60) calendar days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-1 or similar long-form registration or (B) thirty (30) calendar days from the Company’s receipt of the applicable Demand Registration Request if the Demand Registration is on Form S-3 or any similar short-form registration), (y) cause to be declared effective as soon as reasonably practicable such registration statement under the Securities Act that includes the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution and (z) if requested by the Initiating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

2.1.3 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Shelf Underwriting or Demand Registration, in good faith, advises the Company, the Demanding Holders and any other Holders participating in the Underwritten Registration (if any) (the “Requesting Holders”) in writing that the dollar amount or number of Registrable Securities that such Holders desire to sell, taken together with all other shares of Class A Common Stock or other equity securities that the Company desires to sell and the shares of Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number

Annex K-7

of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have collectively requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Class A Common Stock or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.4 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Shelf Underwriting or Demand Registration, pursuant to a Registration under subsection 2.1.1 or 2.1.2 shall have the right in their sole discretion to withdraw from a Registration pursuant to such Demand Registration upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to (i) in the case of a Shelf Underwriting, the filing of a preliminary prospectus supplement setting forth the terms of the Underwritten Offering with the Commission and (ii) in the case of a Demand Registration, the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Shelf Underwriting or Demand Registration prior to its withdrawal under this subsection 2.1.4.

2.2 Piggy-back Registration.

2.2.1 Piggy-back Rights. If, at any time on or after the date hereof, the Company proposes to file or confidentially submit a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer, as part of a merger, consolidation or similar transaction or for an offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) Business Days after receipt of such written notice (such Registration a “Piggy-back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggy-back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggy-back Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

2.2.2 Reduction of Piggy-back Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggy-back Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggy-back Registration in writing that the dollar amount or number of the shares of Class A Common Stock that the Company desires to sell, taken together with (i) the shares of Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2.1 hereof, and (iii) the shares of Class A Common Stock, if any,

Annex K-8

as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities that the Company desires to sell which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Class A Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, Pro Rata, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggy-back Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggy-back Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggy-back Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-back Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may postpone or withdraw the filing or effectiveness of a Piggy-back Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggy-back Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggy-back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Shelf Underwriting or Demand Registration effected under Section 2.1 hereof; provided, however, that the rights to demand a Piggy-back Registration under this Section 2.2 shall terminate on the second anniversary of the date hereof.

2.3 Restrictions on Registration Rights. The Company shall not be obligated to effect any Shelf Underwriting or Demand Registration within 90 calendar days after the effective date of a previous Shelf Underwriting or Demand Registration or a previous Piggy-back Registration in which holders of Registrable Securities were permitted to register, and actually sold, 75% of the Registrable Securities requested to be included therein. The Company may postpone for up to 60 calendar days the filing or effectiveness of (A) a Shelf Underwriting or a Registration Statement for a Demand Registration if the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer, or (B) a Shelf Underwriting or a Registration Statement for a Demand Registration if the Registration Statement is required under applicable law, rule or regulation to contain (i) financial statements that are unavailable to the Company for reasons beyond the Company’s control, (ii) audited financial statements as of a date other than the Company’s fiscal year end (unless the Holders requesting Registration agree to pay the reasonable expenses of this audit), (iii) pro forma financial statements that are required to be included in a registration statement, or if the Board determines in its reasonable good faith judgment that such Shelf Underwriting or Demand Registration would (x) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company, (y) require the

Annex K-9

Company to make an Adverse Disclosure or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Holders of a majority-in-interest of the Registrable Securities initiating a Shelf Underwriting or Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Shelf Underwriting or Demand Registration shall not count as one of the permitted Shelf Underwritings or Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such Registration. The Company may delay a Shelf Underwriting or Demand Registration hereunder only twice in any three hundred sixty (360) day period.

2.4 Lock-Up. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect any Shelf Underwriting, Demand Registration or Piggy-back Registration of any shares of Class A Common Stock subject to the Lock-Up Period prior to the expiration of such Lock-Up Period. Nothing in this Section 2.4 shall limit the Company’s obligation to register all of the Registrable Securities on the Shelf Registration Statement pursuant to Section 2.1.1(a).

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall promptly:

3.1.1 prepare and file with the Commission, within the time frame required by Section 2.1, a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus and either (i) any underwriter overallotment option has terminated by its terms or (ii) the underwriters have advised the Company that they will not exercise such option or any remaining portion thereof;

3.1.3 furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, or such Holders’ legal counsel, copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

Annex K-10

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, and which shall not be more than three (3) Business Days from the date of such event, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as reasonably practicable if such stop order should be issued;

3.1.8 at least five (5) Business Days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus. The Company shall not include the name of any Holder or any information regarding any Holder in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder and providing each such Holder a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 in the event of an Underwritten Offering, permit the participating Holders to rely on any “cold comfort” letter from the Company’s independent registered public accountants provided to the managing Underwriter of such offering;

3.1.11 in the event of an Underwritten Offering, permit the participating Holders to rely on any opinion(s) of counsel representing the Company for the purposes of such Registration issued to the managing Underwriter of such offering covering legal matters with respect to the Registration;

3.1.12 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.14 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.15 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and fees and expenses of legal counsel representing the Holders in excess or in addition to the legal fees and expenses included as Registration Expenses. Any reimbursement or payment by the Company shall in no event (a) be duplicative of or (b) limit any provision, in each case which provides for reimbursement of fees and expenses of counsel in any other contract or agreement between the Holders and the Company.

Annex K-11

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed and he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice) and, if so directed by the Company, each Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice. If the continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure, or would require the inclusion in such Registration Statement of (i) financial statements that are unavailable to the Company for reasons beyond the Company’s control, (ii) audited financial statements as of a date other than the Company’s fiscal year end (unless the Holders requesting Registration agree to pay the reasonable expenses of this audit), or (iii) pro forma financial statements that are required to be included in a registration statement or if the Company determines in good faith that it is necessary in connection with the filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for no more than 60 calendar days or not more than two (2) times in any three hundred sixty (360) day period. In the event the Company exercises its rights under the preceding sentences, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to use reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly upon request by a Holder furnish such Holder with true and complete copies of such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Company Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

Annex K-12

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other

Annex K-13

method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the Company at:

StableCoinX Inc.
[Address]
[Address]
Attention: [•]
Email: [•]

with a copy to:

[•]
[Address]
[Address]
Attention: [•]
Email: [•]

and to the Holders, at such Holder’s address referenced in Schedule A.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) calendar days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. Prior to the expiration of the Lock-up Period, as the case may be, no Holder may assign or delegate his, her or its rights, duties or obligations under this Agreement in whole or in part. Notwithstanding the above, as it applies to the Registrable Securities, the Holder may transfer such securities during the respective lock-up period to any Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement and, if applicable, the Lock-up Agreement.

5.2.2 Except as set forth in subsection 5.2.1 hereof, this Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Holders, the permitted assigns and its successors and the permitted assigns of the Holders.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

Annex K-14

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the then outstanding Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person.

5.7 Termination. This Agreement shall terminate upon the earlier of (i) the third anniversary of the date hereof or (ii) the date as of which (A) all of the Registrable Securities have either been sold pursuant to a Registration Statement or cease to be Registrable Securities (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

Annex K-15

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
STABLECOIN X INC.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex K-16

LEGACY SPAC SHAREHOLDERS:
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex K-17

LEGACY OPCO SHAREHOLDERS:
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex K-18

ETHENA FOUNDATION
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex K-19

Schedule A

Holder	Address

[Signature Page to Registration Rights Agreement]

Annex K-20

Annex L

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [•], 2025 by and between StableCoinX Inc., a Delaware corporation (the “Company”) and each of the undersigned holders (and any person who hereafter becomes a party to this Agreement pursuant to Section 1, each, a “Holder” and collectively, the “Holders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on July 21, 2025, TLGY Acquisition Corporation, a Cayman Islands exempted company (“SPAC”), the Company, StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), StableCoinX Company Merger Sub, Inc., a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), and StableCoinX Assets Inc., a Delaware corporation (the “OpCo”), entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, upon the consummation (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Transactions”), among other things, (a) SPAC merged with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity (the “SPAC Merger”), as a result of which the SPAC Shareholders received one share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) for each SPAC Class A Ordinary Share held by such shareholder and (b) immediately following the SPAC Merger, Company Merger Sub merged with and into Opco, with Opco continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of Opco (the “Opco Class A Common Stock”), received one share of Class A Common Stock for each share of Opco Class A Common Stock held by such holder and the holders of shares of Class B common stock, par value $0.0001 per share, of Opco (the “Opco Class B Common Stock”) received one share of Class A Common Stock and one share of Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) for each share of Opco Class B Common Stock held by such holder. As a result of the Mergers, SPAC and Opco became wholly owned subsidiaries of Pubco, and Pubco became a publicly traded company;

WHEREAS, in accordance with the terms of that certain Sponsor Support Agreement, dated as of July 21, 2025, by and among the Company, SPAC, Opco, certain of the Holders and the other parties thereto, certain Holders party thereto are entitled to receive newly issued shares of Class A Common Stock upon the occurrence of certain events after the Closing (the “Earnout Shares”);

WHEREAS, as of the date hereof, each Holder is a holder of shares of Class A Common Stock (including any Earnout Shares) in such amount as set forth underneath such Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement and the Transactions, and in view of the valuable consideration to be received by Holder thereunder, the receipt and sufficiency of which is hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the shares of Class A Common Stock (including any Earnout Shares) received by each Holder in the Transactions (all such securities, including, without limitation, any securities into which any of such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of the Company, during the period (the “Lock-Up Period”) commencing from the Closing Date and ending on the earlier of (A) the six (6) month anniversary of the Closing Date and (B) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock of the Company for cash, securities or other property: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a

Annex L-1

call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (each, a “Permitted Transferee”): (I) in the case of an entity, transfers (A) to another entity that is an Affiliate of the Holder, (B) as part of a distribution to members, partners or stockholders of Holder and (C) to officers or directors of Holder, any Affiliate or family member of any of Holder’s officers or directors, or to any members, officers, directors or employees of Holder or any of its Affiliates; (II) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family or an Affiliate of such person; (III) to a charitable organization; (IV) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual or for bona fide estate planning purposes; (V) in the case of an individual, transfers pursuant to a qualified domestic relations order; (VI) in the case of an entity, transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution or liquidation of the entity; (VII) transfers to the Company; (VIII) transfers to satisfy any U.S. federal, state, or local income tax obligations of Holder (or its direct or indirect owners) to the extent necessary to cover any tax liability as a direct result of the Transactions; or (IX) in the form of a pledge of Restricted Securities in a bona fide transaction as collateral to secure obligations pursuant to lending or other financing arrangements between a Holder (or its Affiliates), on the one hand, and a third party, on the other hand, for the benefit of such Holder and/or its Affiliates; provided, however, that during the Lock-Up Period such third party shall not be permitted to foreclose upon such Restricted Securities or otherwise be entitled to enforce its rights or remedies with respect to the Restricted Securities, including, without limitation, the right to vote, transfer or take title to or ownership of such Restricted Securities; provided, however, that it shall be a condition to any transfer pursuant to clauses (I) through (IX) above that the Permitted Transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto. The restrictions set forth herein shall not restrict Holder from making a request for inclusion of its Restricted Securities in any registration statement pursuant to any registration rights agreement between the Company and the Holder, provided that no public filing or public disclosure relating to such sale of securities is made during the Lock-Up Period.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2025, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities.

(e) Notwithstanding anything in this Agreement to the contrary, the board of directors of the Company shall be entitled to release any Holder from any or all of its obligations hereunder on behalf of the Company; provided, however, that if one Holder is released, the other Holders shall also be similarly released to the same relative extent as the released Holder.

Annex L-2

2. Effectiveness; Termination. This Agreement shall be effective upon consummation of the transactions contemplated by the Business Combination Agreement and shall terminate on the date on which Holder no longer holds Restricted Securities.

3. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated by such Holder at any time without the prior written consent of the Company, except in accordance with the procedures set forth for transfers of Restricted Securities to Permitted Transferees in Section 1(a), and any such purported transfer shall be null and void. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Jurisdiction; Specific Performance. Sections 11.6 and 11.7 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(d) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to: StableCoinX Inc. [Address] [Address] Attention: [•] Email: [•]	With copies to (which shall not constitute notice): StableCoinX Inc. [Address] [Address] Attention: [•] Email: [•]
If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(f) Amendments and Waivers. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (i) the Company and (ii) Holders holding a majority of the Class A Common Stock that are then subject to this Agreement; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that materially and adversely affects a Holder, solely in its capacity as a holder of

Annex L-3

Restricted Securities, shall require the consent of the Holder so affected. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h) Entire Agreement. This Agreement, together with the Business Combination Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the rights, remedies or obligations of Holder under any other agreement between Holder and the Company or any certificate or instrument executed by Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Company or any of the rights, remedies or obligations of Holder under this Agreement.

(i) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(k) Several Liability. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Annex L-4

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Company:

StableCoinX Inc.
By:
Name:
Title:

[Additional Signature on the Following Page]

Annex L-5

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Class A Common Stock Owned:

Class A Common Stock:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Annex L-6

Annex M

July 20, 2025

The Board of Directors
TLGY Acquisition Corp.
c/o Carnegie Park Capital, LLC
200 East 94th Street, #2109
New York, NY 10128

To the Board of Directors:

As per our engagement letter dated June 18, 2025 (the “Engagement Letter”), TLGY Acquisition Corp. (the “SPAC”) retained Scalar, LLC (“Scalar,” “we”, “our”, or “us”) as an independent, qualified financial advisor to provide an opinion for the benefit of the board of directors (the “Board”) of the SPAC (“Opinion”) as to the fairness, from a financial point of view, to the holders of the SPAC’s Class A Ordinary Shares, par value $0.0001 per share, issued and sold in the IPO (the “SPAC Public Shareholders”) (other than the Sponsor and its respective affiliates and the PIPE Investors (the “Excluded Parties”)) of the Consideration (as defined below) to be received by the SPAC Public Shareholders in the proposed business combination with StableCoinX Assets Inc. (the “Company”) pursuant to the Agreement (as defined below), without giving effect to any impact of the Transactions (as defined below) on any particular SPAC Public Shareholder other than in its capacity as a SPAC Public Shareholder.

Overview of the Transactions:

The draft Business Combination Agreement dated July 18, 2025 (the “Agreement”), to be entered into among the SPAC, StableCoinX Inc. (“Pubco”), SPAC Merger Sub, Company Merger Sub, and the Company sets forth the terms of the Transactions. Capitalized terms used but not defined in this letter have the meanings ascribed thereto in the Agreement and Ancillary Documents (together, the “Transaction Documents”). The Transaction Documents provide, among other things, that:

(a)     SPAC Class A Ordinary Shares (the “SPAC Public Shares”) held by the SPAC Public Shareholders who duly elect to redeem their SPAC Public Shares pursuant to the redemption right will have their SPAC Public Shares redeemed and cancelled and such SPAC Public Shareholders will cease to have any rights as shareholders of the SPAC other than the right to be paid their portion of the Redemption Amount;

(b)    At the Effective Time, the SPAC will merge with and into the SPAC Merger Sub, with the SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”)1, with the SPAC Shareholders receiving one share of Pubco Class A Stock for each SPAC Class A Ordinary Share held by such shareholder (provided the Founder Shares are subject to adjustment as outlined in the Agreement and Ancillary Documents);

(c)     Immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”, and together with the other transactions contemplated by the Transaction Documents and the PIPE Investments, the “Transactions”) and as a result of the Mergers, SPAC and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Agreement.

____________

1        Pursuant to the terms of the Agreement, the surviving entity of the merger between the SPAC Merger Sub and the SPAC may become the SPAC. Such reconfiguration of the surviving entity of the SPAC Merger will not result in a change of the determinations made in this Opinion.

Annex M-1

(d)    Simultaneously with the execution and delivery of the Agreement, in connection with the Transactions, Pubco, SPAC, the Company and each Sponsor are entering into the Sponsor Support Agreement, providing that, among other things, (a) following the consummation of the SPAC Merger, the Sponsors will exchange certain shares of Pubco Class A Stock issued to them in respect of their Exchanged Founder Shares for Pubco Class B Stock and the right to receive Earnout Shares from Pubco in consideration for such Exchanged Founder Shares and (b) following the consummation of the SPAC Merger, the Sponsors will exchange any warrant to purchase Pubco Class A Stock issued to them in respect of their Exchanged Private Warrants for the right to receive Earnout Shares from Pubco in consideration for their exchange of such SPAC Private Placement Warrants;

(e)     On the date of the Agreement, Ethena, Ethena OpCo, the Company and Pubco entered into the Collaboration Agreement, pursuant to which, among other things, the parties thereto agreed to collaborate on certain activities of, and provide certain services to, Pubco, (ii) that Ethena would grant to Pubco a right of participation in certain future token offerings, and (iii) to take certain actions to facilitate the transactions contemplated by that certain Token Purchase Agreement and the Cash PIPE;

(f)     On the date of the Agreement, Ethena, Pubco, SPAC and the Company entered into the Contribution Agreement, pursuant to which, Ethena has agreed to, among other things, prior to the Company Merger and subject to the Closing, contribute the ENA Contribution Amount to the Company in exchange for shares of Company Class B Stock (the “ENA Contribution”);

(g)    On the date of the Agreement, (a) the ENA PIPE Investors have agreed to make a private investment in the Company by purchasing Company Class A Stock in the aggregate amount equal to the ENA PIPE Gross Proceeds prior to the Closing Date (the “ENA PIPE”), and (b) the Cash PIPE Investors have agreed to make a private investment in the Company by purchasing Company Class A Stock in the aggregate amount equal to the Cash PIPE Gross Proceeds prior to the Closing Date (the “Cash PIPE” and, together with the ENA PIPE, the “PIPE Investments”), in each case, pursuant to the PIPE Subscription Agreements;

(h)    On the date of the Agreement, Ethena OpCo and the Company, solely in its capacity as [administrative agent] for the Cash PIPE Investors, have entered into the Token Purchase Agreement, pursuant to which Ethena OpCo has agreed to sell to the Company, in its capacity as [administrative agent] for the Cash PIPE Investors, a number of discounted locked ENA Tokens in an amount equal to the Locked ENA Purchase Amount;

(i)     At the Effective Time, immediately following the SPAC Merger and the PIPE Investment, each issued and outstanding share of Company Class A Stock (excluding Treasury Shares) shall be converted automatically into one share of Pubco Class A Stock, following which, all such shares of Company Class A Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

(j)     At the Effective Time, immediately following the SPAC Merger and the ENA Contribution, each issued and outstanding share of Company Class B Stock (excluding Treasury Shares) shall be converted automatically into one share of Pubco Class A Stock and one share of Pubco Class B Stock, following which, all such shares of Company Class B Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

The Pubco Public Warrants and Pubco Class A Stock issued in the Transactions in excess of the shares issued for the Total Gross Proceeds and to SPAC Public Shareholders for the cash in the Trust Account include 700,000 shares of Pubco Class A Stock issued to the Company, 1,756,250 Retained Founder Shares, and 11,500,000 Pubco Public Warrants issued for the SPAC Public Warrants with a strike price of $11.50 per share (the “Dilutive Shares” together with the Permitted Expense Amount, the “Consideration”).

Annex M-2

Scalar’s Procedures and Processes:

In arriving at our Opinion, among other things, we have:

(a)     reviewed a draft, dated July 18, 2025, of the Agreement;

(b)    reviewed a draft, of the Sponsor Support Agreement;

(c)     reviewed a draft of the PIPE Subscription Agreement;

(d)    reviewed a draft of the Collaboration Agreement;

(e)     reviewed a draft of the Token Purchase Agreement;

(f)     reviewed certain publicly available business and financial information relating to the SPAC and Ethena;

(g)    reviewed detailed capitalization table information relating to SC Assets that was provided by the management of TLGY, approved for Scalar’s use by TLGY and not publicly available;

(h)    conducted discussions with members of the senior management of the Company and the SPAC concerning the business, operations, and financial prospects of the Company and the Transactions;

(i)     reviewed current and historical market prices of the SPAC Class A Ordinary Shares and ENA tokens;

(j)     reviewed certain pro forma effects relating to the Transactions, including estimated transaction costs and the effects of anticipated financings, that were provided to us by the management of the SPAC; and

(k)    conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

Limiting Conditions and Assumptions:

In performing our analyses and rendering this Opinion, with your consent, we have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information and data that was publicly available or was furnished, or otherwise made available to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the SPAC that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information, facts or circumstances that would make any information provided to us inaccurate, incomplete or misleading in any respect. We also have been advised by the SPAC’s senior management, and we have assumed, that the financial projections and other prospective information, including, but not limited to, projections for the timely receipt of governmental, regulatory and other third-party approvals, represent a reasonable basis upon which to evaluate the future business and financial prospects of the Company.

Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed with respect to any estimates, pro forma effects, and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and good faith judgments of the management of the Company and the SPAC as to the expected future results of operations and financial condition of the Company. We assume no responsibility for and express no opinion as to any such estimates, pro forma effects, or forward-looking information reviewed by us or, in each case, the assumptions on which they were based. We have relied upon, with your consent, (a) the assumptions of the management of the Company and the SPAC and third-party data sources, as to all accounting, legal, tax and financial reporting matters with respect to the Company and (b) that the SPAC has been advised by counsel as to all legal matters with respect to the Transactions, including whether all procedures required by law in connection with the Transactions have been duly, validly and timely taken. We have also assumed that the Transactions will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company or the SPAC and that (i) the Mergers, the PIPE Financing, and the Bridge

Annex M-3

Note Exchange will collectively be treated as an integrated transaction qualifying under Section 351(a) of the Code, (ii) the Company Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) the Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder.

We are not legal, accounting, regulatory or tax experts and this Opinion does not address any legal, regulatory, taxation or accounting matters as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to the Company or the SPAC with respect to such matters.

In arriving at our Opinion, with your consent and without independent verification, we have relied upon the assumption that, except as would not be in any way meaningful to our analysis: (a) the final form of each of the Transaction Documents, as executed by the parties thereto, will not differ from the draft that we have reviewed, (b) the representations and warranties of all parties to the Transaction Documents are correct and that such parties will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Transaction Documents, (c) the Transactions will be consummated in accordance with the terms of the Transaction Documents without any waiver or amendment of any term or condition thereof, (d) and there has been no material change in the assets, financial condition, business or prospects of any party to the Transaction Documents since the date of the most recent financial statements and other information made available to us. Additionally, we have assumed that all governmental, regulatory or other third-party approvals and consents necessary for the consummation of the Transactions or otherwise contemplated by the Agreement will be obtained without delay, limitation, restriction or condition and otherwise in a way that will not have any adverse effect on the Company or the SPAC, or on the expected benefits of the Transactions, in any way meaningful to our analysis.

In addition, we have relied upon (without independent verification and without expressing any view, opinion, representation, guaranty or warranty (in each case, express or implied)) the assessments, judgments and estimates of the SPAC’s senior management as to, among other things, (a) the potential impact on the Company of market, competitive and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the industry in which the Company operates and related industries, (b) the Company’s existing and future products, services, technology and intellectual property and the associated risks thereto (including, without limitation, the probabilities and timing of successful development and marketing thereof; the timing of successful regulatory approvals and clearances; compliance with relevant regulatory requirements; prospective sales prices and sales volumes; and the potential impact of competition thereon) and (c) the SPAC’s and the Company’s existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, suppliers and other commercial relationships (in each such case to the extent relevant to the Company, the Transactions and its contemplated benefits). We have assumed that there will not be any developments with respect to any of the foregoing matters that would have an adverse effect on the SPAC, the Company or the Transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

Given the SPAC’s nature as a special purpose acquisition company, for purposes of our Opinion and with the SPAC’s consent, we have assumed a value of $12.35 per share of Pubco Class A Stock in calculating the value of the Pubco Class A Stock to be issued as part of the Consideration under the Agreement, with such $12.35 per share value being based on (a) the value of the cash held in the SPAC’s Trust Account as of June 30, 2025 which was $6,051,707, divided by (b) 489,887, which is the number of outstanding SPAC Public Shares subject to redemption as of June 30, 2025. In rendering our Opinion, we do not express any view or opinion as to what the value of any Pubco Class A Stock will be when issued pursuant to the Transactions or the price or range of prices at which any the SPAC Class A Ordinary Shares, the SPAC Class B Ordinary Shares, or other securities or financial instruments of or relating to the SPAC or the Transactions, including the ENA Tokens, which may trade or otherwise be transferable at any time before or after announcement or consummation of the Transactions. Additionally, we express no opinion with respect to the Exchanged Founder Shares, Exchanged Private Warrants, Company Stock, or the Earnout Shares.

Annex M-4

In arriving at our Opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or the SPAC and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or the SPAC under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this Opinion were going concern analyses, assuming the Transactions were consummated in accordance with the terms of the Agreement. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the SPAC is a party or may be subject, and at your direction and with your consent, our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes, liabilities or damages arising out of any such matters.

This Opinion is necessarily based upon financial, economic, monetary, market and other conditions and circumstances as in effect on, the information available to us as of, and the facts and circumstances as they exist on, the date hereof and our Opinion speaks only as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We have not undertaken to update, reaffirm or revise this Opinion or otherwise comment upon any events occurring after the date hereof, material information provided to us after the date hereof or any change in facts or circumstances occurring after the date hereof and do not have any obligation to update, revise or reaffirm this Opinion.

We have been engaged by the SPAC to provide a fairness opinion from a financial point of view, and we will receive a fee from the SPAC for providing our services and rendering this Opinion. No portion of this fee is refundable or contingent upon the consummation of the Transactions or the conclusion reached in this Opinion. The SPAC has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the past two years prior to the date of this Opinion, we and our affiliates have not provided any other advisory services to the SPAC or its affiliates for which we and our affiliates received compensation. We and our affiliates may seek to provide services to the Company, the SPAC and their respective affiliates in the future and expect to receive fees for the rendering of these services. In the ordinary course of business, certain of our employees and affiliates, or entities in which they have invested, may hold or trade, for their own accounts and the accounts of their investors, securities of the Company and the SPAC and, accordingly, may at any time hold a long or short position in such securities.

This Opinion is provided for the information and assistance of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Transactions, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act (including with respect to any redemption rights) with respect to the Transactions or any other matter. This Opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us or this Opinion be made without Scalar’s prior written approval.

Our Opinion does not address the SPAC’s underlying business decision to engage in the Transactions, the relative merits of the Transactions as compared to other business or investment strategies or transactions that might be available to the SPAC or whether the Consideration to be issued in the Transactions pursuant to the Agreement represents the best price obtainable. In connection with our engagement, we were not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, the SPAC or any other alternative transaction. This Opinion addresses only the fairness from a financial point of view, as of the date hereof, to the SPAC Public Shareholders (other than the Excluded Parties) of the Consideration to be issued in the Transactions pursuant to the Agreement. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transactions or any related transaction (including any agreement or transaction between any Excluded Party and the Company or the SPAC), including the fairness of the Transactions to, or any consideration received in connection therewith by, any Excluded Parties, the holders of any class of securities, creditors or other constituencies of the SPAC, the Company or any of their respective affiliates. We have not been asked to, nor do we, offer any opinion with respect to any ongoing obligations of the Company, the SPAC or any of their respective affiliates (including any obligations with

Annex M-5

respect to governance, appraisal rights, preemptive rights, registration rights, voting rights or otherwise) contained in any reviewed Transactions Document or any other agreement related to the Transactions or under applicable law, any allocation of the Consideration (or any portion thereof) or the fair market value of the Company, the SPAC, any the SPAC Ordinary Shares or the Company Stock. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transactions, any Excluded Parties or any class of such persons, whether relative to the Consideration or otherwise. Our Opinion (a) does not address the individual circumstances of specific holders of the SPAC securities (including the SPAC Class B Ordinary Shares) with respect to rights or aspects which may distinguish such holders or the SPAC securities (including the SPAC Class B Ordinary Shares) held by such holders, (b) does not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities (including the SPAC Class B Ordinary Shares) or holders (including the SPAC Sponsor), (c) does not address any impact of the Transactions on any particular SPAC Class A Ordinary Shareholder, other than in its capacity as a SPAC Class A Ordinary Shareholder, and (d) does not in any way address proportionate allocation or relative fairness (including, without limitation, the allocation of any consideration among or within any classes or groups of security holders or other constituents of the SPAC or any other party). We also do not address, or express a view with respect to, any acquisition of control or effective control of the SPAC by any shareholder or group of shareholders of the Company. This letter should not be construed as creating any fiduciary duty of Scalar (or any of its affiliates) to any other party. To the extent any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the SPAC Public Shareholders pursuant to the Agreement is fair, from a financial point of view, to the SPAC Public Shareholders (other than the Excluded Parties).

Sincerely,

/s/ Scalar LLC

Scalar, LLC

Annex M-6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026 Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail TLGY ACQUISITION CORPORATION Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 9, 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend: https://www.cstproxy.com/ tlgyacquisition/2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS TLGY ACQUISITIO N CORPORATION FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 10, 2026 The undersigned hereby appoints Young Cho, with full power of substitution, as proxy to vote all of the ordinary shares of TLGY Acquisition Corporation (the “Company”) that the undersigned is entitled to vote at the extraordinary general meeting of shareholders of the Company to be held on March 10, 2026 at 11:00 A.M. Eastern time, at the offices of Perkins Coie LLP, located at 1155 Avenue of the Americas, New York, New York 10036, and also virtually at https://www.cstproxy.com/tlgyacquisition/2026, and any adjournments or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side)

2026 Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on March 10, 2026: This notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/tlgyacquisition/2026. YOUR VOTE IS IMPORTANT PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Please mark your votes like this Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of July 21, 2026 (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among TLGY, StablecoinX Assets Inc., a Delaware corporation (“SC Assets”), StablecoinX Inc., a Delaware corporation, (“StablecoinX”), StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of StablecoinX (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of StablecoinX (“Company Merger Sub”), pursuant to which, among other things, (1) SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and (2) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company, and the transactions contemplated thereby, as more fully described in the accompanying proxy statement/prospectus. At the Closing, StablecoinX will have two classes of shares outstanding (1) StablecoinX Class A Common Stock (as defined herein), which will have no voting rights other than as required by applicable law and as provided in the StablecoinX Certificate of Incorporation and which will be listed for trading and will be freely transferable, subject to certain restrictions, and (2) StablecoinX Class B Common Stock (as defined herein), which will have one vote per share and no economic rights. We refer to this proposal as the “Business Combination Proposal”. A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A. FOR AGAINST ABSTAIN Proposal No. 2 — The SPAC Merger Proposal — To consider and vote upon a proposal to approve, by special resolution, assuming the Business Combination Proposal is approved and adopted, the SPAC Merger and the Plan of Merger, as contemplated by the Business Combination Agreement, pursuant to which, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company and each issued and outstanding Class A ordinary share of TLGY, par value $0.0001 per share (“TLGY Class A Ordinary Shares”), will be exchanged for one share of Class A Common Stock, par value $0.0001 per share, of StablecoinX (“StablecoinX Class A Common Stock”). We refer to this proposal as the “SPAC Merger Proposal” and, together with the Business Combination Proposal, the “Condition Precedent Proposals”. A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B; FOR AGAINST ABSTAIN Proposal No. 3 — The Advisory Organizational Documents Proposals — To consider and vote, on a non-binding advisory basis, upon eight separate proposals to approve the following material differences between the Amended and Restated Memorandum and Articles of Association of TLGY (as amended, the “TLGY Organizational Documents”) and the amended and restated certificate of incorporation (the “StablecoinX Charter”) and amended and restated bylaws of StablecoinX (the “StablecoinX Bylaws” and together with the StablecoinX Charter, the “StablecoinX Organizational Documents”), in each case, to be in effect at the Closing, substantially in the forms attached to this proxy statement/ prospectus as Annexes C and D, respectively (we refer to these proposals collectively as the “Advisory Organizational Documents Proposals”): Proposal 3A: changes to the share capital; Proposal 3B: changes to the voting power of the shares of common stock; Proposal 3C: changes related to limiting the ability of stockholders to act by written consent; Proposal 3D: the change from an unclassified classified board of directors to a classified board; Proposal 3E: changes requiring a supermajority vote to amend certain provisions of the StablecoinX Charter; Proposal 3F: changes requiring a supermajority vote to amend the StablecoinX Bylaws; Proposal 3G: changes to the removal of directors; and Proposal 3H: the removal of provisions specific to blank check and special purpose acquisition companies. Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate either of the Mergers or any other transaction contemplated by the Business Combination Agreement or the related agreements. We refer to this proposal as the “Adjournment Proposal”. CONTROL NUMBER Signature Signature, if held jointly Date, 2026 Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.